As filed with the Securities and Exchange Commission on March 25, 2021
No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

TAILWIND ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	85-1288435 (I.R.S. Employer Identification No.)
1545 Courtney Avenue
Los Angeles, CA
Telephone: (646) 432-0610
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Chris Hollod
Chief Executive Officer
1545 Courtney Avenue
Los Angeles, CA 90046
Telephone: (646) 432-0610
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all communications, including communications sent to agent for service, should be sent to:
Christian O. Nagler, Esq. Peter S. Seligson, Esq. Aaron M. Schleicher, Esq. Kirkland & Ellis LLP 601 Lexington Avenue New York, New York 10022 Tel: (212) 446-4800 Fax: (212) 446-4900	Daniel R. Kahan. Esq. Zachary L. Cochran, Esq. Michael S. Hamilton, Esq. King & Spalding LLP 1650 Tysons Boulevard, Suite 400 McLean, VA 22102 Tel: (703) 245-1000 Fax: (703) 245-9900

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective and on completion of the business combination described in the enclosed proxy statement/prospectus.
If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.   ☐
If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐
If applicable, please place an   ☒ in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)   ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)   ☐

CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Class A Common Stock, par value $0.0001 per share	85,500,000	$10.18	$870,390,000	$94,959.55

(1)
Represents the estimated maximum number of shares of the registrant’s Class A common stock to be issued by the registrant to security holders of QOMPLX, Inc. in connection with the transactions described herein. This estimate is based on the sum of (a) approximately 84,000,000 shares of the registrant’s Class A common stock issuable on the consummation of the Business Combination in respect of shares of QOMPLX, Inc. that are outstanding immediately prior to the Business Combination and (b) approximately 1,500,000 shares of the registrant’s Class A common stock that may be issued in respect of certain outstanding vested options to purchase capital stock of QOMPLX, Inc., as described herein.

(2)
Estimated solely for the purpose of calculating the registration fee, based on $10.18, the average of the high and low sales prices of the registrant’s Class A common stock on March 19, 2021 (a date within five (5) business days prior to the date of this registration statement). This calculation is in accordance with Rule 457(c) and Rule 457(f)(1) of the Securities Act of 1933, as amended (the “Securities Act”).

(3)
Calculated pursuant to Rule 457 of the Securities Act by calculating the product of (i) the proposed maximum aggregate offering price and (ii) 0.0001091.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities act of 1933 or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The Information In this proxy statement/prospectus is not complete and may be changed. We may not issue these securities until the registration statement filed with the Securities and Exchange Commission Is effective. The proxy statement/prospectus is not an offer to sell these securities nor a solicitation of an offer to buy these securities in any Jurisdiction where the offer and sale Is not permitted.
PRELIMINARY PROXY STATEMENT/PROSPECTUS
DATED MARCH 25, 2021, SUBJECT TO COMPLETION
Tailwind Acquisition Corp.
Dear Stockholder:
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (“QOMPLX”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”), a copy of which is attached to this proxy statement/prospectus as Annex A.
The Business Combination Agreement provides for, among other things, the following transactions: (i) QOMPLX will change its name to “QOMPLX Operations, Inc.”; (ii) the certificate of incorporation and bylaws of Tailwind will be amended and restated; and (iii) Merger Sub will merge with and into QOMPLX, with QOMPLX as the surviving company in the Business Combination, and after giving effect to such merger, continuing as a wholly owned subsidiary of New QOMPLX (as defined below) (the “Merger”). In addition, in connection with the transactions contemplated by the Business Combination Agreement, Tailwind is expected to change its name to “QOMPLX, Inc.” (“New QOMPLX”) and QOMPLX is expected to consummate each of the acquisitions of Sentar, Inc., an Alabama corporation (“Sentar”), and substantially all assets of RPC Tyche LLP, a limited liability partnership incorporated under the laws of England and Wales (“Tyche”) (such acquisitions, collectively, the “Pipeline Acquisitions” and, together with the other transactions contemplated by the Business Combination Agreement, including the PIPE Financing and the Bridge Financing (each as defined below), the “Business Combination”).
Immediately prior to the effective time of the Business Combination, in accordance with the terms and subject to the conditions of the Business Combination Agreement, outstanding shares of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law (“DCGL”) are properly exercised and not withdrawn) will be exchanged for shares of Class A common stock, par value $0.0001 per share, of New QOMPLX (the “New QOMPLX Common Stock”) and outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied QOMPLX equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes (as defined below) issued pursuant to the Bridge Financing Agreement. Unvested and unexercised QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX as described herein.
This proxy statement/prospectus covers 85,500,000 shares of New QOMPLX Common Stock (including shares issuable upon exercise of vested options to purchase shares of QOMPLX). The number of shares of New QOMPLX Common Stock that this proxy statement/prospectus covers represents the estimated maximum number of shares that may be issued to holders of shares and vested options of QOMPLX in connection with the Business Combination (as more fully described in this proxy statement/prospectus).
Concurrently with the execution of the Business Combination Agreement, Tailwind entered into (i) subscription agreements (the “Subscription Agreements”) with certain investors, including, among others, Cannae Holdings, LLC, a Delaware limited liability company (“Cannae”), and additional third party investors and (ii) a bridge financing agreement (the “Bridge Financing Agreement”, together with the Subscription Agreements, collectively, the “Financing Agreements”) with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business Combination and substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 (the “PIPE Financing”) and (B) Tailwind agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment. Pursuant to the Bridge Financing Agreement, QOMPLX has agreed to issue convertible notes (the “Notes”) to the investors party thereto in an aggregate principal amount of $20,000,000 and Tailwind has agreed to, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, assume the Notes and satisfy and discharge the principal amount and accrued and unpaid interest under each Note as of such time by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable on a Note as of such time.
Subject to the assumptions set forth under “Basis of Presentation and Glossary” in this accompanying proxy statement/prospectus, the total number of shares of New QOMPLX Common Stock expected to be issued in the Business Combination would be approximately 101,687,253, and shareholders of QOMPLX stock as of immediately prior to closing of the Business Combination would hold, in the aggregate, approximately 58.7% of the issued and outstanding shares of New QOMPLX Common Stock immediately following closing of the Business Combination, assuming no shares of Class A common stock, par value $0.0001 per share, of Tailwind (“Class A Common Stock”) are redeemed.
Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE under the symbols “TWND.U,” “TWND” and “TWND WS,” respectively. Following the closing of the Business Combination, New QOMPLX (formerly Tailwind) will continue to have its New QOMPLX Common Stock and public warrants traded under the symbols “           “ and “      WS” respectively. Tailwind warrant holders and those stockholders who do not elect to have their shares redeemed need not deliver their shares of Class A Common Stock or warrant certificates to Tailwind or Tailwind’s transfer agent and they will remain outstanding.
Tailwind will hold a special meeting in lieu of the 2021 annual meeting of stockholders (the “Tailwind Special Meeting”) to consider matters relating to the proposed Business Combination. Tailwind and QOMPLX cannot complete the Business Combination unless Tailwind’s stockholders consent to the approval of the Business Combination Agreement and the transactions contemplated thereby, including the issuance of New QOMPLX Common Stock to be issued as the Business Combination consideration. Tailwind is sending you this proxy statement/prospectus to ask you to vote in favor of these and the other matters described in this proxy statement/prospectus.
The Tailwind Special Meeting will be held on           , 2021, at           Eastern Time, via a virtual meeting. In light of the novel coronavirus disease (referred to as “COVID-19”) pandemic and to support the well-being of Tailwind’s stockholders and partners, the Tailwind Special Meeting will be completely virtual. You may attend the meeting and vote your shares electronically during the meeting via live audio webcast by visiting           . You will need the control number that is printed on your proxy card to enter the Tailwind Special Meeting. Tailwind recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Tailwind Special Meeting starts. Please note that you will not be able to attend the Tailwind Special Meeting in person.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES OF CLASS A COMMON STOCK YOU OWN. To ensure your representation at the Tailwind Special Meeting, please complete and return the enclosed proxy card or submit your proxy by following the instructions contained in this proxy statement/prospectus and on your proxy card. Please submit your proxy promptly whether or not you expect to attend the meeting. Submitting a proxy now will NOT prevent you from being able to vote online at the meeting. If you hold your shares in “street name,” you should instruct your broker, bank or other nominee how to vote in accordance with the voting instruction form you receive from your broker, bank or other nominee.
The Tailwind board of directors has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and recommends that Tailwind stockholders vote “FOR” each of the proposals to be considered at the Tailwind Special Meeting.
This proxy statement/prospectus provides you with detailed information about the proposed Business Combination. It also contains or references information about Tailwind and QOMPLX and certain related matters. You are encouraged to read this proxy statement/prospectus carefully. In particular, you should read the “Risk Factors” section beginning on page 17 for a discussion of the risks you should consider in evaluating the proposed Business Combination and how it will affect you.

If you have any questions regarding the accompanying proxy statement/prospectus, you may contact           , Tailwind’s proxy solicitor, toll-free at           (banks and brokers call           ) or email           at           .
Sincerely,

Chris Hollod
Chief Executive Officer
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of the Business Combination, the issuance of New QOMPLX Common Stock in connection with the Business Combination or the other transactions described in this proxy statement/prospectus, or passed upon the adequacy or accuracy of the disclosure in this proxy statement/prospectus. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated            , 2021, and is first being mailed to stockholders of Tailwind on or about           , 2021.

Tailwind Acquisition Corp.
NOTICE OF THE SPECIAL MEETING IN LIEU OF 2021 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON            , 2021
NOTICE IS HEREBY GIVEN that a special meeting in lieu of the 2021 annual meeting of the stockholders (the “Tailwind Special Meeting”), of Tailwind Acquisition Corp., a Delaware corporation (which is referred to as “Tailwind”) will be held virtually, conducted via live audio webcast at           ,           Eastern Time, on           , 2021. You will need the control number that is printed on your proxy card to enter the Tailwind Special Meeting. Tailwind recommends that you log in at least 15 minutes before the Tailwind Special Meeting to ensure you are logged in when the meeting starts. Please note that you will not be able to attend the Tailwind Special Meeting in person. You are cordially invited to attend the Tailwind Special Meeting for the following purposes:
The Business Combination Proposal — To consider and vote upon a proposal to approve the Business Combination Agreement, dated as of March 1, 2021 (as it may be amended and/or restated from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (“QOMPLX”) and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”) and the transactions contemplated thereby. If the Business Combination Agreement, including the issuance of shares of Class A common stock, par value $0.0001 per share, of Tailwind (“New QOMPLX Common Stock”) as the Business Combination consideration, is approved by Tailwind’s stockholders, and the Business Combination is subsequently completed, among other items, Merger Sub will merge with and into QOMPLX, with QOMPLX surviving the Business Combination as a wholly owned subsidiary of Tailwind (the “Merger”). A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A (Proposal No. 1);
The Charter Proposal — To consider and vote upon a proposal to approve New QOMPLX’s amended and restated certificate of incorporation, to be approved and adopted in connection with the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B ( the “Post-Closing New QOMPLX Certificate of Incorporation”) (Proposal No. 2)
The Governing Documents Proposals — If the Business Combination Proposal and the Charter Proposal are approved, to consider and vote on a non-binding, advisory basis, upon (collectively, the “Governing Documents Proposals”), separate proposals to approve the following amendments to Tailwind’s current amended and restated certificate of incorporation (the “Pre-Closing Tailwind Certificate of Incorporation”) and bylaws (the “Pre-Closing Tailwind Bylaws” and, together with the Pre-Closing Tailwind Certificate of Incorporation, the “Pre-Closing Tailwind Governing Documents” as set forth in the Post-Closing New QOMPLX Certificate of Incorporation) and the proposed amended and restated bylaws of New QOMPLX (the “Post-Closing New QOMPLX Bylaws” and together with the Post-Closing New QOMPLX Certificate of Incorporation, the “Post-Closing New QOMPLX Governing Documents”) that will be in effect upon the closing of the Business Combination (the “Closing”), copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively:
i.
to decrease the number of authorized shares of Tailwind from 551,000,000 to 501,000,000 (Proposal No. 3);

ii.
to eliminate the classification of Tailwind’s Class B common stock, par value $0.0001 per share (the “Class B Common Stock”) (Proposal No. 4);

iii.
to provide that the number of authorized shares of common stock or preferred stock may be increased or decreased by the affirmative vote of the holders of at least a majority of the voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the Delaware General Corporation Law (“DGCL”) (Proposal No. 5);

iv.
to remove the provisions regarding the doctrine of corporate opportunity from the Post-Closing New QOMPLX Certificate of Incorporation (Proposal No. 6);

v.
to provide that the vote of two-thirds of the voting power of the stock outstanding and entitled to vote thereon, voting together as a single class, shall be required to adopt, amend or repeal any portion of Post-Closing New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of the Post-Closing New QOMPLX Certificate of Incorporation. (Proposal No. 7); and

The NYSE Proposal — If the Business Combination Proposal and Charter Proposal are approved, to consider and vote upon a proposal to approve, for purposes of complying with applicable listing rules of the New York Stock Exchange (the “NYSE”), the issuance of shares of New QOMPLX Common Stock (Proposal No. 8);
The Incentive Plan Proposal — If the Business Combination Proposal, Charter Proposal, and NYSE Proposal are approved, to consider and vote upon a proposal to approve and adopt the 2021 QOMPLX, Inc. incentive equity plan (the “2021 Incentive Plan”) (Proposal No. 9); and
The Adjournment Proposal — To consider and vote upon a proposal to adjourn the Tailwind Special Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies if, based upon the tabulated vote at the time of the Tailwind Special Meeting, there are not sufficient votes to approve any of the Business Combination Proposal, the Charter Proposal, the NYSE Proposal or the Incentive Plan Proposal, or holders of Tailwind’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that Tailwind would have less than $5,000,001 of net tangible assets (Proposal No. 10).
Only holders of record of Class A Common Stock and Class B Common Stock (each as defined herein) at the close of business on           , 2021 are entitled to notice of the Tailwind Special Meeting and to vote at the Tailwind Special Meeting and any adjournments or postponements of the Tailwind Special Meeting. A complete list of Tailwind stockholders of record entitled to vote at the Tailwind Special Meeting will be available for ten (10) days before the Tailwind Special Meeting at the principal executive offices of Tailwind for inspection by stockholders during ordinary business hours for any purpose germane to the Tailwind Special Meeting. The eligible Tailwind stockholder list will also be available at that time on the Tailwind Special Meeting website for examination by any stockholder attending the Tailwind Special Meeting live audio webcast.
Pursuant to Tailwind’s Pre-Closing Certificate of Incorporation, Tailwind will provide holders (“public stockholders”) of its Class A Common Stock, par value $0.0001 per share (“Class A Common Stock” and, together with the Class B Common Stock, the “Tailwind Shares”) with the opportunity to redeem their shares of Class A Common Stock for cash equal to their pro rata share of the aggregate amount on deposit in the trust account (the “Trust Account”), which holds the proceeds of Tailwind’s initial public offering (the “IPO”) as of two (2) business days prior to the consummation of the transactions contemplated by the Business Combination Proposal (including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay taxes) upon the closing of the transactions contemplated by the Business Combination Agreement. For illustrative purposes, based on funds in the Trust Account of approximately $      million on           , 2021, the estimated per share redemption price would have been approximately $      , excluding additional interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay taxes. Public stockholders may elect to redeem their shares even if they vote for the Business Combination Proposal. A public stockholder, together with any of his, her or its affiliates or any other person with whom he, she or it is acting in concert or as a “group” (as defined in Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to more than an aggregate of 15% of the Class A Common Stock. Tailwind Sponsor LLC, a Delaware limited liability company (the “Sponsor”), and Tailwind’s officers and directors have agreed to waive their redemption rights in connection with the consummation of the Business Combination with respect to any shares of Class A Common Stock they may hold. Currently, the Sponsor owns approximately 8,355,393 shares of Class B Common Stock. The Sponsor and Tailwind’s directors and officers have agreed to vote any shares of common stock owned by them in favor of the Business Combination Proposal. Additionally, QOMPLX stockholders representing at least 75% of the outstanding voting power, including certain of QOMPLX’s directors and officers have entered into support agreements to vote in favor of the Business Combination.

Approval of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal and the Incentive Plan Proposal require the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present. Approval of the Charter Proposal and Governing Documents Proposals 3 and 4 also requires the affirmative vote of a majority of the shares of Class B Common Stock outstanding, voting as a separate class. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class, regardless of whether a quorum is present. The Tailwind board of directors has already approved each of the proposals.
As of           , 2021, there was approximately $      million in the Trust Account, which Tailwind intends to use for the purposes of consummating a business combination within the time period described in this proxy statement/prospectus and to pay approximately $11,697,550 in deferred underwriting commissions to the underwriters of Tailwind’s IPO. Each redemption of Class A Common Stock by its public stockholders will decrease the amount in the Trust Account. Tailwind will not consummate the Business Combination if the redemption of Class A Common Stock would result in Tailwind’s failure to have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) (or any successor rule).
If Tailwind stockholders fail to approve the Business Combination Proposal, the NYSE Proposal, the Charter Proposal or the Incentive Plan Proposal, the Business Combination will not occur. The proxy statement/prospectus accompanying this notice explains the Business Combination Agreement and the transactions contemplated thereby, as well as the proposals to be considered at the Tailwind Special Meeting. Please review the proxy statement/prospectus carefully.
Your vote is very important, regardless of the number of Tailwind Shares you own. Whether or not you plan to attend the Tailwind Special Meeting, please complete, sign, date and mail the enclosed proxy card in the postage-paid envelope provided at your earliest convenience. You may also submit a proxy by telephone or via the Internet by following the instructions printed on your proxy card. If you hold your shares through a broker, bank or other nominee, you should direct the vote of your shares in accordance with the voting instruction form received from your broker, bank or other nominee.
The Tailwind board of directors has unanimously approved the Business Combination Agreement and the transactions contemplated thereby and recommends that you vote “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” the Governing Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Incentive Plan Proposal and, if required, “FOR” the Adjournment Proposal.
If you have any questions or need assistance with voting, please contact            , Tailwind’s proxy solicitor, toll-free at            (banks and brokers call        ) or email       at       .
If you plan to attend the Tailwind Special Meeting and are a beneficial investor who owns your investments through a bank, broker, or other nominee you will need to contact Continental Stock Transfer & Trust Company (“CST”) to receive a control number. Please read carefully the sections in the proxy statement/prospectus regarding attending and voting at the Tailwind Special Meeting to ensure that you comply with these requirements.
BY ORDER OF THE BOARD OF DIRECTORS

Philip Krim
Chairman of the Board
NEITHER THE U.S. SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORY AGENCY HAS APPROVED OR DISAPPROVED THE TRANSACTIONS DESCRIBED IN THIS PROXY STATEMENT/PROSPECTUS OR ANY OF THE SECURITIES TO BE ISSUED IN THE BUSINESS COMBINATION, PASSED UPON THE MERITS OR FAIRNESS OF THE BUSINESS COMBINATION OR RELATED TRANSACTIONS OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE DISCLOSURE IN THIS PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY CONSTITUTES A CRIMINAL OFFENSE.

i

BASIS OF PRESENTATION AND GLOSSARY
As used in this proxy statement/prospectus, unless otherwise noted or the context otherwise requires, references to:
•
“2021 Incentive Plan” are to the 2021 QOMPLX, Inc. Incentive Equity Plan, to be adopted in connection with the Business Combination, a form of which is attached hereto as Annex D;

•
“Aggregate Transaction Proceeds” are to the aggregate cash proceeds from Tailwind’s Trust Account, together with the proceeds from the PIPE Financing and the Bridge Financing, after deducting any amounts paid to Tailwind stockholders that exercise their redemption rights in connection with the Business Combination and the aggregate cash purchase price payable by QOMPLX upon the closing of the Pipeline Acquisitions;

•
“Bridge Financing” are to the transactions contemplated by the Bridge Financing Agreement, pursuant to which (i) QOMPLX has agreed to issue Notes to the investors party thereto in an aggregate principal amount of $20,000,000 and (ii) Tailwind has agreed to assume such Notes and satisfy and discharge the principal amount and accrued and unpaid interest under such notes in connection with the Business Combination by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable thereon;

•
“Bridge Financing Agreement” are to that certain Bridge Financing Agreement by and among QOMPLX, Cannae and certain other stockholders of QOMPLX;

•
“Bridge Investors” are to those investors participating in the Bridge Financing including Cannae and certain other stockholders of QOMPLX;

•
“Business Combination” are to the Merger and the other transactions contemplated by the Business Combination Agreement, collectively, including the PIPE Financing, the Bridge Financing, and the Pipeline Acquisitions;

•
“Business Combination Agreement” are to that certain Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time), by and among Tailwind, Merger Sub, QOMPLX, and the QOMPLX Stockholder Representative, a copy of which is attached to this proxy statement/prospectus as Annex A;

•
“Cannae” are to Cannae Holdings, LLC, a Delaware limited liability company;

•
“Class A Common Stock” are to the 33,421,570 shares of Class A common stock, par value $0.0001 per share, of Tailwind outstanding as of the date of this proxy statement/prospectus that were issued in Tailwind’s initial public offering;

•
“Class B Common Stock” or “Founder Shares” are to the 8,355,393 shares of Class B common stock, par value $0.0001 per share, of Tailwind outstanding as of the date of this proxy statement/prospectus that were initially issued to the Sponsor in a private placement prior to Tailwind’s initial public offering, and which will automatically convert, on a one-for-one basis, into shares of New QOMPLX Common Stock in connection with the Business Combination;

•
“Closing” are to closing of the Business Combination;

•
“CST” are to Continental Stock Transfer & Trust Company;

•
“DGCL” are to the Delaware General Corporation Law;

•
“FASB” are to the Financial Accounting Standards Board;

•
“Financing Agreements” are to the Subscription Agreements and the Bridge Financing Agreement;

•
“GAAP” are to generally accepted accounting principles in the United States;

•
“Insiders” are to Philip Krim, Chris Hollod, Matthew Eby, Alan Sheriff, Wisdom Lu, Neha Parikh and Will Quist, each of whom is a member of Tailwind’s board of directors and/or management;

•
“Investor Rights Agreement” are to that certain Investor Rights Agreement entered into concurrently with the execution of the Business Combination Agreement, by Tailwind, the Sponsor and certain QOMPLX stockholders;

•
“IPO” are to Tailwind’s initial public offering, which was consummated on September 9, 2020;

•
“Letter Agreement” are to that certain letter agreement, dated as of September 3, 2020, by and among Tailwind, Sponsor and the certain insiders, which included certain lock-up restrictions on securities held by the Sponsor and insiders;

•
“Merger” are to the merger of Merger Sub with and into QOMPLX, with QOMPLX as the surviving company in the Business Combination, and after giving effect to such Merger, continuing as a wholly owned subsidiary of New QOMPLX;

•
“Merger Sub” are to Compass Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Tailwind prior to consummation of the Business Combination;

•
“New QOMPLX” are to QOMPLX, Inc. (formerly Tailwind) after giving effect to the Business Combination;

•
“New QOMPLX Common Stock” are to shares of Class A common stock, par value $0.0001 per share, of New QOMPLX;

•
“Notes” are to the convertible notes issued pursuant to the Bridge Financing Agreement;

•
“NYSE” are to the New York Stock Exchange;

•
“Pipeline Acquisitions” are to the acquisitions by QOMPLX of Sentar and substantially all of the assets of Tyche, each of which will occur substantially concurrently with the completion of the Business Combination;

•
“PIPE Financing” are to the transactions contemplated by the Subscription Agreements, pursuant to which (i) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 and (ii) Tailwind agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment;

•
“PIPE Investors” are to those investors participating in the PIPE Financing;

•
“Pre-Closing Tailwind Bylaws” are to Tailwind’s Amended and Restated Bylaws, as in effect immediately prior to the Business Combination;

•
“Pre-Closing Tailwind Certificate of Incorporation” are to Tailwind’s Amended and Restated Certificate of Incorporation, as in effect immediately prior to the Business Combination;

•
“Pre-Closing Tailwind Governing Documents” are to the Pre-Closing Tailwind Certificate of Incorporation and the Pre-Closing Tailwind Bylaws;

•
“Post-Closing New QOMPLX Bylaws” are to New QOMPLX’s Amended and Restated Bylaws, to be approved and adopted in connection with the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex C;

•
“Post-Closing New QOMPLX Certificate of Incorporation” are to New QOMPLX’s Second Amended and Restated Certificate of Incorporation, to be approved and adopted in connection with the Business Combination, a form of which is attached to this proxy statement/prospectus as Annex B;

•
“Post-Closing New QOMPLX Governing Documents” are to Post-Closing New QOMPLX Certificate of Incorporation and Post-Closing New QOMPLX Bylaws;

•
“Public Stockholders” or “public stockholders” are to holders of Tailwind’s public shares, whether acquired in Tailwind’s initial public offering or acquired in the secondary market;

•
“Private Placement Warrants” are to the 9,700,000 warrants of Tailwind purchased by the Sponsor simultaneously with the closing of the IPO, at a price of $1.00 per Private Placement Warrant, or

$9,700,000 in the aggregate, each Private Placement Warrant being exercisable to purchase one share of Class A Common Stock at an exercise price of $11.50 per share, subject to adjustment;
•
“Public Warrants” are to the 16,710,785 whole warrants of Tailwind sold in the IPO as part of the units;

•
“QOMPLX” are to QOMPLX, Inc., a Delaware corporation, prior to the Business Combination;

•
“QOMPLX Stockholder Representative” are to Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX;

•
“SEC” are to the United States Securities and Exchange Commission;

•
“Sentar” are to Sentar, Inc., an Alabama corporation, which will be acquired by QOMPLX substantially concurrently with the completion of the Business Combination;

•
“Sponsor” are to Tailwind Sponsor LLC, a Delaware limited liability company;

•
“Sponsor Letter Agreement” are to the sponsor letter agreement between Tailwind, Sponsor, QOMPLX and the Insiders, pursuant to which, among other things, Sponsor agreed to: (i) vote in favor of each of the transaction proposals to be voted upon at the Tailwind Special Meeting; (ii) waive any adjustment to the conversion ratio set forth in the governing documents of Tailwind or any other anti-dilution or similar protection with respect to Tailwind (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); and (iii) subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Business Combination, transfer, surrender and forfeit to Tailwind 835,539 shares of Class B Common Stock, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;

•
“Subscription Agreements” are to the subscription agreements entered into by Tailwind and each of the investors in the PIPE Financing;

•
“Tailwind” are to Tailwind Acquisition Corp., a Delaware corporation, prior to completion of the Business Combination;

•
“Tailwind Shares” are to the Class A Common Stock and the Class B Common Stock, collectively;

•
“Tailwind Special Meeting” are to Tailwind’s special meeting in lieu of the 2021 annual meeting of stockholders to consider matters relating to the proposed Business Combination;

•
“Transaction Support Agreement” are to support agreements between certain stockholders of QOMPLX, Tailwind and QOMPLX, pursuant to which such stockholders of QOMPLX have agreed to, among other things, (i) support and vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), and (ii) be bound by certain other covenants and agreements related to the Business Combination, including a restriction on certain transfers with respect to his, her or its shares in QOMPLX substantially concurrently with the Business Combination;

•
“Trust Account” are to the trust account established at the consummation of Tailwind’s IPO that holds the proceeds of the initial public offering and is maintained by CST, acting as trustee; and

•
“Tyche” are to RPC Tyche LLP, a limited liability partnership incorporated under the laws of England and Wales, substantially all of the assets of which will be acquired by QOMPLX substantially concurrently with the completion of the Business Combination.

Unless otherwise specified, the share calculations and ownership percentages set forth in this proxy statement/prospectus with respect to New QOMPLX’s stockholders immediately following the Business Combination are for illustrative purposes only and assume the following:
(i)
the Business Combination is completed on May 15, 2021;

(ii)
in connection with completion of the Business Combination, Tailwind Sponsor surrenders and forfeits to Tailwind 835,539 shares of Class B Common Stock for no consideration;

v

(iii)
in connection with completion of the Business Combination, 83,654,471 shares of New QOMPLX Common Stock are issued to the holders of shares of common stock and preferred stock of QOMPLX in exchange for such shares, which would be the number of shares of New QOMPLX Common Stock issued to these holders if the closing of the Business Combination were to occur on May 15, 2021;

(iv)
in connection with completion of the Business Combination, 16,835,539 shares of New QOMPLX Common Stock are issued to investors in the PIPE Financing, which includes 835,539 shares of New QOMPLX Common Stock issued to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment;

(v)
in connection with completion of the Business Combination, 2,030,822 shares of New QOMPLX Common Stock are issued in satisfaction and discharge of the outstanding principal and accrued and unpaid interest under the Notes issued in the Bridge Financing, which would be the number of shares of New QOMPLX Common Stock issued in such satisfaction and discharge if the closing of the Business Combination were to occur on May 15, 2021;

(vi)
none of the 789,351 currently issued and outstanding vested QOMPLX options will have been exercised prior to completion of the Business Combination;

(vii)
none of the 953,632 currently issued and outstanding unvested QOMPLX options will have vested prior to completion of the Business Combination;

(viii)
none of the currently issued and outstanding Private Placement Warrants will have been exercised on or before May 15, 2021;

(ix)
none of the currently issued and outstanding Public Warrants will have been exercised on or before May 15, 2021; and

(x)
13,469,121 shares of Class A Common Stock represents the maximum number of shares of Class A Common Stock that can be redeemed by Tailwind’s public stockholders in connection with the Business Combination such that the Aggregate Transaction Proceeds equal no less than $200,000,000, and is based upon (a) an assumed balance in the Trust Account on May 15, 2021 of $334,321,131 (which is the balance as of December 31, 2020); (ii) receipt of $180,000,000 in proceeds from the PIPE Financing and the Bridge Financing; and (iii) an aggregate cash purchase price payable by QOMPLX upon the closing of the Pipeline Acquisitions of $179,629,918 (calculated in accordance with the Business Combination Agreement).

If the actual facts are different than these assumptions, the ownership percentages in New QOMPLX will be different. In particular, the number of shares of New QOMPLX Common Stock issued to the holders of shares of common stock and preferred stock of QOMPLX upon consummation of the Business Combination will fluctuate based on the number of shares underlying vested QOMPLX options (and the exercise price of such options), at the closing of the Business Combination. Vested QOMPLX options are taken into account for purposes of allocating the implied $850,000,000 fixed pre-transaction equity value of QOMPLX among the holders of shares and equity awards of QOMPLX, with the value allocable to such options being determined based on the treasury stock method.
Beneficial ownership throughout this proxy statement/prospectus with respect to New QOMPLX’s stockholders is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within sixty (60) days of such disclosure.

QUESTIONS AND ANSWERS
The following are answers to certain questions that you, as a stockholder of Tailwind, may have regarding the Business Combination and the stockholder meeting. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you in determining how to vote. Additional important information is also contained in the annexes to this proxy statement/prospectus.
QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION
Q:
WHAT IS THE BUSINESS COMBINATION?

A:
Tailwind, Merger Sub, and QOMPLX have entered into a Business Combination Agreement, dated as of March 1, 2021, pursuant to which, among other items: (i) QOMPLX will change its name to “QOMPLX Operations, Inc.”; (ii) the Pre-Closing Tailwind Governing Documents will be amended and restated; (iii) Merger Sub will merge with and into QOMPLX, with QOMPLX as the surviving company in the Business Combination, and after giving effect to such Merger, continuing as a wholly owned subsidiary of New QOMPLX; and (iv) in connection with the aforementioned transactions and the other transactions contemplated by the Business Combination Agreement, the PIPE Financing, the Bridge Financing and the Pipeline Acquisition will be completed. In addition, Tailwind is expected to change its name to “QOMPLX, Inc.”

Tailwind will hold the Tailwind Special Meeting in lieu of the 2021 annual meeting of stockholders to consider matters relating to the proposed Business Combination. See “The Business Combination Agreement.” In addition, a copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A. We urge you to carefully read this proxy statement/prospectus and the Business Combination Agreement in their entirety. Tailwind and QOMPLX cannot complete the Business Combination unless Tailwind’s stockholders approve the Business Combination Agreement and the transactions contemplated thereby. Tailwind is sending you this proxy statement/prospectus to ask you to vote in favor of these and the other matters described in this proxy statement/prospectus.
Q:
WHY AM I RECEIVING THIS DOCUMENT?

A:
Tailwind is sending this proxy statement/prospectus to its stockholders to help them decide how to vote their Tailwind Shares with respect to the matters to be considered at the Tailwind Special Meeting.

The Business Combination cannot be completed unless Tailwind’s stockholders approve the Business Combination Proposal, the Charter Proposal, the NYSE Proposal and the Incentive Plan Proposal, each as set forth in this proxy statement/prospectus. Information about the Tailwind Special Meeting, the Business Combination and the other business to be considered by stockholders at the Tailwind Special Meeting is contained in this proxy statement/prospectus.
This document constitutes a proxy statement of Tailwind and a prospectus of Tailwind. It is a proxy statement because the board of directors of Tailwind is soliciting proxies using this proxy statement/prospectus from its stockholders. It is a prospectus because Tailwind, in connection with the Merger, is offering shares of New QOMPLX Common Stock in exchange for the outstanding shares of QOMPLX common stock and preferred stock. See “The Business Combination Agreement — Merger Consideration.”
Q:
WHAT WILL HAPPEN TO TAILWIND’S SECURITIES UPON CONSUMMATION OF THE BUSINESS COMBINATION?

A:
Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE under the symbols “TWND.U,” “TWND” and “TWND WS,” respectively. Following the closing of the Business Combination, New QOMPLX (formerly Tailwind) will continue to have its New QOMPLX Common Stock and public warrants traded under the symbols “           ” and “      WS” respectively. Tailwind warrant holders and those stockholders who do not elect to have their shares redeemed need not deliver their shares of Class A Common Stock or warrant certificates to Tailwind or Tailwind’s transfer agent and they will remain outstanding.

Q:
WHAT WILL QOMPLX STOCKHOLDERS RECEIVE IN THE BUSINESS COMBINATION?

A:
Immediately prior to the effective time of the Merger, in accordance with the terms and subject to the conditions of the Business Combination Agreement, outstanding shares of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be exchanged for shares of New QOMPLX Common Stock and outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied QOMPLX equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes issued under the Bridge Financing Agreement. Unvested QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX as described herein.

Q:
WHEN WILL THE BUSINESS COMBINATION BE COMPLETED?

A:
The parties currently expect that the Business Combination will be completed during the second quarter of 2021. However, Tailwind cannot assure you of when or if the Business Combination will be completed, and it is possible that factors outside of the control of Tailwind could result in the Business Combination being completed at a different time or not at all. Tailwind must first obtain the approval of Tailwind stockholders for each of the proposals set forth in this proxy statement/prospectus (other than the Adjournment Proposal). See “The Business Combination Agreement — Conditions to the Business Combination.”

QUESTIONS AND ANSWERS ABOUT THE TAILWIND SPECIAL MEETING
Q:
WHAT AM I BEING ASKED TO VOTE ON AND WHY IS THIS APPROVAL NECESSARY?

A:
Tailwind stockholders are being asked to vote on the following proposals:

(1)
the Business Combination Proposal;

(2)
the Charter Proposal;

(3)
the Governing Documents Proposals;

(4)
the NYSE Proposal;

(5)
the Incentive Plan Proposal; and

(6)
the Adjournment Proposal.

The Business Combination will not occur unless Tailwind stockholders approve each of the proposals specified in this proxy statement/prospectus, other than the Governing Documents Proposals and the Adjournment Proposal.
Q:
WHY IS TAILWIND PROPOSING THE BUSINESS COMBINATION?

A:
Tailwind was organized to effect a merger, capital stock exchange, asset acquisition, share purchase, reorganization or other similar business combination with one or more businesses.

On September 9, 2020, Tailwind completed its IPO, generating gross proceeds of $334,215,700, which were placed in the Trust Account. Since Tailwind’s IPO, Tailwind’s activity has been limited to the evaluation of business combination candidates.
Based on its due diligence investigations of QOMPLX and the industry in which it operates, including the financial and other information provided by QOMPLX in the course of their negotiations in connection with the Business Combination Agreement, Tailwind believes that QOMPLX aligns well with the objectives laid out in its investment thesis. As a result, Tailwind believes that a business combination with QOMPLX will provide Tailwind stockholders with an opportunity to participate in the ownership of a publicly-listed company with significant growth potential at an attractive valuation. See “The Merger — Recommendation of the Tailwind Board of Directors and Reasons for the Business Combination.”
Q:
DID THE TAILWIND BOARD OBTAIN A THIRD-PARTY VALUATION OR FAIRNESS OPINION IN DETERMINING WHETHER OR NOT TO PROCEED WITH THE BUSINESS COMBINATION?

A:
Tailwind’s board of directors did not obtain a third-party valuation or fairness opinion in connection with their determination to approve the Business Combination. Tailwind’s officers, directors and advisors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and concluded that their experience and backgrounds, together with the experience and sector expertise of Tailwind’s financial advisors, enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, Tailwind’s officers, directors and advisors have substantial experience with mergers and acquisitions. Accordingly, investors will be relying solely on the judgment of Tailwind’s board of directors and advisors in valuing QOMPLX’s business.

Q:
DO I HAVE REDEMPTION RIGHTS?

A:
If you are a holder of Class A Common Stock, you have the right to demand that Tailwind redeem such shares for a pro rata portion of the cash held in the Trust Account, which holds the proceeds of Tailwind’s IPO, as of two (2) business days prior to the consummation of the transactions contemplated by the Business Combination Proposal (including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay taxes) upon the closing of the transactions contemplated by the Business Combination Agreement.

Notwithstanding the foregoing, a holder of Class A Common Stock, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption with respect to more than 15% of the Class A Common Stock. Accordingly, no shares of Class A Common Stock in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will be redeemed.
Holders of the outstanding public warrants of Tailwind do not have redemption rights with respect to such warrants in connection with the transactions contemplated by the Business Combination Proposal.
Under the Pre-Closing Tailwind Certificate of Incorporation, the Business Combination may be consummated only if Tailwind has at least $5,000,001 of net tangible assets after giving effect to all holders of Class A Common Stock that properly demand redemption of their shares for cash.
Q:
WILL HOW I VOTE AFFECT MY ABILITY TO EXERCISE REDEMPTION RIGHTS?

A:
No. You may exercise your redemption rights whether you vote your shares of Class A Common Stock for or against, or whether you abstain from voting on, the Business Combination Proposal or any other proposal described in this proxy statement/prospectus. As a result, the Business Combination Proposal can be approved by stockholders who will redeem their Class A Common Stock and no longer remain stockholders and the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. With fewer shares of Class A Common Stock and public stockholders, the trading market for Class A Common Stock may be less liquid than the market for Class A Common Stock prior to the Business Combination and Tailwind may not be able to meet the listing standards of a national securities exchange. In addition, with fewer funds available from the Trust Account, the capital infusion from the Trust Account into QOMPLX’s business will be reduced and the amount of working capital available to New QOMPLX following the Business Combination may be reduced. Your decision to exercise your redemption rights with respect to shares of Class A Common Stock will have no effect on public warrants of Tailwind you may also hold.

Q:
HOW DO I EXERCISE MY REDEMPTION RIGHTS?

A:
If you are a holder of Class A Common Stock and wish to exercise your redemption rights, you must demand that Tailwind redeem your shares for cash no later than the second business day preceding the vote on the Business Combination Proposal by delivering your stock to Tailwind’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the Tailwind Special Meeting. Any holder of Class A Common Stock will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was approximately $      million, or $      per share, as of      , 2021). Such amount, including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay its taxes, will be paid promptly upon consummation of the Business Combination. However, under Delaware law, the proceeds held in the Trust Account could be subject to claims that could take priority over those of Tailwind’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the Business Combination Proposal. Therefore, the per share distribution from the Trust Account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Business Combination Proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of Class A Common Stock, may be withdrawn at any time up to the time the vote is taken with respect to the Business Combination Proposal at the Tailwind Special Meeting. If you deliver your shares for redemption to Tailwind’s transfer agent and later decide prior to the Tailwind Special Meeting not to elect redemption, you may request that Tailwind’s transfer agent return the shares (physically or electronically).
Any corrected or changed proxy card or written demand of redemption rights must be received by Tailwind’s transfer agent prior to the vote taken on the Business Combination Proposal at the Tailwind Special Meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the Tailwind Special Meeting.
If a holder of Class A Common Stock properly makes a request for redemption and the shares of Class A Common Stock are delivered as described to Tailwind’s transfer agent as described herein, then, if the Business Combination is consummated, Tailwind will redeem these shares for a pro rata portion of funds deposited in the Trust Account. If you exercise your redemption rights, then you will be exchanging your shares of Class A Common Stock for cash.
For a discussion of the material U.S. federal income tax considerations for holders of Class A Common Stock with respect to the exercise of these redemption rights, see “Material U.S. Federal Income Tax Consequences — Tax Consequences of a Redemption of Tailwind Public Shares.”
Q:
WHAT HAPPENS TO THE FUNDS DEPOSITED IN THE TRUST ACCOUNT AFTER CONSUMMATION OF THE BUSINESS COMBINATION?

A:
The net proceeds of Tailwind’s IPO, together with funds raised from the private sale of warrants simultaneously with the consummation of Tailwind’s IPO, were placed in the Trust Account immediately following Tailwind’s IPO. After consummation of the Business Combination, the funds in the Trust Account will be used to pay holders of the Class A Common Stock who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $11,697,550 as deferred underwriting commissions related to Tailwind’s IPO) and for QOMPLX’s working capital and general corporate purposes, which may include future strategic transactions.

Q:
WHAT HAPPENS IF THE BUSINESS COMBINATION IS NOT CONSUMMATED?

A:
If Tailwind does not complete the Business Combination with QOMPLX for any reason, Tailwind would search for another target business with which to complete a business combination. If Tailwind does not complete the Business Combination with QOMPLX or another target business by September 9, 2022, Tailwind must redeem 100% of the outstanding shares of Class A Common Stock, at a per

x

share price, payable in cash, equal to the amount then held in the Trust Account divided by the number of outstanding shares of Class A Common Stock. The Sponsor has no redemption rights in the event a business combination is not effected in the required time period and, accordingly, its shares of Class B Common Stock will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Tailwind’s outstanding warrants. Accordingly, such warrants will expire worthless.
Q:
HOW DOES THE SPONSOR INTEND TO VOTE ON THE PROPOSALS?

A:
The Sponsor owns of record and is entitled to vote an aggregate of approximately 20% of the outstanding Tailwind Shares. The Sponsor has agreed to vote any shares of Class Common B Stock and any shares of Class A Common Stock held by it as of the Tailwind record date, in favor of the proposals.

Q:
WHAT CONSTITUTES A QUORUM AT THE TAILWIND SPECIAL MEETING?

A:
A majority of the voting power of the issued and outstanding Tailwind Shares entitled to vote at the Tailwind Special Meeting as of the Tailwind record date must be present virtually or by proxy, at the Tailwind Special Meeting to constitute a quorum and in order to conduct business at the Tailwind Special Meeting. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. The holders of the Class Common B Stock, who currently own approximately 20% of the issued and outstanding shares of Class A Common Stock, will count towards this quorum. In the absence of a quorum, the chairman of the Tailwind Special Meeting has power to adjourn the Tailwind Special Meeting.

As of the Tailwind record date, 20,888,482 Tailwind Shares would be required to achieve a quorum.
Q:
WHAT VOTE IS REQUIRED TO APPROVE EACH PROPOSAL AT THE TAILWIND SPECIAL MEETING?

A:
The Business Combination Proposal:   The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present, is required to approve the Business Combination Proposal. Tailwind stockholders must approve the Business Combination Proposal in order for the Business Combination to occur.

The Charter Proposal:   Approval of the Charter Proposal requires an affirmative vote of a majority of the votes cast by holders of common stock and the affirmative vote by the holders of a majority of the shares of Class B Common Stock outstanding, voting as a separate class. The Business Combination is conditioned upon the approval of the Charter Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Charter Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Charter Proposal will not be effected.
The Governing Documents Proposals:   Approval of the Governing Documents Proposals require an affirmative vote of a majority of the votes cast by holders of common stock, and, for Governing Documents Proposals 3 and 4, the affirmative vote by the holders of a majority of the shares of Class B Common Stock outstanding, voting as a separate class. The approval of the Governing Documents Proposals are advisory and the Business Combination does NOT depend on their approval. Notwithstanding the approval of the Governing Documents Proposals, if the Business Combination is not consummated for any reason, the actions contemplated by the Governing Documents Proposals will not be effected.
The NYSE Proposal:   The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present, is required to approve the NYSE Proposal. The Business Combination is conditioned upon the approval of the NYSE Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the NYSE Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the NYSE Proposal will not be effected.

The Incentive Plan Proposal:   The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present, is required to approve the Incentive Plan Proposal. The Business Combination is conditioned upon the approval of the Incentive Plan Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Incentive Plan Proposal will not be effected.
The Adjournment Proposal:   The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class, regardless of whether a quorum is present, is required to approve the Adjournment Proposal. The Business Combination is not conditioned upon the approval of the Adjournment Proposal.
Q:
DO ANY OF TAILWIND’S DIRECTORS OR OFFICERS HAVE INTERESTS IN THE BUSINESS COMBINATION THAT MAY DIFFER FROM OR BE IN ADDITION TO THE INTERESTS OF TAILWIND STOCKHOLDERS?

A:
Tailwind’s executive officers and certain non-employee directors may have interests in the Business Combination that may be different from, or in addition to, the interests of Tailwind stockholders generally. The Tailwind board of directors was aware of and considered these interests to the extent such interests existed at the time, among other matters, in approving the Business Combination Agreement and in recommending that the Business Combination Agreement and the transactions contemplated thereby be approved by the stockholders of Tailwind. See “The Business Combination — Interests of Tailwind’s Directors and Officers in the Business Combination.”

Q:
WHAT DO I NEED TO DO NOW?

A:
After carefully reading and considering the information contained in this proxy statement/prospectus, please submit your proxies as soon as possible so that your shares will be represented at the Tailwind Special Meeting. Please follow the instructions set forth on the proxy card or on the voting instruction form provided by your broker, bank or other nominee if your shares are held in the name of your broker, bank or other nominee.

Q:
HOW DO I VOTE?

A:
If you are a stockholder of record of Tailwind as of     , 2021, the Tailwind record date, you may submit your proxy before the Tailwind Special Meeting in any of the following ways, if available:

•
use the toll-free number shown on your proxy card;

•
visit the website shown on your proxy card to vote via the Internet; or

•
complete, sign, date and return the enclosed proxy card in the enclosed postage-paid envelope.

Stockholders who choose to participate in the Tailwind Special Meeting can vote their shares electronically during the meeting via live audio webcast by visiting www.      . You will need the control number that is printed on your proxy card to enter the Tailwind Special Meeting. Tailwind recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the Tailwind Special Meeting starts.
If your shares are held in “street name” through a broker, bank or other nominee, your broker, bank or other nominee will send you separate instructions describing the procedure for voting your shares. “Street name” stockholders who wish to vote at the Tailwind Special Meeting will need to obtain a proxy form from their broker, bank or other nominee.
Q:
WHEN AND WHERE IS THE TAILWIND SPECIAL MEETING?

A:
The Tailwind Special Meeting of stockholders will be held on      , 2021, unless postponed or adjourned to a later date. In light of the novel coronavirus disease (referred to as “COVID-19”) pandemic and to support the well-being of Tailwind’s stockholders and partners, the Tailwind Special Meeting will be completely virtual. All Tailwind stockholders as of the Tailwind record date, or their duly appointed proxies, may attend the Tailwind Special Meeting. Registration will begin at      Eastern Time.
Q:
HOW CAN TAILWIND’S STOCKHOLDERS ATTEND THE SPECIAL MEETING?

A:
As a registered stockholder, you received a Notice and Access instruction form or proxy card from CST. Both forms contain instructions on how to attend the virtual Tailwind Special Meeting including the URL address, along with your control number. You will need your control number for access. If you do not have your control number, contact CST at the phone number or e-mail address below. CST’s contact information is as follows:      , or email      .

You can pre-register to attend the virtual Tailwind Special Meeting three days prior to the meeting date starting           , 2021 at           Eastern Time. Enter the URL address into your browser      , enter your control number, name and email address. Once you pre-register you can vote or enter questions in the chat box. At the start of the meeting you will need to re-log in using your control number and will also be prompted to enter your control number if you vote during the meeting. Tailwind recommends that you log in at least 15 minutes before the meeting to ensure you are logged in when the special meeting in lieu of the 2021 annual meeting starts.
Beneficial investors, who own their investments through a bank or broker, will need to contact CST to receive a control number. If you plan to vote at the Tailwind Special Meeting you will need to have a legal proxy from your bank, broker, or other nominee or if you would like to join and not vote CST will issue you a guest control number with proof of ownership. Either way you must contact CST for specific instructions on how to receive the control number. We can be contacted at the number or email address above. Please allow up to 72 hours prior to the meeting for processing your control number.
If you do not have internet capabilities, you can listen only to the meeting by dialing +1           (toll-free) outside the U.S. and Canada +1           (standard rates apply) when prompted enter the pin number      #. This is listen-only, you will not be able to vote or enter questions during the meeting.
Q:
WHY IS THE SPECIAL MEETING A VIRTUAL MEETING?

A:
Tailwind has decided to hold the Tailwind Special Meeting virtually due to the COVID-19 pandemic. Tailwind is sensitive to the public health and travel concerns of Tailwind’s stockholders and employees and the protocols that federal, state and local governments may impose. Tailwind believes that hosting a virtual meeting will enable greater stockholder attendance and participation from any location around the world.

Q:
WHAT IF DURING THE CHECK-IN TIME OR DURING THE SPECIAL MEETING I HAVE TECHNICAL DIFFICULTIES OR TROUBLE ACCESSING THE VIRTUAL MEETING WEBSITE?

A:
If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual stockholder meeting log in page.

Q:
IF MY SHARES ARE HELD IN “STREET NAME” BY A BROKER, BANK OR OTHER NOMINEE, WILL MY BROKER, BANK OR OTHER NOMINEE VOTE MY SHARES FOR ME?

A:
If your shares are held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your shares with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote shares held in “street name” by returning a proxy card directly to Tailwind or by voting online at the Tailwind Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee.

Under the rules of the NYSE, brokers who hold shares in “street name” for a beneficial owner of those shares typically have the authority to vote in their discretion on “routine” proposals when they have not received instructions from beneficial owners. However, brokers are not permitted to exercise their voting discretion with respect to the approval of matters that the NYSE determines to be “non-routine”

without specific instructions from the beneficial owner. It is expected that all proposals to be voted on at the Tailwind Special Meeting are “non-routine” matters.
If you are a holder of Tailwind Shares holding your shares in “street name” and you do not instruct your broker, bank or other nominee on how to vote your shares, your broker, bank or other nominee will not vote your shares on any of the proposals presented in this proxy statement/prospectus. The failure of your broker to vote will have no effect on the vote count for such proposals.
Q:
WHAT HAPPENS IF I SELL MY SHARES OF CLASS A COMMON STOCK BEFORE THE TAILWIND SPECIAL MEETING?

A:
The record date for the Tailwind Special Meeting will be earlier than the date of the consummation of the Business Combination. If you transfer your shares of Class A Common Stock after the record date, but before the Tailwind Special Meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the Tailwind Special Meeting. However, you will not be able to seek redemption of your shares of Class A Common Stock because you will no longer be able to deliver them for cancellation upon the consummation of the Business Combination in accordance with the provisions described herein. If you transfer your shares of Class A Common Stock prior to the Tailwind record date, you will have no right to vote those shares at the Tailwind Special Meeting or redeem those shares for a pro rata portion of the proceeds held in the Trust Account.

Q:
WHAT IF I ATTEND THE TAILWIND SPECIAL MEETING AND ABSTAIN OR DO NOT VOTE?

A:
For purposes of the Tailwind Special Meeting, an abstention occurs when a stockholder attends the meeting online and does not vote or returns a proxy with an “abstain” vote.

If you are a holder of Tailwind Shares that attends the Tailwind Special Meeting virtually and fails to vote, or if you vote abstain, your failure to vote or abstention will have the same effect as a vote “AGAINST” the NYSE Proposal and the Incentive Plan Proposal, but will have no effect on the vote count for the Business Combination Proposal, Charter Proposal, or the Governing Documents Proposals. Additionally, for Class B common stock only, your failure to vote or abstention will have the same effect as a vote “AGAINST” the Charter Proposal, and Governing Documents Proposals 3 and 4.
Q:
WHAT WILL HAPPEN IF I RETURN MY PROXY CARD WITHOUT INDICATING HOW TO VOTE?

A:
If you sign and return your proxy card without indicating how to vote on any particular proposal, the Tailwind Shares represented by your proxy will be voted as recommended by the Tailwind board of directors with respect to that proposal.

Q:
MAY I CHANGE MY VOTE AFTER I HAVE DELIVERED MY PROXY OR VOTING INSTRUCTION CARD?

A:
Yes. You may change your vote at any time before your proxy is voted at the Tailwind Special Meeting. You may do this in one of three ways:

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filing a notice with the corporate secretary of Tailwind;

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mailing a new, subsequently dated proxy card; or

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by attending the Tailwind Special Meeting virtually and electing to vote your shares online.

If you are a stockholder of record of Tailwind and you choose to send a written notice or to mail a new proxy, you must submit your notice of revocation or your new proxy to Tailwind Acquisition Corp., 1545 Courtney Avenue Los Angeles, CA, 90046 and it must be received at any time before the vote is taken at the Tailwind Special Meeting. Any proxy that you submitted may also be revoked by submitting a new proxy by mail, or online or by telephone, not later than 11:59 p.m. Eastern Time on , 2021, or by voting online at the Tailwind Special Meeting. Simply attending the Tailwind Special Meeting will not revoke your proxy. If you have instructed a broker, bank or other nominee to vote your Tailwind

Shares, you must follow the directions you receive from your broker, bank or other nominee in order to change or revoke your vote.
Q:
WHAT HAPPENS IF I FAIL TO TAKE ANY ACTION WITH RESPECT TO THE TAILWIND SPECIAL MEETING?

A:
If you fail to take any action with respect to the Tailwind Special Meeting and the Business Combination is approved by stockholders and consummated, you will continue to be a stockholder of Tailwind. Failure to take any action with respect to the Tailwind Special Meeting will not affect your ability to exercise your redemption rights. If you fail to take any action with respect to the Tailwind Special Meeting and the Business Combination is not approved, you will continue to be a stockholder of Tailwind while Tailwind searches for another target business with which to complete a business combination.

Q:
WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?

A:
Stockholders may receive more than one (1) set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one (1) brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered under more than one (1) name, you will receive more than one (1) proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares.

Q:
WHOM SHOULD I CONTACT IF I HAVE ANY QUESTIONS ABOUT THE PROXY MATERIALS OR VOTING?

A:
If you have any questions about the proxy materials, need assistance submitting your proxy or voting your shares or need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact      , the proxy solicitation agent for Tailwind, toll-free at           (banks and brokers call           ) or email      .

SUMMARY
This summary highlights selected information included in this proxy statement/prospectus and does not contain all of the information that may be important to you. You should read this entire document and its annexes and the other documents to which we refer before you decide how to vote. Each item in this summary includes a page reference directing you to a more complete description of that item.
The Merger and the Business Combination Agreement
The terms and conditions of the Business Combination are contained in the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Business Combination Agreement carefully, as it is the legal document that governs the Business Combination.
If the Business Combination Agreement is approved and adopted and the Business Combination is subsequently completed, Merger Sub will merge with and into QOMPLX, with QOMPLX surviving the Business Combination as a wholly owned subsidiary of New QOMPLX.
Merger Consideration
In accordance with the terms and subject to the conditions of the Business Combination Agreement, outstanding shares of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be exchanged for shares of New QOMPLX Common Stock and outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied QOMPLX equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes issued pursuant to the Bridge Financing Agreements. Unvested QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX.
Recommendation of the Tailwind Board of Directors
The Tailwind board of directors has unanimously determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of Tailwind and its stockholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its stockholders for approval at the Tailwind Special Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The Tailwind board of directors unanimously recommends that Tailwind’s stockholders vote “FOR” the Business Combination Proposal, FOR” the Charter Proposal, “FOR” the Governing Documents Proposals, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal (if necessary). See “The Business Combination — Recommendation of the Tailwind Board of Directors and Reasons for the Business Combination.”
Tailwind Special Meeting of Stockholders
The Tailwind Special Meeting will be held on         , 2021, at         Eastern Time, via a virtual meeting. At the Tailwind Special Meeting, Tailwind stockholders will be asked to approve the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and, if necessary, the Adjournment Proposal.
The Tailwind board of directors has fixed the close of business on         , 2021 (“Tailwind record date”) as the record date for determining the holders of Tailwind common stock entitled to receive notice of and to vote at the Tailwind Special Meeting. As of the Tailwind record date, there were 33,421,570 shares of Class A Common Stock and 8,355,393 shares of Class B Common Stock outstanding and entitled to vote at the Tailwind Special Meeting held by holders of record. Each share of Tailwind common stock entitles the holder to one (1) vote at the Tailwind Special Meeting on each proposal to be considered at the Tailwind Special Meeting. As of the Tailwind record date, the Sponsor and Tailwind’s directors and executive officers and their affiliates owned and were entitled to vote 8,355,393 Tailwind Shares, representing approximately 20% of the Tailwind Shares outstanding on that date. Tailwind currently expects that the Sponsor and its directors and officers will vote their shares in favor of the proposals set forth in this proxy statement/prospectus pursuant to an agreement entered into in connection with the Business Combination Agreement. As of the Tailwind record date, QOMPLX did not beneficially hold any Tailwind Shares.
A majority of the voting power of the issued and outstanding Tailwind common stock entitled to vote at the Tailwind Special Meeting must be present, online or represented by proxy, at the Tailwind Special Meeting to constitute a quorum and in order to conduct business at the Tailwind Special Meeting.
Approval of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal and the Incentive Plan Proposal require the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present. Approval of the Charter Proposal and Governing Documents Proposals 3 and 4 also requires the affirmative vote of a majority of Class B Common Stock outstanding, voting as a separate class. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class, regardless of whether a quorum is present. The Tailwind board of directors has already approved each of the proposals (excluding the Adjournment Proposal which will only be introduced as needed if any of the other Proposals fail to achieve the required votes).
If Tailwind stockholders fail to approve the Business Combination Proposal, the Charter Proposal, the NYSE Proposal, or the Incentive Plan Proposal, the Business Combination will not occur. The Adjournment Proposal is not conditioned on the approval of any other proposal. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal) will not be presented to the stockholders for a vote.
Tailwind’s Directors and Executive Officers Have Financial Interests in the Business Combination
Certain of Tailwind’s executive officers and directors may have interests in the Business Combination that may be different from, or in addition to, the interests of Tailwind’s stockholders. The members of the Tailwind board of directors were aware of and considered these interests, among other matters, when they approved the Business Combination Agreement and recommended that Tailwind stockholders approve the proposals required to effect the Business Combination. See “The Business Combination — Interests of Tailwind’s Directors and Officers in the Business Combination.”
Conditions to the Business Combination
Conditions to Each Party’s Obligations
The obligation of Tailwind and QOMPLX to consummate the Business Combination is subject to certain closing conditions, including, but not limited to, (i) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the absence of any order, law or other legal restraint or prohibition issued by any court of competent jurisdiction or other governmental entity of competent jurisdiction enjoining or prohibiting the consummation of the Business Combination, (iii) the effectiveness of the Registration Statement on Form S-4 (the “Registration Statement”) in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) registering the New QOMPLX Common Stock to be issued in the Business Combination, (iv) the required approvals of Tailwind’s stockholders, (v) the required approvals of QOMPLX’s stockholders, (iv) Tailwind having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining immediately after the closing of the Business Combination, (vii) the approval by NYSE of New QOMPLX’s initial listing application in connection with the Business Combination and (viii) the Aggregate Transaction Proceeds being no less than $200,000,000.
In addition, the obligation of Tailwind to consummate the Business Combination is subject to the fulfillment of other closing conditions, including, but not limited to, the consummation by QOMPLX of each of the Pipeline Acquisitions concurrently with the closing of the Business Combination for an aggregate closing cash purchase price of no more than $200,000,000.

Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances prior to the closing of the Business Combination, including, but not limited to, (i) by mutual written consent of Tailwind and QOMPLX, (ii) by Tailwind if the representations and warranties of QOMPLX and the QOMPLX Stockholder Representative are not true and correct or if QOMPLX or the QOMPLX Stockholder Representative fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (iii) by QOMPLX if the representations and warranties of Tailwind or Merger Sub are not true and correct or if any of Tailwind or Merger Sub fails to perform any covenant or agreement set forth in the Business Combination Agreement such that certain conditions to closing cannot be satisfied and the breach or breaches of such representations or warranties or the failure to perform such covenants or agreements, as applicable, are not cured or cannot be cured within certain specified time periods, (iv) subject to certain limited exceptions, by either Tailwind or QOMPLX if the Business Combination is not consummated by 11:59 P.M. (pacific time) on August 31, 2021, (v) by either Tailwind or QOMPLX if certain required approvals are not obtained from Tailwind stockholders after the conclusion of a meeting of Tailwind’s stockholders held for such purpose at which such stockholders voted on such approvals, (vi) by either Tailwind or QOMPLX, if any governmental entity of competent jurisdiction shall have issued an order permanently enjoining or prohibiting the Business Combination and such order shall have become final and nonappealable, and (vii) by Tailwind if QOMPLX has not delivered to Tailwind a written consent of the QOMPLX stockholders approving the Business Combination and the transactions contemplated thereby (including the Merger) within one business day of the Registration Statement being declared effective under the Securities Act.
Other Agreements
Tailwind Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, (i) Tailwind, (ii) Tailwind Sponsor, (iii) QOMPLX and (iv) each of the Insiders, entered into the Sponsor Letter Agreement, pursuant to which, among other things, the Sponsor agreed to: (i) vote in favor of each of the transaction proposals to be voted upon at the meeting of Tailwind stockholders, including approval of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination); (ii) waive any adjustment to the conversion ratio set forth in the Pre-Closing Governing Documents or any other anti-dilution or similar protection with respect to the shares of Tailwind Class B Common Stock (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); and (iii) subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Business Combination, transfer, surrender and forfeit to Tailwind 835,539 shares of Class B Common Stock for no consideration, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. In addition, pursuant to the Sponsor Letter Agreement, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, each of Tailwind, the Sponsor and the Insiders have agreed to terminate the lock-up provisions in respect of the Founder Shares that are set forth in Section 5(a) of that certain letter agreement, dated as of September 3, 2020 (as it may be amended, supplemented or otherwise modified from time to time, the “Letter Agreement”), by and among Tailwind, the Sponsor and the Insiders, which included, among other restrictions, a one year lock-up restriction on the Founder Shares following an initial business combination (subject to certain exceptions). Following the consummation of the Business Combination, the Sponsor will be subject to the lock-up provisions described in the Post-Closing New QOMPLX Bylaws.
PIPE Financing and Bridge Financing (Private Placement)
Concurrently with the execution of the Business Combination Agreement, Tailwind entered into (i) the Subscription Agreements with certain investors, including, among others, Cannae and additional third party investors and (ii) the Bridge Financing Agreement with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business

Combination substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 and (B) Tailwind agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment. Pursuant to the Bridge Financing Agreement, QOMPLX agreed to issue the Notes to the investors party to the Bridge Financing Agreement in an aggregate principal amount of $20,000,000, and Tailwind agreed to, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, assume the Notes and satisfy and discharge the principal amount and accrued and unpaid interest under each Note as of such time by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable on a Note as of such time.
The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Subscription Agreements and the Bridge Financing Agreements provide that Tailwind will grant the investors in the PIPE Financing and the Bridge Financing certain customary registration rights.
Transaction Support Agreements
Within one business day of the signing of the Business Combination Agreement, Tailwind, QOMPLX, and certain stockholders of QOMPLX entered into Transaction Support Agreements, pursuant to which such stockholders of QOMPLX have agreed to, among other things, (i) support and vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), and (ii) be bound by certain other covenants and agreements related to the Business Combination, including a restriction on certain transfers with respect to his, her or its shares in QOMPLX prior to the closing of the Business Combination.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, Tailwind, the Sponsor and certain QOMPLX stockholders entered into the Investor Rights Agreement pursuant to which, among other things, each of the Sponsor and the certain QOMPLX stockholders (i) agreed not to effect certain sales or transfers of New QOMPLX equity securities during the lock-up period described in the Post-Closing New QOMPLX Bylaws and (ii) will be granted certain customary registration rights, in each case subject to, and conditioned upon and effective as of, the closing of the Business Combination.
Listing
Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE under the symbols “TWND.U,” “TWND” and “TWND WS,” respectively. Following the closing of the Business Combination, New QOMPLX (formerly Tailwind) will continue to have its New QOMPLX Common Stock and public warrants traded under the symbols “           ” and “      WS” respectively. Tailwind warrant holders and those stockholders who do not elect to have their shares redeemed need not deliver their shares of Class A Common Stock or warrant certificates to Tailwind or Tailwind’s transfer agent and they will remain outstanding.
Comparison of Stockholders’ Rights
Following the Business Combination, the rights of public holders who become New QOMPLX stockholders in the Business Combination will no longer be governed by the Pre-Closing Tailwind Governing Documents and instead will be governed by the Post-Closing New QOMPLX Certificate of Incorporation and the Post-Closing New QOMPLX’s Bylaws. See “Comparison of Stockholders’ Rights.”
Risk Factors
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in the proxy statement/prospectus. In particular, you should carefully read and consider the factors described under “— Risk Factors Summary” and “Risk Factors.”

Risk Factors Summary
The transactions described in this proxy statement/prospectus involve various risks, and you should carefully read and consider the factors discussed under “Risk Factors.” The following is a summary of some of these risks.
Risks Related to QOMPLX’s Pipeline Acquisitions
•
There is no assurance that QOMPLX will be able to complete the Pipeline Acquisitions.

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QOMPLX may fail to realize the anticipated strategic and financial benefits currently anticipated from the Pipeline Acquisitions.

Risks Related to the Business and Industry of QOMPLX
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If QOMPLX fails to adapt to rapid technological changes, evolving industry standards and changing customer needs, requirements or preferences, its ability to remain competitive could be impaired.

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The markets in which QOMPLX operates are highly competitive, and if QOMPLX does not compete effectively, its business, financial condition, and results of operations could be harmed.

Risks Related to Legal and Regulatory Matters of QOMPLX
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Any future litigation against QOMPLX could be costly and time-consuming to defend.

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Data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations may limit the use and adoption of, or require modification of QOMPLX’s platform or solutions, which could adversely affect QOMPLX’s business. Additionally, QOMPLX’s actual or perceived failure to comply with these laws could harm its business.

Risks Related to Technology Matters of QOMPLX
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QOMPLX relies on software and cloud services from other parties. Defects in or the loss of access to software or cloud services from third parties could increase its costs and adversely affect the quality of its solutions.

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QOMPLX’s failure to meet certain of its service level commitments could harm its business, results of operations and financial condition.

Risks Related to Government Contracting Matters of QOMPLX
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A delay in the completion of the U.S. government’s budget and appropriation process could delay procurement of solutions QOMPLX provides and have an adverse effect on its future revenues.

Risks Related to Intellectual Property and Data Security Matters
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As a provider of cybersecurity and cyber intelligence solutions, QOMPLX has been, and expects to continue to be, a target of cyberattacks. If QOMPLX’s internal networks, systems, or data are or are perceived to have been compromised, its reputation may be damaged and its financial results may be negatively affected.

Financing and Tax Risks of QOMPLX
•
QOMPLX has a history of operating losses and may not achieve or sustain profitability in the future.

Risks Relating to The Business Combination
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Tailwind stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.

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The market price of shares of New QOMPLX Common Stock after the Business Combination may be affected by factors different from those currently affecting the prices of shares of Class A Common Stock.

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Tailwind has not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the Business Combination consideration is fair to its stockholders from a financial point of view.

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The consummation of the Business Combination is subject to a number of conditions and if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.

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The Business Combination will result in changes to the board of directors of New QOMPLX that may affect the strategy of New QOMPLX.

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Because of Tailwind’s limited resources and the significant competition for business combination opportunities, it may be more difficult for it to complete the initial business combination. If Tailwind is unable to complete the initial business combination, its public stockholders may receive only approximately $      per share on its redemption of its shares of Class A Common Stock, or less than such amount in certain circumstances based on the balance of its Trust Account (as of      , 2021), and its warrants will expire worthless.

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Tailwind does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Tailwind to consummate an initial business combination with which a substantial majority of Tailwind’s stockholders do not agree.

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Tailwind stockholders may be held liable for claims by third parties against Tailwind to the extent of distributions received by them upon redemption of their shares.

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Tailwind’s ability to successfully effect the Business Combination and the other transactions contemplated by the Business Combination Agreement and New QOMPLX’s ability to successfully operate the business thereafter are largely dependent on the efforts of certain key personnel of QOMPLX, all of whom Tailwind expects to stay with the combined company following the consummation of the Business Combination. Any loss of such key personnel could negatively impact the operations and financial results of the combined business.

Additional Risks Relating to Ownership of New QOMPLX Common Stock Following the Business Combination
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The NYSE may delist New QOMPLX’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject New QOMPLX to additional trading restrictions.

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New QOMPLX’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.

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Because there are no current plans to pay cash dividends on New QOMPLX Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.

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Future sales, or the perception of future sales, by New QOMPLX or its stockholders in the public market following the Business Combination could cause the market price for New QOMPLX Common Stock to decline.

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Certain of New QOMPLX’s stockholders, including the Sponsor, may engage in business activities which compete with New QOMPLX or otherwise conflict with New QOMPLX’s interests.

Information about Tailwind
Tailwind is a special purpose acquisition company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE under the symbols “TWND.U,” “TWND” and “TWND WS,” respectively. The mailing address of

Tailwind’s principal executive office is 1545 Courtney Avenue Los Angeles, CA 90046 and the telephone number of Tailwind’s principal executive office is (646) 432-0610.
Information about QOMPLX
QOMPLX is a cloud-native leader in risk analytics that provides technology solutions in the cybersecurity, risk transfer, and finance spaces. QOMPLX’s customers rapidly ingest, transform, and contextualize large, complex, and disparate data sources using our platform and solutions in order to better quantify, model, and predict risks and make critical operational decisions. QOMPLX’s technology platform delivers valuable operational services that are enhanced by QOMPLX’s domain expertise to help organizations develop more informed risk strategies and make quality decisions in demanding areas, such as cybersecurity, insurance, finance and government.
QOMPLX has agreed to consummate the Pipeline Acquisitions of Sentar and Tyche substantially concurrently with the closing of the Business Combination. The Pipeline Acquisitions are expected to extend and expand QOMPLX’s core software platform capabilities and help QOMPLX deliver against evolving customer requirements, and provide significant opportunities to cross-sell, up-sell and expand QOMPLX’s solutions to existing accounts across the combined business.
Sentar provides cyber intelligence, operations solutions, research, and analysis services ultimately for the U.S. government as both a prime contractor and as a subcontractor to other contractors. Sentar provides expertise in four technical disciplines: cybersecurity, analytics, systems engineering, and intelligence. At the convergence of these four disciplines are its solutions provided to customers: protecting data and critical infrastructure; understanding and managing cyber risks; identifying and mitigating vulnerabilities; proactively finding bad actors; developing secure integrated systems; and enhancing cyber resilience.
Tyche provides a domain-agnostic modeling software platform. Tyche has historically focused on non-life and life insurance sectors across a wide range of business areas, but also provides solutions to the pension sector, including one of the United Kingdom’s (“U.K.”) largest schemes. Tyche addresses the complex challenges facing insurers: optimizing capital; pricing risks; responding to regulation; and improving efficiency. Under the Tyche modeling platform, there are multiple software offerings to help companies step up to the ever-changing demands of the regulatory and reporting environments.
The mailing address of QOMPLX’s principal executive office is 1775 Tysons Blvd., Suite 800, Tysons, VA 22102, and the telephone number of QOMPLX’s principal executive office is (703) 995-4199.
Ownership of New QOMPLX
As of the date of this proxy statement/prospectus, there are 41,776,963 Tailwind Shares issued and outstanding, including 8,355,393 shares of Class B Common Stock. As of the date of this proxy statement/prospectus, there are an aggregate of 16,710,785 public warrants and 9,700,000 private placement warrants outstanding. Each whole warrant entitles the holder thereof to purchase one (1) share of Class A Common Stock. Therefore, as of the date of this proxy statement/prospectus (without giving effect to the Business Combination and assuming no redemptions), assuming that each outstanding warrant is exercised and one (1) share of Class A Common Stock is issued as a result of such exercise, the Tailwind fully-diluted stock capital would be 68,177,748 Tailwind Shares.
Subject to the assumptions set forth under “Basis of Presentation and Glossary” in this accompanying proxy statement/prospectus, the following table illustrates varying beneficial ownership levels in New QOMPLX immediately following consummation of the Business Combination, assuming the levels of redemptions by the public stockholders of Tailwind indicated:

	Share Ownership in New QOMPLX(1)
	No redemptions	Maximum redemptions
	Percentage of Outstanding Shares	Percentage of Outstanding Shares
Tailwind public stockholders	23.4%	15.6%
Sponsor	5.3%	5.8%
PIPE Investors and Bridge Investors(2)	12.6%	14.0%
Current QOMPLX stockholders(3)	58.7%	64.7%

(1)
Excludes shares reserved for issuance under the 2021 Incentive Plan.

(2)
Excludes current QOMPLX stockholders.

(3)
Includes stock to be received by the owners of Sentar and Tyche, but excludes shares acquired by existing QOMPLX stockholders in the PIPE Financing and the Bridge Financing.

SUMMARY HISTORICAL FINANCIAL INFORMATION OF TAILWIND
The following table shows summary historical financial information of Tailwind for the period and as of the date indicated.
The summary historical financial information of Tailwind as of December 31, 2020 and for the period from May 29, 2020 (inception) through December 31, 2020 was derived from the audited historical financial statements of Tailwind included elsewhere in this proxy statement/prospectus.
The following summary historical financial information should be read together with the financial statements and accompanying notes and “Tailwind’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement/prospectus. The summary historical financial information in this section is not intended to replace Tailwind’s financial statements and the related notes. Tailwind’s historical results are not necessarily indicative of Tailwind’s future results.
As explained elsewhere in this proxy statement/prospectus, the financial information contained in this section relates to Tailwind, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of New QOMPLX going forward.
Statement of Operations Data	For the period May 29, 2020 (inception) through December 31, 2020
(in thousands, except share and per share amount)
Net loss	$(282)
Weighted average shares outstanding of Class A Common Stock	33,421,570
Weighted average shares outstanding of Class B Common Stock	7,969,220
Basic and diluted net loss per share, Class A	$0.00
Basic and diluted net loss per share, Class B	$(0.04)
Statement of Cash Flows Data
Net cash used in operating activities	$(455)
Net cash used in investing activities	$(334,216)
Net cash provided by financing activities	$336,916
Balance Sheet Data	As of December 31, 2020
Total assets	$336,843
Total liabilities	$12,032
Total redeemable common stock	$319,811
Total stockholders’ equity	$5,000

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF QOMPLX
The following table shows summary historical financial information of QOMPLX for the periods and as of the dates indicated.
The summary historical financial information of QOMPLX as of December 31, 2020 and 2019, and for the years ended December 31, 2020, and 2019 was derived from the audited historical consolidated financial statements of QOMPLX included elsewhere in this proxy statement/prospectus.
The following summary historical financial information should be read together with the consolidated financial statements and accompanying notes and “QOMPLX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement/prospectus. The summary historical financial information in this section is not intended to replace QOMPLX’s consolidated financial statements and the related notes. QOMPLX’s historical results are not necessarily indicative of QOMPLX’s future results.
As explained elsewhere in this proxy statement/prospectus, the financial information contained in this section relates to QOMPLX, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of New QOMPLX going forward.
	For the year ended December 31,
	2020	2019
	(in thousands, except share and per share amounts)
Statement of Operations Data
Revenue (including related-party revenue)	$23,032	$2,651
Net loss	$(25,185)	$(24,115)
Weighted average shares outstanding of Common Stock	11,822,976	10,411,335
Basic and diluted net loss per share, Common Stock	$(2.13)	$(2.32)
Statement of Cash Flows Data
Net cash provided by (used in) operating activities	$(23,049)	$(20,212)
Net cash provided by (used in) investing activities	$(2,041)	$(591)
Net cash provided by (used in) financing activities	$1,788	$48,613
	As of December 31,
	2020	2019
Balance Sheet Data
Total assets	$12,796	$31,128
Total liabilities	$8,992	$10,891
Total mezzanine equity	$60,573	$52,435
Total stockholders' deficit	$(56,769)	$(32,198)

SUMMARY HISTORICAL FINANCIAL INFORMATION OF SENTAR
The following table shows summary historical financial information of Sentar for the periods and as of the dates indicated.
The summary historical financial information of Sentar as of September 30, 2020 and 2019, and for the years ended September 30, 2020 and 2019, was derived from the audited historical financial statements of Sentar included elsewhere in this proxy statement/prospectus. The summary historical financial information of Sentar as of December 31, 2020, and for the three-months ended December 31, 2019 and 2020 was derived from the unaudited interim historical financial statements of Sentar included elsewhere in this proxy statement/prospectus.
The following summary historical financial information should be read together with the financial statements and accompanying notes and “Sentar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement/prospectus. The summary historical financial information in this section is not intended to replace Sentar’s financial statements and the related notes. Sentar’s historical results are not necessarily indicative of Sentar’s future results.
As explained elsewhere in this proxy statement/prospectus, the financial information contained in this section relates to Sentar, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of New QOMPLX going forward.
	For the three months ended December 31,		For the year ended September 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Statement of Operations Data
Revenue	$13,458	$11,901	$54,183	$47,522
Net income	$725	$644	$3,654	$2,871
Statement of Cash Flows Data
Net cash provided by operating activities	$1,114	$1,379	$6,134	$3,007
Net cash used in investing activities	$(14)	$(44)	$(93)	$(73)
Net cash provided by (used in) financing activities	$(3,245)	$(1,257)	$(4,015)	$1,062
	As of December 31,	As of September 30,
	2020	2020	2019
Balance Sheet Data
Total assets	$12,591	$17,424	$15,260
Total liabilities	$5,707	$8,090	$5,897
Total equity	$6,884	$9,333	$9,363

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION OF TYCHE
The following table shows summary historical financial information of Tyche for the periods and as of the dates indicated.
The summary historical financial information of Tyche as of April 30, 2020 and 2019, and for the years ended April 30, 2020 and 2019, was derived from the audited historical consolidated financial statements of Tyche included elsewhere in this proxy statement/prospectus. The summary historical financial information of Tyche as of October 31, 2020, and for the six-months ended October 31, 2019 and 2020 was derived from the unaudited interim historical consolidated financial statements of Tyche included elsewhere in this proxy statement/prospectus.
The following summary historical financial information should be read together with the consolidated financial statements and accompanying notes and “Tyche’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” appearing elsewhere in this proxy statement/prospectus. The summary historical financial information in this section is not intended to replace Tyche’s consolidated financial statements and the related notes. Tyche’s historical results are not necessarily indicative of Tyche’s future results.
As explained elsewhere in this proxy statement/prospectus, the financial information contained in this section relates to Tyche, as prepared in accordance with US Generally Accepted Accounting Principles and presented in Sterling Pound, prior to and without giving pro forma effect to the impact of the Business Combination and, as a result, the results reflected in this section may not be indicative of the results of New QOMPLX going forward.
	For the six months ended October 31,		For the year ended April 30,
	2020	2019	2020	2019
	(in thousands)		(in thousands)
Statement of Operations Data
Revenue	£4,964	£3,384	£11,191	£9,197
Net income (loss)	£(18)	£(1,002)	£1,651	£1,424
Statement of Cash Flows Data
Net cash generated from (used in) operating activities	£1,789	£1,213	£3,165	£3,056
Net cash generated from (used in) investing activities	£(1,291)	£(1,618)	£(3,015)	£(2,628)
Net cash generated from (used in) financing activities	£(520)	£624	£(72)	£(981)
	As of October 31,	As of April 30,
	2020	2020	2019
Balance Sheet Data
Total assets	£21,501	£23,048	£20,227
Total liabilities	£8,253	£9,016	£7,158
Total equity	£13,248	£14,032	£13,069

SUMMARY UNAUDITED PRO FORMA
CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma combined financial data (the “summary pro forma data”) gives effect to the Transactions (as defined in the section titled “Unaudited Pro Forma Combined Financial Information”). The Merger between QOMPLX and Merger Sub will be accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with U.S. GAAP. Under this method of accounting, Tailwind will be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the reverse recapitalization will be treated as the equivalent of QOMPLX issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the reverse recapitalization will be those of QOMPLX. The acquisitions by QOMPLX of Sentar and Tyche will be treated as business combinations under Financial Accounting Standards Board’s ASC 805, and will be accounted for using the acquisition method of accounting. QOMPLX will record the fair value of assets acquired and liabilities assumed from Sentar and Tyche. The summary unaudited pro forma combined balance sheet data as of December 31, 2020 gives pro forma effect to these Transactions as if they had occurred on December 31, 2020. The summary unaudited pro forma combined statement of operations data for the year ended December 31, 2020 give pro forma effect to these Transactions as if they had occurred on January 1, 2020.
The summary pro forma data have been derived from, and should be read in conjunction with, the unaudited pro forma combined financial information of the combined company appearing elsewhere in this proxy statement/ prospectus and the accompanying notes. The unaudited pro forma combined financial information is based upon, and should be read in conjunction with, the historical consolidated financial statements of Tailwind, QOMPLX, Sentar and Tyche and related notes included in this proxy statement/ prospectus. The summary pro forma data have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations actually would have been had the Transactions been completed as of the dates indicated. In addition, the summary pro forma data do not purport to project the future financial position or operating results of the combined company.
The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of Tailwind’s Class A Common Stock:
•
Assuming Minimum Redemptions:   This presentation assumes that no public stockholders of Tailwind exercise redemption rights with respect to their shares of Class A Common Stock for a pro rata share of the funds in Tailwind’s Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 13.2 million shares of Class A Common Stock will exercise their redemption rights for their pro rata share (approximately $10.00 per share, after minor adjustments for interest earned) of the funds in Tailwind’s Trust Account. This scenario gives effect to redemptions for aggregate redemption payments of $132.1 million using a per share redemption price that was calculated as $132,071,482 in the Trust Account per the unaudited pro forma combined balance sheet divided by 13,207,148 shares of Class A Common Stock as of December 31, 2020. Management arrived at these figures based on the below calculation, which considers the impact of the Aggregate Transaction Proceeds required at Closing being no less than $200,000,000 pursuant to the Business Combination Agreement, the cash consideration QOMPLX will pay for Sentar and Tyche, and as the impact of transaction costs associated with the acquisition by QOMPLX of Sentar and Tyche.

	Pro Forma Combined (Assuming No Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined Statement of Operations Data for Year Ended December 31, 2020
Revenue	$96,159	$96,159
Net Loss	$(33,183)	$(33,183)
Basic and diluted net income per share, Class A	$(0.23)	$(0.26)
Weighted-average Class A shares outstanding – basic and diluted	143,461,748	129,992,627
Summary Unaudited Pro Forma Condensed Combined Balance Sheet Data as of December 31, 2020
Total assets	$533,742	$399,051
Total liabilities	$26,928	$26,928
Total stockholders’ equity	$506,814	$372,123

FORWARD-LOOKING STATEMENTS; MARKET, RANKING AND OTHER INDUSTRY DATA
This proxy statement/prospectus includes forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial of Tailwind and QOMPLX. These statements are based on the beliefs and assumptions of the management of Tailwind and QOMPLX. Although Tailwind and QOMPLX believe that their respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, neither Tailwind nor QOMPLX can assure you that either will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” “possible,” “continue,” “might,” “potential,” “intends” or similar expressions. Forward-looking statements contained in this proxy statement/prospectus include, but are not limited to, statements about the abilities of Tailwind and QOMPLX prior to the consummation of the Business Combination, and of New QOMPLX following the Business Combination, to:
•
meet the conditions to the Business Combination, including approval by stockholders of Tailwind and the Aggregate Transaction Proceeds being no less than $200,000,000;

•
realize the benefits expected from the Business Combination and the transactions contemplated thereby, including the Pipeline Acquisitions;

•
the occurrence of any event, change or other circumstances that could give rise to the termination of the Business Combination Agreement or any other agreement described in this proxy statement/prospectus;

•
the ability to obtain and/or maintain the listing of New QOMPLX common stock on NYSE following the Business Combination;

•
New QOMPLX’s success in retaining or recruiting, or changes required in, its officers, key employees or directors following the Business Combination; and

•
statements relating to the business, operations and financial performance of Tailwind, QOMPLX, Tyche and Sentar prior to the Business Combination, and New QOMPLX after the Business Combination, including:

•
expectations with respect to financial and business performance, including financial projections and business metrics and any underlying assumptions thereunder;

•
future business plans and growth opportunities, including revenue opportunity available from new or existing clients and expectations regarding the enhancement of platform capabilities and addition of new solution offerings;

•
developments and projections relating to competitors and the relevant industry in which such entity currently operates expects to expand into;

•
the impact of the COVID-19 pandemic on business and the actions such entity may take in response thereto;

•
expectations regarding future acquisitions, partnerships or other relationships with third parties;

•
future capital requirements and sources and uses of cash, including the ability to obtain additional capital in the future; and

•
other factors detailed under the section entitled “Risk Factors.”

Forward-looking statements are not guarantees of performance. You should not put undue reliance on these statements which speak only as of the date hereof. You should understand that the following important factors, in addition to those discussed under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus, could affect the future results of Tailwind and QOMPLX, prior to the consummation of the Business Combination, and of New QOMPLX following the Business Combination, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements in this proxy statement/prospectus:

•
any delay in closing of the Business Combination, including due to delay or failure by QOMPLX to close the Pipeline Acquisitions;

•
risks related to disruption of management’s time from ongoing business operations due to the proposed Business Combination;

•
risks related to the failure to realize the anticipated strategic and financial benefits currently anticipated from the Pipeline Acquisitions (including the risk related to brand and software integration);

•
risks related to any failure to adapt to rapid technological changes, evolving industry standards and changing customer needs, requirements or preferences, which could harm the ability to remain competitive;

•
risks related to data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations;

•
QOMPLX’s reliance on software and services from other parties;

•
risks related to failure by QOMPLX to meet certain of its service level commitments, which could harm its business, results of operations and financial condition;

•
delays in the completion of the U.S. government’s budget and appropriation process, which could delay procurement of products QOMPLX provides and have an adverse effect on its future revenues;

•
cybersecurity attacks; and

•
other factors detailed under the section titled “Risk Factors.”

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this proxy statement/prospectus are more fully described under the heading “Risk Factors” and elsewhere in this proxy statement/prospectus. The risks described under the heading “Risk Factors” are not exhaustive. Other sections of this proxy statement/prospectus describe additional factors that could adversely affect the business, financial condition or results of operations of Tailwind and QOMPLX prior to the Business Combination, or New QOMPLX following the Business Combination. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can Tailwind or QOMPLX assess the impact of all such risk factors on the business of Tailwind and QOMPLX prior to the consummation of Business Combination, or New QOMPLX following the Business Combination, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to Tailwind or QOMPLX or persons acting on their behalf are expressly qualified in their entirety by the foregoing cautionary statements. Tailwind and QOMPLX prior to the consummation of Business Combination, or New QOMPLX following the Business Combination, undertake no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
In addition, statements of belief and similar statements reflect the beliefs and opinions of Tailwind or QOMPLX, as applicable, on the relevant subject. These statements are based upon information available to Tailwind or QOMPLX, as applicable, as of the date of this proxy statement/prospectus, and while such party believes such information forms a reasonable basis for such statements, such information may be limited or incomplete, and statements should not be read to indicate that Tailwind or QOMPLX, as applicable, has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and you are cautioned not to unduly rely upon these statements.
Market, ranking and industry data used throughout this proxy statement/prospectus, including statements regarding Tailwind or QOMPLX prior to the consummation of the Business Combination, or New QOMPLX following the Business Combination, is based on the good faith estimates of QOMPLX’s management. Such data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While QOMPLX is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “QOMPLX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

RISK FACTORS
In addition to the other information contained in this proxy statement/prospectus, including the matters addressed under the heading “Forward-Looking Statements; Market, Ranking and Other Industry Data,” you should carefully consider the following risk factors in deciding how to vote on the proposals presented in this proxy statement/prospectus. Unless the context otherwise requires, references in this subsection to “we”, “us”, “our”, “the Company” and “QOMPLX” generally refer to QOMPLX in the present tense or New QOMPLX from and after the Business Combination (including assuming the consummation of the proposed Pipeline Acquisitions).
Risks Related to QOMPLX’s Pipeline Acquisitions
There is no assurance that we will be able to complete the Pipeline Acquisitions.
The consummation of each of the Pipeline Acquisitions is subject to customary conditions, including receipt of certain governmental and third-party approvals, some of which are beyond our control. For example, Sentar provides services to various U.S. government agencies, some of which require Sentar to establish and maintain a security clearance in order to access classified information. In connection with the Sentar acquisition, Sentar and QOMPLX must receive approval from the Defense Security and Counterintelligence Agency (“DCSA”) to maintain Sentar’s security clearance and ability to access classified information. The approval process requires submission of significant information and documentation about the transaction and New QOMPLX’s ownership. In limited instances, DCSA can require significant corporate governance changes in order to mitigate any concerns that an applicant is subject to foreign ownership, control, or influence, which can impact such applicant’s ability to perform classified work.
There can be no assurance that we will be successful in consummation either or both the Pipeline Acquisitions on the timing, and subject to the terms that we expect, if at all. The consummation of both Pipeline Acquisitions substantially concurrently with the closing of the Business Combination is a condition to the consummation of the Business Combination under the Business Combination Agreement. If this condition is not satisfied or waived, the Business Combination will not occur, or will be delayed pending later satisfaction or waiver, and such delay may cause QOMPLX and Tailwind to each lose some or all of the intended benefits of the Business Combination.
QOMPLX may fail to realize the anticipated strategic and financial benefits currently anticipated from the Pipeline Acquisitions.
We may not realize all of the anticipated benefits of one or both of the Pipeline Acquisitions, we may not further our business strategy as we expect, we may fail to realize the synergies and other benefits we expect from one or both of the Pipeline Acquisitions or we may otherwise not realize the expected return on our investment, any one of which outcomes could adversely affect our business, financial condition, and results of operations and potentially cause impairment to assets that would be recorded as a part of the Pipeline Acquisitions, including intangible assets and goodwill.
The historical and unaudited pro forma combined financial information included in this proxy statement/prospectus may not be representative of our results as a combined company following the Business Combination.
The historical financial information included in this proxy statement/prospectus is constructed from the separate financial statements of Tailwind, QOMPLX, Sentar and Tyche. The unaudited pro forma combined financial information presented in this proxy statement/prospectus is based in part on certain assumptions regarding the Pipeline Acquisitions and the Business Combination that we and Tailwind believe are reasonable. We cannot assure you that our assumptions will prove to be accurate over time. Accordingly, the historical and unaudited pro forma combined financial information included in this proxy statement/prospectus may not reflect what our results of operations and financial condition would have been had we been a combined entity during the periods presented, or what our results of operations and financial condition will be in the future. The challenge of integrating previously independent businesses makes evaluating our business and our future financial prospects difficult. These difficulties may be further exacerbated by the limited operating history of QOMPLX prior to the Business Combination, which can add additional uncertainty to our ability to forecast future results of operations. Our potential for future business success and operating profitability must be considered in light of the risks, uncertainties, expenses and difficulties typically encountered by recently organized or combined companies.
In addition, the unaudited pro forma financial information included in this proxy statement/prospectus reflects adjustments, which are based upon preliminary estimates, among other things, to allocate the purchase price to QOMPLX’s net assets. The purchase price allocation reflected in this proxy statement/prospectus is preliminary, and the final allocation of the purchase price will be based upon the actual purchase price and the fair value of the assets and liabilities of QOMPLX as of the date of the completion of the Business Combination. Following the completion of the Business Combination, there may be further refinements of the purchase price allocation as additional information becomes available. Accordingly, the final purchase accounting adjustments may differ materially from the pro forma adjustments reflected in this proxy statement/prospectus.
Risks Related to the Business and Industry of QOMPLX
If we fail to adapt to rapid technological change, evolving industry standards and changing customer needs, requirements or preferences, our ability to remain competitive could be impaired.
The market for our platform and solutions, is characterized by rapid technological change, evolving industry standards and changing regulations, as well as changing customer needs, requirements, and preferences. The success of our business will depend, in part, on our ability to anticipate, adapt and respond effectively to these changes on a timely and cost-effective basis. In addition, as our customers’ data infrastructure needs grow more complex, we expect them to face new and increasing challenges. Our customers require that our platform and solutions effectively identify and respond to these challenges without disrupting the performance of our customers’ information technology and data systems or interrupting their operations. As a result, we must continually modify and improve our offerings in response to changes in our customers’ data infrastructures and operational needs or end-user preferences. The success of any enhancement to our existing offerings or the deployment of new offerings depends on several factors, including the timely completion and market acceptance of our enhancements or new offerings. Any enhancement to our existing offerings or new offerings that we develop and introduce involves significant commitment of time and resources and is subject to a number of risks and challenges including, but not limited to:
•
ensuring the timely release of new solutions (including products and professional services) and enhancements to our existing solutions;

•
adapting to emerging and evolving industry standards, technological developments by our competitors and customers and changing regulatory requirements;

•
interoperating effectively with existing or newly-introduced technologies, systems or applications of our existing and prospective customers;

•
resolving defects, errors or failures in our platform or solutions;

•
extending our solutions to new and evolving operating systems and hardware products; and

•
managing new solutions, product suites and service strategies for the markets in which we operate.

If we are not successful in managing these risks and challenges, or if our platform or solutions (including any upgrades thereto) are not technologically competitive or do not achieve market acceptance, our business, financial condition, and results of operations could be adversely affected.
The markets in which we operate are highly competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed.
Our business is highly competitive with a fragmented landscape, which we believe does not include an exact like-for-like comparison to QOMPLX. The general approach for competitors’ specializations is dichotomous as either a single data warehouse offering with multiple “jack-of-all-trades” use cases, or a single core industry/product specialization. Our closest competitors are cloud based software companies that provide either marketing, financial analytics, crisis management, cyber security, or digital insurance software. We expect more cloud-based companies to enter into the markets where we operate and a wider range of digital solutions to be introduced to the market given the relatively low barriers to entry in the industry. Our competitors vary in size and include private and public companies, many of which have greater financial, marketing, and technical resources as well as name recognition. Additionally, our Q:Government solutions suite may, and following the completion of our proposed acquisition of Sentar as part of the Pipeline Acquisitions, will compete with the U.S. government’s own capabilities and federal non-profit contract research centers.
The markets in which we operate are characterized by rapidly changing technology and the needs of our customers change and evolve regularly. Accordingly, our success depends on our ability to invest in and develop solutions that address these changing needs and to provide the people and technology needed to deliver these and solutions. To remain competitive, we must consistently provide superior service, technology, and performance on a cost-effective basis to our customers, while understanding customer priorities and maintaining customer relationships. Our competitors may be able to provide our customers with different or greater capabilities or technologies or better contract terms than we can provide, including technical qualifications, past contract experience, geographic presence, price, and the availability of qualified professional personnel. Some of our competitors have made or could make acquisitions of businesses, or establish teaming or other agreements among themselves or third parties, that allow them to offer more competitive and comprehensive solutions. As a result of such acquisitions or arrangements, our current or potential competitors may be able to accelerate the adoption of new technologies that better address customer needs, devote greater resources to bring these solutions and services to market, initiate or withstand substantial price competition or develop and expand their product and service offerings more quickly than we do. All of the foregoing could make it difficult or impossible for us to provide solutions that compete favorably in the markets in which we operate.
In addition, we expect that a substantial portion of the business that we seek with respect to our Q:Government solutions suite will be subject to competitive bidding processes with our U.S. government customers. See “Risk Factors — Risks Related to Government Contracting Matters of QOMPLX — Due to the competitive process to obtain government contracts and the likelihood of bid protests, we may be unable to achieve or sustain revenue growth and our business, financial condition, and results of operations may be adversely affected.”
For all of these reasons, competition may negatively impact our ability to maintain and grow consumption of our platform and solutions or put downward pressure on our prices and gross margins, any of which could materially harm our reputation, business, financial condition, and results of operations.
Adverse general and industry-specific economic and market conditions and reductions in customer spending, in either the private or public sector, may reduce demand for our platform or solutions, which could harm our business, financial condition and results of operations.
Our business, financial condition, and results of operations depend on the overall demand for our platform and solutions. Concerns about the systemic impact of a potential widespread recession (in the U.S. or internationally), geopolitical issues or the availability and cost of credit could lead to increased market volatility, decreased consumer confidence, and diminished growth expectations in the U.S. economy and abroad, which in turn could result in reductions in information technology, software, and security spending by our existing and prospective customers. Negative economic conditions in both the public and private sectors, including macroeconomic, political and market conditions, government shutdowns or reduction in government spending (particularly with respect to our Q:Government solutions suite as discussed in more detail below), the availability of short-term and long-term funding and capital, the level and volatility of interest rates, currency exchange rates, and inflation, may cause customers to reduce their spending. Prolonged economic slowdowns may result in customers delaying or canceling projects, choosing to focus on in-house development efforts or seeking to lower their costs by requesting us to renegotiate existing contracts on less advantageous terms or defaulting on payments due on existing contracts or not renewing at the end of the contract term.
Our customers may merge with other entities who purchase solutions and services from our competitors and, during weak economic times, there is an increased risk that one or more of our customers will file for bankruptcy protection, either of which may harm our business, financial condition, and results of operations. We also face risks from international customers that file for bankruptcy protection in foreign jurisdictions, particularly given that the application of foreign bankruptcy laws may be more difficult to predict. In addition, we may determine that the cost of pursuing any claim may outweigh the recovery potential of such claim. As a result, broadening or protracted extension of an economic downturn could harm our business, financial condition, and results of operations.
A decline in the U.S. government budget, changes in spending or budgetary priorities or delays in contract awards may adversely affect our business, financial condition, and results of operations and limit our growth prospects.
Following the completion of our proposed acquisition of Sentar as part of the Pipeline Acquisitions, we expect that revenue under contracts with U.S. government agencies will represent a substantial amount of our total revenue. Levels of U.S. government spending are difficult to predict and subject to significant risk. Laws and plans adopted by the U.S. government relating to, along with pressures on and uncertainty surrounding the U.S. federal budget, potential changes in budgetary priorities and defense spending levels, sequestration, the appropriations process, and the permissible federal debt limit, could adversely affect the funding for individual programs and delay purchasing or payment decisions by our customers. Considerable uncertainty exists regarding how future budget and program decisions will unfold, including the defense spending priorities of the new Biden Administration and Congress, and what challenges budget reductions will present for us and the industry for our Q:Government solutions and products generally.
Current U.S. government spending levels for defense-related or other programs may not be sustained and future spending and program authorizations may not increase or may decrease or shift to programs in areas in which we do not provide services or are less likely to be awarded contracts. Such changes in spending authorizations and budgetary priorities may occur as a result of uncertainty surrounding the federal budget, increasing political pressure and legislation, shifts in spending priorities from defense-related or other programs as a result of competing demands for federal funds, the number and intensity of military conflicts, or other factors. In the event government funding relating to our contracts with U.S. government becomes unavailable, or is reduced or delayed, or planned orders are reduced, our contract or subcontract under such programs may be terminated or adjusted by the U.S. government or the prime contractor, if applicable. Our operating results could also be adversely affected by spending caps or changes in the budgetary priorities of the U.S. government, as well as delays in program starts or the award of contracts or task orders under contracts.
The U.S. government also conducts periodic reviews of U.S. defense strategies and priorities, which may shift the U.S. Department of Defense (“DoD”) or other budgetary priorities, reduce overall U.S. government spending or delay contract or task order awards for defense-related or other programs from which we would otherwise expect to derive a significant portion of our future revenues. In addition, changes to the federal or DoD acquisition system and contracting models could affect whether and how we pursue certain opportunities and the terms under which we are able to do so. A significant decline in overall U.S. government spending, a significant shift in its spending priorities, the substantial reduction or elimination of particular defense-related programs, or significant delays in contract or task order awards for large programs could adversely affect our business, financial condition, and results of operations and limit our growth prospects.
Historically, a limited number of customers have accounted for a substantial portion of our revenue. If existing customers do not renew their contracts with us (ore renew at reduced spending levels), or if our relationships with our largest customers are impaired or terminated, our revenue could decline, and our business, financial condition, and results of operations would be adversely impacted.
Each of QOMPLX, Tyche and Sentar have historically derived a significant portion of their respective revenue from a limited number of existing customers and we expect that New QOMPLX will continue to derive a substantial portion of our revenue from a relatively limited number of customers following the Business Combination. For this reason, any issue that compromises our relationship with our largest customers, including our performance on contracts and task orders, the strength of our professional reputation, compliance with applicable laws and regulations, and the strength of our relationships with customer personnel, would cause our revenue to decline. In addition, the mishandling or the perception of mishandling of sensitive information, such as our failure to maintain the confidentiality of the existence of our business relationships with certain of our customers, including as a result of misconduct or other improper activities by our employees or subcontractors, or a failure to maintain adequate protection against security breaches, including those resulting from cyberattacks, could harm our relationship with our customers. If our existing customers do not renew their contracts with us (or reduce their contracts at reduced spending levels), or if our relationships with our largest customers are impaired or terminated, our revenue could decline, and our business, financial condition, and results of operations would be adversely impacted.
Failure of our platform in general, and our solutions in particular, to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, financial condition, results of operations, and growth prospects.
Market acceptance of our platform in general, and solutions (including our products and professional services) in particular, are critical to the success of QOMPLX following the Business Combination. Market acceptance of our platform and solutions depends in part on market awareness and whether or not potential customers can overcome any concerns with placing sensitive information on a cloud-based platform. In addition, demand for our platform in particular is affected by a number of other factors, some of which are beyond our control. These factors include continued market acceptance of our platform and solutions, the pace at which existing customers realize benefits from the use of our platform and solutions and decide to expand deployment or use of our platform and solutions across their business, the timing of development and release of new solutions by our competitors, technological change, reliability and security, the pace at which enterprises undergo digital transformation, and developments in data privacy regulations. In addition, we expect that the needs of our customers will continue to rapidly change and increase in complexity. We will need to improve the functionality and performance of our platform and solutions continually to meet those rapidly changing, complex demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of our platform in general, and our solutions in particular, our business, financial condition, results of operations, and growth prospects will be materially and adversely affected.
We recognize revenue under certain of our customer contracts over the term of such contract, or otherwise over time as we perform our obligations under such contracts. Consequently, increases or decreases in new sales may not be immediately reflected in our results of operations and may be difficult to discern.
We have, and will in the future following the completion of the Pipeline Acquisitions, recognized revenue under certain of our customer contracts over the term of such contracts, or otherwise over time as we perform our obligations under such contracts. For example, QOMPLX has historically recognized revenue from subscriptions to its platform and solutions ratably over the multi-year term of the subscriptions. Sentar has historically recognized substantially all of its revenue over time as it performs its obligations under its contracts as control of work in process transfer to the customer. Similarly, a portion Tyche’s revenue related to implementation services and software updates are recognized over implementation or update periods, as applicable. As a result, a substantial portion of the revenue we report in each period is, and may in the future be, attributable to the recognition of deferred revenue relating to agreements that we entered into during previous periods. Consequently, any increase or decline in new sales or renewals in any one period will not be immediately reflected in our revenue for that period. Any such change, however, would affect our revenue in future periods. Accordingly, the effect of downturns or upturns in new sales and potential changes in our rate of renewals may not be fully reflected in our results of operations until future periods. We may also be unable to timely reduce our cost structure in line with a significant deterioration in sales or renewals that would adversely affect our business, financial condition, and results of operations.
We employ multiple, unique and evolving pricing models, which subject us to various pricing challenges that could make it difficult for us to derive value from our customers and may adversely affect our business, financial condition, and results of operations.
We employ multiple, unique and evolving pricing models for our offerings. Our pricing models may ultimately result in a higher total cost to our customers generally as data volumes increase over time, or may cause our customers to limit or decrease usage in order to stay within the limits of their existing licenses or lower their costs, making it more difficult for us to compete in our markets or negatively impacting our business, financial condition, and results of operations. As the amount of data within our customers’ organizations grows, we face downward pressure from our customers regarding our pricing, which could adversely affect our revenues and operating margins. In addition, our unique pricing models may allow competitors with different pricing models to attract customers unfamiliar or uncomfortable with our pricing models, which would cause us to lose business or modify our pricing models, both of which could adversely affect our revenues and operating margins. We have introduced and expect to continue to introduce variations to our pricing models, including but not limited to usage-based, tiered pricing based on number of users, flat upfront fee, fixed price, level of effort, cost plus fee, utility-based pricing and other pricing programs. Although we believe that these pricing models and variations to these models will drive net new customers, increase customer adoption, it is possible that they will not and may potentially cause customers to decline to purchase or renew contracts with us or confuse customers and reduce their lifetime value, which could negatively impact our business, financial condition, and results of operations.
Our success and ability to grow our business depend on retaining and expanding our customer base. If we fail to add new customers or retain existing customers, our business, financial condition, and results of operations could be harmed.
We may enter into term-based agreements for our platform and solutions, which customers have discretion to renew or terminate at the end of the initial term, or stand-alone agreements for the provision of specified software or services. In order for us to improve our operating results, it is important that we add new customers and that our existing customers renew, upgrade and expand their term-based agreements when the initial contract term expires, or otherwise become repeat users of our platform and solutions for stand-alone engagements. Our customers have no obligation to renew, upgrade or expand their agreements with us after the terms have expired, or otherwise continue their relationship with us once a stand-alone engagement ended. Our customers’ renewal, upgrade and expansion rates, and the rate at which we are able to obtain repeat stand-alone engagements with customers, may decline or fluctuate as a result of a number of factors, including their satisfaction or dissatisfaction with our offerings, our pricing, the effects of general economic conditions, competitive offerings or alterations or reductions in our customers’ spending levels. If we are unable to add new customers or if our existing customers do not renew, upgrade or expand their agreements with us or renew on terms less favorable to us, or do not otherwise continue to use our platform and solutions for subsequent engagements, our revenues may decline and our business, financial condition, and results of operations could be harmed.
Our sales cycles can be long and unpredictable, particularly with respect to large subscriptions and government customers, and our sales efforts require considerable time and expense.
Our operating results may fluctuate, in part, because of the resource intensive nature of our sales efforts, the length and variability of the sales cycle of our offerings and the short-term difficulty in adjusting our operating expenses. Our operating results depend in part on sales to enterprise and government customers. The length of our sales cycle, from initial evaluation to adoption and payment, varies substantially from customer to customer. This variation is due to numerous factors, including in the expansion of our offerings and new pricing models. In some cases, our customers may wish to consider a combination of our offerings, potentially further slowing our sales cycle. Our sales cycle can extend to more than a year for certain customers, particularly large customers and government organizations. Additionally, a pattern of increased sales in the fourth fiscal quarter as a result of industry buying patterns has positively impacted sales activity in that period, which can result in lower sequential revenue in the first fiscal quarter. We expect this cyclicality as a result of buying patterns to continue.
It is difficult to predict exactly when we will make a sale with a potential customer, expand our sales to existing customers, or when a user of a trial version of one of our offerings will upgrade to the paid version of that offering. As a result, large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. The loss or delay of one or more large transactions in any period could impact our operating results for that period and any future periods for which revenues from that transaction is delayed. As a result of these factors, it is difficult for us to forecast our revenues accurately in any quarter. Because a substantial portion of our expenses are relatively fixed in the short-term (subject to rising fixed costs in the longer term as discussed above), our operating results will suffer if revenues fall below our expectations in a particular quarter, which could cause the price of our New QOMPLX Common Stock to decline.
If we fail to develop, maintain, enhance and differentiate our brand and reputation cost-effectively, our business, financial condition, and results of operations may be adversely affected.
We believe that maintaining, enhancing and differentiating the “QOMPLX” brand identity is critical to our relationships with current customers and partners and to our ability to attract new customers and partners. The successful promotion of our brand will depend largely upon our marketing efforts, our ability to continue to offer high-quality offerings and our ability to successfully differentiate our offerings from those of our competitors. In addition, independent industry analysts often provide reviews of our offerings, as well as those of our competitors, and perception of our offerings in the marketplace may be significantly influenced by these reviews. If these reviews are negative, or less positive as compared to those of our competitors’ solutions and services, our brand may be adversely affected.
Moreover, acquisitions have been a major component of our growth and the development of our business, including the proposed Pipeline Acquisitions and our recent acquisition of Hyperion Gray. Acquisitions can broaden and diversify our brand holdings and solution offerings, and allow us to build additional capabilities and competencies around our brand blueprint. However, we cannot be certain that the solutions and offerings of companies we have acquired or may acquire, or acquire an interest in, will achieve or maintain popularity with consumers in the future or that any anticipated brand synergies will be realized. Even if achieved, these benefits may be delayed or reduced in their realization. If we are unable to successfully integrate these newly acquired brands or such brands lose goodwill as a result of our acquisition, subsequent integration activities or otherwise, this may negatively impact our business and our business growth.
We have and will continue to incur expenditures in connection with our brand enhancement campaigns (including through our recent, ongoing and future acquisitions), and we anticipate that brand promotion expenditures will increase as our market becomes more competitive and as we attempt to grow our business. To the extent that these activities yield increased revenues, these revenues may not offset the increased expenses we incur. If we do not successfully maintain, enhance and differentiate our brand, our business may not grow, we may have reduced pricing power relative to competitors with stronger brands, and we could lose customers and partners, all of which would adversely affect our business, financial condition, and results of operations.
Our ability to introduce new solutions and features is dependent on adequate research and development resources and our ability to successfully complete acquisitions. If we do not adequately fund our research and development efforts or complete acquisitions successfully, we may not be able to compete effectively and our business, financial condition, and results of operations may be harmed.
To remain competitive, we must continue to offer new solutions and enhancements to our existing platform. This is particularly true as we further expand and diversify our capabilities. Maintaining adequate research and development resources, such as the appropriate personnel and development technology, to meet the demands of the market is essential. We may also choose to expand into a certain market or strategy via an acquisition (such as the proposed Pipeline Acquisitions) for which we could potentially pay too much or fail to successfully integrate into our operations. Further, many of our competitors expend a considerably greater amount of funds on their respective research and development programs, and those that do not may be acquired by larger companies that would allocate greater resources to our competitors’ research and development programs. Our failure to maintain adequate research and development resources or to compete effectively with the research and development programs of our competitors would give an advantage to such competitors and our business, financial condition, and results of operations could be adversely affected. Moreover, there is no assurance that our research and development or acquisition efforts will successfully anticipate market needs and result in significant new marketable solutions or enhancements to our existing platform and solutions, design improvements, cost savings, revenues or other expected benefits. If we are unable to generate an adequate return on such investments, we may not be able to compete effectively and our business, financial condition, and results of operations may be materially and adversely affected.

Failure to effectively develop and expand our sales and marketing capabilities could harm our ability to increase our customer base and achieve broader market acceptance of our platform’s value proposition and solutions.
Our ability to increase our customer base and achieve broader market acceptance of our platform’s value proposition and solutions will depend on our ability to expand our sales and marketing operations. Our business will be harmed if our business development efforts do not generate a corresponding increase in revenue. We may not achieve anticipated revenue growth from expanding our direct sales force if we are unable to hire and develop talented direct sales personnel, if our new direct sales personnel are unable to achieve desired productivity levels in a reasonable period of time, or if we are unable to retain our existing direct sales personnel. There is significant competition for sales personnel with the advanced sales skills and technical knowledge we need. Selling our platform’s value proposition and solutions to sophisticated enterprise customers, including government organizations, requires particularly talented sales personnel with the ability to communicate the transformative potential of our platform.
We target enterprise customers and government organizations, and sales to these customers involve risks that may not be present or that are present to a lesser extent with sales to smaller entities.
We have a robust sales team that targets enterprise customers and government organizations. Sales to large customers involve risks that may not be present or that are present to a lesser extent with sales to smaller entities, such as longer sales cycles, more complex customer requirements, substantial upfront sales costs, and less predictability in completing some of our sales. For example, enterprise customers may require considerable time to evaluate and test our solutions and those of our competitors prior to making a purchase decision and placing an order. A number of factors influence the length and variability of our sales cycle, including the need to educate potential customers about the uses and benefits of our solutions, the discretionary nature of purchasing and budget cycles, and the competitive nature of evaluation and purchasing approval and/or competitive bidding processes. As a result, the length of our sales cycle, from identification of the opportunity to deal closure, may vary significantly from customer to customer, with sales to large enterprises typically taking longer to complete. Moreover, large enterprise customers often begin to deploy our solutions on a limited basis, but nevertheless demand configuration, integration services and pricing negotiations, which increase our upfront investment in the sales effort with no guarantee that these customers will deploy our solutions widely enough across their organization to justify our substantial upfront investment.
Our business depends, in part, on sales to government organizations and other highly regulated customers, which are subject to a number of specific challenges, additional costs and risks.
We have sold and may sell to U.S. federal, state, and local, as well as foreign, governmental agency customers, as well as to customers in highly regulated industries such as financial services, telecommunications, and healthcare. Sales to such entities are subject to a number of challenges and risks. Selling to such entities can be highly competitive, expensive, and time consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. The contracting requirements that apply to such contracts may change and in doing so restrict our ability to sell into the various sectors. The demand and payment for our platform and solutions with respect to such customers may be affected by budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public and enterprise sector demand for our platform and applications.
Contracting with governmental and highly regulated entities may impose added costs on our business, and failure to comply with applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our partners, downward contract price adjustments or refund obligations, civil or criminal penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government or other entity would adversely impact, and could have a material adverse effect on, our business, financial condition, results of operations, public perception and growth prospects.
Governmental and highly regulated entities may have statutory, contractual, or other legal rights to terminate contracts with us for convenience or for other reasons. Any such termination may adversely affect our ability to contract with other government customers as well as our reputation, business, financial condition, and results of operations. All these factors can add further risk to business conducted with these customers. If sales expected from a government entity or highly regulated organization for a particular quarter are not realized in that quarter or at all, our business, financial condition, results of operations, and growth prospects could be materially and adversely affected. For additional discussion regarding risks associated with our Q: Government solutons suite, see “Risk Factors — Risks Related to Government Contracting Matters of QOMPLX.”
Our ability to maintain customer satisfaction depends in part on the quality of our customer support.
Once our platform and solutions are purchased, our customers depend on our maintenance and support teams to resolve technical and operational issues relating to our platform and solutions. Our ability to provide effective customer maintenance and support is largely dependent on our ability to attract, train, and retain qualified personnel with experience in supporting customers with our platform and solutions such as ours and maintaining the same. The number of our customers has grown significantly and that has and will continue to put additional pressure on our customer maintenance and support teams. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for technical support or maintenance assistance. We also may be unable to modify the future, scope, and delivery of our maintenance services and technical support to compete with changes in the technical services provided by our competitors. Increased customer demand for maintenance and support services, without corresponding revenue, could increase costs and negatively affect our operating results. In addition, if we experience increased customer demand for support and maintenance, we may face increased costs that may harm our business, financial condition, or results of operations. Further, as we continue to grow our operations and support our global customer base, we need to be able to continue to provide efficient support and effective maintenance that meets our customers’ needs globally at scale. Customers receive additional maintenance and support features, and the number of our customers has grown significantly, which will put additional pressure on our organization. If we are unable to provide efficient customer maintenance and support globally at scale or if we need to hire additional maintenance and support personnel, our business may be harmed. Our ability to attract new customers is highly dependent on our business reputation and on positive recommendations from our existing customers. Any failure to maintain high-quality maintenance and support services, a failure of channel parties to maintain high-quality maintenance and support services or a market perception that we do not maintain high-quality maintenance and support services for our customers, would harm our business.
Our senior leadership team is critical to our continued success and the loss of such personnel could harm our business.
Our future success substantially depends on the continued service and performance of the members of our senior leadership team. These personnel possess business and technical capabilities that are difficult to replace. If we lose key members of our senior management operating team, we may not be able to effectively manage our current operations or meet ongoing and future business challenges, and this may have a material adverse effect on our business, financial condition, and results of operations.
The failure to attract and retain additional qualified personnel or to maintain our company culture could harm our business and culture and prevent us from executing our business strategy.
To execute our business strategy, we must attract and retain highly qualified personnel. Competition for executives, data scientists, engineers, software developers, sales personnel, and other key employees in our industry is intense. In particular, we compete with many other companies for employees with high levels of expertise in designing, developing and managing platforms and applications for data management, machine learning, and analytics technologies, as well as for skilled data scientists, sales, and operations professionals. In addition, we are extremely selective in our hiring process, which requires significant investment of time and resources from internal stakeholders and management. At times, we have experienced, and we may continue to experience, difficulty in hiring personnel who meet the demands of our selection process and with appropriate qualifications, experience, security clearances, or expertise, and we may not be able to fill positions as quickly as desired. We must also continue to retain and motivate existing employees through our compensation practices, company culture, and career development opportunities. If we are unable to hire, integrate, train, or retain the qualified and highly skilled personnel required to fulfill our current or future needs, our business, financial condition, and operating results could be harmed.
Further, we believe that a critical contributor to our success and our ability to retain highly skilled personnel has been our corporate culture, which we believe fosters innovation, teamwork, passion for end-customers, focus on execution, and the facilitation of critical knowledge transfer and knowledge sharing. As we grow and evolve, we may find it difficult to maintain these important aspects of our corporate culture. Any failure to preserve our culture as we grow could limit our ability to innovate and could negatively affect our ability to retain and recruit personnel, continue to perform at current levels or execute on our business strategy.
Our business could be disrupted by catastrophic events.
The occurrence of any catastrophic event, including earthquake, fire, flood, tsunami, or other weather event, power loss, telecommunications failure, software or hardware malfunctions, pandemics (such as the COVID-19 pandemic), political unrest, geopolitical instability, cyberattack, war, or terrorist attack, could result in lengthy interruptions in our ability to serve our customers. In addition, acts of terrorism could cause disruptions to the internet or the economy as a whole. Even with our disaster recovery arrangements and insurance coverage, our service could be interrupted. If our systems were to fail or be negatively impacted as a result of a natural disaster or other event, our ability to deliver our platform and solutions to our customers would be impaired, or we could lose critical data. If we are unable to develop adequate plans to ensure that our business functions continue to operate during and after a disaster and to execute successfully on those plans in the event of a disaster or emergency, our business would be harmed.
The COVID-19 pandemic could harm our business, financial condition, and results of operations.
The novel strain of COVID-19 identified in late 2019 has spread globally, including within the U.S., and has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. This outbreak has negatively impacted and will likely continue to have a negative impact on, worldwide economic activity and financial markets and has impacted, and will further impact, our workforce and operations, the operations of our end-customers, and those of our respective partners, vendors and suppliers. In light of the uncertain and rapidly evolving situation relating to the spread of this virus and various government restrictions and guidelines, we have taken measures intended to mitigate the spread of the virus and minimize the risk to our employees, end-customers and the communities in which we operate. Although we continue to monitor the situation and may adjust our current policies as more information and public health guidance become available, the precautionary measures that we have adopted could negatively affect our customer success efforts, sales and marketing efforts, delay and lengthen our sales cycles, and create operational or other challenges, any of which could harm our business and results of operations. In addition, COVID-19 may disrupt the operations of our end-customers for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact our business and results of operations, including cash flows.
The impact of COVID-19 is fluid and uncertain, but it has caused and may continue to cause various negative effects, including, but not limited to:
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an inability to meet with our actual or potential customers;

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our customers deciding to delay or abandon their planned purchases or projects;

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increased requests for delayed payment terms or product discounts by our customers;

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us delaying, canceling, or withdrawing from user and industry conferences and other marketing events, including some of our own; and

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changes in the demand for our solutions, which has caused us to reprioritize our engineering and research and development efforts.

As a result, we may experience extended sales cycles, our demand generation activities, and our ability to close transactions with customers may be negatively impacted, our ability to provide customer support may be adversely affected and it has been and, until the COVID-19 outbreak is contained and global economic activity stabilizes, will continue to be more difficult for us to forecast our operating results. More generally, the outbreak has not only significantly and adversely increased economic and demand uncertainty, but it has caused a global economic slowdown, and it is likely that it will cause a global recession which could likely decrease technology spending and adversely affect demand for our offerings and harm our business and results of operations.
Risks Related to Legal and Regulatory Matters of QOMPLX
Any future litigation against us could be costly and time-consuming to defend.
We may become subject to legal proceedings and claims that arise in the ordinary course of business, such as claims brought by our customers in connection with contractual disputes, claims related to intellectual property or employment claims made by our current or former employees. Litigation might result in substantial costs and may divert management’s attention and resources, which might seriously harm our business, financial condition, and results of operations. Insurance might not cover such claims, might not provide sufficient payments to cover all the costs to resolve one or more such claims, and might not continue to be available on terms acceptable to us (including premium increases or the imposition of large deductible or co-insurance requirements). A claim brought against us that is uninsured or underinsured could result in unanticipated costs, potentially harming our business, financial position, and results of operations. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.
Data privacy concerns, evolving regulations of cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations may limit the use and adoption of, or require modification of our platform or solutions, which could adversely affect our business. Additionally, our actual or perceived failure to comply with these laws could harm our business.
Laws and regulations related to the provision of services on the internet are increasing, as federal, state and foreign governments continue to adopt new laws and regulations addressing data privacy and the collection, processing, storage and use of personal information. Internationally, many of the jurisdictions in which we operate have established their own data security and privacy legal frameworks with which we, or our customers, must comply. We have implemented various features and processes intended to enable our customers to better comply with applicable privacy and security requirements, but these features and processes do not guarantee compliance and may not guard against all potential privacy concerns.
We are subject to stringent and changing privacy laws, regulations and standards, information security policies and contractual obligations related to data privacy and security. Our actual or perceived failure to comply with such obligations could harm our business. For example, the European Union (the “EU”) adopted the General Data Protection Regulation (the “GDPR”) which became effective and enforceable across all then-current member states of the EU on May 25, 2018. The GDPR applies to any company established in the EU as well as to those outside the EU if they process personal data in relation to the offering of goods or services to individuals in the EU and/or the monitoring of their behavior. The GDPR enhances data protection obligations for both processors and controllers of personal data, including by extending the rights available to affected data subjects, materially expanding the definition of what is expressly noted to constitute personal data, requiring additional disclosures about how personal data is to be used, and imposing limitations on retention of personal data, creating mandatory data breach notification requirements in certain circumstances, and establishing onerous new obligations on services providers who process personal data simply on behalf of others. Under the GDPR, fines of up to €20 million or up to 4% of an undertaking’s total worldwide annual turnover of the preceding financial year, whichever is higher, may be imposed. In addition to administrative fines, a wide variety of other potential enforcement powers are available to competent authorities in respect of potential and suspected violations of the GDPR, including extensive audit and inspection rights, and powers to order temporary or permanent bans on all or some processing of personal data carried out by noncompliant actors. Given the breadth and depth of changes in data protection obligations, complying with its requirements has caused us to expend significant resources and such expenditures are likely to continue into the near future as we respond to new interpretations, additional guidance and potential enforcement actions and patterns, and as we continue to negotiate data processing agreements with our customers and business partners. While we have taken steps to comply with the GDPR, and implementing legislation in applicable member states, we cannot assure you that our efforts to achieve and remain in compliance have been, and/or will continue to be, fully successful.
The U.S. federal government, and various state and foreign governments, have adopted or proposed limitations on the collection, distribution, use, and storage of certain categories of information, such as personally identifiable information of individuals, health information, and other sector-specific types of data, including the Federal Trade Commission, the Electronic Communication Privacy Act, Computer Fraud and Abuse Act, Health Insurance Portability and Accountability Act (“HIPAA”) and the Gramm Leach Bliley Act. Certain U.S. states have also adopted limitations on the collection, distribution, use, and storage of certain categories of information. For example, California enacted the California Consumer Privacy Act (the “CCPA”) on June 28, 2018, which took effect on January 1, 2020. The CCPA gives California residents expanded rights to access and delete their personal information, opt out of certain personal information sharing and receive detailed information about how their personal information is used.
As a contractor supporting defense and national security clients (particularly following the completion of the proposed acquisition of Sentar as part of the Pipeline Acquisitions), we may also subject to certain additional regulatory compliance requirements relating to data privacy and cybersecurity. Under the DoD Federal Acquisition Regulation Supplement (“DFARS”) and other federal regulations, certain of our networks and information technology systems are required to comply with the security and privacy controls in National Institute of Standards and Technology Special Publications. To the extent that we do not comply with the applicable security and control requirements, unauthorized access or disclosure of sensitive information could potentially result in a contract termination, which could materially and adversely affect our business and lead to reputational harm. We may also be subject to the DoD Cybersecurity Maturity Model Certification (“CMMC”) requirements, which requires all contractors to receive specific third-party certifications relating to specified cybersecurity standards in order to be eligible for contract awards. The DoD expects that all new contracts will be required to comply with the CMMC by 2026, with initial requests for information beginning in June 2020 and requests for proposal beginning in September 2020. We are in the process of evaluating our readiness and preparing for the CMMC, but to the extent we are unable to achieve certification in advance of contract awards that specify the requirement, we will be unable to bid on such contract awards or on follow-on awards for existing work with the DoD, depending on the level of standard as required for each solicitation, which could adversely impact our revenue and profitability. In addition, any obligations that may be imposed on us under the CMMC may be different from or in addition to those otherwise required by applicable laws and regulations, which may cause additional expense for compliance.
Privacy and data protections laws and regulations are subject to new and differing interpretations and there may be significant inconsistency in laws and regulations among the jurisdictions in which we operate or provide our software-as-a-service (“SAAS”) offerings. Legal and other regulatory requirements could restrict our ability to store and process data as part of our SaaS offerings, or, in some cases, impact our ability to provide our SaaS offerings in certain jurisdictions. Our inability to provide our offerings in certain jurisdictions, as a result of their local data privacy frameworks may result in the loss of business opportunities from customers operating in, or seeking to expand into, those jurisdictions. In addition, we may seek to engage third party support providers in certain jurisdictions in order to comply with our customers’ data privacy concerns and such engagements may be costly.
Privacy and data protection laws and regulations may also impact our customers’ ability to deploy certain of our solutions globally, to the extent they utilize our solutions for storing personal information that they process. Additionally, if third parties that we work with violate applicable laws or our policies, such violations may also put our customers’ information at risk and could in turn have an adverse effect on our business. The costs of compliance with, and other burdens imposed by, data privacy laws, regulations and standards may require resources to create new solutions or modify existing solutions, could lead to us being subject to significant fines, penalties or liabilities for noncompliance, could lead to complex and protracted contract negotiations with respect to privacy and data protection terms, and may slow the pace at which we close sales transactions, any of which could harm our business.

The data protection landscape is rapidly evolving, and we expect that there will continue to be new proposed laws, regulations and industry standards concerning privacy, data protection, and information security. We cannot yet determine the impact that such future laws, regulations and standards may have on our business. Such laws and regulations are often subject to differing interpretations and may be inconsistent among jurisdictions. Any failure or perceived failure by us to comply with federal, state or foreign laws or regulations, industry standards, contractual obligations or other legal obligations, with respect to any security incident, whether or not resulting in unauthorized access to, or acquisition, release or transfer of personal data or other data, may result in governmental enforcement actions and prosecutions, private litigation, fines and penalties, friction in our customer relationships or adverse publicity, and could cause our customers to lose trust in us, which could have an adverse effect on our reputation and business.
Around the world, there are numerous lawsuits in process against various technology companies that process personal data. If those lawsuits are successful, it could increase the likelihood that we may be exposed to liability for our own policies and practices concerning the processing of personal data and could hurt our business. Furthermore, the costs of compliance with, and other burdens imposed by, laws, regulations and policies concerning privacy and data security that are applicable to the businesses of our customers may limit the use and adoption of our platform and reduce overall demand for it.
In addition, if our platform and/or solutions are perceived to cause, or are otherwise unfavorably associated with, violations of privacy or data security requirements, it may subject us or our customers to public criticism and potential legal liability. Existing and potential laws and regulations concerning privacy and data security and increasing sensitivity of consumers to unauthorized processing of personal data may create negative public reactions to technologies and solutions such as ours.
Failure to comply with anti-bribery, anti-corruption, and anti-money laundering laws could subject us to penalties and other adverse consequences.
We are subject to the U.S. Foreign Corrupt Practices (“FCPA”) and other anti-corruption, anti-bribery, and anti-money laundering laws in the jurisdictions in which we do business, both domestic and abroad. These laws generally prohibit us and our employees from improperly influencing government officials or commercial parties in order to obtain or retain business, direct business to any person, or gain any improper advantage. The FCPA and similar applicable anti-bribery and anti-corruption laws also prohibit our third-party business partners, representatives, and agents from engaging in corruption and bribery. We and our third-party business partners, representatives, and agents may have direct or indirect interactions with officials and employees of government agencies or state-owned or affiliated entities. We may be held liable for the corrupt or other illegal activities of these third-party business partners and intermediaries, our employees, representatives, contractors, partners, and agents, even if we do not explicitly authorize such activities. These laws also require that we keep accurate books and records and maintain internal controls and compliance procedures designed to prevent any such actions. While we have policies and procedures to address compliance with such laws, we cannot assure you that our employees and agents will not take actions in violation of our policies or applicable law, for which we may be ultimately held responsible. Our exposure for violating these laws may increase as we expand internationally and as we commence sales and operations in additional foreign jurisdictions. Any violation of the FCPA or other applicable anti-bribery, anti-corruption laws, and anti-money laundering laws could result in whistleblower complaints, adverse media coverage, investigations, imposition of significant legal fees, severe criminal or civil sanctions or suspension or debarment from U.S. government contracts, substantial diversion of management’s attention, a drop in stock price or overall adverse consequences to our business, all of which may have an adverse effect on our reputation, business, financial condition, and results of operations.
We are subject to governmental export and import controls that could impair our ability to compete in international markets or subject us to liability if we are not in compliance with applicable laws.
Our platform and solutions are subject to various restrictions under U.S. export control and trade and economic sanctions laws and regulations, including the U.S. Department of Commerce’s Export Administration Regulations (“EAR”) and various economic and trade sanctions regulations administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”). U.S. export control and economic sanctions laws and regulations include restrictions or prohibitions on the sale or supply of certain artificial intelligence platform and applications, services and technologies to U.S. embargoed or sanctioned countries, governments, persons, and entities. Further, U.S. export laws and regulations include broad licensing requirements, including requiring authorization for the export of certain items. In addition, various countries regulate the import of certain items, including through import permitting and licensing requirements and have enacted or could enact laws that could limit our ability to distribute our platform and solutions or could limit our customers’ ability to implement our platform or solutions in those countries.
Changes in our platform or solutions and, if required, obtaining the necessary export license or other authorization for a particular sale, or changes in export, sanctions, and import laws, may result in the delay or loss of sales opportunities, delay the introduction and sale of subscriptions to our platform or solutions in international markets, prevent our customers with international operations from using our platform or solutions or, in some cases, prevent the access or use of our platform or solutions to and from certain countries, governments, persons, or entities altogether. Further, any change in export or import regulations, economic sanctions or related laws, shift in the enforcement or scope of existing regulations or change in the countries, governments, persons, or technologies targeted by such regulations could result in decreased use of our platform or solutions or in our decreased ability to export or sell our platform or solutions to existing or potential customers with international operations. Any decreased use of our platform or solutions or limitation on our ability to export or sell our platform or solutions would likely harm our business.
In addition, if our customers fail to obtain appropriate import, export, or re-export licenses or permits, we may also be adversely affected through reputational harm, as well as other negative consequences, including government investigations and penalties. Even though we take precautions to ensure that we comply with all relevant regulations, any failure by us or our customers to comply with U.S. export control and economic sanctions laws and regulations or other laws could have negative consequences, including reputational harm, government investigations and substantial civil and criminal penalties (e.g., fines, incarceration for responsible employees and managers, and the possible loss of export or import privileges).
We have business and customer relationships with certain entities who are stockholders or are affiliated with our directors, or both, and conflicts of interest may arise because of such relationships.
Some of our customers and other business partners are affiliated with certain of our directors or hold shares of our capital stock, or both. We believe that the transactions and agreements that we have entered into with related parties are on terms that are at least as favorable as could reasonably have been obtained at such time from third parties. However, these relationships could create, or appear to create, potential conflicts of interest when our board of directors is faced with decisions that could have different implications for us and these other parties or their affiliates. In addition, conflicts of interest may arise between us and these other parties and their affiliates. The appearance of conflicts, even if such conflicts do not materialize, might adversely affect the public’s perception of us, as well as our relationship with other companies and our ability to enter into new relationships in the future, including with competitors of such related parties, which could harm our business and results of operations. See “Certain Relationships and Related Party Transactions.”
Legal, political and economic uncertainty surrounding the exit of the U.K. from the EU may be a source of instability in international markets, create significant currency fluctuations, adversely affect our operations in the U.K. and pose additional risks to our business, financial condition and results of operations.
The U.K. formally left the EU on January 31, 2020, commonly referred to as Brexit. On December 24, 2020, the U.K.and the EU agreed a trade and cooperation agreement (the “Trade and Cooperation Agreement”), which took provisional effect from January 1, 2021 (provisional application shall cease on the earlier of the date the agreement enters into force or April 30, 2021) and provided for, among other things, zero-rate tariffs and zero quotas on the movement of goods between the U.K. and the EU.
The long-term effects of Brexit will in part depend on the implementation of the Trade and Cooperation Agreement and any future agreements (or lack thereof) between the U.K. and the EU and, in particular, any potential changes in the arrangements for the U.K. to retain access to EU markets. The continued development of the U.K.’s legal, political and economic relationships with the EU may be a source of instability in the international markets, create significant currency fluctuations, and otherwise adversely affect trading agreements or similar cross-border co-operation arrangements (whether economic, tax, fiscal, legal, regulatory or otherwise). Further, if other EU Member States pursue withdrawal, barrier-free access between the U.K. and other EU Member States or among the European Economic Area overall could be diminished or eliminated. Such a withdrawal from the EU is unprecedented, and it is unclear how Brexit, and any potential regulatory or legal divergence between the U.K. and the EU over time, will impact our international and U.K. operations, including our customers in the U.K. We may also face new regulatory costs and challenges that could have an adverse effect on our operations. Brexit has already created economic uncertainty, and its consequences could adversely impact our business, financial condition and results of operations.
Risks Related to Technology Matters of QOMPLX
We rely on software and services from other parties. Defects in or the loss of access to software or services from third parties could increase our costs and adversely affect the quality of our solutions.
We rely on third-party computer systems, broadband and other communications systems and service providers in providing access to our platform. Any interruptions, outages or delays in our systems, infrastructure or business, or the systems, infrastructure or business of such third parties, or deterioration in the performance of these systems and infrastructure, could impair our ability to provide access to our platform. Our business would be disrupted if any of the third-party software or services we utilize, particularly with respect to third-party software or services embedded in our solutions, or functional equivalents thereof, were unavailable due to extended outages or interruptions or because they are no longer available on commercially reasonable terms or prices or at all.
In each case, we would be required to either seek licenses to software or services from other parties and redesign our solutions to function with such other parties’ software or services or develop these components ourselves, which would result in increased costs and could result in delays in our solution and solution package launches and the release of new solution and solution package offerings until equivalent technology can be identified, licensed or developed, and integrated into our solutions. Furthermore, we might be forced to limit the features available in our current or future solutions. If these delays and feature limitations occur, our business, results of operations and financial condition could be adversely affected.
Our failure to meet certain of our service level commitments could harm our business, results of operations and financial condition.
Our customer agreements contain service level commitments, under which we guarantee specified availability and error resolution times with respect to our platform and solutions. Any failure of or disruption to our infrastructure could make our solutions unavailable to our customers. If we are unable to meet the stated service level commitments to our customers or suffer extended periods of unavailability of our SaaS offerings, we may be contractually obligated to provide affected customers with service credits, or customers could elect to terminate and receive refunds for prepaid amounts related to unused subscriptions. Our business, financial condition, and results of operations could be harmed if we suffer unscheduled downtime that exceeds the service level commitments under our agreements with our customers, and any extended service outages could adversely affect our business and reputation as customers may elect not to renew their subscriptions.
If there are interruptions or performance problems associated with our technology or infrastructure, our existing customers may experience service outages, and our new customers may experience delays in the deployment of our platform and solutions.
Our continued growth depends in part on the ability of our existing and potential customers to access our platform 24 hours a day, seven days a week, without interruption or degradation of performance. We have in the past, and may in the future, experience disruptions, outages and other performance problems with our infrastructure due to a variety of factors, including infrastructure changes, introductions of new functionality, human or software errors, capacity constraints, or security-related incidents. In some instances, we may not be able to identify the cause or causes of these performance problems immediately or in short order. We may not be able to maintain the level of service uptime and performance required by our customers, especially during peak usage times and as our platform and solutions become more complex and our user traffic increases. If our platform is unavailable or if our customers are unable to access our solutions or deploy them within a reasonable amount of time, or at all, our business would be harmed. The adverse effects of any service interruptions on our reputation and financial condition may be disproportionately heightened due to the nature of our business and the fact that our customers expect continuous and uninterrupted access to our platform and solutions and have a low tolerance for interruptions of any duration. Since our customers rely on our platform and solutions to provide and secure access to their information technology infrastructures and to support customer-facing applications, any outage on our platform would impair the ability of our customers to operate their businesses, which would negatively impact our brand, reputation and customer satisfaction.
Moreover, we depend on services from various third parties to maintain our cloud infrastructure and deploy our platform, such as cloud infrastructure services that host our platform. If a service provider fails to provide sufficient capacity to support our platform or otherwise experiences service outages, such failure could interrupt our customers’ access to our services, which could adversely affect their perception of our platform’s reliability and our revenue. Any disruptions in these services, including as a result of actions outside of our control, would significantly impact the continued performance of our solutions. In the future, these services may not be available to us on commercially reasonable terms, or at all. Any loss of the right to use any of these services could result in decreased functionality of our platform and/or solutions until equivalent technology is either developed by us or, if available from another provider, is identified, obtained and integrated into our infrastructure. If we do not accurately predict our infrastructure capacity requirements, our customers could experience service shortfalls. We may also be unable to effectively address capacity constraints, upgrade our systems as needed, and continually develop our technology and network architecture to accommodate actual and anticipated changes in technology.
Our platform is accessed by a large number of customers, often at the same time. As we continue to expand the number of our customers and solutions available to our customers, we may not be able to scale our technology to accommodate the increased capacity requirements, which may result in interruptions or delays in service. In addition, the failure of third-party cloud infrastructure providers, third-party internet service providers or other third-party service providers whose services are integrated with our platform to meet our capacity requirements could result in interruptions or delays in access to our platform or impede our ability to scale our operations. In the event that our service agreements are terminated with our cloud infrastructure providers, or there is a lapse of service, interruption of internet service provider connectivity or damage to such providers’ facilities, we could experience interruptions in access to our platform as well as delays and additional expense in arranging new facilities and services.
Any of the above circumstances or events may harm our reputation, cause customers to terminate their agreements with us, impair our ability to obtain subscription renewals from existing customers, impair our ability to grow our customer base, result in the expenditure of significant financial, technical and engineering resources, subject us to financial penalties and liabilities under our service level agreements, and otherwise could adversely affect our business, financial condition, and results of operations.
Our success depends, in part, on the integrity and scalability of our systems and infrastructures. System interruption and the lack of integration, redundancy and scalability in these systems and infrastructures may adversely affect our business, financial condition, and results of operations.
Our success depends, in part, on our ability to maintain the integrity of our systems and infrastructure, including websites, information systems and related systems. System interruption and a lack of integration and redundancy in our information systems and infrastructure may adversely affect our ability to operate websites, process and fulfill transactions, respond to customer inquiries and generally maintain cost-efficient operations. We may experience occasional system interruptions that make some or all systems or data unavailable or prevent us from efficiently providing access to our platform. We also rely on third-party computer systems, broadband and other communications systems and service providers in connection with providing access to our platform generally. Any interruptions, outages or delays in our systems, infrastructure or business, or the systems, infrastructure or business of such third parties, or deterioration in the performance of these systems and infrastructure, could impair our ability to provide access to our platform. Fire, flood, power loss, telecommunications failure, hurricanes, tornadoes, earthquakes, other natural disasters, acts of war or terrorism and similar events or disruptions may damage or interrupt computer, broadband or other communications systems and infrastructure at any time. Any of these events could cause system interruption, delays and loss of critical data, and could prevent us from providing access to our platform. While we have backup systems for certain aspects of these operations, disaster recovery planning by its nature cannot be sufficient for all eventualities. In addition, we may not have adequate insurance coverage to compensate for losses from a major interruption. If any of these events were to occur, it could harm our business, financial condition and results of operations.
Real or perceived errors, failures, defects, or bugs in our platforms or solutions could adversely affect our results of operations and growth prospects.
Because our offerings are complex, undetected errors, failures or bugs may occur, especially when new offerings, versions or updates are released. Our software is often installed and/or used in large-scale computing environments with different operating systems, system management software, and equipment and networking configurations, which may cause errors or failures of our software or other aspects of the computing environment into which it is deployed. In addition, deployment of our software into complicated, large-scale computing environments may expose undetected errors, failures or bugs in our software. Despite testing by us, errors, failures or bugs may not be found in our offerings until they are released to our customers. In the past, we have discovered errors, failures, and bugs in some of our offerings after their introduction. Real or perceived errors, failures, or bugs in our offerings could result in negative publicity, loss of or delay in market acceptance of our offerings, loss of competitive position or claims by customers for losses sustained by them. In such an event, we may be required, or may choose, for customer relations or other reasons, to expend additional resources in order to help correct the problem.
In addition, if an actual or perceived failure of our software occurs in a customer’s deployment or in our cloud services, regardless of whether the failure is attributable to our software, the market perception of the effectiveness of our offerings could be adversely affected. Alleviating any of these problems could require significant expenditures of our capital and other resources and could cause interruptions, delays or cessation of our licensing, which could cause us to lose existing or potential customers and could adversely affect our business, financial condition, results of operations, and growth prospects.
If we are unable to ensure that our platform and solutions integrate or interoperate with a variety of operating systems and software applications that are developed by others, our platform may become less competitive and our results of operations may be harmed.
Our software solutions interoperate with servers, software applications, and cloud hosting providers predominantly through the use of protocols, many of which are created and maintained by third parties. As a result, we depend on the interoperability of our solutions with such third-party services as well as cloud-enabled hardware, software, networking, browsers, database technologies and protocols that we do not control. Any changes in such technologies that degrade the functionality of our platform or solutions or give preferential treatment to competitive services could adversely affect adoption and usage of our platform. Also, we may not be successful in developing or maintaining relationships with key participants developing solutions that operate effectively with a range of operating systems, networks, devices, browsers, protocols and standards. If we are unable to effectively anticipate and manage these risks, or if it is difficult for our customers to access and use our platform, our business, results of operations and financial condition may be harmed.
Risks related to Government Contracting Matters of QOMPLX
A delay in the completion of the U.S. government’s budget and appropriation process could delay procurement of solutions we provide and have an adverse effect on our future revenues.
The funding of U.S. government programs is subject to an annual congressional budget authorization and appropriations process. In years when the U.S. government does not complete its appropriations before the beginning of the new fiscal year on October 1, government operations are typically funded pursuant to a “continuing resolution,” which allows federal government agencies to operate at spending levels approved in the previous appropriations cycle, but does not authorize new spending initiatives. When the U.S.

government operates under a continuing resolution, delays can occur in the procurement of the solutions (including professional services) provided by our Q:Government solutions suite (particularly following the completion of the proposed acquisition of Sentar as part of the Pipeline Acquisitions) and may result in new initiatives being canceled. Government revenue is often cyclical and based upon delays or change in the appropriation cycle or government shutdowns and thus can impact future performance. When the U.S. government fails to complete its appropriations process or to provide for a continuing resolution, a full or partial federal government shutdown may result. A federal government shutdown could, in turn, result in our incurrence of substantial labor or other costs without reimbursement under customer contracts, the delay or cancellation of key programs or the delay of contract payments, which could have a negative effect on our cash flows and adversely affect our business, financial condition, and results of operations. For many programs, Congress appropriates funds on an annual fiscal year basis even though the program performance period may extend over several years. Consequently, programs are often partially funded initially and additional funds are committed only as Congress makes further appropriations. If we incur costs in excess of funds obligated on a contract, we may be at risk for reimbursement of those costs unless or until additional funds are obligated to the contract. In addition, when supplemental appropriations are required to operate the U.S. government or fund specific programs and passage of legislation needed to approve any supplemental appropriations bill is delayed, the overall funding environment for our business could be adversely affected.
Due to the competitive process to obtain contracts and the likelihood of bid protests, we may be unable to achieve or sustain revenue growth and our business, financial condition, and results of operations may be adversely affected.
Following the Business Combination, we expect that a substantial portion of the business that we seek with respect to our Q:Government solutions suite will be subject to competitive bidding processes with U.S. government customers. The U.S. government has increasingly relied on contracts that are subject to a continuing competitive bidding process which has resulted in greater competition and increased pricing pressure. The competitive bidding process involves substantial costs and a number of risks, including significant cost and managerial time to prepare bids and proposals for contracts that may not be awarded to us, may be split among competitors or that may be awarded but for which we do not receive meaningful task orders, and to the risk of inaccurately estimating the resources and costs that will be required to fulfill any contract we win.
Following contract award, we may encounter significant expense, delay, contract modifications or even contract loss as a result of our competitors protesting the award of contracts to us in competitive bidding. Any resulting loss or delay of start-up and funding of work under protested contract awards may adversely affect our revenues and/or profitability. In addition, multi-award contracts require that we make sustained post-award efforts to obtain task orders under the contract. As a result, we may not be able to obtain these task orders or recognize revenues under these multi-award contracts. We are also experiencing increased competition generally which impacts our ability to obtain contracts. Our failure to compete effectively in this procurement environment would adversely affect our revenues and our business, financial condition, and results of operations may be adversely affected.
The U.S. government may terminate, cancel, modify or curtail our contracts at any time prior to their completion and, if we do not replace them, this may adversely affect our future revenues and profitability.
Many of the U.S. government programs in which we may participate as a prime contractor or subcontractor extend for several years and include one or more base years and one or more option years. These programs are normally funded on an annual basis. Under our contracts, the U.S. government generally has the right to not exercise options to extend or expand our contracts and may otherwise terminate, cancel, modify or curtail our contracts at its convenience. Any decisions by the U.S. government to not exercise contract options or to terminate, cancel, modify or curtail our major programs or contracts would adversely affect our revenues, revenue growth and profitability.
We may also experience technological or other performance difficulties under our contracts, which may result in delays, cost overruns, and failures in our performance of these contracts. If a government customer terminates a contract for default, we may be exposed to liability, including for excess costs incurred by the customer in procuring undelivered services and solutions from another source. Depending on the nature and value of the contract, a performance issue or termination for default could cause our actual results to differ from those anticipated and could harm our reputation.
Our failure to comply with a variety of complex procurement rules and regulations could result in our being liable for penalties, including termination of our U.S. government contracts, disqualification from bidding on future U.S. government contracts, and suspension or debarment from U.S. government contracting.
As a U.S. government contractor, we must comply with laws and regulations relating to the formation, administration, and performance of U.S. government contracts, which affect how we do business with our customers. Such laws and regulations may potentially impose added costs on our business and our failure to comply with them may lead to civil or criminal penalties, termination of our U.S. government contracts, or suspension or debarment from contracting with federal agencies. Some significant laws and regulations that affect us include:
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the Federal Acquisition Regulations (“FAR”) and FAR supplements, which regulate the formation, administration and performance of U.S. government contracts;

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the Truth in Negotiations Act, which requires certification and disclosure of cost and pricing data in connection with certain contract negotiations;

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the Procurement Integrity Act, which regulates access to competitor bid and proposal information and government source selection information and our ability to provide compensation to certain former government officials;

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the Civil False Claims Act, which provides for substantial civil penalties for violations, including for submission of a false or fraudulent claim to the U.S. government for payment or approval;

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the False Statements Act, which imposes civil and criminal liability for making false statements to the U.S. government; and

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the U.S. government Cost Accounting Standards, which imposes accounting requirements that govern our right to reimbursement under certain cost-based U.S. government contracts.

The FAR and many of our U.S. government contracts contain organizational conflict of interest clauses that may limit our ability to compete for or perform certain other contracts or other types of services for particular customers. Organizational conflicts of interest arise when we engage in activities that may make us unable to render impartial assistance or advice to the U.S. government, impair our objectivity in performing contract work or provide us with an unfair competitive advantage. A conflict of interest issue that precludes our competition for or performance on a significant program or contract could harm our prospects.
The U.S. government may adopt new contract rules and regulations or revise its procurement practices in a manner adverse to us at any time.
Our industry has experienced, and we expect it will continue to experience, significant changes to business practices as a result of an increased focus on affordability, efficiencies and recovery of costs, among other items. U.S. government agencies may face restrictions or pressure regarding the type and amount of services that they may obtain from private contractors. Legislation, regulations and initiatives dealing with procurement reform, mitigation of potential conflicts of interest, and environmental responsibility or sustainability, as well as any resulting shifts in the buying practices of U.S. government agencies, such as increased usage of fixed-price contracts, multiple-award contracts and small business set-aside contracts, could have adverse effects on government contractors. Any of these changes could impair our ability to obtain new contracts or renew our existing contracts when customers recompete those contracts. Any new contracting requirements or procurement methods could be costly or administratively difficult for us to implement and could adversely affect our business, financial condition, and results of operations.

As a U.S. government contractor, we are subject to reviews, audits and cost adjustments by the U.S. government, which, if resolved unfavorably to us, could adversely affect our profitability, cash position or growth prospects.
U.S. government contractors (including their subcontractors and others with whom they do business) operate in a highly regulated environment and are routinely audited and reviewed by the U.S. government and its agencies, including the Defense Contract Audit Agency (the “DCAA”), the Defense Contract Management Agency (the “DCMA”), the DoD Inspector General and others. These agencies review a contractor’s performance on government contracts, cost structure, indirect rates, and pricing practices and compliance with applicable contracting and procurement laws, regulations, terms and standards, as well as the adequacy of our systems and processes in meeting government requirements. They also review the adequacy of the contractor’s compliance with government standards for its business systems, including a contractor’s accounting system, earned value management system, estimating system, materials management and accounting system, property management system and purchasing system.
Both contractors and the U.S. government agencies conducting these audits and reviews have come under increased scrutiny. As a result, the current audits and reviews have become more rigorous and the standards to which we are held are being more strictly interpreted, increasing the likelihood of an audit or review resulting in an adverse outcome.
A finding of significant control deficiencies in our system audits or other reviews can result in decremented billing rates to our U.S. government customers until the control deficiencies are corrected and our remediations are accepted by the DCMA. Government audits and reviews may conclude that our practices are not consistent with applicable laws and regulations and result in adjustments to contract costs and mandatory customer refunds. Such adjustments can be applied retroactively, which could result in significant customer refunds. Our receipt of adverse audit findings or the failure to obtain an “approved” determination of our various business systems from the responsible U.S. government agency could significantly and adversely affect our business, including our ability to bid on new contracts and our competitive position in the bidding process. A determination of non-compliance with applicable contracting and procurement laws, regulations and standards could also result in the U.S. government imposing penalties and sanctions against us, including reductions of the value of contracts, contract modifications or termination, withholding of payments, the loss of export/import privileges, administrative or civil judgements and liabilities, criminal judgements or convictions, liabilities and consent or other voluntary decrees or agreements, other sanctions, the assessment of penalties, fines or compensatory, treble or other damages or non-monetary relief or actions, suspension or debarment, suspension of payments, and increased government scrutiny that could negatively impact our reputation, delay or adversely affect our ability to invoice and receive timely payment on contracts, perform contracts or compete for contracts with the U.S. government and may adversely affect our revenues and profitability.
We have contracts with the U.S. government that are classified, which may limit investor insight into portions of our business.
We have derived and expect to continue to derive (in particular following the proposed acquisition of Sentar as part of the Pipeline Acquisitions) a portion of our revenues from programs with the U.S. government and its agencies that are subject to security restrictions (e.g., contracts involving classified information and classified programs), which preclude the dissemination of information and technology that is classified for national security purposes under applicable law and regulation. In general, access to classified information, technology, facilities, or programs requires appropriate personnel security clearances, is subject to additional contract oversight and potential liability and may also require appropriate facility clearances and other specialized infrastructure. In the event of a security incident involving classified information, technology, facilities, programs, or personnel holding clearances, we may be subject to legal, financial, operational and reputational harm. We will be limited in our ability to provide information about these classified programs, their risks or any disputes or claims relating to such programs. As a result, investors may have less insight into our classified business or our business overall following the Business Combination.

Risks Related to Intellectual Property and Data Security Matters of QOMPLX
As a provider of cybersecurity and cyber intelligence solutions, we have been, and expect to continue to be, a target of cyberattacks. If our internal networks, systems, or data are or are perceived to have been compromised, our reputation may be damaged and our financial results may be negatively affected.
As a provider of cybersecurity and cyber intelligence solutions, we have in the past been, and may in the future be, specifically targeted by bad actors for attacks intended to circumvent our security capabilities or to exploit our platform as an entry point into customers’ endpoints, networks, or systems. In particular, because we have been involved in the identification of organized cybercriminals and nation-state actors, we have been the subject of intense efforts by sophisticated cyber adversaries who seek to compromise our systems. We are also susceptible to inadvertent compromises of our systems and data, including those arising from process, coding, or human errors. A successful attack or other incident that compromises our or our customers’ data or results in an interruption of service could have a significant negative effect on our operations, reputation, financial resources, and the value of our intellectual property. We cannot assure you that any of our efforts to manage this risk, including adoption of a comprehensive incident response plan and process for detecting, mitigating, and investigating security incidents that we regularly test through table-top exercises, testing of our security protocols through additional techniques, such as penetration testing, debriefing after security incidents, to improve our security and responses, and regular briefing of our directors and officers on our cybersecurity risks, preparedness, and management, will be effective in protecting us from such attacks.
It is virtually impossible for us to entirely eliminate the risk of such compromises, interruptions in service, or other security incidents affecting our internal systems or data, or that of our third-party service providers and vendors. Organizations are subject to a wide variety of attacks on their supply chain, networks, systems, and endpoints, and techniques used to sabotage or to obtain unauthorized access to networks in which data is stored or through which data is transmitted change frequently. Furthermore, employee error or malicious activity could compromise our systems. As a result, we may be unable to anticipate these techniques or implement adequate measures to prevent an intrusion into our networks, which could result in unauthorized access to customer data, intellectual property including access to our source code, and information about vulnerabilities in our solutions, which in turn, could reduce the effectiveness of our solutions, or lead to cyberattacks or other intrusions into our customers’ networks, litigation, governmental audits and investigations and significant legal fees, any or all of which could damage our relationships with our existing customers and could have a negative effect on our ability to attract and retain new customers. We have expended, and anticipate continuing to expend, significant amounts and resources in an effort to prevent security breaches and other security incidents impacting our systems and data. Since our business is focused on providing reliable security services to our customers, we believe that an actual or perceived security incident affecting, our internal systems or data or data of our customers would be especially detrimental to our reputation, customer confidence in our solution, and our business.
In addition, while we maintain insurance policies that may cover certain liabilities in connection with a cybersecurity incident, we cannot be certain that our insurance coverage will be adequate for liabilities actually incurred, that insurance will continue to be available to us on commercially reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could have a material adverse effect on our business, including our financial condition, results of operations and reputation.
We have been, and may in the future be, subject to intellectual property rights claims by third parties, which are extremely costly to defend, could require us to pay significant damages and could limit our ability to use certain technologies.
Companies in the software and technology industries, including some of our current and potential competitors, own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. In addition, many of these companies have the capability to dedicate substantially greater resources than us to enforce their intellectual property rights and to defend claims that may be brought against them. The litigation may involve patent holding companies or other adverse patent owners that have no relevant product revenues and against which our patents may therefore provide little or no deterrence. From time-to-time, third parties, including certain of these leading companies and non-practicing entities, have asserted and may assert patent, copyright, trademark or other intellectual property rights against us, our partners, our technology partners or our customers. We have received, and may in the future receive, notices that claim we have infringed, misappropriated, misused, or otherwise violated other parties’ intellectual property rights, and, to the extent we gain greater market visibility, we face a higher risk of being the subject of intellectual property infringement, misappropriation or other violation claims, which is not uncommon with respect to the enterprise software market.
There may be third-party intellectual property rights, including issued or pending patents, that cover or claim to cover significant aspects of our technologies or business methods. We may be exposed to increased risk of being the subject of intellectual property infringement, misappropriation or other violation claims as a result of acquisitions, as, among other things, we have a lower level of visibility into the development process with respect to such technology or the care taken to safeguard against infringement risks. Any intellectual property claims, with or without merit, could be very time-consuming, could be expensive to settle or litigate and could divert our management’s attention and other resources. These claims could also subject us to significant liability for damages, potentially including treble damages or enhanced statutory damages if we are found to have willfully infringed patents or copyrights. These claims could also result in our having to stop using technology found to be in violation of a third-party’s rights. We might be required to seek a license for the intellectual property, which may not be available on reasonable terms, or at all. Even if a license were available, we could be required to pay significant royalties, which would increase our operating expenses. As a result, we may be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for any infringing aspect of our business, we would be forced to limit or stop sales of our offerings and may be unable to compete effectively. Any of these results would adversely affect our business operations and financial results.
Failure to adequately obtain, maintain, protect, and enforce our intellectual property and other proprietary rights could adversely affect our business.
Our success and ability to compete depends in part on our ability to protect proprietary information, methods and technologies that we develop under a combination of patent and other intellectual property and proprietary rights in the U.S. and other jurisdictions outside the U.S. so that we can prevent unauthorized disclosure, use or exploitation of our inventions and proprietary information, methods and technologies. Despite our efforts, third parties may attempt to disclose, obtain, copy, use or otherwise exploit our intellectual property or other proprietary information, methods or technologies without our authorization, and our efforts to protect our intellectual property and other proprietary rights may not prevent such unauthorized disclosure, use, exploitation, misappropriation, infringement, reverse engineering or other violation of our intellectual property or other proprietary rights. Effective protection of our rights may not be available to us in every country in which our platforms or solutions are available. The laws of some countries may not be as protective of intellectual property and other proprietary rights as those in the U.S., and mechanisms for enforcement of intellectual property and other proprietary rights may be inadequate. Also, any future involvement by us in patent pools or industry standard-setting activities or the need to obtain licenses from others may require us to license our intellectual property. Accordingly, despite our efforts, we may be unable to prevent third parties from using our intellectual property or other proprietary information or technology.
While we hold issued patents and have patent applications pending, we may be unable to obtain patent protection for the technology covered in our patent applications or such patent protection may not be obtained quickly enough to meet our business needs. Furthermore, the patent prosecution process is expensive, time-consuming, and complex, and we may not be able to prepare, file, prosecute, maintain, and enforce all necessary or desirable patent applications at a reasonable cost or in a timely manner. The scope of patent protection also can be reinterpreted after issuance and issued patents may be invalidated. Even if our patent applications do issue as patents, they may not issue in a form that is sufficiently broad to protect our technology, prevent competitors or other third parties from competing with us or otherwise provide us with any competitive advantage.

In addition, any of our patents, copyrights, trademarks, or other intellectual property or proprietary rights may be challenged, narrowed, invalidated, held unenforceable, or circumvented in litigation or other proceedings, including, where applicable, opposition, re-examination, inter partes review, post-grant review, interference, nullification and derivation proceedings, and equivalent proceedings in foreign jurisdictions, and such intellectual property or other proprietary rights may be lost or no longer provide us meaningful competitive advantages. Such proceedings may result in substantial cost and require significant time from our management, even if the eventual outcome is favorable to us. Third parties also may legitimately and independently develop solutions, services, and technology similar to or duplicative of our platforms. In addition to protection under intellectual property laws, we rely on confidentiality or license agreements that we generally enter into with our corporate partners, employees, consultants, advisors, vendors, and customers, and generally limit access to and distribution of our proprietary information. However, we cannot be certain that we have entered into such agreements with all parties who may have or have had access to our confidential information or that the agreements we have entered into will not be breached or challenged, or that such breaches will be detected. Furthermore, non-disclosure provisions can be difficult to enforce, and even if successfully enforced, may not be entirely effective. We cannot guarantee that any of the measures we have taken will prevent infringement, misappropriation, or other violation of our technology or other intellectual property or proprietary rights. Because we may be an attractive target for cyberattacks, we also may have a heightened risk of unauthorized access to, and misappropriation of, our proprietary and competitively sensitive information. We may be required to spend significant resources to monitor and protect our intellectual property and other proprietary rights, and we may conclude that in at least some instances the benefits of protecting our intellectual property or other proprietary rights may be outweighed by the expense or distraction to our management. We may initiate claims or litigation against third parties for infringement, misappropriation, or other violation of our intellectual property or other proprietary rights or to establish the validity of our intellectual property or other proprietary rights. Any such litigation, whether or not it is resolved in our favor, could be time-consuming, result in significant expense to us and divert the efforts of our technical and management personnel. Furthermore, attempts to enforce our intellectual property rights against third parties could also provoke these third parties to assert their own intellectual property or other rights against us, or result in a holding that invalidates or narrows the scope of our rights, in whole or in part.
We may agree to indemnify customers in our contracts, which could expose us to substantial potential liability.
Our contracts with customers may include indemnification provisions under which we agree to defend and indemnify them against claims and losses arising from alleged infringement, misappropriation, or other violation of intellectual property rights, and in some cases, against claims arising from data protection violations or damage to property or persons. Although we intend to limit our indemnity obligations, an event triggering any indemnity obligation we may have could give rise to claims involving customers or other third parties. We may be liable for up to the full amount of the indemnified claims, which could result in substantial liability or could negatively impact our relationships with customers, reduce demand for our solutions, and adversely affect our business, financial condition, and results of operations.
We use open-source software in our solutions, which could negatively affect our ability to offer our solutions and subject us to litigation or other actions.
We use open-source software in our solutions and expect to use more open-source software in the future. In the future there may be claims challenging the ownership of open-source software against companies that incorporate open-source software into their solutions. However, the terms of many open-source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a way that could impose unanticipated conditions or restrictions on our ability to commercialize our solutions. As a result, we could be subject to lawsuits by parties claiming ownership of what we believe to be open-source software. Litigation could be costly for us to defend, have a negative effect on our business, financial condition, or results of operations or require us to devote additional research and development resources to change our solutions. In addition, if we were to combine our proprietary software solutions with open-source software in a certain manner, we could, under certain of the open-source licenses, be required to release the source code of our proprietary software to the public. This would allow our competitors to create similar solutions with less development effort and time. If we inappropriately use open-source software, or if the license terms for open-source software that we use change, we may be required to re-engineer our solutions, incur additional costs, discontinue the sale of some or all of our solutions or take other remedial actions.
In addition to risks related to license requirements, usage of open-source software can lead to greater risks than use of third-party commercial software, as open-source licensors generally do not provide warranties, indemnities, or assurance of title or controls on origin of the software. In addition, many of the risks associated with usage of open-source software, such as the lack of warranties, indemnities, or assurances of title, cannot be eliminated, and could, if not properly addressed, negatively affect our business. We have established processes to help alleviate these risks, including a review process for screening requests from our development organizations for the use of open-source software, but we cannot be sure that all of our use of open-source software is, and has been, in a manner that is consistent with our current policies and procedures, or will not subject us to liability.
Financing and Tax Risks of QOMPLX
We have a history of operating losses and may not achieve or sustain profitability in the future.
QOMPLX has incurred net losses in each year since its inception. If the Business Combination would had taken place on January 1, 2020, our pro forma net loss would have been $32,862 for the fiscal year ended December 31, 2020. Because the market for our offerings continues to evolve and has not yet reached widespread adoption, it is difficult for us to predict our future operating results. We expect our operating expenses to increase over the next several years as we hire additional personnel, expand and improve the effectiveness of our distribution channels, improve the performance and scalability of our technology architecture, and continue to develop features and functionality for our offerings. In addition, as a public company, we have incurred and will continue to incur significant legal, accounting and other operating expenses. If our revenues do not increase to offset these increases in our operating expenses, we may not become (or remain) profitable in future periods. Our historical revenue growth has been inconsistent and should not be considered indicative of our future performance. Further, in future periods, our revenue growth could slow, or our revenues could decline for a number of reasons, including slowing demand for our offerings, increasing competition, a decrease in the growth of our overall market, or our failure, for any reason, to continue to capitalize on growth opportunities. Any failure by us to achieve, sustain or increase profitability on a consistent basis could cause the value of our common stock to decline.
Our ability to use our net operating losses and certain other tax attributes to offset future taxable income or taxes may be subject to certain limitations.
As of December 31, 2020, we had net operating loss carryforwards (“NOLs”) for U.S. federal, state, and foreign purposes of $66 million, $69.8, and $5.9, respectively, which may be available to offset taxable income in the future, and portions of which expire in various years beginning in 2034. A lack of future taxable income would adversely affect our ability to utilize these NOLs before they expire. Under the Tax Cuts and Jobs Act of 2017 (the “Tax Act”), as modified by the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”), federal NOLs incurred in tax years beginning after December 31, 2017 may be carried forward indefinitely, but the deductibility of such federal NOLs in tax years beginning after December 31, 2020 is limited to 80% of taxable income. It is uncertain if and to what extent various states will conform to the Tax Act or the CARES Act. In addition, under Section 382 of the Internal Revenue Code of 1986, as amended (the “Code”), a corporation that undergoes an “ownership change” (as defined under Sections 382 and 383 of the Code and applicable Treasury Regulations) is subject to limitations on its ability to utilize its pre-change NOLs and certain other tax attributes to offset post-change taxable income or taxes. We may experience a future ownership change (including, potentially, in connection with this offering) under Section 382 of the Code that could affect our ability to utilize our NOLs to offset our income. Furthermore, our ability to utilize NOLs of companies that we have acquired or may acquire in the future may be subject to limitations. In addition, at the state level, there may be periods during which the use of NOLs is suspended or otherwise limited, which could accelerate or permanently increase state taxes owed. For example, on June 29, 2020, the Governor of California signed into law the 2020 Budget Act which temporarily suspends the utilization of NOLs and limits the utilization of research credits to $5.0 million annually for 2020, 2021, and 2022. For these reasons, we may not be able to utilize a material portion of the NOLs reflected on our balance sheet, even if we attain profitability, which could potentially result in increased future tax liability to us and could adversely affect our operating results and financial condition.
We may need additional capital, and we cannot be certain that additional financing will be available on favorable terms, or at all.
Historically, QOMPLX, Sentar and Tyche have funded their respective operations and capital expenditures primarily through common stock, convertible securities, other indebtedness and cash generated from operations. Although we currently anticipate that existing cash and cash equivalents and cash flow from operations will be sufficient to meet our cash needs for the foreseeable future following the Business Combination, we may require additional financing. We may evaluate financing opportunities from time to time, and our ability to obtain financing will depend, among other things, on our development efforts, business plans, operating performance, and condition of the capital markets at the time we seek financing. Future sales and issuances of our capital stock or rights to purchase our capital stock could result in substantial dilution to our existing stockholders. We may sell our New QOMPLX Common Stock, convertible securities, and other equity securities in one or more transactions at prices and in a manner as we may determine from time to time. If we sell any such securities in subsequent transactions, investors may be materially diluted. New investors in such subsequent transactions could gain rights, preferences, and privileges senior to those of holders of our NEW QOMPLX Common Stock. Any debt financing that we may secure in the future could involve restrictive covenants relating to our capital raising activities and other financial and operational matters, which may make it more difficult for us to obtain additional capital and to pursue business opportunities. We cannot assure you that additional financing will be available to us on favorable terms when required, or at all. If we are unable to obtain adequate financing or financing on terms satisfactory to us when we require it, our ability to continue to support our business growth, development efforts and to respond to business challenges could be significantly impaired, and our business, financial condition, and results of operations may be adversely affected.
We may face exposure to foreign currency exchange rate fluctuations.
We sell to customers globally and have international operations. As we continue to expand our international operations, we will become more exposed to the effects of fluctuations in currency exchange rates. Although the majority of our cash generated from revenue is, and will be, denominated in U.S. dollars, a portion of our cash generated is, and will be, denominated in foreign currencies, and our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations. Because we conduct business in currencies other than U.S. dollars but will report our results of operations in U.S. dollars, we also face remeasurement exposure to fluctuations in currency exchange rates, which could hinder our ability to predict our future results and earnings and could materially impact our results of operations. Therefore, increases in the value of the U.S. dollar and decreases in the value of foreign currencies could result in the dollar equivalent of our revenues being lower. QOMPLX does not currently maintain a program to hedge exposures to non-U.S. dollar currencies. However, in the future, we may engage in hedging activities including the use of derivative instruments, such as foreign currency forward and option contracts, to hedge certain exposures to fluctuations in foreign currency exchange rates. The use of such hedging activities may not successfully offset any of the risks associated with exchange rate fluctuations, including uncertainty caused by volatility in the currency exchange rates. Moreover, the use of hedging instruments may introduce additional risks if we are unable to structure effective hedges with such instruments.
Changes in our effective tax rate or tax liability may have an adverse effect on our financial position, results of operations, and cash flows.
We are subject to income taxes in the U.S. and various foreign jurisdictions. The determination of our worldwide provision for income taxes and other tax liabilities requires significant judgment by management, and there are many transactions where the ultimate tax determination is uncertain. We believe that our provision for income taxes is reasonable, but the ultimate tax outcome may differ from the amounts recorded in our consolidated financial statements and may materially affect our financial results in the period or periods in which such outcome is determined. Our effective tax rate could increase due to several factors, including:

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changes in the relative amounts of income before taxes in the various jurisdictions in which we operate that have differing statutory tax rates;

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changes in tax laws, tax treaties, and regulations or the interpretation of them, including the Tax Act and the CARES Act;

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changes to our assessment about our ability to realize our deferred tax assets that are based on estimates of our future results, the prudence and feasibility of possible tax planning strategies, and the economic and political environments in which we do business;

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the outcome of current and future tax audits, examinations, or administrative appeals; and

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the effects of acquisitions (including the Pipeline Acquisitions).

Any of these developments could adversely affect our business, financial condition, and results of operations.
We may have exposure to greater than anticipated tax liabilities, which could harm our business.
While to date QOMPLX has not incurred significant income taxes in operating our business, we are subject to income taxes in the U.S. and various jurisdictions outside of the U.S. Our effective tax rate could fluctuate due to changes in the proportion of our earnings and losses in countries with differing statutory tax rates. Our tax expense could also be impacted by changes in non-deductible expenses, changes in excess tax benefits of stock-based or other compensation, changes in the valuation of, or our ability to use, deferred tax assets and liabilities, the applicability of withholding taxes, and effects from acquisitions.
The provision for taxes on our financial statements could also be impacted by changes in accounting principles, changes in U.S. federal, state, or international tax laws applicable to corporate multinationals such as the recent legislation enacted in the U.S., other fundamental changes in law currently being considered by many countries and changes in taxing jurisdictions’ administrative interpretations, decisions, policies and positions. Additionally, as we expand our international operations, we may become subject to greater than anticipated tax liabilities.
We are subject to review and audit by U.S. federal, state, local, and foreign tax authorities. Such tax authorities may disagree with tax positions we take, and if any such tax authority were to successfully challenge any such position, our business could be harmed. We may also be subject to additional tax liabilities due to changes in non-income based taxes resulting from changes in federal, state, or international tax laws, changes in taxing jurisdictions’ administrative interpretations, decisions, policies, and positions, results of tax examinations, settlements, or judicial decisions, changes in accounting principles, changes to our business operations, including acquisitions, as well as the evaluation of new information that results in a change to a tax position taken in a prior period.
Risks Related to QOMPLX Growth
Future acquisitions, investments, partnerships or alliances could be difficult to identify and integrate, divert the attention of management personnel, disrupt our business, dilute stockholder value and harm our business, financial condition, and results of operations.
We have in the past acquired, and we may in the future seek to acquire or invest in, businesses, solutions, products or technologies that we believe could complement or expand our current platform, enhance our technical capabilities or otherwise offer growth opportunities. The pursuit of potential acquisitions may divert the attention of management and cause us to incur various expenses in identifying, investigating and pursuing suitable acquisitions, whether or not they are consummated. In addition, we have limited experience in acquiring other businesses. If we acquire additional businesses, we may not be able to successfully integrate and retain the acquired personnel, integrate the acquired operations and technologies, adequately test and assimilate the internal control processes of the acquired business in accordance with any then applicable requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or effectively manage the combined business following the acquisition.

We may not be able to find and identify desirable acquisition targets or we may not be successful in entering into an agreement with any particular target. Acquisitions could also result in dilutive issuances of equity securities, use of our available cash or the incurrence of debt, or in adverse tax consequences or unfavorable accounting treatment, which could harm our results of operations.
In addition, from time to time we may invest in private growth stage companies for strategic reasons and to support key business initiatives, and we may not realize a return on these investments. All of our venture investments are subject to a risk of partial or total loss of investment capital. Acquisitions and strategic transactions involve numerous risks, including:
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delays or reductions in customer purchases for both us and the acquired business;

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disruption of partner and customer relationships;

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potential loss of key employees of the acquired company;

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claims by and disputes with the acquired company’s employees, customers, stockholders or third parties;

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unknown liabilities or risks associated with the acquired business, solutions, product or technology, such as contractual obligations, potential security vulnerabilities of the acquired company and its solutions and services, potential intellectual property infringement, costs arising from the acquired company’s failure to comply with legal or regulatory requirements and litigation matters;

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acquired technologies, products, or solutions may not comply with legal or regulatory requirements and may require us to make additional investments to make them compliant;

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acquired technologies, products, or solutions may not be able to provide the same support service levels that we generally offer with our other solutions;

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they could be viewed unfavorably by our customers, our stockholders or securities analysts;

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unforeseen integration or other expenses; and

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future impairment of goodwill or other acquired intangible assets.

In addition, if an acquired business fails to meet our expectations, our business, financial condition, and results of operations could suffer.
If we fail to effectively manage our growth, our business, financial condition and results of operations could be adversely affected.
Although our business has experienced significant growth, we cannot provide any assurance that our business will continue to grow at the same rate or at all following the Business Combination. We have experienced and expect to continue to experience rapid growth in our headcount and operations (including as a result of the completion of the Pipeline Acquisitions), which has placed and will continue to place significant demands on our management and our operational and financial systems and infrastructure. As we continue to grow, we must effectively integrate, develop and motivate a large number of new employees, while maintaining the effectiveness of our business execution and the beneficial aspects of our corporate culture and values. In particular, we intend to continue to make directed and substantial investments to expand our research and development, sales and marketing, and general and administrative organizations, as well as our international operations.
To effectively manage growth, we must continue to improve our operational, financial and management controls, and our reporting systems and procedures by, among other things:
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improving our key business applications, processes and IT infrastructure to support our business needs, and appropriately documenting such systems and processes;

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enhancing information and communication systems to ensure that our employees and offices around the world are well-coordinated and can effectively communicate with each other and our growing base of customers and partners; and

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enhancing our internal controls to ensure timely and accurate reporting of all of our operations and financial results.

These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management and employee resources. If we fail to implement these improvements effectively, our ability to manage our expected growth, ensure uninterrupted operation of key business systems and comply with the rules and regulations that are applicable to public reporting companies will be impaired. Additionally, if we do not effectively manage the growth of our business and operations, the quality of our offerings could suffer, which could negatively affect our brand, financial results and overall business.
The estimates of market opportunity and forecasts of market growth included in this proxy statement/prospectus may prove to be inaccurate, and even if the markets in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.
Market opportunity estimates and growth forecasts included in this proxy statement/prospectus, including those we have generated ourselves, are subject to significant uncertainty and are based on assumptions and estimates that may not prove to be accurate. Not every organization covered by our market opportunity estimates will necessarily buy data management, machine learning, and analytics platforms and applications at all, and some or many of those organizations may choose to continue using legacy analytics methods or solutions offered by our competitors. It is impossible to build every platform or application feature that every customer wants, and our competitors may develop and offer features that our platform and solutions do not provide. The variables that go into the calculation of our market opportunity are subject to change over time, and there is no guarantee that any particular number or percentage of the organizations covered by our market opportunity estimates will purchase our solutions at all or generate any particular level of revenue for us. Even if the market in which we compete meets the size estimates and growth forecasts in this prospectus, our business could fail to grow for a variety of reasons outside of our control, including competition in our industry. If any of these risks materialize, it could harm our business and prospects.
Our non-U.S. sales and operations subject us to additional risks and regulations that can adversely affect our results of operations.
A component of our growth strategy involves the further expansion of our operations and customer base internationally (including through the proposed acquisition of Tyche as part of the Pipeline Acquisitions). Beyond the U.S., we now have sales presence internationally, including in the U.K. We are continuing to adapt to and develop strategies to address international markets, but there is no guarantee that such efforts will have the desired effect. For example, we anticipate that we will need to establish relationships with new partners in order to expand into certain countries, and if we fail to identify, establish and maintain such relationships, we may be unable to execute on our expansion plans. We expect that our international activities will continue to grow for the foreseeable future as we continue to pursue opportunities in existing and new international markets, which will require significant dedication of management attention and financial resources. Our current and future international business and operations involve a variety of risks, including:
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slower than anticipated availability and adoption of cloud and hybrid information technology infrastructures by international businesses;

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changes in a specific country’s or region’s political or economic conditions, including in the U.K. as a result of Brexit;

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the need to adapt and localize our solutions for specific countries;

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greater difficulty collecting accounts receivable and longer payment cycles;

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potential changes in trade relations, regulations, or laws;

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unexpected changes in laws, regulatory requirements, or tax laws;

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more stringent regulations relating to privacy and data security and the unauthorized use of, or access to, commercial and personal information, particularly in Europe;

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differing and potentially more onerous labor regulations, especially in Europe, where labor laws are generally more advantageous to employees as compared to the U.S., including deemed hourly wage and overtime regulations in these locations;

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challenges inherent in efficiently managing, and the increased costs associated with, an increased number of employees over large geographic distances, including the need to implement appropriate systems, policies, benefits, and compliance programs that are specific to each jurisdiction;

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potential changes in laws, regulations and costs affecting our U.K. operations and local employees due to Brexit;

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difficulties in managing a business in new markets with diverse cultures, languages, customs, legal systems, alternative dispute systems, and regulatory systems;

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increased travel, real estate, infrastructure, and legal compliance costs associated with international operations;

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currency exchange rate fluctuations and the resulting effect on our revenue and expenses, and the cost and risk of entering into hedging transactions if we chose to do so in the future;

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limitations on our ability to reinvest earnings from operations in one country to fund the capital needs of our operations in other countries;

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laws and business practices favoring local competitors or general market preferences for local vendors;

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limited or insufficient intellectual property protection or difficulties obtaining, maintaining, protecting or enforcing our intellectual property rights, including our trademarks and patents;

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political instability or terrorist activities;

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an outbreak of a contagious disease, which may cause us or our third-party providers and/or customers to temporarily suspend our or their respective operations in the affected city or country;

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exposure to liabilities under anti-corruption and anti-money laundering laws, including the FCPA, U.S. bribery laws, the U.K. Bribery Act, and similar laws and regulations in other jurisdictions; and

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adverse tax burdens and foreign exchange controls that could make it difficult to repatriate earnings and cash.

If we invest substantial time and resources to further expand our international operations and are unable to do so successfully and in a timely manner, our business and results of operations will suffer.
Risks Related to Being a Public Company
Our quarterly results and key metrics are likely to fluctuate significantly and may not fully reflect the underlying performance of our business.
Our quarterly results of operations and key metrics may vary significantly in the future, particularly in light of the number of enterprise customer contracts and the cyclical nature of our government sales generation, and period-to-period comparisons of our results of operations and key metrics may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. Our quarterly results of operations and key metrics may fluctuate as a result of a variety of factors, many of which are outside of our control, and as a result, may not fully reflect the underlying performance of our business. Fluctuation in quarterly results may negatively impact the value of our securities. Factors that may cause fluctuations in our quarterly results of operations and key metrics include, without limitation, those listed elsewhere in this proxy statement/prospectus and:
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our ability to generate significant revenue from new offerings and cross-selling;

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our ability to expand our number of customers and sales;

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our ability to hire and retain employees, in particular those responsible for our sales and marketing;

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our ability to develop and retain talented sales personnel who are able to achieve desired productivity levels in a reasonable period of time and provide sales leadership in areas in which we are expanding our sales and marketing efforts;

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changes in the way we organize and compensate our sales teams;

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the timing of expenses and recognition of revenue;

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increased sales to large organizations;

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the amount and timing of operating expenses related to the maintenance and expansion of our business and operations, as well as international expansion;

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timing and effectiveness of new sales and marketing initiatives;

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changes in our pricing policies or those of our competitors;

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the timing and success of new platforms, applications, features, and functionality by us or our competitors;

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failures or breaches of security or privacy, and the costs associated with remediating any such failures or breaches;

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changes in the competitive dynamics of our industry, including consolidation among competitors;

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changes in laws and regulations that impact our business;

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the timing of expenses related to any future acquisitions, including our ability to successfully integrate, and fully realize the expected benefits of, completed acquisitions (including the Pipeline Acquisitions);

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health epidemics or pandemics, such as the COVID-19 pandemic;

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civil unrest and geopolitical instability; and

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general political, economic, and market conditions.

We will incur increased costs as a result of operating as a public company, and our management will be required to devote substantial time to compliance with our public company responsibilities and corporate governance practices.
Following the Business Combination, we will incur significant legal, accounting, and other expenses that we did not incur as a private company, which we expect to further increase after we are no longer an “emerging growth company.” The Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, the listing requirements of the NYSE and other applicable securities rules and regulations impose various requirements on public companies. Our management and other personnel will be required to devote a substantial amount of time to compliance with these requirements. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costly. We cannot predict or estimate the amount of additional costs we will incur as a public company or the specific timing of such costs.
We are an “emerging growth company,” and our election to comply with the reduced disclosure requirements as a public company may make our common stock less attractive to investors.
For so long as we remain an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), we may take advantage of certain exemptions from various requirements that are applicable to public companies that are not “emerging growth companies,” including not being required to comply with the independent auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, being required to provide fewer years of audited financial statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
We may lose our emerging growth company status and become subject to the SEC’s internal control over financial reporting management and auditor attestation requirements. If we are unable to certify the effectiveness of our internal controls, or if our internal controls have a material weakness, we could be subject to regulatory scrutiny and a loss of confidence by stockholders, which could harm our business and adversely affect the market price of the New QOMPLX Common Stock. We will cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have more than $1.07 billion in annual revenue; (ii) the date we qualify as a large accelerated filer, with at least $700 million of equity securities held by non-affiliates; (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities; and (iv) December 31, 2025 (the last day of the fiscal year following the fifth anniversary of Tailwind becoming a public company).
As an emerging growth company, we may choose to take advantage of some but not all of these reduced reporting burdens. Accordingly, the information we provide to our stockholders may be different than the information you receive from other public companies in which you hold stock. In addition, the JOBS Act also provides that an “emerging growth company” can take advantage of an extended transition period for complying with new or revised accounting standards. We have elected to take advantage of this extended transition period under the JOBS Act. As a result, our operating results and financial statements may not be comparable to the operating results and financial statements of other companies who have adopted the new or revised accounting standards. It is possible that some investors will find our common stock less attractive as a result, which may result in a less active trading market for our common stock and higher volatility in our stock price.
If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.
Following the Business Combination, we will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act and the rules and regulations of the NYSE listing standards. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time-consuming, and costly and place significant strain on our personnel, systems, and resources.
The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also continuing to improve our internal control over financial reporting, which includes hiring additional accounting and financial personnel to implement such processes and controls. In order to maintain and improve the effectiveness of our disclosure controls and procedures and internal control over financial reporting, we have expended, and anticipate that we will continue to expend, significant resources, including accounting-related costs and significant management oversight. If any of these new or improved controls and systems do not perform as expected, we may experience material weaknesses in our controls.
Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. Further, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our results of operations or cause us to fail to meet our reporting obligations and may result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that we will eventually be required to include in our periodic reports that will be filed with the SEC. Ineffective disclosure controls and procedures and internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of New QOMPLX Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on the NYSE. Tailwind is not currently required to comply with the SEC rules that implement Section 404 of the Sarbanes-Oxley Act and are therefore not required to make a formal assessment of the effectiveness of its internal control over financial reporting for that purpose. To comply with the requirements of being a public company, New QOMPLX will be required to provide attestation on internal controls, which we expect to provide in the annual report for fiscal year ended December 31, 2022.
Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until after we are no longer an “emerging growth company” as defined in the JOBS Act. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting is documented, designed or operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could have an adverse effect on our business and results of operations and could cause a decline in the price of our common stock.
Changes in accounting principles may cause previously unanticipated fluctuations in our financial results, and the implementation of such changes may impact our ability to meet our financial reporting obligations.
We prepare our financial statements in accordance with GAAP in the United States, which are subject to interpretation or changes by the FASB, the SEC, and other various bodies formed to promulgate and interpret appropriate accounting principles. New accounting pronouncements and changes in accounting principles have occurred in the past and are expected to occur in the future which may have a significant effect on our financial results. Furthermore, any difficulties in implementation of changes in accounting principles, including the ability to modify our accounting systems, could cause us to fail to meet our financial reporting obligations, which could result in regulatory discipline and harm investors’ confidence in us.
Risks Relating to the Business Combination
Tailwind public stockholders will have a reduced ownership and voting interest after the Business Combination and will exercise less influence over management.
Upon the issuance of the New QOMPLX Common Stock to QOMPLX stockholders, current Tailwind public stockholders’ percentage ownership will be diluted. Subject to the assumptions set forth under “Basis of Presentation and Glossary” and assuming no public stockholders exercise their redemption rights, current Tailwind public stockholders’ percentage ownership in New QOMPLX would be approximately 23.4%. Under the same assumptions and assuming that 13,469,121 shares of Class A Common Stock (the maximum number of shares of Class A Common Stock that could be redeemed in connection with the Business Combination) are redeemed in connection with the Business Combination, current Tailwind public stockholders’ percentage ownership in New QOMPLX would be 15.6%. Additionally, of the expected members of the New QOMPLX board of directors after the completion of the Business Combination, only three will be current directors of Tailwind or appointed by current stockholders of Tailwind. The percentage of New QOMPLX Common Stock that will be owned by current Tailwind public stockholders as a group will vary based on the number of shares of Class A Common Stock for which the holders thereof request redemption in connection with the Business Combination.
The market price of shares of New QOMPLX Common Stock after the Business Combination may be affected by factors different from those currently affecting the prices of shares of Class A Common Stock.
Prior to the Business Combination, Tailwind has had limited operations. Upon completion of the Business Combination, New QOMPLX’s results of operations and, consequently, the market price of shares of New QOMPLX Common Stock, will depend to a degree upon the performance of QOMPLX’s businesses, which are affected by factors that are different from those currently affecting the results of operations of Tailwind.
Tailwind has not obtained an opinion from an independent investment banking firm, and consequently, there is no assurance from an independent source that the merger consideration is fair to its stockholders from a financial point of view.
Tailwind is not required to, and has not, obtained an opinion from an independent investment banking firm that the merger consideration it is paying for QOMPLX is fair to Tailwind’s stockholders from a financial point of view. The fair market value of QOMPLX has been determined by Tailwind’s board of directors based upon standards generally accepted by the financial community, such as potential sales and the price for which comparable businesses or assets have been valued. Tailwind’s stockholders will be relying on the judgment of its board of directors with respect to such matters.
The consummation of the Business Combination is subject to a number of conditions and, if those conditions are not satisfied or waived, the Business Combination Agreement may be terminated in accordance with its terms and the Business Combination may not be completed.
The Business Combination Agreement is subject to a number of conditions which must be fulfilled in order to complete the Business Combination. Those conditions include: approval of the proposals required to effect the Business Combination by Tailwind stockholders, as well as receipt of requisite regulatory approval; absence of orders prohibiting completion of the Business Combination; effectiveness of the registration statement of which this proxy statement/prospectus is a part; approval of the shares of New QOMPLX Common Stock to be issued to QOMPLX stockholders for listing on the NYSE, the Aggregate Transaction Proceeds being no less than $200,000,000; the consummation by QOMPLX of each of the Pipeline Acquisitions immediately prior to, or substantially concurrently with, the closing of the Business Combination for an aggregate closing cash purchase price of no more than $200,000,000; the accuracy of the representations and warranties by both parties (subject to the materiality standards set forth in the Business Combination Agreement); and the performance by both parties of their covenants and agreements related to the Business Combination. These conditions to the closing of the Business Combination may not be fulfilled in a timely manner or at all, and, accordingly, the Business Combination may not be completed. In addition, the parties can mutually decide to terminate the Business Combination Agreement at any time, before or after stockholder approval, or Tailwind or QOMPLX may elect to terminate the Business Combination Agreement in certain other circumstances. See “The Business Combination Agreement — Termination.”
Termination of the Business Combination Agreement could negatively impact Tailwind.
If the Business Combination is not completed for any reason, including as a result of Tailwind stockholders declining to approve the proposals required to effect the Business Combination, the ongoing business of Tailwind may be adversely impacted and, without realizing any of the anticipated benefits of completing the transactions, Tailwind would be subject to a number of risks, including the following:
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Tailwind may experience negative reactions from the financial markets, including negative impacts on its stock price (including to the extent that the current market price reflects a market assumption that the Business Combination will be completed); and

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Tailwind will have incurred substantial expenses and will be required to pay certain costs relating to the Business Combination, whether or not the transaction is completed.

If the Business Combination Agreement is terminated and Tailwind’s board of directors seeks another merger or business combination, Tailwind stockholders cannot be certain that Tailwind will be able to find another acquisition target that would constitute a business combination that such other merger or business combination will be completed.
Tailwind directors and officers may have interests in the Business Combination different from the interests of Tailwind stockholders.
Executive officers of Tailwind negotiated the terms of the Business Combination Agreement with their counterparts at QOMPLX, and the Tailwind board of directors determined that entering into the Business Combination Agreement was in the best interests of Tailwind and its stockholders. They declared the Business Combination Agreement advisable and recommended that Tailwind stockholders approve the proposals required to effect the Business Combination. In considering these facts and the other information contained in this proxy statement/prospectus, you should be aware that Tailwind’s executive officers and directors may have financial interests in the Business Combination that may be different from, or in addition to, the interests of Tailwind stockholders. The Tailwind board of directors and the audit committee thereof was aware of and considered these interests, among other matters, in reaching the determination to approve the terms of the transaction and in recommending to Tailwind’s stockholders that they vote to approve the

Business Combination. For a detailed discussion of the special interests that Tailwind’s directors and executive officers may have in the Business Combination, please see “The Business Combination — Interests of Tailwind’s Directors and Officers in the Business Combination.”
The Business Combination will result in changes to the board of directors of New QOMPLX that may affect the strategy of New QOMPLX.
If the parties complete the Business Combination, the composition of New QOMPLX board of directors will change from the current boards of directors of Tailwind and QOMPLX. The board of directors of New QOMPLX will consist of seven directors after the completion of the Business Combination, which shall be divided into three classes and be comprised of the chief executive officer of QOMPLX, two individuals determined by QOMPLX prior to the effectiveness of the registration statement of which this prospectus forms a part, three individuals determined by Tailwind Sponsor after reasonably consulting with QOMPLX and prior to the effectiveness of such registration statement, and one director determined by Cannae prior to the effectiveness of such registration statement. This new composition of the New QOMPLX board of directors may affect the business strategy and operating decisions of New QOMPLX upon the completion of the Business Combination.
Tailwind and QOMPLX will incur transaction costs in connection with the Business Combination.
Each of Tailwind and QOMPLX has incurred and expects that it will incur significant, non-recurring costs in connection with consummating the Business Combination. Tailwind and QOMPLX may also incur additional costs to retain key employees. Tailwind and QOMPLX will also incur significant legal, financial advisor, accounting, banking and consulting fees, fees relating to regulatory filings and notices, SEC filing fees, printing and mailing fees and other costs associated with the transactions. Some of these costs are payable regardless of whether the Business Combination is completed. See “The Business Combination — Terms of the Business Combination.”
Stockholders will have their rights as stockholders governed by the Post-Closing New QOMPLX’s Governing Documents.
As a result of the completion of the Business Combination, holders of shares of Tailwind stock will become holders of shares of New QOMPLX Common Stock, which will be governed by the Post-Closing New QOMPLX Governing Documents. As a result, there will be differences between the rights currently enjoyed by stockholders and the rights that stockholders who become New QOMPLX stockholders will have as stockholders of New QOMPLX, some of which may be less favorable. See “Comparison of Stockholders’ Rights.”
The Sponsor has agreed to vote in favor of the proposals at the Tailwind Special Meeting, regardless of how public stockholders vote.
As of the date hereof, the shares of Class B Common Stock owned by the Sponsor represents approximately 20% of the voting power of the outstanding Tailwind Shares. Pursuant to an agreement entered into at the closing of Tailwind’s IPO, the Sponsor has agreed to vote its Class B Common Stock and any shares of Class A Common Stock held by it in favor of each of the proposals at the Tailwind Special Meeting, regardless of how public stockholders vote. Accordingly, the agreement by the Sponsor to vote in favor of each of the proposals at the Tailwind Special Meeting will increase the likelihood that Tailwind will receive the requisite stockholder approval for the Business Combination and the transactions contemplated thereby.
Because of Tailwind’s limited resources and the significant competition for business combination opportunities, it may be more difficult for it to complete the initial business combination. If Tailwind is unable to complete the initial business combination, its public stockholders may receive only approximately $      per share on their redemption of shares of Class A Common Stock, or less than such amount in certain circumstances, based on the balance of Tailwind’s Trust Account (as of      , 2021), and Tailwind’s warrants will expire worthless.
Tailwind encounters competition from other entities having a business objective similar to its own, including private investors (which may be individuals or investment partnerships), other blank check companies and other entities competing for the types of businesses it intends to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of companies operating in or providing services to various industries. Many of these competitors possess similar technical, human and other resources to those of Tailwind, and its financial resources will be relatively limited when contrasted with those of many of these competitors. While Tailwind believes there are numerous target businesses it could potentially acquire with the net proceeds of its IPO and the sale of the Private Placement Warrants, Tailwind’s ability to compete with respect to the acquisition of certain target businesses that are sizable will be limited by its available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, because Tailwind is obligated to pay cash for the shares of Class A Common Stock its public stockholders redeem in connection with the initial business combination, target companies will be aware that this may reduce the resources available to Tailwind for the initial business combination. This may place Tailwind at a competitive disadvantage in successfully negotiating an initial business combination. If it is unable to complete an initial business combination, Tailwind’s public stockholders may only receive $      per share on the liquidation of its Trust Account, based on the balance of the Trust Account (as of      ,2021), and Tailwind’s warrants will expire worthless.
Tailwind may not be able to consummate the Business Combination or an initial business combination within the required time period, in which case it would cease all operations except for the purpose of winding up and it would redeem the Class A Common Stock and liquidate, in which case the holders of Class A Common Stock may only receive $10.00 per share, or less than such amount in certain circumstances, and the public warrants will expire worthless.
The Pre-Closing Tailwind Certificate of Incorporation provides that Tailwind must complete an initial business combination by September 9, 2022. If Tailwind is unable to complete an initial business combination before September 9, 2022, Tailwind will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Class A Common Stock, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and Tailwind’s board of directors, dissolve and liquidate, subject in each case to Tailwind’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to its warrants, which will expire worthless if Tailwind fails to complete an initial business combination within the 24 month time period. In certain circumstances, the holders of Class A Common Stock may receive less than $10.00 per share on the redemption of their shares.
Tailwind’s Sponsor, directors, officers, advisors and their affiliates may elect to purchase shares or Public Warrants from holders of Class A Common Stock, which may influence the vote on the Business Combination Proposal and reduce the public float of the Class A Common Stock.
Tailwind’s Sponsor, directors, officers, advisors or their affiliates may purchase Class A Common Stock or Public Warrants or a combination thereof in privately negotiated transactions or in the open market either prior to or following the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement, although they are under no obligation to do so. However, they have no current commitments, plans or intentions to engage in such transactions and have not formulated any terms or conditions for any such transactions. None of the funds in the Trust Account will be used to purchase Class A Common Stock or Public Warrants in such transactions.
Such a purchase may include a contractual acknowledgement that such stockholder, although still the record holder of Class A Common Stock is no longer the beneficial owner thereof and therefore agrees not to exercise its redemption rights. In the event that Tailwind’s Sponsor, directors, officers, advisors or their affiliates purchase shares in privately negotiated transactions from holders of Class A Common Stock who have already elected to exercise their redemption rights, such selling stockholders would be required to revoke their prior elections to redeem their shares. The purpose of such purchases could be to vote such shares in favor of the Business Combination Proposal and thereby increase the likelihood of obtaining stockholder approval of the Business Combination Proposal. The purpose of any such purchases of Public Warrants could be to reduce the number of Public Warrants outstanding or to vote such warrants on any matters submitted to the warrantholders for approval in connection with the Business Combination or the other transactions contemplated by the Business Combination Agreement. Any such purchases of Tailwind securities may result in consummation of the Business Combination, which may not otherwise have been possible. Any such purchases will be reported pursuant to Sections 13 and 16 of the Exchange Act to the extent such purchasers are subject to such reporting requirements.
In addition, if such purchases are made, the public float of Class A Common Stock or Public Warrants and the number of beneficial holders of Tailwind securities may be reduced, possibly making it difficult to maintain the quotation, listing or trading of Tailwind securities on a national securities exchange.
Neither Tailwind nor its stockholders will have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration in the event that any of the representations and warranties made by QOMPLX in the Business Combination Agreement ultimately proves to be inaccurate or incorrect.
The representations and warranties made by QOMPLX and Tailwind to each other in the Business Combination Agreement will not survive the consummation of the Business Combination. As a result, Tailwind and its stockholders will not have the protection of any indemnification, escrow, price adjustment or other provisions that allow for a post-closing adjustment to be made to the total merger consideration if any representation or warranty made by QOMPLX in the Business Combination Agreement proves to be inaccurate or incorrect. Accordingly, to the extent such representations or warranties are incorrect, Tailwind would have no indemnification claim with respect thereto and its financial condition or results of operations could be adversely affected.
Either Tailwind or QOMPLX may waive one or more of the conditions to the Business Combination or certain of the other transactions contemplated by the Business Combination Agreement.
Either Tailwind or QOMPLX may agree to waive, in whole or in part, some of the conditions to the obligations to consummate the Business Combination or certain of the other transaction contemplated by the Business Combination Agreement, to the extent permitted by the Pre-Closing Tailwind Certificate of Incorporation and applicable laws. For example, it is a condition to Tailwind’s obligations to consummate the Business Combination that certain of QOMPLX’s representations and warranties are true and correct in all respects as of the Closing, except where the failure of such representations and warranties to be true and correct, taken as a whole, would not result in a material adverse effect. However, if Tailwind’s board of directors determines that it is in the best interest of the Tailwind stockholders to waive any such breach, then the board may elect to waive that condition and consummate the Business Combination. No party is able to waive the condition that Tailwind stockholders approve the Business Combination Proposal.
Tailwind does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for Tailwind to consummate an initial business combination with which a substantial majority of Tailwind’s stockholders do not agree.
The Pre-Closing Tailwind Certificate of Incorporation does not provide a specified maximum redemption threshold, except that in no event will Tailwind redeem the Class A Common Stock in an amount that would cause its net tangible assets to be less than $5,000,001 upon consummation of an initial business combination and after payment of the underwriter's fees and commissions (such that Tailwind is not subject to the SEC’s “penny stock” rules). As a result, Tailwind may be able to consummate the Business Combination even if a substantial majority of its stockholders do not agree with the Business Combination and have redeemed their shares. In the event the aggregate cash consideration Tailwind would be required to pay for all shares of Class A Common Stock that are validly submitted for redemption plus any amount required to satisfy cash conditions pursuant to the terms of the Business Combination Agreement exceed the aggregate amount of cash available to Tailwind, Tailwind will not complete the Business Combination or redeem any shares, all shares of Class A Common Stock submitted for redemption will be returned to the holders thereof, and Tailwind instead may search for an alternate business combination.
If third parties bring claims against Tailwind, the proceeds held in the Trust Account could be reduced and the per-share redemption amount received by stockholders may be less than $10.00 per share.
Tailwind’s placing of funds in the Trust Account may not protect those funds from third-party claims against Tailwind. Although Tailwind has sought to have all vendors, service providers, prospective target businesses and other entities with which it does business (except its independent registered accounting firm) execute agreements with Tailwind waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of the holders of Class A Common Stock, such parties may not execute such agreements, or even if they execute such agreements they may not be prevented from bringing claims against the Trust Account, including, but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain advantage with respect to a claim against Tailwind’s assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Tailwind’s management will perform an analysis of the alternatives available to it and will only enter into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to Tailwind than any alternative. Tailwind is not aware of any product or service providers who have not or will not provide such waiver other than the underwriters of its IPO and Tailwind’s independent registered public accounting firm.
Tailwind’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to the holders of Class A Common Stock.
In the event that the proceeds in the Trust Account are reduced below the lesser of (i) $10.00 per public share and (ii) the actual amount per share held in the Trust Account as of the date of the liquidation of the Trust Account if less than $10.00 per share due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay taxes, and the Sponsor asserts that it is unable to satisfy its obligations or that it has no indemnification obligations related to a particular claim, Tailwind’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations.
While Tailwind currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce its indemnification obligations to Tailwind, it is possible that Tailwind’s independent directors in exercising their business judgment and subject to their fiduciary duties may choose not to do so in any particular instance if, for example, the cost of such legal action is deemed by the independent directors to be too high relative to the amount recoverable or if the independent directors determine that a favorable outcome is not likely. If Tailwind’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to the holders of Class A Common Stock may be reduced below $10.00 per share.
Tailwind may not have sufficient funds to satisfy indemnification claims of its directors and executive officers.
Tailwind has agreed to indemnify its officers and directors to the fullest extent permitted by law. However, Tailwind’s officers and directors have agreed to waive any right, title, interest or claim of any kind in or to any monies in the Trust Account and not to seek recourse against the Trust Account for any reason whatsoever. Accordingly, any indemnification provided will be able to be satisfied by Tailwind only if (i) Tailwind has sufficient funds outside of the Trust Account or (ii) Tailwind consummates an initial business combination. Tailwind’s obligation to indemnify its officers and directors may discourage stockholders from bringing a lawsuit against its officers or directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against Tailwind’s officers and directors, even though such an action, if successful, might otherwise benefit Tailwind and its stockholders. Furthermore, a stockholder’s investment may be adversely affected to the extent Tailwind pays the costs of settlement and damage awards against its officers and directors pursuant to these indemnification provisions.

If, after Tailwind distributes the proceeds in the Trust Account to the holders of Class A Common Stock, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against Tailwind that is not dismissed, a bankruptcy court may seek to recover such proceeds, and Tailwind and its board may be exposed to claims of punitive damages.
If, after Tailwind distributes the proceeds in the Trust Account to its stockholders, it files a bankruptcy petition or an involuntary bankruptcy petition is filed against Tailwind that is not dismissed, any distributions received by Tailwind’s stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Tailwind’s stockholders. In addition, the Tailwind board may be viewed as having breached its fiduciary duty to its creditors and/or having acted in bad faith, thereby exposing itself and Tailwind to claims of punitive damages, by paying Tailwind’s stockholders from the Trust Account prior to addressing the claims of creditors.
If, before distributing the proceeds in the Trust Account to the holders of Class A Common Stock, Tailwind files a bankruptcy petition or an involuntary bankruptcy petition is filed against Tailwind that is not dismissed, the claims of creditors in such proceeding may have priority over the claims of Tailwind’s stockholders and the per-share amount that would otherwise be received by Tailwind’s stockholders in connection with Tailwind’s liquidation may be reduced.
If, before distributing the proceeds in the Trust Account to the holders of Class A Common Stock, Tailwind files a bankruptcy petition or an involuntary bankruptcy petition is filed against Tailwind that is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in Tailwind’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Tailwind’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, the per-share amount that would otherwise be received by Tailwind’s stockholders in connection with Tailwind’s liquidation may be reduced.
Tailwind stockholders may be held liable for claims by third parties against Tailwind to the extent of distributions received by them upon redemption of their shares.
Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The pro rata portion of the Trust Account distributed to the holders of Class A Common Stock upon the redemption of the Class A Common Stock in the event Tailwind does not complete an initial business combination within the timeframe set forth in the Certificate of Incorporation may be considered a liquidating distribution under Delaware law. If a corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is Tailwind’s intention to redeem the Class A Common Stock as soon as reasonably possible in the event it does not complete its initial business combination and, therefore, Tailwind does not intend to comply with the foregoing procedures.
Because Tailwind does not expect to be required to comply with Section 280, Section 281(b) of the DGCL requires Tailwind to adopt a plan, based on facts known to Tailwind at such time that will provide for Tailwind’s payment of all existing and pending claims or claims that may be potentially brought against Tailwind within the ten (10) years following its dissolution. However, because Tailwind is a blank check company, rather than an operating company, and Tailwind’s operations are limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from Tailwind’s vendors (such as lawyers, investment bankers, etc.) or prospective target businesses. If Tailwind’s plan of distribution complies with Section 281(b) of the DGCL, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would likely be barred after the third anniversary of the dissolution. Tailwind cannot assure you that it will properly assess all claims that may be potentially brought against it. As such, Tailwind’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Tailwind’s stockholders may extend beyond the third anniversary of such date. Furthermore, if the pro rata portion of the Trust Account distributed to the holders of Class A Common Stock upon the redemption of the Class A Common Stock in the event Tailwind does not complete an initial business combination within the timeframe set forth in the Certificate of Incorporation is not considered a liquidating distribution under Delaware law and such redemption distribution is deemed to be unlawful (potentially due to the imposition of legal proceedings that a party may bring or due to other circumstances that are currently unknown), then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six (6) years after the unlawful redemption distribution, instead of three (3) years, as in the case of a liquidating distribution.
Tailwind may not be able to complete the PIPE Financing in connection with the Business Combination.
Tailwind may not be able to complete the PIPE Financing on terms that are acceptable to Tailwind, or at all. If Tailwind does not complete the PIPE Financing, Tailwind may not be able to consummate the Business Combination or certain other transactions contemplated by the Business Combination Agreement. The terms of any alternative financing may be more onerous to the combined company than the PIPE Financing, and Tailwind may be unable to obtain alternative financing on terms that are acceptable to it, or at all. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the combined company. None of Tailwind’s officers, directors or stockholders, other than stockholders participating in the PIPE Financing, is required to provide any financing to Tailwind in connection with or after the consummation of the Business Combination.
Tailwind may amend the terms of its warrants in a manner that may be adverse to holders of Public Warrants with the approval by the holders of at least 50% of the then outstanding Public Warrants. As a result, the exercise price of the warrants could be increased, the exercise period could be shortened and the number of shares of Class A Common Stock purchasable upon exercise of a Public Warrant could be decreased, all without your approval.
The Tailwind warrants were issued in registered form under the warrant agreement between Continental CST, as warrant agent, and Tailwind (the “Warrant Agreement”. The Warrant Agreement provides that the terms of Tailwind’s warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least 65% of the then outstanding Public Warrants to make any change that adversely affects the interests of the registered holders of the Public Warrants. Accordingly, Tailwind may amend the terms of the Public Warrants in a manner adverse to a holder if holders of at least 65% of the then outstanding Public Warrants approve of such amendment. Although Tailwind’s ability to amend the terms of the Public Warrants with the consent of at least 65% of the then outstanding warrants is broad, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, convert the warrants into cash or stock, shorten the exercise period or decrease the number of shares of Class A Common Stock purchasable upon exercise of a warrant.
Tailwind may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.
Tailwind has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of Class A Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within a thirty (30) trading-day period commencing once the warrants become exercisable and ending on the third trading day prior to the date on which Tailwind gives proper notice of such redemption and provided certain other conditions are met. If and when the warrants become redeemable by Tailwind, Tailwind may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or it is unable to effect such registration or qualification. Tailwind will use its best efforts to register or qualify such shares of common stock under the blue sky laws of the state of residence in those states in which the warrants were offered. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.
In addition, Tailwind may redeem outstanding warrants after they become exercisable for $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants prior to redemption for a number of Class A Common Stock determined based on the redemption date and the fair market value of the Class A common stock. The value received upon exercise of the warrants (i) may be less than the value the holders would have received if they had exercised their warrants at a later time where the underlying share price is higher and (ii) may not compensate the holders for the value of the warrants, including because the number of shares of common stock received is capped at 0.361 shares of Class A Common Stock per warrant (subject to adjustment) irrespective of the remaining life of the warrants.
Subject to certain limited circumstances, none of the Private Placement Warrants will be redeemable by Tailwind so long as they are held by the Sponsor or its permitted transferees.
Subsequent to the consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement, New QOMPLX may be required to take write-downs or write-offs, or the combined company may be subject to restructuring, impairment or other charges that could have a significant negative effect on the combined company’s financial condition, results of operations and the price of New QOMPLX Common Stock, which could cause you to lose some or all of your investment.
Although Tailwind has conducted due diligence on QOMPLX, this diligence may not reveal all material issues that may be present with QOMPLX’s business. Factors outside of QOMPLX’s and Tailwind’s respective control may, at any time, arise. As a result of these factors, New QOMPLX may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in the combined company reporting losses. Even if Tailwind’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Tailwind’s preliminary risk analysis. Even though these charges may be non-cash items and therefore not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions about the combined company or its securities. In addition, charges of this nature may cause the combined company to be unable to obtain future financing on favorable terms or at all.
The future exercise of registration rights may adversely affect the market price of New QOMPLX Common Stock.
Certain New QOMPLX stockholders will have registration rights for restricted securities. In connection with entry into the Business Combination Agreement, New QOMPLX entered into the Investor Rights Agreement with the Sponsor and certain other stockholders of QOMPLX, which will provide for customary “demand” and “piggyback” registration rights for certain stockholders. In addition, shares of New QOMPLX Common Stock acquired by investors in the PIPE Financing and the Bridge Financing will be afforded certain registration rights. Sales of a substantial number of shares of New QOMPLX Common Stock pursuant to the resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of New QOMPLX Common Stock.
Warrants will become exercisable for New QOMPLX Common Stock, which would increase the number of shares eligible for future resale in the public market and result in dilution to New QOMPLX stockholders.
Outstanding warrants to purchase an aggregate of 26,410,785 shares of New QOMPLX Common Stock will become exercisable on the later of thirty (30) days after the completion of the merger or twelve (12) months from the consummation of Tailwind’s IPO. Each warrant entitles the holder thereof to purchase one (1) share of New QOMPLX Common Stock at a price of $11.50 per whole share, subject to adjustment.

Warrants may be exercised only for a whole number of shares of New QOMPLX Common Stock. To the extent such warrants are exercised, additional shares of New QOMPLX Common Stock will be issued, which will result in dilution to the then existing holders of common stock of QOMPLX and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market could adversely affect the market price of the Class A Common Stock.
The Pre-Closing Tailwind Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Tailwind’s name, actions against Tailwind’s directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel, which may have the effect of discouraging lawsuits against Tailwind’s directors, officers, other employees or stockholders.
The Pre-Closing Tailwind Certificate of Incorporation requires, to the fullest extent permitted by law, that derivative actions brought in Tailwind’s name, actions against Tailwind’s directors, officers, other employees or stockholders for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware and, if brought outside of Delaware, the stockholder bringing the suit will be deemed to have consented to service of process on such stockholder’s counsel except any action (A) as to which the Court of Chancery in the State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten (10) days following such determination), (B) which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (C) for which the Court of Chancery does not have subject matter jurisdiction, or (D) any action arising under the Securities Act, as to which the Court of Chancery and the federal district court for the District of Delaware will have concurrent jurisdiction. Any person or entity purchasing or otherwise acquiring any interest in shares of our capital stock will be deemed to have notice of and consented to the forum provisions in the Pre-Closing Tailwind Certificate of Incorporation. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with Tailwind or any of its directors, officers, other employees or stockholders, which may discourage lawsuits with respect to such claims, although such stockholders will not be deemed to have waived Tailwind’s compliance with federal securities laws and the rules and regulations thereunder. However, there is no assurance that a court would enforce the choice of forum provision contained in the Pre-Closing Tailwind Certificate of Incorporation. If a court were to find such provision to be inapplicable or unenforceable in an action, Tailwind may incur additional costs associated with resolving such action in other jurisdictions, which could harm our business, operating results and financial condition.
The Pre-Closing Tailwind Certificate of Incorporation provides that the exclusive forum provision will be applicable to the fullest extent permitted by applicable law. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Additional Risks Relating to Ownership of New QOMPLX Common Stock Following the Business Combination
The NYSE may delist New QOMPLX’s securities from trading on its exchange, which could limit investors’ ability to make transactions in its securities and subject New QOMPLX to additional trading restrictions.
Currently, Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE. We intend to list New QOMPLX’s Common Stock and public warrants on the NYSE under the symbols “           “,           and “      WS” respectively, respectively, upon the closing of the Business Combination. Tailwind cannot assure you that its securities will continue to be listed on the NYSE following the Business Combination. In order to continue listing its securities on the NYSE following the Business Combination, New QOMPLX will be required to maintain certain financial, distribution and stock price levels. Generally, New QOMPLX will be required to maintain a minimum market capitalization (generally $50,000,000) and a minimum number of holders of our securities (generally 300 public holders).

Additionally, in connection with the Business Combination, New QOMPLX will be required to demonstrate compliance with NYSE’s initial listing requirements, which are more rigorous than NYSE’s continued listing requirements, in order to continue to maintain the listing of its securities on the NYSE. For instance, New QOMPLX’s stock price would generally be required to be at least $4.00 per share and our market capitalization would generally be required to be at least $150,000,000. In addition to the listing requirements for the New QOMPLX Common Stock, the NYSE imposes listing standards on warrants. We cannot assure you that New QOMPLX will be able to meet those initial listing requirements at that time.
If NYSE delists New QOMPLX’s securities from trading on its exchange and New QOMPLX is not able to list its securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:
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a limited availability of market quotations for our securities;

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reduced liquidity for our securities;

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a determination that the New QOMPLX Common Stock is a “penny stock” which will require brokers trading in New QOMPLX Common Stock to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

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a limited amount of news and analyst coverage; and

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a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Since Tailwind’s units, Class A Common Stock and warrants are listed on the NYSE, they are covered securities. Although the states are preempted from regulating the sale of its securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While Tailwind is not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, other than the State of Idaho, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if Tailwind was no longer listed on the NYSE, its securities would not be covered securities and it would be subject to regulation in each state in which it offers its securities, including in connection with the initial business combination.
New QOMPLX’s stock price may change significantly following the Business Combination and you could lose all or part of your investment as a result.
The trading price of the New QOMPLX Common Stock is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your shares at an attractive price due to a number of factors such as those listed above and the following, to the extent not already stated:
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results of operations that vary from the expectations of securities analysts and investors;

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results of operations that vary from those of New QOMPLX’s competitors;

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the impact of the COVID-19 pandemic and its effect on New QOMPLX’s business and financial conditions;

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changes in expectations as to New QOMPLX’s future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

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declines in the market prices of stocks generally;

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strategic actions by New QOMPLX or its competitors;

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announcements by New QOMPLX or its competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

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any significant change in New QOMPLX’s management;

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changes in general economic or market conditions or trends in New QOMPLX’s industry or markets;

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changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to New QOMPLX’s business;

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future sales of New QOMPLX Common Stock or other securities;

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investor perceptions or the investment opportunity associated with New QOMPLX Common Stock relative to other investment alternatives;

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the public’s response to press releases or other public announcements by New QOMPLX or third parties, including New QOMPLX’s filings with the SEC;

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litigation involving New QOMPLX, New QOMPLX’s industry, or both, or investigations by regulators into New QOMPLX’s operations or those of New QOMPLX’s competitors;

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guidance, if any, that New QOMPLX provides to the public, any changes in this guidance or New QOMPLX’s failure to meet this guidance;

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the development and sustainability of an active trading market for New QOMPLX’s stock;

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actions by institutional or activist stockholders;

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changes in accounting standards, policies, guidelines, interpretations or principles; and

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other events or factors, including those resulting from natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of New QOMPLX Common Stock, regardless of New QOMPLX’s actual operating performance. In addition, price volatility may be greater if the public float and trading volume of New QOMPLX Common Stock is low.
In the past, following periods of market volatility, stockholders have instituted securities class action litigation. If New QOMPLX was involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from New QOMPLX’s business regardless of the outcome of such litigation.
Because there are no current plans to pay cash dividends on New QOMPLX Common Stock for the foreseeable future, you may not receive any return on investment unless you sell your common stock for a price greater than that which you paid for it.
New QOMPLX intends to retain future earnings, if any, for future operations, expansion and debt repayment (if any) and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on shares of New QOMPLX Common Stock will be at the sole discretion of New QOMPLX’s board of directors. New QOMPLX’s board of directors may take into account general and economic conditions, New QOMPLX’s financial condition and results of operations, New QOMPLX’s available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax, and regulatory restrictions, implications on the payment of dividends by New QOMPLX to its stockholders or by its subsidiaries to it and such other factors as New QOMPLX’s board of directors may deem relevant. In addition, New QOMPLX’s ability to pay dividends is limited by covenants of QOMPLX’s existing and outstanding indebtedness and may be limited by covenants of any future indebtedness New QOMPLX incurs. As a result, you may not receive any return on an investment in New QOMPLX Common Stock unless you sell New QOMPLX Common Stock for a price greater than that which you paid for it.
If securities analysts do not publish research or reports about New QOMPLX’s business or if they downgrade New QOMPLX’s stock or New QOMPLX’s industry, New QOMPLX’s stock price and trading volume could decline.
The trading market for New QOMPLX Common Stock will rely in part on the research and reports that industry or financial analysts publish about New QOMPLX or its business. New QOMPLX will not control these analysts. In addition, some financial analysts may have limited expertise with QOMPLX’s model and operations. Furthermore, if one or more of the analysts who do cover New QOMPLX downgrade its stock or industry, or the stock of any of its competitors, or publish inaccurate or unfavorable research about its business, the price of New QOMPLX’s stock could decline. If one or more of these analysts ceases coverage of New QOMPLX or fails to publish reports on it regularly, New QOMPLX could lose visibility in the market, which in turn could cause its stock price or trading volume to decline.
Future sales, or the perception of future sales, by New QOMPLX or its stockholders in the public market following the Business Combination could cause the market price for New QOMPLX Common Stock to decline.
The sale of shares of New QOMPLX Common Stock in the public market, or the perception that such sales could occur, could harm the prevailing market price of shares of New QOMPLX Common Stock. These sales, or the possibility that these sales may occur, also might make it more difficult for New QOMPLX to sell equity securities in the future at a time and at a price that it deems appropriate.
Upon consummation of the Business Combination, and subject to the assumptions set forth in “Basis of Presentation and Glossary,” New QOMPLX would have a total of approximately 143,462,256 shares of Class A Common Stock outstanding, assuming no redemptions. All shares issued in the Merger will be freely tradable without registration under the Securities Act and without restriction by persons other than New QOMPLX’s “affiliates” (as defined under Rule 144 of the Securities Act, “Rule 144”), including New QOMPLX’s directors, executive officers and other affiliates.
In connection with the Business Combination, the holders of New QOMPLX Common Stock issued (i) as a result of the conversion of shares that were previously designated as Class B Common Stock, (ii) as consideration pursuant to the Business Combination pursuant to the Business Combination Agreement, (iii) to Cannae as the Additional Shares (as defined in the Subscription Agreement), or (iv) to directors, officers, employees and former employees of Tailwind or any of its affiliates or any of its subsidiaries upon the settlement or exercise of restricted stock units, stock options or other equity awards issued under the 2021 Incentive Plan adopted in connection with the consummation of the Business Combination, which shall include, without limitation, awards issued and outstanding as of immediately following the closing of the Business Combination in respect of awards of QOMPLX outstanding immediately prior to the closing of the Business Combination (the “Investors”) have agreed with Tailwind, subject to certain exceptions, not to transfer or dispose of their New QOMPLX Common Stock during the period from the date of the closing of the merger through the earlier of (i) six (6) months after the consummation of the Business Combination, (ii) the date that the closing price of the New QOMPLX Common Stock equals or exceeds $12.00 (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), for twenty (20) trading days within any thirty (30) trading day period following the 150th day following the merger and (iii) the consummation of a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of New QOMPLX’s stockholders having the right to exchange their shares of New QOMPLX Common Stock for cash, securities or other property.
Upon the expiration or waiver of the lock-up described above, shares held by the Investors of New QOMPLX will be eligible for resale, subject to volume, manner of sale and other limitations under Rule 144, when such rule becomes applicable to Tailwind. In addition, pursuant to the Investor Rights Agreement, the Investors and certain other stockholders will have the right, subject to certain conditions, to require New QOMPLX to register the sale of their shares of New QOMPLX Common Stock under the Securities Act. By exercising their registration rights and selling a large number of shares, these stockholders could cause the prevailing market price of New QOMPLX Common Stock to decline.
As restrictions on resale end or if these stockholders exercise their registration rights, the market price of shares of New QOMPLX Common Stock could drop significantly if the holders of such shares sell them or are perceived by the market as intending to sell them. These factors could also make it more difficult for New QOMPLX to raise additional funds through future offerings of New QOMPLX’s shares of Class A Common Stock or other securities.
In addition, the shares of New QOMPLX Common Stock reserved for future issuance under the 2021 Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable. The number of shares of New QOMPLX Common Stock expected to be reserved for future issuance under its equity incentive plans is equal to 10% of the aggregate number of shares of New QOMPLX Common Stock outstanding immediately following closing of the Business Combination, plus a number of shares equal to the number of shares of common stock that are subject to vested stock options granted under the 2015 Equity Incentive Plan and that were subject to a rollover option under the Business Combination Agreement. New QOMPLX is expected to file one or more registration statements on Form S-8 under the Securities Act to register shares of New QOMPLX Common Stock or securities convertible into or exchangeable for shares of New QOMPLX Common Stock issued pursuant to the 2021 Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market , subject to the provisions relating to various vesting agreements, lock-up agreements and, in some cases, limitations on volume and manner of sale applicable to affiliates under Rule 144, as applicable.
In the future, New QOMPLX may also issue its securities in connection with investments or acquisitions. The amount of shares of New QOMPLX Common Stock issued in connection with an investment or acquisition could constitute a material portion of New QOMPLX’s then-outstanding shares of Class A Common Stock. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to New QOMPLX’s stockholders.
Anti-takeover provisions in New QOMPLX’s organizational documents could delay or prevent a change of control.
Certain provisions of the Post-Closing New QOMPLX Governing Documents may have an anti-takeover effect and may delay, defer or prevent a merger, acquisition, tender offer, takeover attempt or other change of control transaction that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by New QOMPLX’s stockholders.
These provisions provide for, among other things:
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establish a staggered board of directors divided into three classes serving staggered three-year terms, such that not all members of the New QOMPLX’s board of directors will be elected at one time;

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authorize New QOMPLX’s board of directors to issue new series of preferred stock without stockholder approval and create, subject to applicable law, a series of preferred stock with preferential rights to dividends or our assets upon liquidation, or with superior voting rights to our existing common stock;

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eliminate the ability of stockholders to call special meetings of stockholders;

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eliminate the ability of stockholders to fill vacancies on New QOMPLX’s board of directors;

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establish advance notice requirements for nominations for election to New QOMPLX’s board of directors or for proposing matters that can be acted upon by stockholders at our annual stockholder meetings;

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permit New QOMPLX’s board of directors to establish the number of directors;

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provide that New QOMPLX’s board of directors is expressly authorized to make, alter or repeal the Post-Closing New QOMPLX Bylaws;

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provide that stockholders can remove directors only for cause and only upon the approval of not less than a majority of all outstanding shares of New QOMPLX’s voting stock;

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require the approval of not less than two-thirds of all outstanding shares of voting stock to amend the Post-Closing New QOMPLX Bylaws and specific provisions of the Post-Closing New QOMPLX Certificate of Incorporation; and

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limit the jurisdictions in which certain stockholder litigation may be brought.

As a Delaware corporation, New QOMPLX will be subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of New QOMPLX.
These anti-takeover provisions could make it more difficult for a third-party to acquire New QOMPLX, even if the third-party’s offer may be considered beneficial by many of New QOMPLX’s stockholders. As a result, New QOMPLX’s stockholders may be limited in their ability to obtain a premium for their shares. These provisions could also discourage proxy contests and make it more difficult for you and other stockholders to elect directors of your choosing and to cause New QOMPLX to take other corporate actions you desire.
The Post-Closing New QOMPLX Certificate of Incorporation will designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by New QOMPLX’s stockholders, which could limit New QOMPLX’s stockholders’ ability to obtain a favorable judicial forum for disputes with New QOMPLX or its directors, officers, employees or stockholders.
The Post-Closing New QOMPLX Certificate of Incorporation will provide that, unless New QOMPLX consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of New QOMPLX, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of New QOMPLX to New QOMPLX or to New QOMPLX’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Post-Closing New QOMPLX Governing Documents (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against New QOMPLX or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Notwithstanding the forgoing, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Risks Relating to Redemption
There is no guarantee that a Tailwind public stockholder’s decision whether to redeem their shares for a pro rata portion of the Trust Account will put such stockholder in a better future economic position.
No assurance can be given as to the price at which a public stockholder may be able to sell the shares of New QOMPLX Common Stock in the future following the completion of the Business Combination. Certain events following the consummation of any business combination, including the Business Combination, may cause an increase in New QOMPLX’s stock price, and may result in a lower value realized now than an Tailwind stockholder might realize in the future had the stockholder not elected to redeem such stockholder’s shares of Class A Common Stock. Similarly, if a Tailwind public stockholder does not redeem his, her or its shares, such stockholder will bear the risk of ownership of New QOMPLX Common Stock after the consummation of the merger, and there can be no assurance that a stockholder can sell his, her or its shares of New QOMPLX Common Stock in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A Tailwind public stockholder should consult his, her or its own tax and/or financial advisor for assistance on how this may affect its individual situation.
If Tailwind public stockholders fail to comply with the redemption requirements specified in this proxy statement /prospectus, they will not be entitled to redeem their shares of Class A Common Stock for a pro rata portion of the funds held in the Trust Account.
To exercise their redemption rights, holders of Class A Common Stock are required to deliver their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Tailwind’s transfer agent prior to the vote at the Tailwind Special Meeting. If a holder fails to properly seek redemption as described in this proxy statement/prospectus and the Business Combination is consummated, such holder will not be entitled to redeem these shares for a pro rata portion of funds deposited in the Trust Account. See “Tailwind Special Meeting of Stockholders — Redemption Rights” for additional information on how to exercise your redemption rights.
If you or a “group” of stockholders of which you are a part are deemed to hold an aggregate of more than 15% of the shares of Class A Common Stock, you (or, if a member of such a group, all of the members of such group in the aggregate) will lose the ability to redeem all such shares in excess of 15% of the Class A Common Stock.
A public stockholder, together with any of his, her or its affiliates or any other person with whom it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from redeeming in the aggregate his, her or its shares of Class A Common Stock or, if part of such a group, the group’s Class A Common Stock, in excess of 15% of the shares of Class A Common Stock. Your inability to redeem any such excess shares of Class A Common Stock could resulting in you suffering a material loss on your investment in Tailwind if you sell such excess Class A Common Stock in open market transactions. Tailwind cannot assure you that the value of such excess Class A Common Stock will appreciate over time following the merger or that the market price of the Class A Common Stock will exceed the per-share redemption price.
There is uncertainty regarding the federal income tax consequences of the redemption to the holders of Class A Common Stock.
There is some uncertainty regarding the federal income tax consequences to holders of Class A Common Stock who exercise their redemption rights. The uncertainty of tax consequences relates primarily to the individual circumstances of the taxpayer and include (i) whether the redemption results in a dividend, taxable as ordinary income, or a sale, taxable as capital gain, and (ii) whether such capital gain is “long-term” or “short-term.” Whether the redemption qualifies for sale treatment, resulting in taxation as capital gain rather than ordinary income, will depend largely on whether the holder owns (or is deemed to own) any shares of Class A Common Stock following the redemption, and if so, the total number of shares of Class A Common Stock held by the holder both before and after the redemption relative to all shares of Class A Common Stock outstanding both before and after the redemption. The redemption generally will be treated as a sale, rather than a dividend, if the redemption (i) is “substantially disproportionate” with respect to the holder, (ii) results in a “complete termination” of the holder’s interest in Tailwind or (iii) is “not essentially equivalent to a dividend” with respect to the holder. Due to the personal and subjective nature of certain of such tests and the absence of clear guidance from the IRS, there is uncertainty as to whether a holder who elects to exercise its redemption rights will be taxed on any gain from the redemption as ordinary income or capital gain. See “Material U.S. Federal Income Tax Consequences.”

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
Defined terms included below shall have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
The following unaudited pro forma combined financial statements present the combination of the financial information of Tailwind, QOMPLX, Sentar and Tyche adjusted to give effect to the Transactions, as summarized below. The following unaudited pro forma combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”
The unaudited pro forma combined balance sheet as of December 31, 2020 combines the historical balance sheet of Tailwind, QOMPLX, Sentar and Tyche on a pro forma basis as if the Transactions had been consummated on December 31, 2020. The unaudited pro forma combined statements of operations for the year ended December 31, 2020 combine the historical statements of operations of Tailwind, QOMPLX, Sentar and Tyche for such periods on a pro forma basis as if the Transactions, had been consummated on January 1, 2020.
The Transactions include:
•
The Business Combination, which includes the Merger of Merger Sub with and into QOMPLX, with QOMPLX being the surviving company.

•
QOMPLX’s substantially concurrent acquisitions of Sentar and Tyche, with Sentar surviving the acquisition as a wholly owned subsidiary of QOMPLX and the assets and liabilities of Tyche being acquired by QOMPLX UK though an asset purchase.

•
The issuance of 18,000,000 shares of Tailwind Class A Common Stock in connection with the PIPE Financing and settlement of the Notes of $20.0 million issued pursuant to the Bridge Financing Agreement.

•
The issuance of 835,539 shares of Tailwind Class A Common Stock to Cannae in exchange for Cannae’s agreement to commit $50.0 million between the PIPE Financing and the Bridge Financing.

Prior to the Transactions, QOMPLX and Tailwind had fiscal years corresponding to a calendar year, Sentar had a fiscal year ending on September 30, and Tyche had a fiscal year ending April 30. As a result:
•
the historical statement of operations for the fiscal year ended September 30, 2020 of Sentar has been adjusted to reflect a trailing twelve month period ending December 31, 2020 by adding Sentar’s, statement of operations for the three months ended December 31, 2020, and subtracting Sentar’s statement of operations for the three months ended December 31, 2019; and

•
the historical statement of operations for the fiscal year ended April 30, 2020 of Tyche has been adjusted to reflect a trailing twelve month period ending December 31, 2020 by adding Tyche’s statement of operations for the six months ended October 31, 2020 and financial information for the two months ended December 31, 2020 derived from Tyche’s books and records and subtracting Tyche’s statement of operations for the six months ended October 31, 2019 and financial information for the two months ended December 31, 2019 derived from Tyche’s books and records.

The unaudited pro forma combined statement of operations for the twelve months ended December 31, 2020 combines the above-described adjusted historical statements of operations for Sentar and Tyche with the historical statement of operations for the period May 29, 2020 (inception) through December 31, 2020 of Tailwind and the historical statement of operations for the year ended December 31, 2020 of QOMPLX.
The unaudited pro forma combined financial statements have been developed from and should be read in conjunction with:
•
the accompanying notes to the unaudited pro forma combined financial statements;

•
QOMPLX’s audited historical consolidated financial statements and the related notes as of and for the years ended December 31, 2020 and 2019;

•
Tailwind’s audited historical financial statements and the related notes as of and for the period May 29, 2020 (inception) to December 31, 2020;

•
Sentar’s audited historical financial statements and the related notes as of and for the fiscal years ended September 31, 2020 and 2019, and unaudited historical financial statements as of and for the three months ended December 31, 2020 and 2019;

•
Tyche’s audited historical consolidated financial statements and the related notes as of and for the fiscal years ended April 30, 2020 and 2019, and unaudited historical financial statements for the six months ended October 31, 2020 and 2019; and

•
the other information relating to Tailwind, QOMPLX, Sentar and Tyche contained in this proxy statement/prospectus, including the Business Combination Agreement.

Description of the Transactions and Related Accounting
QOMPLX has been determined to be the accounting acquirer and predecessor in the Transactions based on evaluation of the following facts and circumstances under both the minimum and maximum redemption scenarios:
•
QOMPLX shareholders have the greatest voting interest in the combined entity with approximately 56.6% majority interest in a no redemption scenario and 62.5% majority interest in a maximum redemption scenario (refer to capitalization table below for details on these calculations);

•
QOMPLX executives will hold all key executive positions of the combined entity;

•
QOMPLX shareholders will appoint the majority of the individuals on the board of directors;

•
Although Sentar and Tyche currently have greater revenues, QOMPLX comprises the largest relative size based on fair value and employees; and

•
The combined company will continue to operate under the QOMPLX tradename, and the headquarters of the combined company remains as QOMPLX’s headquarters.

Because QOMPLX will be treated as the “acquirer” for financial reporting purposes, the transaction between Tailwind and QOMPLX will be accounted for as a reverse recapitalization, in accordance with GAAP. Accordingly, the transaction will be treated as the equivalent of QOMPLX issuing stock for the net assets of Tailwind, accompanied by a recapitalization. The net assets of Tailwind will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of QOMPLX. The acquisitions by QOMPLX of Sentar and Tyche will be treated as business combinations as both entities meet the definition of a business under Financial Accounting Standards Board’s Accounting Standard Codification 805, “Business Combinations,” (“ASC 805”), and as such, purchase accounting will be applied.
Below is a description of the Transactions:
•
Combination of QOMPLX and Tailwind

To consummate the reverse recapitalization transaction described above, the estimated aggregate consideration to be paid to QOMPLX’s equity holders is 85.0 million shares of New QOMPLX (including the equity consideration payable to Sentar and Tyche shareholders described below and the shares of New QOMPLX Common Stock issuable upon the conversion of accrued and unpaid interest on the Notes) determined based on (a) equity value of $850.0 million plus the aggregate exercise price of all vested QOMPLX stock options less accrued and unpaid interest on the Notes divided by (b) share price of $10.00 per share. Each share of QOMPLX’s common stock and convertible preferred stock will be converted into New QOMPLX Common Stock. Outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock. Unvested QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX as described herein.
As part of the Business Combination, the Sponsor will forfeit 835,539 shares of Class B Common Stock for no consideration on the terms and subject to the conditions set forth in the Sponsor Letter

Agreement. A portion of the combined company cash comprised of the cash held within the Trust Account and the PIPE Financing and Bridge Financing will be used to consummate the Pipeline Acquisitions.
•
PIPE Financing and Bridge Financing

Concurrently with the execution of the Business Combination Agreement, Tailwind entered into (i) Subscription Agreements with certain investors, including, among others, Cannae and additional third party investors, referred to as the “PIPE Financing;” and (ii) the Bridge Financing Agreement with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business Combination substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of Class A Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160.0 million, and (B) Tailwind agreed to issue an additional 835,539 shares of Class A Common Stock to Cannae in exchange for its agreement to act as the lead investor with a $50.0 million commitment between the PIPE Financing and the Bridge Financing. Pursuant to the Bridge Financing Agreement, QOMPLX issued Notes in an aggregate principal amount of $20.0 million. The Notes accrue interest at 7.5% per year and, subject to the closing of the Business Combination, the principal amount and accrued interest will automatically convert into Class A Common Stock at a conversion price of $10.00 per share. For purposes of the unaudited pro forma combined financial information included in this proxy statement/prospectus, we have assumed that Tailwind will issue an aggregate 2,000,000 shares of Class A Common Stock in connection with the conversion of the Notes.
•
Sentar Acquisition

QOMPLX has agreed to acquire Sentar for a preliminary purchase price of approximately $81.8 million, comprised of cash, equity and contingent consideration based on future revenue and EBITDA metrics as described further in Note 4. A portion of the cash payments will be made to Sentar employees for outstanding options and stock appreciation rights (“SARs”). Vesting of certain options and SARs will accelerate under the terms of the merger agreement. The cash payments to Sentar employees have been allocated between the preliminary purchase price and post-combination compensation expense: $11.1 million and $6.4 million, respectively, including the impact of the employer share of taxes.
•
Tyche Acquisition

QOMPLX has agreed to acquire the assets and liabilities of Tyche for a preliminary purchase price of approximately £93.3 million, or $128.0 million, comprised of cash and equity consideration as described further in Note 4.
Below are the sources and uses tables to summarize the flow of funds assuming no redemptions by Tailwind shareholders:
	Sources (in millions)
A	Cash Held in Tailwind Trust Account	$334
B	Issuance of Shares Class A Common Stock to acquire QOMPLX, Sentar and Tyche	850
C	PIPE Financing and Bridge Financing	180
		$1,364
	Uses (in millions )
D	QOMPLX Equity Holder Stock Consideration	$850
E	Cash Consideration for Sentar	70
F	Cash Consideration for Tyche	99
G	Post-combination Compensation Expense (See Note 5M)	6
H	Transaction Fees and Expenses – Sentar and Tyche Acquisitions	4
I	Transaction Fees and Expenses – PIPE Financing and Bridge Financing	5
J	Transaction Fees and Expenses – Other Equity Issuance	37
K	Cash to Balance Sheet	293
		$1,364

The unaudited pro forma combined financial information included in this proxy statement/prospectus has been prepared using the assumptions below with respect to the potential redemption into cash of Tailwind’s Class A Common Stock:
•
Assuming Minimum Redemptions:   This presentation assumes that no public stockholders of Tailwind exercise redemption rights with respect to their shares of Class A Common Stock for a pro rata share of the funds in the Trust Account.

•
Assuming Maximum Redemptions:   This presentation assumes that stockholders holding 13.5 million shares of Class A Common Stock will exercise their redemption rights for their pro rata share (approximately $10.00 per share, after minor adjustments for interest earned) of the funds in Tailwind's Trust Account. This scenario gives effect to redemptions for aggregate redemption payments of $134.7 million using a per share redemption price that was calculated as $134,691,213 in Tailwind's Trust Account per the unaudited pro forma combined balance sheet divided by 13,469,121 shares of Class A Common Stock as of December 31, 2020. Management arrived at these figures based on the below calculation, which considers the impact of Aggregate Transaction Proceeds required at Closing being no less than $200,000,000 pursuant to the Business Combination Agreement, the cash consideration QOMPLX will pay for Sentar and Tyche, and the impact of transaction costs related to the acquisition by QOMPLX of Sentar and Tyche.

As of Transaction Date (amounts in thousands, except per-share amounts)	Amount
Trust Account(1)	$334,321
Total PIPE Financing and Bridge Financing	180,000
Less: Cash for Pipeline Acquisitions(2)	(179,630)
Less: Minimum Cash	(200,000)
Cash available for redemptions	$134,691
Redemption price per share	10.00
Shares available for redemption	13,469

(1)
Based on total cash available in trust account, inclusive of interest, as of December 31, 2020.

(2)
This figure includes items E-H in the Sources and Uses table above, based on the description of the minimum cash condition in the Business Combination Agreement between Tailwind and QOMPLX.

The foregoing scenarios are for illustrative purposes only to depict the range of potential outcomes that may result upon the determination of the actual number of redemptions by public shareholders.
The following summarizes the combined company common stock outstanding under the two redemption scenarios:

	Min. Redemptions		Max. Redemptions
Category	# of Combined Company Shares	% of Total	# of Combined Company Shares	% of Total
SPAC IPO Investor (Class A)	33,421,570	23.3%	19,952,449	15.3%
Sponsor (Class B – Converts to Class A on a one-for-one basis)	7,519,854	5.2%	7,519,854	5.8%
Total Tailwind	40,941,424	28.5%	27,472,303	21.1%
Shares transferred as transaction consideration(1)	80,402,959	56.0%	80,402,959	61.9%
Cannae(2)	835,539	0.6%	835,539	0.6%
Total QOMPLX	81,238,498	56.6%	81,238,498	62.5%
Shares transferred as transaction consideration	400,000	0.3%	400,000	0.3%
Total Sentar	400,000	0.3%	400,000	0.3%
Shares transferred as transaction consideration	2,881,826	2.0%	2,881,826	2.2%
Total Tyche	2,881,826	2.0%	2,881,826	2.2%
Total Targets	84,520,324	58.9%	84,520,324	65.0%
PIPE Financing and Bridge Financing(1)	18,000,000	12.5%	18,000,000	13.8%
Total at Close	143,461,748	100.0%	129,992,627	100.0%

(1)
Does not include impact of interest on the Notes at a rate of 7.5% per year between the issuance and conversion of the Notes. This interest would decrease shares issued to QOMPLX and increase shares issued to Note recipients by approximately 12,500 per month of interest incurred.

(2)
Cannae is included under the “QOMPLX” section because it is a related party to QOMPLX.

This table does not include the impact of dilutive securities — specifically 3.0 million vested and unvested QOMPLX stock options that are rolled over pursuant to the Business Combination Agreement, the 16.7 million Public Warrants available to the IPO Investors, or the 9.7 million Private Placement Warrants held by the SPAC Sponsor. Reflecting these dilutive securities would dilute the min-redemption QOMPLX ownership percentage to 48.7% and the max-redemption QOMPLX ownership percentage to 52.8%.
Additionally, following closing of the Business Combination, New QOMPLX intends to adopt the 2021 Incentive Equity Plan, as described in the section entitled “Proposal No. 9 — The Incentive Plan Proposal.” Based on the terms of the Business Combination Agreement, up to 10.0 million shares may be granted to employees. However, as the terms (e.g., vesting, form of award) for the awards are undecided, Tailwind has not included a pro forma adjustment because the related expense is not yet known.
The pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. The unaudited pro forma combined financial statements have been presented for illustrative purposes only and are not necessarily indicative of the operating results and financial position that would have been achieved had the Business Combination and related transactions occurred on the dates indicated. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma combined financial information. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors.
Further, the unaudited pro forma combined financial statements do not purport to project the future operating results or financial position of Tailwind following the completion of the Business Combination and related transactions. The unaudited pro forma adjustments represent management’s estimates based on information available as of the date of these unaudited pro forma combined financial statements and are subject to change as additional information becomes available and analyses are performed.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET
AS OF DECEMBER 31, 2020
(in thousands)
	As of December 31, 2020						As of December 31, 2020			As of December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Note 3A)	Adjusted RPC Tyche LLP (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Assets
Current assets
Cash and cash equivalents	$2,246	$4,274	$4,395	$—	$334,321	(A)	$303,889	$134,691	(N)	$169,198
					175,100	(B)
					(11,698)	(C)
					(3,765)	(D)
					(25,069)	(E)
					(75)	(F)
					(169,404)	(J)
					(6,436)	(M)
Accounts receivable	—	3,654	7,020	5,852	—		16,526			16,526
Accounts receivable – related parties	—	262	—	—	—		262			262
Deferred commissions, net	—	397	—	—	—		397			397
Prepaid expenses and other current assets	276	642	938	2,217	—		4,073			4,073
Total current assets	2,522	9,229	12,353	8,069	292,974		325,147	(134,691)		190,456
See accompanying notes to the unaudited pro forma combined financial statements

	As of December 31, 2020						As of December 31, 2020		As of December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Note 3A)	Adjusted RPC Tyche LLP (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Non-current assets:
Property and equipment, net	—	1,026	225	12	—		1,263		1,263
Capitalized software, net	—	785	—	—	—		785		785
Capitalized patent costs, net	—	1,116	—	—	—		1,116		1,116
Other intangible assets, net	—	—	—	11,389	25,000	(J)	75,900		75,900
					39,511	(J)
Cash and marketable securities held in Trust Account	334,321	—	—	—	(334,321)	(A)	—		—
Goodwill	—	—	—	11,488	55,547	(J)	128,879		128,879
					61,844	(J)
Other assets	—	639	13	—	—		652		652
Total non-current assets	334,321	3,566	238	22,889	(152,419)		208,595	—	208,595
Total assets	336,843	12,795	12,591	30,958	140,555		533,742	(134,691)	399,051
Liabilities and stockholders’ equity
Current liabilities
Accounts payable	—	1,085	1,107	587	—		2,779		2,779
Accrued expenses and other current liabilities	334	5,199	3,436	2,372	—		11,341		11,341
Earnout liability	—	—	—	—	7,550	(J)	7,550		7,550
Contract liabilities	—	447	722	1,117	—		2,286		2,286
Contract liabilities – related parties	—	1,781	—	—	—		1,781		1,781
Total current liabilities	334	8,512	5,265	4,076	7,550		25,737	—	25,737

See accompanying notes to the unaudited pro forma combined financial statements

	As of December 31, 2020						As of December 31, 2020			As of December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Note 3A)	Adjusted RPC Tyche LLP (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Non-current liabilities:
Deferred tax liabilities	—	—	—	—	5,626	(J)	—			—
					(5,626)	(L)
Other liabilities	11,698	479	442	270	(11,698)	(C)	1,191			1,191
Total non-current liabilities	11,698	479	442	270	(11,698)		1,191	—		1,191
Total liabilities	12,032	8,991	5,707	4,346	(4,148)		26,928	—		26,928
Mezzanine equity:
Preferred shares subject to possible redemption	—	60,572	—	—	(60,572)	(K)	—			—
Class A Common Stock subject to possible redemption	319,811	—	—	—	(319,811)	(H)	—			—
Total mezzanine equity	319,811	60,572	—	—	(380,383)		—	—		—
Stockholders’ equity:
Class A Common Stock	—	1	41	—	2	(B)	14	(1)	(N)	13
					3	(H)
					1	(I)
					7	(K)
					(41)	(J)
Class B Common Stock	1	—	—		(1)	(I)	—
See accompanying notes to the unaudited pro forma combined financial statements

	As of December 31, 2020						As of December 31, 2020			As of December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Note 3A)	Adjusted RPC Tyche LLP (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)		Pro Forma Combined (Assuming Maximum Redemption)
Additional paid-in capital	5,281	22,651	3,958	—	175,098	(B)	590,870	(134,690)	(N)	456,180
					(282)	(G)
					319,808	(H)
					60,565	(K)
					(3,958)	(J)
					32,818	(J)
					(25,069)	(E)
Accumulated other comprehensive income (loss)	—	2	—	(3)	3	(J)	2			2
Retained earnings	(282)	(79,422)	2,885	—	(3,765)	(D)	(84,072)			(84,072)
					282	(G)
					(2,885)	(J)
					(6,436)	(M)
					(75)	(F)
					5,626	(L)
Partners’ equity	—	—	—	32,470	(32,470)	(J)	—			—
Due from partners				(5,855)	5,855	(J)	—			—
Total stockholders’ equity (deficit)	5,000	(56,768)	6,884	26,612	525,086		506,814	(134,691)		372,123
Total liabilities, mezzanine equity, and stockholders’ equity (deficit)	$336,843	$12,795	$12,591	$30,958	$140,555		$533,742	$(134,691)		$399,051

See accompanying notes to the unaudited pro forma combined financial statements

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
FOR THE TWELVE MONTHS ENDED DECEMBER 31, 2020
(in thousands, except share and per share data)
	For the Period from May 29, 2020 (inception) to December 31, 2020	For the Year Ended December 31, 2020					For the Year Ended December 31, 2020		For the Year Ended December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Historical) (Note 3A)	Adjusted RPC Tyche LLP (Historical) (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Revenue	$—	$12,610	$55,740	$17,387	$—		$85,737	$—	$85,737
Revenue – related parties	—	10,422	—	—	—		10,422		10,422
Total	—	23,032	55,740	17,387	—		96,159	—	96,159
Cost of revenue	—	7,386	46,703	6,200	600	(iv)	63,804	—	63,804
					2,915	(v)
Gross profit	—	15,646	9,037	11,187	(3,515)		32,355	—	32,355
Other operating expenses:
Research and development	—	18,048	1,489	1,440	—		20,977	—	20,977
Sales and marketing	—	5,268	157	760	—		6,185	—	6,185
General and administrative	387	17,526	3,658	6,055	1,149	(i)	44,017	—	44,017
					3,840	(iii)
					1,486	(iv)
					3,480	(v)
					6,436	(vii)
Total operating cost and expenses	387	40,842	5,304	8,255	16,391		71,179	—	71,179
Operating income (loss)	(387)	(25,196)	3,733	2,932	(19,906)		(38,824)	—	(38,824)
Other income (expense), net	—	11	4	59	(59)	(ii)	15	—	15
Interest income	105	—	—	—	(105)	(vi)	—	—	—
See accompanying notes to the unaudited pro forma combined financial statements

	For the Period from May 29, 2020 (inception) to December 31, 2020	For the Year Ended December 31, 2020					For the Year Ended December 31, 2020		For the Year Ended December 31, 2020
	Adjusted Tailwind Acquisition Corp. (Historical) (Note 3C)	QOMPLX, Inc (Historical)	Adjusted Sentar, Inc. (Historical) (Note 3A)	Adjusted RPC Tyche LLP (Historical) (Note 3B)	Transaction Accounting Adjustments (Assuming No Redemption)		Pro Forma Combined (Assuming No Redemption)	Transaction Accounting Adjustments (Assuming Maximum Redemption)	Pro Forma Combined (Assuming Maximum Redemption)
Interest expense	—	—	—	—	—		—	—	—
Income (loss) before income taxes	(282)	(25,185)	3,737	2,991	(20,070)		(38,809)	—	(38,809)
Income tax benefit (expense)	—	—	—	—	5,626	(viii)	5,626	—	5,626
Net income (loss)	$(282)	$(25,185)	$3,737	$2,991	$(14,444)		$(33,183)	$—	$(33,183)
Weighted average shares outstanding – Class A Common Stock	33,421,570				—		143,461,748	—	129,992,627
Basic and diluted net income per share, Class A Common Stock (Note 6)	—				—		(0.23)	—	(0.26)
Weighted average shares outstanding – Class B Common Stock	7,969,220				—		—	—	—
Basic and diluted net income (loss) per share, Class B Common Stock	(0.04)				—		—	—	—
See accompanying notes to the unaudited pro forma combined financial statements

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION
1.
Basis of Presentation and Adjustments

The unaudited pro forma combined financial information has been prepared to illustrate the effect of the Transactions and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Tailwind has elected not to present Management’s Adjustments and are only presenting Transaction Accounting Adjustments in the following unaudited pro forma condensed financial information.
Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the pro forma combined financial information has been prepared based on these preliminary estimates and assumptions, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.
The pro forma adjustments reflecting the consummation of the Transactions are based on certain currently available information and certain assumptions and methodologies that management believes are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the difference may be material. Management believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Transactions based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma combined financial information.
The unaudited pro forma combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Tailwind, QOMPLX, Sentar and Tyche.
The unaudited pro forma combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Transactions.
QOMPLX, Tailwind, Sentar and Tyche have not had any historical relationship prior to the Transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.
The pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the post-combination company filed consolidated income tax returns during the periods presented.
The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma combined statements of operations are based upon the number of the post-combination company’s shares outstanding, assuming the Transactions occurred on January 1, 2020.
2.
Accounting Policies

Management has performed an initial review of the accounting policies of each entity to conform the accounting policies to those of QOMPLX, the accounting acquirer. In doing so, management has not identified differences that would have a material impact on the unaudited pro forma combined financial information. Upon consummation of the Transactions, management will perform a comprehensive review of the accounting policies for each entity and conform to the accounting policies of QOMPLX as the accounting acquirer. As a result of the review, management may identify differences between the accounting policies of these entities which, when conformed, could have a material impact on the financial statements of the post-combination company.
3.
Adjustments to Historical Sentar, Tyche and Tailwind Financial Information

A.
Below is detail of certain reclassification adjustments that have been made to the historical presentation of the statement of operations and balance sheet of Sentar to conform to the financial statement presentation of QOMPLX.

	For the period January 1, 2020 through December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment)	Reclassification	After Adjustment
Revenue	$55,740	$—	$55,740
Cost of revenue	46,703	—	46,703
Gross profit	9,037	—	9,037
Research and development	—	1,489	1,489
Sales and marketing	—	157	157
General and administrative	5,304	(1,646)	3,658
Income from operations	3,733	—	3,733
Other income, net	4	—	4
Net Income	$3,737	$—	$3,737
	As of December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment)	Reclassification	After Adjustment
Cash	$4,395	$—	$4,395
Accounts receivable	7,020	—	7,020
Prepaid expenses and other current assets	938		938
Total current assets	12,353	—	12,353
Property and equipment, net	225	—	225
Deposits	13	(13)	—
Other assets	—	13	13
Total assets	12,591	—	12,591
Accounts payable	1,107	—	1,107
Accrued compensation and benefits	3,121	(3,121)	—
Income taxes payable	41	(41)	—
Other current liabilities	274	(274)	—
Accrued expenses and other current liabilities	—	3,436	3,436
Contract liabilities	722	—	722
Total current liabilities	5,265	—	5,265
Other liabilities	442	—	442
Total liabilities	5,707	—	5,707
Common stock	41	—	41
Additional paid-in-capital	3,958	—	3,958
Retained earnings	2,885	—	2,885
Total stockholder’s equity	6,884	—	6,884
Total liabilities and equity	$12,591	$—	$12,591

B.
The historical financial information of Tyche was presented in Sterling Pound. The historical financial information was translated from Sterling Pound to U.S. dollars using the following historical exchange rates:

$ / £
Period end exchange rate as of December 31, 2020	1.34
Average exchange rate for year ended December 31, 2020	1.28
In addition, adjustments were made to the historical presentation of the statement of operations and balance sheet of Tyche to conform to the financial statement presentation of QOMPLX. In addition, QOMPLX did not assume certain assets and liabilities of Tyche, including cash. The following summarizes the reclassification adjustments and elimination of the assets and liabilities, including cash and certain debt balances, that were not acquired as part of the acquisition reflected in the unaudited pro forma combined balance sheet for the trailing twelve-month period ended December 31, 2020.
	For the period January 1, 2020 through December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment) (GBP)	Currency Adjustment	Historical (After Adjustment) (USD)	Reclassification	After Adjustment
Revenue	£13,545	$3,842	$17,387	$—	$17,387
Cost of revenue	4,830	1,370	6,200	—	6,200
Gross profit	8,715	2,472	11,187	—	11,187
Operating expenses
Research and development	1,122	318	1,440	—	1,440
Sales and marketing	592	168	760	—	760
General and administrative	4,717	1,338	6,055	—	6,055
Total expenses	6,431	1,824	8,255	—	8,255
Operating income	2,284	648	2,932	—	2,932
Interest expense (income)	46	13	59	(59)	—
Other income (expense), net	—	—	—	59	59
Net income	£2,330	$661	$2,991	$—	$2,991
	As of December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment) (GBP)	Currency Adjustment	Historical (Before Adjustment) (USD)	Assets/ Liabilities Not Assumed	Reclassification	After Adjustment
Cash	£96.00	$33	$129	$(129)	$—	$—
Accounts receivable, net	4,358	1,494	5,852	—	—	5,852
Contract assets	1,411	484	1,895	—	(1,895)	—
Prepaid expenses	240	82	322	—	(322)	—
Prepaid expenses and other current assets	—	—	—	—	2,217	2,217
Total current assets	6,105	2,093	8,198	(129)	—	8,069
Property and equipment, net	9	3	12	—	—	12
Intangible assets, net	8,481	2,908	11,389	—	—	11,389
Goodwill	8,555	2,933	11,488	—	—	11,488
Total assets	23,150	7,937	31,087	(129)	—	30,958

	As of December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment) (GBP)	Currency Adjustment	Historical (Before Adjustment) (USD)	Assets/ Liabilities Not Assumed	Reclassification	After Adjustment
Current portion of long-term debt	1,676	575	2,251	(2,251)	—	—
Related party loan	2,901	995	3,896	(3,896)	—	—
Accounts payable and accrued liabilities	2,361	809	3,170	(211)	(2,959)	—
Accounts payable	—	—		—	587	587
Contract liabilities	832	285	1,117	—	—	1,117
Accrued expenses and other current liabilities	—	—		—	2,372	2,372
Total current liabilities	7,770	2,664	10,434	(6,358)	—	4,076
Long-term debt	1,154	396	1,550	(1,550)	—	—
Other liabilities	201	69	270	—	—	270
Total liabilities	9,125	3,129	12,254	(7,908)	—	4,346
Partners’ equity	18,387	6,304	24,691	7,779	—	32,470
Accumulated other comprehensive income (loss)	(2)	(1)	(3)	—	—	(3)
Due from partners	(4,360)	(1,495)	(5,855)	—	—	(5,855)
Total partners’ equity	14,025	4,808	18,833	7,779	—	26,612
Total liabilities and partners’ equity	£23,150	$7,937	$31,087	$(129)	$—	$30,958

C.
Below is detail of certain reclassification adjustments that have been made to historical presentation of the statement of operations and balance sheet of Tailwind to conform to the financial statement presentation of QOMPLX.

	For the Period from May 29, 2020 (inception) to December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment)	Reclassification	After Adjustment
General and administrative	$—	$387	$387
Formation and operational costs	387	(387)	—
Loss from operations	(387)	—	(387)
Other income:
Interest income on marketable securities held in Trust Account	105	—	105
Income (loss) before benefit from (provision for) income taxes	(282)	—	(282)
Benefit from (provision for) income taxes	—	—	—
Net loss	$(282)	$—	$(282)

	As of December 31, 2020
(Amounts in thousands)	Historical (Before Adjustment)	Reclassification	After Adjustment
Assets
Current assets:
Cash	$2,246	$—	$2,246
Prepaid expenses	276	—	276
Total current assets	2,521	—	2,521
Cash and marketable securities held in trust account	334,321		334,321
Total assets	336,843	—	336,843
Liabilities and stockholders’ equity
Current liabilities
Accrued expenses	208	(208)	—
Accrued offering costs	126	(126)	—
Accounts payable	—		—
Accrued expenses and other current liabilities	—	334	334
Total current liabilities	334	—	334
Deferred underwriting fee payable	11,698	(11,698)	—
Other liabilities		11,698	11,698
Total liabilities	12,032	—	12,032
Commitments and contingencies
Class A Common Stock subject to possible redemption	319,811	—	319,811
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized	—		—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized	—		—
Class B common stock, $0.0001 par value; 8,355,693 shares authorized	1		1
Additional paid-in capital	5,281		5,281
Accumulated deficit	(282)		(282)
Total stockholders’ equity	5,000	—	5,000
Total liabilities and stockholders’ equity	$336,843	$—	$336,843

4.
Purchase Price Allocation Adjustments (PPA)

The unaudited pro forma combined balance sheet as of December 31, 2020 has been adjusted to reflect the preliminary allocation of the purchase price to identifiable assets acquired and liabilities assumed related to Sentar and Tyche, with the excess recorded as goodwill. Under the acquisition method of accounting, the identifiable assets acquired and liabilities assumed of Sentar and Tyche are recorded at the acquisition date fair values. The pro forma adjustments are preliminary and based on estimates of the fair value and useful lives of the assets acquired and liabilities assumed and have been prepared to illustrate the estimated effect of the Sentar and Tyche acquisitions.
For all assets acquired and liabilities assumed other than identified intangible assets and goodwill, unless otherwise specified, the carrying value was assumed to equal fair value. The final determination of the fair value of certain assets and liabilities will be completed within the one-year measurement period as required by ASC 805. The size and breadth of the Sentar and Tyche acquisitions may necessitate the use of this measurement period to adequately analyze and assess a number of the factors used in establishing the asset and liability fair values as of the acquisition date, including the significant contractual and operational factors underlying the developed technology and user relationship intangible assets and the assumptions underpinning the related tax impacts of any changes made. Any potential adjustments made could be material in relation to the preliminary values presented.
Accordingly, the pro forma purchase price allocation is subject to further adjustment as additional information becomes available and as additional analyses and final valuations are completed. There can be no assurances that these additional analyses and final valuations will not result in significant changes to the estimates of fair value set forth below.
Purchase price and purchase price allocation of Sentar
The preliminary estimated purchase price for Sentar (in thousands) is calculated as follows:
Dollars
Cash(1)	$70,255
Equity(2)	4,000
Earnout(3)	7,550
Total consideration	$81,805

(1)
The cash consideration includes:

a.
cash QOMPLX will pay directly to Sentar at transaction closing,

b.
amounts to be held in all escrow accounts,

c.
transaction fees incurred by Sentar that will be reimbursed by QOMPLX, and

d.
cash payments made to Sentar employees, and the employer share of taxes, related to outstanding options and SARs at closing that relate to pre-combination service. A portion of the options and SARs for which vesting was accelerated in connection with the terms of the merger agreement is expected to be recognized as post-combination compensation expense on the closing date.

(2)
The fair value of equity transferred was calculated using a $10 stock price of Class A Common Stock multiplied by 400,000 shares transferred.

(3)
Earnout consideration includes the estimated fair value of the earnout of up to $11,500,000 that QOMPLX will pay to Sentar stockholders in cash if Sentar’s 2021 revenue is greater than $58,932,179 and Sentar’s 2021 EBITDA is greater than $6,499,132, with the specific earnout amount based on a formula defined in the merger agreement. The estimated fair value was calculated using a Monte Carlo simulation in a risk-neutral framework, taking into consideration the risks and variability of revenue and EBITDA.

The following table sets forth a preliminary allocation of the estimated consideration for the Sentar acquisition to the identifiable tangible and intangible assets acquired and liabilities assumed based on Sentar’s December 31, 2020 balance sheet, with the excess recorded as goodwill:
(in thousands)	As of December 31, 2020 Sentar Historical Information (Adjusted)	Sentar Fair Value Adjustments	Purchase Price Allocation
Cash	$4,395	$—	$4,395
Accounts receivable	7,020	—	7,020
Prepaid expenses and other current assets	938	—	938
Total current assets	12,353	—	12,353
Property and equipment, net	225	—	225
Intangible Assets, net	—	25,000 (a)	25,000

(in thousands)	As of December 31, 2020 Sentar Historical Information (Adjusted)	Sentar Fair Value Adjustments	Purchase Price Allocation
Goodwill	—	55,547 (b)	55,547
Other assets	13	—	13
Total assets acquired	12,591	80,547	93,138
Accounts payable	1,107	—	1,107
Accrued expenses and other current liabilities	3,436	—	3,436
Contract liabilities	722	—	722
Total current liabilities	5,265	—	5,265
Deferred tax liabilities	—	5,626(d)	5,626
Other liabilities	442	—	442
Total non-current liabilities	442	5,626	6,068
Total liabilities assumed	5,707	5,626	11,333
Common stock	41	(41)(c)	—
Additional paid-in-capital	3,958	(3,958)(c)	—
Retained earnings	2,885	(2,885)(c)	—
Total historical equity	$6,884	$(6,884)	$—

(a)
The table below indicates the estimated fair value of each of the identifiable intangible assets (in thousands):

Intangible	Acquisition-date Fair Value	Useful Life (Years)	2020 Pro Forma Amortization Expense
Customer-related intangibles	$20,800	14	$1,486
Technology-related intangibles	4,200	7	600
	$25,000		$2,086
The fair values of the above intangible assets were determined using an industry benchmarking analysis that considered the value attributes of certain assets and acquired liabilities based on recent and relevant transactions. Management is in the process of performing a more detailed valuation analysis. The fair values of the customer-related intangible assets will be determined by using an “income approach,” specifically a multi-period excess earnings approach, which is a commonly accepted valuation approach. Under this approach, the net earnings attributable to the asset or liability being measured are isolated using the discounted projected net cash flows. These projected cash flows are isolated from the projected cash flows of the combined asset group over the remaining economic life of the intangible asset or liability being measured. Both the amount and the duration of the cash flows are considered from a market participant perspective. Where appropriate, the net cash flows will be adjusted to reflect the potential attrition of existing customers in the future, as existing customers are expected to decline over time.
The fair values of the technology-related intangible assets will be determined by using an “income approach,” specifically the relief-from-royalty approach, which is a commonly accepted valuation approach. This approach assumes that in lieu of ownership, a firm would be willing to pay a royalty in order to exploit the related benefits of this asset. Therefore, a portion of both Tyche and Sentar’s earnings, equal to the after-tax royalty that would have been paid for the use of the asset, can be attributed to QOMPLX’s ownership.
(b)
Goodwill is calculated as the excess of total purchase price over assets acquired less liabilities assumed.

Goodwill primarily relates to future synergies expected to be realized from the integration of product and service offerings with QOMPLX. Goodwill recognized is not expected to be deductible for tax purposes.
The equity consideration was calculated based on a $10.00 share price. In the event that the share price increases or decreases by 10%, the impact on total consideration and goodwill would be as follows (in thousands, except share and per share amounts):
Change in stock price	Stock price	Estimated Consideration	Goodwill
Decrease of 10%	$9.00	$81,405	$55,147
Increase of 10%	$11.00	$82,205	$55,947

(c)
Represents the elimination of Sentar’s historical equity.

(d)
Represents the deferred tax impact associated with the incremental differences in book and tax basis created from the preliminary purchase price allocation resulting from the step up in fair value of intangible assets. Deferred taxes were established based on Sentar’s blended statutory tax rate of 25.5%, based on jurisdictions where income has historically been generated. This estimate of deferred income tax liabilities is preliminary and is subject to change based upon Sentar’s final determination of the fair value of assets acquired and liabilities assumed by jurisdiction.

Purchase price and purchase price allocation of Tyche
The preliminary estimated purchase price for Tyche (in thousands) is calculated below:
Dollars
Cash consideration(1)	$99,149
Equity consideration(2)	28,818
Total purchase consideration	$127,967

(1)
The cash consideration above is based on a contractual cash consideration amount of GBP 72,250,000 converted to USD using a preliminary exchange rate of 1.3723.

(2)
The fair value of equity transferred was calculated using a $10 closing share price of Class A Common Stock multiplied by 2,881,826 shares transferred.

The preliminary estimated purchase price allocation of Tyche is calculated below:
(Amounts in thousands)	As of December 31, 2020 Tyche Historical Information (Adjusted)	Tyche Fair Value Adjustments	Purchase Price Allocation
Accounts receivable, net	$5,852	$—	$5,852
Prepaid expenses and other current assets	2,217	—	2,217
Total current assets	8,069	—	8,069
Property and equipment, net	12	—	12
Intangible assets, net	11,389	39,511(a)	50,900
Goodwill	11,488	61,844(b)	73,332
Total assets acquired	30,958	101,355	132,313
Accounts payable	587	—	587
Contract liabilities	1,117	—	1,117
Accrued expenses and other current liabilities	2,372	—	2,372
Total current liabilities	4,076	—	4,076
Other liabilities	270	—	270
Total liabilities assumed	4,346	—	4,346
Partners’ equity	32,470	(32,470)(c)	—

(Amounts in thousands)	As of December 31, 2020 Tyche Historical Information (Adjusted)	Tyche Fair Value Adjustments	Purchase Price Allocation
Accumulated other comprehensive income (loss)	(3)	3(c)	—
Due from partners	(5,855)	5,855(c)	—
Total historical equity	$26,612	$(26,612)	$—

(a)
The table below indicates the estimated fair value of each of the identifiable intangible assets (in thousands):

Intangible	Acquisition-date Fair Value	Useful Life (Years)	2020 Pro Forma Amortization Expense
Customer-related intangibles	$20,200	7	$3,108
Technology-related intangibles	27,000	6	4,500
Marketing-related intangibles	4,700	10	470
	$51,900		$8,078
The fair values of the above intangible assets were determined using an industry benchmarking analysis that considered the value attributes of certain assets and acquired liabilities based on recent and relevant transactions. Management is in the process of performing a more detailed valuation analysis using the same methodologies that management will use for valuing acquired Sentar intangible assets, as previously described.
(b)
Goodwill is calculated as the excess of total purchase price over assets acquired less liabilities assumed. Goodwill primarily relates to future synergies expected to be realized from the integration of product and service offerings with QOMPLX.

The equity consideration was calculated based on a $10.00 share price. In the event that the share price increases or decreases by 10%, the impact on total consideration and goodwill would be as follows (in thousands, except share and per share amounts):
Change in stock price	Stock price	Estimated Consideration	Goodwill
Decrease of 10%	$9.00	$125,085	$70,450
Increase of 10%	$11.00	$130,849	$76,214

(c)
Represents the elimination of Tyche’s historical equity.

5.
Other Transaction Accounting Adjustments

Other Adjustments to Unaudited Pro Forma Combined Balance Sheet
The adjustments included in the unaudited pro forma combined balance sheet as of December 31, 2020 are as follows:
(A)
Reflects the reclassification of $334.3 million of investments held in the Trust Account that becomes available following the Transactions, assuming no redemption.

(B)
Reflects the proceeds of $175.1 million from the issuance and sale of 16.0 million shares of Class A Common Stock at $10.00 per share pursuant to the Subscription Agreements and the issuance of approximately 2.0 million shares of Class A common Stock related to the conversion of the Notes, net of $4.9 million in issuance costs.

(C)
Reflects the settlement of $11.7 million in deferred underwriter fees.

(D)
Represents transaction costs incurred by QOMPLX related to the acquisitions of Sentar and Tyche of approximately $3.8 million, inclusive of advisory, banking, legal, and accounting fees that are expensed as a part of the Transactions.

(E)
Represents transaction costs incurred by Tailwind and QOMPLX of approximately $25.1 million of estimated direct and incremental costs related to consummation of the Business Combination that are recognized against additional paid-in capital.

(F)
Represents an adjustment to retained earnings to account for transaction costs recognized by Sentar prior to the transaction close. This adjustment represents costs not already recognized in historical financials for the twelve-months ended December 31, 2020.

(G)
Represents the recapitalization of Tailwind’s historical accumulated deficit to additional paid-in capital.

(H)
Reflects the reclassification of $319.8 million of Class A Common Stock subject to possible redemption to permanent equity.

(I)
Reflects the forfeiture of 0.8 million shares of Class B Common Stock and the conversion of the remainder to shares of Class A Common Stock at the consummation of the Business Combination.

(J)
Reflects PPA-related adjustments explained in further detail in section: “Purchase Price Allocation Adjustments (PPA).”

(K)
Reflects the recapitalization of QOMPLX, including the issuance of 85.0 million shares of New QOMPLX Common Stock to QOMPLX equity holders as consideration for the reverse recapitalization and the conversion of QOMPLX’s convertible preferred shares to New QOMPLX Common Stock at the consummation of the Transactions. The post-Transaction capitalization table under minimum and maximum redemption scenarios is detailed in the narrative section above these proforma financial statements.

(L)
Reflects one-time, lump-sum payments payable immediately following the closing for the full acceleration of all unvested Sentar outstanding options and SARs, including the employer share of relevant taxes at a rate of 7.65%, which will be recognized as post-combination compensation expense on the closing date as there is no remaining service period.

(M)
Represents the reduction of a portion of QOMPLX’s deferred tax asset valuation allowance equal to the deferred tax liabilities related to the Sentar acquisition. The Sentar acquisition results in the recognition of deferred tax liabilities related primarily to amortizable intangible assets with no tax basis. The deferred tax amounts were determined based on an estimated tax rate of 25.5% based on a jurisdictional federal and state blended tax rates. Following the Transaction, Sentar and QOMPLX will file a consolidated U.S. federal and various state tax returns. Tailwind believes the $5.6 million of net deferred tax liabilities recognized as a result of the transaction can be used as a source of future taxable income to support partial realizability of QOMPLX’s deferred tax assets. The change in the deferred tax asset valuation allowance will be recognized as an income tax benefit and therefore is reflected as an adjustment to the accumulated deficit.

(N)
Represents redemption of the maximum number of shares that may be made of 13,469,121 shares of Class A Common Stock for approximately $134.7 million allocated to common stock and additional paid-in capital using par value $0.0001 per share and at a redemption price of $10.00 per share.

Other Adjustments to Unaudited Pro Forma Combined Statements of Operations
The pro forma adjustments included in the unaudited pro forma combined statements of operations for the year ended December 31, 2020 are as follows:
(i)
Reflects incremental compensation expense in accordance with new executive agreements that are expected to be executed in connection with the Transactions.

(ii)
Reflects the elimination of Tyche’s historical interest expense related to debt that QOMPLX did not assume when acquiring Tyche, pursuant to the merger agreement.

(iii)
Reflects non-recurring transaction-related expenses explained in notes D and F above.

(iv)
Reflects the elimination of historical amortization and the recognition of new amortization based on the intangible assets identified during the Sentar purchase-price allocation procedures.

Adjustment (in thousands):
	Cost of Sales	G&A
Historical	$—	$—
Pro Forma	600	1,486
Adjustment	$600	$1,486

(v)
Reflects the elimination of historical amortization and the recognition of new amortization based on the intangible assets identified during the Tyche purchase-price allocation procedures

Adjustment (in thousands):
	Cost of Sales	G&A
Historical	$1,501	$26
Pro Forma	4,417	3,506
Adjustment	$2,915	$3,480

(vi)
Reflects elimination of investment income related to the investment held in the Trust Account.

(vii)
Reflects the recognition of compensation charge made to Sentar employees with unvested outstanding options and SARs at closing, including the employer share of relevant taxes at a rate of 7.65%.

(viii)
Reflects the non-recurring income tax benefit related to the partial release of the deferred tax asset valuation allowance as described in Note N above. As the combined company continues to be in a cumulative loss position and will not have sufficient sources of income to realize any further tax benefits, there are no further income tax effects estimated related to the other pro forma adjustments.

6.
Net Loss per Share

The table below represents the net loss per share calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Transactions, assuming the shares were outstanding since January 1, 2020. As the Transactions are reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Transactions have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire period.
The unaudited pro forma combined financial information has been prepared assuming two alternative levels of redemption into cash of Class A Common Stock for the year ended December 31, 2020:
	For the Year ended December 31, 2020
In thousands, except share and per share amounts	Assuming No Redemption	Assuming Maximum Redemption
Pro forma net loss	$(33,183)	$(33,183)
Weighted average shares outstanding – basic and diluted	143,461,748	129,992,627
Basic and diluted net loss per share, Class A Common Stock	$(0.23)	$(0.26)
The above calculation excludes the effects of dilutive preferred shares from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the combined entity is the same. The above excludes the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:

	As of December 31, 2020
	Assuming No Redemption	Assuming Maximum Redemption
Issued and outstanding options(1)	2,980,895	2,980,895
Share issued to public warrant holders(2)	16,710,785	16,710,785
Shares issued to placement placement warrant holders(3)	9,700,000	9,700,000

(1)
Represents outstanding stock options to QOMPLX employees after giving effect to the Transactions. The combined company expects to issue up to 10.0 million additional incentive awards to QOMPLX employees under the 2021 Incentive Plan upon consummation of the Transactions that are not included in this number because the number and terms of such issuance are not yet known.

(2)
Each whole Public Warrant entitles the holder to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to adjustment.

(3)
Simultaneously with the closing of the IPO, the Sponsor purchased an aggregate 9.7 million Private Placement Warrants, at a price of $1.00 per Private Placement Warrants. Each Private Placement Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment.

TAILWIND SPECIAL MEETING OF STOCKHOLDERS
General
Tailwind is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by the board of directors for use at the Tailwind Special Meeting to be held on      , 2021 and at any adjournment or postponement thereof. This proxy statement/prospectus provides Tailwind’s stockholders with information they need to know to be able to vote or direct their vote to be cast at the Tailwind Special Meeting.
Date, Time and Place
The Tailwind Special Meeting will be held on      , 2021, at      Eastern Time, via a virtual meeting. On or about      , 2021, Tailwind commenced mailing this proxy statement/prospectus and the enclosed form of proxy to its stockholders entitled to vote at the Tailwind Special Meeting.
Purpose of Tailwind Special Meeting
Tailwind stockholders are being asked to vote on the following proposals:
(7)
the Business Combination Proposal;

(8)
the Charter Proposal;

(9)
the Governing Documents Proposals;

(10)
the NYSE Proposal;

(11)
the Incentive Plan Proposal; and

(12)
the Adjournment Proposal (if necessary).

Recommendation of the Tailwind Board of Directors
The Tailwind board of directors has unanimously determined that the Business Combination, on the terms and conditions set forth in the Business Combination Agreement, is advisable and in the best interests of Tailwind and its stockholders and has directed that the proposals set forth in this proxy statement/prospectus be submitted to its stockholders for approval at the Tailwind Special Meeting on the date and at the time and place set forth in this proxy statement/prospectus. The Tailwind board of directors unanimously recommends that Tailwind’s stockholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Proposal, “FOR” the Governing Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal (if necessary).
Voting Power; Record Date
You will be entitled to vote or direct votes to be cast at the Tailwind Special Meeting if you owned Tailwind Shares at the close of business on , 2021, which is the record date for the Tailwind Special Meeting. You are entitled to one (1) vote for each Tailwind Share that you owned as of the close of business on the Tailwind record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or other nominee to ensure that votes related to the shares you beneficially own are properly counted. On the Tailwind record date, there were 41,776,963 Tailwind Shares outstanding, of which 33,421,570 are shares of Class A Common Stock and 8,355,393 are shares of Class B Common Stock.
Vote of the Sponsor and Tailwind’s Directors and Officers
The Sponsor and Tailwind’s directors and officers have agreed to vote any shares of common stock owned by them in favor of each proposal.
The Sponsor has waived any redemption rights in connection with Business Combination. The Class B Common Stock held by the Sponsor have no redemption rights upon Tailwind’s liquidation and will be worthless if no business combination is effected by Tailwind by September 9, 2022. However, the Sponsor is entitled to redemption rights upon Tailwind’s liquidation with respect to any shares of Class A Common Stock it may own.
The Sponsor owns 8,355,393 shares of Class B Common Stock, 835,539 of which, subject to, and conditioned upon the consummation of the Business Combination, will be forfeit for no consideration, subject to the conditions set forth in Sponsor Letter Agreement.
Quorum and Required Vote for Proposals for the Tailwind Special Meeting
A quorum of Tailwind stockholders is necessary to hold a valid meeting. A quorum will be present at the Tailwind Special Meeting if a majority of the issued and outstanding Tailwind Shares entitled to vote as of the Tailwind record date at the Tailwind Special Meeting is represented virtually or by proxy. Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. The holders of the Class B Common Stock, who currently own 20% of the issued and outstanding shares of Tailwind common stock, will count towards this quorum. As of the Tailwind record date for the Tailwind Special Meeting, 20,888,482 Tailwind Shares would be required to achieve a quorum.
Approval of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal and the Incentive Plan Proposal require the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present. Approval of the Charter Proposal and Governing Documents Proposals 3 and 4 also requires the affirmative vote of a majority of Class B Common Stock outstanding, voting as a separate class. Approval of the Adjournment Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class, regardless of whether a quorum is present. The Tailwind board of directors has already approved each of the proposals.
If Tailwind stockholders fail to approve the Business Combination Proposal, the Charter Proposal, the NYSE Proposal, or the Incentive Plan Proposal, the Business Combination will not occur. The Adjournment Proposal is not conditioned on the approval of any other proposal. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal) will not be presented to the stockholders for a vote. It is important for you to note that in the event that the Business Combination Proposal does not receive the requisite vote for approval, then the Business Combination may not be consummated. If Tailwind does not consummate the Business Combination and fails to complete an initial business combination by September 9, 2022, Tailwind will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.
Recommendation of the Tailwind Board of Directors
Tailwind’s board of directors unanimously determined that the Business Combination Agreement and the transactions contemplated thereby, including the Merger, were advisable and in the best interests of, Tailwind and its stockholders. Accordingly, Tailwind’s board of directors unanimously recommends that its stockholders vote “FOR” the Business Combination Proposal and the other proposals hereby.
When you consider the recommendation of Tailwind’s board of directors in favor of approval of these proposals, you should keep in mind that Tailwind’s directors and officers have interests in the Business Combination that are different from or in addition to (and which may conflict with) your interests as a stockholder. These interests include, among other things:
•
If the Business Combination or another business combination is not consummated by September 9, 2022, Tailwind will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Class A Common Stock for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 8,355,393 shares of Class B Common Stock held by the Sponsor, which were acquired for an aggregate purchase price of $25,000, would be worthless because the holders of Class B Common Stock are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an estimated aggregate market value of $      based upon the closing price of $      per public share on the NYSE on      , 2021, the Tailwind record date.

•
The Sponsor purchased an aggregate of 9,700,000 Private Placement Warrants from Tailwind for an aggregate purchase price of $9,700,000 (or $1.00 per warrant) in a private placement. This purchase took place on a private placement basis simultaneously with the consummation of Tailwind’s IPO. A portion of the proceeds Tailwind received from this purchase was placed in the Trust Account. Such warrants had an estimated aggregate value of $      based on the closing price of $      per public warrant on the NYSE on      , 2021, the Tailwind record date. The Private Placement Warrants will become worthless if Tailwind does not consummate a business combination by September 9, 2022.

•
If Tailwind is unable to complete a business combination within the required time period, its executive officers will be personally liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Tailwind for services rendered or contracted for or products sold to Tailwind. If Tailwind consummates a business combination, on the other hand, Tailwind will be liable for all such claims.

•
Tailwind’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Tailwind’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Tailwind fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Tailwind may not be able to reimburse these expenses if the Business Combination or another business combination, are not completed by September 9, 2022.

•
The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

Tailwind Placement Agent and Advisory Fees
Upon the closing of the Business Combination, (i) Jefferies LLC (“Jefferies”) will be entitled to customary fees in connection with its role as Tailwind's sole placement agent for the PIPE Financing and Tailwind's financial advisor for the Business Combination and (ii) Piper Sandler & Co. (“Piper Sandler”) will be entitled to customary fees in connection with its role as Tailwind's capital markets advisor for the Business Combination. If the Business Combination is not consummated, Jefferies and Piper Sandler will not be entitled to such fees.
Abstentions and Broker Non-Votes
Abstentions and broker non-votes will be counted as present for the purpose of determining a quorum. Abstentions will have the same effect as vote “AGAINST” the NYSE Proposal and the Incentive Plan Proposal. Additionally, for Class B common stock only, abstentions will have the same effect as vote “AGAINST” the Charter Proposal and Governing Document Proposals 3 and 4. For all other proposals, abstentions and broker non-votes will have no effect.
Voting Your Shares
Each share of Tailwind common stock that you own in your name entitles you to one (1) vote on each of the proposals for the Tailwind Special Meeting. Your one or more proxy cards show the number of Tailwind Shares that you own. There are several ways to have your Tailwind Shares voted:
•
You can submit a proxy to vote your shares by completing, signing, dating and returning the enclosed proxy card in the postage-paid envelope provided. If you hold your shares in “street name” through a bank, broker or other nominee, you will need to follow the instructions provided to you by your bank, broker or other nominee to ensure that your shares are represented and voted at the Tailwind Special Meeting. If you submit a proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your Tailwind Shares will be voted as recommended by Tailwind’s board of directors. Tailwind’s board of directors unanimously recommends that Tailwind’s stockholders vote “FOR” the Business Combination Proposal, “FOR”

the Charter Proposal, “FOR” the Governing Documents Proposals, “FOR” the NYSE Proposal, “FOR” the Incentive Plan Proposal and “FOR” the Adjournment Proposal (if necessary).
•
You can attend the Tailwind Special Meeting and vote virtually even if you have previously voted by submitting a proxy pursuant to any of the methods noted above. You will be given a ballot when you arrive. However, if your Tailwind Shares are held in the name of your broker, bank or other nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Tailwind can be sure that the broker, bank or nominee has not already voted your Tailwind Shares.

Revoking Your Proxy
If you are a record owner of your shares and you give a proxy, you may change or revoke it at any time before it is exercised by doing any one of the following:
•
you may send another proxy card with a later date;

•
you may notify Tailwind’s secretary in writing before the Tailwind Special Meeting that you have revoked your proxy; or

•
you may attend the Tailwind Special Meeting virtually, revoke your proxy, and vote online as described above.

If your shares are held in “street name” or are in a margin or similar account, you should contact your broker for information on how to change or revoke your voting instructions.
No Additional Matters May be Presented at the Tailwind Special Meeting
The Tailwind Special Meeting has been called only to consider the approval of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal (if necessary). Under the Pre-Closing Tailwind Bylaws, no other matters may be considered at the Tailwind Special Meeting if they are not included in this proxy statement/prospectus, which serves as the notice of the Tailwind Special Meeting.
Who Can Answer Your Questions About Voting
If have any questions about how to vote or direct a vote in respect of your Tailwind Shares, you may call      , the proxy solicitation agent for Tailwind, toll-free at (800)           (banks and brokers call      ) or email           at.
Redemption Rights
Holders of Class A Common Stock may seek to redeem their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, the Business Combination Proposal. Any public stockholder holding Class A Common Stock may demand that Tailwind redeem such shares for a full pro rata portion of the Trust Account (which, for illustrative purposes, was $      per share as of      , 2021, calculated as of two (2) business days prior to the anticipated consummation of the Business Combination). If a holder properly seeks redemption as described in this section and the Business Combination with QOMPLX is consummated, Tailwind will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the Business Combination.
Notwithstanding the foregoing, a holder of Class A Common Stock, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the Class A Common Stock. Accordingly, no shares of Class A Common Stock in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will be redeemed for cash.
Holders of Class B Common Stock will not have redemption rights with respect to such shares.

Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to Tailwind’s transfer agent prior to the vote at the Tailwind Special Meeting. If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed Business Combination is not consummated this may result in an additional cost to stockholders for the return of their shares.
Tailwind’s transfer agent can be contacted at the following address:
Continental Stock Transfer & Trust Company
One State Street, 30th Floor
New York, NY 10004
Attn:
Email:
Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Business Combination Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).
If the Business Combination is not approved or completed for any reason, then Tailwind’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the Trust Account, as applicable. In such case, Tailwind will promptly return any shares delivered by public holders. If Tailwind would be left with less than $5,000,001 of net tangible assets as a result of the holders of Class A Common Stock properly demanding redemption of their shares for cash or the condition that the Aggregate Transactions Proceeds be no less than $200 million would not be satisfied, Tailwind will not be able to consummate the Business Combination.
The closing price of Class A Common Stock on      , 2021, the Tailwind record date, was $      . The cash held in the Trust Account on such date was approximately $      million ($      per public share). Prior to exercising redemption rights, stockholders should verify the market price of Class A Common Stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Tailwind cannot assure its stockholders that they will be able to sell their shares of Class A Common Stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.
If a holder of Class A Common Stock exercises his, her or its redemption rights, then he, she or it will be exchanging shares of Class A Common Stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Business Combination Proposal by delivering your stock certificate (either physically or electronically) to Tailwind’s transfer agent prior to the vote at the Tailwind Special Meeting, and the Business Combination is consummated.
For a detailed discussion of the material U.S. federal income tax considerations for stockholders with respect to the exercise of these redemption rights, see “Material U.S. Federal Income Tax Consequences — Tax Consequences of a Redemption of Tailwind Public Shares.” The consequences of a redemption to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.

Appraisal Rights
Appraisal rights are not available to holders of Tailwind Shares in connection with the Business Combination.
Proxy Solicitation Costs
Tailwind is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone. Tailwind and its directors, officers and employees may also solicit proxies online. Tailwind will file with the SEC all scripts and other electronic communications as proxy soliciting materials. Tailwind will bear the cost of the solicitation.
Tailwind has hired           to assist in the proxy solicitation process. Tailwind will pay to           a fee of $      , plus disbursements.
Tailwind will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Tailwind will reimburse them for their reasonable expenses.
The Sponsor
As of           , 2021, the Tailwind record date, the Sponsor and Tailwind’s directors owned of record and were entitled to vote an aggregate of 8,355,393 shares of Class B Common Stock. Such shares currently constitute 20% of the outstanding Tailwind Shares. The Sponsor and Tailwind’s officers and directors have agreed to vote these shares, as well as any Tailwind Shares acquired in the aftermarket, in favor of each of the proposals being presented at the Tailwind Special Meeting. The shares of Class B Common Stock have no right to participate in any redemption distribution and will be worthless if no business combination is effected by Tailwind.

INFORMATION ABOUT TAILWIND
References in this section to “we,” “our,” “us,” the “Company,” or “Tailwind” generally refer to Tailwind Acquisition Corp.
General
Tailwind is a blank check company incorporated in Delaware and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. Tailwind is an early stage and emerging growth company and, as such, is subject to all of the risks associated with early stage and emerging growth companies.
Initial Public Offering and Private Placement
In June 2020, the Sponsor purchased an aggregate of 8,625,000 shares of Class B Common Stock for an aggregate purchase price of $25,000, or approximately $0.003 per share. Prior to the initial investment in Tailwind of $25,000 by the Sponsor, Tailwind had no assets, tangible or intangible.
On September 9, 2020, Tailwind completed its IPO of 33,421,570 units (the “units”) at a price of $10.00 per unit generating gross proceeds of $334,215,700, which includes the partial exercise of the underwriter’s option to purchase an additional 3,421,570 units at the initial public offering price to cover over-allotments. Each unit consists of one share of Class A Common Stock, and one-half of one redeemable Public Warrant. Each Public Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments.
Concurrently with the completion of the IPO, the Sponsor purchased an aggregate of 9,700,000 Private Placement Warrants at a price of $1.00 per warrant, or $9,700,000 in the aggregate. The purchase price of the Private Placement Warrants was added to the net proceeds of the IPO and placed in the Trust Account such that the Trust Account held $343,915,700 at the close of the IPO. Each Private Placement Warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments.
The underwriter’s over-allotment option expired partially unexercised on October 24, 2020, and, as such, 269,607 shares of Class B Common Stock were forfeited, resulting in there being an aggregate of 8,355,393 shares of Class B Common Stock outstanding.
Fair Market Value of Target Business
The NYSE rules require that Tailwind’s initial business combination must occur with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (net of amounts disbursed to management for working capital purposes and excluding the amount of any deferred underwriting discount held in trust) at the time of it signing a definitive agreement in connection with an initial business combination. Tailwind’s board of directors determined that this test was met in connection with the proposed business combination with QOMPLX as described in the section titled “The Business Combination” in this proxy statement/prospectus.
Stockholder Approval of Business Combination and Redemptions
Under the Pre-Closing Tailwind Certificate of Incorporation, in connection with any proposed business combination, Tailwind may elect to seek stockholder approval of such business combination at a meeting called for such purpose and Tailwind has elected to do so in this case. Pursuant to the terms of this transaction as described in the section titled “Tailwind Special Meeting of Stockholders” in this proxy statement/prospectus, Tailwind is seeking stockholder approval at a meeting called for such purpose at which public stockholders may seek to redeem their Class A Common Stock for cash, regardless of whether they vote for or against the proposed Business Combination, subject to the limitations described in this proxy statement/prospectus. Accordingly, in connection with the Business Combination, the Tailwind public stockholders may seek to redeem their Class A Common Stock for cash in accordance with the procedures set forth in this proxy statement/prospectus.

Tailwind will complete the Business Combination only if a majority of the outstanding shares voted by the stockholders at a duly held stockholders meeting are voted to approve such Business Combination. A majority of the voting power of the issued and outstanding Tailwind common stock entitled to vote at the Tailwind Special Meeting must be present online or represented by proxy, at the Tailwind Special Meeting to constitute a quorum and in order to conduct business. The holders of Class B Common Stock will count towards this quorum.
Voting Restrictions in Connection with Stockholder Meeting
The Sponsor and Tailwind’s officers and directors have agreed to vote any Tailwind Shares held by them in favor of an initial business combination. The Sponsor, Tailwind’s directors and officers and their permitted transferees own 20% of Tailwind’s outstanding common stock. In addition, pursuant to the terms of the Sponsor Letter Agreement, the Sponsor and Tailwind’s officers and directors have agreed to waive their redemption rights with respect to any shares of Class B Common Stock.
Liquidation if No Initial Business Combination
The Sponsor and Tailwind’s officers and directors have agreed that Tailwind will have only have until September 9, 2022 to complete any initial business combination. If Tailwind is unable to complete an initial business combination before September 9, 2022, Tailwind will: (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the Class A Common Stock, at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay its taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding shares of Class A Common Stock, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and Tailwind’s board of directors, dissolve and liquidate, subject in each case to Tailwind’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to its warrants, which will expire worthless if Tailwind fails to complete an initial business combination within the 24 month time period.
Pursuant to the Letter Agreement, the Sponsor and Tailwind’s officers and directors have waived their rights to liquidating distributions from the Trust Account with respect to any shares of Class B Common Stock held by them if Tailwind fails to complete an initial business combination by September 9, 2022. The Sponsor and Tailwind’s directors and officers will be entitled to liquidating distributions from the Trust Account with respect to any shares of Class A Common Stock acquired in the aftermarket if Tailwind fails to complete its initial business combination within the allotted time period.
Pursuant to the Letter Agreement, the Sponsor and Tailwind’s officers and directors have agreed that they will not propose any amendment to the Pre-Closing Tailwind Certificate of Incorporation that would affect the substance or timing of its obligation to redeem 100% of Tailwind’s shares of Class A Common Stock if Tailwind does not complete an initial business combination before September 9, 2022, unless Tailwind provides its public stockholders with the opportunity to redeem their Class A Common Stock upon approval of any such amendment at a per share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to Tailwind to pay its taxes, divided by the number of then outstanding shares of Class A Common Stock. However, Tailwind may not redeem its Class A Common Stock in an amount that would cause its net tangible assets to be less than $5,000,001 (so that it does not then become subject to the SEC’s “penny stock” rules).
Tailwind expects that all costs and expenses associated with implementing its plan of dissolution, as well as payments to any creditors, will be funded from amounts remaining out of the approximately $2.2 million of proceeds held outside the Trust Account as of December 31, 2020, although Tailwind cannot assure you that there will be sufficient funds for such purpose. However, if those funds are not sufficient to cover the costs and expenses associated with implementing its plan of dissolution, to the extent that there is any interest accrued in the Trust Account not required to pay taxes, Tailwind may request the trustee to release to it an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses.
If Tailwind were to expend all of the net proceeds of its IPO and the sale of the Private Placement Warrants, other than the proceeds deposited in the Trust Account, and without taking into account interest, if any, earned on the Trust Account, the per-share redemption amount received by stockholders upon Tailwind’s dissolution would be approximately $10.00. The proceeds deposited in the Trust Account could, however, become subject to the claims of Tailwind’s creditors which would have higher priority than the claims of its public stockholders. Tailwind cannot assure you that the actual per-share redemption amount received by stockholders will not be substantially less than $10.00. While Tailwind intends to pay such amounts, if any, it cannot assure you that it will have funds sufficient to pay or provide for all creditors’ claims.
Although Tailwind seeks to have all third parties, service providers (other than its independent auditors), prospective target businesses or other entities with which it does business execute agreements with it waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account for the benefit of its public stockholders, there is no guarantee that they will execute such agreements or even if they execute or have executed such agreements that they would be prevented from bringing claims against the Trust Account including but not limited to fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with respect to a claim against its assets, including the funds held in the Trust Account. If any third-party refuses to execute an agreement waiving such claims to the monies held in the Trust Account, Tailwind’s management performs an analysis of the alternatives available to it and only enters into an agreement with a third-party that has not executed a waiver if management believes that such third-party’s engagement would be significantly more beneficial to Tailwind than any alternative. Examples of possible instances where Tailwind may engage a third-party that refuses to execute a waiver include the engagement of a third-party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a service provider willing to execute a waiver.
In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with Tailwind and will not seek recourse against the Trust Account for any reason. Upon redemption of the Class A Common Stock, if Tailwind is unable to complete its initial business combination within the prescribed time frame, or upon the exercise of a redemption right in connection with its initial business combination, Tailwind will be required to provide for payment of claims of creditors that were not waived that may be brought against Tailwind within the ten (10) years following redemption. The Sponsor has agreed that it will be liable to Tailwind, jointly and severally, if and to the extent any claims by a third-party (other than Tailwind’s independent auditors) for services rendered or products sold to Tailwind, or a prospective target business with which Tailwind has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay its taxes, except as to any claims by a third-party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under its indemnity of the underwriters of Tailwind’s IPO against certain liabilities, including liabilities under the Securities Act. In the event that an executed waiver is deemed to be unenforceable against a third-party, then the Sponsor will not be responsible to the extent of any liability for such third-party claims. Tailwind has not independently verified whether the Sponsor has sufficient funds to satisfy their indemnity obligations and believes that the Sponsor’s only assets are securities of its company and, therefore, its Sponsor may not be able to satisfy those obligations. None of Tailwind’s other officers will indemnify Tailwind for claims by third parties including, without limitation, claims by vendors and prospective target businesses.
In the event that the proceeds in the Trust Account are reduced below (i) $10.00 per public share or (ii) such lesser amount per public share held in the Trust Account as of the date of the liquidation of the Trust Account, due to reductions in value of the trust assets, in each case net of the interest which may be withdrawn to pay its taxes, and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, Tailwind’s independent directors would determine whether to take legal action against its Sponsor to enforce their indemnification obligations. While Tailwind currently expects that its independent directors would take legal action on its behalf against the Sponsor to enforce their indemnification obligations to Tailwind, it is possible that its independent directors in exercising their business judgment may choose not to do so in any particular instance. Accordingly, Tailwind cannot assure you that due to claims of creditors the actual value of the per share redemption price will not be substantially less than $10.00 per share.
Tailwind will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all third parties, service providers (other than its independent auditors), prospective target businesses or other entities with which Tailwind does business execute agreements with it waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account. The Sponsor will also not be liable as to any claims under the indemnity of the underwriters of Tailwind’s IPO against certain liabilities, including liabilities under the Securities Act. Tailwind will have access to up to approximately $2.2 million of the proceeds held outside the Trust Account as of December 31, 2020, with which to pay any such potential claims (including costs and expenses incurred in connection with its liquidation, currently estimated to be no more than approximately $2.2 million). In the event that Tailwind liquidates and it is subsequently determined that the reserve for claims and liabilities is insufficient, stockholders who received funds from Tailwind’s Trust Account could be liable for claims made by creditors.
If Tailwind files a bankruptcy petition or an involuntary bankruptcy petition is filed against it and the petition is not dismissed, the proceeds held in the Trust Account could be subject to applicable bankruptcy law, and may be included in the bankruptcy estate and subject to the claims of third parties with priority over the claims of Tailwind’s stockholders. To the extent any bankruptcy claims deplete the Trust Account, Tailwind cannot assure you it will be able to return $10.00 per share to its public stockholders. Additionally, if the bankruptcy petition is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover from Tailwind’s stockholders some or all amounts received. Furthermore, Tailwind’s board may be viewed as having breached its fiduciary duty to Tailwind’s creditors and/or may have acted in bad faith, and thereby exposing itself and Tailwind to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. Tailwind cannot assure you that claims will not be brought against Tailwind for these reasons.
Tailwind’s public stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) the completion of the initial business combination; (ii) the redemption of any Class A Common Stock properly tendered in connection with a stockholder vote to amend any provisions of Tailwind’s Pre-Closing Certificate of Incorporation (A) to modify the substance or timing of Tailwind’s obligation to offer redemption rights in connection with any proposed initial business combination or to redeem 100% of Tailwind’s Class A Common Stock if it does not complete the initial business combination by September 9, 2022 or (B) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity; and (iii) the redemption of all of Tailwind’s Class A Common Stock if it is unable to complete the initial business combination by September 9, 2022, subject to applicable law. In no other circumstances will a stockholder have any right or interest of any kind to or in the Trust Account. In connection with the merger, a stockholder’s vote in connection with the initial business combination alone will not result in a stockholder’s redeeming its shares of Tailwind for an applicable pro rata share of the Trust Account. Such stockholder must have also exercised its redemption rights.
Facilities
Tailwind’s executive offices are located at 1545 Courtney Ave, Los Angeles, CA 90046, and its telephone number is (646) 432-0610. The cost for Tailwind’s use of this space is included in the $10,000 per month fee we pay to the Sponsor for office space, utilities, secretarial support and administrative services. Tailwind considers its current office space adequate for its current operations.
Employees
Tailwind currently has two officers. These individuals are not obligated to devote any specific number of hours to Tailwind matters but they intend to devote as much of their time as they deem necessary to

Tailwind affairs until Tailwind completes its initial business combination. The amount of time that they will devote in any time period will vary based on whether a target business has been selected for an initial business combination and the stage of the business combination process.
Periodic Reporting and Financial Information
Tailwind’s units, Class A Common Stock and public warrants are registered under the Exchange Act and Tailwind has reporting obligations, including the requirement that it file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, Tailwind’s annual reports contain financial statements audited and reported on by its independent registered public accounting firm.
Legal Proceedings
There is no material litigation, arbitration or governmental proceeding currently pending against Tailwind or any members of its management team in their capacity as such.

MANAGEMENT OF TAILWIND
Unless the context otherwise requires, references in this subsection to “we”, “us”, “our”, “the Company” and “Tailwind” generally refer to Tailwind prior to the Business Combination.
Our officers and directors are as follows:
Name	Age	Title
Philip Krim	37	Chairman
Chris Hollod	37	Chief Executive Officer and Director
Matt Eby	48	Chief Financial Officer and Director
Alan Sheriff	61	Director
Wisdom Lu	54	Director
Neha Parikh	41	Director
Will Quist	39	Director
Philip Krim,our Chairman, has served as Casper Sleep Inc.’s (NYSE: CSPR) Chief Executive Officer and as a member of its board of directors since October 2013. Since founding the Company in 2013, Mr. Krim has led Casper (NYSE: CSPR) through tremendous growth, growing revenue from $15 million in 2014 to $497 million in 2020 (approximately 79% CAGR), and successfully took the company public in February 2020. Mr. Krim brought an innovative data-driven approach to marketing at Casper which enabled exponential growth and a competitive advantage. He is responsible for leading Casper’s expansion into adjacent sleep related product areas and increasing the retail store footprint to over 50+ stores across the US. He also serves as the Chairman of Tailwind Two Acquisition Corp. (NYSE: TWNT), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in March 2021. Prior to that, Mr. Krim was the Chief Executive Officer of Vocalize Mobile, a mobile search advertising platform for small businesses, from January 2010 until July 2013, and the Chief Executive Officer of The Merrick Group from January 2003 until December 2009. Since 2016, Mr. Krim has also served on the Emerging Leadership Council of the 92nd Street Y. He also serves as a director of the Travis Manion Foundation and as a member of the Leadership Council of the Robin Hood Foundation since 2019. Mr. Krim received a B.B.A. in Marketing from Red McCombs School of Business at the University of Texas at Austin. We believe Mr. Krim’s operational and executive experience make him well-qualified to serve as a member of our board of directors.
Chris Hollod, our Chief Executive Officer and a director on our board of directors, is the Founder and Managing Partner of Hollod Holdings, a private venture capital and advisory firm based in Los Angeles that invests in innovative consumer brands at the convergence of culture and wellness. Over the course of his career, Mr. Hollod has completed more than 150 deals across five different investment entities, including investments in Airbnb, Uber, Spotify, Houzz, Duolingo, Airtable, Warby Parker, Oscar, Flexport, Sweetgreen, Memphis Meats and Thrive Market. From 2010 to 2018, Mr. Hollod was the Managing Partner of A-Grade Investments alongside Ashton Kutcher, Ron Burkle and Guy Oseary. Mr. Hollod was also the Co-Founder and Managing Partner of Inevitable Ventures with Ron Burkle and D.A. Wallach from 2015 to 2018. From 2009 to 2017, Mr. Hollod was the Venture Partner at Ron Burkle’s private investment firm, The Yucaipa Companies, where he oversaw Mr. Burkle’s venture capital investments. Prior to joining The Yucaipa Companies, Mr. Hollod spent four years as an investment banker at Wachovia Securities, where he executed a variety of debt and equity transactions. Mr. Hollod currently serves as the Co-Chief Executive Officer and as a director of Tailwind Two Acquisition Corp. (NYSE: TWNT), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in March 2021. Mr. Hollod graduated summa cum laude and Phi Beta Kappa from Vanderbilt University with a B.A. in Economics, Finance and Philosophy. We believe Mr. Hollod’s operational and executive experience make him well-qualified to serve as a member of our board of directors.
Matt Eby, our Chief Financial Officer and a director on our board of directors, is the Founder and Managing Partner of Seawall Capital, a private equity firm formed to invest in the consumer and other related sectors. At Seawall Capital, Mr. Eby is responsible for originating, underwriting and monitoring of investments and manages the daily activities of the firm. Prior to the founding of Seawall, Mr. Eby was the

Co-Founder and Managing Partner of Tengram Capital Partners. He currently serves as the Chairman of the board of directors of Kent Water Sports, El Cap Holdings and Lime Crime, and as a director of Algenist, Revive, and Cos Bar. In the past he has served as Chairman of Tengram former portfolio companies NEST Fragrances and DevaCurl. Prior to founding Tengram, Mr. Eby was the Chief Investment Officer of JAWS Estates Capital, the private investment office of Barry Sternlicht and the Sternlicht family, where he was responsible for investment and asset allocation decisions and recommendations across a broad spectrum of asset classes and investment strategies. While at JAWS Estates Capital, Mr. Eby led numerous transactions including investments in Palantir Technologies, Field & Stream, Ellen Tracy, Joe’s Jeans, Caribbean Joe, and Carlos Falchi. In 2009, in his capacity as Chief Investment Officer of Jaws Estates Capital and on behalf of Starwood Capital Group, he led the initial public offering of Starwood Property Trust (NYSE: STWD), a mortgage REIT focused on commercial real estate properties. Prior to JAWS, he was an Associate at Morgan Stanley. Mr. Eby currently serves as a director of Tailwind International Acquisition Corp. (NYSE: TWNI), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in February 2021, and the Co-Chief Executive Officer, Chief Financial Officer and as a director of Tailwind Two Acquisition Corp. (NYSE: TWNT), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in March 2021. Mr. Eby received a B.S. from the United States Naval Academy and an M.B.A. from Harvard Business School. We believe Mr. Eby’s operational and executive experience make him well-qualified to serve as a member of our board of directors.
Alan Sheriff serves on our board of directors. Mr. Sheriff co-founded Solebury Capital in 2005 and served as its Co-Chief Executive Officer from 2005 to 2020. Mr. Sheriff has also served as Vice Chairman of Corporate and Institutional Banking, PNC Financial Services Group since 2020. Under his guidance and leadership, Solebury Capital has become a premier independent equity capital advisory firm, known for bringing deep product expertise, market knowledge and unbiased advice to its clients. At Solebury Capital, Mr. Sheriff has personally worked on hundreds of IPOs, follow-ons and block trades and has provided general capital markets counsel to financial sponsors such as Bain Capital, Ares Management, Apollo, American Securities, TH Lee, Freeman Spogli, TSG Consumer and many others. Mr. Sheriff has also worked directly with companies such as Nielson, Dunkin Brands, Canada Goose, BRP (Bombardier Recreational Products), Aramark, Black Knight Financial, Patheon, Planet Fitness and Casper Sleep. Prior to founding Solebury Capital, Mr. Sheriff held several senior-level positions at Credit Suisse First Boston, including serving as Co-Head of Equity Capital Markets for the Americas from 1999 to 2005. Mr. Sheriff also chaired Credit Suisse’s Equity Valuation Committee from 1999 to 2005 and sat on the firm’s Investment Banking Committee from 2001 to 2005. Mr. Sheriff began his career at Salomon Brothers where he worked from 1983 to 1992. Mr. Sheriff currently serves as a director of Tailwind International Acquisition Corp. (NYSE: TWNI), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in February 2021. Mr. Sheriff graduated from the University of Rochester in 1981 with a B.A. in Political Science, Magna Cum Laude, Phi Beta Kappa. He also received an MPA from Columbia University’s School of International and Public Affairs. He is a member of The Council on Foreign Relations since 1999, the NationSwell Council since 2016 and the Travis Manion Foundation since 2018. Mr. Sheriff has also served on the board of PsychHub since 2019. We believe that Mr. Sheriff’s executive and institutional banking experience make him well-qualified to serve as a member of our board of directors.
Wisdom Lu serves on our board of directors. Ms. Lu is a Founding Partner of Stibel & Co. and Bryant Stibel, specializing in growth equity investments across technology, media, data, sports and wellness. Ms. Lu currently serves as director of Tailwind International Acquisition Corp. (NYSE: TWNI), a special purpose acquisition company which raised $345 million in aggregate capital in its initial public offering in February 2021, and Fifth Wall Acquisition Corp. I (NASDAQ: FWAA). Ms. Lu has previously served as the Chief Financial Officer at Dun & Bradstreet Credibility Corp. from 2014 to 2017 and as its Senior Vice President, Data Works from 2012 to 2014. At Dun & Bradstreet, she served as Chief Financial Officer of Dun & Bradstreet Emerging Businesses from 2015 to 2017. From 2008 to 2012, Ms. Lu served as the Chief Financial Officer at Liberman Broadcasting and oversaw Finance, Information Technology, Human Resources, as well as Legal and Investor Relations. From 1996 to 2008, Ms. Lu served as Chief Investment Officer and Treasurer at Health Net, Inc. where she oversaw a $3 billion investment portfolio. Before Health Net, Inc., Ms. Lu served as Treasury Officer, Fixed Income Sales & Trading with National Westminster Bank. Ms. Lu graduated from Rensselaer Polytechnic Institute with a B.S. in Engineering and a minor in Economics. She also received an MBA from New York University. Ms. Lu is a Chartered Financial Analyst

(CFA) and holds a Professional Engineering license in the state of New York. We believe Ms. Lu’s operational and executive experience make her well-qualified to serve as a member of our board of directors.
Neha Parikh serves on our board of directors. Since April 2019, she also serves on the board of directors of Carvana (NYSE: CVNA), a leading e-commerce platform changing the way people buy cars. Most recently, Ms. Parikh was the President of Hotwire, an innovator in discount travel and part of Expedia Group (NASDAQ: EXPE), from August 2017 to November 2019. As the President of Hotwire, Ms. Parikh led a successful turnaround by revamping the business model, negotiating innovative supply partnerships and rebuilding the team and culture. From August 2017 to November 2019, she was a member of the Executive Leadership Team at Expedia Group, where she was their youngest and first female President. Prior to Hotwire, Ms. Parikh spent nine years at Hotels.com, also part of Expedia Group, starting in Product development in April 2008 and moving through progressively senior roles until her last role as the Senior Vice President of Global Brands and Retail from June 2015 to August 2017. In this role, Ms. Parikh had ownership of the global P&L for Hotels.com and directly led marketing, financial planning and operations, merchandising, business development, partner marketing and growth strategy. Before joining Expedia Group in 2008, she worked as a strategy consultant with The Cambridge Group from and held roles with Siemens Healthcare and PricewaterhouseCoopers. Ms. Parikh graduated from The University of Texas at Austin with a Bachelor of Business degree and received an MBA from the Kellogg School of Management at Northwestern University. We believe Ms. Parikh’s operational and executive experience make her well-qualified to serve as a member of our board of directors.
Will Quist serves on our board of directors. Mr. Quist has served as a Partner at Slow Ventures since November 2015. Prior to joining Slow Ventures, he was a Managing Director at Industry Ventures from September 2007 to October 2015 and worked as an Analyst at Banc of America Securities LLC from August 2005 to July 2007. Mr. Quist received a B.A. in Political Sciences from the University of California, Berkeley. We believe Mr. Quist’s investment experience makes him well-qualified to serve as a member of our board of directors.

TAILWIND’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of Tailwind’s financial condition and results of operations should be read in conjunction with Tailwind’s financial statements and the notes thereto contained elsewhere in this proxy statement/prospectus. Certain information contained in the discussion, including, but not limited to, those described under the heading “Risk Factors” and analysis set forth below includes forward-looking statements that involves risks and uncertainties. References in this section to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of Tailwind prior to the Business Combination.
Overview
We are a blank check company formed under the laws of the State of Delaware on May 29, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination with one or more businesses. We intend to effectuate our Business Combination using cash from the proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, our capital stock, debt or a combination of cash, stock and debt.
Recent Developments
On March 1, 2021, we entered into the Business Combination Agreement with Merger Sub, QOMPLX and the QOMPLX Stockholder Representative.
The Business Combination Agreement provides for, among other things, the following transactions: (i) QOMPLX will change its name to “QOMPLX Operations, Inc.”; (ii) the certificate of incorporation and bylaws of Tailwind will be amended and restated; and (iii) Merger Sub will merge with and into QOMPLX, with QOMPLX as the surviving company in the Business Combination, and after giving effect to such Merger, continuing as a wholly owned subsidiary of New QOMPLX. In addition, in connection with the transactions contemplated by the Business Combination Agreement, Tailwind is expected to change its name to “QOMPLX, Inc.” and QOMPLX is expected to consummate each of the Pipeline Acquisitions.
QOMPLX is a cloud-native leader in risk analytics that provides technology solutions in the cybersecurity, risk transfer, and finance spaces. QOMPLX's customers rapidly ingest, transform, and contextualize large, complex, and disparate data sources using our platform and solutions in order to better quantify, model, and predict risks and make critical operational decisions. QOMPLX's technology platform delivers valuable operational services that are enhanced by QOMPLX's domain expertise to help organizations develop more informed risk strategies and make quality decisions in demanding areas, such as cybersecurity, insurance, finance and government.
The Business Combination Agreement and the transactions contemplated thereby were approved by the board of directors of each of Tailwind, Merger Sub and QOMPLX.
Immediately prior to the effective time of the Business Combination, in accordance with the terms and subject to the conditions of the Business Combination Agreement, outstanding shares of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be exchanged for shares of New QOMPLX Common Stock and outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied QOMPLX equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes issued pursuant to the Bridge Financing Agreement. Unvested and unexercised QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX as described herein.
Concurrently with the execution of the Business Combination Agreement, Tailwind entered into (i) Subscription Agreements with certain investors, including, among others, Cannae and additional third party investors and (ii) the Bridge Financing Agreement with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business Combination and substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 and (B) Tailwind agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment. Pursuant to the Bridge Financing Agreement, QOMPLX has agreed to issue the Notes to the investors party thereto in an aggregate principal amount of $20,000,000 and Tailwind has agreed to, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, assume the Notes and satisfy and discharge the principal amount and accrued and unpaid interest under each Note as of such time by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable on a Note as of such time.
The Business Combination will be consummated subject to the deliverables and provisions as further described in the Business Combination Agreement.
Results of Operations
We have neither engaged in any operations nor generated any revenues to date. Our only activities from May 29, 2020 (inception) through December 31, 2020 were organizational activities, those necessary to prepare for the IPO, described below, and, subsequent to the IPO, identifying a target company for a business combination. We do not expect to generate any operating revenues until after the completion of our business combination. We generate non-operating income in the form of interest income on marketable securities held after the IPO. We incur expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses.
For the period from May 29, 2020 (inception) through December 31, 2020, we had a net loss of $281,904, which consists of operating costs of $387,335, offset by interest income on marketable securities held in the Trust Account of $105,431.
Liquidity and Capital Resources
On September 9, 2020, we consummated the IPO of 33,421,570 units at a price of $10.00 per unit, which includes the partial exercise by the underwriter of its over-allotment option in the amount of 3,421,570, generating gross proceeds of $334,215,700. Simultaneously with the closing of the IPO, we consummated the sale of 9,700,000 Private Placement Warrants at a price of $1.00 per Private Placement Warrant in a private placement to the Sponsor, generating gross proceeds of $9,700,000.
Following the IPO, the partial exercise of the over-allotment option by the underwriter and the sale of the Private Placement Warrants, a total of $334,215,700 was placed in the Trust Account. We incurred $18,847,894 in transaction costs, including $6,684,314 of underwriting fees, $11,697,550 of deferred underwriting fees and $466,030 of other offering costs.
For the period from May 29, 2020 (inception) through December 31, 2020, cash used in operating activities was $454,858. Net loss of $281,904 was affected by interest earned on marketable securities held in the Trust Account of $105,431. Changes in operating assets and liabilities used $67,523 of cash.
As of December 31, 2020, we had marketable securities held in the Trust Account of $334,321,131. We intend to use substantially all of the funds held in the Trust Account, including any amounts representing interest earned on the Trust Account to complete our business combination. To the extent that our capital stock or debt is used, in whole or in part, as consideration to complete our business combination, the remaining proceeds held in the Trust Account will be used as working capital to finance the operations of the target business or businesses, make other acquisitions and pursue our growth strategies.
As of December 31, 2020, we had $2,245,798 of cash held outside of the Trust Account. We intend to use the funds held outside the Trust Account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a business combination.
In order to fund working capital deficiencies or finance transaction costs in connection with a business combination, the Sponsor, or certain of our officers and directors or their affiliates may, but are not obligated to, loan us funds as may be required. If we complete a business combination, we would repay the working capital loans out of the proceeds of the Trust Account released to us. Otherwise, the working capital loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, we may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans. The working capital loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such working capital loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. Except for the foregoing, the terms of such working capital loans, if any, have not been determined and no written agreements exist with respect to such loans.
We do not believe we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a business combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to complete our business combination or because we become obligated to redeem a significant number of our public shares upon consummation of our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. For example, in connection with the Business Combination, we intend to issue securities in the PIPE Financing pursuant to the Subscription Agreements. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of our business combination. If we are unable to complete our business combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.
Off-Balance Sheet Arrangements
We did not have any off-balance sheet arrangements as of December 31, 2020.
Contractual Obligations
We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities, other than an agreement to pay an affiliate of the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial, and administrative support services to us. We began incurring these fees on September 9, 2020 and will continue to incur these fees monthly until the earlier of the completion of the Business Combination and our liquidation.
The underwriter in the IPO is entitled to a deferred fee of $0.35 per unit, or $11,697,550 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that we complete a business combination, subject to the terms of the underwriting agreement.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with U.S. GAAP a requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the period reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Class A Common Stock Subject to Possible Redemption
We account for our Class A Common Stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A Common Stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. Our Class A Common Stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ equity section of our balance sheet.
Net Loss Per Common Share
We apply the two-class method in calculating earnings per share. Net income per common share, basic and diluted for Class A Common Stock is calculated by dividing the interest income earned on the Trust Account, net of applicable franchise and income taxes, by the weighted average number of shares of Class A Common Stock outstanding for the period. Net loss per common share, basic and diluted for Class B Common Stock is calculated by dividing net income less income attributable to Class A Common Stock, by the weighted average number of shares of Class B Common Stock outstanding for the period presented.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.
Quantitative and Qualitative Disclosures About Market Risk
As of December 31, 2020, we were not subject to any market or interest rate risk. Following the consummation of our IPO, the net proceeds of our IPO, including amounts in the Trust Account, have been invested in U.S. government treasury obligations with a maturity of 185 days or less or in certain money market funds that invest solely in U.S. treasuries. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.
Related Party Transactions
Founder Shares
In June 2020, the Sponsor purchased 8,625,000 shares of Class B Common Stock for an aggregate purchase price of $25,000, which included an aggregate of up to 269,607 shares that were subject to forfeiture by the Sponsor following the underwriter’s election to partially exercise its over-allotment option so that the number of shares would collectively represent approximately 20% of our issued and outstanding shares after the IPO. The underwriter’s over-allotment option expired unexercised on October 24, 2020 and, as such, 269,607 shares of Class B Common Stock were forfeited, resulting in there being an aggregate of 8,355,393 shares of Class B Common Stock outstanding.
Private Placement Warrants
The Sponsor purchased 9,700,000 Private Placement Warrants for a purchase price of $1.00 per warrant in a private placement that occured simultaneously with the closing of the IPO. Each private placement warrant entitles the holder to purchase one share of our Class A common stock at $11.50 per share. A portion of the purchase price of the Private Placement Warrants was added to the proceeds from our IPO held in the Trust Account. If our initial business combination is not completed by September 9, 2022, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Class A Common Stock (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless. The Private Placement Warrants are exercisable for cash or on a cashless basis, at the holder’s option, and are non-redeemable so long as they are held by the

Sponsor or its permitted transferees. The Sponsor agreed, subject to limited exceptions, not to transfer, assign or sell any of its Private Placement Warrants until thirty (30) days after the completion of our initial business combination.
Administrative Support Agreement
The Company entered into an agreement, commencing on September 9, 2020, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial, and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from May 29, 2020 (inception) through December 31, 2020, the Company incurred $40,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying balance sheet.
Promissory Note — Related Party
In June 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $52,250 was repaid on September 15, 2020.
Related Party Loans
In order to finance transaction costs in connection with a business xombination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“working capital loans”). If the Company completes a business combination, the Company would repay the working capital loans out of the proceeds of the Trust Account released to the Company. Otherwise, the working capital loans would be repaid only out of funds held outside the Trust Account. In the event that a business combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the working capital loans but no proceeds held in the Trust Account would be used to repay the working capital loans. The working capital loans would either be repaid upon consummation of a business combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such working capital loans may be convertible into warrants, at a price of $1.00 per warrant, of the post business combination entity. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no working capital loans were outstanding.
Related Party Policy
We have adopted a code of ethics requiring us to avoid, wherever possible, all conflicts of interests, except under guidelines or resolutions approved by our board of directors (or the appropriate committee of our board) or as disclosed in our public filings with the SEC. Under our code of ethics, conflict of interest situations include any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) involving the Company.
In addition, our audit committee, pursuant to a written charter that was adopted prior to the consummation of the IPO, is responsible for reviewing and approving related party transactions to the extent that we enter into such transactions. An affirmative vote of a majority of the members of the audit committee present at a meeting at which a quorum is present is required in order to approve a related party transaction. A majority of the members of the entire audit committee will constitute a quorum. Without a meeting, the unanimous written consent of all of the members of the audit committee is required to approve a related party transaction. We also require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.
These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

INFORMATION ABOUT QOMPLX
The following discussion reflects the business of QOMPLX, Inc. Unless the context otherwise requires, references “we”, “us”, “our”, “the Company” and “QOMPLX” generally refer to QOMPLX in the present tense or New QOMPLX from and after the Business Combination (including assuming the consummation of the proposed Pipeline Acquisitions).
Business Overview
QOMPLX is a cloud-native leader in risk analytics that provides technology solutions in the cybersecurity, risk transfer, and finance spaces. Our customers rapidly ingest, transform, and contextualize large, complex, and disparate data sources using our platform and solutions in order to better quantify, model, and predict risks and make critical operational decisions. Our technology platform delivers valuable operational services that are enhanced by our domain expertise to help organizations develop more informed risk strategies and make quality decisions in demanding areas, such as cybersecurity, insurance, finance, and government.
Our unified analytics platform and solutions, which include software products and expert services enable organizations to obtain and maintain a dynamic and scalable view of various critical risks they face. We bring together data sources from throughout the organization, including internal operations, finance, and risk teams creating a “data factory” which facilitates the creation of a more dynamic and continually updated view of risk. This centralized view enables more informed, consistent, and intelligent decision making — using risk as a filter to focus attention on the organization’s most critical elements and events. Our cloud-native “data factory” streamlines the development of data-intensive applications, allowing our customers to focus more time and resources on their unique business use cases. A powerful and configurable core platform allows business, operational, financial, and risk data to be brought together and then directed, utilized, and consistently managed across the enterprise, while capturing increasingly important provenance and utilization details. We continuously collect, ingest, and enrich disparate data sources and contextualize them via an integrated set of persistence, orchestration, and transformation engines. Utilizing this core platform dramatically reduces the time spent by data engineers, software engineers, data scientists, and security teams on end-to-end data preparation, engineering, and persistence and allows additional focus on solving real business challenges, increasing the quality of analytic outcomes, and maximizing the potential for growth and operational efficiency.
Our cloud-native platform supports general purpose use cases, while providing several specific solutions for a number of common business and risk challenges such as:
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Cyber security data fusion with pre-built turn-key solutions for the detection of forged credentials, privilege escalation, and lateral movement attacks for on-premise and the cloud; visibility across multiple log and application data sources with unified search, ad hoc data analytics; and extensible streaming event-oriented detection and alerting frameworks;

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Risk assessment and (re)insurance decision making, including contract evaluation, risk exposure, loss modeling, pricing, reserving, and capital modeling;

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Development of comprehensive and dynamic enterprise-wide risk management and risk finance programs that leverage operational data feeds;

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Simulation of real scenarios and broader parametric studies of other hypothetical futures to better understand how to navigate different opportunities and risks both operationally and financially; and

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Industrial control system and operational technology security, including supporting operational analytics, for mission-critical applications, including critical infrastructure systems, defense applications, and healthcare.

Our Story
Jason Crabtree and Andrew Sellers founded QOMPLX in 2015 with the vision to democratize data-driven decision-making. The company launched foundational capabilities to support data curation, analytics, modeling simulation, and reporting to enable insights from advanced algorithms, simulations, and machine learning. This platform was created to help organizations see their world differently, and in greater detail, to effectively reason about some of their toughest challenges in cybersecurity and risk management in an increasingly dynamic, rapidly transforming, and increasingly digitally dependent world.
For modern enterprises, integrating data flows and data science in production applications is central to grappling with increasingly aggressive competition, ever shortening waves of disruptive innovation, and the search for growth and profitability. While technology firms have successfully demonstrated the ability to handle large amounts of data, we believe their ability to identify actionable insights from this data and drive improved decision-making resulting in practical actions or outcomes is often lacking. Instead of clinging to outmoded and simplistic models, we seek to support customers in their quest for realistic decision-making. We pursue elegant solutions to challenging problems, which we define as making things as simple as possible, but not simpler. We believe QOMPLX offers a truly collaborative and economically-motivated data analysis and simulation platform — explicitly designed for decision optimization across multiple functional areas, enabled by selective domain expertise and fueled by our quest to understand how things really work.
We believe the next generation of distributed computing is about intelligently orchestrating storage, transport, and computing resources to navigate through a sea of data economically. In a world of ubiquitous data, competitive advantage stems from the ability to discern signal from noise and focus on the right kind of exploration and rapid scaling of ad hoc insights to production processes with sufficient context to be actionable.
Pipeline Acquisitions
We have entered into agreements to consummate each of the acquisitions of Sentar and Tyche substantially concurrently with the close of the Business Combination and in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. Following the Pipeline Acquisitions, the Sentar and Tyche businesses will be integrated into, and enhance the capabilities of, our platform solutions to support the expansion of our products and services with additional solutions (as discussed below). We also expect that our Platform Acquisitions will result in a substantive expansion of our customer portfolio, especially with respect to our government solutions.
Industry Challenges and Opportunity
We are in the business of managing complex data flows to enable customers to make effective risk-driven decisions at scale. The availability of enterprise data continues to vastly accelerate as the cost of data collection, transport, storage, and computing continues to fall in aggregate. Data once measured in gigabytes or terabytes is now generated in petabytes per day for many large enterprises, with unstructured and dark data volumes dwarfing well-ordered and structured information. Specifically, 70-80% of unstructured data is never analyzed and on an average enterprises are interacting with 89 vendors every week. In addition, the cost of data breaches reached $1 trillion in 2020 and losses are increasingly from availability and data integrity issues, not just confidentiality and privacy violations. We believe that as data gets cheaper and more readily available, attention is becoming more expensive. In the aggregate, the man or machine power required to effectively analyze and interpret this data at scale will continue to become more expensive.
As this happens, we believe our cost-effective services will continue to become increasingly important as the amount of data flowing to our current and prospective customers continues to grow in volume, velocity, and variety, and with increasingly dubious veracity hat can impact ultimate commercial or decision-making value. Even the largest enterprises are awash with data, and assorted technologies to manage it, but may be lacking coordinated and sustainable insight into our complex and interconnected world. Our increasingly digital and connected future requires action as cyber events, continued business disruption from the global pandemic, and increasingly common business interruption events amplify uncertainty and impact growth and prosperity. Against this increasingly variable and uncertain landscape, public and private sector leaders are assessing their need for more effective decision-making infrastructure that can remain more closely tethered to reality using real data, models and simulations.
We believe the ability of our platform and “data factory,” when combined with our domain expertise, to consume and analyze vast quantities of data, enable machine learning operations, and allow for data-driven simulations of multiple hypothetical futures is fundamental to the future. Our domain experts leverage the core QOMPLX technology to fill the substantial gap in enterprise-spanning unified data infrastructure that can quantify, understand, and manage risks in this real-world environment. Together, our software tools and domain expertise can enable public and private sector customers to more effectively make decisions that are based on a more reliable understanding of the data and are more closely tethered to reality. The combination of overwhelming quantity, broad quality, and higher complexity of data leads to hyper-complexity, including:
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noise drowns the signal in many practical applications;

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concentration of physical and virtual risks means data is a liability in addition to an enabler and asset; and

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economic decisions about risk are embedded throughout operations in a highly connected and digitally dependent and interdependent world.

We believe we are well-positioned at the nexus of risk, data, finance, and operations in the digital enterprise. For the modern enterprise, integrating data flows data science in production applications is central to grappling with increasingly aggressive competition, ever shortening waves of disruptive innovation, and the search for growth and profitability. While technology firms have successfully demonstrated the ability to handle large amounts of data, the ability to identify actionable insights that drives business growth often remains elusive. We believe we offer a truly collaborative and economically-motivated data analysis and simulation platform explicitly designed for decision optimization across multiple functional areas.
We believe our unified data infrastructure is enabling a future that is increasingly dynamic and programmable. Our customers’ risk categories are expanding and their exposures are constantly shifting. Risk, after all, is a consequence of dependence. Thriving in this environment requires rapid and dynamic decision-making systems that help ensure reliable outcomes by mitigating surprise. Current events such as SolarWinds, the global Microsoft Exchange attacks, and ransomware campaigns have demonstrated repeated and growing systemic interdependence, which holds scores of new challenges for organizations which can, at times, expose our customers to potentially catastrophic outcomes. Furthermore, this risk exposure of our customers is amplified as interdependence on third-party services becomes more critical to core missions and revenue generating processes.
We believe we are well-positioned to help customers navigate some of the most important trends in technology from a risk and security-conscious perspective. Our journey started with the core belief that a domain-agnostic core unified data infrastructure was a requirement to enable data-driven decision-making where people could be empowered to make superior decisions, augmented by their computerized aids. In areas like risk management, insurance, and finance this kind of augmented intelligence with adjustable autonomy is central to enabling human decision makers ultimately responsible for critical missions and outcomes. These values remain at the heart of our solutions, products, services, and commercial strategy. To this end, we developed our core technology infrastructure capabilities to support customers in tasks such as:
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Data collection from disparate, heterogeneous sources.   For data to be useful, it must often be enriched and normalized into a unified data model. Where the traditional IT service model approach silos data, we believe our competitive differentiation goes beyond data integration.

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Analysis of all gathered data.   This involves not only organizing data to be efficiently queried based on business requirements, but also supporting stream processing, analytics, modeling, and simulation.

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Insightful outputs.   These include data sets, models, induced algorithms, simulations, and recommended decisions.

Through our unified secured platform, and the diverse solutions portfolio it provides, which includes cyber analytics, big data analytics, insurance analytics, and IT operations analytics, we enhance customer operations efficacy, speed to market, and improve capital efficiency in risk management cost centers and in new growth initiatives.
More recently, the cloud computing (and more broadly, the technology) industry is going through an unprecedented urgency-driven shift due to the COVID-19 pandemic. The sudden closure of schools, offices, and enterprises due to social distancing requirements have increased the demand for cloud solutions and technology services in general. However, at the same time, customers are facing budget restraints and are requiring more cost-effective solutions as the global economy continues to suffer from financial set-backs and market uncertainty. Furthermore, our solutions offer data storage and analytics support and solutions to customers who operate across a number of distinct industries, each of which are undergoing their own rapid digitization and technological changes, and are also subject to other industry changes such as the impacts of COVID-19. As the dependency on digital solutions across industries has been thrusted into overdrive, we believe we can offer effective solutions to ensure the secure and efficient transition to digitization that many enterprises are having to make.
We believe we are positioned to emerge as a category defining leader at rapidly ingesting, transforming and contextualizing large, complex and disparate data sources in order to help organizations better quantify, model and predict risk in areas like cybersecurity, insurance and finance. Currently, we believe our total addressable market size is estimated at approximately $164.2 billion across cyber software ($46.7 billion), big data and analytics software ($66.8 billion), insurance analytics ($39.1 billion), and IT operations management ($11.6 billion).
We have adopted an “Build, Validate, Scale” business model to accelerate growth and capture additional market share by rapidly growing across cyber analytics, insurance analytics, big data analytics and infrastructure, and IT operations management with a particular focus on clients in finance, technology, health/pharma, manufacturing, energy, and government.
Solutions
Q:OS™ — Our Core Data Factory
Technology leaders across public and private sectors, increasingly come to express and execute mission critical operations as code. Initiative such as “Infrastructure-as-Code,” which are a fundamental part of how large tech enterprises operate, and associated technologies are gaining widespread use and helping to achieve substantial gains in reproducibility, efficiency, and speed of innovation around data in commercial and government applications.
The era of increasingly programmable business operations has begun — experienced by most consumers quite personally in the form of household names like Uber and Doordash. Data feeds are increasingly linked to software-defined human-machine systems — some of which control infrastructure core to our societal operations while others which operate similarly but only ensure our favorite meal arrives quickly to our doorstep. In this era, actions and infrastructure for people and their tools are increasingly expressed as code. The Programmable Enterprise isn’t just about application programming interface and connectivity — it’s about capturing institutional experience and knowledge by recording actions, context, and configuration of business systems and resources over time. This is why large consumer companies and business-to-business enterprises alike are focused on their data supply chains. We believe the coming era of the Programmable Enterprise will blend the best attributes of human decision-making with data analytics, scenario-based modeling simulation, deep learning, and artificial intelligence.
Our analytics infrastructure is provided through our Q:OS platform, which also powers our domain-specific decision solutions for cybersecurity, insurance underwriting, quantitative finance for both commercial and government customers. Q:OS is a scalable, cloud-native enterprise data operating system designed to enable data-driven, contextualized decision solutions that are risk-centric and highly configurable and customizable for virtually any business domain. This combined ingestion, transformation, persistence, search, and modeling simulation tool suite represents our core software platform, which we colloquially refer to as our “Core Data Factory.” The platform provides more time and cost-effective means to address difficult and resource intensive data-related problems via collection, ingestion, schematization, semantification, analytics, simulation, and reporting to derive insight and deliver business value against mitigating risk, lowering operational costs and increasing profitability for customers.
Our customer-centric approach means that our Core Data Factory is focused on removing the burden from our customers by providing a clearly defined and reproducible sales process, customer onboarding journey, and delivery model. We provide options for large enterprises to select between a hosted multi-tenant environment (standard implementation) or hosted single-tenant virtual private cloud environments with a scalable and reliable architectural foundation across all solutions. We utilize an integrated “customer edge” which leverages a shared demilitarized zone to improve secure service delivery and also enable secure site-to-cloud data transport capabilities to help clients collect and aggregate data across diverse sites, managing key aspects of data transport across the Internet. Some of the key features of our Core Data Factory include:
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Scalable Ingest & Workflows allow enterprise clients to ingest data from diverse sources to understand, model, manage, and transfer risk without limitations and unreasonable expense. It includes a marketplace for third-party catastrophe models, Oasis Loss Modelling Framework (“LMF”) standard models and our own specialty peril models. Domain-agnostic, declarative processing is supported for both stateful streaming and batch-oriented data processing; making it easier, faster, and more effective for customers to tell the system a recipe for what to accomplish and reduce effort spent on describing specifics regarding how to do it.

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Storage and Search persists data so that is organized most efficiently for required query patterns in different storage layers, while remaining connected via a common search experience and schematic metadata registry, supporting insights and decision-making across multiple data models.

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Analytics and Datasets with notebook-supported data exploration and dashboard-based visualization capabilities for quantitative analysis and business intelligence. Customers can uncover data trends, develop models, detect anomalies, generate insights and explore results, through configurable and expressive interfaces.

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Modeling, Simulation & Optimization with an easy-to-use toolkit for configuring, training, validating, serving, and monitoring complex machine-learning or other models. Parameterize experiments with scenario exploration capabilities, based on agent-based and discrete-event simulation paradigms.

We leverage Q:OS to build reproducible turn-key solutions that drive client engagement and adoption. Current examples include the following cybersecurity and insurance solutions.
Q:CYBER™ — Cybersecurity
QOMPLX’s Q:Cyber solutions suite delivers a continuously updated view of complex hybrid IT environments, revealing true security posture with a unique mix of internal and external data sources, and leveraging the diversity of those data sources, to provide enriched insights into customers threats, vulnerabilities, and resulting risks with an economic lens. QOMPLX is particularly focused on detection and response to stealthy and catastrophic cyber-attacks that target clients’ critical infrastructure like active directory (“AD”) (on-premise) and cloud identity and authentication services. Q:Cyber allows customers to integrate these special insights about identity and authentication from across their enterprise with existing data sources to spot malicious activity. We provide capabilities to detect false authentication events (such as Kerberos ticket and SAML token forgery detection via stateful protocol analysis) to interdict and defuse attacks at their most critical stages where privilege escalation and lateral movement occur. Q:Cyber provides near real time “ground truth” data from QOMPLX tools and by integrating existing security sensors in enterprise networks to quantify network visibility and security control coverage — in contrast to qualitative, imprecise, and slow traditional compliance and maturity-based approaches — which should be supportive to fundamental risk-driven programs. Q:Cyber’s core competency is ingesting, processing, and fusing together diverse data from across customers environments to power superior contextual visibility, detection, exploration and threat hunting operations critical to defending today’s networks.
Key modules within the Q:Cyber solutions suite include:
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Privilege Assurance maps privileges and identity across AD to reduce the BlastRadius and overall impact of authentication and identity based attacks — with further extensions to cloud identity providers coming soon.

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Identity Assurance disrupts catastrophic cyber-attacks by detecting the techniques common to numerous long-lasting and large-scale breaches, including privilege escalation and credential forgery in Kerberos and SAML authentication.

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Q:ASSESS helps assess their security controls and program maturity as part of cyber exposure and risk quantification.

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Q:SCAN uses open-source intelligence collection and analysis techniques to identify external exposures and high-risk signals valuable to attackers from the public Internet.

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PunkSpider is a powerful global search engine that provides the ability to determine vulnerabilities in websites across the internet quickly, easily and intuitively.

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Security Monitoring and Analytics allow clients to rapidly identify and contain cyber-attacks, by ingesting, parsing, normalizing, and monitoring logs from Identity Assurance, Privilege Assurance, security tools and other sources, and by allowing customers to create their own rules, detections and analytics using Q:OS.

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Managed Identity Assurance and Managed Detection and Response monitors a customer’s Q:Cyber implementation and provides rapid response guidance to control losses and minimize operational impacts in the event of a security incident.

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Mergers and Acquisitions Advisory and Security Transformation address the growing level of support companies and investors require for cyber security related exposures during mergers and acquisitions and investment activity. QOMPLX teams leverage our unique tools and domain experts to provide a comprehensive view of security posture, program maturity, and risk exposures.

Q:INSURANCE™ — Insurance, Underwriting, Pricing, Reserving, Loss and Exposure Modeling and Risk Management
Q:Insurance is a fully integrated, data-driven decision platform that links disparate efforts across the insurance data value chain including underwriting, referrals, pricing, risk management, and reinsurance sourcing to better align the various work streams and make risk assessment more efficient and accurate. Q:Insurance provides our customers the ability to use the Q:OS infrastructure to ingest disparate data sets, transform and persist this data, and provide robust analytics that help to identify and evaluate risks using a combination of data science, actuarial science, and simulation. Our main Q:Insurance solution offerings include (or will include following the completion of proposed acquisition of Tyche as part of the Pipeline Acquisitions):
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Underwriting Decision Platform for risk selection and automation integrates real time data-driven decision platform and empowers our customers underwriting expertise through automating workflows, a customizable rules engine and advanced pre-bind analytics, and post-bind monitoring.

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Q:HELM is an enterprise grade modeling platform which allows customers to better understand, model, manage and transfer risk without limitations and unreasonable expense. It includes a marketplace for third party catastrophic risk models, Oasis LMF standard models and our own QOMPLX specialty peril models (e.g. terrorism and cyber).

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ReQoncile is a collaborative initiative to promote standardization and communication in the insurance (and reinsurance) industry for data formats/standards, hosted data translation tools, publications, discussions, events and processes.

With our proposed Pipeline Acquisitions, we expect to further strengthen existing Q:Insurance offerings with the additional Tyche solutions listed below:
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Tyche Capital Monitor features pre-built functions which can be used “out of the box,” or for building customized simulation models to forecast future performance based on all material components of a business’ risk profile.

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Tyche Model Generator automates the conversion of traditional spreadsheets into fully operational Tyche models, giving users an automated way to create a production process, at scale, from the technical specifications of traditional models.

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Tyche Pricing System provides a simple, visual and intuitive workflow for pricing complex U.S. and international catastrophic and non-catastrophic, short and long tail, proportional and non-proportional reinsurance structures, as well as allowing the full range of business policies to be priced in a single, robust environment.

Q:Insurance Operations — Technology Driven MGA Operations and Cyber Insurance
We believe QOMPLX is unique in its focus on developing technology to connect original risk and capital in an increasingly data-centric and efficient value chain. Our formidable insurance domain experts include practicing actuaries, underwriters, claims and risk management leaders that are developing innovative new technology-enabled risk finance solutions with partners and our analytics business units. Combining technology, operations, and regulatory expertise positions QOMPLX as a strategic partner for businesses seeking to incorporate innovative data-drive risk finance initiatives as part of their own commercial strategies.
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Cyber Insurance provided through our US and U.K.-based Managing General Agent (“MGA”)/Managing General Underwriter (“MGU”) subsidiaries uses a threat-asset analytical approach and leverages data telematics to understand how actual attack surface exposures (at times both internal and external) impact risk profiles given specific and appropriate threat models for individual companies, geographies, and sectors. Complementary risk identification, detection and response capabilities are available for insureds and (re)insurance partners seeking to improve financial outcomes via loss mitigation and control strategies.

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RubiQon Risk offers cyber insurance options, integrated with multi-line treaty and facultative insurance (and reinsurance) utilizing our established high-capacity data, modeling and analytic capabilities and our 50-state insurance intermediary and producer licenses.

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WonderCoverTM is the flagship parametric insurance offering of our U.K. MGA subsidiary. WonderCoverTM offers cyber and terror parametric cover that provides fast payout for a minimal premium. We expect to expand this service into new regions and for new perils in additional geographies, with suitable adaptation to the needs of specific regional exposures.

Q:GOVERNMENT — Government Solutions
We offer a wide range of skills and technologies to help our government customers better manage operational risks, including technology and cyber risk, across cloud, on-premise and hybrid information technology and operational technology assets. Our foundational capabilities in data handling, ingestion, persistence, transformation, analytics and machine learning, and modeling simulation enable our government customers to focus their attention on the critical mission at hand. Additionally, we offer configurable solutions for government entities.
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Q:OS for the Government: A cloud-based Enterprise Operating System that provides superlative analytics, simulation modeling, and machine learning-driven planning to solve the world’s most demanding problems.

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Q:Cyber for Government: A cyber decision platform that helps government agencies solve the hardest problems in information security.

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Q:ASSESS CMMC: A CMMC pre-assessment against CMMC security controls and program maturity for small to mid-sized companies who wish to assess their baseline for CMMC certification readiness.

In addition, through our proposed acquisition of Sentar in the Pipeline Acquisitions, we expect to rapidly strengthen our Q:Government solutions offerings and customer base across the U.S. government to include unclassified and classified business. Substantial opportunities for virtuous feedback between our commercial and government business exist — including in challenging sub-specialties such as industrial control systems and operational technology, healthcare, and big data support of operational and intelligence use cases. We expect to broadly offer and deliver solutions to the government leveraging QOMPLX’s commercial technology solutions in the government and national security space, with particular emphasis on core cyber security and broader operational analytics use cases and solutions, along with Sentar solutions.
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Professional Services have a strong history of innovation, spurred by a culture of curiosity to find solutions to difficult problems in the cyber realm.

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Data and Infrastructure Protection focused on securing data assets through policy and process development, cyber operation center design and buildout, and identifying and accessing management strategies.

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Identification and Mitigation of Vulnerabilities through proprietary tools and industry-leading penetration testing and assessment methodologies, implemented with innovative technologies and proven process controls.

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Cyber Security R&D using artificial intelligence, machine learning and agent-based algorithms to produce a greater understanding of specific risks and threats, and then using those insights to design advanced technology-based protections.

Growth Strategies
QOMPLX will continue to prioritize exceptional delivery of solutions to clients to maintain client retention and net revenue retention. We are pursuing the following growth strategies:
Acquire New Customers
We maintain a customer-centric approach with a focus on sustainably navigating complex data-driven problems for customers. We believe our current customer base represents a small fraction of potential customers that could benefit from our products and domain expertise. We will continue to invest in our sales, marketing, and customer experience efforts and leverage partner relationships to acquire new customers.
Expand within our Existing Customers (Land and Expand)
We believe there is substantial opportunity to offer additional solutions to cater to our existing customers’ broader data infrastructure needs as we expand and grow their cloud and hybrid cloud workloads. We are investing in enhancements to our platform’s self-service capabilities to enable increasingly frictionless expansion in support of our unified platform model. Our cloud-native architecture and scalability make it easy for existing customers to expand their use of the platform with additional solutions. Our Pipeline Acquisitions also represent a significant opportunity to cross-sell our product solutions to existing accounts across the combined pro forma business following the Business Combination.
Expand Offerings and Enter New Markets
We have carefully constructed our core technology platform around a secure cloud-native architecture with important features to provide security, scalability, and utility for customers facing extreme data volume and velocity and performance requirements. This positions us for robust organic growth building on core competencies and domain expertise in our initial target verticals. QOMPLX was designed, and developed intellectual property around, the idea that enterprise software would become more open with a marketplace for data, models, and simulation components. Our approach to providing a common platform with domain-specific capabilities will allow us to expand our current solutions’ capabilities while also growing our platform to serve adjacent use cases.
Expand Geographically
We are already engaged in selling our solutions internationally and we are actively investing in continued expansion of our international footprint and delivery capacity. We intend to grow our international customer base by increasing our investments in our overseas operations, including adding headcount in the U.K., Middle East and North Africa, and Asia-Pacific regions.
Competition
Our competitive landscape is highly fragmented with no exact like-for-like comparison to QOMPLX. The general approach for competitors’ specializations is dichotomous as either a single data warehouse offering with multiple “jack-of-all-trades” use cases, or a single core industry/product specialization. Unlike many of our competitors, however, we offer a diverse range of solutions encompassing a single platform and a simpler solution to a variety of data collection, data analytics, risk assessment, and cyber security complexities. Due to the fragmented nature of our competitive landscape, as well as our currently limited industry exposure compared to peers, the immediate market perception regarding our value proposition may be diluted. To mitigate this, our suggested differentiators to educate new and potential clients about QOMPLX are focused on the below principles:

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Quality and Superiority.   We believe our solutions, products and services are among the most robust offerings in the market, even when compared to pure-play providers of data warehouse/analytics or cybersecurity.

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Industry Expertise and Dedication.   Our goal is to strike the ideal balance between market penetration and ensuring consistent execution. As such, our industry-specific offerings are not only a customization of our Core Data Factory and risk cloud platform, but they are also backed by fully dedicated internal resources with industry-specific expertise enabling us to develop a core competency.

Our closest competitors are cloud-based software companies that provide either marketing, financial analytics, crisis management, cyber security, or digital insurance software. We expect more cloud-based companies to enter into the markets where we operate and a wider range of digital solutions to be introduced to the market given the relatively low entry barriers to entry in the industry. Our competitors vary in size and include private and public companies, many of which have greater financial, marketing and technical resources as well as name recognition. We intend to continue to enhance our market position through providing competitive solutions and quality services that meet market trends and customer preferences, as well as strengthening sales effectiveness.
Competitive Strengths
We believe the following are our key competitive strengths:
We are a Category-Defining Business
At the forefront of innovation in the growing risk and risk finance industry, we believe our advanced software solutions and domain expertise provide the most comprehensive suite of solutions to address data and risk management and optimize outcomes at scale. Our technology advances cyber security solutions and data fusion to provide what we believe are exceptional risk-focused insights to our customers. Through our unique data orchestration and solutions, our modeling and simulation tools can help customers align operations and risk, finance or insurance outcomes. We believe we differentiate via our ability to reliably improve decision making by providing superior context upon which to base their critical determinations by humans or through automated processes. We are transforming the way organizations collect, understand, and use data in their operations by providing unified risk cloud dedicated to obtaining and mastering the navigation of risk and risk by:
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Establishing a living understanding of ground truth around risk based on deep context around the operational assets, combined with insights into both threat models and vulnerabilities using our unified analytics infrastructure.

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Ensuring correct access to data via industry leading identity security, authentication security, and data lineage and provenance tools.

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Identifying, assessing, quantifying, mitigating, and financing risk as part of operational assurance and business continuity efforts.

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Empowering business resources with access to powerful distributed software applications infrastructure with increasingly limited computer science or coding expertise, in some cases reaching “no code” graphical editors or specifications.

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We are focused on economically grounded views of risks — not just fear, uncertainty, and doubt which we believe have hindered the cyber security and other specialist risk management efforts of our customer and communities.

Our Unified Platform with Turn-Key Solutions
We believe the Q:OS Core Data Factory is our central competitive advantage against other analytics platform providers, which may offer products and solutions that are overly simplistic and based on monolithic architectures and data models that lack advance cloud-native design pattern and associated operations and scaling capabilities. Through our secure, scalable, and unified analytics infrastructure we provide customers with common authentication, access control, permissions, and meta-data management about the ir data supply chain to establish lineage or provenance off data sets, models, and decision outcomes which is coupled with our ability to host diverse streaming and batch analytics, persist datasets in multiple data stores (e.g. timeseries, graph, wide column), ingest and workflows, unified cross data store search, scalability, modeling, simulation and optimization turn-key solutions to such data workbooks. Our infrastructure is designed to be both configurable and extensible so that our customers can build scalable and flexible data workflows suitable to their commercial or mission requirements.
Acquisitions Strengthen QOMPLX Platform
To date, we have successfully completed (or are in the process of completing) several strategic acquisitions that we expect to extend and expand our core software platform capabilities and help us deliver against evolving customer requirements. Our most recent pending and completed acquisitions include:
Company	Description	Strategic Benefits
(Expected to close substantially concurrently with the Business Combination)	Cyber intelligence, analytics, and professional services provider protecting mission-critical systems with risk-driven operations and analytics support.	Customer acceleration through key government customers and contract vehicles; furthers our expansion into industrial control systems security.
(Expected to close substantially concurrently with the Business Combination)	Specialty insurance underwriting, capital modeling, and actuarial analytics platform leveraging unique technology and actuarial science experience across property and casualty and life insurers.	Positions us as the core data platform for next-generation insurance underwriting, risk, and capital modeling; customer acceleration through large insurer and reinsurer client use cases.
(Completed January 2021)	World-class cyber research and development organization with projects, including a search engine for web vulnerabilities, dark web data, internet sensor networks, and cyber event databases.	Adds elite offensive research and development talent; extends our data, external scanning, and internet sensor capabilities; accelerates our cyber detection library.
We intend to continue to capitalize on our operations and acquisition expertise to selectively add additional technology capabilities, scale our offerings, and extend into new strategically important vertical application areas.
Sales and Marketing
We have created a go-to-market strategy that leverages core competitively differentiated use cases to drive enterprise adoption in key cybersecurity and insurance solutions as market entry points. Our approach provides diversified routes so that we can market and leverage substantial technology assets and domain expertise to forge partnerships with key customers. This strategy is an element of how we mitigate risk and provide opportunity for sustained growth at scale across our entire revenue funnel.
Generally, we target Fortune 50 to Fortune 100 organizations, small- to mid-size enterprises and large to mid-size government organizations that have a magnitude of data from disparate sources, have disparate tools, and need to understand their business and financial risk based on this information to make impactful decisions to manage their organizations. Our strategy combines our powerful scalability from an easy turn-key solution with a focused approach.
We typically sell directly to customers through our inside sales force for clients below $1 billion in revenue and through a field sales force for majors and enterprises operating in excess of that threshold. We also sell indirectly through a growing ecosystem of partnerships and technology marketplace integration networks. On a global level, we have established lighthouse accounts across various industries in which our customers and potential customers operate, including financial services organizations, health and pharma, retail and hospitality, manufacturing and logistics, energy and utilities, and professional services. Our sales organization is structured to use common approaches across our commercial business lines to address the specific needs of each segment of our target market. We organize around customer categories and then around geography to ensure expert coverage. Government sales efforts are handled independently to remain compliant with all rules and regulations which differ from commercial enterprise software practice. Our direct sales force is supported by our sales engineers and solutions architects and other technical resources as needed. Our overall sales and marketing strategy is based on the belief that exceptional useful content drives our long-term relationships with practitioners we ultimately serve.
We employ three core strategies:
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Building market awareness;

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Educating practitioners on core topics of practical interest; and

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Use-case specific lead generation.

These core strategies are delivered through the following marketing activities:
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Content creation (i.e., marketing collateral, articles, blog posts, case studies, social media, expert opinions and articles, videos/podcasts, website, and partner portal);

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Events (i.e., conferences, trade shows, expos, key decision maker round tables and discussion events, webinars, forums);

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Public relations and analyst relations (i.e., press releases, awards, and designations); and

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Demand generation, customer (re)targeting, advertising and search engine marketing.

Employees and Human Capital Management
As of the date of this proxy statement/prospectus, and prior to the completion of the proposed Pipeline Acquisitions:
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QOMPLX employed approximately 200 full-time employees and 35 contractors, worldwide, approximately 180 of which reside in the United States and 55 in other countries, such as the U.K., France, Australia, Bolivia, Canada, Germany, Hong Kong, Netherlands, Paraguay, Poland, Portugal, South Africa, Ukraine, Uruguay, and the Middle East;

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Sentar employed approximately 300 full-time employees which reside in the United States; and

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Tyche employed approximately 100 full-time employees and 12 contractors, worldwide, approximately 5 of which reside in the United States and 107 in other countries, such as the United Kingdom and France.

Following the completion of the Pipeline Acquisitions, New QOMPLX is expected to have approximately 600 full-time employees and 50 employed contractors, worldwide, approximately 490 of which will reside in the United States and 160 in other countries, such as those mentioned above.
None of our employees (and no of the employees we expect to add in the Pipeline Acquisitions) are unionized or members of collective bargaining arrangements. Our overall strategies and success are driven by the quality of our people and their commitment to our mission. We invest in every team member individually, giving them robust opportunities to learn, develop, and grow. These programs include consistent new hire onboarding, new manager training, structured goal setting, and annual performance management review processes, as well as other customized approaches to development at the team or individual levels.
The attraction, retention and development of talented colleagues is critical to our success. This extends to a wide range of benefits, including flexible paid time off, a free onsite fitness center, parental leave, professional development opportunities, and competitive salaries and benefits.

We monitor key employment activities, such as hiring, termination, and pay practices to ensure compliance with established regulations and our internal policies across the world and within each respective region where we have an operational nexus.
Solving complex data, technology, and risk problems requires a supportive and robust working environment where everyone is comfortable bringing their whole selves to work, asking questions and pushing for personal and professional growth in skills, education, and experience. We also believe our company achieves maximum success if our workforce is representative of the networks and the wide-range of customers we serve and hope to reach. With this in mind, our constant commitment to diversity and inclusion is critical to our long-term commercial success and central to our founding principles. We hold each other accountable for living up to this commitment with equal opportunity for advancement, recognition, and reward across our talented and multicultural, geographically diverse workforce.
Safety / COVID-19
The safety and well-being of our employees is always our top priority and a primary focus of our management. Throughout the COVID-19 crisis, we have remained focused on protecting the health and safety of our team members while meeting the needs of our customers. We adopted a largely work-from-home approach beginning in March 2020 which has extended into 2021, without significant impacts to our productivity. Appreciating the impact of prolonged COVID-19 quarantine enforcements on the mental health and wellbeing of our employees, we have taken measures to encourage and increase access to mental health assistance to all of our employees. Safeguarding the health of our employees is the guiding principle in our decision-making during the COVID-19 pandemic as we continue to comply with federal, state, local, and international regulations and guidelines.
Regulatory Environment
Given the nature of our business and the solutions and services we provide, we must comply with evolving regulations regarding data privacy, cloud computing, cross-border data transfer restrictions and other domestic and foreign laws and regulations. Some of our operations and service offerings involve our access to and use of personally identifiable information and protected health information, which activities are regulated by extensive federal and state privacy and data security laws requiring organizations to provide certain privacy protections and security safeguards for such information. These regulations include, but are not limited to, the GDPR, the Electronic Communication Privacy Act, Computer Fraud and Abuse Act, HIPAA, the Gramm Leach Bliley Act and the CCPA.
Internationally, we are subject to foreign government laws and regulations, in addition to U.S. laws, regulations, and procurement policies and practices (including laws and regulations relating to bribery of foreign government officials, import and export control, investments, exchange controls and repatriation of earnings). We are also susceptible to varying political and economic risks. Our platform and solutions are also subject to various restrictions under U.S. export control and trade and economic sanctions laws and regulations, including the EAR and various economic and trade sanctions regulations administered by OFAC.
Additionally, our Q:Government solutions suite is heavily regulated and we must comply with and are affected by laws and regulations, including FAR and CAS, relating to the award, administration, and performance of U.S. government and other contracts. These regulations set forth policies, procedures and requirements for the acquisition of goods and services by the U.S. government and impose a broad range of requirements, many of which are unique to government contracting and include procurement, import and export, security, contract termination and adjustment, and audit requirements. In addition, these regulations govern contract pricing and reimbursable costs by, among other things, requiring certification and disclosure of cost or pricing data in connection with certain contract negotiations, defining allowable and unallowable costs, and otherwise governing the right to reimbursement under various flexibly priced contracts. Our compliance with these regulations is monitored by the DCMA and the DCAA.
In order to help ensure compliance with these complex laws and regulations, we have established policies and procedures that address our approach to meeting these requirements and also administer a robust ethics and compliance training program to maintain a compliance-oriented workforce. These regulations and risks affecting our business are described in more detail under “Risk Factors Risks Related to Legal and Regulatory Matters of QOMPLX” and “Risk Factors Risks Related to Government Contracting Matters of QOMPLX” in this proxy statement/prospectus.
Intellectual Property
Our intellectual property rights are important to our business. We rely on trademarks, patents, copyrights, trade secrets, license agreements, intellectual property assignment agreements, confidentiality procedures, non-disclosure agreements, employee non-disclosure agreements and other similar agreements to establish and protect our proprietary rights. Though we rely in part upon these legal and contractual protections, we believe that factors such as the skills and ingenuity of our employees and the functionality and frequent enhancements to our solutions are larger contributors to our success. Operating cloud-native data infrastructure at scale and as a mission critical service requires tremendous operational know how and discipline.
As of the date of this proxy statement/prospectus, and prior to the completion of the proposed Pipeline Acquisitions:
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QOMPLX had over 30 issued or allowed U.S. patents and over 80 pending patent applications in the U.S. with over 30 additional international applications in strategic global markets, covering IP in cybersecurity, risk transfer/management, finance, data infrastructure and data-driven decision making. In addition, QOMPLX also owns a number of copyrights and has registered domain names for websites that we use in our business, such as www.qomplx.com, www.qomplxos.com, www.rubiqonrisk.com, www.qomplx.insure, and www.reqoncile.io.

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Sentar owns a number of software products and trademarks and has registered domain names for websites, such as www.sentar.com.

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Tyche owns a number of trademarks and has registered domain names for websites, such as www.rpc-tyche.com.

Following the completion of the Pipeline Acquisitions, all of the above will be included in the Intellectual Property portfolio of New QOMPLX.
We continually review our research and development efforts to assess the existence and patentability of new intellectual property. Our patent filings focused predominantly on operationally relevant capabilities and solutions linked to key data infrastructure or vertical-specific solutions in our monetization strategy. We have filed patents against: (i) credential-based network attacks (including our approach to Golden and Silver Ticket attack detection and Golden SAML forgeries); (ii) our approach to quantitatively scoring Network Resilience against cyber-attacks and the Blast Radius of a given user, computer, or credential; (iii) our external security posture identification and scoring of enterprises against specific threats and compromise vectors; (iv) the issuance and maintenance of cyber insurance policies leveraging “outside in” and “inside out” data sources and telemetry; and (v) a variety of core data ingesting, processing, persistence, exchange, and analytics or simulation technologies.
We have also recently begun to acquire intellectual property through selective acquisition targets (including through the Pipeline Acquisitions as described above) that align with or accelerate our development roadmap and are continuously evaluating the impact of potential licensing opportunities or cross-licensing deals with third parties. We continue to anticipate the needs of our clients alongside broader technology and innovation trends in order to maintain market relevancy and competitive advantage and we intend to pursue additional intellectual property protection to the extent we believe it will add value, and further help us service, the long-term needs of our customers in a cost-effective way. For additional information, see the section titled “Risk Factors Risks Related to Intellectual Property and Data Security Matters of QOMPLX.”
Legal Proceedings
From time-to-time, we may be subject to various legal proceedings and claims that arise in the normal course of our business activities. Although the results of these legal proceedings, claims and investigations cannot be predicted with certainty, we do not believe that the final outcome of any matters that we, or any of our subsidiaries, are currently involved in are reasonably likely to have a material adverse effect on our business, financial condition or results of operations. Regardless of final outcomes, however, any such proceedings, claims and investigations may nonetheless impose a significant burden on management and employees and be costly to defend, with unfavorable preliminary or interim rulings.
Properties
Our corporate headquarters facility is located in Tysons, Virginia, which we lease. In addition to our corporate headquarters, we also lease support office space across the United States in New York and Denver, and internationally in Oxford, London and Montevideo. In connection with the Pipeline Acquisitions, we expect to add support offices in Huntsville, Charleston, and Columbia that are currently operated by Sentar and Cambridge that is currently operated by Tyche.

EXECUTIVE AND DIRECTOR COMPENSATION
Tailwind
None of Tailwind’s officers or directors have received any cash compensation for services rendered to Tailwind. Commencing on the date that Tailwind’s securities were first listed on the NYSE, Tailwind has agreed to pay the Sponsor (or an affiliate thereof) a total of $10,000 per month for office space, utilities and secretarial and administrative support. Upon completion of Tailwind’s initial business combination or its liquidation, Tailwind will cease paying these monthly fees. No compensation of any kind, including finder’s and consulting fees, will be paid to the Sponsor, officers and directors, or any of their respective affiliates, for services rendered prior to or in connection with the completion of Tailwind’s initial business combination. However, these individuals were and will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Tailwind’s behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. Tailwind’s audit committee will review on a quarterly basis all payments that were made to the Sponsor, officers or directors, or our or any of their respective affiliates. Any such payments prior to an initial business combination were or will be made using funds held outside the Trust Account. Other than quarterly audit committee review of such reimbursements, Tailwind has not implemented any additional controls governing reimbursement payments to Tailwind’s directors and officers for their out-of-pocket expenses incurred in connection with Tailwind’s activities on its behalf in connection with identifying and consummating an initial business combination. Other than these payments and reimbursements, no compensation of any kind, including finder’s and consulting fees, has been or will be paid by the company to the Sponsor, Tailwind’s officers, directors or any of their respective affiliates, prior to completion of an initial business combination.
In the event that the Business Combination is approved, Tailwind expects that certain of its directors and officers will continue to serve as part of the management team of New QOMPLX in the capacity of directors. Tailwind intends to enter into employment agreements with certain current key members of the QOMPLX management team, and are currently negotiating the terms of those agreements in consultation with an independent compensation consultant, ClearBridge Compensation Group, LLC engaged to assist in determining appropriate compensation arrangements for the New QOMPLX management team. We also expect that members of the New QOMPLX management team will receive equity-based incentive compensation awards from time to time pursuant to the 2021 Incentive Plan, subject to approval of Proposal No. 9 . See “New QOMPLX Executive Officer and Director Compensation Following the Business Combination” below for more information on compensation arrangements for QOMPLX.
QOMPLX
The following discussion reflects the business of QOMPLX, Inc. Unless the context otherwise requires, references “we”, “us”, “our”, “the Company” and “QOMPLX” generally refer to QOMPLX in the present tense or New QOMPLX from and after the Business Combination (including assuming the consummation of the proposed Pipeline Acquisitions).
This section provides an overview of QOMPLX’s executive compensation programs, including a narrative description of the material factors necessary to understand the information disclosed regarding QOMPLX’s named executive officers, or NEOs, in the summary compensation table below. This overview may contain forward-looking statements that are based on QOMPLX’s current plans, considerations, expectations and determinations regarding future compensation programs. Actual compensation programs that New QOMPLX adopts following the completion of the Business Combination may differ materially from the existing and currently planned programs summarized or referred to in this discussion. QOMPLX is currently considered an “emerging growth” company within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, QOMPLX is required to provide a Summary Compensation Table and an Outstanding Equity Awards at Fiscal Year End Table, as well as limited narrative disclosure regarding executive compensation for QOMPLX’s last completed fiscal year. Further, QOMPLX’s reporting obligations extend only to the “named executive officers,” which are the individuals who served as principal executive officer and the next two most highly compensated executive officers during the fiscal year ended December 31, 2020. For 2020, QOMPLX’s NEOs were:

Name	Position
Jason Crabtree	Co-Founder and Chief Executive Officer
Andrew Sellers	Co-Founder and Chief Technology Officer
Andrew Jaquith	Chief Information Security Officer & General Manager, Cyber
To achieve QOMPLX’s goals, QOMPLX has designed, and intends to modify as necessary, its compensation and benefits program to attract, retain, incentivize and reward deeply talented and qualified executives who share its philosophy and desire to work towards achieving these goals.
QOMPLX believes its compensation program should promote the success of the company and align executive incentives with the long-term interests of its stockholders. QOMPLX’s current compensation programs reflect its startup origins in that they consist primarily of salary, cash bonus and stock options. As QOMPLX’s needs evolve, QOMPLX intends to continue to evaluate its philosophy and compensation programs as circumstances require. QOMPLX’s board of directors, with input from its Chief Executive Officer (with respect to the compensation of the other NEOs), has historically determined the compensation for QOMPLX’s NEOs.
Compensation of QOMPLX’s NEOs is comprised of three key components: base salary, short-term cash incentive and long-term equity incentive.
	Core Component	Objective/Features
Salary	Base Salary	Base salaries are intended to provide compensation consistent with each NEO’s responsibilities, experience and performance in relation to the marketplace.
Bonus	Annual Cash Bonus	An annual cash bonus is paid to incentivize the NEOs to achieve annual financial and operating performance metrics (for 2020, these metrics included corporate annualized bookings and revenue and cyber bookings and revenue). The milestones are subject to annual review by the compensation committee of QOMPLX’s board of directors.
Long-Term Equity Incentive	Stock Options	Stock options are used to provide a strong incentive for creation of long-term stockholder value. Stock options may be exercised to provide value to executives to the extent QOMPLX stock price appreciates after the grant date to enhance retention and long-term thinking. Stock options granted have a maximum life of ten years and generally vest ratably over a service period of up to four years. In 2020, no stock option awards were made to our NEOs.
Perquisites	Health and Welfare Benefits	QOMPLX provides benefits to its NEOs, including health, dental and vision insurance; life insurance; short-and long-term disability insurance; and a tax-qualified Section 401(k) plan for which no match or other employer contribution by QOMPLX is provided. QOMPLX maintains separate benefit packages for its founder and non-founder executives.

Summary Compensation Table
The following table sets forth information concerning the compensation of the NEOs for the year ended December 31, 2020.
Name and principal position	Salary ($)	Bonus ($)	All other compensation ($)(1)	Total ($)
Jason Crabtree Co-Founder and Chief Executive Officer	350,000	435,000(2)	44,124	829,124
Andrew Sellers Co-Founder and Chief Technology Officer	250,000	125,000	31,707	406,707
Andrew Jaquith Chief Information Security Officer & General Manager, Cyber	400,000	200,000	13,773	613,773

(1)
Amounts in this column for 2020 are detailed in the table below:

(2)
This includes a one-time make whole bonus payment to Mr. Crabtree in the amount of $260,000. Please see “Narrative Disclosure to Summary Compensation Table — Base Salary and Annual Cash Bonus” below for further information.

Name	Life insurance ($)	Long-term Disability insurance ($)	Short-term Disability insurance	Medical ($)	Dental ($)	Vision ($)	Meals ($)	Telephone & Internet ($)
Jason Crabtree	729	226	237	28,735	1,173	289	10,355	2,378
Andrew Sellers	729	226	237	26,935	1,216	293	248	1,822
Andrew Jaquith	70	226	270	12,450	638	120	—	—
Narrative Disclosure to Summary Compensation Table
For 2020, the compensation program for QOMPLX’s NEOs consisted of base salary and cash bonus awards.
Base Salary and Annual Cash Bonus
The base salary and annual cash bonus of each of our NEOs is set and annually reviewed by the compensation committee of QOMPLX’s board of directors, with input from its Chief Executive Officer (with respect to the compensation of the other NEOs). Base salary is set at a level that is commensurate with the executive’s duties and authorities, contributions, prior experience and sustained performance. An annual cash bonus is paid to incentivize the NEOs to achieve annual financial and operating performance metrics and is paid at the discretion of the QOMPLX board of directors.
Additionally, Mr. Jaquith’s employment is subject to an offer letter agreement dated October 17, 2019. The following description is intended as a summary of the offer letter. Mr. Jaquith’s offer letter provides for his annual salary of $400,000, eligibility to participate in employee benefits, such as medical insurance, in accordance with the general policies of QOMPLX, and his annual target bonus of $200,000, to be subject to certain bonus metrics substantially or exclusively tied to revenue goals as established and set by QOMPLX.
For the fiscal year ended December 31, 2020, each NEO received an annual cash bonus, upon 100% achievement of performance targets set and approved by the compensation committee of the QOMPLX board of directors. Mr. Jaquith’s bonus target was tied to corporate annualized bookings and revenue and cyber bookings and revenue and Dr. Sellers’ and Mr. Crabtree’s bonus targets were tied to corporate annualized bookings and revenue. The bonus amounts and target milestones are subject to annual review by the compensation committee of QOMPLX’s board of directors. Additionally, for the fiscal year ended December 31, 2020, QOMPLX’s board of directors approved a one-time make whole bonus payment to Mr. Crabtree in the amount of $260,000.

Benefits and Perquisites
QOMPLX provides benefits to our NEOs, including health, dental and vision insurance, life insurance, short-and long-term disability insurance and a tax-qualified Section 401(k) plan, for which no match or other employer contribution by QOMPLX is provided. Additionally, Mr. Crabtree and Dr. Sellers are provided certain reimbursements with respect to personal and business related dining, telephone and internet expenses.
Agreements with QOMPLX’s NEOs
QOMPLX currently maintains employment agreements with each of our NEOs, and the following description is intended as a summary of the employment agreements. The term of each employment agreement is for an unspecified duration and is explicitly an “at will” employment agreement. The employment agreement sets out standard terms with respect to restrictions on the use and disclosure of confidential of information, treatment and assignment of certain developed intellectual property and compliance with company policies.
In addition, Mr. Crabtree holds outstanding restricted stock and Dr. Sellers and Mr. Jaquith hold outstanding stock options, in each case, pursuant to the 2015 Equity Incentive Plan (defined below) and individual award agreements; Mr. Jaquith’s employment is subject to an offer letter agreement (as described above); and QOMPLX has entered into a letter agreement with Mr. Crabtree with respect to certain payments due to him in the event his employment is terminated in certain circumstances. For further discussion regarding benefits triggered under Mr. Crabtree’s letter agreement, see “Potential Payments Upon Termination or Change of Control” below.
QOMPLX Equity Incentive Plan
In May 2015, QOMPLX stockholders approved the Fractal Industries Inc. 2015 Equity Incentive Plan (the “2015 Equity Incentive Plan”). The 2015 Equity Incentive Plan provides for the award of stock options (incentive and nonstatutory), stock appreciation rights, restricted stock and restricted stock units to officers and directors employed by QOMPLX or any subsidiary of QOMPLX. To date, QOMPLX has only granted stock options and issued restricted stock upon the early exercise of stock options under the 2015 Equity Incentive Plan.
The 2015 Equity Incentive Plan is administered by the QOMPLX board of directors, a committee thereof, or a committee of other individuals appointed by the QOMPLX board of directors, which determines, amongst other things, recipients and the number of shares subject to the awards, the exercise price and the vesting schedule. The term of stock options granted under the 2015 Equity Incentive Plan cannot exceed ten years. Under the Plans, stock options cannot have an exercise price less than 100% of the fair market value of QOMPLX common stock on the grant date. For incentive stock options only, if the individual possesses more than 10% of the combined voting power of all classes of stock of QOMPLX, generally the exercise price cannot be less than 110% of the fair market of a share of common stock on the date of such grant.
QOMPLX reserved 4,000,000 shares for issuance under the 2015 Equity Incentive Plan. QOMPLX’s board of directors may terminate the 2015 Equity Incentive Plan at any time. Unless sooner terminated, the 2015 Equity Incentive Plan will terminate ten years after the effective date of the 2015 Equity Incentive Plan. During 2020, no equity awards were granted to the NEOs under the 2015 Equity Incentive Plan. The 2015 Equity Incentive Plan will terminate immediately before the Business Combination and all vested and unvested stock options (including restricted shares issued on the early exercise of unvested options) will be rolled over to the 2021 Incentive Plan based on an exchange ratio formula intended to provide options of approximate value to those held under the 2015 Equity Incentive Plan before the Business Combination and will be subject to the terms and conditions of the 2021 Incentive Plan thereafter.
Retirement Benefits
QOMPLX provides a tax-qualified Section 401(k) plan for all employees, including the NEOs. QOMPLX does not provide a match for participants’ elective contributions to the 401(k) plan, nor does

QOMPLX provide to employees, including its NEOs, any other retirement benefits, including but not limited to tax-qualified defined benefit plans, supplemental executive retirement plans and nonqualified defined contribution plans.
Potential Payments Upon Termination or Change of Control
QOMPLX has entered into a letter agreement with Mr. Crabtree with respect to certain payments due to him in the event his employment is terminated in certain circumstances. The following general definitions have been summarized and are qualified in their entirety by the full text of the applicable letter agreement.
The letter agreement provides for the payment of severance and benefits if Mr. Crabtree’s employment is terminated without “cause” (subject to his execution and non-revocation of a release of claims in favor of QOMPLX) or if Mr. Crabtree resigns for “good reason”. The letter agreement provides for severance payments consisting of: (i) salary continuation at his then-current base salary in effect at the time Mr. Crabtree’s termination, payable for a period of twelve months from the effective date of such termination in accordance with QOMPLX’s regular payroll schedule; and (ii) a one-time bonus equal to his then current annual base salary in effect at the time, payable in equal installments over a period of twelve months from such termination date in accordance with QOMPLX’s regular payroll schedule. In addition, all vesting under any options, restricted stock or share restriction agreements that he may have or hold at the time will immediately, and without further action, accelerate as to 100% of the shares or options then subject to vesting such that all such options and restricted shares shall become fully vested as of his employment termination date. For purposes of the letter agreement, “cause” means: (i) material failure to perform assigned duties or responsibilities for QOMPLX (other than a failure resulting from disability) that is not cured within thirty days after written notice from QOMPLX thereof; (ii) engaging in a substantial act of dishonesty, fraud or misrepresentation; (iii) violation of federal or state law or regulation applicable to the business of QOMPLX or its affiliates; (iv) breach of any applicable confidentiality agreement or invention assignment agreement; or (v) conviction of, or the entering of a plea of nolo contendere to, any crime or committing any act of moral turpitude against QOMPLX. “Good reason” means: (i) a material decrease in annual base salary or target bonus compensation, or any failure by QOMPLX to pay his compensation when due and payable; (ii) a material diminution of his position, title, duties or responsibilities at QOMPLX or any successor company, without his consent; (iii) a material breach by QOMPLX of any agreement it may have with him; or (iv) the relocation of his principal place of employment by more than twenty five miles without his consent, provided, however, that in each case an event shall constitute “good reason” only if QOMPLX does not cure the event potentially constituting good reason within thirty days of receipt of notice from him.
Additionally, Mr. Crabtree holds outstanding restricted stock and Dr. Sellers and Mr. Jaquith also hold outstanding stock options, in each case, pursuant to the 2015 Equity Incentive Plan and individual award agreements. The following general definitions have been summarized and are qualified in their entirety by the full text of the 2015 Equity Incentive Plan and the applicable award agreements entered pursuant thereto.
Under the terms of the 2015 Equity Incentive Plan, stock options awarded pursuant thereto may be subject to accelerated vesting, at the discretion of, and in accordance with such terms as determined by, the administrator of the 2015 Equity Incentive Plan, upon the occurrence of a change in control event. Under the 2015 Equity Incentive Plan, “change in control” means: (i) a change in the ownership of QOMPLX which occurs on the date that any one person or more than one person acting as a group acquires ownership of the stock of QOMPLX that, together with the stock held by such person or group, constitutes more than 50% of the total voting power of the stock of QOMPLX, not including any change in ownership as a result of board-approved private financing of QOMPLX; (ii) if QOMPLX has a class of securities registered pursuant to Section 12 of the Exchange Act, a change in the effective control which occurs on the date that a majority of members of the QOMPLX board of directors are replaced during any twelve month period by directors whose appointment or election is not endorsed by a majority of the members of the QOMPLX board or directors prior to the date of the appointment or election; and (iii) a change in the ownership of a substantial portion of QOMPLX assets which occurs on the date that any person or group acquires (or has acquired during the twelve month period ending on the date of the most recent acquisition by such person or group) assets that have a total gross fair market value equal to or more than 50% of the total gross fair market value of all of the assets of QOMPLX immediately prior to such acquisition or acquisitions.

The Business Combination will not be considered a change in control event under the 2015 Equity Incentive Plan and no accelerated vesting will occur. Instead, any unvested options (including restricted shares issued on the early exercise of unvested options) under the 2015 Equity Incentive Plan will be rolled over to the 2021 Incentive Plan and will continue to vest pursuant to their original vesting schedule.
Outstanding Equity Awards at Fiscal 2020 Year End
The following table provides information about the outstanding equity awards held by QOMPLX’s NEOs as of December 31, 2020. The awards listed below were made pursuant to the 2015 Equity Incentive Plan.
	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price	Option Expiration Date	Number of shares or units of stock that have not vested (#)	Market Value of Share or Units of Stock That Have not Yet Vested ($)
Jason Crabtree	11/30/2017	—	—	—	—	125,000(1)	97,500(3)
	07/05/2019	—	—	—	—	943,792(2)	736,158(3)
Andrew Sellers	07/05/2019	245,578	—	0.52	07/04/2029	—	—
	07/05/2019	—	447,820(4)	0.52	07/04/2029	—	—
Andrew Jaquith	11/08/2019	27,083	—	0.52	11/07/2029	—	—
	11/08/2019	—	72,917(5)	0.52	11/07/2029	—	—

(1)
On 02/28/2019, restricted stock was issued to Mr. Crabtree upon early exercise of stock options granted to him. The restricted stock is subject to a right of repurchase in favor of QOMPLX at the original exercise price per share, which lapses in accordance with the vesting schedule of Mr. Crabtree’s underlying stock option, subject to his continued service with QOMPLX. Mr. Crabtree’s underlying stock options pursuant to which such restricted stock was issued, were granted on the grant date at an exercise price of $0.18 per share. The underlying shares vest monthly in equal installments over four years starting on the first day of the month following the grant date.

(2)
On 01/31/2020, restricted stock was issued to Mr. Crabtree upon early exercise of stock options granted to him. The restricted stock is subject to a right of repurchase in favor of QOMPLX at the original exercise price per share, which lapses in accordance with the vesting schedule of Mr. Crabtree’s underlying stock option, subject to his continued service with QOMPLX. Mr. Crabtree’s underlying stock options pursuant to which such restricted stock was issued, were granted on the grant date at an exercise price of $0.52 per share. The underlying shares vest monthly in equal installments over four years starting on the first day of the month following the grant date.

(3)
The amount represents the number of unvested shares underlying the award multiplied by the fair value of such shares on December 31, 2020. As there was no public market for QOMPLX common stock on December 31, 2020, we have assumed, based on an independent third-party valuation of the shares, that the fair value on such date was $0.78.

(4)
The shares subject to the option vest monthly in equal installments over four years starting on the 1st of the month following the grant date.

(5)
The shares subject to the option vested 25% on 11/1/2020, and the remainder of the grant vests monthly in equal installments over the following three years.

Director Compensation
QOMPLX’s policy is to reimburse directors for reasonable and necessary out-of-pocket expenses incurred in connection with attending board and committee meetings or performing other services in their capacities as directors.

QOMPLX’s board of directors expects to review director compensation periodically to ensure that director compensation remains competitive such that QOMPLX is able to recruit and retain qualified directors. Following the consummation of the Business Combination, QOMPLX intends to develop a board of directors’ compensation program that is designed to align compensation with QOMPLX’s business objectives and the creation of stockholder value, while enabling QOMPLX to attract, retain, incentivize and reward directors who contribute to the long-term success of QOMPLX.
New QOMPLX Executive Officer and Director Compensation Following the Business Combination
Following the consummation of the Business Combination, New QOMPLX intends to develop an executive compensation program that is designed to align compensation with New QOMPLX’s business objectives and the creation of stockholder value, while enabling New QOMPLX to attract, retain, incentivize and reward individuals who contribute to the long-term success of New QOMPLX. Decisions on the executive compensation program will be made by the compensation committee of the New QOMPLX board of directors.
Executive Compensation
The policies of New QOMPLX with respect to the compensation of its executive officers and following the Business Combination will be administered by the New QOMPLX board of directors in consultation with its compensation committee. The compensation policies followed by New QOMPLX will be intended to provide for compensation that is sufficient to attract, motivate and retain executives of New QOMPLX and potential other individuals and to establish an appropriate relationship between executive compensation and the creation of stockholder value.
In addition to the guidance provided by its compensation committee, New QOMPLX may utilize the services of third parties from time to time in connection with the hiring and compensation awarded to executive employees. This could include subscriptions to executive compensation surveys and other databases or the engagement of independent compensation consultants. At this time QOMPLX is currently negotiating the terms of new employment agreements with the individuals who are expected to become the senior executive officers of New QOMPLX (which will be subject to the successful closing of the Business Combination). We have engaged ClearBridge Compensation Group, LLC as our independent compensation consultant in the review of the 2021 Incentive Plan and the executive compensation provided to our senior executive officers following the Business Combination.
At this time, New QOMPLX is negotiation the terms of new employment agreements and expects to enter int new executive employee agreements with the individuals that are expected to become the senior executive officers of New QOMPLX (subject to successful closing of the Business Combination).
Equity Compensation
It is anticipated that equity-based compensation will be an important foundation in executive compensation packages as New QOMPLX believes it is important to maintain a strong link between executive incentives and the creation of stockholder value. New QOMPLX believes that performance and equity-based compensation can be an important component of the total executive compensation package for maximizing stockholder value while, at the same time, attracting, motivating and retaining high-quality executives. Formal guidelines for the allocations of cash and equity-based compensation have not yet been determined, but it is expected that the 2021 Incentive Plan described in Proposal No. 9 will be an important element of the New QOMPLX compensation arrangements for both executive officers and directors.
Director Compensation
It is anticipated that the compensation committee of the New QOMPLX board of directors will determine the annual compensation to be paid to the members of the New QOMPLX board of directors upon completion of the Business Combination. The amount and form of such compensation has not yet been determined.

QOMPLX MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of QOMPLX should be read together with its respective audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019, in each case together with related notes thereto, included elsewhere in this proxy statement/prospectus. The discussion and analysis should also be read together with the sections entitled “Information About QOMPLX” and “Unaudited Pro Forma Combined Financial Information.” The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of QOMPLX’s control. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements; Market, Ranking and Other Industry Data” included elsewhere in this proxy statement/prospectus. Certain amounts may not foot due to rounding.
Unless otherwise indicated or the context otherwise requires, references in this QOMPLX’s Management’s Discussion and Analysis of Financial Condition and Results of Operations section to “QOMPLX,” “we,” “us,” “our” and other similar terms refer to QOMPLX and its subsidiaries prior to the Business Combination and to New QOMPLX and its consolidated subsidiaries after giving effect to the Business Combination.
Overview
QOMPLX was founded in 2015 with the vision to democratize data-driven decision making. Our unified analytics platform and data factory allow our customers to transform and contextualize large, complex, and disparate data sources from across the enterprise into a unified analytics platform to better quantify, model, and predict risks and make critical operating decisions at scale. Our domain-agnostic cloud-native platform was created to help organizations see their world differently and in greater detail to solve their toughest challenges in an increasingly dynamic, rapidly transforming and digitally dependent world. Our configurable core platform can support many use cases, including solutions for common business challenges in areas such as cybersecurity, insurance, finance, and government.
Our growth in revenue, gross profit, and gross margin has demonstrated the success for our unified platform. Revenue increased to $23.0 million for 2020 from $2.7 million for 2019. Gross profit increased to $15.6 million, or a gross margin of 67.9%, for 2020, respectively, from ($1.1 million), or a gross margin of (43.3%), for 2019. Our adjusted gross profit, which excludes amortization of developed technologies, also increased to $17.2 million, or an adjusted gross margin (adjusted gross profit as a percentage of revenue) of 74.6% for 2020, from $0.5 million, or an adjusted gross margin of 19.7%, for 2019.
As part of the Business Combination, we have agreed to acquire Sentar and Tyche. We expect these strategic acquisitions to extend and expand our core software platform capabilities and help us deliver against evolving customer requirements. We also expect our Pipeline Acquisitions will provide significant opportunities to cross-sell, up-sell and expand our solutions to existing accounts across the combined business. See “Sentar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Tyche’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion.
Sentar provides cyber intelligence, operations solutions, research, and analysis services ultimately for the U.S. Government as both a prime contractor and as a subcontractor to other contractors. Sentar provides expertise in four technical disciplines: cybersecurity, analytics, systems engineering, and intelligence. At the convergence of these four disciplines are its solutions provided to customers: protecting data and critical infrastructure, understanding and managing cyber risks, identifying and mitigating vulnerabilities, proactively finding bad actors, developing secure integrated systems, and enhancing cyber resilience. See “Sentar’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion.
We expect the acquisition of Sentar to provide customer acceleration through key government customers and contract vehicles and further our expansion into industrial control systems security.

Tyche provides a domain-agnostic modeling software platform. Tyche has historically focused on non-life and life insurance sectors across a wide range of business areas, but also provides solutions to the pension sector, including one of the United Kingdom (UK)’s largest schemes. Tyche addresses the complex challenges facing insurers; optimizing capital, pricing risks, responding to regulation and improving efficiency. Under the Tyche modeling platform, there are multiple software offerings to help companies step up to the ever-changing demands of the regulatory and reporting environments. See “Tyche’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion.
We expect the acquisition of Tyche to position us as the core data platform for next-generation insurance underwriting and risk and capital modeling and provide for customer acceleration through large insurer and reinsurer customer use cases. See “Tyche’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” for further discussion.
We believe that we are uniquely positioned at the nexus of risk, data, finance, and operations in the digital enterprise, and are positioned to become the leader at rapidly ingesting, transforming, and contextualizing large, complex, and disparate data sources to assist organizations make intelligent business decisions and better manage risk through our unified platform. Our growth strategy focuses on growing current customer relationships as a strategic partner, while also focusing on the acquisition of new customers, expanding products provided to existing customers, expanding offerings and entering new markets, and continuing to expand our international footprint.
Growth Strategies
We have created a go-to-market strategy that leverages core competitively differentiated use cases to drive enterprise adoption in key cybersecurity and insurance solutions as entry points.
Generally, we target Fortune 50 to Fortune 100 organizations, small- to mid-size enterprises (SMEs) and large to mid-size government organizations that have a magnitude of data from disparate sources, have disparate tools and need to understand their business and financial risk based on this information to make impactful decisions to manage their organizations.
We typically sell directly to customers through our inside sales force for customers below $1.0 billion in revenue and through a field sales force for majors and enterprises operating in excess of that threshold. We also sell indirectly through a growing ecosystem of partnerships and our technology marketplace integration networks. On a global level, we have established lighthouse accounts across various industries in which our customers and potential customers operate. We organize around customer categories and then around geography to ensure expert coverage. Government sales efforts are handled independently to remain compliant with all rules and regulations which differ from commercial enterprise software practice. Our direct sales force is supported by our sales engineers and solutions architects and other technical resources as needed. Our overall sales and marketing strategy is based on the belief that exceptional useful content drives our long-term relationships with our customers.
QOMPLX will continue to prioritize exceptional delivery of solutions to customers to maintain customer retention and net revenue retention. In addition to growing current customer relationships as a strategic partner we are pursuing the following growth strategies:
Acquire New Customers
We maintain a customer-centric approach with a focus on sustainably navigating complex data-driven problems for customers. Our current customer base represents a small fraction of potential customers that could benefit from our products and domain expertise. We will continue to invest in our sales, marketing, and customer experience efforts and leverage partner relationships to acquire new customers.
Expand Our Relationships with Our Existing Customers (Land and Expand)
There is substantial opportunity to offer additional products to cater to our existing customers’ broader data infrastructure needs as we expand and grow their cloud and hybrid cloud workloads. We are investing in enhancements to our platform’s self-service capabilities to enable increasingly frictionless expansion in support of our unified platform model. Our cloud-native architecture and scalability make it easy for existing customers to expand their use of the platform with additional solutions. The Pipeline Acquisitions also represent significant opportunities to cross-sell our solutions to existing accounts across the combined pro forma business.
Expand Offerings and Enter New Markets
We have carefully constructed our core technology platform around a secure cloud-native architecture with important features to provide security, scalability, and utility for customers facing extreme data volume and velocity and performance requirements. This common core positions us for robust organic growth building on core competencies and domain expertise in our initial target verticals. QOMPLX was designed, and developed intellectual property around, the idea that enterprise software would become more open with a marketplace for data, models and simulation components. This approach to providing a common platform with domain-specific capabilities will allow us to expand our solutions’ capabilities while also growing our platform to serve adjacent use cases.
Expand Geographically
We are already engaged in selling our products internationally and we are actively investing in continued expansion our international footprint and delivery capacity. We intend to grow our international customer base by increasing our investments in our overseas operations including adding headcount in the United Kingdom, Middle East and North Africa, and Asia Pacific regions.
Recent Developments and Comparability of Results
Impact of COVID-19 Pandemic
The novel strain of COVID-19 identified in late 2019 has spread globally, including within the U.S., and has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns.
The impact of COVID-19 is fluid and uncertain, but it has caused and may continue to cause various negative effects. At the same time, the cloud computing (and more broadly, the technology) industry is going through an unprecedented urgency-driven shift due to the COVID-19 pandemic. The sudden closure of schools, offices and enterprises due to social distancing requirements have increased the demand for cloud solutions and technology services in general. However, customers are also facing budget restraints and are requiring more cost-effective solutions as the global economy continues to suffer from financial set-backs and market uncertainty. Furthermore, our products offer data storage and analytics support and solutions to customers who operate across a number of distinct industries, each of which are undergoing their own rapid digitization and technological changes and are also subject to other industry changes such as the impacts of COVID-19. As the dependency on digital solutions across industries has been thrusted into overdrive, we believe we can offer effective solutions to ensure the secure and efficient transition to digitization that many enterprises are having to make.
The Business Combination
On March 1, 2021, we entered into the Business Combination Agreement, by and among Tailwind, Merger Sub, QOMPLX and the Stockholder Representative. Pursuant to the Business Combination Agreement, QOMPLX will change its name to “QOMPLX Operations, Inc.,” the certificate of incorporation and bylaws of Tailwind will be amended and restated, and Merger Sub will merge with and into QOMPLX, with QOMPLX being the surviving company and continuing as a wholly owned subsidiary of Merger Sub. In addition, in connection with the QOMPLX Merger and the other transactions contemplated by the Business Combination Agreement, Tailwind is expected to change its name to “QOMPLX, Inc.”
As part of the Business Combination, QOMPLX has agreed to acquire Sentar, an Alabama corporation, and substantially all assets of Tyche, a limited liability partnership incorporated under the laws of England and Wales, in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms and the definitive transaction agreements for the Pipeline Acquisitions. In consideration for the QOMPLX Merger and the Pipeline Acquisitions, our stockholders will receive shares of common stock of

New QOMPLX, and Sentar and Tyche will receive a combination of cash and shares of common stock of New QOMPLX, as described in the Business Combination Agreement. Additionally, QOMPLX will pay up to $11,500,000 in cash to Sentar stockholders if Sentar’s 2021 revenue is greater than $58,932,179 and Sentar’s 2021 EBITDA is greater than $6,499,132, with the specific earnout amount based on a formula defined in the merger agreement between Sentar and QOMPLX.
We expect to be the accounting acquirer of both Sentar and Tyche and have preliminarily allocated the estimated purchase price for each of approximately $81.8 million and $128.0 million, respectively (reflecting certain estimated purchase price adjustments and seller costs to be borne by QOMPLX pursuant to the agreement between QOMPLX and Sentar) to Sentar and Tyche’s assets and liabilities in the pro forma balance sheet included elsewhere in this proxy statement/prospectus. As it pertains to Sentar, this would result in, among other adjustments, pro forma increases of approximately $55.6 million in goodwill and $25.0 million in amortizable intangible assets compared to QOMPLX’s balance sheet as of December 31, 2020. As it pertains to Tyche, this would result in, among other adjustments, pro forma increases of approximately $61.8 million in goodwill and $39.5 million in amortizable intangible assets compared to QOMPLX’s balance sheet as of December 31, 2020. The fair value measurement period for the Sentar and Tyche acquisitions will remain open upon the consummation of the Business Combination while we await further information and analysis to determine the acquisition date fair values of certain acquired assets and assumed liabilities. Additionally, following the Business Combination, we expect to incur certain one-time integration costs. We also plan to integrate Tyche and Sentar applicable technologies, services, assets, and know-how with our operations over time, which we expect to result in substantial synergies and provide us with important competitive advantages. Expected synergies include Tyche software integration (avoiding future in-house QOMPLX build), acceleration time to market in the government space through Sentar, integration of corporate management and shared service functions and processes and the ability to attract skilled IT engineering professionals. Consequently, the future results we report for the combined business may not be comparable to QOMPLX, Tyche or Sentar historical financial statements or the pro forma financial information included elsewhere in this proxy statement/prospectus.
Upon consummation of the Business Combination, QOMPLX expects to be deemed the predecessor of the combined business, and New QOMPLX, as the parent company of the combined business, will continue as the SEC registrant. Accordingly, QOMPLX’s financial statements for previous periods will be disclosed in the registrant’s future periodic reports filed with the SEC. The QOMPLX Merger will be accounted for a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Both Sentar and Tyche will be treated as acquired companies for financial statement reporting purposes. The Business Combination is expected to have several significant impacts on our future reported financial positions and results, as a consequence of the reverse recapitalization treatment (with respect to Tailwind) and acquisition accounting (with respect to Sentar and Tyche). These impacts include an estimated increase in cash (as compared to our balance sheet at December 31, 2020) of between approximately $158.3 million, assuming maximum shareholder redemptions, and $293.0 million, assuming no shareholder redemptions. The pro forma cash amounts include cash from (i) Tailwind’s trust account, the amount of which will depend on the level of shareholder redemptions, (ii) $20.0 million in proceeds from the Bridge Financing, which we received in March 2021 and (iii) the proceeds from the PIPE Financing of approximately $160.0 million that we expect to receive upon the consummation of the Business Combination. See “Unaudited Pro Forma Combined Financial Information.” Additionally, these pro forma cash amounts are net of (x) approximately $70.3 million in cash consideration payable to Sentar and $99.1 million in cash consideration payable to Tyche (including estimated purchase price adjustments pursuant to the Business Combination Agreement); (y) total non-recurring transaction costs estimated at approximately $45.5 million (including acquisition-related advisory fees in connection with the Business Combination and deferred underwriting commissions in connection with Tailwind’s IPO, but excluding certain Sentar costs to be paid by QOMPLX in connection with the merger agreement with Sentar), of which a portion will be treated as a reduction of equity (i.e., the deferred underwriting commissions and costs pertaining to the reverse recapitalization) and a portion will be expensed in the period in which the Business Combination closes (i.e., Merger and Pipeline Acquisition related costs); and (z) as current Sentar options and SARs will be accelerated in connection with the merger agreement between Sentar and QOMPLX, approximately $6.4 million of payments made to holders of these awards for the portion of these awards that relate to postcombination service.

As a consequence of the Business Combination, QOMPLX expects to become the successor to a SEC-registered and NYSE listed company, which will require us to hire additional staff and implement procedures and processes to address public company regulatory requirements and customary practices. We expect to incur additional annual expenses for, among other things, directors’ and officers’ liability insurance, director fees and additional internal and external accounting, legal and administrative resources and fees. QOMPLX estimates that these incremental costs will range between approximately $5.0 million and $11.0 million per year.
Key Performance Indicators
We use certain key performance indicators — including recurring and non-recurring revenue, average revenue per customer, total number of customers, and recurring number of customers — to evaluate and identify trends affecting our business, formulate projections, and make strategic decisions. Our calculation of these performance indicators may differ from similarly titled measures published by other companies in our industry or in other industries.
The table below presents our key performance indicators for the periods indicated, on both a historical basis and pro forma (i.e., giving effect to the Business Combination as if it were consummated on January 1, 2020) basis.
	Historical (QOMPLX)			Pro Forma
	Year ended December 31,		2020 vs. 2019	Year ended December 31,
(in thousands, except customers)	2020	2019	$ Change	2020
Recurring revenue(1)	$12,435	$2,093	$10,342	$75,594
Non-recurring revenue(1)	10,597	558	10,039	20,565
Total revenue	$23,032	$2,651	$20,381	$96,159
Recurring customers(2)				85
Total customers(2)				100
Average revenue per recurring customer(3)				$889
Average revenue per customer(4)				$962

(1)
We define recurring revenue as revenues related to a contract with a term greater than one year, and non-recurring revenue as contracts with a term less than or equal to one year. When determining whether a contract has a term greater than one year, we include contracts with subsequent renewals and/or future unexercised customer options that result in a cumulative term of over one year.

(2)
We define a customer as an agency or organization from which we have recognized revenue in a reporting period. For large government agencies, where a single institution has multiple divisions, units, or subsidiary agencies, each individual agency is treated as a single customer. For example, while the U.S. Army Material Command, and U.S. Army Aviation and Missile Command are subsidiary agencies of the U.S. Army, we treat all subsidiary agencies collectively with the U.S. Army agencies as a single customer. We define a recurring customer as a customer with recurring revenue.

(3)
Average revenue per recurring customer is calculated as total recurring revenue divided by total recurring customers.

(4)
Average revenue per customer is calculated as total revenue divided by total customers.

Our total revenue generated from our customers has increased to $23.0 million in 2020 from $2.7 million in 2019, which was primarily due to acquiring new customers while expanding our relationships with our existing customers. Our New QOMPLX pro forma revenue for 2020 was $96.2 million.
In 2020, our pro forma recurring customers accounted for $75.6 million in recurring revenue, 78.6% of total pro forma revenues, and $63.2 million of the recurring revenues were attributable to recurring customers from Sentar and Tyche. During the same period, non-recurring customers accounted for $20.6 million in revenue, 21.4% of total pro forma revenues, and $10.0 million of non-recurring revenues were attributable to customers from Sentar and Tyche.
In 2020, on a pro forma basis, we had 100 customers of which 85 were considered to be recurring customers. Our pro forma average revenue per customer for our top 20 customers was approximately $4.3 million for 2020. On a pro forma basis, our average revenue per customer in 2020 was $1.0 million while our average revenue per recurring customer in 2020 was $0.9 million.
Non-GAAP Financial Measures
This proxy statement/prospectus includes adjusted gross profit, adjusted gross margin, adjusted EBITDA, pro forma adjusted gross profit, pro forma adjusted gross margin, and pro forma adjusted EBITDA, which are non-GAAP financial measures that we use to supplement our results presented in accordance with GAAP. We believe these non-GAAP measures are useful in evaluating our operating performance, as they are similar to measures reported by our public competitors and are regularly used by security analysts, institutional investors and other interested parties in analyzing operating performance and prospects. Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Pro Forma Adjusted Gross Profit, Pro Forma Adjusted Gross Margin, and Pro Forma Adjusted EBITDA are not intended to be a substitute for any GAAP financial measure and, as calculated, may not be comparable to other similarly titled measures of performance of other companies in other industries or within the same industry.
We calculate and define Adjusted Gross Profit as gross profit excluding depreciation and amortization (which are non-cash items). We define and calculate Adjusted EBITDA as GAAP net loss before interest income or expense, income tax expense, depreciation and amortization, and further adjusted for the following items: amortization of acquired intangibles, stock-based compensation, transaction-related costs, and certain other non-recurring, non-cash and non-core items, as described in the reconciliation below. We define and calculate Pro Forma Adjusted Gross Profit (giving effect to the Business Combination as if it were consummated on January 1, 2020) excluding pro forma depreciation and amortization. We define and calculate Pro Forma Adjusted EBITDA as pro forma net loss (giving effect to the Business Combination as if it were consummated on January 1, 2020) before the impact of interest income or expense, income tax expense or benefit and depreciation and amortization, and further adjusted for the same items as Adjusted EBITDA.
We also report Adjusted Gross Profit and Pro Forma Adjusted Gross Profit, as a percentage of GAAP revenue and pro forma revenue, as additional measures to evaluate our Adjusted Gross Profit Margin and Pro Forma Adjusted Gross Profit Margin, respectively.
We include these non-GAAP financial measures because they are used by management to evaluate QOMPLX’s core operating performance and trends and to make strategic decisions regarding the allocation of capital and new investments.
Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Pro Forma Adjusted Gross Profit, Pro Forma Adjusted Gross Margin, and Pro Forma Adjusted EBITDA exclude certain expenses that are required in accordance with GAAP because they are non-recurring (for example, in the case of transaction-related costs), non-cash (for example, in the case of depreciation and amortization, stock-based compensation) or are not related to our underlying business performance (for example, in the case of interest income and expense). There are limitations to non-GAAP financial measures because they exclude charges and credits that are required to be included in GAAP financial presentation. The items excluded from GAAP financial measures such as net loss to arrive at non-GAAP financial measures are significant components for understanding and assessing our financial performance. As a result, non-GAAP financial measures should be considered together with, and not alternatives to, financial measures prepared in accordance with GAAP.
Due to the high variability and difficulty in making accurate forecasts and projections of some of the information excluded from certain projections of non-GAAP financial measures such as Pro Forma Adjusted Gross Profit, Pro Forma Adjusted Gross Margin, and Pro Forma Adjusted EBITDA (recognizing the probability of significance of this information), we are unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable effort. Consequently, no disclosure of estimated comparable GAAP measures is included and no reconciliation of the forward-looking non-GAAP financial measures is included.
Adjusted Gross Profit and Margin and Pro Forma Adjusted Profit and Margin
The table below presents our Adjusted Gross Profit reconciled to our reported gross profit, the closest GAAP measure and our Non-GAAP Pro Forma Adjusted Gross Profit reconciled to our pro forma gross profit for the periods indicated:
	Historical (QOMPLX)		Pro Forma
	Year Ended December 31,		Year Ended December 31,
(in thousands, except percentages)	2020	2019	2020
Gross profit:
Reported gross profit (loss)	$15,646	$(1,147)	$32,355
Depreciation and amortization	1,530	1,669	$7,066
Adjusted gross profit	17,176	522	39,421
Gross margin	67.9%	(43.3)%	33.6%
Adjusted gross margin	74.6%	19.7%	41.0%
Adjusted EBITDA and Pro Forma Adjusted EBITDA
The table below presents our adjusted EBITDA reconciled to our net loss, the closest GAAP measure and our Pro Forma Adjusted EBITDA reconciled to our pro forma net loss for the periods indicated:
	Historical (QOMPLX)		Pro Forma
	Year Ended December 31,		Year Ended December 31,
(in thousands)	2020	2019	2020
Net loss	$(25,185)	$(24,115)	$(33,183)
Adjusted for:
Interest expense (income), net	(13)	19	(25)
Income tax expense (benefit)	—	—	(5,626)
Depreciation and amortization (excluding acquired intangibles)	1,820	1,788	3,875
Amortization of acquired intangibles	—	—	$8,481
Stock-based compensation(1)	259	136	919
Transaction-related costs(2)	62	—	10,529
Other non-operating costs(3)	2	(15)	10
Adjusted EBITDA	$(23,055)	$(22,187)	$(15,020)

(1)
The amounts primarily reflect stock-based compensation expenses resulting from the issuance of awards under QOMPLX’s 2015 Stock Incentive Plan in the historical periods and the Pro Forma Adjusted EBITDA includes the expenses resulting from the issuance of awards under Sentar’s long-term incentive plan.

(2)
Includes mainly advisory, consulting, accounting and legal expenses in connection with the Business Combination.

(3)
Includes primarily foreign exchange and other non-core gains or loses.

Components of Results of Operations
Revenue
We generate revenues primarily from two sources: (1) subscription revenues for access to its various hosted software-as-a-service (“SaaS”) decision platforms and managed detection and response (“MDR”)

services, and (2) professional services related to deployment of its SaaS decision platforms, virtual chief information security officer (“CISO”) arrangements, and information technology (“IT”)/cyber risk assessments and transformations.
SaaS subscriptions and MDR services
SaaS subscription arrangements typically provide for a fixed fee and an annual term. SaaS subscription arrangements are typically non-cancellable and billed up-front in advance of commencement of the respective contract term.
MDR services are complimentary services to and typically coterminous with the respective SaaS subscription provided to the customer. MDR services typically provide for a fixed fee, are non-cancellable, and billed up-front in advance of commencement of the respective contract term.
Professional services
IT/cyber risk assessments and transformations typically have a fixed fee and are typically provided over a period of one year but can also be for multi-year periods. Virtual CISO service arrangements typically provide for either a fixed fee or a time-and-materials based fee. Under time-and-materials arrangements, fees are based on hourly labor rates established in the contract and the reimbursement of the cost of materials. Virtual CISO arrangements typically provide for an associated term of one year. Professional services arrangements are typically non-cancellable. Fixed fee arrangements are billed up-front in advance of commencement of the respective contract term.
Cost of Revenue
Cost of revenue consists primarily of expenses related to supporting our users and customers and hosting our unified platform, which include personnel costs and fees paid to managed hosting providers and other third-party service providers and amortization expense related to developed technology.
We expect that cost of revenue will increase in absolute dollars as our revenue grows and will vary from period-to-period as a percentage of revenue.
Sales and Marketing
Our sales and marketing efforts span all stages of our sales cycle, including personnel engaging with or executing pilots at new or existing customers. Sales and marketing expenses consist primarily of personnel-related expenses directly associated with our sales and marketing staff, including salaries, benefits, bonuses, sales commissions, professional services, promotional, marketing and related activities. Sales and marketing costs are generally expensed as incurred.
We expect that sales and marketing expenses will increase in absolute dollars as we continue to invest in our potential and current customers, in growing our business and enhancing our brand awareness.
Research and Development
Our research and development efforts are aimed at continuing to develop and refine our platforms, including adding new features and modules, increasing their functionality, and enhancing the usability of our platforms.
Research and development costs primarily include salaries, and benefits for personnel involved in performing the activities to develop and refine our platforms, internal use third-party cloud hosting services and other IT-related expenses and allocated overhead. Research and development costs are expensed as incurred.
We plan to continue to invest in personnel to support our research and development efforts. As a result, we expect that research and development expenses will increase in absolute dollars for the foreseeable future as we continue to invest to support these activities.

General and Administrative
General and administrative costs include salaries, stock-based compensation expenses, and benefits for personnel involved in our executive, finance, legal, human resources, and administrative functions, as well as third-party professional services and fees, and allocated overhead.
We expect that general and administrative expenses will increase in absolute dollars as we hire additional personnel and enhance our systems, processes, and controls to support the growth in our business as well as our increased compliance and reporting requirements as a public company.
Results of Operations
The following table summarizes our consolidated statements of operations data:
	Year ended December 31,		2020 vs. 2019
(in thousands, except percentages)	2020	2019	$ Change	% Change
Total revenue(1)	$23,032	$2,651	$20,381	768.8%
Cost of revenue	7,386	3,798	3,588	94.5%
Gross profit (loss)	15,646	(1,147)	16,793	n.m.
Other operating expenses:
Sales and marketing	18,048	9,821	8,227	83.8%
Research and development	5,268	3,726	1,542	41.4%
General and administrative	17,526	9,417	8,109	86.1%
Loss from operations	(25,196)	(24,111)	(1,085)	4.5%
Other income (expense), net	(11)	4	(15)	n.m.
Net loss	$(25,185)	$(24,115)	$(1,070)	$4.4%

n.m. = not meaningful.
(1)
Effective January 1, 2019, we adopted ASC 606, “Revenue from Contracts with Customers” (“ASC 606”), under the modified retrospective method. See Notes 2 and 12 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for more information related to the impact of adoption of ASC 606. The adoption of ASC 606 did not have a material impact on our revenue, net loss or cash flows for the year ended December 31, 2019.

Comparison of the Years Ended December 31, 2020 and 2019
Revenue
	Year ended December 31,		2020 vs. 2019
(in thousands)	2020	2019	Change
Revenue	$12,610	$1,793	$10,817
Revenue – related parties	10,422	858	9,564
Total revenue	$23,032	$2,651	$20,381
Revenue growth is driven by the continued execution of our established growth strategies, lack of churn and continued improvements to scale as customer accounts mature. Revenue increased by $20.4 million in 2020 compared to 2019 due to additional contracts won and executed with new and existing customers. Revenue from third parties increased by $10.8 million in 2020 compared to 2019 primarily due to an increase of $10.8 million from an existing customer. Revenue from related parties increased by $9.6 million in 2020 compared to 2019 primarily due to an increase of $7.0 million from new customers and an increase of $2.3 million from existing customers.

Cost of Revenue and Gross Profit
	Years Ended December 31,		2020 vs. 2019
(in thousands, except percentages)	2020	2019	Change
Cost of revenue	$7,386	$3,798	$3,588
Gross profit (loss)	15,646	(1,147)	16,793
Gross margin	67.9%	(43.3)%	111.2%
Cost of revenue increased by $3.6 million in 2020 compared to 2019. The increase was primarily due to increases of $2.3 million in personnel costs, primarily driven by an increase in headcount attributable to cost of revenue functions to support new and existing customers. The increase was also due to an increase of $1.4 million in cloud computing costs. This increase was slightly offset by a minor decrease of $0.1 million of developed technology amortization.
Improvement in our gross margins is driven by our revenue growth, scalable cost structure, and structural operating leverage. Gross profit and gross margin increased by $16.8 million and 111.2% in 2020 compared to 2019, respectively. Gross margins increased as we to see continued improvements to scale as existing customer accounts mature and we gain new customers.
Operating Expenses
	Years Ended December 31,		2020 vs. 2019
(in thousands)	2020	2019	Change
Research and development	$18,048	$9,821	$8,227
Sales and marketing	5,268	3,726	1,542
General and administrative	17,526	9,417	8,109
Total operating expenses	$40,842	$22,964	$17,878
Research and Development
Research and development expenses increased by $8.2 million, or 83.8%, in 2020 compared to 2019. The increase was primarily due to increases of $3.8 million in personnel costs, including an increased headcount and salary increases, $3.8 million in IT and web services costs, and $0.6 million in outside contractor costs. Such increases support our efforts to continue to develop and improve our platforms as we continue to expand into new customers and verticals.
Sales and Marketing
Sales and marketing expenses increased by $1.5 million, or 41.4%, in 2020 compared to 2019. The key driver for the increase was an increase in related headcount and salary increases, consistent with the continued execution and focus on our established growth strategies.
General and Administrative
General and administrative expenses increased by $8.1 million, or 86.1%, in 2020 compared to 2019. The increase in expenses was primarily due to increases of $5.7 million in personnel costs, including an increased headcount and salary increases, $1.0 million in outside contractor assistance, and $1.0 million additional rent expenses for the new Corporate HQ location in Tysons, VA. These increases are consistent with our initiatives to support the overall growth of our business.
Liquidity and Capital Resources
Since our inception, we have generated negative cash flows from operations and have financed our operations primarily through the sale of our equity securities, issuing of convertible notes, and payments received from our customers. For many customers, we bill and collect payment for the entire contract term in advance of our performance of the related obligations.

We believe that our cash flows from operations and cash on hand, together with the proceeds from the Bridge Financing and the PIPE Financing and Tailwinds cash held in the Trust Account that we expect to receive upon the consummation of the Business Combination, will be adequate to meet our liquidity requirements for at least the 12 months following the date of this proxy statement/prospectus. Our principal capital expenditure requirements relate mainly to the capitalization of patent and internally developed software. Our future capital requirements will depend on many factors, including the rate of our growth, our ability to attract and retain customers and their willingness and ability to pay for our solutions, and the timing and extent of spending to support our efforts to market and develop our solutions. Further, we may enter into future arrangements to acquire or invest in businesses, solutions, products, services, strategic partnerships, and technologies. As such, we may be required to seek additional equity or debt financing. In the event that additional financing is required from outside sources, we may not be able to raise it on terms acceptable to us or at all. If additional funds are not available to us on acceptable terms, or at all, our business, financial condition, and results of operations could be adversely affected.
As of December 31, 2020, our principal sources of liquidity were $4.3 million of cash and cash equivalents, exclusive of restricted cash of $0.3 million. On a pro forma basis, assuming the consummation of the Business Combination on December 31, 2020, we would have had cash and cash equivalents of between approximately $190.5 million, in the event of maximum redemptions, and $325.1 million, in the event of no redemptions.
The following table summarizes our cash flows for the periods indicated:
	Year ended December 31,		2020 vs. 2019
(in thousands, except percentages)	2020	2019	$ Change	% Change
Net cash used in operating activities	$(23,049)	$(20,212)	$(2,837)	14.0%
Net cash used in investing activities	(2,041)	(591)	(1,450)	245.3%
Net cash provided by financing activities	$1,788	$48,613	$(46,825)	(96.3)%
Operating Activities
Net cash used in operating activities increased by $2.8 million, to $23.0 million in 2020, compared to $20.2 million, primarily due to increased billings and payments received from customers in advance of revenue recognition.
Investing Activities
Net cash used in investing activities increased by $1.5 million, to $2.0 million in 2020. The change was primarily due to an increase in capitalized patent cost and software expenditures for a total of $1.1 million and purchases of property plant and equipment for $0.3 million. Such increases support our efforts to continue to develop and improve our platforms as we continue to expand into new verticals and serve additional customers.
Financing Activities
Net cash provided by financing activities decreased by $46.8 million, to $1.8 million in 2020 from $48.6 million in 2019, reflecting a reduction in the issuance of preferred stock, convertible promissory notes and related party note payable for a total of $50.0 million and offset by a reduction in the related party note repayment for $2.1 million and an increase in the proceeds received from exercise of stock options for $1.0 million.
Off-Balance Sheet Arrangements
We did not have, during the periods presented, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates
Our consolidated financial statements and the accompanying notes thereto included elsewhere in this proxy statement/prospectus are prepared in accordance with GAAP. The preparation of consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected.
We believe that the accounting policies described below involve a significant degree of judgment and complexity. Accordingly, we believe these are the most critical to aid in fully understanding and evaluating our consolidated financial condition and results of operations. For further information, see Note 2 to our consolidated financial statements included elsewhere in this proxy statement/prospectus.
Revenue Recognition
We recognize revenue upon the transfer of promised goods or services to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for promised goods or services.
We apply the following five-step revenue recognition model in accounting for our revenue arrangements:
•
Identification of the contract(s) with the customer,

•
Identification of the performance obligations in the contract,

•
Determination of the transaction price,

•
Allocation of the transaction price to the performance obligations in the contract, and

•
Recognition of revenue when, or as, we satisfy a performance obligation.

Allocation of the transaction price to the performance obligations in the contract, and each of our significant performance obligations and our application of ASC 606 to our revenue arrangements is discussed in further detail below.
SaaS Subscriptions and MDR Services
We have concluded that our performance obligation under SaaS subscription arrangements is typically a series of days to stand-ready to provide the customer continuous access to the SaaS decision platform over the respective contract term, treated as a single performance obligation. Revenue is generally recognized over time, ratably on a straight-line basis over the respective contract term.
We have concluded that our performance obligation under MDR services arrangements is typically series of days to stand-ready to provide the customer the related services over the respective term, treated as a single performance obligation separate from the SaaS subscription. Revenue is generally recognized over time, ratably on a straight-line basis over the respective term.
Professional Services
For IT/cyber risk assessments and transformations, we have concluded that our related performance obligation is the overall services related to the respective IT/cyber risk assessment. Revenue is generally recognized over time. Revenue is recognized straight-line over the respective contract term.
For virtual CISO services, the we have concluded that our related performance obligation is typically a series of days to stand-ready to provide the customer the related services over the respective term, treated as a single performance obligation. Revenue is generally recognized over time. For virtual CISO arrangements that provide for a fixed fee revenue is generally recognized ratably on a straight-line basis over the respective term. For virtual CISO arrangements that provide for a time-and-materials based fee, revenue is generally recognized based on our present right to invoice under terms of the contract, which faithfully depicts the value of services provided to our customers.

Areas of Judgment and Estimation
Application of the five-step model to our contracts may require significant judgment. Certain of these judgments are discussed further below.
We enter into contracts with our customers that may include promises to transfer multiple services including a SaaS subscription and MDR services and professional services. A performance obligation is a promise in a contract with a customer to transfer products or services that are both capable of being distinct and distinct within the context of the contract.
For arrangements that provide for a SaaS subscription and MDR services and professional services, in determining whether professional services are distinct from the SaaS subscription and MDR services, we consider the following factors: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription start date, and our history of providing related services on a standalone basis. To date, we have concluded that all of the professional services included in contracts that also include a SaaS subscription and MDR services are distinct, and therefore the SaaS subscription, MDR services and professional services each represent an individual performance obligation.
Our contracts may contain options to renew the SaaS subscription and MDR services term or purchase additional professional services. Options provided to our customers are not provided at a discount, and therefore we have not identified any material rights to be accounted for as separate performance obligations.
The term for virtual CISO arrangements and period of performance for IT/cyber risk assessments is typically one year or less. The term for SaaS subscription and MDR services arrangements as applicable, is typically one year. However, we may enter into an arrangement providing for a term exceeding one year. Under such arrangements, we invoice annual SaaS subscription and MDR services fees to our customers on an annual basis in advance of the respective follow-on annual term periods. As such, we have elected the practical expedient to not consider potential adjustment to the transaction price for the effects of a significant financing component.
We allocate the transaction price to each performance obligation in a contract on a relative standalone selling price (“SSP”) basis. The SSP is the price at which we would sell a promised product or service separately to our customers. Judgment is required to determine the SSP for each performance obligation.
We determine SSP by considering our overall pricing objectives and market conditions. Significant pricing practices taken into consideration include our discounting practices, price lists, its go-to-market strategy, historical sales and contract prices. In certain cases, we are able to establish SSP based on observable prices of products or services sold separately in comparable circumstances to similar customers. We use a single amount to estimate SSP when it has observable prices.
Under certain SaaS subscription arrangements, the contract may provide for additional charges for usage in excess of the monthly base usage established under terms of the contract. Additional charges are variable based on the additional usage in excess of the base usage. Our customers have not exceeded base usage established under respective arrangements to date, and therefore we have not realized any related additional charges based on usage to date. In event we are entitled to additional usage-based charges prospectively, we expect to apply the variable consideration exception to recognize the related variable consideration in the distinct month within the series in which related charges are incurred.
Our SaaS subscription arrangements typically include provisions requiring platform availability at a specified level for each calendar month during the contract term. In event the required platform availability levels are not met in an individual calendar month, the customer may be entitled to an availability credit for a portion of the respective month’s pro-rata portion of the annual fixed fee, based on uptime. To date, we have met availability requirements established under arrangements and no related credits have been issued to our customers. In event customers are entitled to availability credits prospectively, we expect to apply the variable consideration exception to recognize the related variable consideration in the distinct month within the series in which related charges are incurred.

Revenue recognition under the variable consideration exception is based on a constraint recognition model. As the variable consideration exception applies to additional usage-based charges and availability credits, estimation and constraint of variable consideration at contract inception is not required.
Stock Based Compensation
Stock Incentive Plan
Our 2015 Equity Incentive Plan provides for granting stock options to employees, directors and other key people, which generally vest 25% annually over a four-year graded vesting period and have a contractual term of ten years. Stock options are granted at the money with no intrinsic value as of the grant date. Stock options granted generally are not subject to any performance or market conditions and not subject to any mandatory redemption or callable features.
We recognize stock compensation expense related to stock options on a straight-line basis over the vesting period of the grants. For purposes of compensation expense, all vesting tranches are valued as one award. Forfeitures are accounted for in the period in which they occur, with compensation expense recognized to date reversed in the period in which the respective forfeitures occur.
We estimate the fair value of stock options on the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates and the expected dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent our best estimates. These estimates involve inherent uncertainties and the application of judgment.
Our use of the Black-Scholes option-pricing model requires the input of highly subjective assumptions. If factors change and different assumptions are used, our stock-based compensation expense could be materially different in the future. Key assumptions and estimates associated with Black-Scholes inputs are as follows:
•
Fair Value of our common stock: As our common stock is not publicly traded, the fair value was determined by our board of directors, with input from management and valuation reports prepared by third-party valuation specialists. Stock-based compensation for financial reporting purposes is measured based on updated estimates of fair value when appropriate, such as when additional relevant information related to the estimate becomes available in a valuation report issued as of a subsequent date.

•
Expected volatility: Expected volatility was determined by reference to the historical volatility of similar publicly traded technology companies, as our own shares lack sufficient trading history to determine volatility.

•
Expected term: Expected term represents the midpoint between the vesting period and contractual term.

•
Expected dividend yield: The expected annual dividend yield rate is based on our expectation of not paying dividends in the foreseeable future.

•
Risk-free interest rate: The risk-free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term approximating the expected term of the options.

Common Stock Valuations
Given the absence of a public trading market of our common stock, and in accordance with the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous and subjective factors to determine the best estimate of fair value of our common stock, including:
•
Independent third-party valuations of our common stock;

•
The prices at which we sold our common to outside investors in arms-length transactions;

•
Our results of operations, financial position, and capital resources;

•
Industry outlook;

•
The lack of marketability of our common stock;

•
The fact that the option grants involve illiquid securities in a private company;

•
The likelihood of achieving a liquidity event, such as an initial public offering or a sale of our Company, given prevailing market conditions;

•
The history and nature of our business, industry trends, and competitive environment; and

•
General economic outlook including economic growth, inflation and unemployment, interest rate environment, and global economic trends.

In valuing our common stock, the fair value of our business, or enterprise value, was determined using the market approach. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business and secondary transactions of our capital stock. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial results to estimate the value of the subject company. The market approach also includes consideration of the transaction price of secondary sales of our capital stock by investors.
Application of this approach involves the use of estimates, judgment, and assumptions that may be highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates, market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.
Income Taxes
Taxes are provided in accordance with the relevant statutory tax laws and regulations. Income taxes are accounted for under the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using the enacted tax rates that will be in effect when these temporary differences reverse. Future realization of the tax benefit of an existing deductible temporary difference or carryforward depends on the existence of sufficient taxable income of the appropriate character within the carryback or carryforward period available under tax law. Accordingly, the realization of our deferred tax assets is dependent on future taxable income against which these deductions, losses, and credits can be utilized.
We evaluate the realizability of our deferred tax assets and provide a valuation allowance when it is more likely than not that a future benefit on such deferred tax assets will not be realized. Changes in the valuation allowance, when recorded, would be included in our consolidated statements of operations. Our judgment is required in determining the valuation allowance recorded against our net deferred tax assets. Given our history of losses, a full valuation allowance has been established on our deferred tax assets as of December 31, 2020 and 2019.
We recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such positions are then measured based on the largest benefit that has a greater than 50% likelihood of being realized upon settlement. We recognize interest and penalties related to uncertain tax positions in our provision for income taxes.

Emerging Growth Company Accounting Election
Section 102(b)(1) of the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can choose not to take advantage of the extended transition period and comply with the requirements that apply to non-emerging growth companies, and any such election to not take advantage of the extended transition period is irrevocable. Tailwind is an “emerging growth company” as defined in Section 2(a) of the Securities Act, and have irrevocably elected to take advantage of the benefits of this extended transition period, which means that when a standard is issued or revised and has different application dates for public or private companies, we, for so long as we remain an emerging growth company, may adopt the new or revised standard at the time private companies are required to adopt the new or revised standard.
Following the consummation of the Business Combination, we expect to remain an emerging growth company until the earlier of: (1) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Tailwind IPO, (b) in which we have total annual revenue of at least $1.07 billion, or (c) in which we are deemed to be a large accelerated filter, which means the market value of our common equity that is held by non-affiliates is equal to or exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter and our net sales for the year exceed $100 million; and (2) the date on which we have issued more than $1.0 billion in non-convertible debt securities during the preceding, rolling three year period.
Recent Accounting Pronouncements
For information on recently issued accounting pronouncements, refer to Note 1 to our consolidated financial statements included elsewhere in this proxy statement/prospectus.
Qualitative and Quantitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business, which primarily relate to fluctuations in interest rates, foreign exchange, and inflation.
Foreign Currency Exchange Risk
Our contracts with customers are primarily denominated in U.S. dollars, with a small amount denominated in foreign currencies. Our expenses are generally denominated in the currencies of the jurisdictions in which we conduct our operations, which are primarily in the United States and United Kingdom. Our results of current and future operations and cash flows are, therefore, subject to fluctuations due to changes in foreign currency exchange rates, particularly changes in the Sterling Pound. Additionally, fluctuations in foreign currency exchange rates may cause us to recognize transaction gains and losses in our statement of operations. In March 2021, in connection with the Pipeline Acquisitions, we have entered into foreign currency option contracts. To date, foreign currency transaction gains and losses have not been material to our consolidated financial statements.
Inflation Risk
We do not believe that inflation has had a material effect on our business, results of operations or financial condition.

SENTAR MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of Sentar, Inc. (“Sentar”, the “Company”, “we”, “us” and “our”) should be read together with Sentar’s audited financial statements as of and for the years ended September 30, 2020 and 2019 along with our unaudited financial statements as of and for the three months ended December 31, 2020 and 2019, in each case together with related notes thereto, included elsewhere in this proxy statement/prospectus. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of our control. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements; Market, Ranking, and Other Industry Data” included elsewhere in this proxy statement /prospectus. Certain amounts may not foot due to rounding.
Overview
We provide cyber intelligence, operations solutions, research, and analysis services ultimately for the U. S. Government as both a prime contractor and as a subcontractor to other contractors.
We provide expertise in four technical disciplines: cybersecurity, analytics, systems engineering, and intelligence. At the convergence of these four disciplines are our solutions provided to customers: protecting data and critical infrastructure, understanding and managing cyber risks, identifying and mitigating vulnerabilities, proactively finding bad actors, developing secure integrated systems, and enhancing cyber resilience.
Our outcomes focus on resilience, predictive and proactive operations, automated incident response, risk awareness for decision-making, and deriving intelligence from large datasets. We have also established a strong history of analytics innovation, developing technology using artificial intelligence, machine learning, and agent-based algorithms. Underpinning its solutions and capabilities, our services remain aligned with the evolving cyber domain.
We view our business to have one revenue stream, specifically consulting, support, and other services provided in connection with our contracts with customers.
Business Combination
On March 1, 2021, Tailwind entered into a Business Combination Agreement with Merger Sub, QOMPLX, and the QOMPLX Stockholder Representative. Each of Tailwind and QOMPLX has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable.
Concurrently with the Business Combination, QOMPLX has agreed to acquire Sentar and substantially all assets of Tyche in each case, in accordance with the terms and the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for Sentar is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of the Company through the end of calendar year 2021.
Components of Results of Operations
Revenue
Our revenues are derived from services offerings that include, but are not limited to, cybersecurity, analytics, systems engineering, and intelligence. More than 95% of our revenues for the years ended September 30, 2020 and 2019 and three months ended December 31, 2020 and 2019 were in connection with prime or subcontracts ultimately with the U.S. Government. The remaining 5% for each period was derived from prime contracts with commercial entities. We perform under various contract vehicles, which include cost-plus-fee contracts, time-and-material contracts, and fixed-price contracts.
Under cost-plus-fee contracts, the customer reimburses us for contract costs incurred, including direct costs and allocable indirect costs including general and administrative expenses, and also pays a fixed fee. Under fixed price contracts, we are obligated to perform a specific scope of work for a fixed amount. Any efficiencies or inefficiencies during the period of performance directly impact our profitability on cost-plus-fee and fixed price contracts. Under time-and-materials contracts, the customer pays fixed hourly labor rates as established by the contract.
Most of our contracts are subject to authorized and appropriated funding as determined by the U.S. Government. For all contract-types, we may file requests for equitable adjustment (“REAs”) that are sometimes converted into claims. REAs may be disputed by the customer. We had two outstanding REAs as of September 30, 2020. We expect that REAs will be resolved without material impact to our results of operations, financial condition or cash flows.
Revenues for the year ended September 30, 2020 attributable to cost-plus-fee, fixed price, and time-and-materials contracts were approximately 69%, 23%, and 8%, respectively.
Over half of our revenue, but less than half of our profit, for the periods presented within our financial statements included elsewhere in this prospectus is derived from contracts set aside for small businesses (“SASB”) concerns by various U.S. Government contracting agencies. Subsequent to the Business Combination and Pipeline Acquisitions, we are still expected to qualify as a small business under certain North American Industry Classification System (NAICS) codes based upon employee count, allowing continued pursuit of larger contracts that are set aside under those codes. However, our current portfolio of SASB contracts was procured under NAICS codes for which we will not likely qualify as a small business subsequent to the Business Combination and Pipeline Acquisitions, unless the procuring agencies change those codes. We have implemented a comprehensive strategy to increase the amount of Full & Open revenue in our contract portfolio while positioning to retain the maximum amount of revenue from currently SASB contracts through various teaming arrangements.
Cost of Revenue
Cost of revenue is primarily comprised of direct labor, subcontractor costs, consultant costs, and other direct costs directly related to our performance under contracts with customers. Cost of revenue also includes fringe and overhead costs allocable to our contracts with customers.
Especially given our heavy mix of cost-plus-fee and time-and-material contracts, we expect increases and decreases in cost of revenues to significantly correlate to increases and decreases in revenue. For fixed price contracts, we expect increases and decreases in cost of revenues to relate to revenue, as well as the relative efficiency of our performance under related contracts.
General and Administrative
General and administrative expense consists primarily of employee-related costs, including salaries, bonuses, benefits, stock-based compensation and other related costs associated with administrative services such as executive management and administration, legal, human resources, accounting, and finance. General and administrative expense also includes material and subcontract handling costs and bid and proposal costs.
We expect our general and administrative expense to increase in absolute dollars as we continue to grow our business. We expect that general and administrative expense as a percent of total revenue will decline over the long-term as we benefit from the scale of our business infrastructure.
Certain general and administrative costs are allowable and allocable to our contracts with customers under related guidelines established by the Federal Acquisition Regulation (“FAR”), and that such costs directly result in revenue for cost-plus type contracts.

Other Income (Expense), Net
Other income (expense) includes interest income resulting from our cash sweep account, interest expense resulting from short-term borrowings under our line-of-credit, and other miscellaneous expenses.
Results of Operations
The following tables set forth our results of operations for the periods presented within our financial statements included elsewhere in this prospectus and as a percentage of revenue for those periods. The period-to-period comparison of financial results is not necessarily indicative of future results.
The following tables summarize our statements of operations for the years ended September 30, 2020 and 2019, and three months ended December 31, 2020 and 2019:
	Year ended September 30,		2020 vs. 2019
(in thousands, except for percentages)	2020	2019	$ Change	% Change
Revenue(1)	$54,183	$47,522	$6,661	14%
Cost of revenue	45,418	39,747	5,671	14%
Gross profit	8,765	7,775	990	13%
General and administrative	5,108	4,852	256	5%
Income from Operations	3,657	2,923	734	25%
Other expense, net	(3)	(52)	49	(94)%
Net income	$3,654	$2,871	$783	27%
	Three months ended December 31,		2020 vs. 2019
(in thousands, except for percentages)	2020	2019	$ Change	% Change
Revenue(1)	$13,458	$11,901	$1,557	13%
Cost of revenue	11,323	10,038	1,285	13%
Gross profit	2,135	1,863	272	15%
General and administrative	1,417	1,220	197	16%
Income from Operations	718	643	75	12%
Other income, net	7	—	7	n.m.
Net income	$725	$643	$82	13%

n.m. = not meaningful.
(1)
Effective October 1, 2018, we adopted ASC 606, Revenue from Contracts with Customers, under the modified retrospective method. See Note 1 to our financial statements included elsewhere in this prospectus for more information related to the impact of adoption of ASC 606. The adoption of ASC 606 did not have a material impact on our revenue, net income, or cash flows for the years ended September 30, 2020 and 2019, and three months ended December 31, 2020 and 2019.

Comparison of Fiscal Years Ended September 30, 2020 and 2019
Revenue
	Year ended September 30,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Revenue	$54,183	$47,522	$6,661	14%
Revenue increased by $6.7 million, or 14%, for the fiscal year ended September 30, 2020, compared to the prior fiscal year.

The most significant driver of the increase was related to our contracts with the Department of the Navy’s Naval Warfare Systems Center Atlantic to provide cybersecurity risk management operations support services to the Defense Health Agency. In May 2018, we were awarded a re-compete task order (“RMOPS”), which was expanded in February 2020 when we were awarded an additional task order for approximately $164 million (“Surge”). As we continued to near completion on RMOPS and commenced performance on Surge, the related net year-over-year impact to revenue was $2.7 million.
The remainder of the year-over-year change was primarily as a result of the commencement of phases requiring increased levels-of-effort under certain significant fixed price contracts and a full year of performance under certain significant contracts as compared to a partial year of performance during the prior fiscal year
Cost of Revenue, Gross Profit and Gross Margin
	Year ended September 30,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Cost of revenue	$45,418	$39,747	$5,671	14%
Gross profit	8,765	7,775	990	13%
Gross margin	16%	16%	0%	0%
Cost of revenue increased by $5.7 million, or 14%, for the fiscal year ended September 30, 2020, compared to the prior fiscal year. The increase in cost of revenue was largely commensurate with the increase in revenue for the same period of 14%, especially given the heavy mix of our cost-plus-fee, time-and-materials, and fixed price level-of-effort type contracts. Of the annual increase, $3.9 million was related to subcontractor costs, $0.7 million direct labor, and $0.5 million thousand other direct costs.
Given the heavy mix of our cost-plus-fee, time-and-materials, and fixed price level-of-effort type contracts, the increase in revenues was commensurate with the increase in cost of revenues, and therefore gross margin was consistent for the years ended September 30, 2020 and 2019.
General and Administrative
	Year ended September 30,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
General and administrative	$5,108	$4,852	$256	5%
General and administrative expenses increased by $0.3 million, or 5%, for the year ended September 30, 2020 as compared to the year ended September 30, 2019. General and administrative expenses largely increased due to increases of $0.3 million in personnel costs, consistent with overall growth of the business. However, general and administrative expenses as a percentage of revenue decreased to 9.2% from 10.2% for the years ended September 30, 2020 and 2019, respectively.
Other Expense, Net
	Year ended September 30,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Other expense, net	$(3)	$(52)	$49	(94)%
Other expenses did not have a significant impact, individually or in aggregate, on our results for the years ended September 30, 2020 and 2019.
Comparison of the Three Months Ended December 31, 2020 and 2019
Revenue
	Three months ended December 31,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Revenue	$13,458	$11,901	$1,557	13%

Revenue increased by $1.64 million, or 13%, for three months ended December 31, 2020, compared to the same period during the prior year. Revenue increased primarily as a result of the commencement of performance under certain significant contracts.
Cost of Revenue, Gross Profit and Gross Margin
	Three months ended December 31,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Cost of revenue	$11,323	$10,038	$1,285	13%
Gross profit	2,135	1,863	272	15%
Gross margin	16%	16%	0%	0%
Cost of revenue increased by $1.3 million, or 13%, for the three months ended December 31, 2020, compared to the same period during the prior year. The increase in cost of revenue was commensurate with the increase in revenue for the same period of 9%, especially given the heavy mix of our cost-plus-fee, time-and-materials, and fixed price level-of-effort type contracts. Of the period-over-period increase, $0.8 million was related to direct labor, $0.2 million fringe, and $0.2 million subcontractor costs.
Given the heavy mix of our cost-plus-fee, time-and-materials, and fixed price level-of-effort type contracts, the increase in revenues was commensurate with the increase in cost of revenues, and therefore gross margin was consistent for the three months ended December 31, 2020 and 2019.
General and Administrative
	Three months ended December 31,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
General and administrative	$1,417	$1,220	$197	16%
General and administrative expenses increased by $0.2 million, or 16%, for the three months ended December 31, 2020 as compared to the same period during the prior year. General and administrative expenses largely increased due to an increase of $0.1 million in personnel costs, consistent with the overall growth of the business and inflation, and an increase of $0.1 million in compensation expense associated with SARs granted to employees, related largely to the increase in the fair value of our comment stock. General and administrative expenses as a percentage of revenue was 10.5% and 10.3% for the three months ended December 31, 2020 and 2019, respectively.
Other Income, Net
	Three months ended December 31,		Change
(in thousands, except for percentages)	2020	2019	Amount	%
Other income, net	$7	$—	$7	—
Other income did not have a significant impact on our results for the three months ended December 31, 2020 and 2019.
Liquidity and Capital Resources
We continually focus on efficient conversion of net income into cash for reinvestment into the business and to maximize stockholder value. More recently, operations have been primarily financed through a combination of reinvested cash from operations and proceeds from issuances of common stock. We had $6.5 million and $4.4 million of cash as of September 30 and December 31, 2020, respectively. We also have a line-of-credit with a financial institution that provides for borrowings up to $6 million. Interest accrues at a floating interest rate equal to the “Wall Street Journal Prime Rate” plus one quarter percent. For the periods presented within our financial statements included elsewhere in this proxy statement/prospectus, we only borrowed on a short-term basis under the line-of-credit, with repayment typically within 90 days or less. We did not have any outstanding borrowings under the line-of-credit as of September 30 and December 31, 2020.

We believe that existing cash and cash generated from operating activities, supplemented by borrowings under our line-of-credit as necessary, will be enough to support operations for at least the next 12 months. Our principal uses of cash for the periods presented within our financial statements included elsewhere in this prospectus have been funding our operations, repurchases of common stock, and payment of dividends.
The following tables summarize our cash flows for the years ended September 30, 2020 and 2019 and for the three months ended December 31, 2020 and December 31, 2019:
	Year ended September 30,		2020 vs. 2019
(in thousands, except for percentages)	2020	2019	$ Change	% Change
Net cash provided by operating activities	$6,134	3,007	$3,127	104
Net cash used in investing activities	(93)	(73)	(20)	27
Net cash provided by (used in) financing activities	(4,015)	1,062	(5,077)	(478)
	Three months ended December 31,		2020 vs. 2019
(in thousands, except for percentages)	2020	2019	$ Change	% Change
Net cash provided by operating activities	$1,114	1,379	$(265)	(19)
Net cash used in investing activities	(14)	(44)	30	(68)
Net cash used in financing activities	(3,245)	(1,257)	(1,988)	158
Operating Activities
Cash provided by operating activities is primarily driven by earnings from operations and changes in net working capital, defined as current assets plus deposits minus current liabilities and other liabilities. Changes in net working capital is largely related to changes in accounts receivable, contract assets and liabilities (see Note 2 within our financial statements), and accrued compensation and benefits (see Note 7 within our financial statements).
The increase in cash provided by operating activities for the year ended September 30, 2020 as compared to the year ended September 30, 2019 was a primarily a result of the annual increase in earnings from operations of $0.8 million and favorable changes in net working capital of $2.0 million.
The decrease in cash provided by operating activities for the three months ended December 31, 2020 as compared to the same period during the previous year was primarily as a result of a increase in operating earnings resulting in a change in net working capital of $0.3 million.
Investing Activities
Cash used in investing activities for all periods presented is related to capital expenditures. Capital expenditures are largely related to network and computing infrastructure necessary to enable us to deliver projects and operate the business.
Financing Activities
Cash used in investing activities for all periods related to dividends paid to stockholders, repurchases of common stock, and proceeds from common stock issued.
We declared and paid dividends of $4.3 million and $0.2 million for the years ended September 30, 2020 and 2019, respectively, and $3.3 million and $2.4 million for the three months ended December 31, 2020 and 2019, respectively.
We routinely declare and pay dividends to stockholders. Given our election to be treated as a Subchapter S corporation as of October 1, 2018, income earned by Sentar after electing S status is reported as taxable income by the stockholders in proportion to their stock ownership interest. Dividends are often declared and paid to stockholders to allow for payment of tax liabilities as a result of pass-through of the respective pro-rata portion of our taxable net income.

We repurchased common stock in exchange for $0.1 million and $0.6 million for the years ended September 30, 2020 and 2019, respectively. Repurchases of common stock did not have a significant impact on our financial condition or cash flows for the three months ended December 31, 2020 and 2019.
Repurchases of common stock were in connection with cashless stock option exercises under the Company’s Incentive Stock Option Plan or as stockholders chose to liquidate their ownership interest, in particular following conversion to a Subchapter S corporation.
Collective proceeds from the issuance of common stock and exercise of stock options was $0.4 million and $1.9 million for the years ended September 30, 2020 and 2019, respectively, and $0.1 million and $0.1 million for the three months ended December 31, 2020 and 2019, respectively.
Proceeds were primarily in connection with stock option exercises under the Company’s Incentive Stock Options Plan, with limited instances of sales of shares not in conjunction with any stock options.
We had net repayments of $0.2 million under our line-of-credit in connection with short-term borrowings for the year ended September 30, 2019. Short-term borrowings under our line-of-credit provided $1 million in cash during the three months ended December 31, 2019, which was subsequent repaid in full during February 2020.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.
Critical Accounting Policies and Estimates
Our management’s discussion and analysis of financial condition and results of operations is based on our financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of financial statements in accordance with U.S. GAAP requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reported periods. We employ judgment in making our estimates, but they are based on historical experience, currently available information and various other assumptions that we believe to be reasonable under the circumstances. These estimates form the basis for making judgments about the carrying values of assets and liabilities that are not readily available from other sources. Actual results may differ from these estimates, and material changes in these estimates could occur in the future.
We believe that the following accounting policies are critical and involve a high degree of judgment. See Note 1 to our financial statements appearing elsewhere in this proxy statement/prospectus for a description of our other significant accounting policies.
Revenue Recognition
Revenue is recognized when promised goods or services are transferred to customers in an amount that reflects the consideration to which we expect to be entitled in exchange for those goods or services.
We determine revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligation(s) in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligation(s) in the contract

•
Recognition of revenue when, or as, we satisfy the performance obligations

Contracts ultimately with the U.S. Government are generally subject to the FAR and priced on an estimated or actual cost of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. Government and its agencies.
We evaluate the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. This evaluation requires significant judgement and the impact of combining or separating performance obligations may change the time over which revenue from the contract is recognized. The services in the contracts are typically not distinct from one another within the context of the contract as the services typically include a set of integrated or highly interrelated tasks and the customer’s ability to derive its intended benefit from the contract depends on our transferring each service or task identified in the contract to the customer. Accordingly, services provided under a contract are typically accounted for as a single performance obligation.
Revenue is recognized as performance obligations are satisfied and the customer obtains control of the services. Substantially all of the revenue is recognized over time as we perform under the contract because control of the work in process transfers continuously to the customer. For contracts ultimately with the U.S. Government, continuous transfer of control to the customer is evidenced by standard FAR clauses included in the contract that allow the customer to unilaterally terminate the contract for convenience, in which case we are entitled to reimbursement of costs incurred plus a reasonable margin.
On fixed-price type contracts, revenue recognized over time generally uses a cost-to-cost input method to measure our progress in transferring services to the customer. Under such method, revenue is recognized based on the proportion of total costs incurred relative to total estimated costs at contract completion.
Given the revenue recognition for fixed-price type contracts, estimation of variable consideration may be required as part of determination of the transaction price. We determine the transaction price for each contract based on the consideration expected to be received for the services being provided under the contract. We estimate variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. We analyze the risk of a significant reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate the risk.
We do not have any fixed-price type contracts with award or incentive fees.
Changes in total estimated costs at contract completion related to fixed-price contracts may have a significant impact on reported sales and income. Changes in total estimated costs at contract completion related to fixed price contracts accounted for under the cost-to-cost input method did not have a significant impact on reported revenues and income for the years ended September 30, 2020 and 2019 and the three months ended December 31, 2020 and 2019.
On cost-plus-fee and time-and-material type contracts, revenue recognized over time generally uses the right-to-invoice practical expedient whereby revenue is recognized based on our present right to invoice under terms of the contract, which faithfully depicts the value of services provided to the customer. Time-and-material and cost-plus-fee type contracts are generally billed to the customer on a monthly basis.
Given the revenue recognition for cost-plus-fee and time-and-material type contracts, estimation of variable consideration is not required for revenue recognition.
For all contract-types ultimately with the U.S. Government, we may file requests for equitable adjustment (REAs) that are sometimes converted into claims. REAs may be disputed by the customer. We had two outstanding REAs as of September 30, 2020 associated with respective cost-plus-fee contracts for which reimbursable costs plus the fixed fee established by the contracts exceeded the currently funded amounts. Given our lack of history with REAs, we have constrained variable consideration related to REA amounts in full and we did not recognize any associated revenue for the years ended September 30, 2020 and 2019. We expect that REAs will be resolved without material impact to its results of operations, financial condition or cash flows.

Stock-Based Compensation
Incentive Stock Option Plan
Under our long-term incentive plan, incentive stock options were granted to employees with exercise prices established by independent outside valuation experts. Stock options are granted ‘at the money’ with no intrinsic value as of the grant date.
Stock options granted are subject to varying vesting provisions according to our long-term incentive plan, including pro-rata vesting over periods ranging from two to four years, vesting cliffs after one year, full vesting at grant date, and an annual graded vesting of 10% to 40% over a four year period. Options granted typically expire five years after the grant date. Grants are not subject to any performance or market conditions and not subject to any mandatory redemption or callable features.
We recognize stock compensation expense related to stock options based on the fair value of the options as of the date of grant on a straight-line basis over the vesting period of the grants. Forfeitures are accounted for in the period in which they occur, with compensation expense recognized to date reversed in the period in which the respective forfeitures occur.
We estimate the fair value of stock options on the date of grant using the Black-Scholes option pricing model. The Black-Scholes option pricing model requires the input of highly subjective assumptions, including the fair value of the underlying common stock, the expected term of the option, the expected volatility of the price of our common stock, risk-free interest rates and the expected dividend yield of our common stock. The assumptions used to determine the fair value of the option awards represent our best estimates. These estimates involve inherent uncertainties and the application of judgment.
Our use of the Black-Scholes option-pricing model requires the input of highly subjective assumptions. If factors change and different assumptions are used, our stock-based compensation expense could be materially different in the future. Key assumptions and estimates associated with Black-Scholes inputs are as follows:
•
Fair Value of Common Stock: As our common stock is not publicly traded, the fair value was determined by our board of directors, with input from management and valuation reports prepared by third-party valuation specialists. Stock-based compensation for financial reporting purposes is measured based on updated estimates of fair value when appropriate, such as when additional relevant information related to the estimate becomes available in a valuation report issued as of a subsequent date.

•
Expected Dividend Yield: We have historically only declared and paid dividends to provide stockholders sufficient funds for payment of tax liabilities as a result of pass-through of the pro-rata portion of our net income. We only anticipate future dividends for such purposes. As a result, an expected dividend yield of zero percent was used.

•
Expected Volatility: Expected volatility is based on the historical volatility our common stock over a period equal to the expected term of the option.

•
Expected Term: The non-public entity practical expedient to estimate the expected term for service-only vesting condition grants is applied. Under the practical expedient, the expected term is the midpoint between the vesting date and contractual term.

•
Risk-Free Interest Rate: Risk-free interest rate is the yield on U.S. Treasury zero-coupon issue with a remaining term equal to the expect term of the option at grant date.

We will continue to use judgment in evaluating the assumptions related to our stock-based compensation on a prospective basis. As we continue to accumulate additional data related to our common stock, we may refine our estimation process, which could materially impact our future stock-based compensation expense.

Stock Appreciation Rights Plan
Stock Appreciation Rights (“SARs”) granted are subject to vesting schedules as determined by our board of directors and typically vest 25% annually over a four-year vesting period. SARs granted typically provided for a term of ten years from the grant date. SARs vested during each fiscal year are typically cash-settled annually at or around fiscal year-end. In accordance with terms of the Plan, SARs are cash-settled based on the fair value of our common stock as of the previous fiscal year-end date relative to the strike price of the SARs granted.
We account for our liability and compensation expense associated with SARs granted based on the intrinsic value of the SARs outstanding and cash-settled throughout the year. Forfeitures are accounted for in the period in which they occur. We determine intrinsic value based on the fair value of our common stock relative to the strike price of the SARs granted. Compensation expense is recognized straight-line over the respective vesting schedule of SARs granted. For SARs cash-settled throughout the fiscal year, the difference between cash-settlement and the respective liability at time of settlement is recognized as compensation expense at the settlement date. Annually, as of September 30, we remeasure the liability and adjusts compensation expense recognized to date associated with its SARs outstanding to reflect the pro-rata portion of the respective vesting service period passed and total intrinsic value as of the remeasurement date.
Common Stock Valuations
Given the absence of a public trading market of our common stock, and in accordance with the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide, Valuation of Privately-Held Company Equity Securities Issued as Compensation, our board of directors exercised reasonable judgment and considered numerous and subjective factors to determine the best estimate of fair value of our common stock, including:
•
Independent third-party valuations of our common stock;

•
The prices at which we sold our common to outside investors in arms-length transactions;

•
Our results of operations, financial position, and capital resources;

•
Industry outlook;

•
The lack of marketability of our common stock;

•
The fact that the option grants involve illiquid securities in a private company;

•
The likelihood of achieving a liquidity event, such as an initial public offering or a sale of our Company, given prevailing market conditions;

•
The history and nature of our business, industry trends, and competitive environment; and

•
General economic outlook including economic growth, inflation and unemployment, interest rate environment, and global economic trends.

In valuing our common stock, the fair value of our business, or enterprise value, was determined using the market approach. The market approach estimates value based on a comparison of the subject company to comparable public companies in a similar line of business and secondary transactions of our capital stock. From the comparable companies, a representative market value multiple is determined and then applied to the subject company’s financial results to estimate the value of the subject company. The market approach also includes consideration of the transaction price of secondary sales of our capital stock by investors.
Application of this approach involves the use of estimates, judgment , and assumptions that may be highly complex and subjective, such as those regarding our expected future revenue, expenses, and future cash flows, discount rates , market multiples, the selection of comparable companies, and the probability of possible future events. Changes in any or all of these estimates and assumptions or the relationships between those assumptions impact our valuations as of each valuation date and may have a material impact on the valuation of our common stock.

Recently Adopted Accounting Pronouncements
See Note 1 to our financial statements included elsewhere in this proxy statement/prospectus for more information regarding recently issued accounting pronouncements.
Qualitative and Quantitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily related to fluctuations in interest rates. We do not hold or issue financial instruments for trading purposes. We have not and do not expect to significantly transact in or hold or issue significant financial instruments denominated in foreign currencies.
Interest Rate Risk
We also have a line-of-credit with a financial institution that provides for borrowings up to $6 million. Interest accrues at a floating interest rate equal to the “Wall Street Journal Prime Rate” plus one quarter percent. We did not have any outstanding borrowings under the line-of-credit as of September 30 and December 31, 2020. A hypothetical 10% change in interest rates would not result in a material impact on our financial statements.

TYCHE MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of the financial condition and results of operations of Tyche should be read together with Tyche’s audited financial statements as of and for the years ended April 30, 2020 and 2019 and unaudited condensed interim consolidated financial statements as of October 31, 2020 and for the six-month periods ended October 31,2019 and 2020 in each case together with related notes thereto, included elsewhere in this proxy statement/prospectus. Except where the context otherwise requires, the terms “we,” “us” and “our” in this discussion and analysis refer to Tyche prior to the Business Combination and to Tyche following the consummation of the Business Combination. The following discussion contains forward-looking statements that reflect future plans, estimates, beliefs and expected performance. The forward-looking statements are dependent upon events, risks and uncertainties that may be outside of Tyche’s control. Our actual results may differ significantly from those projected in the forward-looking statements. Factors that might cause future results to differ materially from those projected in the forward-looking statements include, but are not limited to, those discussed in the sections entitled “Risk Factors” and “Forward-Looking Statements; Market, Ranking and Other Industry Data” included elsewhere in this proxy statement/ prospectus. Certain amounts may not foot due to rounding.
Overview
Tyche is a Limited Liability Partnership incorporated in England & Wales under the Companies Act. The consolidated financial statements incorporate the financial statements of Tyche and its subsidiary undertakings (the “Company”) for the year ended April 30, 2020 and 2019. On May 30, 2020 the partnership changed its name from Reynold Porter Chamberlain Consulting LLP to RPC Tyche LLP. The principal activity of the Company is that of providing actuarial software sales and services, as well as actuarial consultancy support. All results derive from continuing activities.
Tyche Modelling platform is a modern, high quality and easy-to-use software platform. It runs at blisteringly fast speeds. Tyche is domain agnostic. Our focus to date includes the non-life and life insurance sectors, but we also provide solutions to other regulated sectors including the pension sector, including one of the UK’s largest schemes. Tyche addresses the complex challenges facing insurers; optimizing capital, pricing risks, responding to regulation and improving efficiency. It offers truly ground-breaking performance across a range of deployment options; whether using laptops or large-scale server grids, situated on premise, cloud hosted or SaaS. Under our Tyche Modelling Platform, we have multiple software offerings to help companies step up to the ever-changing demands of the regulatory and reporting environments. The three most material software offerings can be summarized as follows:
Tyche Capital Model
The Tyche Capital Model (“TCM”) is a capital model built using the Tyche modelling platform. It contains a suite of pre-built capital model functionality that can be used “out of the box” or to form the basis of a customized model implementation. TCM allows a general insurance company to forecast its performance into the future using Monte Carlo simulation, taking account of all material components of the business’ risk profile. TCM has been built to support businesses in their use of the model for:
•
Setting capital using a full Internal Model implementation under Solvency II

•
Forward Looking Assessment Of Own Risk (FLAOR),

•
Internal economic capital and risk profile assessment,

•
Capital allocation and risk-adjusted performance measurement

•
Business planning

•
Reinsurance analysis

Tyche Model Generator
Tyche Model Generator (“TMG”) is a Tyche project that automates the translation of Excel spreadsheets to fully operational executable Tyche models. TMG has been optimized to generate efficient

Tyche code to guarantee that models developed using TMG benefit from Tyche’s phenomenal speed, transforming performance on a fraction of the hardware.
TMG has been developed with life insurance models in mind, be they spreadsheets representing liability cash flow, asset, (risk neutral) interest rate models, or Economic Scenario Generators. These models have a common feature — variables with a time dimension where a spreadsheet representation can be built for a single policy, asset or simulation.
Tyche Pricing System
The Tyche Pricing System (“TPS”) is a web application capable of pricing complex US and International catastrophe and non-catastrophe, short and long tail, proportional and non-proportional reinsurance structures through an intuitive, easy-to-use workflow. TPS delivers an off-the-shelf, supported system through a scalable and secure web application that enables reinsurers to:
•
Grow premium volumes through faster quote turnaround

•
Reduce costs by improving efficiency and streamlining underwriting

•
Improve risk management of the pricing process

•
Rapidly deploy new rating factors or methods

Presentation of Financial Information
Tyche’s functional currency is the Sterling Pound, and its results of operations reported herein are presented in Sterling Pound. Based on the anticipated close of the Business Combination, Tyche’s results are expected to be reported as part of New QOMPLX, and the combined company’s results of operations and financial condition will be reported in U.S. dollars, will be subject to foreign currency transaction and translation risk and will be impacted by various factors, including those discussed in the sections of this proxy statement/prospectus entitled “Risk Factors” and “QOMPLX Management’s Discussion and Analysis of Financial Condition and Results of Operations — Key Factors Affecting Our Results.”
Factors Affecting Our Performance
We believe that our future success and financial performance depend on a number of factors that present significant opportunities for our business but also pose risks and challenges, including those discussed below and in the section of this proxy statement/prospectus titled “Risk Factors” that we must successfully address to sustain our growth, improve our results of operations, and establish and maintain profitability.
Impact of COVID-19
On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”), a global pandemic and recommended containment and mitigation measures worldwide. Although the global outbreak of the COVID-19 continues to rapidly evolve, the extent to which the COVID-19 may impact Tyche’s future business does not appear to be material given the nature of Tyche’s business. However, future impacts depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in other countries, business closures or business disruptions, and the effectiveness of actions taken in the United Kingdom and other countries to contain and treat the disease.
Technology innovation
We intend to continue to invest in our research and development capabilities to extend our software, to expand within existing accounts, and to gain new customers. Our investments in research and development drive core technology innovation and bring new products to market. We spent £3.8 million and £3.7 million on research and development, excluding the capitalized expenses of £2.8 million and £2.6 million, during the fiscal years ended April 30, 2020 and 2019 and £1.9 million and £2.1 million, excluding the capitalized expenses of £1.3 million and £1.5 million, for the six months ended October 31, 2020 and 2019, respectively.

Our research and development spend as a percent of total revenue was 9.1% and 11.7% for the year ended April 30, 2020 and 2019, and 13.7% and 15.3% for the six months ended October 31, 2020 and 2019, respectively. We expect to maintain current or higher levels of investment in product innovation over the coming years as we continue to introduce new product which address new industry use cases, and new features and functionality for the Tyche software. As our business scales over a longer-term horizon, we anticipate research and development spend as a percent of total revenue to decline.
International Expansion
The international market opportunity for Tyche software is large and growing, and we believe there is a significant opportunity to continue to grow our international customer base. We believe that the demand for our software will continue growing as international awareness of the benefits of digital transformation. We plan to continue to make investments to expand geographically by increasing our direct sales team in international markets and supplementing the direct sales effort with strategic partners to significantly expand our reach and market coverage.
Components of Results of Operations
Revenue
We generate revenues primarily from two sources: (1) sale of software licenses, and (2) implementation and related services.
Sales of Recurring Revenue.
Sales of our software licenses grant our customers the right to use our software, either on their own cloud instance or their internal hardware infrastructure. Our sales of software licenses contracts are generally non-cancelable and non-refundable, with most contracts with customers approximating 12 months in duration, with a default annual renewal position written into terms. Revenue from the sale of licenses is recognized upon the delivery of licenses in each performance obligation. Revenue arising from the sale of software license sales are typically recognized at a point in time, as the Company has determined that the license of the intellectual property is functional on the date which the license is granted.
Recurring revenue is defined as revenues related to a contract with a term over one year in length. For the determination of whether a contract has a term over one year in length, we include contracts with subsequent renewals and/or future unexercised customer options that result in a cumulative term of over one year in length.
Implementation and Related Services Revenue.
We offer a complete range of professional service support both onsite and remotely, such as implementation of the software, system consulting services, and post contract support. Revenue relating to post contract services is recognized, on a straight-line basis, over the contract period on the basis that the customer benefits from the services as the Company delivers them. The consulting services and implementation contracts are typically self-contained and constitute one clearly defined performance obligation. Consideration is typically on an agreed time and materials basis. The Company’s accounting approach is to recognize these services as they are satisfied over time given that the customer simultaneously receives and consumes the benefits provided by the Company. As a result, the Company applies the right to invoice practical expedient to recognize actuarial and other professional services revenues.
Cost of Revenue
Cost of revenue includes all direct contract costs such as labor, materials, and subcontractor costs and also includes amortization expense related to software directly attributable to contracts.
Sales and Marketing
Our sales and marketing expenses consist primarily of advertising and promotional events. We also expect to hire additional sales personnel to increase sales coverage of target industry vertical and geographic markets.

Research and Development
Our research and development efforts are aimed at continuing to develop and refine our software, including adding new features and modules, increasing functionality and speed, and enhancing the usability of our software. Research and development expenses consist primarily of employee-related costs, including salaries, bonuses, and benefits as well as specific elements of development that are completed through our outsourced partners.
We expect research and development expense to increase in absolute dollars as we continue to invest in our existing and future product offerings. We may experience variations from period to period with our total research and development expense as a percentage of revenue as we develop and deploy new applications targeting new use cases and new industries. Over a longer horizon, we anticipate that research and development expense as a percent of total revenue to decline.
General and Administrative
General and administrative expenses consist of expenses we incur in our normal course of business relating to office supplies, computer and technology, rent and utilities, insurance, legal and professional fees, city, state and property taxes and licenses, penalties and settlements and depreciation and impairment expenses.
We expect our general and administrative expense to increase in absolute dollars as we continue to grow our business, but these expenses as a percent of total revenue will decline over the long-term as we benefit from the scale of our business infrastructure.
Results of Operations
The following table summarizes our consolidated statements of operations data (Sterling Pound — £ in thousands, except percentage) for the fiscal year ended April 30, 2020 and 2019 and for the six months ended October 31, 2020 and 2019.
	Fiscal Year Ended April 30,		2020 vs. 2019
	2020	2019	£ Change	% Change
Revenue(1)	11,191	9,197	1,994	21.7%
Cost of revenue	4,220	3,531	689	19.5%
Gross profit	6,971	5,666	1,305	23.0%
Operating Expenses
Research and development	1,014	1,075	(61)	(5.7)%
Sales and marketing expenses	715	528	187	35.5%
General and administrative expenses	3,479	2,578	901	34.9%
Total expenses	5,208	4,181	1,027	24.6%
Operating income	1,763	1,485	278	18.7%
Interest expense (income)	112	61	51	84.4%
Net income	1,651	1,424	227	15.9%
Other comprehensive income (loss):
Foreign currency translation adjustments	(4)	(4)	(0.1)	2.7%
Comprehensive income	1,647	1,420	227	16.0%

	Six Months Ended October 31,		2020 vs. 2019
	2020	2019	£ Change	% Change
Revenue(1)	4,964	3,384	1,580	46.7%
Cost of revenue	2,241	1,908	333	17.4%
Gross profit	2,723	1,476	1,247	84.5%
Operating Expenses
Research and development	680	519	161	31.0%
Sales and marketing expenses	199	312	(113)	(36.2)%
General and administrative expenses	1,865	1,609	256	15.9%
Total expenses	2,744	2,440	304	12.5%
Operating income	(21)	(964)	943	(97.9)%
Interest expense (income)	(2)	38	(40)	(105.8)%
Net loss	(18)	(1,002)	984	(98.2)%
Other comprehensive income (loss):
Foreign currency translation adjustments	6	(9)	15	(157.9)%
Comprehensive loss	(12)	(1,011)	999	(98.8)%

(1)
Effective May 1, 2019, we adopted ASC 606, Revenue from Contracts with Customers, under the modified retrospective method. See Notes 3 to our consolidated financial statements included elsewhere in this prospectus for more information related to the impact of adoption of ASC 606. The adoption of ASC 606 did not have a material impact on our revenue, net loss, or cash flows for the year ended April 30, 2019.

Comparison of Fiscal Years Ended April 30, 2020 and 2019
Revenue
	Fiscal Year Ended April 30,		Change
(in thousands, except percentage)	2020	2019	Amount	%
Revenue:
Sale of software licenses	4,998	3,156	1,842	58.4%
Implementation and related services	6,193	6,041	152	2.5%
Total revenue	£11,191	£9,197	£1,994	21.7%
Depending on the timing of when subscription renewals occur, Tyche observes fluctuations in revenue recognized throughout the year. Typically, renewals will occur in the months of March and April as well as October through December. As a result, we saw a year over year increase of approximately £2.0 million in revenue, driven by new client wins, unwinding initial discounts in renewing contracts and product cross selling.
Cost of Revenue, Gross Profit and Gross Margin
	Fiscal Year Ended April 30,		Change
(in thousands, except percentage)	2020	2019	Amount	%
Cost of revenue	£4,220	£3,531	£689	19.5%
Gross profit	6,971	5,666	1,305	23.0%
Gross margin	62%	62%
The increase in cost of revenue was primarily due to an increase of £0.6 million of the amortization related to our developed technology, while the level of effort on our implementation projects remained relatively consistent.

The increase in gross profit was mainly due to the increase of revenue, offset by a modest increase in our cost of revenue for the period.
Operating Expenses
	Fiscal Year Ended April 30,		Change
(in thousands, except percentage)	2020	2019	Amount	%
Research and development	£1,014	£1,075	£(61)	(5.7)%
Sales and marketing expense	715	528	187	35.5%
General and administrative	3,479	2,578	901	34.9%
Total operating expenses	£5,208	£4,181	£1,207	24.6%
Research and Development.
The decrease in research and development expense was primarily due to an increased level of the development team personnel’s time being allocated to focus on the capitalization of internally developed software during the fiscal year 2020.
Sales and Marketing.
The increase in sales and marketing expense was primarily due to the increase in marketing spend related to our increased focus on brand awareness, market education, and demand creation using multiple channels to engage the market.
General and Administrative.
The increase in general and administrative expense was primarily due to increases of £0.5 million for higher personnel- related costs predominantly related to employees’ salaries, and £0.4 million in other general and administrative expenses predominantly related to higher IT costs supporting the growing business and recruitment related expenses.
Comparison of the Six Months Ended October 31, 2020 and 2019
Revenue
	Six Months Ended October 31,		Change
(in thousands, except percentage)	2020	2019	Amount	%
Revenue:
Sale of software licenses	£620	279	£341	122.2%
Implementation and related services	4,344	3,105	1,239	39.9%
Total revenue	£4,964	£3,384	£1,579	46.6%
The increase in total revenue was primarily due to the revenue growth from adding new clients and expanding existing Tyche software customers. Subscription renewals will typically occur in the months of March and April as well as October through December, predominantly being the second half of the financial year. As a result, we saw a year over year increase of approximately £1.6 million in revenue.
Cost of Revenue, Gross Profit and Gross Margin
	Six Months Ended October 31,		Change
(in thousands, except percentage)	2020	2019	Amount	%
Cost of revenue	£2,241	£1,908	£333	17.4%
Gross profit	2,723	1,476	1,247	84.5%
Gross margin	55%	44%

The increase in cost of revenue was primarily due to an increase of £0.3 million of the amortization related to our developed technology, while the level of effort on our implementation projects remained relatively consistent.
The increase in gross profit was mainly due to the increase of revenue, offset by a modest increase in our cost of revenue for the period.
Operating Expenses
	Six Months Ended October 31		Change
(in thousands, except percentage)	2020	2019	Amount	%
Research and development	£680	£519	£161	31.0%
Sales and marketing expense	199	312	(113)	(36.2)%
General and administrative	1,865	1,609	256	15.9%
Total operating expenses	£2,744	£2,440	£304	12%
Research and Development.
The increase in research and development expense was primarily due to higher personnel- related costs predominantly related to employees’ salaries.
Sales and Marketing.
The decrease in sales and marketing expense was primarily due to the limitations imposed on resources across Tyche in the year 2020 as a result of COVID-19.
General and Administrative.
The increase in research and development expense was primarily due to higher personnel- related costs predominantly related to employees’ salaries.
Liquidity and Capital Resources
Our primary sources of capital and liquidity are our cash flows from operations, availability of borrowing capacity under our bank credit facility, and related party loans from members. We generated cash flows from operations of £3.2 million, £3.1 million, £1.8 million, and £1.2 million for the year ended April 30, 2020 and 2019, and six months ended October 31, 2020 and 2019, respectively. Our bank credit facility was amended in June 2020, which increased our borrowing capacity from £2.0 million to £3.0 million. As of October 31, 2020, and April 30, 2020, we had an outstanding borrowing on our bank credit facility of £1.3 million and £1.0 million, respectively, leaving us with approximately £2 million of borrowing availability. As of October 31, 2020, and April 30, 2020, we had an outstanding related party loan from Reynolds Porter Chamberlain LLP of £3.6 million. The related party loan is interest bearing and unsecured. Our principal uses of cash in recent periods have been funding our operations and investing in product development. Our future capital requirements will depend on many factors, including our revenue growth rate, the timing and the amount of cash received from customers, the expansion of sales and marketing activities, the timing and extent of spending to support development efforts, and expenses associated with our international expansion. In the future, we may enter into arrangements to acquire or invest in complementary businesses, solutions, and technologies. We may be required to seek additional equity or debt financing. If we require additional financing, we may not be able to raise such financing on terms acceptable to us or at all. If we are unable to raise additional capital or generate cash flows necessary to expand our operations and invest in continued innovation, we may not be able to compete successfully, which would harm our business, results of operations, and financial condition.

The following table summarizes our cash flow for the periods indicated (in thousands, except percentage):
	Fiscal Year Ended April 30,		2020 vs. 2019
	2020	2019	£ Change	% Change
Net cash generated from operating activities	3,165	3,056	109	3.6%
Net cash used in investing activities	(3,015)	(2,628)	(387)	14.7%
Net cash used in financing activities	(72)	(981)	909	(92.7)%
	Six Months Ended October 31,		2020 vs. 2019
	2020	2019	£ Change	% Change
Net cash generated from operating activities	1,789	1,213	576	47.5%
Net cash used in investing activities	(1,291)	(1,618)	327	(20.2)%
Net cash (used in) generated from financing activities	(520)	624	(1,144)	(183.3)%
Operating Activities
Net cash generated from operating activities stay relatively consistent for the year ended April 30, 2020 when compared to the same period in 2019.
Net cash generated from operating activities stay relatively consistent for the six months ended October 31, 2020 when compared to the same period in 2019.
Investing Activities
Net cash used in investing activities stay relatively consistent for the year ended April 30, 2020 when compared to the same period in 2019. Net cash used in the investing activities was primarily attributable to the capitalization of internally developed intangible assets for the years ended April 30, 2020 and 2019.
Net cash used in investing activities stay relatively consistent for the six months ended October 31, 2020 when compared to the same period in 2019. Net cash used in the investing activities was primarily attributable to the capitalization of internally developed intangible assets for the six months ended October 31, 2020 and 2019.
Financing Activities
Net cash used in financing activities decreased by £0.9 million from the year ended April 30, 2019 to the year ended April 30, 2020. The decrease was primarily due to additional bank borrowings under our bank credit facility of £0.7 million and additional proceeds from related party loan of £0.5 million to fund the necessary costs as there was a material implementation project with 3rd party contractors during the year ended April 30, 2020. This was partially offset by an additional of £0.3 million of related party loan repayments.
Net cash used in financing activities increased by £1.1 million from the six months ended October 31, 2019 to the six months ended October 31, 2020. The increase was primarily due to additional bank borrowings under our bank credit facility of £0.5 million, additional proceeds from related party loan of £0.7 million, and additional capital contribution from partners of £0.3 million during the six months ended October 31, 2019 to fund the necessary costs as there were major internal projects commenced during that period. This was partially offset by a decrease in bank loan repayments of £0.4 million given the bank has granted a repayment deferral and extension of maturity date to April 2022 due to the COVID-19 impact.
Off-Balance Sheet Arrangements
We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Critical Accounting Policies and Estimates
Our consolidated financial statements and the accompanying notes thereto included elsewhere in this prospectus are prepared in accordance with GAAP. The preparation of consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, costs and expenses, and related disclosures. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could differ significantly from our estimates. To the extent that there are differences between our estimates and actual results, our future financial statement presentation, financial condition, results of operations and cash flows will be affected. See Note 2 to our consolidated financial statements appearing elsewhere in this prospectus for a description of our significant accounting policies.
Recently Adopted Accounting Pronouncements
See Note 3 to our consolidated financial statements included elsewhere in this proxy statement/prospectus for more information regarding recently issued accounting pronouncements.
Qualitative and Quantitative Disclosures about Market Risk
We are exposed to market risks in the ordinary course of our business. Market risk represents the risk of loss that may impact our financial position due to adverse changes in financial market prices and rates. Our market risk exposure is primarily related to fluctuations in foreign currency exchange. We do not hold or issue financial instruments for trading purposes. We have not and do not expect to significantly transact in or hold or issue significant financial instruments denominated in foreign currencies.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT OF NEW QOMPLX
The following table sets forth information regarding (i) unless otherwise indicated in the footnotes below, the actual beneficial ownership of Tailwind common stock as of the date of this proxy statement/prospectus (the “Ownership Date”), which is prior to the consummation of the Business Combination (“pre-business combination”) and (ii) expected beneficial ownership of New QOMPLX Common Stock immediately following the consummation of the Business Combination (“post-business combination”), assuming that (x) no shares of Class A Common Stock are redeemed and (y) 13,469,121 shares of Class A Common Stock are redeemed for an aggregate payment of approximately $134,691,210 from the Trust Account, which is the maximum amount of redemptions such that the Aggregate Transaction Proceeds would equal no less than $200,000,000, by:
•
each person who is, or is expected to be, the beneficial owner of more than 5% of issued and outstanding Tailwind Shares or of New QOMPLX Common Stock;

•
each of Tailwind’s current executive officers and directors;

•
each person who will (or is expected to) become an executive officer or director of New QOMPLX following the consummation of Business Combination; and

•
all executive officers and directors of Tailwind as a group pre-business combination and all executive officers and directors of New QOMPLX post-business combination.

The beneficial ownership of Tailwind Shares pre-business combination is based on 33,421,570 shares of Class A Common Stock issued and outstanding as of the Ownership Date. The ownership percentages listed below do not include any such shares of Class A Common Stock that may be purchased after the date of this proxy statement/prospectus. The beneficial ownership of New QOMPLX Common Stock post-business combination is based on 142,628,677 shares of New QOMPLX Common Stock issued and outstanding immediately following consummation of the Business Combination (assuming no redemptions).
See “Basis of Presentation and Glossary” for information with respect to assumptions underlying New QOMPLX share calculations and ownership percentages.
	Prior to Business Combination		Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%
Directors and officers Prior to the Business Combination:
Philip Krim(2)	8,355,393	20%	7,519,854	5.3%	7,519,854	5.8%
Chris Hollod	—	—	—	—	—	—
Matt Eby	—	—	—	—	—	—
Alan Sheriff	—	—	—	—	—	—
Wisdom Lu	—	—	—	—	—	—
Neha Parikh	—	—	—	—	—	—
Will Quist	—	—	—	—	—	—
All directors and officers prior to the Business Combination (seven persons)	8,355,393	20%	7,519,854	5.3%	7,519,854	5.8%
Directors and officers after the Business Combination:
Jason Crabtree	—	—
Andrew Sellers	—	—
Andrew Jaquith	—	—

	Prior to Business Combination		Assuming No Redemptions		Assuming Maximum Redemptions
Name and Address of Beneficial Owners(1)	Number of Shares	%	Number of Shares	%	Number of Shares	%

All directors and officers after the Business Combination as a group (10 persons)
Tailwind Sponsor LLC(2)	8,355,393	20%	7,519,854	5.3%	7,519,854	5.8%
Integrated Core Strategies (US) LLC(3)	2,341,133	7.0%	2,341,133	1.6%	2,341,133	1.8%
Polar Asset Management Partners(4)	3,000,000	9.0%	4,097,521	2.9%	4,097,521	3.2%
Magnetar Financial LLC(5)	2,917,793	8.7%	2,917,793	2.0%	2,917,793	2.3%
Glazer Capital, LLC(6)	2,594,602	7.8%	3,334,602	2.3%	3,334,602	2.6%
Cannae Holdings, LLC(7)	—	—
683 Capital Management, LLC(8)	2,184,989	6.5%	2,184,989	1.5%	2,184,989	1.7%

(1)
Unless otherwise noted, the business address of the Sponsor and each of the directors and executive officers of Tailwind is 1545 Courtney Avenue, Los Angeles, California 90046. Unless otherwise noted, the business address of each of the executive officers of QOMPLX is 1775 Tysons Blvd., Suite 800, Tysons, VA 22102.

(2)
The Sponsor is the record holder of 8,355,393 shares of Class B Common Stock. Philip Krim has voting and investment discretion with respect to such shares of Class B Common Stock and, accordingly, may be deemed to the beneficial holder thereof.

(3)
Pursuant to the Schedule 13G/A filed by Integrated Core Strategies (US) LLC (“Integrated Core Strategies”) on February 1, 2021, (i) Integrated Core Strategies beneficially owns 1,200,000 shares of Class A Common Stock and (ii) ICS Opportunities, Ltd (“ICS Opportunities”) beneficially owns 1,141,133 shares of Class A Common Stock as a result of holding 1,141,133 of Tailwind’s units. Millennium International Management LP (“Millennium International Management”) is the investment manager to ICS Opportunities and may be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Management LLC (“Millennium Management”), is the general partner of the managing member of Integrated Core Strategies and may be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Management is also the general partner of the 100% owner of ICS Opportunities and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. Millennium Group Management LLC (“Millennium Group Management”) is the managing member of Millennium Management and may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies. Millennium Group Management is also the general partner of Millennium International Management and may also be deemed to have shared voting control and investment discretion over securities owned by ICS Opportunities. The managing member of Millennium Group Management is a trust of which Israel A. Englander, a United States citizen (“Mr. Englander”), currently serves as the sole voting trustee. Therefore, Mr. Englander may also be deemed to have shared voting control and investment discretion over securities owned by Integrated Core Strategies and ICS Opportunities. The foregoing should not be construed in and of itself as an admission by Millennium International Management, Millennium Management, Millennium Group Management or Mr. Englander as to beneficial ownership of the securities owned by Integrated Core Strategies or ICS Opportunities, as the case may be. The address of the principal business office of Integrated Core Strategies and Mr. Englander is c/o Millennium Management LLC, 666 Fifth Avenue, New York, New York 10103. The address of the principal business office of ICS Opportunities is c/o Millennium International Management LP, 666 Fifth Avenue, New York, New York 1010. The address of the principal business office of each of Millennium International Management, Millennium Management, and Millennium Group Management is 666 Fifth Avenue New York, New York 10103. With respect to maximum redemptions, assumes no shares are redeemed by the holder.

(4)
The registered holders of the referenced shares are funds (the “Funds”) under management by Polar Asset Management Partners Inc. (“PAMPI”). PAMPI serves as investment advisor of the Funds and has control and discretion over the shares held by the Funds. As such, PAMPI may be deemed the beneficial owner of the shares held by the Funds. PAMPI disclaims any beneficial ownership of the reported shares other than to the extent of any pecuniary interest therein. The business address of the Funds is c/o Polar Asset Management Partners Inc., 401 Bay Street, Suite 1900, Toronto, Ontario M5H 2Y4. With respect to maximum redemptions, assumes no shares are redeemed by the holder.

(5)
Pursuant to the Schedule 13G filed by Magnetar Financial LLC on February 12, 2021, (i) 2,917,793 units are held for the account of Magnetar Constellation Master Fund, Ltd; (ii) 36,793 units are held for the account of Magnetar Capital Master Fund Ltd; (iii) 347,280 units are held for the account of Magnetar Xing He Master Fund Ltd; (iv) 281,006 units are held for the account of Magnetar Constellation Fund II, Ltd; (v) 262,450 units are held for the account of Magnetar SC Fund Ltd; (vi) 387,046 units are held for the account of Magnetar Structured Credit Fund, LP; (vii) 230,000 units are held for the account of Magnetar Systematic Multi-Strategy Master Fund Ltd; (viii) 204,126 Units held for the account of Magnetar Lake Credit Fund LLC; (ix) 127,248 units are held for the account of Purpose Alternative Credit Fund Ltd; and (x) 63,624 units are held of the account of Purpose Alternative Credit Fund — T LLC (collectively, the “Magnetar Funds”). Magnetar Financial LLC serves as the investment adviser to the Magnetar Funds, and as such, Magnetar Financial LLC exercises voting and investment power over the units held for the Magnetar Funds’ accounts. Magnetar Capital Partners LP serves as the sole member and parent holding company of Magnetar Financial LLC. Supernova Management LLC is the general partner of Magnetar Capital Partners LP. The manager of Supernova Management LLC is Alec N. Litowitz. The address of the principal business office of each of Magnetar Financial LLC, Magnetar Capital Partners LP, Supernova Management LLC, and Mr. Litowitz is 1603 Orrington Avenue, 13th Floor, Evanston, Illinois 60201. With respect to maximum redemptions, assumes no shares are redeemed by the holder.

(6)
Immediately after consummation of the Business Combination, consists of (i) 2,594,602 shares of Class A Common Stock; and (ii) 750,000 shares of Class A Common Stock expected to be acquired in the PIPE Financing. The shares of Class A Common Stock reported are held by certain funds and managed accounts to which Glazer Capital, LLC serves as investment manager. Paul J. Glazer serves as the Managing Member of Glazer Capital, LLC. The address of the business office of each of the reporting persons is 250 West 55th Street, Suite 30A, New York, New York 10019. Each of the reporting persons disclaims beneficial ownership of the shares reported herein except to the extent of its or his pecuniary interest therein. With respect to maximum redemptions, assumes no shares are redeemed by the holder.

(7)
Cannae Holdings, LLC (a wholly-owned subsidiary of Cannae Holdings, Inc.) has shared voting power over        shares and shared dispositive power over        shares. The address of Cannae Holdings, Inc. and Cannae Holdings, LLC is 1701 Village Center Circle, Las Vegas, Nevada 89134.

(8)
Pursuant to the Schedule 13G filed by 683 Capital Management, LLC on March 22, 2021, 683 Capital Partners, LP beneficially owns 2,184,989 shares of Class A Common Stock. 683 Capital Management, LLC is the investment manager of 683 Capital Partners, LP and Ari Zweiman is the Managing Member of 683 Capital Management, LLC. Accordingly, each of 683 Capital Management, LLC and Ari Zweiman may be deemed to beneficially own such shares. The reporting persons disclaim beneficial ownership of such shares except to the extent of their pecuniary interest therein. The principal business address for each of the reporting persons is 3 Columbus Circle, Suite 2205, New York, NY 10019. With respect to maximum redemptions, assumes no shares are redeemed by the holder.

NEW QOMPLX MANAGEMENT AFTER THE BUSINESS COMBINATION
The following is a list of the persons who are anticipated to be New QOMPLX’s directors and executive officers following the Business Combination and their ages and anticipated positions following the Business Combination.
Name	Age	Position
Jason Crabtree	34	Co-Founder, Chief Executive Officer and Director
Andrew Sellers	39	Co-Founder, Chief Technology Officer
Andrew Jaquith	51	Chief Information Security Officer & General Manager, Cyber
John Ferrari	55	Chief Financial Officer and Chief Administrative Officer
		Director(1)
		Director(1)
		Director(2)
		Director(2)
		Director(2)
		Director(3)

(1)
To be determined by QOMPLX prior to the effectiveness of the Registration Statement.

(2)
To be determined by Sponsor after reasonably consulting with QOMPLX and prior to the effectiveness of the Registration Statement.

(3)
To be determined by Cannae prior to the effectiveness of the Registration Statement.

Jason Crabtree, a Co-Founder of QOMPLX, has served as our Chief Executive Officer and as a member of our board of directors since our inception in 2015. Prior to co-founding QOMPLX, Mr. Crabtree served with distinction in the U.S. Army from 2008 to 2014, achieving the rank of Captain. Over the course of his military career, Mr. Crabtree had a range of experience from combat Infantry leader in Afghanistan to acting as Special Advisor to the Commanding General of Army Cyber Command in support of full spectrum operational cybersecurity missions including research and development, strategic risk management, and digital transformation initiatives. He has extensive experience helping global organizations navigate challenging problems in cybersecurity and risk management, is a lead inventor on more than 30 issued or allowed patents in the field, and a published author and speaker on topics of cybersecurity, critical infrastructure, risk management, and risk finance. Mr. Crabtree received a Master of Science by Research from the University of Oxford and a Bachelor’s degree in Civil Engineering from the United States Military Academy at West Point, where he was also selected as the First Captain and Brigade Commander of the Corps of Cadets and elected as a Rhodes Scholar.
We believe Mr. Crabtree is qualified to serve on the board of directors of New QOMPLX due, among other things, to his role as Co-Founder of QOMPLX and Chief Executive Officer since inception driven by his strategic vision, domain expertise, and leadership in demanding public and private sector roles.
Andrew Sellers, a Co-Founder of QOMPLX, has served as our Chief Technology Officer and a member of our board of directors since inception. Prior to that, he has led enterprise network modernization and design efforts for the Air Force and large DoD initiatives from 2012 to 2014. Dr. Sellers was also an assistant professor of Computer Science at the Air Force Academy and simultaneously served as the Academy’s Chief Technology Officer from 2014 to 2016. Dr. Sellers is co-author of over a dozen peer-reviewed publications including best paper at Very Large Databases and is a highly recognized cybersecurity and analytics expert with broad exposure and leadership roles in both commercial and DoD science and technology analytics initiatives and a lead inventor on more than 30 allowed or issued patents. Since 2011, he also serves as a member on the board of advisors for The Dakota Foundation. Dr. Sellers was valedictorian of his class at the United States Air Force Academy, where he received a Bachelor’s degree in Computer Science and was elected as a Truman Scholar supporting later studies at the University of Oxford where he received both a Master of Science and a Doctorate (Ph.D.) degree in Computer Science.

John Ferrari has served as our Chief Administrative Officer since November 2019 and assumed additional responsibilities as our Chief Financial Officer since January 2021 and. Mr. Ferrari joined QOMPLX after a distinguished 32-year career in the U.S. Army, having retired as a Major General. Over the course of his military career, he ran business operations, implemented data analytics and led numerous financial management activities across the DoD. He brings a wealth of expertise in finance, information technology, data science, and computer science. Mr. Ferrari currently serves as a member of the advisory board of General Motors Defense, since September 2019, and as a member of the board of the non-profit American Armed Forces Mutual Aid Association, since June 2020. He is also currently a member of an academic study panel titled “Energy Challenges and Opportunities for Future Data-Driven Operations in the United States Air Force” and an adjunct professor at the non-profit education institute Strategic Education International. Mr. Ferrari received a Master’s in National Resource Strategy and Policy from the Industrial College of the Armed Forces, a Master of Business Administration in Finance and Strategic Management degree from the Wharton School of the University of Pennsylvania and a Bachelor’s degree in Computer Science from the United States Military Academy at West Point.
Andrew Jaquith has served as our Chief Information Security Officer and General Manager of the Cyber Business Unit since October 2019. Prior to joining QOMPLX, he was a managing director of global cyber risk for JP Morgan Chase from May 2018 to June 2019 and a managing director of Technology Risk Analytics and Measurement for Goldman Sachs from August 2015 to May 2018. From October 2010 to December 2014 he served as the Chief Technology Officer of SilverSky, which was acquired by BAE Systems in 2014. From 2014 to August 2015, he served as Strategy Director for Applied Technology at BAE Systems. In 1999, he co-founded the boutique consultancy @stake, where he worked with clients on multi-year security assessment and transformation programs. He has also been a member of the technical advisory boards of a number of security technology companies, including FrameCyber and Panaseer. Mr. Jaquith received a Bachelor’s degree in Economics and Political Science from Yale University. His book, “Security Metrics: Replacing Fear, Uncertainty, and Doubt” is a best-seller in the field of information security and risk metrics.
Classified Board of Directors
In connection with the Business Combination, the New QOMPLX board of directors will be reconstituted and initially be comprised of seven members. We believe it is in the best interests of New QOMPLX for the New QOMPLX board of directors to be classified into three classes, each comprising as nearly as possible one-third of the directors to serve three-year terms. Each Class I director, consisting of       ,        and         , will have a term that expires at New QOMPLX’s annual meeting of stockholders in 2022, each Class II director, consisting of        and       , will have a term that expires at New QOMPLX’s annual meeting of stockholders in 2023 and each Class III director, consisting of        and       , will have a term that expires at New QOMPLX’s annual meeting of stockholders in 2024, or in each case until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death.
Committees of the Board of Directors and Independence
The standing committees of New QOMPLX board of directors shall consist of an audit committee, a compensation committee and a nominating and corporate governance committee. Each of the committees will report to the New QOMPLX board of directors as they deem appropriate and as the New QOMPLX board of directors may request. The composition, duties and responsibilities of these committees are set forth below. The New QOMPLX board of directors may also convene additional committees as necessary and in accordance with the organizational documents of New QOMPLX.
We anticipate that Messrs.        will be “independent directors,” as defined in the NYSE standards and applicable SEC rules.
Audit Committee
The purpose of the audit committee of New QOMPLX’s board of directors will be to prepare the audit committee report required by the SEC to be included in New QOMPLX’s proxy statement and to assist New QOMPLX’s board of directors in overseeing and monitoring (i) the quality and integrity of New

QOMPLX’s financial statements, (ii) New QOMPLX’s compliance with legal and regulatory requirements, (iii) New QOMPLX’s independent registered public accounting firm’s qualifications and independence, (iv) the performance of New QOMPLX’s internal audit function and (v) the performance of New QOMPLX’s independent registered public accounting firm.
We anticipate the audit committee of New QOMPLX will consist of Messrs.        and       , each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to audit committee membership. We anticipate that        will serve as chair of the audit committee. Each member of the audit committee is financially literate and we have determined that Messrs.        and        each qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The New QOMPLX board will adopt a written charter for the audit committee, which will be available on New QOMPLX’s website at www.qomplx.com. The information on such website is not part of this proxy statement/prospectus.
Compensation Committee
The purpose of the compensation committee of New QOMPLX’s board of directors will be to assist New QOMPLX’s board of directors in discharging its responsibilities relating to (i) setting New QOMPLX’s compensation program and compensation of New QOMPLX’s executive officers and directors, (ii) monitoring New QOMPLX’s incentive and equity-based compensation plans and (iii) preparing New QOMPLX’s compensation committee report required to be included in New QOMPLX’s proxy statement under the rules and regulations of the SEC.
We anticipate the compensation committee of New QOMPLX’s board of directors will consist of Messrs.       ,        and       , each of whom qualifies as an independent director according to the rules and regulations of NYSE with respect to compensation committee membership. We anticipate that        will serve as chair of the compensation committee. The New QOMPLX board will adopt a written charter for the compensation committee, which will be available on New QOMPLX’s corporate website at www.qomplx.com. The information on such website is not part of this proxy statement/prospectus.
Nominating and Governance Committee
The primary purposes of the nominating and governance committee of New QOMPLX’s board of directors will be to assist New QOMPLX’s board in: (i) identifying individuals qualified to become new board of directors members, consistent with criteria approved by the board of directors, (ii) reviewing the qualifications of incumbent directors to determine whether to recommend them for reelection and selecting, or recommending that the board of directors select, the director nominees for the next annual meeting of stockholders, (iii) identifying members of the board of directors qualified to fill vacancies on any board of directors committee and recommending that the board of directors appoint the identified member or members to the applicable committee, (iv) reviewing and recommending to the board of directors corporate governance principles applicable to New QOMPLX, (v) overseeing the evaluation of New QOMPLX’s board of directors and management and (vi) handling such other matters that are specifically delegated to the committee by New QOMPLX’s board of directors from time to time.
We anticipate the nominating and governance committee of the New QOMPLX board will consist of Messrs.            ,             and            , each of whom qualifies as an independent director according to the rules and regulations of the SEC and NYSE with respect to nominating and governance committee membership. We anticipate that             will serve as chair of the nominating and governance committee. The New QOMPLX board of directors will adopt a written charter for the nominating and governance committee, which will be available on New QOMPLX’s corporate website at www.qomplx.com. The information on such website is not part of this proxy statement/prospectus.
Code of Ethics
The New QOMPLX board of directors will adopt a Code of Ethics applicable to New QOMPLX’s management team and employees in accordance with applicable federal securities laws. A copy of the Code of Ethics, and any future amendments or waivers will be filed with the SEC and provided without charge upon request from New QOMPLX.

Compensation Committee Interlocks and Insider Participation
None of the expected members of New QOMPLX’s compensation committee has at any time been an officer or employee of Tailwind or QOMPLX, other than as disclosed in this proxy statement/prospectus. Additionally, none of our executive officers currently serves, or has served during the last year, as a member of the board of directors or compensation committee of any entity that has one or more executive officers that will serve as a member of our board of directors or compensation committee.
Communications with the Board of Directors
Following the completion of the Business Combination, interested parties wishing to communicate with the New QOMPLX board of directors or with an individual member or members of the New QOMPLX board of directors may do so by writing to the New QOMPLX board of directors or to the particular member or members of the New QOMPLX board of directors, and mailing the correspondence to QOMPLX, Inc., c/o                         . Each communication should set forth (i) the name and address of the stockholder as it appears in our register, and if the shares of New QOMPLX Common Stock are held by a nominee, the name and address of the beneficial owner of such shares, and (ii) the number of shares of New QOMPLX Common Stock that are owned of record by the record holder and beneficially by the beneficial owner.

THE BUSINESS COMBINATION
The following is a discussion of the Business Combination and the material terms of the Business Combination Agreement among Tailwind, Merger Sub and QOMPLX. You are urged to read carefully the Business Combination Agreement in its entirety, a copy of which is attached as Annex A to this proxy statement/prospectus. This summary does not purport to be complete and may not contain all of the information about the Business Combination Agreement that is important to you. We encourage you to read the Business Combination Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about Tailwind or QOMPLX. Such information can be found elsewhere in this proxy statement/prospectus.
Terms of the Business Combination
Transaction Structure
Tailwind’s and QOMPLX’s boards of directors have approved the Business Combination Agreement. The Business Combination Agreement provides for the merger of Merger Sub, a wholly owned subsidiary of Tailwind, with and into QOMPLX, with QOMPLX as the surviving company in the Merger and, after giving effect to such merger, QOMPLX will be a wholly owned subsidiary of Tailwind.
Merger Consideration
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the time the Business Combination is effective (the “Effective Time”), each outstanding share of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be exchanged for the right to receive shares of New QOMPLX Common Stock and outstanding vested QOMPLX options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied fixed pre-transaction equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes issued under the Bridge Financing Agreement. Unvested QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of New QOMPLX Common Stock as described in this paragraph.
Certain Financial Analysis
Comparable Public Companies
Tailwind’s management primarily relied upon a comparable company analysis to assess the value that the public markets would likely ascribe to New QOMPLX following a business combination with QOMPLX, and this analysis was presented to the Tailwind board of directors. The selected companies were chosen because they were determined by Tailwind’s management to be leaders in their particular sector (but, for the avoidance of doubt, each of the selected companies is not necessarily a direct competitor of QOMPLX or directly comparable to QOMPLX). These companies were selected by Tailwind’s management as the publicly traded companies having businesses with similar business functions and roles, margins and growth rates. While these companies may share certain characteristics that are similar to those of QOMPLX, the Tailwind board of directors recognized that no company was identical in nature to QOMPLX. In addition, Tailwind’s management does not have access to non-public information of any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of QOMPLX and the Business Combination cannot rely solely upon a quantitative review of the comparable publicly traded companies, but involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of QOMPLX. Therefore, the selected public companies analysis is subject to certain limitations.

The selected companies can be summarized as follows:
•
C3.ai, Inc.:   C3.ai is an enterprise AI software provider for accelerating digital transformation. The C3.ai platform supports configurable, pre-built, high value AI applications for predictive maintenance, fraud detection, sensor network health, supply chain optimization, energy management, anti-money laundering, and customer engagement

•
Palantir Technologies Inc.:   Palantir builds software that lets organizations integrate their data, decisions and their operations into one platform. Palantir’s software assists organizations to answer complex questions by bringing the data to the people who need it

•
Splunk Inc.:   Splunk provides a data platform for investigating, monitoring, analyzing and acting on customer data

•
Crowdstrike Holdings, Inc.:   CrowdStrike is a cybersecurity company protecting customers from cyber threats through its Security Cloud to stop breaches. CrowdStrike provides cloud-delivered solutions for endpoint protection

Tailwind’s management and board of directors reviewed, among other things, 2022 estimated revenue and revenue growth rates, as well as 2022 estimated gross margins and EBITDA margins, with respect to the select comparable companies, calculated using publicly available information, as detailed below:
	QOMPLX(1)	C3.ai(2)	Palantir	Splunk	Crowdstrike(3)
2022E Revenue (in millions)	$210	$318	$1,907	$3,225	$1,606
2022E Revenue Growth	49%	35%	30%	25%	31%
2022E Gross Margin	56%(4)	76%	81%	78%	76%
2022E EBITDA Margin	7%(5)	(31%)	26%	14%	13%

(1)
Metrics reflect QOMPLX on a pro forma basis after giving effect to the Hyperion Gray, Sentar and Tyche acquisitions, but before giving effect to the Business Combination.

(2)
The fiscal year of C3.ai ends in April 2023, therefore the metrics shown for C3.ai represent metrics for fiscal year 2023E.

(3)
Based on Crowstrike December 2020 Investor Presentation.

(4)
Excludes allocated depreciation associated to the cost of revenue.

(5)
Excludes stock-based compensation and acquisition-related costs.

Tailwind’s board of directors also reviewed, among other things, the enterprise values, defined as market capitalization (stock price multiplied by the total number of outstanding shares) plus net debt, as multiples of estimated revenue for calendar years 2021 and 2022 with respect to each such selected comparable company. The multiples for the selected comparable companies are summarized in the table below:
	QOMPLX(1)	C3.ai(2)	Palantir	Splunk	Crowdstrike
Enterprise Value ($B)	$1.28	$15.5	$55.98	$24.18	$51.26
2021E Valuation Multiples	8.3x	66.0x	38.0x	9.3x	41.7x
2022E Valuation Multiples	5.6x	48.8x	29.3x	7.5x	31.8x

(1)
Pro forma for Hyperion Gray, Sentar and Tyche acquisitions. Calculations based on fiscal year.

(2)
Calculations based on estimated 2023 fiscal year metrics, which concludes in April 2023.

The Tailwind board of directors concluded that QOMPLX’s 2021 and 2022 estimated enterprise values as multiples of revenue were an attractive valuation relative to 2021 and 2022 estimated enterprise values as multiples of revenue of the selected comparable companies.
The results of the above referenced analysis supported the Tailwind board of directors’ determination, based on a number of factors, that it was fair to and in the best interests of Tailwind and its stockholders., and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which Tailwind is or will be a party and to consummate the transactions contemplated thereby (including the Merger). For additional information, see the section entitled “— The Tailwind Board of Directors’ Reasons for the Business Combination”.
Background of the Business Combination
Tailwind is a blank check company incorporated on May 29, 2020 as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. In conducting a targeted search for a business combination target, as described in greater detail below, Tailwind utilized the global network and investing, industry and sector, and transaction experience of Sponsor, Tailwind’s management and the Tailwind board of directors as well as Tailwind’s advisors. The terms of the Business Combination Agreement and the related ancillary documents are the result of extensive negotiations among Tailwind, QOMPLX and their respective representatives and advisors.
In June 2020, prior to the closing of Tailwind’s initial public offering, Tailwind issued 8,625,000 shares of the Class B Common Stock to Sponsor in exchange for a capital contribution of $25,000. On September 3, 2020, Tailwind completed its initial public offering of 30,000,000 shares of Tailwind common stock at a price of $10.00 per share generating gross proceeds of $300 million before underwriting discounts and expenses. On October 24, 2020, Sponsor forfeited 269,607 shares of its Class B Common Stock to Tailwind as the result of the expiration of the underwriter’s overallotment option. Simultaneously with the closing of the initial public offering, Tailwind completed the private sale of an aggregate of 9,700,000 warrants at a price of $1.00 per warrant, or $9.7 million in the aggregate, in a private placement to Sponsor. Each whole warrant entitles the holder thereof to purchase one share of Class A Common Stock at a price of $11.50 per share, subject to certain adjustments.
Prior to the consummation of Tailwind’s initial public offering, neither Tailwind, nor any authorized person on its behalf, initiated any substantive discussions, formal or otherwise, with respect to a business combination involving Tailwind.
Following the consummation of its initial public offering, Tailwind’s officers and directors commenced an active search for potential business combination targets, leveraging its officers’ and directors’ and Sponsor’s relationships with leading technology company founders, executives of private and public companies, venture capitalists and growth equity fund managers, as well as the extensive network and relationships of Jefferies LLC (“Jefferies”), its financial advisor and its placement agent in connection with the PIPE. The focus of this search was potential business combinations targets in the technology and direct-to-consumer sectors, which Tailwind’s directors and officers believed, based on their experiences, could satisfy all (or a portion of) certain key criteria for a business combination target, including, among others: (a) an enterprise value between approximately $750 million to $2 billion, with a focus on founder-led, late-stage growth equity opportunities with defensible market positions; (b) a strong, experienced management team with a track record of driving growth and founders that have a long-term vision for the future of their businesses; (c) a scalable platform pursuing large market opportunities in industries with the potential for disruption and technological advancements and horizontal and/or vertical consolidation; (d) consistent organic revenue growth with scalable unit economics and potential for future top line and margin expansion; and (e) the ability to generate attractive returns on capital and has a compelling use for capital to achieve its growth strategy.
During this search, representatives or advisors of Tailwind initiated contact with or were contacted by various representatives and advisors of more than 260 companies with respect to a potential business combination. Tailwind entered into non-disclosure agreements with 38 of these potential business combination targets, including QOMPLX, for purposes of performing due diligence and further evaluating and analyzing these companies as potential business combination targets, and Tailwind submitted non-binding term sheets to six potential business combination targets (including QOMPLX) that Tailwind believed, based on, among other things, its and its advisors’ preliminary due diligence and evaluation and analysis, were most suitable for a business combination. Tailwind engaged in varying levels of discussions, due diligence, evaluation, analysis and negotiations with these potential business combination targets, as well as the business combination targets with whom it entered into non-disclosure agreements with, based on, among other factors, interest from, and due diligence access granted by, such target, Tailwind’s representatives’ and advisors’ beliefs as to which targets could best satisfy Tailwind’s key criteria for a business combination target, the receptivity to, or preparedness of, such target with respect to a business combination and the terms on which such target was willing to consider a potential business combination. This due diligence, evaluation and analysis involved, among other things, due diligence with respect to, and evaluating and analyzing, each target’s business (including its existing and potential product or service offerings), technology, historical and projected future performance (as well as other financial information and growth opportunities), the management team (as well as its ability to lead a public company) and competitive positioning.
On December 14, 2020, Matthew Eby, the Chief Financial Officer of Tailwind and a member of the Tailwind board of directors, contacted Jason Crabtree, the Chief Executive Officer of QOMPLX, via telephone to discuss matters unrelated to a potential business combination between Tailwind and QOMPLX. These matters included, in light of Mr. Eby’s prior investment in QOMPLX as part of a prior equity financing round of QOMPLX (which represented 0.6% of the outstanding shares of QOMPLX on a fully diluted basis and the amount of such investment is not material to Mr. Eby), an update with respect to the business of QOMPLX. During the course of their conversation, Mr. Crabtree indicated to Mr. Eby that QOMPLX was in the process of considering strategic transactions, and Mr. Eby indicated that, if Mr. Crabtree saw fit, Tailwind would have potential interest in exploring a business combination involving Tailwind and QOMPLX as a potential strategic alternative for QOMPLX. Mr. Crabtree and Mr. Eby determined that additional discussions and the exploration of a potential business combination were warranted and that, in order to facilitate the discussions and exploration of such a transaction, the parties should enter into a non-disclosure agreement. The terms of a potential business combination were not discussed during this conversation.
On December 15, 2020, QOMPLX executed a non-disclosure agreement with Tailwind under which QOMPLX and Tailwind agreed to exchange confidential information for purposes of further evaluating and, each party saw fit, negotiating, pursuing and consummating a potential business combination transaction.
On December 16, QOMPLX provided Tailwind with access to an online data room for purposes of conducting further business and financial due diligence with respect to QOMPLX and its business.
On December 21, 2020, representatives of Tailwind and QOMPLX held a virtual meeting to introduce Tailwind to the senior management team of QOMPLX and to further discuss and explore a potential business combination between Tailwind and QOMPLX. At the meeting, representatives of QOMPLX discussed, and presented a management presentation that included an overview of, QOMPLX’s business and strategic prospects, including potential growth opportunities, as well as the potential acquisitions of Sentar and RPC Tyche. Representatives of Tailwind and QOMPLX also discussed the potential terms of a business combination between the parties, as well the potential benefits and structure of such a business combination. At the conclusion of the meeting, the representatives of both Tailwind and QOMPLX expressed interests in further exploring a potential business combination.
On December 30, 2020, Tailwind provided QOMPLX with a draft term sheet with respect to a potential business combination.
Between December 30, 2020 and January 7, 2021, representatives of Tailwind and Kirkland & Ellis LLP (“K&E”), counsel to Tailwind, on the one hand, and representatives of QOMPLX and King & Spalding LLP (“K&S”), counsel to QOMPLX, on the other hand, exchanged multiple revised drafts of the term sheet. Over the same period of time, the representatives and advisors for Tailwind and QOMPLX held numerous conference calls regarding the revised drafts of the term sheet and came to agreement on the outstanding business issues, including, among others: (a) the pre-transaction equity value ascribed to QOMPLX (which the parties agreed would be $850 million, subject to confirmatory due diligence and appropriate representations, warranties and covenants (and related closing bring-down standards) to provide additional comfort that there are not significant change of control payments or other stockholder “leakage” related to the transaction); (b) the key closing conditions (including the amount and components of the minimum proceeds condition, as well as whether this will be an one-way or two-way condition, and the one-way condition in favor of Tailwind that the Sentar and Tyche acquisitions occur substantially concurrently with the closing of the Business Combination); (c) the amount and type of consideration to be paid by QOMPLX for the acquisitions of Sentar and Tyche (which the parties agreed would not exceed $200 million in cash and any equity consideration would be included within the $850 million of the agreed pre-transaction equity value); (d) aggregate proceeds from the PIPE financing in an amount up to $175 million, with Cannae serving as the “anchor” PIPE Investor with a commitment of $50 million and, in exchange therefor, receiving additional Tailwind shares as part of the transaction and subject to the funding of such PIPE investment; (e) the forfeiture by Sponsor of a portion of its shares of the Class B Common Stock upon the closing of the Business Combination; (f) the post-closing Tailwind board of directors composition (which the parties agreed would be seven directors, consisting of QOMPLX’s chief executive officer, two individuals to be designated by QOMPLX, three individuals to be designated by Sponsor after consultation with QOMPLX (two of whom must be “independent” directors) and one individual to be designated by Cannae); and (g) the post-closing incentive equity plan, as well as the size of, and certain key terms with respect to, the initial grants thereunder to certain key employees of QOMPLX (which the parties agreed would, among other things, consist of a plan equal to 10% of the combined company’s outstanding common stock immediately after the closing of the Business Combination, with 10 million shares reserved for issuance thereunder being granted to key employees prior to the closing of the potential business combination).
During this same time period, Tailwind and its representatives continued to conduct business due diligence with respect to QOMPLX and its business, including the submissions of business, legal, accounting and tax due diligence request lists to QOMPLX, and the public financing markets in connection with exploring a potential business combination.
On January 7, 2021, a virtual meeting of the Tailwind board of directors was held with members of Tailwind management and representatives of K&E present. Members of Tailwind management provided the Tailwind directors with an overview of its evaluation and analysis of a potential business combination with, and due diligence to date with respect to, QOMPLX and the terms of the proposed term sheet to be entered into by Tailwind and QOMPLX. Representatives of K&E also provided the Tailwind board of directors with an overview regarding certain legal considerations related to a potential business combination, including directors’ fiduciary duties in connection therewith, as well as the expected process and timing for a potential business combination with QOMPLX. Following discussion, the Tailwind board of directors determined that it was supportive of continuing to pursue a potential business combination with QOMPLX and directed the Tailwind management team to seek to finalize the term sheet.
Tailwind ultimately determined to pursue the potential business combination transaction with QOMPLX and abandon the other potential business combination opportunities that it had been analyzing and exploring because of, among other things: (a) the business combination target pursued an alternative transaction or strategy; (b) the business combination target did not meet the valuation expectations or other key criteria of Tailwind in a target; (c) Tailwind’s directors’ and officers’ belief that QOMPLX was most attractive potential business combination that met its key criteria in a target; (d) the level of engagement by, and advanced negotiations and discussions with, QOMPLX, as compared to the other potential business combination targets; and (e) QOMPLX’s preparedness and willingness to devote appropriate resources to negotiating and executing definitive agreements and to consummating a business combination and becoming a public company, as compared to the other potential business combination targets.
On January 8, 2021, after extensive negotiations between representatives and advisors of the parties, Tailwind and QOMPLX agreed on, and executed, a non-binding (except for the exclusivity provisions described below) term sheet, which provided for, among other things, a pre-transaction equity value of $850 million for QOMPLX and a binding exclusivity period that ended on the later of (a) 5:00 p.m. Eastern Time on January 31, 2021 and (b) the time at which either party gave written notice to the other party of termination thereof.
Between January 8 , 2021 and January 18 ,2021, representatives of Tailwind, QOMPLX and Jefferies held numerous conference calls and virtual meetings to discuss, among other matters, key transaction work streams (including, in particular, the PIPE Financing process), business and financial due diligence and the timeline for the transaction.
Between January 8, 2021 and February 26, 2021, representatives of Tailwind conducted further business and financial due diligence with respect to QOMPLX and its business, and, over the same period of time, Tailwind’s financial, legal, tax and accounting advisors conducted due diligence with respect to QOMPLX and its business, in each case, based on information available in the online data room, written responses from the management team of QOMPLX and due diligence calls with management and advisors of QOMPLX.

On January 11, 2021, representatives of K&E and K&S held a teleconference to discuss the key legal work streams and the process and timeline related to these work streams.
On January 15, 2021, QOMPLX provided Tailwind’s advisors with access to the online data room for purposes of conducting further financial, legal, tax and accounting due diligence with respect to QOMPLX and its business.
On January 19, 2021, representatives of Tailwind, K&E, Jefferies, KPMG, QOMPLX and K&S held a virtual meeting during which the parties and their respective representatives and advisors discussed the timeline and process to signing definitive agreements providing for the potential business combination, and discussed and tentatively agreed on a work plan related thereto. Between the date of the initial virtual meeting on January 19, 2021 and March 1, 2021, representatives and advisors of each of Tailwind and QOMPLX conducted a weekly virtual meeting to discuss progress on, and provide updates with respect to, key work streams and other aspects of the potential business combination and, as needed, further refine the transaction timeline and steps and related work plan.
Between the date of the initial virtual meeting on January 19, 2021 and March 1, 2021, the management teams of Tailwind and QOMPLX met on a regular basis for the purposes of reviewing QOMPLX’s technology and business and discussing the contemplated business combination transaction.
On January 25, 2021, K&E distributed the first draft of the Business Combination Agreement to K&S.
Between January 25, 2021 and March 1, 2021, K&E, on the one hand, and K&S, on the other hand, exchanged numerous revised drafts of the Business Combination Agreement. Over the same period of time, K&E and K&S and other representatives and advisors for Tailwind and QOMPLX held numerous conference calls regarding certain terms and conditions of the Business Combination Agreement, including, among other things: (a) the treatment of vested and unvested QOMPLX options and whether included within or outside of the fixed pre-transaction equity value of $850 million (i.e., reduce or do not reduce shares issuable to QOMPLX stockholders); (b) the terms and structure of the Bridge Financing and the relationship between the Bridge Financing and the satisfaction of the applicable closing conditions for the Business Combination; (c) the covenants, agreements and obligations of Tailwind and QOMPLX with respect to the Pipeline Acquisitions, including, among other things, the required efforts by QOMPLX to consummate each of the Pipeline Acquisitions, approval rights of Tailwind with respect to certain matters pertaining to the Pipeline Acquisitions and information rights in favor of Tailwind with respect to certain matters pertaining to the Pipeline Acquisitions); (d) covenants, agreements and obligations of Tailwind with respect to the PIPE Financing and the Subscription Agreements, including, among other things, the required efforts by Tailwind to comply with its obligations, and enforce its rights, under the Subscription Agreements and QOMPLX’s right to, in certain circumstances, cause Tailwind to enforce its rights under the Subscription Agreements on the terms and subject to the conditions set forth in the Subscription Agreements and the Business Combination Agreement); (e) the length of the lock-up period for Sponsor and existing stockholders of QOMPLX (with the parties agreeing to a 6-month lock-up period, subject to a potential share price trigger release after 150 days following the consummation of the Business Combination and certain other customary exceptions) and whether existing stockholders of QOMPLX that are also PIPE Investors would be subject to the lock-up with respect to their shares of New QOMPLX Common Stock issued pursuant to the PIPE Financing; (f) the terms and establishment of the 2021 Plan; and (g) the overall suite of representations, warranties and covenants to be provided by each party under the Business Combination Agreement and the related ancillary documents. For further information related to the final resolution of items (a) through (f), please see the section entitled “Business Combination Proposal — The Business Combination Agreement”.
Between January 26, 2021 and March 1, 2021, representatives of K&E and K&S exchanged multiple drafts of the Transaction Support Agreements, the Bridge Financing Agreement, the Investor Rights Agreement and the Sponsor Letter Agreement, each of which was executed on March 1, 2021, concurrently with the execution of the Business Combination Agreement. For further information related to these agreements, please see the section entitled “— Related Agreements”.
On February 1, 2021, a virtual meeting of the Tailwind board of directors was held with members of Tailwind management and representatives of Jefferies and K&E present. Members of Tailwind management and representatives from Jefferies provided an overview of their further evaluation and analysis of the potential business combination with, and due diligence to date with respect thereto, QOMPLX, as well as the expected process and timing for key transaction work streams. Representatives from K&E also reviewed with the Tailwind board of directors their fiduciary duties in connection with the potential business combination. In addition, members of the Tailwind board of directors disclosed and discussed potential conflicts of interests with respect to the proposed Business Combination, including Mr. Eby’s existing investment in QOMPLX as part of a prior equity financing round of QOMPLX.
Beginning in early February 2021, representatives of Jefferies held conversations with prospective PIPE Investors to provide an overview of QOMPLX’s business, the potential business combination and address questions from such prospective investors with respect to QOMPLX and the potential business combination.
Between February 2, 2021 and February 18, 2021, representatives and advisors of Tailwind and QOMPLX exchanged numerous revised drafts of, and held various calls and meetings to discuss, the PIPE investor presentation.
Between February 11, 2021 and February 18, 2021, K&E, K&S and White & Case LLP (“W&C”), as counsel to Jefferies, exchanged drafts of the form of Subscription Agreement to be provided to PIPE Investors for review and comment in connection with the PIPE Financing process.
On February 18, 2021, a draft of the form of Subscription Agreement and the PIPE investor presentation was distributed to prospective PIPE Investors.
Between February 18, 2021 and March 1, 2021, K&E, K&S and W&C collectively negotiated the terms and exchanged drafts of the Subscription Agreements with the PIPE Investors and their respective representatives and advisors and responded to follow-up questions and comments related thereto. Between February 18, 2021 and March 1, 2021, Tailwind and QOMPLX held numerous conversations with Jefferies to determine the aggregate amount of the PIPE Financing and the proposed allocations among prospective PIPE Investors. During this same time period, the prospective PIPE Investors conveyed to Jefferies their initial proposed subscription amounts.
Between February 26, 2021 and March 1, 2021, the final investment allocations of the PIPE Investors were determined and PIPE Investors delivered executed signature pages to the Subscription Agreements. On March 1, 2021, a final version of the Subscription Agreement was distributed to the prospective PIPE Investors, which reflected the outcome of negotiations between Tailwind, QOMPLX and the prospective PIPE Investors and their respective representatives and advisors.
On February 22, 2021, a virtual meeting of the Tailwind board of directors was held, with members of Tailwind management and representatives of Jefferies and K&E present. Members of Tailwind management and representatives from Jefferies and K&E provided the Tailwind directors with an update with respect to the transaction process, including an update with respect to the PIPE Financing process. Representatives from K&E also provided the Tailwind board of directors with a reminder of their fiduciary duties in connection with the potential business combination.
On February 28, 2021, the QOMPLX board of directors held a meeting via videoconference, with members of QOMPLX management and representatives of K&S present. The key agenda item for this meeting was to consider and discuss and, if the QOMPLX board of directors saw fit, approve the proposed business combination with Tailwind. Members of the QOMPLX board of directors disclosed and discussed potential conflicts of interests with respect to the proposed Business Combination, including the participation of Cannae in the Bridge Financing and the PIPE Financing, and the issuance of equity awards to Jason Crabtree and Andrew Sellers, as well as other members of QOMPLX’s senior management, at or following the consummation of the Business Combination. Following a thorough review and discussion, the QOMPLX board of directors, among other things, unanimously (a) determined that it is in the best interests of QOMPLX and its stockholders, and declared it advisable, to enter into the Business Combination Agreement, the ancillary documents to which QOMPLX is or will be a party and the transactions contemplated hereby and thereby (including the Merger and the Bridge Financing), (b) approved the Business Combination Agreement, the ancillary documents to which QOMPLX is or will be a party and the transactions contemplated hereby and thereby (including the Merger and the Bridge Financing) and (c) recommended, among other things, the approval of the Business Combination Agreement, the ancillary documents to which

QOMPLX is or will be a party and the transactions contemplated hereby and thereby (including the Merger and the Bridge Financing) by the QOMPLX stockholders entitled to vote thereon.
On March 1, 2021, a virtual meeting of the Tailwind board of directors was held, with representatives of K&E, Jefferies and Tailwind’s management in attendance. At the meeting, the Tailwind board of directors discussed the strategic rationales for the proposed Business Combination (including the potential benefits and the risks related thereto), the valuation of the combined company as implied by the terms of the potential business combination, including the PIPE Financing, and comparison of such valuation relative to certain publicly traded companies (see “Certain Financial Analysis” for more information) and the due diligence process and findings with respect to QOMPLX. Representatives from K&E also provided the Tailwind board of directors with an overview of the material terms of the Business Combination Agreement, the other key transaction documents and an overview of directors’ fiduciary duties in connection with the potential business combination and reviewed with the Tailwind board of directors a customary disclosure letter that had been provided by Jefferies prior to the meeting with respect to any relationships that Jefferies has with each of QOMPLX, Sentar and Tyche, of which there were none. Based on the factors cited in “— Reasons for the Business Combination” and in light of the fact that the implied fair market value of the vested equity of QOMPLX to be acquired in the Business Combination was significantly in excess of 80% of the assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account), the Tailwind board of directors then unanimously adopted and approved, among other resolutions, resolutions (a) determining that it is advisable and in the best interests of Tailwind and its stockholders to adopt and approve the execution and delivery of the Business Combination Agreement, the ancillary documents to which Tailwind is or will be a party and the transactions contemplated by each of the Business Combination Agreement and the ancillary documents to which Tailwind is or will be a party (including the Merger and the PIPE Financing), (b) adopting and approving the Business Combination Agreement and ancillary documents to which Tailwind is or will be a party and approving Tailwind’s execution, delivery and performance of the same and the consummation of the transactions contemplated by the Business Combination Agreement and the ancillary documents to which Tailwind is or will be a party, including the Merger and the PIPE Financing, (c) recommending that the Tailwind stockholders vote in favor of the Business Combination Proposal, the Charter Proposal, each of the Governing Documents Proposals, the NYSE Proposal, the Incentive Award Plan Proposal and the Adjournment Proposal and (d) adopting and approving, conditioned upon the Closing and the receipt of the required Tailwind stockholders vote in favor of the Incentive Award Plan Proposal, the 2021 Plan and the applicable number of shares of New QOMPLX Common Stock as set forth in the Business Combination Agreement reserved for issuance under each of the 2021 Plan.
On March 1, 2021, the parties entered into the Business Combination Agreement and the related ancillary documents. The PIPE Investors executed and delivered the Subscription Agreements, which provided for binding subscriptions to purchase an aggregate of 16 million shares of New QOMPLX Common Stock at $10.00 per share. Certain existing QOMPLX stockholders, QOMPLX and Tailwind also executed and delivered the Bridge Financing Agreement, which provided for a binding commitment of such QOMPLX stockholders to purchase convertible debt securities of QOMPLX in an aggregate principal amount of $20 million prior to the closing of the Business Combination.
On March 1, 2021, Tailwind and QOMPLX issued a joint press release announcing the execution and delivery of the Business Combination Agreement, and Tailwind filed a Current Report on Form 8-K, which filed as an exhibit (a) the Business Combination Agreement, (b) the Sponsor Letter Agreement, (c) the Investor Rights Agreement, (d) the form of Subscription Agreement (including the Subscription Agreement with Cannae), (e) the Bridge Financing Agreement, (f) form of Transaction Support Agreement, (g) a joint press release, dated March 1, 2021, (h) an investor presentation providing information on QOMPLX and a summary of certain key terms of the Business Combination, (i) a transcript of with the investor presentation, and (j) a Bloomberg online article regarding the Business Combination, dated March 1, 2021.
The Tailwind Board of Directors’ Reasons for the Business Combination
The Tailwind board of directors, in evaluating the Business Combination, consulted with its management and financial, legal, tax and accounting advisors. In reaching its unanimous resolution (a) that it was fair to and in the best interests of Tailwind and its stockholders, and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which Tailwind is or will be a party and to consummate the transactions contemplated thereby (including the Merger), (b) to adopt and approve the execution, delivery and performance by Tailwind of the Business Combination Agreement, the ancillary documents to which Tailwind is or will be a party and the transactions contemplated thereby (including the Merger), (c) to recommend that the Tailwind stockholders entitled to vote thereon vote in favor of each of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal and (d) to direct that each of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal be submitted to the Tailwind stockholders for approval, the Tailwind board of directors considered and evaluated a number of factors, including, but not limited to, the factors discussed below. In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the Tailwind board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. The Tailwind board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of Tailwind board of directors’ reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”
The Tailwind board of directors considered a number of factors pertaining to QOMPLX and the Business Combination as generally supporting its decision to enter into the Business Combination Agreement and the transactions contemplated thereby, including, but not limited to, the following material factors:
A.   Reliable and recurring revenue model.   The Tailwind board of directors’ belief that QOMPLX has a highly predictable revenue stream from existing customers, and, to date, QOMPLX has not lost any of its customer relationships. QOMPLX has also been successful in consistently expanding the scope of its initial customer contracts and upselling existing customers.
B.   Opportunity for sustainable organic growth.   The Tailwind board of directors’ belief that QOMPLX is a market leader in an attractive and growing industry with an already successful business and strong growth prospects. QOMPLX’s core business has efficiently scaled and QOMPLX expects to be able to improve the gross margin of its core business over time. In addition, the Tailwind board of directors believed that QOMPLX will be able to improve the gross margins of the Sentar and RPC Tyche businesses, while at the same time integrating these businesses with QOMPLX and achieving scale and that have complementary technologies and businesses. QOMPLX has made significant investments in its systems and personnel and the Tailwind board of directors believed that as QOMPLX’s business further scales, this infrastructure may be further leveraged to increase profitability.
C.   Recent targeted acquisitions will strengthen QOMPLX’s platform.   The Tailwind board of directors’ belief that the Sentar and RPC Tyche acquisitions will accelerate the growth of QOMPLX’s customer base for the national security analytics industry (in the case of Sentar) and insurance and reinsurance industry (in the case of RPC Tyche). Also the recently completed acquisition of Hyperion Gray added research and development personnel to QOMPLX and extended QOMPLX’s external scanning and internet sensor capabilities and data feeds. In addition, the Tailwind board of directors believed that there is no significant product or service integration required to integrate the offerings of Sentar and RPC Tyche with the core offerings of QOMPLX.
D.   Large addressable market.   QOMPLX competes in a total addressable market estimated at more than $164.2 billion. If QOMPLX pursues other opportunities in the data analytics industry, QOMPLX’s potential addressable market will continue to grow.
E.   Attractive entry valuation.   The combined company will have an anticipated initial enterprise value of approximately $1.2 billion, implying an 8.3x multiple of 2021 projected revenue and a 5.6x multiple of 2022 projected revenue as New QOMPLX’s commercial operations are expected to achieve scale. The Tailwind board of directors also reviewed and considered valuations and trading of publicly traded companies in similar and adjacent sectors. Based on these metrics, the Tailwind board of directors believed that these are attractive multiples compared to other similar public companies. For additional information, see “— Certain Financial Analyses.”
F.   Substantial post-closing economic interest in New QOMPLX.   If the Business Combination were consummated, Tailwind stockholders (other than Tailwind stockholders that sought redemption of the Class A Common Stock) would have a substantial economic interest in New QOMPLX and as a result would have a continuing opportunity to benefit from the success of New QOMPLX following the consummation of the Business Combination.
G.   Experienced management team.   The Tailwind board of directors’ belief that QOMPLX has a strong management team. This management team, led by its Chief Executive Officer and Chief Financial Officer / Chief Administrative Officer, intend to remain with New QOMPLX in the capacity as officers and/or directors, which is expected to provide important continuity in advancing QOMPLX’s strategic and growth goals.
H.   Due diligence.   The Tailwind board of directors reviewed and discussed in detail the results of the due diligence examination of QOMPLX conducted by Tailwind’ management team and Tailwind’s financial, legal, tax and accounting advisors, which included virtual meetings with the management team and advisors of QOMPLX regarding QOMPLX’s business and business plan, operations, prospects and forecasts, valuation analyses with respect to the Business Combination and other material matters, as well general financial, legal, tax and accounting due diligence.
I.   Support of key stockholders.   The fact that (i) key QOMPLX stockholders representing approximately 80% of the then outstanding voting power of QOMPLX (on a non-fully diluted basis) entered into Transaction Support Agreements, demonstrating such QOMPLX stockholders’ support of the Business Combination, and (ii) certain QOMPLX stockholders committed to invest an aggregate of $57.5 million in the PIPE Financing and the Bridge Financing, demonstrating conviction in QOMPLX business’ continued success and growth following the Business Combination.
J.   QOMPLX stockholder lock-up.   Stockholders of QOMPLX have agreed to be subject to a six-month lock-up in respect of their shares of New QOMPLX Common Stock received in the Business Combination (subject to a potential share price trigger release after 150 days following the consummation of the Business Combination and certain other customary exceptions).
K.   Financial condition.   The Tailwind board of directors reviewed certain factors related to QOMPLX’s financial condition, such as QOMPLX’s historical financial results, outlook and business and financial plans, as well as the financial profiles of publicly traded companies in the data analytics industry. In reviewing these factors, the Tailwind board of directors believed that QOMPLX is well-positioned in its industry for strong potential future growth.
L.   Transaction proceeds.   The fact that (i) the Business Combination is expected to provide approximately $274 million of gross proceeds to New QOMPLX, assuming minimal redemptions by the Tailwind stockholders of their shares of the Class A Common Stock, and (ii) such proceeds are expected to provide sufficient funding required for QOMPLX’s continuing development.
M.   Other alternatives.   The Tailwind board of directors’ belief that, after a thorough review of other business combination opportunities reasonably available to Tailwind, that the Business Combination represents the best potential business combination for Tailwind and the most attractive opportunity for Tailwind’s management to accelerate its business plan based upon the process utilized to evaluate and assess other potential business combination targets, and the Tailwind board of directors’ belief that such process has not presented a better alternative.
N.   Negotiated transaction.   The financial and other terms of the Business Combination Agreement and the fact that such terms and conditions were the product of arm’s length negotiations between Tailwind and QOMPLX.
The Tailwind board of directors also considered a variety of uncertainties and risks and other potentially negative factors related to QOMPLX’s business and prospects and related to the Business Combination including, but not limited to, the following:

A.   Potential benefits not achieved.   The risk that the potential benefits of the Business Combination may not be fully achieved (including as a result of difficulty of integrating the businesses of QOMPLX, Sentar and RPC Tyche), or may not be achieved within the expected timeframe.
B.   Risk that the Pipeline Acquisitions may not be completed.   The risk that (i) the consummation of the Business Combination is conditioned upon the closing of QOMPLX’s acquisition of each of Sentar and RPC Tyche substantially concurrently with the closing of the Business Combination and (ii) the acquisition of either Sentar or RPC Tyche may not be consummated in a timely manner or at all due to, among other things, the failure to satisfy a condition to closing set forth in the transaction agreement for the acquisition of Sentar or RPC Tyche, as applicable.
C.   Liquidation of Tailwind.   The risks and costs to Tailwind if the Business Combination is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Tailwind being unable to effect a business combination by September 3, 2022 and force Tailwind to liquidate.
D.   Redemption risk.   The potential that a significant number of Tailwind stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to Tailwind’s Pre-Closing Certificate of Incorporation, which would reduce the gross proceeds to New QOMPLX from the Business Combination, which could hinder New QOMPLX’s ability to continue its development.
E.   Exclusivity.   The fact that the Business Combination Agreement includes an exclusivity provision that prohibits Tailwind from soliciting other business combination proposals, which restricts Tailwind’s ability, so long as the Business Combination Agreement is in effect, to consider other potential business combinations.
F.   Stockholder vote.   The risk that Tailwind’s stockholders may fail to provide the votes necessary to effect the Business Combination.
G.   Macroeconomic risks.   The risk that the future financial performance of QOMPLX may not meet the Tailwind board of directors’ expectations due to factors in QOMPLX’s control or out of its control, including economic cycles or other macroeconomic factors.
H.   Limitations of review.   The Tailwind board of directors considered that they were not obtaining an opinion from any independent investment banking or accounting firm that the consideration to be received by the Tailwind Stockholders is fair to Tailwind or its stockholders from a financial point of view.
I.   Closing conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within QOMPLX’s control, including approval by Tailwind stockholders and approval by NYSE of the initial listing application in connection with the Business Combination.
J.   Post-Business Combination corporate governance.   The fact that the board of directors of New QOMPLX will be classified and that all New QOMPLX directors will not be elected annually.
K.   Reduction of Sponsor lock-up.    The lock-up period with respect to the shares of New QOMPLX Common Stock received in the Business Combination by Sponsor will be reduced from twelve months to six months following the consummation of the Business Combination (subject to a potential share price trigger release after 150 days following the closing of the Business Combination and certain other customary exceptions).
L.   Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.
M.   Fees and expenses.   The expected fees and expenses associated with the Business Combination, some of which would be payable regardless of whether the Business Combination is ultimately consummated.
In addition to considering the factors described above, the Tailwind board of directors also considered other factors including, without limitation:

A.   Interests of Certain Persons.   Sponsor, the members of the Tailwind board of directors and executive officers of Tailwind and Sponsor have interests in the Business Combination Proposal, the other proposals described in this proxy statement/prospectus and the Business Combination that are different from, or in addition to, those of Tailwind stockholders generally. The Tailwind board of directors reviewed and considered these interests during the negotiation of the Business Combination and in evaluating and unanimously approving, as members of the Tailwind board of directors, the Business Combination Agreement and the transactions contemplated therein, including the Business Combination.
B.Other risks.   The various risks associated with the Business Combination, the business of QOMPLX, and the business of Tailwind, as described in the section entitled “Risk Factors” of this proxy statement/prospectus.
The Tailwind board of directors concluded that the potential benefits expected to be received by Tailwind and its stockholders as a result of the Business Combination outweighed the potentially negative factors and other risks associated with the Business Combination. Accordingly, the Tailwind board of directors unanimously resolved (a) that it was fair to and in the best interests of Tailwind and its stockholders, and that it was advisable, to enter into the Business Combination Agreement and the ancillary documents to which Tailwind is or will be a party and to consummate the transactions contemplated thereby (including the Merger), (b) to adopt and approve the execution, delivery and performance by Tailwind of the Business Combination Agreement, the ancillary documents to which Tailwind is or will be a party and the transactions contemplated thereby (including the Merger), (c) to recommend that the Tailwind stockholders entitled to vote thereon vote in favor of each of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal and (d) to direct that each of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal be submitted to the Tailwind stockholders for approval.
Interests of Tailwind’s Directors and Officers in the Business Combination
In considering the recommendation of the Tailwind board of directors to vote in favor of approval of the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals and the other proposals described in this proxy statement/prospectus, Tailwind stockholders should understand that the Sponsor, certain members of the Tailwind board of directors and officers of Tailwind and the Sponsor have interests in such proposals that are different from, or in addition to, those of Tailwind stockholders generally. The Tailwind board of directors was aware of and considered these interests, among other matters, in evaluating the Business Combination, and in recommending to Tailwind stockholders that they approve the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals and the other proposals described in this proxy statement/prospectus described in this proxy statement/prospectus. Tailwind stockholders should take these interests into account in deciding whether to approve the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals and the other proposals described in this proxy statement/prospectus. These interests include, among other things:
•
If the Business Combination or another business combination is not consummated by September 9, 2022, Tailwind will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding Class A Common Stock for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 8,355,393 shares of Class B Common Stock currently held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the Tailwind’s IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an estimated aggregate market value of $      based upon the closing price of $      per public share on the NYSE on      , 2021, the Tailwind record date, and are expected to have a significantly higher value than $25,000 at the time of the consummation of the Business Combination.

•
The Sponsor, in which Tailwind’s officers and directors hold a direct or indirect interest, purchased an aggregate of 9,700,000 Private Placement Warrants from Tailwind for an aggregate purchase price of $9,700,000 (or $1.00 per warrant) in a private placement. This purchase took place on a private placement basis simultaneously with the consummation of Tailwind’s IPO. A portion of the proceeds Tailwind received from this purchase were placed in the Trust Account. Such warrants had an

estimated aggregate value of $      based on the closing price of $      per public warrant on the NYSE on      , 2021, the Tailwind record date. The Private Placement Warrants will become worthless if Tailwind does not consummate the Business Combination or another business combination by September 9, 2022.
•
Matthew Eby, Tailwind’s Chief Financial Officer and a member of the Tailwind board of directors, invested in QOMPLX as part of a prior equity financing round of QOMPLX that took place prior to any discussions between Tailwind and QOMPLX regarding the business combination transaction (which investment represented approximately 0.6% of the outstanding shares of QOMPLX on a fully diluted basis and the amount of which is not material to Mr. Eby).

•
If Tailwind is unable to complete a business combination within the required time period, the Sponsor will be liable under certain circumstances described in the Letter Agreement to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Tailwind for services rendered or contracted for or products sold to Tailwind. If Tailwind consummates a business combination, on the other hand, Tailwind will be liable for all such claims.

•
The Sponsor, as well as Tailwind’s officers and directors, and their affiliates are entitled to reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on Tailwind’s behalf, such as identifying and investigating possible business targets and business combinations. However, if Tailwind fails to consummate a business combination within the required period, they will not have any claim against the Trust Account for reimbursement. Accordingly, Tailwind may not be able to reimburse these expenses if the Business Combination or another business combination, are not completed by September 9, 2022.

•
Tailwind’s officers and directors will be eligible for continued indemnification and continued coverage under a directors’ and officers’ liability insurance policy after the closing of the Business Combination and pursuant to the Business Combination Agreement.

•
The Sponsor has entered into the Investor Rights Agreement, which will become effective upon the closing of the Business Combination and provide for registration rights following the closing of the Business Combination.

•
Pursuant to the Sponsor Letter Agreement, the lock-up period with respect to the shares of New QOMPLX Common Stock received in the Business Combination by the Sponsor will be reduced from twelve months to six months following the closing of the Business Combination (subject to a potential share price trigger release after 150 days following the closing of the Business Combination and certain other customary exceptions).

•
Solebury Capital is providing services to Tailwind in connection with the Business Combination; Solebury Capital is a subsidiary of PNC Financial Services Group, and Alan Sheriff, a member of the Tailwind board of directors, is a Vice Chairman of PNC Financial Services Group.

Satisfaction of 80% Test
It is a requirement under Tailwind’s Pre-Closing Certificate of Incorporation that any business acquired by Tailwind have a fair market value equal to at least 80% of the balance of the funds in the trust account at the time of the execution of a definitive agreement for an initial business combination. Based on the financial analysis of QOMPLX generally used to approve the transaction, the Tailwind board of directors determined that this requirement was met. The board determined that the consideration being paid in the Merger, which amount was negotiated at arms-length, was fair to and in the best interests of Tailwind and its stockholders and appropriately reflected QOMPLX’s value. In reaching this determination, the board concluded that it was appropriate to base such valuation in part on qualitative factors such as management strength and depth, competitive positioning, customer relationships, and technical skills, as well as quantitative factors such as QOMPLX’s historical growth rate and its potential for future growth in revenue and profits. The Tailwind board of directors believes that the financial skills and background of its members qualify it to conclude that the acquisition of QOMPLX met this requirement.

PUBLIC TRADING MARKETS
Tailwind’s units, Class A Common Stock and public warrants are publicly traded on the NYSE under the symbols “TWND.U,” “TWND” and “TWND WS,” respectively. Following the closing of the Business Combination, New QOMPLX (formerly Tailwind) will continue to have its New QOMPLX Common Stock and public warrants traded under the symbols “           “ and “      WS” respectively. Tailwind warrant holders and those stockholders who do not elect to have their shares redeemed need not deliver their shares of Class A Common Stock or warrant certificates to Tailwind or Tailwind’s transfer agent and they will remain outstanding.

BUSINESS COMBINATION PROPOSAL
Overview
We are asking our stockholders to adopt and approve the Business Combination Agreement, certain related agreements and the transactions contemplated thereby (including the Business Combination). Tailwind stockholders should read carefully this registration statement/proxy statement in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this registration statement/proxy statement, and the transactions contemplated thereby. Please see “The Business Combination Agreement” below for additional information and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present, is required to approve the Business Combination Proposal. Tailwind stockholders must approve the Business Combination Proposal in order for the Business Combination to occur. If Tailwind stockholders fail to approve the Business Combination Proposal, the Business Combination will not occur.
The Business Combination Agreement
This subsection of this registration statement/proxy statement describes the material provisions of the Business Combination Agreement, but does not purport to describe all of the terms of the Business Combination Agreement. The following summary is qualified in its entirety by reference to the complete text of the Business Combination Agreement, which is attached as Annex A to this registration statement/proxy statement. You are urged to read the Business Combination Agreement in its entirety because it is the primary legal document that governs the Business Combination.
The Business Combination Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of the Business Combination Agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating the Business Combination Agreement. The representations, warranties and covenants in the Business Combination Agreement are also modified in part by the underlying disclosure schedules (the “disclosure schedules”), which are not filed publicly and which are subject to a contractual standard of materiality different from that generally applicable to stockholders and were used for the purpose of allocating risk among the parties rather than establishing matters as facts. We do not believe that the disclosure schedules contain information that is material to an investment decision. Additionally, the representations and warranties of the parties to the Business Combination Agreement may or may not have been accurate as of any specific date and do not purport to be accurate as of the date of this registration statement/proxy statement. Accordingly, no person should rely on the representations and warranties in the Business Combination Agreement or the summaries thereof in this registration statement/proxy statement as characterizations of the actual state of facts about Tailwind, Sponsor, QOMPLX or any other matter.
On March 1, 2021, Tailwind, Merger Sub, QOMPLX and QOMPLX Stockholder Representative entered into the Business Combination Agreement, which provides for, among other things, the following transactions:
(a)
Prior to the Closing Date, QOMPLX will change its name to “QOMPLX Operations, Inc.”; and

(b)
On the Closing Date, the parties to the Business Combination Agreement will cause a certificate of merger to be executed and filed with the Secretary of State of the State of Delaware, pursuant to which Merger Sub will merge with and into QOMPLX, with QOMPLX as the surviving company in the Merger and, after giving effect to such merger, QOMPLX will be a wholly owned subsidiary of New QOMPLX.

In addition, in connection with the Business Combination, Tailwind is expected to change its name to “QOMPLX, Inc.” upon the closing of the Business Combination.

In connection with the Business Combination, certain related agreements have been, or will be entered into on or prior to the closing of the Business Combination, including the Financing Agreements, the Transaction Support Agreements, the Sponsor Letter Agreement and the Investor Rights Agreement (each as defined in this registration statement/proxy statement). See “Related Agreements” for more information.
Consideration to QOMPLX Equityholders in the Business Combination
In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the Effective Time, each outstanding share of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the DGCL are properly exercised and not withdrawn) will be exchanged for the right to receive shares of New QOMPLX Common Stock and outstanding vested QOMPLX options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied fixed pre-transaction equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes issued under the Bridge Financing Agreement. Unvested QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of New QOMPLX Common Stock as described in this paragraph.
Aggregate Transaction Proceeds
The Aggregate Transaction Proceeds will be used for general corporate purposes after the Business Combination.
Closing and Effective Time of the Business Combination
The closing of the transactions contemplated by the Business Combination Agreement is required to take place electronically by exchange of the closing deliverables as promptly as reasonably practicable, but in no event later than the third business day, following the satisfaction (or, to the extent permitted by applicable law, waiver) of the conditions described below under the section entitled “— Conditions to Closing of the Business Combination,” (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) or at such other place, date and/or time as Tailwind and QOMPLX may agree in writing.
Conditions to Closing of the Business Combination
Conditions to Each Party’s Obligations
The respective obligations of each party to the Business Combination Agreement to consummate the transactions contemplated by the Business Combination are subject to the satisfaction or, if permitted by applicable law, written waiver by all of the parties to the Business Combination Agreement of the following conditions:
•
the applicable waiting period under the HSR Act having been expired, been terminated or obtained (or deemed, by applicable law, to have been obtained);

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no order or law issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by the Business Combination Agreement being in effect;

•
this registration statement/proxy statement becoming effective in accordance with the provisions of the Securities Act, no stop order being issued by the SEC and remaining in effect with respect to this registration statement/proxy statement, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

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the approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger) being obtained by the requisite number of stockholders of QOMPLX in accordance with the DGCL and QOMPLX’s governing documents;

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Tailwind’s initial listing application with NYSE in connection with the transactions contemplated by the Business Combination Agreement being approved and, immediately following the Effective Time, Tailwind satisfying any applicable initial and continuing listing requirements of NYSE, and Tailwind not having received any notice of non-compliance in connection therewith that has not been cured or would not be cured at or immediately following the Effective Time, and the shares of New QOMPLX Common Stock (including the shares of New QOMPLX Common Stock to be issued in connection with the Merger), being approved for listing on NYSE;

•
the approval of each of the Business Combination Proposal, the Charter Proposal, the NYSE Proposal and the Incentive Plan Proposal by the affirmative vote of the holders of the requisite number of common stock of Tailwind being obtained in accordance with Tailwind’s Pre-Closing Governing Documents and applicable law;

•
after giving effect to the transactions contemplated by the Business Combination Agreement (including the PIPE Financing), Tailwind having at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time of the Merger; and

•
the Aggregate Transaction Proceeds being equal to or greater than $200 million.

Other Conditions to the Obligations of the Tailwind Parties
The obligations of the Tailwind Parties (as defined in the Business Combination Agreement) to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by Tailwind (on behalf of itself and the other Tailwind Parties) of the following further conditions:
•
the representations and warranties of (a) QOMPLX regarding its organization and qualification, certain representations and warranties regarding its capitalization, the absence of change in control payments or declaration of dividends or other distributions, the authority of QOMPLX to execute and deliver the Business Combination Agreement and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby and QOMPLX brokers’ fees and (b) the QOMPLX Stockholder Representative regarding its organization and qualification, the authority of the QOMPLX Stockholder Representative and governmental approvals necessary to execute and deliver the Business Combination Agreement and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby, the absence of any conflict with or breach of organizational documents or any conflict with or breach of agreements, laws or orders to which the QOMPLX Stockholder Representative is subject as a result of the execution and delivery or performance of the Business Combination Agreement and each of the ancillary documents thereto and to consummate the transactions contemplated thereby, and the absence of litigation that, if adversely decided, would reasonably be expected to adversely affect the ability of the QOMPLX Stockholder Representative to perform or comply with its covenants, agreements or obligations under the Business Combination Agreement and the ancillary documents thereto to which it is or will be a party, being true and correct (without giving effect to any limitation of “materiality” or “QOMPLX Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all material respects as of the date of the Business Combination Agreement and the Closing Date as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•
the representation and warranty regarding the absence of a “QOMPLX Material Adverse Effect” since January 1, 2020 being true and correct in all respects as of the date of the Business Combination Agreement and the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date), provided that this condition will be deemed satisfied if there is no QOMPLX Material Adverse Effect that is continuing;

•
the other representations and warranties of QOMPLX being true and correct (without giving effect to any limitation as to “materiality” or “QOMPLX Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all respects as of the date of the Business Combination Agreement and the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a QOMPLX Material Adverse Effect;
•
QOMPLX and the QOMPLX Stockholder Representative having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement prior to the Closing;

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since the date of the Business Combination Agreement, no QOMPLX Material Adverse Effect has occurred;

•
the Pipeline Acquisitions being consummated immediately prior to, or substantially concurrently with, the Closing;

•
the aggregate cash purchase price payable by QOMPLX upon the closing of the Pipeline Acquisitions (excluding any cash earnout or other contingent purchase price) (the “Aggregate Pipeline Acquisitions Cash Consideration”) does not exceed $200,000,000;

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Tailwind must have received a certificate executed by an authorized officer of QOMPLX confirming that the conditions set forth in the first five bullet points in this section have been satisfied; and

•
all amounts outstanding under the Bridge Financing Agreement has been discharged and satisfied in full substantially concurrently with the Closing, in each case, on the terms and subject to the conditions of the applicable Bridge Financing Agreement.

Other Conditions to the Obligations of QOMPLX
The obligations of QOMPLX to consummate the transactions contemplated by the Business Combination Agreement are subject to the satisfaction or, if permitted by applicable law, waiver by QOMPLX of the following further conditions:
•
the representations and warranties regarding organization and qualification of Tailwind and Merger Sub, the authority of each of Tailwind and Merger Sub to execute and deliver the Business Combination Agreement, and each of the ancillary documents thereto to which it is or will be a party and to consummate the transactions contemplated thereby, certain representations and warranties regarding the capitalization of the Tailwind and Merger Sub, and Tailwind’s brokers’ fees being true and correct, in all material respects as of the date of the Business Combination Agreement and the closing date of the Business Combination, as though made on and as of such date (or, if given as of an earlier date, as of such earlier date);

•
the other representations and warranties of Tailwind and Merger Sub being true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” (or any similar limitation set forth in the Business Combination Agreement) in all respects as of the Business Combination Agreement and the closing date of the Business Combination, as though made on and as of such date (or, if given as of an earlier date, as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Tailwind Material Adverse Effect;

•
Tailwind and Merger Sub having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under the Business Combination Agreement;

•
the New QOMPLX Board consisting of the number of directors, and comprising the individuals and classes, determined pursuant to the terms of the Business Combination Agreement; and

•
QOMPLX must have received a certificate executed by an authorized officer of QOMPLX confirming that the conditions set forth in the first three bullet points of this section have been satisfied.

Representations and Warranties
Under the Business Combination Agreement, QOMPLX made customary representations and warranties to Tailwind relating to, among other things: organization and qualification; capitalization;

authorization; financial statements, absence of undisclosed liabilities, consents and approvals; permits; material contracts; absence of certain changes; litigation; compliance with law; employee plans; environmental matters; intellectual property; labor matters; insurance; tax matters; brokers; real and personal property; transactions with affiliates; data privacy and security; compliance with international trade and anti-corruption laws; information supplied; and investigation.
Under the Business Combination Agreement, the Tailwind Parties made customary representations and warranties to QOMPLX relating to, among other things: organization and qualification; authorization; consent and approvals; brokers; information supplied; capitalization; SEC filings; the Trust Account; transactions with affiliates; litigation; compliance with law; Merger Sub activities; internal controls and financial statements; absence of undisclosed liabilities; tax matters; investigation; compliance with international trade and anti-corruption laws; and investigation.
Material Adverse Effect
Under the Business Combination Agreement, certain representations and warranties of QOMPLX and Tailwind are qualified in whole or in part by materiality thresholds. In addition, certain representations and warranties of QOMPLX and Tailwind are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred.
Pursuant to the Business Combination Agreement, a “QOMPLX Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, properties, conditions (financial or otherwise) or results of operations of QOMPLX, taken as a whole, or (b) the ability of QOMPLX to consummate the Merger in accordance with the terms of the Business Combination Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a QOMPLX Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of the Business Combination Agreement to the extent resulting from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company (as defined in the Business Combination Agreement) operates, (vi) the execution or public announcement of the Business Combination Agreement or the pendency or consummation of the transactions contemplated by the Business Combination Agreement, including the impact thereof on the relationships, contractual or otherwise, of QOMPLX or any of its subsidiaries with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) of the Business Combination Agreement to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by the Business Combination Agreement or the condition set forth in Section 6.2(a) of the Business Combination Agreement to the extent it relates to such representations and warranties), (vii) any failure by QOMPLX or any of its subsidiaries to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a QOMPLX Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on QOMPLX or any of its subsidiaries, taken as a whole, relative to other participants operating in the industries or markets in which QOMPLX or any of its subsidiaries operate.
Under the Business Combination Agreement, certain representations and warranties of the Tailwind Parties are qualified in whole or in part by a material adverse effect standard for purposes of determining whether a breach of such representations and warranties has occurred. Pursuant to the Business Combination Agreement, a “Tailwind Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of Tailwind to consummate the Merger in accordance with the terms of the Business Combination Agreement.
Covenants of the Parties
Covenants of QOMPLX
QOMPLX made certain covenants under the Business Combination Agreement, including, among others, the following:
•
subject to certain exceptions or as consented to in writing by Tailwind (such consent not to be unreasonably withheld, conditioned or delayed), prior to the Closing, QOMPLX will and will cause its subsidiaries to, operate the business of QOMPLX and its subsidiaries in the ordinary course in all material respects and use reasonable best efforts to maintain and preserve intact the business organization, assets, properties and business relations of QOMPLX and its subsidiaries.

•
subject to certain exceptions, prior to the Closing, QOMPLX will and will cause its subsidiaries to, not do any of the following without Tailwind’s consent (such consent not to be unreasonably withheld, conditioned or delayed except in the case of the first, second, fourth, sixth, eighth, ninth, thirteenth, fifteenth and sixteenth sub-bullets below):

•
declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase or redeem any outstanding, any equity securities of QOMPLX;

•
merge, consolidate, combine or amalgamate with any person or purchase or otherwise acquire any business entity or organization (other than the Pipeline Acquisitions in accordance with the terms of the Business Combination Agreement);

•
adopt any amendments, supplements, restatements or modifications to any QOMPLX governing documents or the QOMPLX stockholders agreements;

•
subject to certain exceptions, sell, assign, license or otherwise dispose of any material assets or properties of QOMPLX;

•
create, subject or incur any lien on any material assets or properties of QOMPLX (other than any permitted liens);

•
transfer, issue, sell, grant, or otherwise directly or indirectly dispose of or subject to a lien any equity interests of QOMPLX or its subsidiaries or issue any options or other rights obligating QOMPLX or any of its subsidiaries to issue any equity interests;

•
incur, create or assume any indebtedness other than ordinary course trade payables and indebtedness to the Bridge Investors under the Bridge Financing Agreement (which will be satisfied and discharged in full if the Effective Time occurs on the terms, and subject to the conditions, under the Bridge Financing Agreement);

•
amend, modify or terminate certain material contracts of QOMPLX, waive any material benefit or right under any such material contracts or enter into any contract that would constitute a certain material contract;

•
subject to certain exceptions, make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person;

•
subject to certain exceptions, amend, modify, adopt, enter into or terminate any material benefit plan or materially increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, individual, independent contractor or service provider whose annual base salary or base compensation is in excess of a certain threshold, or take any action to accelerate or fund any payment, right to payment or benefit, payable to any such person;

•
make, change or revoke any material tax election, enter into any material tax closing agreement, settle any material tax claim or consent to any extension or waiver of limitation period for any material tax claim (other than any such extension or waiver obtained in the ordinary course of business);

•
enter into any settlements in excess of a certain threshold or that impose any material non-monetary obligations on QOMPLX or any of its subsidiaries;

•
authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction;

•
make any material changes to the methods of accounting of QOMPLX or any of its subsidiaries, other changes that are made in accordance with Public Company Accounting Oversight Board standard;

•
enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement or ancillary documents;

•
make any change of control payment that is not disclosed to Tailwind on the QOMPLX disclosure schedules;

•
enter into any CBA or recognize any labor union, labor organization, work council or group of employees as the bargaining representative for any employees of QOMPLX or any of its subsidiaries;

•
implement or announce any employee layoffs, plant closing, reductions in force, furloughs or other similar actions that would require notice under the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local laws; or

•
enter into any contract to do any of the above actions prohibited under the Business Combination Agreement.

•
QOMPLX will, and will cause its subsidiaries to, (a) use reasonable best efforts to consummate each Pipeline Acquisition prior to or substantially concurrently with the closing of the Business Combination in accordance with the terms of the transaction agreements for the Pipeline Acquisitions and the Business Combination Agreement, (b) maintain in effect the transaction agreements for the Pipeline Acquisitions, (c) comply with and enforce, as applicable, in all material respective the covenants, agreements, obligations and rights of QOMPLX and its subsidiaries and the other parties thereto under the transaction agreements for the Pipeline Acquisitions and (d) take certain actions set forth on the QOMPLX disclosure schedules.

•
QOMPLX will keep Tailwind reasonably informed of the status of each Pipeline Acquisition and provide written notice to Tailwind of (a) any material development relating to either Pipeline Acquisition, (b) any material violation, breach or default under the transaction agreement for either Pipeline Acquisition upon having knowledge thereof and (c) the receipt of any notice from any person with respect to any material dispute among the parties to the transaction agreements for the Pipeline Acquisitions or any consents required in connection therewith.

•
QOMPLX will promptly notify Tailwind of any communication between QOMPLX or any of its subsidiaries and any governmental entity in connection with the Pipeline Acquisitions and provide Tailwind and its representatives to review any communication and participate in any substantive meeting with any governmental entity, in each case, in connection with the Pipeline Acquisitions.

•
QOMPLX will terminate certain affiliate contracts, other than certain contracts set forth on the QOMPLX disclosure schedules, effective as of the closing of the Business Combination.

•
As promptly as reasonably practicable (and in any event within one business day) following the time at which this registration statement of which this registration statement/proxy statement forms a part, is declared effective under the Securities Act, QOMPLX is required to obtain and deliver to Tailwind a true and correct copy of a written consent of the QOMPLX Stockholders approving the Business Combination Agreement, the ancillary documents to which QOMPLX is or will be a party and the transactions contemplated thereby (including the Merger), duly executed by the QOMPLX stockholders that hold at least the requisite number of issued and outstanding shares of QOMPLX common stock and QOMPLX voting preferred stock, in accordance with the DGCL, QOMPLX’s governing documents and QOMPLX’s stockholder agreements (the “QOMPLX Stockholder Written Consent”).

•
At least three business days prior to the Closing Date, QOMPLX is required to deliver an allocation schedule setting forth certain capitalization information of QOMPLX for purposes of allocating the New QOMPLX Common Stock and options to purchase New QOMPLX Common Stock, as applicable, among the QOMPLX equityholders.

•
At or prior to the Effective Time, QOMPLX will purchase a six-year “tail” policy providing liability insurance coverage for QOMPLX directors and officers with respect to matters occurring on or prior to the Effective Time.

•
Prior to the earlier of the closing or termination of the Business Combination Agreement in accordance with its terms, QOMPLX shall not, and shall cause its subsidiaries and its and their respective representatives not to, directly or indirectly: (a) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer with respect to a QOMPLX acquisition proposal; (b) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a QOMPLX acquisition proposal; (c) enter into any contract or other arrangement or understanding regarding a QOMPLX acquisition proposal; (d) prepare or make any filings with the SEC connection with a public offering of any equity securities or other securities, of QOMPLX or any of its subsidiaries (or an any affiliate or successor of QOMPLX or any of its subsidiaries); or (e) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person (other than the Tailwind and Merger Sub) to do or seek to do any of the foregoing.

•
QOMPLX shall give Tailwind prompt written notice of any demands for appraisal of any share of QOMPLX, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL relating to QOMPLX’s stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL. The Company will not, except with the prior written consent of Tailwind (which consent shall not be unreasonably withheld, conditioned, or delayed), make any payment or deliver any consideration (including Tailwind Shares), with respect to, settle or offer or agree to settle any such demands.

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As promptly as reasonably practicable following the date of the Business Combination Agreement, QOMPLX shall deliver to Tailwind (i) the QOMPLX audited financial statements for the fiscal years ended December 31, 2019 and December 31, 2020, (ii) certain audited and unaudited financial statements of Sentar and (iii) certain audited and unaudited financial statements of Tyche.

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At least two business days prior to the closing date of the Business Combination, QOMPLX will change its name to “QOMPLX Operations, Inc.”

Covenants of Tailwind
Tailwind made certain covenants under the Business Combination Agreement, including, among others, the following:
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subject to certain exceptions or as consented to in writing by QOMPLX, prior to the closing of the Business Combination, Tailwind will, and will cause its subsidiaries to, not do any of the following (such consent not to be unreasonably withheld, conditioned or delayed):

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adopt any amendments, supplements, restatements or modifications to the Tailwind trust agreement or the governing documents of Tailwind or Merger Sub;

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declare, set aside, make or pay any dividends or distribution or payment in respect of, or repurchase any outstanding, any equity securities of Tailwind;

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split, combine or reclassify any of its capital stock or other equity securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

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incur, create, assume or guarantee any indebtedness in excess of a certain threshold;

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make any loans or advances to, or capital contributions in, any other person, other than to, or in, Tailwind or any of its subsidiaries;

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issue any equity securities of Tailwind or grant any additional options or stock appreciation rights with respect to its equity securities;

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enter into, renew, modify or revise any Tailwind related party transaction;

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engage in any activities or business, or incur any material liabilities, other than activities or business or liabilities that are either permitted pursuant to or in accordance with the Business Combination Agreement (including those actions contemplated by or that are otherwise incidental or attendant to the Business Combination Agreement or any ancillary document, the performance of covenants or agreements thereunder or the consummation of the transactions contemplated thereby);

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authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;

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enter into any contract providing for the payment of any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by the Business Combination Agreement; or

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enter into any contract to do any of the above actions prohibited under the Business Combination Agreement.

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Upon the written request of QOMPLX, Tailwind will reasonably cooperate with QOMPLX in connection with the consummation of each Pipeline Acquisition on the terms and subject to the conditions set forth in the applicable transaction agreement for the Pipeline Acquisition.

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As promptly as reasonably practicable (and in any event within one business day) following the date of the Business Combination Agreement, Tailwind, as the sole stockholder of Merger Sub, will approve and adopt the Business Combination Agreement, the ancillary documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).

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As promptly as reasonably practicable following the effectiveness of the registration statement of which this proxy statement/prospectus forms a part, Tailwind will (a) duly give notice of and use reasonable best efforts to duly convene and hold the special meeting to approve the Business Combination Proposal, the Charter Proposal, the Governing Documents Proposals, the NYSE Proposal, the Incentive Plan Proposal and the Adjournment Proposal and (b) provide Tailwind stockholders with the opportunity to exercise their redemption rights in accordance with the Tailwind’s governing documents.

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Tailwind shall use its reasonable best efforts to: (i) cause the New QOMPLX Common Stock issuable in accordance with the Business Combination Agreement and the transactions contemplated thereunder to be approved for listing on NYSE and (ii) satisfy any applicable initial and continuing listing requirements of NYSE.

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At least one day prior to the Closing Date, the Tailwind board of directors will approve and adopt the 2021 Incentive Plan attached hereto as Annex D and with any changes or modifications thereto as QOMPLX and Tailwind may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either QOMPLX or Tailwind, as applicable), and Tailwind will initially reserve a number of shares of New QOMPLX Common Stock for grant equal to (a) 10% of the New QOMPLX Common Stock outstanding as of immediately following the Effective Time plus (ii) the number of rollover options issued in respect of the vested QOMPLX options.

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Prior to the earlier of the Closing or termination of the Business Combination Agreement in accordance with its terms, the Tailwind Parties shall not, and each of them shall cause their representatives not to, directly or indirectly: (a) solicit, initiate, encourage (including by means or furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Tailwind acquisition proposal; (b) furnish or disclose any non-public information to any person in connection with, or that could reasonably be expected to lead to, a Tailwind acquisition proposal; (c) enter into any contract or other arrangement or understanding regarding a Tailwind acquisition proposal; or (d) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any person to do or seek to do any of the foregoing.

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Upon the satisfaction of the conditions to closing of the Business Combination, Tailwind shall deliver to the trustee all documents, certificates or other notices required to be delivered to the trustee pursuant to the trust agreement and shall cause the trustee to (a) pay all amounts (if any) payable to the Tailwind public stockholders pursuant to the redemption, (b) pay the deferred underwriting expenses as set forth in the trust agreement, (c) deposit all remaining amounts to New QOMPLX and (d) terminate the trust account following the completion of the actions described in the immediately preceding clauses (a) through (c).

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Prior to the occurrence of the Effective Time, Tailwind shall (i) cause the Post-Closing New QOMPLX Certificate of Incorporation to be filed with the Secretary of State of the State of Delaware and (ii) adopt, or cause to be adopted, the Post-Closing New QOMPLX Bylaws in accordance with applicable law.

Mutual Covenants of the Parties
The parties made certain covenants under the Business Combination Agreement, including, among others, the following:
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using reasonable best efforts to consummate the Business Combination;

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notify the other party in writing promptly after learning of any stockholder demands or other stockholder proceedings relating to the Business Combination Agreement, any ancillary document or any matters relating thereto and reasonably cooperate with one another in connection therewith, including not settling any such proceedings without the consent of the other party;

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keeping certain information confidential in accordance with the existing non-disclosure agreement between QOMPLX and Tailwind;

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making public announcements;

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provide each party reasonable access to books, records and management;

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using reasonable best efforts to cause the Merger to constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the IRS Code or otherwise use commercially reasonable efforts to restructure the Merger to so qualify;

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cooperate in connection with certain tax matters and filings;

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making any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by the Business Combination Agreement promptly (and in any event within five business days) following the date the Business Combination Agreement; and

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taking all such actions within their power as may be necessary or appropriate such that effective immediately after the Effective Time the New QOMPLX Board will consist of seven board members as described under the section titled “— Board of Directors”.

In addition, Tailwind and QOMPLX agreed that Tailwind and QOMPLX will prepare and mutually agree upon and Tailwind will file with the SEC, this registration statement on Form S-4 relating to the Business Combination.

Board of Directors
Following the Closing, it is expected that the current management of QOMPLX will become the management of New QOMPLX, and the New QOMPLX board of directors will consist of seven directors, which will be divided into three classes (Class I, II and III) with Class I consisting of two directors, Class II consisting of two directors and Class III consisting of three directors. Pursuant to the Business Combination Agreement, the New QOMPLX board of directors will consist of two directors determined by QOMPLX prior to the effectiveness of this registration statement, one director who is the chief executive officer of QOMPLX, one director determined by Cannae prior to the effectiveness of this registration statement and three directors determined by the Sponsor prior to the effectiveness of this registration statement (after reasonably consulting with QOMPLX).
Survival of Representations, Warranties and Covenants
The representations, warranties, agreements and covenants in the Business Combination Agreement terminate at the Effective Time, except for the covenants and agreements relevant to the Closing, agreements or covenants which by their terms contemplate performance after the Effective Time, and the representations and warranties of QOMPLX and Tailwind regarding investigation and exclusivity of representations and warranties.
Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the closing of the Business Combination, including, among others, the following:
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by the mutual written consent of Tailwind and QOMPLX;

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by Tailwind, subject to certain exceptions, if any of the representations or warranties made by QOMPLX are not true and correct or if QOMPLX or the QOMPLX Stockholder Representative fail to perform any of their respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the closing of the Business Combination) such that certain conditions to the obligations of Tailwind to consummate the Business Combination, as described in the section entitled “— Conditions to Closing of the Business Combination” above, could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) August 31, 2021 (the “Termination Date”);

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by QOMPLX, subject to certain exceptions, if any of the representations or warranties made by Tailwind or Merger Sub are not true and correct or if any Tailwind Party fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that the condition to the obligations of QOMPLX to consummate the Business Combination, as described in the section entitled “— Conditions to Closing of the Business Combination” above, could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) 30 days after written notice thereof, and (ii) the Termination Date;

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by either Tailwind or QOMPLX, subject to certain exceptions, if the transactions contemplated by the Business Combination Agreement are not consummated on or prior to the Termination Date;

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by either Tailwind or QOMPLX,

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if any governmental entity of competent jurisdiction shall have issued an order permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Business Combination Agreement and such order shall have become final and nonappealable;

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if the Tailwind Stockholders Meeting has been held (including and adjournment or postponement thereof) and the Required Tailwind Stockholder Approval was not obtained; and

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by Tailwind, if QOMPLX does not deliver, or cause to be delivered to Tailwind, (i) a Transaction Support Agreement duly executed by each supporting QOMPLX stockholder and (ii) the QOMPLX Shareholder Written Consent, in each case, when required under the Business Combination Agreement.

If the Business Combination Agreement is validly terminated, none of the parties to the Business Combination Agreement will have any liability or any further obligation under the Business Combination Agreement, except (i) in the case of a willful and material breach of any covenant or agreement under the Business Combination Agreement or fraud and (ii) for customary obligations that survive the termination thereof (such as confidentiality obligations).
Expenses
The fees and expenses incurred in connection with the Business Combination Agreement and the ancillary documents thereto, and the transactions contemplated thereby, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that, (a) if the Business Combination Agreement is terminated in accordance with its terms, QOMPLX shall pay, or cause to be paid, all unpaid QOMPLX expenses and Tailwind shall pay, or cause to be paid, all unpaid Tailwind expenses and (b) if closing of the Business Combination occurs, New QOMPLX shall pay, or cause to be paid, all unpaid QOMPLX expenses and all unpaid Tailwind expenses.
Governing Law
The Business Combination Agreement is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Amendments
The Business Combination Agreement may be amended or modified only by a written agreement executed and delivered by (a) Tailwind and QOMPLX prior to the closing of the Business Combination and (b) Tailwind, the Sponsor and the QOMPLX Stockholder Representative following the closing of the Business Combination.

OTHER AGREEMENTS
Sponsor Letter Agreement
Concurrently with the execution of the Business Combination Agreement, (a) Tailwind, (b) Sponsor, (c) QOMPLX and (d) each of Philip Krim, Chris Hollod, Matthew Eby, Alan Sheriff, Wisdom Lu, Neha Parikh and Will Quist, each of whom is a member of Tailwind’s board of directors and/or management (collectively, the “Insiders”), entered into the Sponsor Letter Agreement, pursuant to which, among other things, Sponsor agreed to: (i) vote in favor of each of the transaction proposals to be voted upon at the meeting of Tailwind stockholders, including approval of the Business Combination Agreement and the transactions contemplated thereby (including the Merger); (ii) waive any adjustment to the conversion ratio set forth in the governing documents of Tailwind or any other anti-dilution or similar protection with respect to Tailwind (whether resulting from the transactions contemplated by the Subscription Agreements or otherwise); and (iii) subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Business Combination, transfer, surrender and forfeit to Tailwind 835,539 Tailwind Class B Common Stock for no consideration, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement. In addition, pursuant to the Sponsor Letter Agreement, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, each of Tailwind, the Tailwind Sponsor and the Insiders have agreed to terminate the lock-up provisions in respect of the Tailwind Class B Common Stock (as defined in the Letter Agreement) that are set forth in Section 5(a) of that certain letter agreement, dated as of September 3, 2020 (as it may be amended, supplemented or otherwise modified from time to time, the “Letter Agreement”), by and among Tailwind, Sponsor and the Insiders, which included, among other restrictions, a one year lock-up restriction on the Tailwind Class B Common Stock following an initial business combination (subject to certain exceptions). Following the consummation of the Business Combination, Sponsor will be subject to the lock-up provisions described in the Investor Rights Agreement.
A copy of the Sponsor Letter Agreement is filed with this proxy statement/prospectus and is incorporated herein by reference, and the foregoing description of the Sponsor Letter Agreement is qualified in its entirety by reference thereto.
PIPE Financing and Bridge Financing (Private Placement)
Concurrently with the execution of the Business Combination Agreement, Tailwind entered into (i) the Subscription Agreements with certain investors, including, among others, Cannae and additional third party investors and (ii) the Bridge Financing Agreement with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and Tailwind agreed to issue and sell to such investors, on the closing date of the Business Combination substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 and (B) Tailwind agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment. Pursuant to the Bridge Financing Agreement, QOMPLX has agreed to issue the Notes to the investors party thereto in an aggregate principal amount of $20,000,000 and Tailwind has agreed to, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the Business Combination, assume the Notes and satisfy and discharge the principal amount and accrued and unpaid interest under each Note as of such time by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable on a Note as of such time.
The closing of the PIPE Financing is contingent upon, among other things, the substantially concurrent consummation of the Business Combination. The Financing Agreements provide that Tailwind will grant the investors in the PIPE Financing and the Bridge Financing certain customary registration rights.
A copy of the forms of Subscription Agreement and Bridge Financing Agreement are filed with this proxy statement/prospectus and are incorporated herein by reference, and the foregoing description of the Subscription Agreements and Bridge Financing Agreement is qualified in its entirety by reference thereto.

Transaction Support Agreements
Within one business day of the signing of the Business Combination Agreement, certain stockholders of QOMPLX entered into Transaction Support Agreements (with Tailwind and the Company, pursuant to which such stockholders of QOMPLX have agreed to, among other things, (i) support and vote in favor of the Business Combination Agreement and the transactions contemplated thereby (including the Business Combination), and (ii) be bound by certain other covenants and agreements related to the Business Combination, including a restriction on certain transfers with respect to his, her or its shares in QOMPLX prior to the closing of the Business Combination.
A copy of the form of Transaction Support Agreement is filed with this proxy statement/prospectus and is incorporated herein by reference, and the foregoing description of the Transaction Support Agreements is qualified in its entirety by reference thereto.
Investor Rights Agreement
Concurrently with the execution of the Business Combination Agreement, Tailwind, the Sponsor and certain QOMPLX stockholders entered into the Investor Rights Agreement pursuant to which, among other things, each of the Sponsor and the certain QOMPLX stockholders (i) agreed not to effect any sale or distribution of New QOMPLX equity securities during the lock-up period described in the Post-Closing New QOMPLX Bylaws and (ii) will be granted certain customary registration rights, in each case subject to, and conditioned upon and effective as of, the closing of the Business Combination.
A copy of the Investor Rights Agreement is filed with this proxy statement/prospectus and is incorporated herein by reference, and the foregoing description of the Investor Rights Agreement is qualified in its entirety by reference thereto.

PROPOSAL NO. 1 — THE BUSINESS COMBINATION PROPOSAL
Holders of Tailwind common stock are being asked to approve the Business Combination Agreement and the transactions contemplated thereby, including the Merger. Tailwind stockholders should read carefully this proxy statement/prospectus in its entirety for more detailed information concerning the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. Please see the sections entitled “The Business Combination” and “The Business Combination Agreement” in this proxy statement/prospectus for additional information regarding the merger and a summary of certain terms of the Business Combination Agreement. You are urged to read carefully the Business Combination Agreement in its entirety before voting on this proposal.
Tailwind may consummate the Business Combination only if it is approved by the affirmative vote of a majority of the votes cast by holders of Tailwind common stock, voting together as a single class at a meeting at which a quorum is present.
Vote Required for Approval
The affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which a quorum is present, is required to approve the Business Combination Proposal.
An abstention or failure to submit a proxy or to vote online at the Tailwind Special Meeting will have no effect on the Business Combination Proposal.
The Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Business Combination Agreement. If the Business Combination Proposal is not approved, the other proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote.
The Sponsor and Tailwind’s directors and officers have agreed to vote their shares of Class B Common Stock in favor of the Business Combination Proposal.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE BUSINESS COMBINATION PROPOSAL.

PROPOSAL NO. 2: THE CHARTER PROPOSAL
Overview
In connection with the Business Combination, Tailwind is asking its stockholders to approve the adoption of the Post-Closing New QOMPLX Certificate of Incorporation in the form attached to this proxy statement/prospectus as Annex B, which, in the judgment of Tailwind’s board of directors, is necessary to adequately address the needs of New QOMPLX following the consummation of the Business Combination.
The following is a summary of the key changes between the Pre-Closing Tailwind Certificate of Incorporation and the Post-Closing New QOMPLX Certificate of Incorporation. This summary is qualified by reference to the complete text of the Post-Closing New QOMPLX Certificate of Incorporation. All stockholders are encouraged to read the Post-Closing New QOMPLX Certificate of Incorporation in its entirety for a more complete description of its terms.
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Name Change.   Change the corporate name from “Tailwind Acquisition Corp.” to “QOMPLX, Inc.” as of the closing of the Business Combination;

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Authorized Share Capital.   Change the total number of shares of all classes of authorized capital stock from 551,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock and 1,000,000 shares of preferred stock, to 501,000,000 shares of common stock, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock;

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Dual-Class Capital Structure.   Eliminate Class B Common Stock and any rights of holders thereof;

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Amendment.   Provide that the affirmative vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal the bylaws or any provision of the Post-Closing New QOMPLXCertificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of the Post-Closing New QOMPLX Certificate of Incorporation;

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Blank Check Company.   Remove the provisions under Article IX (Business Combination Requirements; Existence) relating to Tailwind’s status as a blank check company;

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Corporate Opportunity.   Remove the provisions under Article X (Corporate Opportunity) relating to the application of the doctrine of corporate opportunity; and

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Action by Written Consent.   Provide that no action will be taken by any holders of shares of New QOMPLX common stock, except at an annual or special meeting of stockholders called in accordance with the bylaws, and no action will be taken by the stockholders by written consent.

Reasons for the Amendments
The following is a summary of the reasons for the key changes effected by the Charter Proposal:
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Name Change.   Changing the post-combination corporate name from from “Tailwind Acquisition Corp.” to “QOMPLX, Inc.” is desirable to reflect the Business Combination and to more closely align the name of the publicly traded entity with the name of the existing operating business;

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Authorized Share Capital.   Tailwind’s Pre-Closing Certificate of Incorporation authorizes (a) 550,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of preferred stock. Proposal No. 2 provides that New QOMPLX will be authorized to issue 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock. Upon the elimination of the blank check provisions in Tailwind’s Pre-Closing Certificate of Incorporation, Tailwind’s board determined that there was no longer a need to continue with two (2) series of common stock and, therefore, Proposal No. 2 eliminates the Class B Common Stock;

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Dual-Class Capital Structure.   Tailwind’s Pre-Closing Certificate of Incorporation contains provisions regarding the conversion of Class B Common Stock and anti-dilution protections in respect of Class B Common Stock. Tailwind’s Pre-Closing Certificate of Incorporation also requires the affirmative vote of the holders of a majority of the shares of Class B Common Stock in order to make any amendment that would alter or change the powers, preferences or other rights of the holders of Class B Common Stock. The Post-Closing New QOMPLX Certificate of Incorporation eliminates Class B Common Stock and any rights of holders thereof. Following the merger, the protections afforded the Class B Common Stock while Tailwind was a special purpose acquisition company will no longer be necessary. Tailwind’s board of directors believes that the provisions relating to the Class B Common Stock will no longer be relevant to New QOMPLX and should be eliminated;
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Amendment.   Under Tailwind’s Pre-Closing Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the bylaws or certificate of incorporation provisions (other than the requirement that any amendment to Article IX of the Certificate of Incorporation (Business Combination Requirements; Existence) prior to the consummation of the initial “business combination” be approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of the Common Stock. The Post-Closing New QOMPLX Certificate of Incorporation requires the affirmative vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal the bylaws or any provision of the Post-Closing New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of the Post-Closing New QOMPLX Certificate of Incorporation. The amendment is intended to protect certain key provisions of the Post-Closing New QOMPLX Governing Documents from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders;

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Blank Check Company.   The amendment will eliminate provisions specific to Tailwind’ status as a blank check company that will serve no purpose following the consummation of the Business Combination;

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Corporate Opportunity.   The removal of the corporate opportunity doctrine provisions would ensure that directors, officers and controlling stockholders will not be able to take advantage of opportunities beneficial to New QOMPLX for themselves without first disclosing the opportunity to New QOMPLX’s board of directors and giving New QOMPLX’s board of directors the opportunity to decline the opportunity on behalf of New QOMPLX; and

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Action by Written Consent.   Permitting stockholder action by written consent would circumvent the usual process of allowing deliberation at a meeting of stockholders, could be contrary to principles of openness and good governance, and have the potential to inappropriately disenfranchise stockholders, potentially permitting a small group of short-term, special interest or self-interested stockholders, who together hold a threshold amount of shares, to take important actions without the involvement of, and with little or no advance notice to stockholders. Allowing stockholder action by written consent would also deny all stockholders the right to receive accurate and complete information on a proposal in advance and to present their opinions and consider presentation of the opinions of New QOMPLX’s board of directors and other stockholders on a proposal before voting on a proposed action. The Tailwind board believes that a meeting of stockholders, which provides all stockholders an opportunity to deliberate about a proposed action and vote their shares, is the most appropriate forum for stockholder action.

Vote Required for Approval
The approval of the Charter Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock entitled to vote, voting together as a single class at a meeting at which a quorum is present, and the affirmative vote by the holders of a majority of the shares of Class B Common Stock outstanding, voting as a separate class.
An abstention or failure to submit a proxy or to vote online at the Tailwind Special Meeting will have no effect on the Charter Proposal, except for holders of Class B Common Stock whose failure to submit a proxy or to vote online will have the same effect as a vote “AGAINST” the Charter Proposal.

The consummation of the Business Combination is conditioned upon the approval of each of the Business Combination Proposal, the Charter Proposal and the NYSE Proposal at the Special Meeting. If the Business Combination Proposal is not approved, the Charter Proposal will not be presented to the stockholders for a vote. Notwithstanding the approval of the Charter Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Charter Proposal will not be effected.
The Sponsor and Tailwind’s directors and officers have agreed to vote the Class B common Common Stock and any shares of Class A Common Stock owned by them in favor of the Charter Proposal.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE CHARTER PROPOSAL.

PROPOSALS NO. 3 THROUGH NO. 7 — THE GOVERNING DOCUMENT PROPOSALS
The following table sets forth a summary of the principal changes proposed to be made between Pre-Closing Tailwind Governing Documents and the proposed Post-Closing New QOMPLX Certificate of Incorporation and the proposed Post-Closing New QOMPLX Bylaws. This summary is qualified by reference to the complete text of the Post-Closing New QOMPLX Certificate of Incorporation and the proposed Post-Closing New QOMPLX Bylaws, copies of which are attached to this proxy statement/prospectus as Annexes B and C, respectively. In accordance with SEC guidance, these proposals are being presented separately and will be voted upon on a non-binding advisory basis. In the judgment of the Tailwind board, these provisions are necessary to adequately address the needs of New QOMPLX and its stockholders following the consummation of the Business Combination. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, New QOMPLX intends that the Post-Closing New QOMPLX Governing Documents will take effect at consummation of the Business Combination, assuming approval of the Charter Proposal.
	Pre-Closing Tailwind Governing Documents	Post-Closing New QOMPLX Governing Documents
Authorized Shares (Proposal No. 3)	Tailwind’s Pre-Closing Certificate of Incorporation authorizes (a) 551,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of preferred stock.	The Post-Closing New QOMPLX Governing Documents will authorize 500,000,000 shares of common stock and 1,000,000 shares of preferred stock.
Elimination of Class B Common Stock (Proposal No. 4)	Tailwind’s Pre-Closing Certificate of Incorporation contains provisions regarding the conversion of Class B Common Stock and anti-dilution protections in respect of Class B Common Stock. Tailwind’s Pre-Closing Certificate of Incorporation also requires the affirmative vote of the holders of a majority of the shares of Class B Common Stock in order to make any amendment that would alter or change the powers, preferences or other rights of the holders of Class B Common Stock.	The Post-Closing New QOMPLX Governing Documents will eliminate Class B Common Stock and any rights of holders thereof.
No Class Vote on Changes in Authorized Number of Shares of Stock (Proposal No. 5)	Tailwind’s Pre-Closing Certificate of Incorporation contains no specific provision regarding the required vote to change the authorized shares of any class of stock.	The Post-Closing New QOMPLX Governing Documents will provide that, subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the

	Pre-Closing Tailwind Governing Documents	Post-Closing New QOMPLX Governing Documents
voting power of the stock outstanding and entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL.
Amendment to Corporate Opportunities Provision (Proposal No. 6)	Under Tailwind’s Pre-Closing Certificate of Incorporation, the doctrine of corporate opportunity applies with respect to any of the directors or officers only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Tailwind and such opportunity is one Tailwind is legally and contractually permitted to undertake and would otherwise be reasonable to pursue.	The Post-Closing New QOMPLX Governing Documents contain no provision regarding the doctrine of corporate opportunity.
Supermajority Provisions of the Post-Closing New QOMPLX Governing Documents (Proposal No. 7)	Under Tailwind’s Pre-Closing Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the bylaws or Certificate of Incorporation provisions (other than the requirement that any amendment to Article IX of the Certificate of Incorporation (Business Combination Requirements; Existence) prior to the consummation of the initial “business combination” be approved by the affirmative vote of the holders of at 65% of all then outstanding shares of the common stock.	The Post-Closing New QOMPLX Governing Documents will provide that the affirmative vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal the New QOMPLX Bylaws or any provision of the New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI.
Reasons for Post-Closing New QOMPLX Governing Documents Amendments
Authorized Shares (Proposal No. 3)
Tailwind’s Pre-Closing Certificate of Incorporation authorizes (a) 550,000,000 shares of common stock, consisting of 500,000,000 shares of Class A Common Stock and 50,000,000 shares of Class B Common Stock and (b) 1,000,000 shares of preferred stock. Proposal No. 2 provides that New QOMPLX will be authorized to issue 501,000,000 shares, consisting of 500,000,000 shares of common stock and 1,000,000 shares of preferred stock. Upon the elimination of the blank check provisions in Tailwind’s Pre-Closing Certificate of Incorporation, Tailwind’s board determined that there was no longer a need to continue with two (2) series of common stock and, therefore, Proposal No. 2 eliminates the Class B Common Stock.

Elimination of Class B Common Stock (Proposal No. 4)
Tailwind’s Pre-Closing Certificate of Incorporation contains provisions regarding the conversion of Class B Common Stock and anti-dilution protections in respect of Class B Common Stock. Tailwind’s Pre-Closing Certificate of Incorporation also requires the affirmative vote of the holders of a majority of the shares of Class B Common Stock in order to make any amendment that would alter or change the powers, preferences or other rights of the holders of Class B Common Stock. The Post-Closing New QOMPLX Governing Documents eliminates Class B Common Stock and any rights of holders thereof. Following the merger, all shares of Class B Common Stock will have been surrendered and forfeit for no consideration and the protections afforded the Class B Common Stock while Tailwind was a special purpose acquisition company will no longer be necessary. Tailwind’s board of directors believes that the provisions relating to the Class B Common Stock will no longer be relevant to New QOMPLX and should be eliminated.
No Class Vote on Changes in Authorized Number of Shares of Stock (Proposal No. 5)
Tailwind’s Pre-Closing Certificate of Incorporation contains no specific provision regarding the required vote to change the authorized shares of any class of stock. The Post-Closing New QOMPLX Governing Documents provide that any vote with respect to the increase or decrease of the number of authorized shares of any class or classes of stock (but not below the number of shares then outstanding) requires the affirmative vote of the holders of the majority of the voting power of the stock of New QOMPLX entitled to vote generally in the election of directors, voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased, unless a separate voting standard is expressly set forth in the certificate of designation of preferred stock of New QOMPLX.
Tailwind’s board of directors believes that vesting the power to authorize changes in the authorized number of shares in the holders of stock entitled to vote in the election of directors will give New QOMPLX greater flexibility to use its share capital. Tailwind’s board of directors further believes that it is appropriate to require a stricter voting standard to change the authorized share capital.
Amendment to Corporate Opportunities (Proposal No. 6)
Under Tailwind’s Pre-Closing Certificate of Incorporation, the doctrine of corporate opportunity applies with respect to any of the directors or officers only with respect to a corporate opportunity that was offered to such person solely in his or her capacity as a director or officer of Tailwind and such opportunity is one Tailwind is legally and contractually permitted to undertake and would otherwise be reasonable to pursue. The Post-Closing New QOMPLX Governing Documents contains no provision with regard to the doctrine of corporate opportunity.
Supermajority Provisions of the Charter and Bylaws (Proposal No. 7)
Under Tailwind’s Pre-Closing Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the bylaws or certificate of incorporation provisions (other than the requirement that any amendment to Article IX of the Certificate of Incorporation (Business Combination Requirements; Existence) prior to the consummation of the initial “business combination” be approved by the affirmative vote of the holders of at 65% of all then outstanding shares of the Common Stock. The Post-Closing New QOMPLX Governing Documents requires the affirmative vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal the bylaws or any provision of the New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI. The amendments are intended to protect the certain key provisions of the Post-Closing New QOMPLX Governing Documents from arbitrary amendment and to prevent a simple majority of stockholders from taking actions that may be harmful to other stockholders or making changes to provisions that are intended to protect all stockholders.

Anti-Takeover Effects of the Post-Closing New QOMPLX Governing Documents and Certain Provisions of Delaware Law
The Post-Closing New QOMPLX Governing Documents will contain and the DGCL contains provisions that are intended to enhance the likelihood of continuity and stability in the composition of our board of directors. These provisions are intended to avoid costly takeover battles, reduce our vulnerability to a hostile change of control and enhance the ability of the board of directors to maximize stockholder value in connection with any unsolicited offer to acquire New QOMPLX. However, these provisions may have an anti-takeover effect and may delay, deter or prevent a merger or acquisition of New QOMPLX by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of common stock held by stockholders.
Vote Required for Approval
Approval of the Governing Documents Proposals Numbers 3 and 4 require the affirmative vote of a majority of the votes cast by holders of common stock entitled to vote, voting together as a single class at a meeting at which a quorum is present, and the affirmative vote by the holders of a majority of the shares of Class B Common Stock outstanding, voting as a separate class. Approval of the Governing Documents Proposals Numbers 4, 5, 6, and 7 requires the affirmative vote of a majority of the votes cast by holders of common stock entitled to vote, voting together as a single class at a meeting at which a quorum is present. Notwithstanding the approval of the Governing Documents Proposals, if the Business Combination is not consummated for any reason, the actions contemplated by the Governing Documents Proposals will not be effected.
An abstention or failure to submit a proxy or to vote online at the Tailwind Special Meeting will have no effect on the Governing Documents Proposals except for holders of Class B Common Stock whose failure to submit a proxy or to vote online will have the same effect as a vote “AGAINST” Proposals No. 3 and 4 and will have no effect on Proposals No. 5, 6, and 7.
The Sponsor and Tailwind’s directors and officers have agreed to vote the Class B common Common Stock and any shares of Class A Common Stock owned by them in favor of each of the Governing Documents Proposals.
A copy of the Post-Closing New QOMPLX Governing Documents, as will be in effect assuming approval of each of the Governing Documents Proposals and upon consummation of the merger and filing with the Secretary of State of the State of Delaware, is attached to this proxy statement/prospectus as Annexes B and C.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” EACH OF THE GOVERNING DOCUMENT PROPOSALS.

PROPOSAL NO. 8 — THE NYSE PROPOSAL
In connection with the Business Combination, Tailwind intends to effect the issuance of up to 105,000,000 shares of New QOMPLX Stock pursuant to the Business Combination Agreement, which includes shares issued in the Merger, the PIPE Financing and the Bridge Financing.
Reasons for the Approval for Purposes of NYSE Rule 312.03
We are seeking stockholder approval in order to comply with Rule 312.03.
Under NYSE Listing Rule 312.03, a company is required to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, if the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock. Tailwind currently expects to issue up to 105,000,000 shares of New QOMPLX Stock in connection with the Business Combination. Accordingly, Tailwind is seeking the approval of its stockholders for such issuances.
Additionally, pursuant to NYSE Listing Rule 312.03, when a NYSE-listed company proposes to issue securities in connection with a business combination of the stock or assets of another company, stockholder approval is required if a substantial securityholder of such company has a 5% or greater interest, directly or indirectly, in such company or the assets to be acquired or in the consideration to be paid in the transaction or series of related transactions and the present or potential issuance of common stock could result in an increase in outstanding shares of common stock or voting power of 5% or more. NYSE Listing Rule 312.04 defines a substantial securityholder as the holder of an interest of 5% or more of either the number of shares of common stock or the voting power outstanding of a NYSE-listed company. Certain stockholders that own greater than 5% of Tailwind's common shares will be receiving shares of New QOMPLX in the Business Combination, and therefore constitute substantial stockholders of Tailwind under NYSE Listing Rule 312.04. Accordingly, Tailwind is seeking the approval of its stockholders for such issuances.
Moreover, under NYSE Listing Rule Section 312.03(d), stockholder approval is required prior to an issuance that will result in a change of control of Tailwind. The issuance of shares of New QOMPLX Common Stock to the shareholders of QOMPLX immediately prior to the closing of the Business Combination may be deemed to result in a change of control of Tailwind. Accordingly, Tailwind is seeking the approval of its stockholders for such issuances.
Stockholder approval of the NYSE Proposal is also a condition to the closing under the Business Combination Agreement.
Vote Required for Approval
The approval of the NYSE Proposal requires the affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class at a meeting at which quorum is present. Failure to submit a proxy or to vote online at the Tailwind Special Meeting and abstentions from voting will have the same effect as a vote “AGAINST” the NYSE Proposal.
The Business Combination is conditioned upon the approval of the NYSE Proposal, subject to the terms of the Business Combination Agreement. Notwithstanding the approval of the NYSE Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the NYSE Proposal will not be effected.
The Sponsor and Tailwind’s directors and officers have agreed to vote the shares of Class B Common Stock and any shares of Class A Common Stock owned by them in favor of the NYSE Proposal.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE NYSE PROPOSAL.

PROPOSAL NO. 9 — THE INCENTIVE PLAN PROPOSAL
Overview
Immediately prior to the closing of the Business Combination, the board of directors of Tailwind is expected to approve and adopt, subject to the approval of our shareholders, the              2021 Incentive Equity Plan (the “2021 Incentive Plan”), effective as of and contingent on the closing. If the 2021 Incentive Plan is approved by our shareholders, New QOMPLX will be authorized to grant equity and cash incentive awards to eligible service providers. A copy of the equity incentive plan is attached to this proxy statement/prospectus as Annex D.
The purpose of the 2021 Incentive Plan is to enhance New QOMPLX’s ability to attract, retain and motivate persons who make (or are expected to make) important contributions to New QOMPLX by providing these individuals with equity ownership opportunities. We believe that the 2021 Incentive Plan is essential to our success. Equity awards are intended to motivate high levels of performance and align the interests of our directors, employees and consultants with those of our stockholders by giving directors, employees and consultants an equity stake in New QOMPLX and providing a means of recognizing their contributions to the success of New QOMPLX. The Tailwind board of directors and management believe that equity awards are necessary to remain competitive in our industry and are essential to recruiting and retaining the highly qualified employees who help New QOMPLX meet its goals.
If approved by the Tailwind board of directors and our stockholders, the 2021 Incentive Plan will become effective upon the consummation of the Business Combination.
Description of the Material Features of the 2021 Incentive Plan
The following is a summary of the material features of the 2021 Incentive Plan. This summary is qualified in its entirety by reference to the complete text of the 2021 Incentive Plan, a copy of which is attached to this joint proxy statement/prospectus as Annex D. We urge our stockholders to read carefully the entire 2021 Incentive Plan before voting on this proposal.
Purpose:   The purpose of the 2021 Incentive Plan is to provide a means through which to attract, retain and motivate key personnel and to provide a means whereby our directors, officers, employees, consultants and advisors can acquire and maintain an equity interest in us, or be paid incentive compensation, including incentive compensation measured by reference to the value of our Class A common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.
Persons Eligible to Participate:   Awards under the 2021 Incentive Plan may be granted to any (i) individual employed by us or our subsidiaries, (ii) director or officer of us or our subsidiaries or (iii) consultant or advisor to us or our subsidiaries who may be offered securities registrable pursuant to a Registration Statement on Form S-8 under the Securities Act. The compensation committee of the board of directors (the “Compensation Committee”) may grant awards to any individual eligible to participate in the 2021 Incentive Plan. Incentive stock options may only be granted to our employees or the employees of our subsidiaries. As of the date of this proxy statement/ prospectus, approximately      employees and approximately      non-employee directors would be eligible to participate in the 2021 Incentive Plan following the Business Combination, including all of our executive officers. In addition, certain consultants and other service providers may, in the future, become eligible to participate in the 2021 Incentive Plan, though, as of the date of this proxy statement/prospectus, no grants to any consultants or other service providers are expected.
Authorized Shares:   The 2021 Incentive Plan reserves a number of New QOMPLX Class A common shares for grant thereunder equal to (x) ten percent (10%) of New QOMPLX Class A common stock outstanding as of immediately following the Business Combination (including, for the avoidance of doubt, the Class A common shares reserved for issuance pursuant to this sentence) plus (y) the number of rollover options issued in respect of the vested QOMPLX options under the 2015 Equity Incentive Plan.
If an award expires or is terminated, surrendered or cancelled or otherwise becomes unexercisable without having been exercised in full, is forfeited in whole or in part (including as the result of shares subject to the award being repurchased by us at or below the original issuance price pursuant to a contractual repurchase right, or is forfeited or repurchased due to failure to vest, then the unpurchased shares (or the forfeited, unused or repurchased shares) will become available for future grant or sale under the 2021 Incentive Plan. With respect to stock appreciation rights, the number of shares counted against the shares available for issuance under the 2021 Incentive Plan will be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise. Shares that have actually been issued under the 2021 Incentive Plan under any award will not be returned to the 2021 Incentive Plan; provided, however, that if shares issued pursuant to awards under the 2021 Incentive Plan are repurchased or forfeited due to a failure to vest, such shares will become available for future grant under the 2021 Incentive Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award will become available for future grant or sale under the 2021 Incentive Plan. To the extent an award is settled or paid out in cash rather than shares, such cash payment will not result in a reduction in the number of shares available for issuance under the 2021 Incentive Plan. Shares repurchased by us on the open market using proceeds from the exercise of an award will not increase the number of shares available for issuance under the 2021 Incentive Plan.
Plan Administration:   Our 2021 Incentive Plan will be administered by the Compensation Committee, another committee designated by our board of directors, or our board of directors. We expect our Compensation Committee to administer our 2021 Incentive Plan. Subject to the provisions of our 2021 Incentive Plan and applicable law, the administrator (or its delegate) will have the authority to administer our 2021 Incentive Plan and make all determinations deemed necessary or advisable for administering the 2021 Incentive Plan, such as the power to determine the fair market value of our common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2021 Incentive Plan, determine the terms and conditions of awards (such as the exercise price, the time or times at which the awards may be exercised, any vesting or forfeiture restrictions, any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of our 2021 Incentive Plan and awards granted under it, prescribe, amend, and rescind rules relating to our 2021 Incentive Plan, including creating sub-plans, modify or amend each award, including the discretionary authority to extend the post-termination exercisability period of awards, allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award and determine the timing and characterization or reason for a participant’s termination of employment or service with us. The administrator’s decisions, determinations, and interpretations will be final and binding on all participants.
Stock Options:   We are able to grant stock options under our 2021 Incentive Plan. The per share exercise price of options granted under our 2021 Incentive Plan must be at least equal to the fair market value of a share of our Class A common stock on the date of grant. The term of an option does not exceed 10 years, except that with respect to any incentive stock option granted to any participant who owns more than 10% of the voting power of all classes of stock of ours or any parent or subsidiary corporations, the term must not exceed five years and the per share exercise price must equal at least 110% of the fair market value of a share of our Class A common stock on the grant date. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law or any combination thereof. After the termination of service of a participant, he or she will be able to exercise his or her option (to the extent it has vested as of the date of the termination of service) for the period of time stated in his or her award agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for 12 months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the administrator determines the other terms of options.
Stock Appreciation Rights:   We are able to grant appreciation rights under our 2021 Incentive Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of our Class A common stock between the exercise date and the date of grant. Stock appreciation rights will not have a term exceeding 10 years. After the termination of service of a participant, he or she will be able to exercise his or her stock appreciation right for the period of time stated in his or her award agreement. In the absence of a specified time in the award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for 12 months. In all other cases, in the absence of a specified time in the award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of our 2021 Incentive Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of our Class A common stock, or a combination thereof, except that the per share exercise price for a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.
Restricted Stock:   We are able to grant restricted stock under our 2021 Incentive Plan. Restricted stock awards are grants of shares of our Class A common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director or consultant and, subject to the provisions of our 2021 Incentive Plan, will determine the terms and conditions of such awards. The administrator will be able to impose whatever conditions to vesting it determines to be appropriate (for example, the administrator will be able to set restrictions based on the achievement of specific performance goals or continued service to us); provided, however, that the administrator will have the discretion to accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting, unless the administrator provides otherwise; provided, however, that if dividends are paid in shares, such dividends will be subject to the same vesting schedule as the restricted stock awards. Shares of restricted stock that do not vest will be subject to our right of repurchase or forfeiture.
RSUs:   We are able to grant RSUs under our 2021 Incentive Plan. Each RSU is a bookkeeping entry representing an amount equal to the fair market value of one share of our Class A common stock. Subject to the provisions of our 2021 Incentive Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator will be able to set vesting criteria based upon continued employment or service, the achievement of company-wide, divisional, business unit, or individual goals, or any other basis determined by the administrator in its discretion. The administrator will have the discretion to pay earned restricted stock units in the form of cash, in shares or in some combination thereof. The administrator will also have the discretion to accelerate the time at which any restrictions will lapse or be removed.
Performance Units and Performance Shares:   We are able to grant performance units and performance shares under our 2021 Incentive Plan. Performance units and performance shares are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will establish performance objectives or other vesting criteria (including continued employment or service) in its discretion, which, depending on the extent to which they are met, will determine the number and/or the value of performance units and performance shares to be paid out to participants. The administrator will be able to set performance objectives based on the achievement of company-wide, divisional, business unit, or individual goals, or any other basis determined by the administrator in its discretion. After the grant of a performance unit or performance share, the administrator will have the discretion to reduce or waive any performance criteria or other vesting provisions for such performance units or performance shares. Performance units will have an initial dollar value established by the administrator on or prior to the grant date. Performance shares will have an initial value equal to the fair market value of our Class A common stock on the grant date. The administrator will have the discretion to pay earned performance units or performance shares in the form of cash, in shares or in some combination thereof.
Other Share-Based Awards:   We are able to grant other share-based awards under our 2021 Incentive Plan. Subject to the provisions our 2021 Incentive Plan, the administrator will determine the terms and conditions of such awards.
Outside Directors:   Our 2021 Incentive Plan provides that all outside (non-employee) directors are eligible to receive all types of awards (except for incentive stock options) under our 2021 Incentive Plan. Prior to the completion of this offering, we intend to implement a formal policy pursuant to which our outside directors will be eligible to receive equity awards under our 2021 Incentive Plan. Our 2021 Incentive Plan will include a maximum annual limit of cash compensation and equity awards that may be paid, issued, or granted to an outside director in any fiscal year. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as an outside director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our outside directors.
Non-Transferability of Awards:   Unless the administrator provides otherwise, our 2021 Incentive Plan generally does not allow for the transfer of awards (other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle that is approved by the administrator) and only the recipient of an award is able to exercise an award during his or her lifetime. If the administrator makes an award transferrable, such award will contain such additional terms and conditions as the administrator deems appropriate.
Certain Adjustments:   In the event of certain changes in our capitalization or applicable laws, regulations, or accounting principles, to prevent diminution or enlargement of the benefits or potential benefits available under our 2021 Incentive Plan, the administrator will, subject to compliance with Section 409A of the Code and other applicable law, adjust the number and class of shares that may be delivered under our 2021 Incentive Plan and/or the number, class and price of shares covered by each outstanding award, the terms and conditions of any outstanding award and the numerical share limits set forth in our 2021 Incentive Plan.
Dissolution or Liquidation:   In the event of our proposed liquidation or dissolution, the administrator will notify participants as soon as practicable and all awards will terminate immediately prior to the consummation of such proposed transaction.
Merger or Change in Control:   Our 2021 Incentive Plan provides that in the event of a merger or change in control, as defined under our 2021 Incentive Plan, each outstanding award will be treated as the administrator determines, without a participant’s consent. The administrator is not required to treat all awards, all awards held by a participant, all awards of the same type, or all participants, similarly.
In the event that a successor corporation does not assume or substitute an equivalent award for any outstanding award, then such award will fully vest, all restrictions on such award will lapse, all performance goals or other vesting criteria applicable to such award will be deemed achieved at 100% of target levels (unless specifically provided otherwise under the applicable award agreement, policy, or other written agreement with the participant) and such award will become fully exercisable, if applicable, for a specified period prior to the transaction. If an option or stock appreciation right is not assumed or substituted, the administrator will notify the participant that such option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the option or stock appreciation right will terminate upon the expiration of such period.
In addition, in the event of a change in control, each outside director’s options and stock appreciation rights, if any, will vest fully and become immediately exercisable, all restrictions on his or her restricted stock and restricted stock units will lapse and all performance goals or other vesting requirements for his or her performance shares and units will be deemed achieved at 100% of target levels and all other terms and conditions met (unless specifically provided otherwise under the applicable award agreement, policy, or other written agreement with the outside director).
Forfeiture and Clawback:   All awards granted under our 2021 Incentive Plan will be subject to recoupment under any clawback policy that we have in place from time to time, including any policy that we are required to adopt pursuant to the listing standards of NYSE or under applicable law. In addition, the administrator will be able to provide in an award agreement that the recipient’s rights, payments, and benefits with respect to such award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events. In the event of any accounting restatement, the recipient of an award will be required to repay a portion of the proceeds received in connection with the settlement of an award earned or accrued under certain circumstances.
Amendment; Termination:   The board of directors will have the authority to amend, suspend or terminate our 2021 Incentive Plan provided such action does not impair the existing rights of any participant. Our 2021 Incentive Plan will automatically terminate in 2031, unless we terminate it sooner.

U.S. Federal Income Tax Consequences
The tax consequences of awards granted under the 2021 Incentive Plan are complex and may depend on the surrounding facts and circumstances. The following provides a brief summary of certain significant federal income tax consequences of the 2021 Incentive Plan to a participant who is a citizen or resident of the United States under existing U.S. law as of the date hereof. This summary is not a complete statement of applicable law and is based upon the Code, the regulations promulgated thereunder, as well as administrative and judicial interpretations of the Code as in effect on the date of this description. If federal tax laws, or the interpretations of such laws, change in the future, the information provided in this section may no longer be accurate. This section does not discuss state, local, or foreign tax consequences and does not discuss the loss of deduction provisions of Section 280G of the Code, the excise tax provisions of Section 4999 of the Code, or the consequences of a failure to comply with Section 409A of the Code, each of which may be applicable in the circumstances described below. This section also does not discuss the effect of gift, estate, or inheritance taxes, nor any state, local, employment or foreign taxes which may be applicable.
Non-Qualified Options:   A participant generally will not have taxable income on the grant of a non-qualified option. A participant will have taxable income upon the exercise of a non-qualified option equal to the excess of the fair market value of our Class A common stock over the option exercise price multiplied by the number of shares subject to exercise (referred to as the “option spread”), and we will generally be entitled to deduct that amount for federal income tax purposes (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). This taxable income will be taxed to a participant as ordinary compensation income.
Taxable income a participant recognizes from a participant’s award is subject to federal and applicable state and local income tax withholding. Federal Insurance Contributions Act, or FICA, taxes comprised of Social Security and Medicare taxes must also be withheld on the taxable income recognized at exercise.
A participant may incur a tax liability on the subsequent disposal of shares acquired from a participant’s option if these shares are sold at a gain. A participant will be responsible for paying any tax due and ensuring that any sale by a participant of the shares is reported to the tax authorities as required by applicable law. When a participant sells or otherwise disposes of shares, an amount equal to the difference between the sale or other disposition price of these shares and the cost basis of these shares will be treated as a capital gain or loss. The cost basis is equal to the amount previously taxed to a participant as compensation income plus the option price.
If the shares that a participant sells at a gain have been held for less than one year, a short-term capital gain will be recognized, which gain is subject to tax at ordinary income tax rates. For shares that a participant sells at a gain that have been held one year or longer, a long-term capital gain will be recognized, which is currently subject to tax at reduced rates. If a participant sells the shares at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Incentive Stock Options:   A participant will not have any taxable income upon the grant of an incentive stock option. In addition, when a participant exercises an incentive stock option, a participant generally will not recognize any taxable income on the option spread (there may, however, be alternative maximum tax consequences upon exercise as explained below). Instead, a participant will be subject to income taxation only when a participant disposes of the shares a participant acquired upon the exercise of an incentive stock option. If a participant disposes of the shares of our Class A common stock that a participant acquired upon exercise of an incentive stock option more than two years after the date of grant and more than one year after exercise, a participant will realize a long-term capital gain (or loss) based on the difference between the sale price of the incentive stock option shares and the exercise price of the incentive stock option, and we will not be entitled to deduct that amount for federal income tax purposes. Otherwise, if a participant disposes of the incentive stock option shares before the expiration of two years from the date of the incentive stock option grant or one year from the date of incentive stock option exercise (also called a disqualified disposition), a participant will realize ordinary compensation income in the year a participant disposed of the incentive stock option shares in an amount equal to the excess (if any) of (A) the lesser of (1) the fair market value of such shares on the date of exercise and (2) the amount realized on the sale over (B) the option exercise price, and we will be entitled to deduct that amount for federal income tax purposes. Any further gain (or loss) that a participant realize upon the disqualified disposition of our Class A common stock will be taxed as short-term or long-term capital gain (or loss), depending on how long a participant held the shares, and such gains will not result in any further tax deduction for us.
Although a participant’s exercise of an incentive stock option does not result in the recognition of regular taxable income, the option spread on an incentive stock option exercise is a preference item that is includible in the calculation of a participant’s federal alternative maximum taxable income. Therefore, the exercise of an incentive stock option may cause an increase in a participant’s federal income tax liability if the preference income from an incentive stock option exercise causes a participant’s alternative maximum tax to exceed (or further exceed) a participant’s regular federal income tax in the year of the exercise.
Restricted Stock, RSUs and Performance Units:   A participant will generally not be subject to tax when a participant receives a restricted stock (including performance shares), RSU or performance unit award unless, in the case of restricted stock, a participant makes an election pursuant to Section 83(b) of the Code. Generally, a participant will recognize taxable income on the date an award of restricted stock becomes transferable or is no longer subject to a substantial risk of forfeiture (i.e., the vesting date) or when a RSU or performance unit is settled in shares of our Class A common stock, as applicable, and we will generally be entitled to a deduction for federal income tax purposes in the same amount (subject to the restrictions on deductibility pursuant to Code Section 162(m), described below). The taxable income from a participant’s award will be equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any. This income is taxed in the same manner and at the same rates as other compensation income. If a participant does make an election under Section 83(b) of the Code, a participant will have taxable income at the time of grant equal to the difference between the fair market value of the shares on such date and the amount paid for such shares, if any.
Taxable income that a participant recognizes from a participant’s award on the vesting date or date of settlement, as applicable, is subject to federal income tax withholding, as well as any applicable state and local income tax withholding. FICA taxes, which consist of Social Security and Medicare taxes, must be withheld on the value of any shares that vest for tax purposes.
A participant may incur a tax liability when a participant subsequently disposes of shares acquired from a participant’s award if those shares are sold at a gain. A participant will be responsible for paying any tax due from that sale and ensuring that any sale by a participant of our Class A common stock is reported to the appropriate tax authorities as required by applicable law. When a participant sells or otherwise disposes of any shares of stock, an amount equal to the difference between the sale or other disposition price of such shares and the cost basis of such shares will be treated as a capital gain or loss. The cost basis of the shares is equal to the amount previously taxed as compensation income plus any amounts paid for the shares. The holding period of such shares begins on the date such shares are vested (or, where an election is made under Section 83(b), on the date they were issued). If the shares a participant sells at a gain are held for less than one year, a short-term capital gain will result and a participant will be subject to tax at ordinary income tax rates. For shares a participant sells at a gain that are held one year or longer, a long-term capital gain will result. If the shares a participant sells are sold at a loss because the cost basis of the shares exceeds the disposition price of the shares, the loss will be a capital loss, the use of which is limited on a participant’s individual federal income tax return.
Code Section 162(m):   In general, under Code Section 162(m), income tax deductions for compensation paid by publicly-held corporations to named executive officers may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits paid) exceeds $1 million in any one year.
THE DISCUSSION ABOVE IS INTENDED ONLY AS A SUMMARY AND DOES NOT PURPORT TO BE A COMPLETE DISCUSSION OF ALL POTENTIAL TAX EFFECTS RELEVANT TO RECIPIENTS OF AWARDS UNDER THE INCENTIVE PLAN. AMONG OTHER ITEMS THIS DISCUSSION DOES NOT ADDRESS ARE TAX CONSEQUENCES UNDER THE LAWS OF ANY STATE, LOCALITY OR FOREIGN JURISDICTION, OR ANY TAX TREATIES OR CONVENTIONS BETWEEN THE UNITED STATES AND FOREIGN JURISDICTIONS. THIS DISCUSSION IS BASED UPON CURRENT LAW AND INTERPRETATIONAL AUTHORITIES WHICH ARE SUBJECT TO CHANGE AT ANY TIME.

New Plan Benefits
As of the date of this joint proxy statement/prospectus, no awards (including stock options) have been granted under the 2021 Incentive Plan. Awards (including stock options) under the 2021 Incentive Plan may be made at the discretion of the Compensation Committee, and any awards (including stock options) that may be made and any benefits and amounts that may be received or allocated under the 2021 Incentive Plan in the future are not determinable at this time; however, it is expected that grants will be made shortly following the completion of the Business Combination, including to Jason Crabtree, who will serve as the chief executive officer of New QOMPLX, as set forth in the table below.
Name and principal position	RSUs	Performance Units
Jason Crabtree	2,500,000	2,500,000
Chief Executive Officer
Registration with the SEC
New QOMPLX will file a Registration Statement on Form S-8 with the SEC with respect to the shares of the Class A common stock to be offered and sold pursuant to the 2021 Incentive Plan as soon as reasonably practicable following stockholder approval and prior to the offering or sale of any such shares. In accordance with applicable Form S-8 requirements, such Registration Statement will not be filed prior to 60 days following the Business Combination.
Vote Required for Approval
If the Business Combination Proposal is not approved, the 2021 Incentive Plan Proposal will not be presented at the Tailwind Special Meeting. The approval of the 2021 Incentive Plan Proposal requires the majority of the votes cast by the stockholders present in person (which would include presence at a virtual meeting) or represented by proxy at the Tailwind Special Meeting.
Abstentions will have the same effect as a vote “AGAINST” the Incentive Plan Proposal. Broker non-votes will have no effect on the 2021 Incentive Plan Proposal.
The Business Combination is conditioned upon the approval of the 2021 Incentive Plan Proposal, as provided in the Business Combination Agreement. Notwithstanding the approval of the 2021 Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the 2021 Incentive Plan Proposal will not be effected.
The Sponsor and Tailwind’s directors and officers have agreed to vote the Founder Shares and any Tailwind public shares owned by them in favor of the 2021 Incentive Plan Proposal.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 10 — THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow Tailwind’s board of directors to adjourn the Tailwind Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Tailwind Special Meeting, there are not sufficient votes to approve the Business Combination Proposal, the Charter Proposal, the NYSE Proposal or the Incentive Plan Proposal, or holders of Tailwind’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that Tailwind would have less than $5,000,001 of net tangible assets, or the aggregate cash proceeds from Tailwind’s Trust Account, together with the proceeds from the PIPE Financing and the Bridge Financing, are not equal to or greater than $200,000,000 (after deducting any amounts paid to Tailwind stockholders that exercise their redemption rights in connection with the Business Combination and the aggregate cash purchase price payable by QOMPLX upon the closing of the Pipeline Acquisitions). In no event will Tailwind’s board of directors adjourn the Tailwind Special Meeting or consummate the Business Combination beyond the date by which it may properly do so under its Certificate of Incorporation and Delaware law.
Consequences if the Adjournment Proposal is Not Approved
If the Adjournment Proposal is not approved by Tailwind’s stockholders, Tailwind’s board of directors may not be able to adjourn the Tailwind Special Meeting to a later date in the event that there are insufficient votes for the approval of the Business Combination Proposal, the Charter Proposal, the NYSE Proposal or the Incentive Plan Proposal, or holders of Tailwind’s Class A Common Stock have elected to redeem an amount of Class A Common Stock such that Tailwind would have less than $5,000,001 of net tangible assets, or the aggregate cash proceeds from Tailwind’s Trust Account, together with the proceeds from the PIPE Financing and the Bridge Financing, are not equal to or greater than $200,000,000 (after deducting any amounts paid to Tailwind stockholders that exercise their redemption rights in connection with the Business Combination and the aggregate cash purchase price payable by QOMPLX upon the closing of the Pipeline Acquisitions), and may be unable to consummate the Business Combination. If Tailwind does not consummate the Business Combination and fails to complete an initial business combination by September 9, 2022 (subject to the requirements of law), it will be required to dissolve and liquidate its Trust Account by returning the then remaining funds in such account to the public stockholders.
Vote Required for Approval
The approval of the Adjournment Proposal requires affirmative vote of a majority of the votes cast by holders of common stock, voting together as a single class, regardless of whether a quorum is present.
Failure to submit a proxy or to vote online at the Tailwind Special Meeting and abstentions from voting will have no effect on the Adjournment Proposal.
The merger is not conditioned upon the approval of the Adjournment Proposal.
The Sponsor and Tailwind’s directors and officers have agreed to vote the Class B Common Stock and any shares of Class A Common Stock owned by them in favor of each of the Adjournment Proposal.
Recommendation of the Tailwind Board of Directors
TAILWIND’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

COMPARISON OF STOCKHOLDERS’ RIGHTS
General
Tailwind is incorporated under the laws of the State of Delaware and the rights of Tailwind’s stockholders are governed by the laws of the State of Delaware, including the DGCL and the Pre-Closing Tailwind Governing Documents. As a result of the Business Combination, Tailwind’s stockholders who receive shares of New QOMPLX Common Stock will become New QOMPLX stockholders. New QOMPLX will be incorporated under the laws of the State of Delaware and the rights of New QOMPLX stockholders will be governed by the laws of the State of Delaware, including the DGCL, and the Post-Closing New QOMPLX Governing Documents. Thus, following the Business Combination, the rights of Tailwind stockholders who become New QOMPLX stockholders in the Business Combination will continue to be governed by Delaware law but will no longer be governed by the Pre-Closing Tailwind Governing Documents and instead will be governed by the Post-Closing New QOMPLX Governing Documents.
Comparison of Stockholders’ Rights
Set forth below is a summary comparison of material differences between the rights of Tailwind stockholders under the Pre-Closing Tailwind Governing Documents (left column) and the rights of New QOMPLX stockholders under the Post-Closing New QOMPLX Governing Documents (right column). The summary set forth below is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents. This summary is qualified in its entirety by reference to the full text of the Pre-Closing Tailwind Governing Documents and the Post-Closing New QOMPLX Governing Documents, as well as the relevant provisions of the DGCL.
Tailwind	New QOMPLX
Authorized Capital Stock
Tailwind is currently authorized to issue 500,000,000 shares of Class A Common Stock, par value $0.0001 per share and 50,000,000 shares of Class B Common Stock, par value $0.0001. As of , 2021, there were shares of Class A Common Stock and shares of Class B Common Stock outstanding.	New QOMPLX will be authorized to issue 500,000,000 shares of common stock, par value $0.0001 per share. We expect there will be approximately million shares of New QOMPLX Common Stock (assuming no redemptions) outstanding following consummation of the Business Combination.
Tailwind is currently authorized to issue 1,000,000 shares of undesignated preferred stock, par value $0.0001 per share.	New QOMPLX will be authorized to issue 1,000,000 shares of preferred stock, par value $0.0001 per share. Following consummation of the Business Combination, New QOMPLX is not expected to have any shares of New QOMPLX Preferred Stock outstanding.
Rights of Preferred Stock
Tailwind’s board of directors may fix for any series of preferred stock such voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as may be stated in the resolutions of the Tailwind board of directors providing for the issuance of such series.	New QOMPLX’s board of directors may fix for any series of preferred stock such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated

Tailwind	New QOMPLX
and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL.
Number and Qualification of Directors

The number of directors of Tailwind, other than those who may be elected by the holders of one or more series of the Tailwind Preferred Stock voting separately by class or series, is fixed exclusively by the Tailwind board of directors pursuant to a resolution adopted by a majority of the board.
Tailwind’s board of directors consists of three classes of directors, with staggered three- year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.

New QOMPLX’s board of directors consists of three classes of directors, designated Class I, Class II and Class III, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of stockholders, with the other classes continuing for the remainder of their respective three-year terms.
Initially, Two (2) directors of New QOMPLX shall be Class I directors; two (2) directors of New QOMPLX shall be Class II directors; and three (3) directors of New QOMPLX shall be Class III directors. The number of directors that shall constitute the whole board of directors shall be fixed exclusively by one or more resolutions adopted from time to time by the New QOMPLX board of directors in accordance with the Post-Closing New QOMPLX Bylaws.

Election of Directors
Subject to any contractual rights of stockholders or the rights of the holders of one or more series of Tailwind preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Tailwind preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.	Subject to the rights of any holders of any outstanding series of New QOMPLX preferred stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon.
Removal of Directors

Any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of Tailwind capital stock of Tailwind entitled to vote generally in the election of directors, voting together as a single class.
Whenever the holders of one or more series of the preferred stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Tailwind preferred stock.

The New QOMPLX board of directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of New QOMPLX entitled to vote at an election of directors.
Removal is subject to the rights of any holders of any outstanding series of New QOMPLX preferred stock.

Tailwind	New QOMPLX
Voting

The holders of shares of Tailwind common stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders on which the holders of the Tailwind common stock are entitled to vote.
For so long as any shares of Tailwind Class B common stock remain outstanding, Tailwind shall not, without the prior vote or written consent of the holders of a majority of the shares of Tailwind Class B common stock then outstanding, voting separately as a single class, amend, alter or repeal any provision of the Pre-Closing Tailwind Certificate of Incorporation, whether by merger, consolidation or otherwise, if such amendment, alteration or repeal would alter or change the powers, preferences or relative, participating, optional or other or special rights of the Tailwind Class B common stock.

Each holder of New QOMPLX common stock shall have the exclusive right to vote on each matter properly submitted to a vote of stockholders on which such holder is entitled to vote and shall be entitled to one vote for each share of New QOMPLX common stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter.
Except as otherwise required by law, holders of New QOMPLX common stock shall not be entitled to vote on any amendment to the Post-Closing New QOMPLX Certificate of Incorporation that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of New QOMPLX preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to Post-Closing New QOMPLX Certificate of Incorporation or pursuant to the DGCL.

Cumulative Voting
Delaware law allows for cumulative voting only if provided for in a corporation’s charter; however, the Tailwind certificate does not authorize cumulative voting.	Same as Tailwind.
Vacancies on the Board of Directors
Any vacancies on the Tailwind board of directors resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.	Same as Tailwind.
Stockholder Action by Written Consent
Any action required or permitted to be taken by the Tailwind stockholders must be effected by a meeting of stockholders other than with respect to the Class B common stock with respect to which action may be taken by written consent.	No action that is required or permitted to be taken by the stockholders of New QOMPLX may be effected by consent of stockholders in lieu of a meeting of stockholders.

Tailwind	New QOMPLX
Amendment to Certificate of Incorporation and Bylaws
The affirmative vote of the holders of at least a majority of the voting power of all then outstanding capital stock entitled to vote generally in the election of directors, voting together as a single class, is required to amend the bylaws or Pre-Closing Tailwind Certificate of Incorporation provisions (other than the requirement that any amendment to Article IX of the Pre-Closing Tailwind Certificate of Incorporation (Business Combination Requirements; Existence) prior to the consummation of the initial “business combination” be approved by the affirmative vote of the holders of at least 65% of all then outstanding shares of the common stock.	The affirmative vote of two-thirds of the total voting power of all the then outstanding shares of stock, shall be required to adopt, amend or repeal the bylaws or any provision of the Post-Closing New QOMPLX Certificate of Incorporation inconsistent with Article V(B) (Preferred Stock), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI.
Quorum
Board of Directors. At all meetings of the Tailwind board of directors, a majority of the members of the board of directors shall constitute a quorum for the transaction of business.	Board of Directors. Same as Tailwind.
Stockholders. At any meeting of Tailwind stockholders, a majority of the voting power of the stock outstanding and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business; provided, however, that where a separate vote by a class or series or classes or series is required, a majority of the voting power of the stock of such class or series or classes or series outstanding and entitled to vote on that matter, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to such matter.	Stockholders. Same as Tailwind..
Special Stockholder Meetings
Subject to the rights of the holders of any outstanding series of the preferred stock of Tailwind, and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, Chief Executive Officer, or the Board.	Subject to the requirements of applicable law, special meetings of the stockholders of New QOMPLX may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President.
Notice of Stockholder Meetings
Written notice of each stockholders meeting stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and the record date for determining the	Same as Tailwind.

Tailwind	New QOMPLX
stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 (Means of Giving Notice) of the Pre-Closing Tailwind Bylaws to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by Tailwind not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the DGCL. If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in Tailwind’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement given before the date previously scheduled for such meeting.
Annual and Special Meeting Proposals

No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in Tailwind’s notice of meeting (or any supplement thereto) given by or at the direction of the Tailwind board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Tailwind board or (iii) otherwise properly brought before the annual meeting by any stockholder of Tailwind (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in the Pre-Closing Tailwind Bylaws and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in t the Pre-Closing Tailwind Bylaws. Notwithstanding anything in the Pre-Closing Tailwind Bylaws to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to the Pre-Closing Tailwind Bylaws will be considered for election at such meeting.
In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the secretary and
Same as Tailwind.

Tailwind	New QOMPLX

such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii) of the Pre-Closing Tailwind Bylaws, a stockholder’s notice to the secretary with respect to such business, to be timely, must be received by the secretary at the principal executive offices of Tailwind not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is more than 30 days before or more than 70 days after such anniversary date, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by Tailwind. The public announcement of an adjournment of an annual meeting shall not commence a new time period for the giving of a stockholder’s notice.
Only such business shall be conducted at a special meeting of Tailwind stockholders as shall have been brought before the meeting pursuant to Tailwind’s notice of meeting. Nominations of persons for election to the board of directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Tailwind’s notice of meeting by any Tailwind stockholder of record entitled to vote at such meeting, pursuant to the requirements set forth in the Tailwind bylaws, including the requirement to provide notice not earlier than the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which public announcement of the date of the special meeting is first made by the Tailwind.

Limitation of Liability of Directors and Officers
A director of Tailwind shall not be personally liable to Tailwind or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless they violated their duty of loyalty to Tailwind or its stockholders, acted in bad faith, knowingly or	No director of New QOMPLX shall have any personal liability to New QOMPLX or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended.

Tailwind	New QOMPLX
intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from their actions as directors.
Indemnification of Directors, Officers, Employees and Agents
To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, Tailwind shall indemnify and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of Tailwind or, while a director or officer of Tailwind, is or was serving at the request of Tailwind as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. Tailwind shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under the Pre-Closing Tailwind Certificate of Incorporation or otherwise. The rights to indemnification and advancement of expenses conferred by the Pre-Closing Tailwind Certificate of Incorporation shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Except for proceedings to enforce rights to indemnification and advancement of expenses, Tailwind shall indemnify	New QOMPLX shall indemnify each of its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of New QOMPLX and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification or advancement of expenses, New QOMPLX shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the New QOMPLX board of directors. The right to indemnification conferred by the Post-Closing New QOMPLX Certificate of Incorporation shall include the right to be paid by New QOMPLX the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by New QOMPLX of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by New QOMPLX. New QOMPLX may, to the extent authorized from time to time by the New QOMPLX board of directors, provide rights to indemnification and to the advancement of expenses to employees and agents of New QOMPLX similar to those conferred in the Post-Closing New QOMPLX Certificate of Incorporation to directors and officers of New QOMPLX. The rights to indemnification and to the advancement of expenses shall not be exclusive of any other right which any person may have or hereafter acquire under the Post-Closing New QOMPLX Certificate of Incorporation, the Post-Closing New QOMPLX Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

Tailwind	New QOMPLX
and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Tailwind board.
Dividends, Distributions and Stock Repurchases
The Tailwind board may from time to time declare, and Tailwind may pay, dividends (payable in cash, property or shares of Tailwind’s capital stock) on Tailwind’s outstanding shares of capital stock, subject to applicable law and the Pre-Closing Tailwind Certificate of Incorporation.	Subject to applicable law and the rights and preferences of any holders of any outstanding series of New QOMPLX preferred stock, the holders of New QOMPLX Common Stock, as such, shall be entitled to the payment of dividends on New QOMPLX Common Stock when, as and if declared by the New QOMPLX board of directors in accordance with applicable law and share equally on a per share basis in such dividends.
Liquidation
Subject to applicable law, the rights, if any, of the holders of any outstanding series of the Tailwind preferred stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of Tailwind, after payment or provision for payment of the debts and other liabilities of Tailwind, the holders of shares of Tailwind common stock shall be entitled to receive all the remaining assets of Tailwind available for distribution to its stockholders, ratably in proportion to the number of shares of Tailwind common stock (on an as converted basis with respect to the Class B Common Stock) held by them.	Subject to applicable law and the rights and preferences of any holders of any shares of any outstanding series of New QOMPLX preferred stock, in the event of any liquidation, dissolution or winding up of New QOMPLX, whether voluntary or involuntary, the funds and assets of New QOMPLX that may be legally distributed to New QOMPLX’s stockholders shall be distributed among the holders of the then outstanding New QOMPLX common stock pro rata in accordance with the number of shares of New QOMPLX common stock held by each such holder.
Conversion
Shares of Tailwind Class B common stock shall be convertible into shares of Tailwind Class A common stock on a one-for-one basis (A) at any time and from time to time at the option of the holder thereof and (B) automatically on the closing of the Business Combination.	There will be no conversion rights relating to the New QOMPLX Common Stock.
Anti-Takeover Provisions and other Stockholder Protections
Tailwind is not subject to Section 203 of the DGCL.	New QOMPLX is subject to Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a “business combination” with an “interested stockholder” (i.e., a stockholder owning 15% or more of New QOMPLX’s voting stock) for three (3) years following the time that the “interested stockholder” becomes such, subject to certain exceptions.

Tailwind	New QOMPLX
Stockholder Rights Plan

While Delaware law does not include a statutory provision expressly validating stockholder rights plans, such plans have generally been upheld by court decisions applying Delaware law.
Tailwind does not have a stockholder rights plan currently in effect, but under the DGCL, Tailwind’s board of directors could adopt such a plan without stockholder approval.
Same as Tailwind.
Preemptive Rights
There are no preemptive rights relating to shares of Tailwind’s common stock	Same as Tailwind.
Choice of Forum
Unless Tailwind consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall, to the fullest extent permitted by law, be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of Tailwind, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of Tailwind to Tailwind or Tailwind’s stockholders, (iii) any action asserting a claim against Tailwind, its directors, officers or employees arising pursuant to any provision of the DGCL or the Pre-Closing Tailwind Governing Documents or (iv) any action asserting a claim against Tailwind, its directors, officers or employees governed by the internal affairs doctrine, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction. This exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act of 1933, as amended (the “Securities Act”), or any other claim for which the federal courts have exclusive jurisdiction. Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder and Section 22 of the Securities Act	(a) Unless New QOMPLX consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of New QOMPLX, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of New QOMPLX to New QOMPLX or to New QOMPLX’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Post-Closing New QOMPLX Governing Documents, (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against New QOMPLX or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent

Tailwind	New QOMPLX
creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. As a result, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act, the Securities Act, or any other claim for which the federal courts have exclusive jurisdiction.
for such stockholder. Notwithstanding the foregoing, the provisions of this Article X(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.
Unless New QOMPLX consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

DESCRIPTION OF NEW QOMPLX CAPITAL STOCK
Your rights as New QOMPLX stockholders will be governed by Delaware law and the Post-Closing New QOMPLX Governing Documents. The following summary of the material terms of the securities of New QOMPLX is not intended to be a complete summary of the rights and preferences of such securities. We urge you to read the applicable provisions of Delaware law and the Post-Closing New QOMPLX Governing Documents carefully and in their entirety because they describe your rights as a holder of shares of New QOMPLX Common Stock.
Common Stock
Holders of New QOMPLX Common Stock will be entitled to one (1) vote for each share held of record on all matters properly submitted to a vote of stockholders, including the election or removal of directors. Unless specified in the Post-Closing New QOMPLX Governing Document, or as required by applicable provisions of the DGCL or applicable stock exchange rules, the affirmative vote of a majority of the votes cast at any meeting of the New QOMPLX stockholders at which there is a quorum will be required to approve any such matter voted on by stockholders. New QOMPLX’s board of directors will be divided into three (3) classes, each of which will generally serve for a term of three (3) years with only one (1) class of directors being elected each year. New QOMPLX stockholders will not have cumulative voting rights in the election of directors. Accordingly, holders of a majority of the voting shares will be able to elect all of the directors. Stockholders will be entitled to receive ratable dividends, if any, as may be declared from time-to-time by the New QOMPLX board of directors out of legally available assets or funds.
Warrants
New QOMPLX warrants consist of 9,700,000 Private Placement Warrants and 16,710,785 Public Warrants (together the “Warrants”).
The Public Warrants
Each whole warrant entitles the registered holder to purchase one share of New QOMPLX Common Stock at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing on the later of one year from the closing of their initial offering and 30 days after the completion of the Business Combination, except as discussed in the immediately succeeding paragraph. Pursuant to the Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of shares of New QOMPLX Common Stock. The warrants will expire five years after the completion of the initial business combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.
New QOMPLX will not be obligated to deliver any shares of New QOMPLX Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares underlying the warrants is then effective and a prospectus relating thereto is current, subject to New QOMPLX satisfying the obligations described below with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and New QOMPLX will not be obligated to issue a share of New QOMPLX Common Stock upon exercise of a warrant unless the share of New QOMPLX Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will New QOMPLX be required to net cash settle any warrant.
New QOMPLX has agreed that as soon as practicable, but in no event later than twenty business days after the closing of the Business Combination, New QOMPLX will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of New QOMPLX Common Stock issuable upon exercise of the warrants, and New QOMPLX will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of New QOMPLX Common Stock until the warrants expire or are redeemed, as specified in the Warrant Agreement; provided that if the New QOMPLX Common Stock is at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, New QOMPLX may, at its option, require holders of public warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event New QOMPLX so elects, it will not be required to file or maintain in effect a registration statement, but will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of New QOMPLX Common Stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when New QOMPLX will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but New QOMPLX will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of New QOMPLX Common Stock equal to the lesser of (A) the quotient obtained by dividing (x) the product of the number of shares of New QOMPLX Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) less the exercise price of the warrants by (y) the fair market value and (B) 0.361. The “fair market value” as used in this paragraph shall mean the volume weighted average price of the New QOMPLX Common Stock for the 10 trading days ending on the trading day prior to the date on which the notice of exercise is received by the warrant agent.
Redemption of warrants when the price per share of New QOMPLX Common Stock equals or exceeds $18.00.
Once the warrants become exercisable, we may redeem the outstanding warrants (except as described herein with respect to the Private Placement Warrants):
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in whole and not in part;

•
at a price of $0.01 per warrant;

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upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

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if, and only if, the closing price of the New QOMPLX Common Stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before we send the notice of redemption to the warrant holders.

We will not redeem the warrants as described above unless a registration statement under the Securities Act covering the issuance of the shares of New QOMPLX Common Stock issuable upon exercise of the warrants is then effective and a current prospectus relating to those shares of New QOMPLX Common Stock is available throughout the 30-day redemption period. If and when the warrants become redeemable by us, we may exercise our redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of New QOMPLX Common Stock equals or exceeds $10.00.
Once the warrants become exercisable, we may redeem the outstanding warrants:
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in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares determined by reference to the table below, based on the redemption date and the “fair market value” of the New QOMPLX Common Stock (as defined below) except as otherwise described below;

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if, and only if, the closing price of the New QOMPLX Common Stock equals or exceeds $10.00 per public share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before New QOMPLX sends the notice of redemption to the warrant holders; and

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if the closing price of the New QOMPLX Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which New QOMPLX sends the notice of redemption to the warrant holders is less than $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like), the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants, as described above.

Beginning on the date the notice of redemption is given until the warrants are redeemed or exercised, holders may elect to exercise their warrants on a cashless basis. The numbers in the table below represent the number of shares of New QOMPLX Common Stock that a warrant holder will receive upon such cashless exercise in connection with a redemption by New QOMPLX pursuant to this redemption feature, based on the “fair market value” of our New QOMPLX Common Stock on the corresponding redemption date (assuming holders elect to exercise their warrants and such warrants are not redeemed for $0.10 per warrant), determined for these purposes based on volume weighted average price of our New QOMPLX Common Stock during the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants, and the number of months that the corresponding redemption date precedes the expiration date of the warrants, each as set forth in the table below. We will provide our warrant holders with the final fair market value no later than one business day after the 10-trading day period described above ends. The share prices set forth in the column headings of the table below will be adjusted as of any date on which the number of shares issuable upon exercise of a warrant or the exercise price of a warrant is adjusted as set forth under the heading “Anti-dilution Adjustments” below.
Redemption Date	Fair Market Value of Class A Common Stock
(period to expiration of warrants)	≤10.00	11.00	12.00	13.00	14.00	15.00	16.00	17.00	≥18.00
60 months	0.261	0.281	0.297	0.311	0.324	0.337	0.348	0.358	0.361
57 months	0.257	0.277	0.294	0.310	0.324	0.337	0.348	0.358	0.361
54 months	0.252	0.272	0.291	0.307	0.322	0.335	0.347	0.357	0.361
51 months	0.246	0.268	0.287	0.304	0.320	0.333	0.346	0.357	0.361
48 months	0.241	0.263	0.283	0.301	0.317	0.332	0.344	0.356	0.361
45 months	0.235	0.258	0.279	0.298	0.315	0.330	0.343	0.356	0.361
42 months	0.228	0.252	0.274	0.294	0.312	0.328	0.342	0.355	0.361
39 months	0.221	0.246	0.269	0.290	0.309	0.325	0.340	0.354	0.361
36 months	0.213	0.239	0.263	0.285	0.305	0.323	0.339	0.353	0.361
33 months	0.205	0.232	0.257	0.280	0.301	0.320	0.337	0.352	0.361
30 months	0.196	0.224	0.250	0.274	0.297	0.316	0.335	0.351	0.361
27 months	0.185	0.214	0.242	0.268	0.291	0.313	0.332	0.350	0.361
24 months	0.173	0.204	0.233	0.260	0.285	0.308	0.329	0.348	0.361
21 months	0.161	0.193	0.223	0.252	0.279	0.304	0.326	0.347	0.361
18 months	0.146	0.179	0.211	0.242	0.271	0.298	0.322	0.345	0.361
15 months	0.130	0.164	0.197	0.230	0.262	0.291	0.317	0.342	0.361
12 months	0.111	0.146	0.181	0.216	0.250	0.282	0.312	0.339	0.361
9 months	0.090	0.125	0.162	0.199	0.237	0.272	0.305	0.336	0.361
6 months	0.065	0.099	0.137	0.178	0.219	0.259	0.296	0.331	0.361
3 months	0.034	0.065	0.104	0.150	0.197	0.243	0.286	0.326	0.361
0 months	—	—	0.042	0.115	0.179	0.233	0.281	0.323	0.361
The exact fair market value and redemption date may not be set forth in the table above, in which case, if the fair market value is between two values in the table or the redemption date is between two redemption dates in the table, the number of shares of New QOMPLX Common Stock to be issued for each warrant exercised will be determined by a straight-line interpolation between the number of shares set forth for the higher and lower fair market values and the earlier and later redemption dates, as applicable, based on a 365 or 366-day year, as applicable. In no event will the warrants be exercisable on a cashless basis in connection with this redemption feature for more than 0.361 shares of New QOMPLX Common Stock per warrant (subject to adjustment). Finally, as reflected in the table above, if the warrants are out of the money and about to expire, they cannot be exercised on a cashless basis in connection with a redemption by us pursuant to this redemption feature, since they will not be exercisable for any shares of New QOMPLX Common Stock. At such time as the warrants become exercisable for New QOMPLX Common Stock, New QOMPLX will use its commercially reasonable efforts to register under the Securities Act the security issuable upon the exercise of the warrants.
Redemption procedures.
A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 9.8% (or such other amount as a holder may specify) of the shares of New QOMPLX Common Stock issued and outstanding immediately after giving effect to such exercise.
Anti-dilution Adjustments.
If the number of outstanding shares of New QOMPLX Common Stock is increased by a stock dividend payable in shares of New QOMPLX Common Stock, or by a split-up of shares of New QOMPLX Common Stock or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of New QOMPLX Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of New QOMPLX Common Stock. A rights offering made to all or substantially all holders of New QOMPLX Common Stock entitling holders to purchase shares of New QOMPLX Common Stock at a price less than the “historical fair market value” (as defined below) will be deemed a stock dividend of a number of shares of New QOMPLX Common Stock equal to the product of (i) the number of shares of New QOMPLX Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for shares of New QOMPLX Common Stock) and (ii) one minus the quotient of (x) the price per share of New QOMPLX Common Stock paid in such rights offering and (y) the historical fair market value. For these purposes, (i) if the rights offering is for securities convertible into or exercisable for shares of New QOMPLX Common Stock, in determining the price payable for shares of New QOMPLX Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) “historical fair market value” means the volume weighted average price of the New QOMPLX Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the New QOMPLX Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.
In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to all or substantially all of the holders of the shares of New QOMPLX Common Stock on account of such shares of New QOMPLX Common Stock, other than (a) as described above or (b) any cash dividends or cash distributions which, when combined on a per share basis with all other cash dividends and cash distributions paid on the shares of New QOMPLX Common Stock during the 365-day period ending on the date of declaration of such dividend or distribution does not exceed $0.50 (as adjusted to appropriately reflect any other adjustments and excluding cash dividends or cash distributions that resulted in an adjustment to the exercise price or to the number of shares of New QOMPLX Common Stock issuable on exercise of each warrant) but only with respect to the amount of the aggregate cash dividends or cash distributions equal to or less than $0.50 per share, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of New QOMPLX Common Stock in respect of such event. If the number of outstanding shares of New QOMPLX Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of New QOMPLX Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of New QOMPLX Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of New QOMPLX Common Stock. Whenever the number of shares of New QOMPLX

Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of shares of New QOMPLX Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment and (y) the denominator of which will be the number of shares of New QOMPLX Common Stock so purchasable immediately thereafter.
The warrants are issued in registered form under a Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Tailwind. A copy of the Warrant Agreement, is filed as an exhibit to this registration statement/proxy statement including the complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, (ii) amending the provisions relating to cash dividends on shares of common stock as contemplated by and in accordance with the warrant agreement or (iii) adding or changing any provisions with respect to matters or questions arising under the warrant agreement as the parties to the warrant agreement may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the warrants, provided that the approval by the holders of at least 50% of the then-outstanding public warrants is required to make any change that adversely affects the interests of the registered holders of public warrants.
The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of New QOMPLX Common Stock and any voting rights until they exercise their warrants and receive shares of New QOMPLX Common Stock. After the issuance of shares of New QOMPLX Common Stock upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by stockholders. No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of shares of New QOMPLX Common Stock to be issued to the warrant holder.
We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.
Private Placement Warrants
The Private Placement Warrants (including the New QOMPLX Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or saleable until 30 days after the completion of the Business Combination (except, under limited exceptions) and they will not be redeemable under certain redemption scenarios by us so long as they are held by our sponsor or its permitted transferees. Otherwise, the Private Placement Warrants have terms and provisions that are identical to those of the Public Warrants, including as to exercise price, exercisability and exercise period. If the Private Placement Warrants are held by holders other than the sponsor or its permitted transferees, the Private Placement Warrants will be redeemable by us under all redemption scenarios and exercisable by the holders on the same basis as the Public Warrants. If holders of the Private Placement Warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of New QOMPLX Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of New QOMPLX Common Stock underlying the warrants, multiplied by the excess of the “fair market value” (defined below) over the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported closing price of the New QOMPLX Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent.
Annual Stockholder Meetings
New QOMPLX will provide that annual stockholder meetings will be held at a date, time and place, if any, as exclusively selected by New QOMPLX’s board of directors. To the extent permitted under applicable law, New QOMPLX may conduct meetings by means of remote communication.
Anti-Takeover Effects of New QOMPLX’s Post-Closing New QOMPLX Governing Documents and Bylaws and Certain Provisions of Delaware Law
The Post-Closing New QOMPLX Governing Documents will contain, and the DGCL contains, provisions as summarized in the following paragraphs that are intended to enhance the likelihood of continuity and stability in the composition of New QOMPLX’s board of directors. These provisions are intended to avoid costly takeover battles, reduce New QOMPLX’s vulnerability to a hostile change of control and enhance the ability of New QOMPLX’s board of directors to maximize stockholder value in connection with any unsolicited offer to acquire New QOMPLX. However, these provisions may have an anti-takeover effect and may delay, deter, or prevent a merger or acquisition of New QOMPLX by means of a tender offer, a proxy contest or other takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the prevailing market price for the shares of New QOMPLX Common Stock held by stockholders.
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Issuance of undesignated preferred stock:   Under the Post-Closing New QOMPLX Certificate of Incorporation, New QOMPLX’s board of directors will have the authority, without further action by the stockholders, to issue up to 1,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by New QOMPLX’s board of directors. The existence of authorized but unissued shares of preferred stock enables New QOMPLX’s board of directors to make it more difficult to attempt to obtain control of us by means of a merger, tender offer, proxy contest or otherwise.

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Classified board:   The Post-Closing New QOMPLX Certificate of Incorporation will establish a classified Board consisting of three classes of directors, with staggered three-year terms. Only one class of directors will be elected at each annual meeting of our stockholders, with the other classes continuing for the remainder of their respective three-year terms. This provision may have the effect of delaying a change in control of New QOMPLX’s board of directors.

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Election and removal of directors and board vacancies:   The Post-Closing New QOMPLX Certificate of Incorporation will provide that directors will be elected by a plurality vote. The Post-Closing New QOMPLX Governing Documents will also provide that New QOMPLX’s board of directors has the right to increase or decrease the size of the Board and to fill vacancies on the board. Directors may be removed only for cause by the affirmative vote of the holders of at least a majority of the votes that all our stockholders would be entitled to cast in an annual election of directors. Only New QOMPLX’s board of directors is authorized to fill vacant directorships. In addition, the number of directors constituting New QOMPLX’s board of directors may be set only by resolution adopted by a majority vote of the directors then in office. These provisions prevent stockholders from increasing the size of New QOMPLX’s board of directors and gaining control of New QOMPLX’s board of directors by filling the resulting vacancies with its own nominees.

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Requirements for advance notification of stockholder nominations and proposals:   The Post-Closing New QOMPLX Bylaws will establish advance notice procedures with respect to stockholder proposals and the nomination of candidates for election as directors that specify certain requirements as to the timing, form and content of a stockholder’s notice. Business that may be conducted at an annual meeting of stockholders will be limited to those matters properly brought before the meeting. These provisions may make it more difficult for our stockholders to bring matters before our annual meeting of stockholders or to nominate directors at annual meetings of stockholders.

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No written consent of stockholders:   The Post-Closing New QOMPLX Certificate of Incorporation will provide that all stockholder actions be taken by a vote of the stockholders at an annual or special meeting, and that stockholders may not take any action by written consent in lieu of a meeting. This limit may lengthen the amount of time required to take stockholder actions and would prevent the amendment of our amended and restated bylaws or removal of directors by our stockholders without holding a meeting of stockholders.

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No stockholder ability to call special meetings:   The Post-Closing New QOMPLX Governing Documents will provide that only New QOMPLX’s board of directors may be able to call special meetings of stockholders and only those matters set forth in the notice of the special meeting may be considered or acted upon at a special meeting of stockholders.

Amendments to certificate of incorporation and bylaws:   Any amendment to the Post-Closing New QOMPLX Certificate of Incorporation will be required to be approved by a majority of New QOMPLX’s board of directors as well as, if required by law or the Post-Closing New QOMPLX Certificate of Incorporation, a majority of the outstanding shares entitled to vote on the amendment and a majority of the outstanding shares of each class entitled to vote thereon as a class, except that the amendment of Article V(B), Article VI, Article VII, Article VIII, Article IX, Article X and Article XI of the Post-Closing New QOMPLX Certificate of Incorporation must be approved by not less than two thirds of the outstanding shares entitled to vote on the amendment, voting together as a single class. Any amendment to our amended bylaws will be required to be approved by either a majority of New QOMPLX’s board of directors or not less than two thirds of the outstanding shares entitled to vote on the amendment, voting together as a single class.
These provisions are designed to enhance the likelihood of continued stability in the composition of New QOMPLX’s board of directors and its policies, to discourage certain types of transactions that may involve an actual or threatened acquisition of our company and to reduce our vulnerability to an unsolicited acquisition proposal. We also designed these provisions to discourage certain tactics that may be used in proxy fights. However, these provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they may also reduce fluctuations in the market price of our shares that could result from actual or rumored takeover attempts.
Delaware General Corporation Law Section 203
As a Delaware corporation, we are also subject to the anti-takeover provisions of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in a business combination specified in the statute with an interested stockholder (as defined in the statute) for a period of three (3) years after the date of the transaction in which the person first becomes an interested stockholder, unless the business combination is approved in advance by a majority of the independent directors or by the holders of at least two-thirds of the outstanding disinterested shares. The application of Section 203 of the DGCL could also have the effect of delaying or preventing a change of control of us.
Dissenters’ Rights of Appraisal and Payment
Under the DGCL, with certain exceptions, New QOMPLX’s stockholders have appraisal rights in connection with a merger or consolidation of New QOMPLX. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.
Stockholders’ Derivative Actions
Under the DGCL, any of New QOMPLX’s stockholders may bring an action in New QOMPLX’s name to procure a judgment in New QOMPLX’s favor, also known as a derivative action, provided that the stockholder bringing the action is a holder of New QOMPLX’s shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law.
Exclusive Forum
The Post-Closing New QOMPLX Certificate of Incorporation will provide that, unless New QOMPLX consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”)

of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of New QOMPLX, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of New QOMPLX to New QOMPLX or to New QOMPLX’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Post-Closing New QOMPLX Governing Documents (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against New QOMPLX or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.
Notwithstanding the forgoing, the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Securities Act, Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.
Limitations on Liability and Indemnification of Officers and Directors
The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. The Post-Closing New QOMPLX Governing Documents includes a provision that eliminates the personal liability of directors for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL. The effect of these provisions is to eliminate the rights of New QOMPLX and its stockholders, through stockholders’ derivative suits on New QOMPLX’s behalf, to recover monetary damages from a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, exculpation does not apply to any director if the director has acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper benefit from his or her actions as a director.
New QOMPLX’s Post-Closing Bylaws provide that New QOMPLX must indemnify and advance expenses to New QOMPLX’s directors and officers to the fullest extent authorized by the DGCL. New QOMPLX also is expressly authorized to carry directors’ and officers’ liability insurance providing indemnification for New QOMPLX’s directors, officers and certain employees for some liabilities. New QOMPLX believes that these indemnification and advancement provisions and insurance are useful to attract and retain qualified directors and executive officers.
The limitation of liability, advancement and indemnification provisions in the Post-Closing New QOMPLX Governing Documents may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty.
These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit New QOMPLX and its stockholders. In addition, your investment may be adversely affected to the extent New QOMPLX pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following discussion is a summary of the material U.S. federal income tax consequences of the exercise by beneficial owners of Class A Common Stock (“Tailwind public shares”) of their redemption rights in connection with the merger. This discussion does not address any tax consequences arising under the laws of any state, local or non-U.S. jurisdiction, or under any U.S. federal laws other than those pertaining to the income tax. This discussion applies only to beneficial owners of Tailwind public shares that hold such Tailwind public shares, as a capital asset for U.S. federal income tax purposes (generally property held for investment).
For purposes of this discussion, because any unit consisting of one share of Class A Common Stock, and one-half of one redeemable Public Warrant is separable at the option of the holder, Tailwind is treating any share of Class A common stock and one-half of one Public Warrant held in the form of a single unit as separate instruments and is assuming that the unit itself will not be treated as an integrated instrument. Accordingly, the separation of a unit of Tailwind in connection with the merger or exercise of redemption rights generally should not be a taxable event for U.S. federal income tax purposes. This position is not free from doubt, and no assurance can be given that the Internal Revenue Service (“IRS”) would not assert, or that a court would not sustain, a contrary position. Holders are urged to consult their tax advisors with respect to any Tailwind public shares held through a unit of Tailwind.
This discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as of the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This discussion does not address any tax considerations for any transaction other than the exercise of redemption rights by beneficial owners of Tailwind public shares, and in particular does not address any tax considerations with respect to any other transaction in connection with the merger, Founder Shares or warrants to acquire Tailwind public shares. This summary does not address the Medicare tax on certain investment income, the alternative minimum tax, U.S. federal estate or gift tax laws, any state, local or any non-U.S. tax laws. In addition, this discussion does not address all U.S. federal income tax considerations that may be important to a particular holder in light of the holder’s circumstances, or to certain categories of investors that may be subject to special rules, such as:
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our sponsor, officers, directors or other holders of our Class B common shares or Private Placement Warrants;

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banks or other financial institutions;

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tax-exempt entities;

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insurance companies;

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dealers in securities or foreign currencies;

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traders in securities subject to a mark-to-market method of accounting for U.S. federal income tax purposes with respect to the Tailwind public shares;

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partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;

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regulated investment companies, mutual funds or real estate investment trusts;

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“controlled foreign corporations” or “passive foreign investment companies”;

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persons that acquired our Tailwind public shares through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

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U.S. Holders whose functional currency is not the U.S. dollar;

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former citizens or residents of the United States;

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persons that hold our Tailwind public shares as part of a straddle, hedge, integrated transaction or similar transaction; or

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persons who own five percent or more (by vote or value) of our Tailwind public shares.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Tailwind public shares, that is, for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation or other entity treated as a corporation and organized in or under the laws of the United States, any state thereof or the District of Columbia;

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an estate the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source; or

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a trust (A) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (B) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

A “Non U.S. Holder” is a beneficial owner of Tailwind public shares who is or that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.
If an entity or arrangement treated as a partnership for U.S. federal income tax purposes or other pass-through entity holds Tailwind public shares, the U.S. federal income tax treatment of a partner in the partnership or equityholder in the pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity and upon certain determinations made at the partner or equityholder level. Accordingly, we urge partners in entities or arrangements treated as partnerships for U.S. federal income tax purposes and equityholders in such other pass-through entities holding Tailwind public shares to consult their tax advisors regarding the U.S. federal income tax considerations of the exercise by such partnerships or other pass-through entities of their redemption rights in connection with the merger.
The tax consequences to you of a redemption of your Tailwind public shares, as applicable, will depend on your specific situation. You should consult with your tax advisor as to the tax consequences of a redemption of your Tailwind public shares in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local, foreign or other tax laws and of changes in those laws.
Tax Consequences of a Redemption of Tailwind Public Shares
We have not requested, and do not intend to request, a ruling from the IRS as to the U.S. federal income tax consequences of the redemption of Tailwind public shares. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to any of those set forth below. Each holder of Tailwind public shares is urged to consult its tax advisor with respect to the particular tax consequence of the redemption to such holder.
Tax Consequences for U.S. Holders
The discussion below applies to you if you are a U.S. Holder of Tailwind public shares that exercises the redemption rights described above under “Tailwind Special Meeting of Stockholders — Redemption Rights” with respect to your Tailwind public shares.
Treatment of Redemption
The treatment of a redemption of your Tailwind public shares for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale of the Tailwind public shares under Section 302 of the Code. If the redemption qualifies as a sale of the Tailwind public shares, you will recognize gain or loss as described below under “— Gain or Loss on Redemptions Treated as a Sale of Tailwind public shares” below. If the redemption does not qualify as a sale of Tailwind public shares, you will be treated as receiving a corporate distribution subject to tax as described below under “— Taxation of Redemptions Treated as Distributions.” Whether a redemption qualifies for sale treatment will depend largely on the total number of shares of Tailwind public shares treated as held by you (including any shares constructively owned by you, including Tailwind public shares constructively held by you as a result of owning any Public Warrants) relative to all of the Tailwind public shares outstanding both before and after the redemption. The redemption of Tailwind public shares generally will be treated as a sale of the Tailwind public shares (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of your interest in Tailwind, (ii) is “not essentially equivalent to a dividend” with respect to you or (iii) is a “substantially disproportionate redemption” with respect to you. These tests are explained more fully below.
In determining whether any of the foregoing tests are satisfied, you must take into account not only Tailwind public shares actually owned by you, but also Tailwind public shares that are constructively owned by you. You may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which you have an interest or that have an interest in you, as well as any shares you have a right to acquire by exercise of an option (such as Public Warrant). There will be a complete termination of your interest if either (i) all of the shares of Tailwind public shares actually and constructively owned by you are redeemed or (ii) all of the Tailwind public shares actually owned by you are redeemed and you are eligible to waive, and do waive, the attribution of shares owned by certain family members and you do not constructively own any other shares. The redemption of Tailwind public shares will not be essentially equivalent to a dividend if your redemption results in a “meaningful reduction” of your proportionate interest in Tailwind. Whether the redemption will result in a meaningful reduction in your proportionate interest in Tailwind will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over its corporate affairs may constitute such a “meaningful reduction.” In order to meet the “substantially disproportionate” test, the percentage of outstanding Tailwind public shares actually and constructively owned by you immediately following the redemption of the Tailwind public shares must, among other requirements, be less than 80% of the percentage of the outstanding Tailwind public shares actually and constructively owned by you immediately before the redemption. You are urged to consult with your tax advisor as to the tax consequences of a redemption.
If none of the foregoing tests are satisfied, then the redemption proceeds will be treated as a corporate distribution and the tax effects will be as described under “— Taxation of Redemptions Treated as Distributions,” below. After the application of those rules, any remaining tax basis you have in the redeemed Tailwind public shares will be added to your adjusted tax basis in your remaining Tailwind public shares, or, if you have none, to your adjusted tax basis in Public Warrants held by you or possibly in other shares constructively owned by you. If you hold different blocks of Tailwind public shares (generally, shares of Tailwind purchased or acquired on different dates or at different prices), you are urged to consult your tax advisors to determine how the above rules apply to you.
Taxation of Redemptions Treated as Distributions
If the redemption of your Tailwind public shares does not qualify as a sale of Tailwind public shares, you will be treated as receiving a distribution from Tailwind. You generally will be required to include in gross income as dividends the amount of proceeds received in connection with such a redemption to the extent the distribution is paid out of Tailwind’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Distributions in excess of such earnings and profits generally will treated as a return of capital that will be applied against and reduce your basis in your shares (but not below zero), with any remaining excess treated as gain from the sale or exchange of such shares as described below under “— Gain or Loss on Redemptions Treated as a Sale of Tailwind public shares.”
If you are a corporate U.S. Holder, dividends paid by Tailwind to you generally will be eligible for the dividends-received deduction allowed to domestic corporations in respect of dividends received from other domestic corporations so long as you satisfy the holding period requirement for the dividends-received deduction.

If you are a non-corporate U.S. Holder, under tax laws currently in effect, dividends generally will be taxed at the lower applicable long-term capital gains rate so long as you satisfy the holding period requirement of at least sixty (60) days which begins within a certain number of days before the ex-dividend date and certain other requirements are met (see “— Gain or Loss on Redemptions Treated as a Sale of Tailwind public shares” below).
However, it is possible that because of the redemption rights associated with the Tailwind public shares, the holding period of such shares may not be considered to begin until the date of such redemption (and thus it is possible that holding period requirements will not be met as a result).
If you hold different blocks of Tailwind public shares (generally, shares of Tailwind purchased or acquired on different dates or at different prices), you are urged to consult your tax advisors to determine how the above rules apply to you.
Gain or Loss on Redemptions Treated as a Sale or Exchange of Tailwind public shares
If a redemption of your Tailwind public shares qualifies as a sale of Tailwind public shares, you generally will recognize capital gain or loss in an amount equal to the difference between (i) the amount of cash received in the redemption and (ii) your adjusted tax basis in the Tailwind public shares so redeemed.
Any such capital gain or loss generally will be long-term capital gain or loss if your holding period for the Tailwind public shares so disposed of exceeds one (1) year. Long-term capital gains recognized by non-corporate U.S. Holders generally will be eligible for taxation at reduced rates. The deductibility of capital losses is subject to limitations.
However, it is possible that because of the redemption rights associated with the Tailwind public shares, the holding period of such shares may not be considered to begin until the date of such redemption (and thus it is possible that long-term capital gain or loss treatment may not apply as a result).
If you hold different blocks of Tailwind public shares (generally, shares of Tailwind purchased or acquired on different dates or at different prices), you are urged to consult your tax advisors to determine how the above rules apply to you.
Information Reporting with Respect to the Redemption for Significant Holders
Certain information reporting requirements may apply to each U.S. Holder that is a “significant holder” of Tailwind public shares. A “significant holder” is a beneficial owner of Tailwind public shares that, immediately prior to the redemption, actually or constructively owns 5% or more of the outstanding Tailwind public shares (by vote or value). You are urged to consult with your tax advisor as to the potential application of these reporting requirements.
Tax Consequences for Non-U.S. Holders
The discussion below applies to you if you are A “Non-U.S. Holder” of Tailwind public shares that exercises the redemption rights described above under “Tailwind Special Meeting of Stockholders — Redemption Rights” with respect to your Tailwind public shares.
Treatment of Redemption
If you are a Non-U.S. Holder, the characterization for U.S. federal income tax purposes of the redemption of your Tailwind public shares generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s Tailwind public shares, as described above under “Tax Consequences for U.S. Holders — Treatment of Redemption.”
Non-U.S. Holders considering exercising their redemption rights are urged to consult their own tax advisors as to whether the redemption of their Tailwind public shares will be treated as a distribution, or as a sale, under the Code.

Taxation of Redemptions Treated as Distributions
If the redemption of a your Tailwind public shares does not qualify as a sale or exchange of Tailwind public shares, you will be treated as receiving a distribution from Tailwind, which distribution will be treated as a dividend to the extent the distribution is paid out of Tailwind’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). The gross amount of such dividends will be subject to a withholding tax at a rate of 30% unless you are eligible for a reduced rate of withholding under an applicable income tax treaty and provide proper certification of your eligibility for such reduced rate. Dividends that are effectively connected with the conduct by you of a trade or business in the United States (and are attributable to a U.S. permanent establishment if an applicable treaty so requires) generally will be subject to U.S. federal income tax at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, if you are a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.
Distributions in excess of such earnings and profits generally will be treated as a return of capital that will be applied against and reduce your basis in your shares (but not below zero), with any remaining excess treated as gain from the sale or exchange of such shares as described under “— Gain or Loss on Redemptions Treated as a Sale or Exchange of Tailwind public shares” below.
Gain or Loss on Redemptions Treated as a Sale or Exchange of Tailwind public shares
If the redemption of your Tailwind public shares qualifies as a sale or exchange of such shares, you generally will not be subject to U.S. federal income tax on any gain recognized on such redemption unless:
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such gain is effectively connected with the conduct by you of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that you maintain in the United States), in which case you generally will be subject to U.S. federal income tax on such gain at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, if you are a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate;

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you are an individual who is present in the United States for one hundred eighty-three (183) days or more in the taxable year of the redemption and certain other conditions are met, in which case you will be subject to a 30% tax on your net capital gain for the year; or

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we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five (5) year period ending on the date of the redemption or the period during which you held Tailwind public shares, and, in the case where our Tailwind public shares are traded on an established securities market, you have owned, directly or constructively, more than 5% of our Tailwind public shares at any time within the shorter of the five (5) year period or your holding period for our Tailwind public shares. We do not believe that we are or have been a U.S. real property holding corporation.

All holders of Tailwind public shares are urged to consult their tax advisors with respect to the tax consequences of a redemption of Tailwind public shares in their particular circumstances, including tax return reporting requirements, the applicability and effect of the alternative minimum tax, any federal tax laws other than those pertaining to income tax (including estate and gift tax laws), and any state, local, foreign or other tax laws.
Information Reporting and Backup Withholding
Proceeds received in connection with the merger or a redemption of Tailwind public shares may be subject to information reporting to the IRS and U.S. backup withholding. Backup withholding generally will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes other required certifications, or who is otherwise exempt from backup withholding and establishes such exempt status. A Non-U.S. Holder generally will eliminate the requirement for information reporting and backup withholding by providing certification of its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability, and a holder generally may claim a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.
FATCA
Provisions of the Code (Sections 1471 through 1474) commonly referred to as “FATCA” impose withholding of 30% on payments of dividends (including constructive dividends received pursuant to a redemption of stock) on Tailwind public shares. Thirty percent withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale of property that produces U.S.-source interest or dividends beginning on January 1, 2019, but on December 13, 2018, the IRS released proposed regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued.
In general, no FATCA withholding will be required with respect to a U.S. Holder or an individual Non-U.S. Holder that timely provides the certifications required on a valid IRS Form W-9 or W-8BEN, respectively. Holders potentially subject to withholding include “foreign financial institutions” (which is broadly defined for this purpose and generally includes investment vehicles) and certain other non-U.S. entities unless various U.S. information reporting and due diligence requirements (generally relating to ownership by U.S. persons of interests in, or accounts with, those entities) have been satisfied, or an exemption applies (typically certified by the delivery of a properly completed IRS Form W-8BEN-E). If FATCA withholding is imposed, a beneficial owner that is not a foreign financial institution generally will be entitled to a refund of any amounts withheld by filing a U.S. federal income tax return (which may entail significant administrative burden). Jurisdictions that have an intergovernmental agreement with the United States governing FATCA may be subject to different rules. Holders are urged to consult their tax advisors regarding the effects of FATCA on a redemption of Tailwind public shares.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS
Certain Relationships and Related Person Transactions — QOMPLX
QOMPLX has commercial contracts with Black Knight, Inc., Fidelity National Financial, Inc., and F&G Annuities & Life, Inc., which is a wholly-owned subsidiary of Fidelity National Financial, Inc. Mr. Foley is a director of Black Knight, Inc. and Fidelity National Financial, Inc. QOMPLX also has commercial contracts with Dunn & Bradstreet, of which Messrs. Foley and Daffron are directors. As of and for the years ended December 31, 2020 and 2019, these contracts in the aggregate contributed to approximately 7% (approximately $262,000) and 39% (approximately $82,000) of accounts receivable and 80% ($1.8 million) and 99% ($2.2 million) of deferred revenue, and 46% ($10.4 million) and 32% (approximately $857,000) of total revenue, respectively. Terms of the accounts receivable with related parties are consistent with terms typically provided to customers by QOMPLX. Following the Business Combination, it is anticipated that the existing commercial contracts described above will continue in effect. Significantly all accounts receivable with related parties are expected to be collected within one year.
QOMPLX also had cumulative borrowings outstanding under a note payable agreement with a related party of $2.1 million which were paid in full during 2019. For the year ended December 31, 2019, QOMPLX did not record any related interest in other income (expense) within the consolidated statements of operations.
On December 31, 2019, QOMPLX issued to Cannae, an entity in which Mr. Foley is a director, a non-interest bearing convertible promissory note with an aggregate principal amount of $7.5 million, payable upon demand after June 30, 2020, unless earlier converted. This note was part of a pre-arranged financing arrangement from May 2019 and was the third installment of an equity financing arrangement between QOMPLX and Cannae. In May 2020, this note was converted in full into an aggregate 1,079,530 shares of QOMPLX Series A-1A preferred stock and 1,527,940 shares of QOMPLX Series A-1B preferred stock as agreed to in the aforementioned May 2019 equity deal.
New QOMPLX Related Party Transaction Policy
Upon consummation of the Business Combination, it is anticipated that the New QOMPLX board of directors will adopt a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions. A “Related Person Transaction” is a transaction, arrangement or relationship in which New QOMPLX or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:
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any person who is, or at any time during the applicable period was, one of New QOMPLX’s executive officers or a member of New QOMPLX’s board of directors;

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any person who is known by New QOMPLX to be the beneficial owner of more than five percent (5%) of New QOMPLX’s voting stock;

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any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of voting stock of New QOMPLX; and

•
any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

It is anticipated that under New QOMPLX’s related person transaction policy, the related person in question will be required to present information regarding the proposed related person transaction to the audit committee (or to another independent body of the New QOMPLX board of directors) for review. In considering whether to approve a related person transactions, the reviewing committee will be expected to take into account the relevant available facts and circumstances, which may include, but are not limited to the related person’s interest in the transaction, the nature of the transaction and any other information regarding the transaction or the related person that would be material to investors. The reviewing committee will approve only those transactions that it determines are fair to New QOMPLX and in New QOMPLX’s best interests. Additionally, it is also anticipated that New QOMPLX will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time.
Certain Relationships and Related Person Transactions — Tailwind
See “Tailwind’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Related Party Transactions.”

EXPERTS
The financial statements of Tailwind Acquisition Corp. have been audited by WithumSmith+Brown, PC, independent registered public accounting firm, as set forth in their report which is appearing elsewhere herein. Such financial statements have been included herein in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of QOMPLX, Inc. included in this proxy statement/prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited financial statements of Sentar, Inc. included in this proxy statement/prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.
The audited consolidated financial statements of RPC Tyche LLP included in this proxy statement/prospectus have been so included in reliance upon the report of Grant Thornton LLP, independent certified public accountants, upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS
The legality of shares of New QOMPLX Common Stock offered by this proxy statement/prospectus will be passed upon for Tailwind by Kirkland & Ellis LLP.
OTHER MATTERS
As of the date of this proxy statement/prospectus, the Tailwind board of directors does not know of any matters that will be presented for consideration at the Tailwind Special Meeting other than as described in this proxy statement/prospectus. If any other matters properly come before the Tailwind Special Meeting, or any adjournment or postponement thereof, and are voted upon, the enclosed proxy will be deemed to confer discretionary authority on the individuals that it names as proxies to vote the shares represented by the proxy as to any of these matters.

APPRAISAL RIGHTS
Holders of Tailwind common stock are not entitled to appraisal rights in connection with the merger under Delaware law.

Report of Independent Registered Public Accounting Firm
To the Stockholders and the Board of Directors of
Tailwind Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Tailwind Acquisition Corp. (the “Company”), as of December  31, 2020, the related statements of operations, changes in stockholders’ equity and cash flows for the period from May  29, 2020 (inception) through December  31, 2020, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December  31, 2020, and the results of its operations and its cash flows for the period from May  29, 2020 (inception) through December  31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ WithumSmith+Brown, PC
We have served as the Company’s auditor since 2020.
New York, New York
March 25, 2021

TAILWIND ACQUISITION CORP.
BALANCE SHEET
DECEMBER 31, 2020
ASSETS
Current assets
Cash	$2,245,798
Prepaid expenses	275,652
Total Current Assets	2,521,450
Cash and marketable securities held in trust account	334,321,131
Total Assets	$336,842,581
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accrued expenses	$208,129
Accrued offering costs	126,000
Total Current Liabilities	334,129
Deferred underwriting fee payable	11,697,550
Total Liabilities	12,031,679
Commitments and contingencies
Class A common stock subject to possible redemption, 31,981,090 shares at $10.00 per share	319,810,900
Stockholders’ Equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Class A common stock, $0.0001 par value; 500,000,000 shares authorized; 1,440,480 shares issued and outstanding (excluding 31,981,090 shares subject to possible redemption)	144
Class B common stock, $0.0001 par value; 50,000,000 shares authorized; 8,355,393 shares issued and outstanding	836
Additional paid-in capital	5,280,926
Accumulated deficit	(281,904)
Total Stockholders’ Equity	5,000,002
Total Liabilities and Stockholders’ Equity	$336,842,581
The accompanying notes are an integral part of the financial statements.

TAILWIND ACQUISITION CORP.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MAY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
General and administrative expenses	$387,335
Loss from operations	(387,335)
Other income:
Interest earned on marketable securities held in Trust Account	105,431
Net loss	$(281,904)
Weighted average shares outstanding of Class A common stock	33,421,570
Basic and diluted income per share, Class A common stock	$0.00
Weighted average shares outstanding of Class B common stock	7,969,220
Basic and diluted net loss per share, Class B common stock	$(0.04)
The accompanying notes are an integral part of the financial statements.

TAILWIND ACQUISITION CORP.
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
FOR THE PERIOD FROM MAY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
	Class A Common Stock		Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity
	Shares	Amount	Shares	Amount
Balance – May 29, 2020 (Inception)	—	$—	—	$—	$—	$—	$—
Issuance of Class B common stock to initial stockholders	—	—	8,625,000	863	24,137	—	25,000
Sale of 33,421,570 Units, net of underwriting discounts and offering expenses	33,421,570	3,342	—	—	315,364,464	—	315,367,806
Sale of 9,700,000 Private Placement Warrants	—	—	—	—	9,700,000	—	9,700,000
Forfeiture of Founder Shares	—	—	(269,607)	(27)	27	—	—
Common stock subject to possible redemption	(31,981,090)	(3,198)	—	—	(319,807,702)	—	(319,810,900)
Net loss	—	—	—	—	—	(281,904)	(281,904)
Balance – December 31, 2020	1,440,480	$144	8,355,393	$836	$5,280,926	$(281,904)	$5,000,002
The accompanying notes are an integral part of the financial statements.

TAILWIND ACQUISITION CORP.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MAY 29, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020
Cash Flows from Operating Activities:
Net loss	$(281,904)
Adjustments to reconcile net loss to net cash used in operating activities:
Interest earned on investments held in Trust Account	(105,431)
Changes in operating assets and liabilities:
Prepaid expenses	(275,652)
Accrued expenses	208,129
Net cash used in operating activities	(454,858)
Cash Flows from Investing Activities:
Investment of cash into Trust Account	(334,215,700)
Net cash used in investing activities	(334,215,700)
Cash Flows from Financing Activities:
Proceeds from issuance of Class B common stock to Sponsor	25,000
Proceeds from sale of Units, net of underwriting discounts paid	327,531,386
Proceeds from sale of Private Placement Warrants	9,700,000
Repayment of promissory note – related party	(52,250)
Payment of offering costs	(287,780)
Net cash provided by financing activities	336,916,356
Net Change in Cash	2,245,798
Cash – Beginning of period	—
Cash – End of period	$2,245,798
Non-Cash financing activities:
Initial classification of Class A common stock subject to possible redemption	$319,990,450
Change in value of Class A common stock subject to possible redemption	$(179,550)
Deferred underwriting fee payable	$11,697,550
Offering costs paid through promissory note – related party	$52,250
Offering costs included in accrued offering costs	$126,000
Forfeiture of Founder Shares	$(27)
The accompanying notes are an integral part of the financial statements.

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 1.   DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS
Tailwind Acquisition Corp. (the “Company”) was incorporated in Delaware on May 29, 2020. The Company was formed for the purpose of entering into a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).
The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.
As of December 31, 2020, the Company had not commenced any operations. All activity for the period from May 29, 2020 (inception) through December 31, 2020 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described identifying a target company for a Business Combination, and activities in connection with the proposed acquisition of QOMPLX, Inc., a Delaware Corporation (“QOMPLX”) (see Note 10). The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering.
The registration statement for the Company’s Initial Public Offering was declared effective on September 3, 2020. On September 9, 2020 the Company consummated the Initial Public Offering 33,421,570 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the partial exercise by the underwriter of its over-allotment option in the amount of 3,421,570 Units, at $10.00 per Unit, generating gross proceeds of $334,215,700, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 9,700,000 private placement warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Tailwind Sponsor LLC (the “Sponsor”), generating gross proceeds of $9,700,000, which is described in Note 4.
Transaction costs amounted to $18,847,894, consisting of $6,684,314 in cash underwriting fees, $11,697,550 of deferred underwriting fees and $466,030 of other offering costs.
Following the closing of the Initial Public Offering on September 9, 2020, an amount of $334,215,700 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”) located in the United States and is invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more operating businesses or assets that together have an aggregate fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the income earned on the Trust Account) at the time of the Company’s signing a definitive agreement in connection with its initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
acquires an interest in the target business or assets sufficient for it not to be required to register as an investment company under the Investment Company Act.
The Company will provide its holders of the outstanding Public Shares (the “public stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The public stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.
The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 either prior to or upon such consummation of a Business Combination and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange rules and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Amended and Restated Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange rules, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5), and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each public stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction or do not vote at all.
Notwithstanding the above, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Amended and Restated Certificate of Incorporation provides that a public stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% or more of the Public Shares, without the prior consent of the Company.
The Sponsor has agreed (a) to waive its redemption rights with respect to its Founder Shares and Public Shares held by it in connection with the completion of a Business Combination and (b) not to propose an amendment to the Amended and Restated Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemption in connection with the Company’s initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination or (ii) with respect to any other provision relating to stockholders’ rights or pre-initial business combination activity, unless the Company provides the public stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
The Company will have until September 9, 2022 to complete a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
(less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.
The Sponsor has agreed to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period. The underwriter has agreed to waive its rights to the deferred underwriting commission (see Note 6) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).
In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below (1) $10.00 per Public Share or (2) such lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of the interest which may be withdrawn to pay franchise and income taxes. This liability will not apply with respect to claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
NOTE 2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Basis of Presentation
The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statement with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Use of Estimates
The preparation of financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ significantly from those estimates.
Cash and Cash Equivalents
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2020.
Marketable Securities Held in Trust Account
The Company classifies its U.S. Treasury and equivalent securities as held-to-maturity in accordance with ASC 320 “Investments — Debt and Equity Securities.” Held-to-maturity securities are those securities which the Company has the ability and intent to hold until maturity. Held-to-maturity treasury securities are recorded at amortized cost on the accompanying balance sheet and adjusted for the amortization or accretion of premiums or discounts.
Class A Common Stock Subject to Possible Redemption
The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” Class A common stock subject to mandatory redemption is classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that is either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events. Accordingly, the 31,981,090 shares of Class A common stock subject to possible redemption at December 31, 2020 are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
Offering Costs
Offering costs consist of legal, accounting and other expenses that are directly related to the Initial Public Offering. Offering costs amounting to $18,847,894 were charged to stockholders’ equity upon the completion of the Initial Public Offering.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2020. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Net Loss per Common Share
Net loss per share is computed by dividing net loss by the weighted average number of shares of common stock outstanding during the period. The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 26,410,785 shares of common stock in the calculation of diluted income (loss) per share, since the exercise of the warrants are contingent upon the occurrence of future events and the inclusion of such warrants would be anti-dilutive under the treasury stock method. As a result, diluted loss per common share is the same as basic loss per common share for the periods presented.
The Company’s statements of operations includes a presentation of income (loss) per share for common shares subject to possible redemption in a manner similar to the two-class method of income (loss) per share. Net income per common share, basic and diluted, for Class A common stock is calculated by dividing the interest income earned on the Trust Account, net of franchise and income taxes, by the weighted average number of Class A common stock outstanding since original issuance. Net loss per share, basic and diluted, for Class B common stock is calculated by dividing the net loss, adjusted for income attributable to Class A common stock, net of applicable franchise and income taxes, by the weighted average number of Class B common stock outstanding for the period. Class B common stock includes the Founder Shares as these shares do not have any redemption features and do not participate in the income earned on the Trust Account.

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The following table reflects the calculation of basic and diluted net income (loss) per common share (in dollars, except per share amounts):
For the Period From May 29, 2020 (inception) Through December 31, 2020
Class A Common Stock
Numerator: Earnings allocable to Class A Common Stock
Interest Income	$105,431
Income and Franchise Tax	(105,431)
Net Earnings	$—
Denominator: Weighted Average Class A Common Stock
Class A Common Stock, Basic and Diluted	33,421,570
Earnings/Basic and Diluted Class A Common Stock	$0.00
Class B Common Stock
Numerator: Net Loss minus Net Earnings
Net Loss	$(281,904)
Net Earnings allocable to Class A Common Stock	—
Net Loss	$(281,904)
Denominator: Weighted Average Class B Common Stock
Class B Common Stock, Basic and Diluted	7,969,220
Loss/Basic and Diluted Class B Common Stock	$(0.04)
As of December 31, 2020, basic and diluted shares are the same as there are no securities that are dilutive to the stockholders.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC 820, “Fair Value Measurement,” approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Recent Accounting Standards
Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.
NOTE 3.   INITIAL PUBLIC OFFERING
Pursuant to the Initial Public Offering, the Company sold 33,421,570 Units, which includes a partial exercise by the underwriter of its over-allotment option in the amount of 3,421,570 Units, at a purchase

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).
NOTE 4.   PRIVATE PLACEMENT
Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 9,700,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant, or $9,700,000 in the aggregate. Each Private Placement Warrant is exercisable to purchase one share of common stock at an exercise price of $11.50 per share, subject to adjustment (see Note 7). A portion of the proceeds from the Private Placement Warrants were added to the proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law), and the Private Placement Warrants will expire worthless.
NOTE 5.   RELATED PARTY TRANSACTIONS
Founder Shares
In June 2020, the Sponsor purchased 8,625,000 shares of the Company’s Class B common stock (the “Founder Shares”) for an aggregate purchase price of $25,000. The Founder Shares included an aggregate of up to 269,607 shares that were subject to forfeiture by the Sponsor following the underwriter’s election to partially exercise its over-allotment option so that the number of Founder Shares would collectively represent approximately 20% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriter’s over-allotment option expired unexercised on October 24, 2020, as such 269,607 Founder Shares were forfeited, resulting in there being an aggregate of 8,355,393 Founder Shares outstanding.
The Sponsor has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the last reported sale price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Class A common stock for cash, securities or other property.
Administrative Support Agreement
The Company entered into an agreement, commencing on September 9, 2020, to pay an affiliate of the Sponsor a total of $10,000 per month for office space, utilities and secretarial, and administrative support services. Upon completion of a Business Combination or its liquidation, the Company will cease paying these monthly fees. For the period from May 29, 2020 (inception) through December 31, 2020, the Company incurred $40,000 in fees for these services, of which such amount is included in accrued expenses in the accompanying balance sheet.
Promissory Note — Related Party
In June 2020, the Sponsor issued an unsecured promissory note to the Company (the “Promissory Note”), pursuant to which the Company could borrow up to an aggregate principal amount of $300,000. The Promissory Note was non-interest bearing and payable on the earlier of December 31, 2020 or the consummation of the Initial Public Offering. The outstanding balance under the Promissory Note of $52,250 was repaid on September 15, 2020.

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
Related Party Loans
In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor, an affiliate of the Sponsor, or certain of the Company’s officers and directors or their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants, at a price of $1.00 per warrant, of the post Business Combination entity. The warrants would be identical to the Private Placement Warrants. As of December 31, 2020, no Working Capital Loans were outstanding.
NOTE 6.   COMMITMENTS AND CONTINGENCIES
Risks and Uncertainties
Management continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Registration and Stockholder Rights
Pursuant to a registration and stockholder rights agreement entered into on September 9, 2020, the holders of the Founder Shares, Private Placement Warrants, and warrants that may be issued upon conversion of Working Capital Loans (and any shares of Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of the Working Capital Loans and upon conversion of the Founder Shares) are entitled to registration rights, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to shares of Class A common stock). The holders of these securities will be entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. However, the registration and stockholder rights agreement provides that the Company will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company granted the underwriter a 45-day option from the date of the Initial Public Offering to purchase up to 4,500,000 additional Units to cover over-allotments, if any, at the Initial Public Offering price less the underwriting discounts and commissions. The underwriter’s elected to partially exercise the over-allotment option to purchase an additional 3,421,570 Units. The remaining 1,078,430 Units expired unexercised on October 24, 2020.
The underwriter is entitled to a deferred fee of $0.35 per Unit, or $11,697,550 in the aggregate. The deferred fee will become payable to the underwriter from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
NOTE 7.   STOCKHOLDERS’ EQUITY
Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designation, rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2020, there were no shares of preferred stock issued and outstanding.
Class A Common Stock — The Company is authorized to issue 500,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. At December 31, 2020, there were 1,440,480 shares of Class A common stock issued and outstanding, excluding 31,981,090 shares of Class A common stock subject to possible redemption.
Class B Common Stock — The Company is authorized to issue 50,000,000 shares of Class B common stock with a par value of $0.0001 per share. At December 31, 2020, there were 8,355,393 shares of Class B common stock issued and outstanding.
Holders of Class A common stock and Class B common stock will vote together as a single class on all matters submitted to a vote of stockholders except as required by law.
The shares of Class B common stock will automatically convert into shares of Class A common stock at the time of a Business Combination on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in the Initial Public Offering and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon the completion of the Initial Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination).
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 12 months from the closing of the Initial Public Offering and (b) 30 days after the completion of a Business Combination.
The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration, or a valid exemption from registration is available. No warrant will be exercisable and the Company will not be obligated to issue any shares of Class A common stock upon exercise of a warrant unless the share of Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.
The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of a Business Combination, it will use its commercially reasonable efforts to file with the SEC a registration statement for the registration, under the Securities Act, of the shares of Class A common stock issuable upon exercise of the warrants, and the Company will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of a Business Combination, and to maintain the effectiveness of such registration statement and a current prospectus relating to those shares of Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement; provided that if the Class A common stock is at the time of any exercise of a warrant not listed

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, the Company will not be required to file or maintain in effect a registration statement, but it will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption, but the Company will use its commercially reasonably efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
Redemptions of warrants when the price of Class A common stock equals or exceeds $18.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at a price of $0.01 per warrant;

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•
if, and only if, the closing price of the Class A common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws.
Redemption of warrants when the price per share of Class common stock equals or exceeds $10.00 — Once the Public Warrants become exercisable, the Company may redeem the Public Warrants:
•
in whole and not in part;

•
at $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption provided that holders will be able to exercise their warrants on a cashless basis prior to redemption and receive that number of shares based on the redemption date and the fair market value of the Class A common stock;

•
if, and only if, the last reported sale price of the Class A common stock equals or exceeds $10.00 per share (as adjusted per stock splits, stock dividends, reorganizations, reclassifications, recapitalizations and the like) for any 20 trading days within the 30-trading day period ending three trading days before the Company send the notice of redemption to the warrant holders; and

•
if the closing price of the Class A common stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders is less than $18.00 per share, the Private Placement Warrants must also be concurrently called for redemption on the same terms as the outstanding Public Warrants, as described above.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of a Business Combination at an issue price or effective issue price of less than $9.20 per share of Class A common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of a Business Combination on the date of the consummation of a Business Combination (net of redemptions), and (z) the volume weighted average trading price of the shares of Class A common stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates a Business Combination (such price, the “Market Value”) is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, the $18.00 per share redemption trigger price and the “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” described above will be adjusted (to the nearest cent) to be equal to 180% of the higher of the Market Value and the Newly Issued Price, and the $10.00 per share redemption trigger price described above under “Redemption of Warrants when the price per share of Class A common stock equals or exceeds $10.00” will be adjusted (to the nearest cent) to be equal to the higher of the Market Value and the Newly Issued Price.
The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the shares of Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable for cash or on a cashless basis, at the holder’s option, and be non-redeemable so long as they are held by the initial purchasers or their permitted transferees (except for a number of shares of Class A common stock as described above under Redemption of warrants for Class A common stock). If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company in all redemption scenarios and exercisable by such holders on the same basis as the Public Warrants.
NOTE 8.   INCOME TAX
The Company’s net deferred tax assets are as follows:
December 31, 2020
Deferred tax assets
Net operating loss carryforward	$2,772
Organizational costs/Startup expenses	56,428
Total deferred tax assets	59,200
Valuation allowance	(59,200)
Deferred tax assets, net of allowance	$—
The income tax provision consists of the following:
December 31, 2020
Federal
Current	$—
Deferred	(59,200)
State
Current	—
Deferred	—
Change in valuation allowance	59,200
Income tax provision	$—

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
As of December 31, 2020, the Company had $13,199 of U.S. federal and state net operating loss carryovers available to offset future taxable income.
If a business combination is consumated, these net operating losses will be limited by a Section 382 limitation given there will have been a change in control at the Company.
In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the period from May 29, 2020 (inception) through December 31, 2020, the change in the valuation allowance was $59,200.
A reconciliation of the federal income tax rate to the Company’s effective tax rate is as follows:
December 31, 2020
Statutory federal income tax rate	21.0%
State taxes, net of federal tax benefit	0.0%
Change in valuation allowance	(21.0)%
Income tax provision	0.00%
The Company files income tax returns in the U.S. federal jurisdiction in various state and local jurisdictions and is subject to examination by the various taxing authorities.
NOTE 9.   FAIR VALUE MEASUREMENTS
The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:
Level 1:
Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:
Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:
Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2020, assets held in the Trust Account were comprised of $1,138 in cash and $334,319,993 in U.S. Treasury Bills. During the period from May 29, 2020 (inception) through December 31, 2020, the Company did not withdraw any interest income from the Trust Account to pay its tax obligations.

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
The gross holding gains and fair value of held-to-maturity securities at December 31, 2020 are as follows:
	Held-To-Maturity	Level	Amortized Cost	Gross Holding Loss	Fair Value
December 31, 2020	U.S. Treasury Securities (Mature on 05/04/2021)(1)	1	$334,319,993	$(1,804)	$334,318,189

(1)
Upon maturity, $334,379,000 of U.S. Treasury securities were purchased with a maturity date of May 4, 2021

NOTE 10.   SUBSEQUENT EVENTS
The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statements were available to be issued. Based upon this review, other than as described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.
On March 1, 2021, the Company entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among the Company, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX.
The Business Combination Agreement provides for, among other things, the following transactions: (i) QOMPLX will change its name to “QOMPLX Operations, Inc.”; (ii) the Company’s certificate of incorporation and bylaws will be amended and restated; and (iii) Merger Sub will merge with and into QOMPLX, with QOMPLX as the surviving company in the merger, and after giving effect to such merger, continuing as the Company’s wholly owned subsidiary (the “Merger”). In addition, in connection with transactions contemplated by the Business Combination Agreement, the Company is expected to change its name to “QOMPLX, Inc.” (“New QOMPLX”) and QOMPLX is expected to consummate each of the acquisitions of Sentar, Inc., an Alabama corporation, and substantially all assets of RPC Tyche LLP, a limited liability partnership incorporated under the laws of England and Wales (such acquisitions, together with the other transactions contemplated by the Business Combination Agreement, including the PIPE Financing and the Bridge Financing (each as defined below), the “QOMPLX Business Combination”).
Immediately prior to the effective time of the QOMPLX Business Combination, in accordance with the terms and subject to the conditions of the Business Combination Agreement, outstanding shares of QOMPLX (other than treasury shares and shares with respect to which appraisal rights under the Delaware General Corporation Law are properly exercised and not withdrawn) will be exchanged for shares of Class A common stock, par value $0.0001 per share, of New QOMPLX (the “New QOMPLX Common Stock”) and outstanding QOMPLX vested options to purchase shares of QOMPLX will be exchanged for comparable options to purchase New QOMPLX Common Stock, in each case, based on an implied QOMPLX equity value of $850,000,000. This implied equity value of $850,000,000 is increased by the aggregate exercise price of vested options used to purchase shares of QOMPLX and is reduced by the accrued and unpaid interest under the Notes (as defined below) issued pursuant to the Bridge Financing Agreement. Unvested and unexercised QOMPLX options will also be exchanged for comparable options to purchase New QOMPLX Common Stock based on the same exchange ratio that is used for the exchange of the vested options to purchase shares of QOMPLX.
Concurrently with the execution of the Business Combination Agreement, the Company entered into (i) subscription agreements (the “Subscription Agreements”) with certain investors, including, among others, Cannae Holdings, LLC (“Cannae”) and additional third party investors and (ii) a bridge financing

TAILWIND ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2020
agreement (the “Bridge Financing Agreement”) with QOMPLX, Cannae and certain other stockholders of QOMPLX. Pursuant to the Subscription Agreements, (A) each investor agreed to subscribe for and purchase, and the Company agreed to issue and sell to such investors, on the closing date of the Business Combination substantially concurrently with the closing of the Business Combination, an aggregate of 16,000,000 shares of New QOMPLX Common Stock for a purchase price of $10.00 per share, for aggregate gross proceeds of $160,000,000 (the “PIPE Financing”) and (B) the Company agreed to issue an additional 835,539 shares of New QOMPLX Common Stock to Cannae in exchange for its agreement to act as the lead investor in the PIPE Financing with a $50,000,000 commitment. Pursuant to the Bridge Financing Agreement, QOMPLX has agreed to issue convertible notes (the “Notes”) to the investors party thereto in an aggregate principal amount of $20,000,000 and the Company has agreed to, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the closing of the QOMPLX Business Combination, assume the Notes and satisfy and discharge the principal amount and accrued and unpaid interest under each Note as of such time by way of issuance of one share of New QOMPLX Common Stock for every $10.00 of principal amount and accrued and unpaid interest payable on a Note as of such time.
Consummation of the transactions contemplated by the Business Combination Agreement are subject to customary conditions of the respective parties, including receipt of approval from stockholders of each of the Company and QOMPLX for consummation of the transactions and certain other actions related thereto by our stockholders.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Board of Directors and Stockholders
QOMPLX, Inc.
Opinion on the financial statements
We have audited the accompanying consolidated balance sheets of QOMPLX, Inc. (a Delaware corporation) and subsidiaries (the “Company”) as of December 31, 2020 and 2019, the related consolidated statements of operations, comprehensive loss, mezzanine equity and stockholders’ deficit, and cash flows for each of the two years in the period ended December 31, 2020 (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2020, in conformity with accounting principles generally accepted in the United States of America.
Basis for opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB and in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
/s/ GRANT THORNTON LLP
We have served as the Company’s auditor since 2021.
Arlington, Virginia
March 25, 2021

QOMPLX, Inc.
Consolidated Statements of Operations
	Year Ended December 31,
	2020	2019
Revenue	$12,610,360	$1,793,342
Revenue – related parties	10,421,869	857,229
Total	23,032,229	2,650,571
Cost of revenue	7,385,762	3,797,990
Gross profit (loss)	15,646,467	(1,147,419)
Other operating expenses:
Research and development	18,048,058	9,820,607
Sales and marketing	5,267,898	3,725,794
General and administrative	17,526,358	9,417,541
Total operating expenses	40,842,314	22,963,942
Loss from operations	(25,195,847)	(24,111,361)
Other expense (income), net	(10,869)	3,911
Income tax expense	—	—
Net loss	$(25,184,978)	$(24,115,272)
Loss per share, basic and diluted, attributable to common stockholders	$(2.13)	$(2.32)
Weighted-average share used in computing loss per share, basis and diluted, attributable to common stockholders	11,822,976	10,411,335
The accompanying notes are an integral part of these financial statements.

QOMPLX, Inc.
Consolidated Balance Sheets
	At December 31,
	2020	2019
Assets
Current assets
Cash and cash equivalents	$4,273,989	$27,575,569
Accounts receivable	3,653,721	130,147
Accounts receivable – related parties	262,000	82,163
Deferred commissions, net	397,249	48,209
Prepaid expenses and other current assets	641,627	204,007
Total current assets	9,228,586	28,040,095
Property and equipment, net	1,026,218	581,580
Capitalized software, net	785,375	1,530,365
Capitalized patent costs, net	1,116,436	595,974
Other assets	638,982	379,887
Total assets	12,795,597	31,127,901
Liabilities and Stockholders’ Deficit
Current liabilities
Convertible note payable – related parties	—	7,500,000
Accounts payable	1,085,381	235,680
Accrued expenses and other current liabilities	5,198,976	1,236,504
Contract liabilities	447,243	12,500
Contract liabilities – related parties	1,781,086	1,906,370
Total current liabilities	8,512,686	10,891,054
Other liabilities	478,828	—
Total liabilities	8,991,514	10,891,054
Commitments and contingencies
Mezzanine equity
Series A-1A Convertible Preferred Stock $0.0001 par value, 18,500,000 and 17,873,136 shares authorized, 16,728,862 and 15,427,700 shares issued and outstanding with an aggregate liquidation value of $48,118,079 and $44,375,480 at December 31, 2020 and 2019, respectively	48,118,079	44,375,471
Series A-1B Convertible Preferred Stock $0.0001 par value, 10,429,880 and 0 shares authorized, 1,527,940 and 0 shares issued and outstanding with an aggregate liquidation value of $4,394,892 and $ 0 at December 31, 2020 and 2019, respectively	4,394,892	—
Series A-2 Convertible Preferred Stock $0.0001 par value, 3,638,463 shares authorized, 3,638,463 shares issued and outstanding with an aggregate liquidation value of $1,814,989 at December 31, 2020 and 2019	1,992,288	1,992,288
Series A-3 Convertible Preferred Stock $0.0001 par value, 2,423,554 shares authorized, 2,423,554 shares issued and outstanding with an aggregate liquidation value of $3,626,856 at December 31, 2020 and 2019	1,327,048	1,327,048
Series A-4 Convertible Preferred Stock $0.0001 par value, 8,657,525 shares authorized, 8,657,525 shares issued and outstanding with an aggregate liquidation value of $19,921,666 at December 31, 2020 and 2019	4,740,541	4,740,541
Total mezzanine equity	60,572,848	52,435,348
Stockholders’ deficit
Common stock $0.0001 par value, 52,730,824 and 52,149,408 shares authorized, 12,224,929 and 11,314,710 shares issued and outstanding at December 31, 2020 and 2019, respectively	1,222	1,131
Additional paid-in capital	22,650,610	22,037,538
Accumulated other comprehensive income	1,551	—
Accumulated deficit	(79,422,148)	(54,237,170)
Total stockholders’ deficit	(56,768,765)	(32,198,501)
Total liabilities, mezzanine equity, and stockholders’ deficit	$12,795,597	$31,127,901
The accompanying notes are an integral part of these financial statements.

QOMPLX, Inc.
Consolidated Statements of Comprehensive Loss
	Year Ended December 31,
	2020	2019
Net loss	$(25,184,978)	$(24,115,272)
Other comprehensive income
Foreign currency translation adjustments	1,551	—
Comprehensive loss	$(25,183,427)	$(24,115,272)
The accompanying notes are an integral part of these financial statements.

QOMPLX, Inc.
Consolidated Statements of Mezzanine Equity and Stockholders’ Deficit
	Series A-1A Convertible Preferred Stock		Series A-1B Convertible Preferred Stock		Series A-2 Convertible Preferred Stock		Series A-3 Convertible Preferred Stock		Series A-4 Convertible Preferred Stock		Total Mezzanine Equity	Founders Preferred Stock		Class B Common Stock		Common Stock		Additional Paid-in Capital	Accumulated Deficit	Other Comprehensive Income	Total Stockholders’ Deficit
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount		Shares	Amount	Shares	Amount	Shares	Amount
Balance, January 1, 2019	—	$—	—	$—	—	$—	—	$—	—	$—	$—	2,450,000	$245	6,000,000	$600	2,881,404	$288	$21,780,398	$(30,121,898)	$—	$(8,340,367)
Issuance of preferred stock upon conversion of SAFEs and Bridge Notes	869,157	1,783,452	—	—	3,638,463	1,992,288	2,423,554	1,327,048	8,657,525	4,740,541	9,843,329	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock, net of issuance costs	14,558,543	42,592,019	—	—	—	—	—	—	—	—	42,592,019	—	—	—	—	—	—	—	—	—	—
Shares converted to common stock	—	—	—	—	—	—	—	—	—	—	—	(2,450,000)	(245)	(6,000,000)	(600)	8,450,000	845	—	—	—	—
Repurchase of common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(450,000)	(45)	—	—	—	(45)
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	433,306	43	121,205	—	—	121,248
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	135,935	—	—	135,935
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(24,115,272)	—	(24,115,272)
Balance, December 31, 2019	15,427,700	$44.375,471	—	$—	3,638,463	$1,992,288	2,423,554	$1,327,048	8,657,525	$4,740,541	$52,435,348	—	$—	—	$—	11,314,710	$1,131	$22,037,538	$(54,237,170)	$—	$(32,198,501)
Issuance of preferred stock upon conversion of convertible note payable	1,079,530	3,105,108	1,527,940	4,394,892	—	—	—	—	—	—	7,500,000	—	—	—	—	—	—	—	—	—	—
Issuance of preferred stock	221,632	637,500	—	—	—	—	—	—	—	—	637,500	—	—	—	—	—	—	—	—	—	—
Repurchase of common stock	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(156)	—	(28)	—	—	(28)
Exercise of stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	910,375	91	35,211	—	—	35,302
Vesting of early exercised stock options	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	318,811	—	—	318,811
Stock-based compensation	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	259,078	—	—	259,078
Foreign currency translation adjustments	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	1,551	1,551
Net loss	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	—	(25,184,978)	—	(25,184,978)
Balance, December 31, 2020	16,728,862	$48,118,079	1,527,940	$4,394,892	3,638,463	$1,992,288	2,423,554	$1,327,048	8,657,525	$4,740,541	$60,572,848	—	$—	—	$—	12,224,929	$1,222	$22,650,610	$(79,422,148)	$1,551	$(56,768,765)
The accompanying notes are an integral part of these financial statements.

QOMPLX, Inc.
Consolidated Statements of Cash Flows
	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Net loss	$(25,184,978)	$(24,115,272)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	1,820,409	1,788,088
Stock-based compensation	259,078	135,935
(Increase) decrease in
Accounts receivable	(3,523,574)	(6,037)
Accounts receivable – related parties	(179,837)	(82,163)
Prepaid expenses and other current assets	(436,069)	(115,961)
Deferred commissions	(349,040)	(48,209)
Other assets	(259,158)	(12,531)
Increase (decrease) in
Accounts payable	849,701	180,587
Accrued expenses	3,645,270	304,515
Contract liabilities	434,743	12,500
Contract liabilities – related parties	(125,284)	1,746,070
Net cash used in operating activities	(23,048,739)	(20,212,478)
Cash flows from investing activities
Capitalized patent cost expenditures	(528,860)	(165,525)
Capitalized software expenditures	(785,375)	—
Purchases of property and equipment	(726,283)	(425,272)
Net cash used in investing activities	(2,040,518)	(590,797)
Cash flows from financing activities
Proceeds from issuance of convertible promissory notes payable	—	7,500,000
Proceeds from issuance of related party note payable	—	530,000
Payments on related party note payable	—	(2,130,000)
Proceeds from issuance of preferred stock, net of issuance costs	637,500	42,592,019
Proceeds from exercise of stock options	1,150,143	121,248
Repurchase of common stock	(28)	(45)
Net cash provided by financing activities	1,787,615	48,613,222
Net change in cash, cash equivalents and restricted cash	(23,301,642)	27,809,947
Cash, cash equivalents and restricted cash at beginning of year	27,891,636	81,689
Cash, cash equivalents and restricted cash at end of year	$4,589,994	$27,891,636
Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	4,273,989	27,575,569
Restricted cash included in other assets	316,005	316,067
Total cash, cash equivalents and restricted cash	$4,589,994	$27,891,636
Noncash investing and financing activities
Issuance of preferred stock upon conversion of convertible note payable	$7,500,000	$5,426,660
Vesting of early exercised stock options	$318,811	$—
The accompanying notes are an integral part of these financial statements

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Note 1   Organization and significant accounting policies
Organization
QOMPLX, Inc. (the “Company” or “QOMPLX”) is a developer of enterprise operating system designed to support the development and management of decision platforms in virtually any business domain. The Company’s system delivers customers advanced detection and monitoring, adaptive response, and risk optimization capabilities against advanced attackers, enabling clients to quickly and easily integrate all of the disparate data sources across the enterprise into a unified analytics infrastructure to make better decisions. The Company is headquartered in Tysons, Virginia with its customers primarily in the United States.
The Company was originally incorporated in Delaware on May 21, 2015 under the name “Fractal Industries, Inc.”. Effective July 23, 2019, the Company amended its certificate of incorporation to change its name to “QOMPLX, Inc.”
Basis of presentation
The accompanying consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”).
Use of accounting estimates
The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.
Principles of consolidation
The accompanying consolidated financial statements include the accounts of QOMPLX, Inc. and its wholly-owned subsidiaries: QOMPLX Limited, QOMPLX Underwriting Limited, QOMPLX Government Solutions, LLC, RubiQon Holdings, LLC, RubiQon Risk and Insurance Services, LLC and Viracien S.A. All significant intercompany balances and transactions have been eliminated in consolidation.
The Company operates as a single operating and reportable segment based on the information used by its chief operating decision maker in evaluating the financial performance of its business and allocation resources. Although the Company disaggregates its revenue by type, the Company does not manage its business or allocate resources based on revenue stream.
Risks and uncertainties
The novel strain of COVID-19 identified in late 2019 has spread globally, including within the U.S., and has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. This outbreak may continue to have a negative impact on worldwide economic activity and financial markets and may continue to impact the Company’s workforce and operations, the operations of the Company’s end-customers, and those of the Company’s respective partners, vendors and suppliers. In addition, COVID-19 may disrupt the operations of the Company’s end-customers for an indefinite period of time, including as a result of travel restrictions and/or business shutdowns, all of which could negatively impact the Company’s business and results of operations, including cash flows.
Net Loss Per Share
Net loss per share of common stock is computed by dividing net loss applicable to stockholders by the weighted average number of shares of common stock outstanding during the period. The Company excluded

QOMPLX, Inc.
Notes to Consolidated Financial Statements
the effects of dilutive securities from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the Company is the same.
Revenue recognition
The Company derives its revenues primarily from two sources: (1) subscription revenues for access to its various hosted software-as-a-service (SaaS) decision platforms and managed detection and response (MDR) services, and (2) professional services related to deployment of its SaaS decision platforms, virtual chief information security officer (CISO) arrangements, and information technology (IT)/cyber risk assessments and transformations.
Revenue is recognized upon transfer of control of promised products and services to customers in an amount that reflects the consideration the Company expects to receive in exchange for those products or services.
The Company determines revenue recognition through the following steps:
•
Identification of the contract, or contracts, with a customer

•
Identification of the performance obligation(s) in the contract

•
Determination of the transaction price

•
Allocation of the transaction price to the performance obligation(s) in the contract

•
Recognition of revenue when, or as, the Company satisfies the performance obligations

SaaS subscriptions and MDR services
SaaS subscription revenues are comprised of fees under contracts to provide customers with continuous access to, but not possession of, the Company’s SaaS decision platforms during the term of the respective arrangements. These arrangements are generally non-cancellable and do not contain refund-type provisions. These arrangements typically provide for a fixed fee and an annual term. The Company has concluded that its performance obligation under such arrangements is typically a series of days to stand-ready to provide the customer continuous access to the SaaS decision platform over the respective contract term, treated as a single performance obligation. Revenue is generally recognized over time, ratably on a straight-line basis over the respective contract term. The Company typically invoices subscription fees to its customers up-front, in advance of commencement of the respective contract term. Typical payment terms provide that customers pay within 30 days of invoice.
MDR service revenues are comprised of fees under contracts to provide customers with a managed service over a specified term to assist customers rapidly identify and contain cyber-attacks by ingesting, parsing, normalizing, and monitoring logs from the Company’s SaaS decision platforms and by assisting customers create tailored rules, detections, and analytics. The term of MDR service arrangements are typically coterminous with the respective SaaS subscription term with the customer. These arrangements are generally non-cancellable and do not contain refund-type provisions. These arrangements typically provide for a fixed fee. The Company has concluded that its performance obligation under such arrangements is typically series of days to stand-ready to provide the customer the related services over the respective term, treated as a single performance obligation separate from the SaaS subscription. Revenue is generally recognized over time, ratably on a straight-line basis over the respective term. The Company typically invoices related fees to its customers as part of billing for respective coterminous SaaS subscriptions.
Professional services
Professional service revenues are comprised of fees under contracts to provide customers professional services related to virtual CISO arrangements and IT/cyber risk assessments. These arrangements are

QOMPLX, Inc.
Notes to Consolidated Financial Statements
generally non-cancellable and do not contain refund-type provisions. IT/cyber risk assessments typically have a fixed fee and are typically provided over a period of one year. Virtual CISO service arrangements typically provide for either a fixed fee or a time-and-materials based fee. Under time-and-materials arrangements, fees are based on hourly labor rates established in the contract and the reimbursement of the cost of materials. Virtual CISO arrangements typically provide for an associated term of one year. The Company typically invoices fixed fees to its customers up-front, in advance of commencement of the respective contract term, and typically invoices time-and-materials fees on a monthly basis in arrears. Typical payment terms provide that customers pay within 30 days of invoice.
For IT/cyber risk assessments, the Company has concluded that its related performance obligation is the overall services related to the respective IT/cyber risk assessment. Revenue is generally recognized over time. Revenue is recognized straight-line over the respective contract term.
For virtual CISO services, the Company has concluded that its related performance obligation is typically a series of days to stand-ready to provide the customer the related services over the respective term, treated as a single performance obligation. Revenue is generally recognized over time. For virtual CISO arrangements that provide for a fixed fee revenue is generally recognized ratably on a straight-line basis over the respective term. For virtual CISO arrangements that provide for a time-and-materials based fee, revenue is generally recognized based on the Company’s present right to invoice under terms of the contract, which faithfully depicts the value of services provided to the customer.
Significant judgments
Application of the five-step model to the Company’s contracts may require significant judgment. Certain of these judgments are discussed further below.
The Company enters into contracts with its customers that may include promises to transfer multiple services including a SaaS subscription and MDR services and professional services. A performance obligation is a promise in a contract with a customer to transfer products or services that are both capable of being distinct and distinct within the context of the contract. Determining whether products and services are distinct performance obligations that should be accounted for separately or not distinct and combined as one performance obligation may require significant judgment.
For arrangements that provide for a SaaS subscription and MDR services and professional services, in determining whether professional services are distinct from the SaaS subscription and MDR services, the Company considers the following factors: availability of the services from other vendors, the nature of the professional services, the timing of when the professional services contract was signed in comparison to the subscription start date, and the Company’s history of providing related services on a standalone basis. To date, the Company has concluded that all of the professional services included in contracts that also include a SaaS subscription and MDR services are distinct, and therefore the SaaS subscription, MDR services and professional services represent individual performance obligations.
The Company’s contracts may contain options to renew the SaaS subscription and MDR services term or purchase additional professional services. Options provided to customers are not provided at a discount, and therefore the Company has not identified any material rights to be accounted for as separate performance obligations.
The term for virtual CISO arrangements and period of performance for IT/cyber risk assessments is typically one year or less. The term for SaaS subscription and MDR services arrangements as applicable, is typically one year. However, the Company may enter into an arrangement providing for a term exceeding one year. Under such arrangements, the Company invoices annual SaaS subscription and MDR services fees to its customers on an annual basis in advance of the respective follow-on annual term periods. As such, the Company has elected the practical expedient to not consider potential adjustment to the transaction price for the effects of a significant financing component.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
The Company allocates the transaction price to each performance obligation in a contract on a relative standalone selling price (“SSP”) basis. The SSP is the price at which the Company would sell a promised product or service separately to a customer. Judgment is required to determine the SSP for each performance obligation.
The Company determines SSP by considering its overall pricing objectives and market conditions. Significant pricing practices taken into consideration include the Company’s discounting practices, price lists, its go-to-market strategy, historical sales and contract prices. As the Company’s go-to-market strategies evolve, the Company may modify its pricing practices in the future, which could result in changes to SSP. In certain cases, the Company is able to establish SSP based on observable prices of products or services sold separately in comparable circumstances to similar customers. The company uses a single amount to estimate SSP when it has observable prices.
Under certain SaaS subscription arrangements, the contract may provide for additional charges for usage in excess of the monthly base usage established under terms of the contract. Additional charges are variable based on the additional usage in excess of the base usage. Base usage established under contracts is based on the Company’s estimate of the customer’s baseline usage requirements, with the intention for customers to not incur any additional usage-based charges. Customers have not exceeded base usage established under respective arrangements to date, and therefore the Company has not realized any related additional charges based on usage to date. In the event the Company is entitled to additional usage based charges prospectively, the Company expects to apply the variable consideration exception to recognize the related variable consideration in the distinct month within the series in which related charges are incurred.
SaaS subscription arrangements typically include provisions requiring platform availability at a specified level for each calendar month during the contract term. In event the required platform availability levels are not met in an individual calendar month, the customer may be entitled to an availability credit for a portion of the respective month’s pro-rata portion of the annual fixed fee, based on uptime. To date, the Company has met availability requirements established under arrangements and no related credits have been issued to customers. In the event customers are entitled to availability credits prospectively, the Company expects to apply the variable consideration exception to recognize the related variable consideration in the distinct month within the series in which related charges are incurred.
Revenue recognition under the variable consideration exception is based on a constraint recognition model. As the variable consideration exception applies to additional usage-based charges and availability credits, estimation and constraint of variable consideration at contract inception is not required.
Amounts that have been invoiced are recorded in accounts receivable and in contract liabilities (deferred revenue) or revenue, depending on whether transfer of control to customers has occurred. Contract liabilities primarily consists of billings or payments received in advance of revenue recognition and is recognized as revenue when transfer of control to customers has occurred. Revenue is recognized net of taxes collected from customers.
Cost of revenue
Cost of revenue consists primarily of expenses related to supporting the Company’s users and customers and hosting the Company’s platform, which include fully burdened personnel costs (inclusive of stock-based compensation another other benefits) and fees paid to managed hosting providers and other third-party service providers and amortization expense related to developed technology.
Research and development
The Company does not provide any customer-funded research and development. The Company expenses research and development costs as incurred.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Cash and cash equivalents
For purposes of financial statement presentation, the Company considers all highly liquid debt instruments with initial maturities of three months or less to be cash equivalents.
Restricted cash consists of a deposit collateralizing a letter of credit issued by a bank supporting the Company’s credit card. Cash, cash equivalents and restricted cash consist of the following:
	Year ended December 31,
	2020	2019
Cash & cash equivalents	$4,273,989	$27,575,569
Restricted cash included in other assets	316,005	316,067
Total cash, cash equivalents and restricted cash	$4,589,994	$27,891,636
Accounts receivable
Accounts receivable represent amounts billed and due from customers. Accounts receivable are recorded at the invoiced amount, are granted on an unsecured basis and are typically considered past due if the invoice has been outstanding thirty days upon a customer’s receipt of invoice. The Company does not typically charge interest on accounts receivable.
The Company provides an allowance for doubtful accounts based on management’s best estimate of possible losses determined principally on the basis of historical experience and specific allowances for known troubled accounts, if needed. All accounts or portions thereof that are deemed to be uncollectible or that require an excessive collection cost are written off to the allowance for doubtful accounts. No allowance was deemed necessary at December 31, 2020 or 2019 as historical write-offs have not been material to the Company.
Significantly all accounts receivable outstanding as of December 31, 2020 are expected to be collected within one year.
Unbilled accounts receivable represents revenue recognized on contracts for which billings have not yet been sent as of the balance sheet date, substantially all of which is expected to be billed and collected within one year. Unbilled accounts receivable are presented in prepaid expenses and other current assets in the consolidated balance sheets.
Deferred commissions, net, and sales and marketing expenses
Sales and marketing expenses consist primarily of personnel-related expenses directly associated with the Company’s sales and marketing staff, including salaries, benefits, bonuses, sales commissions, professional services, promotional, marketing and related activities. sales and marketing expenses, aside from deferred sales commissions, are expensed as incurred.
Sales commissions earned by the Company’s sales force are considered incremental and recoverable costs of obtaining a contract with a customer. Sales commissions for initial contracts are deferred and then amortized on a straight-line basis over a period of benefit that the Company has determined to be three and half years. The Company determined the period of benefit by taking into consideration the Company’s customer contracts, technology, and other factors. We periodically review the carrying amount of deferred commissions to determine whether events or changes in circumstances have occurred that could impact the estimated economic life. Sales commissions for renewal contracts are deferred and then amortized on a straight-line basis over the related contractual renewal period. Amortization expense is included in sales and marketing expenses in the accompanying consolidated statements of operations.
Amortization of deferred commissions was $174,830 and $25,153 for the years ended December 31, 2020 and 2019, respectively.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Property and equipment, net
Property and equipment are reported at the original cost, net of accumulated depreciation, and are depreciated on a straight-line basis over their respective estimated useful lives.
Estimated useful lives for each major class of property and equipment is as follows:
Computer equipment	3 years
Software	3 years
Furniture and fixtures	10 years
Leasehold improvements	Shorter of the useful life of the related assets or the life of the lease
Expenditures for major renewals and improvements that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred.
Capitalized software, net
The Company capitalizes costs to develop software for internal use incurred during the application development stage. Costs related to preliminary project activities, relatively minor upgrades and enhancements, which includes costs associated with the Company’s continuous deployment software development methodology, and post implementation activities are expensed as incurred. Once an application has reached the development stage, management has authorized and committed to the funding of the software project, it is probable the project will be completed and the software will be used to perform the function intended, internal and external costs, if direct and incremental, are capitalized until the application is substantially complete and ready for its intended use. There were no material qualifying costs capitalized during the application development stage during the fiscal years ending 2020 and 2019. Capitalized software is amortized over its expected useful life of three years.
Capitalized patent costs, net
Capitalized patent costs consist primarily of filing, legal and other professional fees incurred to obtain approval for certain patents. Capitalized patent costs are amortized on a straight-line basis over 20 years beginning when the related patent is issued.
Long-lived assets
The Company periodically evaluates whether the carrying value of long-lived assets, including, but not limited to, property and equipment, capitalized software, and capitalized patent costs, is recoverable when events and circumstances warrant such a review. The assessment for recoverability is performed at an asset or asset group level, whichever is the lowest level for which identifiable cash flows are largely independent of the cash flows of other assets and liabilities. The carrying value of a long-lived asset or asset group is considered impaired when the associated estimated future undiscounted cash flows are less than its carrying value. In that event, a loss is recognized for an individual asset to the extent that the carrying value exceeds the fair value of the long-lived asset. If a loss is identified for an asset group, the loss is allocated to the long-lived assets included in the respective group on a pro-rata basis based on the relative carrying amounts of the related long-lived assets. Fair value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk associated with the future cash flows. The Company determined that the carrying value of long-lived assets was recoverable as of December 31, 2020 and 2019.
Stock-based compensation
The Company measures compensation expense for its stock-based compensation plan based on the grant date fair value of the equity instruments, which is recognized as compensation expense ratably over the requisite service period. See Note 9.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Income taxes
The Company is a cash basis taxpayer. Current income tax expense is the amount of income taxes expected to be payable for the current year. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable earnings. Valuation allowances are established when necessary to reduce deferred tax assets to the amounts more-likely-than-not to be realized. See Note 11.
Mezzanine equity
The Company accounts for its preferred stock subject to possible redemption in accordance with Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity. Preferred stock subject to mandatory redemption (if any) is classified as a liability instrument and is measured at fair value. Conditionally redeemable preferred stock, including preferred stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of events not solely within the Company’s control, is classified as temporary equity. In other instances, preferred stock is classified as permanent stockholders’ equity.
The Company’s Series A-1A Preferred Stock, Series A-1B Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, and Series A-4 Preferred Stock are conditionally puttable by the holders upon certain deemed liquidation events which includes a merger, consolidation, change of control, or a sale of substantially all of the Company’s assets. The occurrence of certain deemed liquidation events may not require approval by the Company’s board of directors and therefore, such events are considered to be outside of the Company’s control. Accordingly, the Series A-1A, A-1B, A-2, A-3, and A-4 Preferred Stock subject to possible redemption are presented as mezzanine equity, outside of the stockholders’ deficit section of the Company’s consolidated balance sheet. As of the date of issuance and subsequently, the Company determined that a deemed liquidation event was not probable to occur. As such, remeasurement to the redemption value was not required at and for the years ended December 31, 2020 and 2019.
Foreign currency translation
The functional currency for the Company’s foreign subsidiaries are their respective local currencies. Assets and liabilities are translated into U.S. Dollars at exchange rates in effect at the respective balance sheet date. Amounts classified as stockholders’ deficit are translated at historical exchange rates. Translation gains and losses are included in stockholders’ deficit as a component of accumulated other comprehensive income.
Recently adopted accounting pronouncements
In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition guidance established by ASC 605, Revenue Recognition. The core principle of ASU 2014-09 is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 allows for either full retrospective or modified retrospective adoption. The Company adopted ASU 2014-09 effective January 1, 2019 using the modified retrospective approach. The Company adopted ASU 2014-09 for those contracts not yet completed under ASC 605 as of the adoption date.
In November 2016, ASU 2016-18 was issued which requires the statement of cash flows to explain the change in cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. Therefore, amounts described as restricted cash and restricted cash equivalents are included with cash and cash equivalents when reconciling the beginning-of-period and end-of-period total amounts in the statement of cash flows. This update is effective in fiscal years beginning after December 15, 2018, and interim periods within fiscal years beginning after December 15, 2019. Early adoption is permitted. The

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Company adopted this ASU on January 1, 2019 including the changes in restricted cash equivalents in operating activities in the statements of cash flows. Prior period amounts have been revised to conform to the current year presentation.
In November 2019, the FASB issued ASU 2018-07 to simplify the accounting for share-based payments to non-employees. Previously, share-based payments to non-employees was recognized in accordance with ASC 505. As a result of the ASU, accounting for share-based payments to non-employees in exchange for goods or services used in an entity’s operations converges with the guidance established by ASC 718 related to accounting for share-based payments to employees. The ASU clarifies that share-based payments granted in conjunction with selling goods or services is accounted for under guidance established by ASC 606. For private companies and certain public entities, ASU 2018-07 is effective for fiscal years beginning after December 15, 2019. Early adoption is permitted. The Company adopted this ASU on January 1, 2019 and there was no material impact.
Recent accounting pronouncements not yet adopted
In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), which sets out the principles for the recognition, measurement, presentation and disclosure of leases for both parties to a contract (i.e. lessees and lessors). The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight line basis over the term of the lease, respectively. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less may be accounted for similar to existing guidance for operating leases today. The standard is effective for private companies and certain public entities for fiscal years beginning after December 15, 2021, with early adoption permitted. The Company expects to adopt the standard in fiscal 2022. The adoption of this guidance will result in recognition of right of use assets and lease liabilities on the consolidated balance sheets. The Company is currently evaluating the impact of ASU 2016-02 on its consolidated financial statements.
In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (Topic 326). The guidance established by ASU 2016-13 changes the accounting for credit losses on financial instruments that are not measured at fair value through net income on a recurring basis, including trade receivables and contract assets, and related disclosures. ASU 2016-13 requires utilization of a current expected credit loss model as opposed to an incurred cost model which was applicable under superseded guidance. ASU 2016-13 is effective for private companies and certain public entities for fiscal years beginning after December 15, 2022. The Company is currently evaluating the impact of ASU 2016-13 on its consolidated financial statements.
Note 2   Concentrations of credit risk and major customers
The Company maintains its cash balances in accounts with high quality financial institutions. At times, the Company’s cash balances may exceed the federally insured limit. At December 31, 2020 and 2019, the Company cash balances exceeded federally insured limits.
Three customers accounted for approximately 90% of revenues for the year ended December 31, 2020. The three customers accounted for 47%, 31%, and 12% of total revenues, respectively. Amounts due from these three customers accounted for 98% of accounts receivable at December 31, 2020.
Two customers accounted for approximately 73% of total revenues for the year ended December 31, 2019. The two customers accounted for 53% and 20% of total revenues, respectively. Amounts due from these two customers accounted for 44% of accounts receivable at December 31, 2019.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Note 3   Property and equipment, net
Property and equipment consisted of the following at December 31:
	Year ended December 31,
	2020	2019
Computer equipment	$540,168	$423,061
Leasehold improvements	325,030	11,584
Software	433,330	171,034
Furniture and fixtures	212,994	235,820
Total	1,511,522	841,499
Less: Accumulated depreciation and amortization	(485,304)	(259,919)
Total property and equipment, net	$1,026,218	$581,580
Depreciation and amortization expense for property and equipment was $281,646 and $116,167 for the years ended December 31, 2020 and 2019, respectively. Depreciation and amortization of property and equipment is included in general and administrative in the consolidated statements of operations.
Note 4   Capitalized software, net
The gross carrying amount and accumulated amortization at December 31, 2020 was $5,793,844 and $5,008,469, respectively. The gross carrying amount and accumulated amortization at December 31, 2019 was $5,008,469 and $3,478,104, respectively.
Amortization expense for the years ended December 31, 2020 and 2019 was $1,530,365 and $1,669,490, respectively. Amortization of capitalized software is included in cost of revenue in the consolidated statements of operations.
Estimated future amortization expense for capitalized software is as follows:
Year ended December 31,
2021	$261,792
2022	261,792
2023	261,791
2024	—
2025	—
Thereafter	—
Total future amortization expense	$785,375
Note 5   Capitalized patent costs, net
The gross carrying amount and accumulated amortization at December 31, 2020 was $1,127,265 and $10,829, respectively. The gross carrying amount and accumulated amortization at December 31, 2019 was $598,405 and $2,431, respectively. The capitalized patent costs in process which currently are not being amortized amount to approximately $890,600 as of December 30, 2020.
Amortization expense for the years ended December 31, 2020 and 2019 was immaterial. Amortization of capitalized patent costs is included in general and administrative in the consolidated statements of operations.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Estimated future amortization expense for capitalized patent is as follows:
Year ended December 31,
2021	$11,835
2022	11,835
2023	11,835
2024	11,835
2025	11,835
Thereafter	166,689
Total future amortization expense	$225,864
Note 6   Accrued liabilities and other current liabilities
Accrued expenses consisted of the following at December 31:
	Year ended December 31,
	2020	2019
Accrued payroll and related expenses	$1,837,829	$479,939
Accrued sales tax payables	1,335,986	170,907
Early exercised stock option liability	317,203	—
Deferred rent	983,930	—
Accrued expenses	661,491	492,421
Other accrued liabilities	62,537	93,237
Total accrued liabilities and other current liabilities	$5,198,976	$1,236,504
Note 7   Convertible note payable
On December 31, 2019, the Company issued to a related party ( >10% voting interest investor) a non-interest bearing convertible promissory note (“Note”) with a principal amount of $7,500,000, payable upon demand after June 30, 2020, unless earlier converted. On the issuance date, the Company received cash proceeds equivalent to the principal amount of the Note and did not incur any discounts or fees. Upon either the occurrence of the Company’s authorization of non-voting preferred stock or a change of control, the Note will automatically convert into a fixed number of either Series A-1B Preferred Stock (the non-voting preferred stock) or Series A-1A Preferred Stock at a conversion price of $2.88 per share, at the holder’s election.
The Note was classified as a current liability on the Company’s consolidated balance sheet as of December 31, 2019.
In May 2020, the Note was converted into 1,079,530 shares of Series A-1A Preferred Stock and 1,527,940 shares of Series A-1B Preferred Stock. See Note 8.
Note 8   Mezzanine equity and stockholders’ deficit
Convertible preferred stock
In February 2019, the Company unilaterally effected the conversion of each share of Founders Preferred Stock and Class B Common Stock into Common Stock.
In 2018 and 2017, the Company issued certain convertible promissory notes (the “Bridge Notes”) to investors. The Bridge Notes had a maturity date of six months from the date of issuance and a stated interest

QOMPLX, Inc.
Notes to Consolidated Financial Statements
rate of 4%. The Bridge Notes provided for a share-settled redemption conversion feature that upon a qualified equity financing, the debt will automatically settle into a variable number of preferred stock issued in such financing with an aggregate value equal to 125% of the principal and accrued but unpaid interest of the Bridge Notes at the time of settlement. The Company elected the fair value option for the Bridge Notes at issuance, resulting in the Bridge Notes recorded at fair value until conversion in February 2019, with subsequent changes in fair value recognized in net loss. In February 2019, the outstanding balance plus accrued but unpaid interest of $176,570 settled into 2,575,554 shares of Series A-4 Preferred Stock.
During 2015 through 2018, the Company issued certain simple agreements for future equity (“SAFEs”). In February 2019, pursuant to the contractual terms, all but one of the SAFEs settled into 3,638,463, 2,423,554, and 6,081,971 shares of Series A-2, A-3, A-4 Preferred Stock, respectively, determined based on the SAFE investment amount divided by 80% of the price per share established in the qualified financing event; the remaining SAFE with a notional of $2,500,000 settled into 869,157 shares of Series A-1A Preferred Stock determined by the invested amount divided by the price per share in the qualified financing event pursuant to its contractual terms. Prior to settlement, the SAFEs were recorded on the balance sheet as a liability at fair value until settlement, with subsequent changes in fair value recognized in net loss.
Changes in fair value of the Bridge Notes and SAFEs did not have a material impact on the Company’s net loss for the year ended December 31, 2019.
Prior to 2019, the Company did not have any outstanding Series A-1, A-2, A-3, or A-4 preferred shares. On February 5, 2019, the Company amended and restated its Certificate of Incorporation (“Certificate”), which authorized the issuance of up to 32,102,678 shares of Preferred Stock with a par value of $0.0001. The number of shares designated by the Certificate for each series of the Preferred Stock equaled:
Preferred Stock Series Designated in the Certificate
Series A-1	17,383,136
Series A-2	3,638,463
Series A-3	2,423,554
Series A-4	8,657,525
On February 5, 2019, the Company entered into a Series A Preferred Stock Purchase Agreement to issue preferred shares to investors for cash and in settlement of outstanding SAFEs and Bridge Notes. The original issue price and the liquidation value, as of December 31, 2019, of each class of Preferred Stock is as follows:
	Shares Issued and Outstanding	Original Issue Price	Aggregate Liquidation Preference
Series A-1	15,427,700	$2.88	$44,375,480
Series A-2	3,638,463	0.50	1,814,989
Series A-3	2,423,554	1.50	3,626,856
Series A-4	8,657,525	$2.30	$19,921,666
In July 2019, the Company entered into the First Amended and Restated Series A Preferred Stock Purchase Agreement, which extended the window for the Subsequent Closings to April 30, 2020. Additionally, the amended purchase agreement obligated the Company to issue, and certain investors to purchase, in three tranches, additional shares of Series A-1 Preferred Stock that must occur on or prior to July 31, 2019, September 30, 2019, and December 31, 2019, respectively.
In January 2020, the Company issued 221,632 additional shares of Series A-1 for total net cash proceeds of $637,500.
In May 2020, the Company entered into the Second Amended and Restated Series A Preferred Stock Purchase Agreement, which provided that the issuance of a convertible promissory note to a related party

QOMPLX, Inc.
Notes to Consolidated Financial Statements
investor on December 31, 2019 in lieu of Preferred Stock shall not constitute an event of default. Concurrently, the Company effectuated an amendment to the Certificate dated May 19, 2020 (the “Amended Certificate”) to authorize the issuance of up to 10,429,880 shares of non-voting Series A-1B Preferred Stock (the “Series A-1B Preferred Stock”) and increase the authorized number of shares of Series A-1 Preferred Stock by 1,116,864 shares (now re-designated as “Series A-1A Preferred Stock”). Upon such an event, the Company converted the principal amount outstanding under the Note as described in Note 7 into 1,079,530 shares of Series A-1A Preferred Stock and 1,527,940 shares of Series A-1B Preferred Stock.
The Series A-1A Preferred Stock, Series A-1B Preferred Stock, Series A-2 Preferred Stock, Series A-3 Preferred Stock, and Series A-4 Preferred Stock are subject to possible redemption and classified as mezzanine equity. See Note 1.
The Convertible Preferred Stock has the following rights and preferences:
Dividends — The holders of the outstanding shares of Convertible Preferred Stock are entitled to receive dividends, in preference to any dividend payment to the holders of Common Stock, when, as, and if declared by the board of directors. Such dividends are non-cumulative. After payment of Convertible Preferred Stock dividends, any additional dividends shall be distributed among all holders of Common Stock and Convertible Preferred Stock on an as-if converted basis as of the dividend declaration date. No dividends have been declared or paid to date.
Liquidation — In the event of any voluntary or involuntary liquidation, the holders of Convertible Preferred Stock shares are entitled to an amount per share equal to the greater of (i) the applicable original issue price per share plus any dividends declared but unpaid thereon, or (ii) such amount per share as would have been payable had all shares of Convertible Preferred Stock been converted into Common Stock. After distribution to Convertible Preferred Stock holders, the remaining assets of the Company available for distribution to its stockholders shall be distributed among the holders of Common Stock, pro rata based on the number of shares held by each Common Stock holder. If the assets of the Company available for distribution to its stockholders shall be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they shall be entitled, the holders of shares of Convertible Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the preferential amount each Convertible Preferred Stock holder is otherwise entitled to received.
Conversion — Each share of Convertible Preferred Stock is convertible at any time into Common Stock at the option of the holder on a 1:1 basis (subject to certain adjustments). Conversion shall occur automatically upon (i) the Company consummating an initial public offering (IPO) at a price per share no less than $8.629053 per share and which results in gross proceeds of at least $75,000,000 or (ii) upon a vote by the holders of a majority of the then outstanding shares of Convertible Preferred Stock and Common Stock voting together as a single class on an as-if converted to Common Stock basis.
Voting — The holders of Convertible Preferred Stock (excluding those holders of Series A-1B) are entitled to vote equal to the number of shares of Common Stock on an as-if converted basis as of the record date. The holders of Convertible Preferred Stock, excluding holders of Series A-1B, and Common Stock vote together as one class on all matters with the exception of certain Convertible Preferred Stock protective provisions and election of board of directors. Series A-1B are non-voting preferred shares.
Note 9   Stock incentive plan
The Company’s 2015 Stock Incentive Plan (the “Plan”) provides for granting stock options to employees, directors and other key people, which generally vest 25% annually over a four-year graded vesting period and have a contractual term of ten years. The Plan permits the granting of stock options to acquire 11,216,980 shares, with 3,971,835 stock options remaining available to be granted at December 31, 2020. Stock options are granted at the money with no intrinsic value as of the grant date. Stock options granted generally are not subject to any performance or market conditions and not subject to any mandatory redemption or callable features.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Unissued stock has been reserved for issuance upon exercise of outstanding options.
The Company recognizes stock compensation expense related to stock options on a straight-line basis over the vesting period of the grants. For purposes of compensation expense, all vesting tranches are valued as one award. Forfeitures are accounted for in the period in which they occur, with compensation expense recognized to date reversed in the period in which the respective forfeitures occur.
The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option pricing model, using the following assumptions for grants during the years ended December 31 as follows:
	Year ended December 31,
	2020	2019
Inputs
Expected volatility	33.75%	42.50%
Expected term	6.25 years	6.25 years
Risk-free interest rate	0.4 – 1.4%	2.0%
Expected dividend yield	0%	0%
Expected volatility was determined by reference to the historical volatility of similar publicly traded technology companies, as the Company’s own shares lack sufficient trading history to determine volatility. Expected term represents the midpoint between the vesting period and contractual term. The annual dividend rate is based on management’s expectation of not paying dividends in the foreseeable future. The risk free interest rate is based on the U.S. Treasury yield curve in effect at the time of grant with a term approximating the expected term of the options.
Option activity under the Plan is set forth below:
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value
Balance at January 1, 2019	3,206,917	$0.18	8.53	$577,245
Granted	3,532,826	0.52
Forfeited	(1,973,340)	0.18
Exercised	(683,306)	0.18
Balance at December 31, 2019	4,083,097	0.47	9.27	2,123,210
Granted	496,500	0.53
Forfeited	(361,506)	0.50
Exercised	(2,320,454)	0.50
Balance at December 31, 2020	1,897,637	0.46	8.19	1,480,157
Options exercisable at December 31, 2020	854,026	$0.41	7.83	$666,140
Options issued in 2020 and 2019 had a weighted-average grant date fair value of $0.38 and $0.23 per share, respectively. Stock-based compensation expense is included in general and administrative expense within the statements of operations. Total stock-based compensation expense recognized was $259,078 and $135,935 for the years ended December 31, 2020 and 2019, respectively. Stock-based compensation expense remaining to be recognized in future years at December 31, 2020 was approximately $632,000. That cost is expected to be recognized over a weighted-average vesting period of 2.40 years.
Early Exercise of Employee Options: The Plan allows for the early exercise of stock options. The consideration received for an early exercise of an option is considered to be a deposit of the exercise price,

QOMPLX, Inc.
Notes to Consolidated Financial Statements
and the related proceeds received is recorded as a liability and reflected in accrued expenses and other liabilities in the consolidated balance sheets. This liability is reclassified to additional paid-in capital as the awards vest. If a stock option is early exercised, the unvested shares may be repurchased by the Company in case of employment termination at the price paid by the purchaser for such shares. Shares that were subject to repurchase totaled 1,660,079 as of December 31, 2020. There were no related shares subject to repurchase as of December 31, 2019.
Note 10   Commitments and contingencies
Leases
The Company was obligated as a lessee for a certain office space in Reston, Virginia under an operating lease that expired in September 2020.
In March 2020, the Company entered a lease agreement for office space in Tysons, Virginia that expires in June 2028 and entitles the Company to certain periods of rent abatement.
The Company also leases various spaces on a month to month basis in various locations in the U.S., Uruguay and the United Kingdom.
Future minimum lease payments under the non-cancelable operating leases are as follows:
Year ended December 31,
2021	$816,006
2022	1,204,313
2023	1,252,486
2024	1,569,257
2025	1,632,027
Thereafter	4,312,420
Total	$10,786,509
Total rent expense, for the years ended December 31, 2020 and 2019 was $1,557,742 and $486,935, respectively. For operating leases, the Company recognizes rent expense on a straight-line basis over the term of the lease (inclusive of rent abatements and escalations).
Retirement plan
The Company sponsors a 401(k) qualified retirement plan for the benefit of all eligible employees. The Company may make discretionary non-matching contributions to the plan. The Company did not make any contributions to the plan during the years ended December 31, 2020 and 2019.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
Note 11   Income taxes
The following table presents components of loss from continuing operations before income taxes for:
	Year ended December 31,
	2020	2019
Domestic	$(22,656,639)	$(22,394,090)
Foreign	(2,528,339)	(1,721,182)
Total	$(25,184,978)	$(24,115,272)
Income tax benefit attributable to loss from continuing operations differed from the amounts computed by applying the U.S. federal income tax rate of 21% to pre-tax loss from continuing operations for 2020 and 2019 as a result of the valuation allowance. The following table presents these differences for the years ended December 31:
	2020	%	2019	%
Statutory tax benefit	$(5,288,845)	21%	$(5,064,207)	21%
State and local taxes (net of federal tax benefit)	(660,302)	2%	(2,048,643)	9%
Change in valuation allowance	6,372,466	(25)%	7,158,116	(30)%
R&D tax credits	(476,345)	2%	(87,216)	0%
Other	53,026	0%	41,950	0%
Income tax benefit	$—	0%	$—	0%
The effective rate for both 2020 and 2019 was 0%, which was primarily due to change in valuation allowance. The effective tax rate impact of the change in valuation allowance was (25%) and (30%) for the years ended December 31, 2020 and 2019, respectively. The other rate reconciling items are related to state income taxes, which were 2% and 9%, net of federal benefit, for the years ended December 31, 2020 and 2019, respectively.
Additionally, as part of U.S. tax reform, the U.S. has enacted a tax on “base eroding” payments from the U.S. and a minimum tax on foreign earnings known as Global Intangible Low-Taxed Income (“GILTI”). The Company has determined that it will account for any taxes associated with GILTI as a period cost.
The Company recognizes the benefit of tax positions taken or expected to be taken in its tax returns in the consolidated financial statements when it is more likely than not that the position will be sustained upon examination by authorities. Recognized tax positions are measured at the largest amount of benefit that is greater than fifty percent likely of being realized upon settlement.
Details of the unrecognized tax benefits are as follows:
Balance at January 1, 2019	$47,544
Increases related to current year tax positions	47,361
Balance at December 31, 2019	94,905
Increases related to current year tax positions	161,473
Balance at December 31, 2020	$256,378
The Company classifies interest expense and penalties related to the underpayment of income taxes in the consolidated financial statements as income tax expense. As of December 31, 2020, and 2019, the Company recorded no accrued interest and penalties related to unrecognized tax benefits.
The Company does not anticipate material changes in the total amount or composition of its unrecognized tax benefits in the year following December 31, 2020.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
The Company files U.S. federal, various state and foreign income tax returns. In the normal course of business, the Company is subject to examination by taxing authorities. The Company is subject to tax examination in the U.S., various state and foreign jurisdictions for the tax years 2017 to the present for federal and 2016 to present for states. However, the taxing authorities may continue to examine the Company’s federal and state net operating loss carryforwards until the statute of limitations closes on the tax years in which the federal and state net operating losses are utilized.
Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company’s deferred tax assets and liabilities at December 31 are as follows:
	Year ended December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards	$18,211,788	$12,611,907
Tax credits	1,045,277	399,386
Accrual to cash adjustments	634,134	664,879
Stock based compensation	64,055	46,525
Deferred tax assets	19,955,254	13,722,698
Valuation allowance	(19,488,216)	(13,133,202)
Net deferred tax assets	$467,038	$589,496
Deferred tax liabilities:
Depreciation and amortization	(467,038)	(589,496)
Net deferred tax liabilities	(467,038)	(589,496)
Net deferred tax asset (liability)	$—	$—
As of December 31, 2020, the Company had domestic and foreign net operating loss (NOL) carryforwards of $141,639,076 , resulting in an NOL deferred tax asset of $18,211,788 . Of these NOL carryforwards, $82,967,247 , expire at various times between 2034 and 2040 and $58,671,829  does not expire. At December 31, 2020, the Company had a domestic research & development tax credit carryforward of $1,301,705  that will expire between 2035 and 2040 and $0  that does not expire. The Company’s ability to utilize the net operating losses and tax credit carryforwards is subject to limitations in the event of an ownership change as defined in Section 382 of the Internal Revenue Code (“IRC”) of 1986, as amended, and similar state law. In general, an ownership change occurs if the aggregate stock ownership of certain stockholders increases by more than 50 percentage points over such stockholders’ lowest percentage ownership during the testing period. As of December 31, 2020, the Company has not completed an IRC Section 382 analysis to determine whether it has had an ownership change. In the event that the Company has had a change in ownership, utilization of the net operating loss and tax credit carryforwards could be limited. Due to the existence of the valuation allowance, limitations created by future ownership changes, if any, related to the Company’s operations in the U.S. should not impact the Company’s effective tax rate.
The Company recorded a valuation allowance to reflect the estimated amount of certain U.S., foreign and state deferred tax assets that, more likely than not, will not be realized. In making such a determination, the Company evaluates a variety of factors including the Company’s operating history, accumulated deficit, and the existence of taxable or deductible temporary differences and reversal periods. The net change in total valuation allowance for the years ended December 31, 2020 and 2019 was an increase of $6,355,013  and an increase of $7,197,131 , respectively. The valuation allowance movements for the years ended December 31, 2020 and 2019 were both driven primarily by U.S., state and foreign NOL carryforwards that are not expected on a more likely than not basis to be realized. The net increase in 2020 and 2019 were credited to tax expense and other comprehensive income.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
On March 27, 2020, the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”) was signed into law in the United States. The CARES Act contained numerous income tax provisions including temporary five-year net operating loss carryback provisions, modifications to the interest deduction limitations, and technical correction for depreciation of qualified leasehold improvements. The Company believes the tax provision changes from the CARES Act does not have any impact on its consolidated financial statements at December 31, 2020 and 2019.
Note 12   Revenue from contracts with customers
Disaggregation of revenues: The Company disaggregates revenue by service type as these categories best represent how the nature, timing and uncertainty of the Company’s revenue and cash flows are affected. The Company evaluates revenue pertaining to SaaS subscriptions, MDR services and certain related professional services that pertain to contracts greater than one year in length as recurring revenue. Revenue pertaining to professional services for certain virtual CISO arrangements and IT/cyber risk assessments covering contract periods of less than one year are considered non-recurring revenue.
Disaggregated revenue by service-type is as follows for:
	Year ended December 31,
	2020	2019
Recurring
SaaS subscriptions and MDR services and Professional services on contracts greater than one year	$12,434,876	$2,093,016
Non-recurring
Professional services on contracts less than one year	10,597,353	557,555
Total Revenue	$23,032,229	$2,650,571
Contract balances: The beginning and ending contract balances were as follows at December 31:
	Year ended December 31,		January 1, 2019
	2020	2019	2019
Accounts receivable	$3,653,721	$130,147	$124,110
Accounts receivable – related parties	262,000	82,163	—
Contract liabilities	447,243	12,500	—
Contract liabilities – related parties	1,781,086	1,906,370	160,300
As discussed in Note 1, SaaS subscriptions and fixed-fee professional services arrangements are typically billed up-front prior to the commencement of services, and contract liabilities is amortized over the respective contract term and period of performance, respectively. Revenue recognized that was included in contract liabilities at the beginning of the year was $3,567,768 and $1,656,766 for the years ended December 31, 2020 and 2019, respectively.
As of December 31, 2020, the Company had an aggregate transaction price of $40,545,795 allocated to performance obligations partially or fully unsatisfied. The Company expects to recognize $21,412,555 of related revenue during the year ended December 31, 2021, and $19,133,240 of related revenue in periods thereafter.
As discussed in Note 1, estimation of variable consideration is not required for additional usage-based fees and availability credits, and the Company has not historically realized any additional usage-based fees or issued any availability credits. As also discussed in Note 1, the Company uses the right-to-invoice practical expedient to recognize revenue under time-and-materials virtual CISO professional services arrangements. The disclosed transaction price allocated to performance obligations partially or fully unsatisfied excludes

QOMPLX, Inc.
Notes to Consolidated Financial Statements
potential future revenues associated with additional usage-based fees, availability credits, and virtual CISO time-and-materials arrangements.
13.   Net loss per share
Basic and diluted net loss per share attributable to common stockholders of the Company was calculated as follows:
	For the Year Ended December 31,
	2020	2019
Numerator:
Net Loss	$(25,184,978)	$(24,115,272)
Denominator:
Weighted average, basic and diluted, units outstanding	11,822,976	10,411,335
Loss per share, basic and diluted, attributable to common stockholders	$(2.13)	$(2.32)
The Company computes basic loss per share by dividing loss attributable to common stockholders by the weighted-average number of common shares outstanding for the period.
The Company excluded the effects of dilutive preferred shares from the computation of diluted net loss per share as the effect would be to reduce the net loss per share. Therefore, the weighted average number of common shares outstanding used to calculate both basic and diluted net loss per share attributable to common stockholders of the Company is the same. The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share attributable to common stockholders for the periods indicated because including them would have had an anti-dilutive effect:
Not included in the above:
	December 31,
	2020	2019
Convertible preferred shares (as converted to common shares)
Series A-1A Preferred Stock	16,728,862	15,427,700
Series A-1B Preferred Stock	1,527,940	—
Series A-2 Preferred Stock	3,638,463	3,638,463
Series A-3 Preferred Stock	2,423,554	2,423,554
Series A-4 Preferred Stock	8,657,525	8,657,525
	32,976,344	30,147,242
Options and RSU’s issued and outstanding	1,897,637	4,083,097
	34,873,981	34,230,339
Note 14   Related party transactions
As of and for the years ended December 31, 2020 and 2019, commercial contracts with related parties affiliated with certain stockholders and board members of the Company contributed to approximately 7% ($262,000) and 39% ($82,163) of accounts receivable and 80% ($1,781,086) and 99% ($1,906,370) of contract liabilities, and 45% ($10,421,869) and 32% ($857,229) of total revenue, respectively. Terms of the accounts receivable with related parties are consistent with terms typically provided to customers by the Company. Significantly all accounts receivable with related parties are expected to be collected within one year.

QOMPLX, Inc.
Notes to Consolidated Financial Statements
The Company had cumulative borrowings outstanding under a note payable agreement with a related party of $2,130,000 which were paid in full during 2019.
Additionally, refer to Note 7 for detail on a convertible promissory note issued to a related party.
Note 15   Subsequent events
Management has evaluated subsequent events for disclosure in these consolidated financial statements through March 25, 2021, which is the date that these consolidated financial statements were available to be issued.
Merger Agreement
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), the Company and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of the Company (“QOMPLX Stockholder Representative”). Each of Tailwind and the Company has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable. In addition, the Company has agreed to use its reasonable best efforts to consummate each of the acquisitions of Sentar, Inc., an Alabama corporation (“Sentar”), and substantially all assets of RPC Tyche LLP, a limited liability partnership registered in England and Wales (“Tyche”) (such acquisitions, collectively, the “Pipeline Acquisitions”), in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for the Company is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of the Company through the end of 2021. The preliminary estimated total purchase consideration for Tyche is $127,966,935, which consists of $99,148,675 of cash paid at closing and equity consideration of 2,881,826 shares with US dollar value of $28,818,260.
Convertible Note Purchase Agreement
On March 1, 2021, the Company entered into a convertible note purchase agreement with certain investors, including, among others, Cannae Holdings, LLC and additional third-party investors (“Convertible Note Purchase Agreement”). Pursuant to the Convertible Note Purchase Agreement, the Company issued the convertible notes in an aggregate principal amount of $20.0 million (“Bridge Notes”). The Bridge Notes accrue interest at 7.5% per year and, subject to the closing of the Business Combination, the principal amount and accrued interest will automatically convert into Tailwind Common Stock, subject to the closing of the Business Combination, at a conversion price of $10.00 per share.
Hyperion Gray Asset Acquisition
On January 19, 2021, the Company completed the purchase of certain assets and assumed certain liabilities of Hyperion Gray, a small government contractor focused on software research and development, in exchange for $2.0 million in cash, payable to Hyperion Gray in varying installment amounts on a monthly basis from February 2021 through February 2025.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Board of Directors
Sentar, Inc.
We have audited the accompanying financial statements of Sentar, Inc. (an Delaware corporation), which comprise the balance sheets as of September 30, 2020 and 2019, and the related statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sentar, Inc. as of September 30, 2020 and 2019, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP
Arlington, Virginia
March 25, 2021

Sentar, Inc.
Balance Sheets
	As of September 30,
	2020	2019
Assets
Current assets
Cash	$6,539,117	$4,512,404
Accounts receivable	9,447,727	8,396,263
Prepaid expenses and other current assets	1,182,647	2,073,993
Total current assets	17,169,491	14,982,660
Property and equipment, net	237,046	249,618
Deposits	17,059	27,759
Total assets	17,423,596	15,260,037
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	3,765,702	2,309,534
Accrued compensation and benefits	3,098,060	2,562,022
Income taxes payable	121,776	98,506
Other current liabilities	124,564	98,943
Contract liabilities	686,913	524,464
Total current liabilities	7,797,015	5,593,469
Other liabilities	293,484	303,191
Total liabilities	8,090,499	5,896,660
Commitments and contingencies
Stockholders’ equity
Common stock, par value $0.01 per share, 5,000,000 shares authorized, 4,120,514 and 3,826,090 issued and outstanding as of September 30, 2020 and 2019, respectively	41,205	38,261
Additional paid-in-capital	3,795,023	3,144,722
Retained earnings	5,496,869	6,180,394
Total stockholders’ equity	9,333,097	9,363,377
Total liabilities and stockholders’ equity	$17,423,596	$15,260,037
The accompanying notes are an integral part of these financial statements.

Sentar, Inc.
Statements of Operations
	Year Ended September 30,
	2020	2019
Revenue	$54,182,930	$47,521,706
Cost of revenue	45,418,261	39,746,998
Gross profit	8,764,669	7,774,708
General and administrative	5,107,435	4,851,387
Income from operations	3,657,234	2,923,321
Other expense, net	(3,418)	(52,101)
Net income	$3,653,816	$2,871,220
The accompanying notes are an integral part of these financial statements.

Sentar, Inc.
Statements of Changes in Stockholders’ Equity
	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
Balance, October 1, 2018	2,602,110	$26,021	$857,508	$3,842,559	$4,726,088
Issuance of common stock	169,670	1,697	575,886	—	577,583
Repurchase of common stock	(155,923)	(1,559)	(168,958)	(375,717)	(546,234)
Dividends paid	—	—	—	(157,668)	(157,668)
Exercise of stock options	1,210,233	12,102	1,325,900	—	1,338,002
Stock-based compensation	—	—	554,386	—	554,386
Net income	—	—	—	2,871,220	2,871,220
Balance, September 30, 2019	3,826,090	38,261	3,144,722	6,180,394	9,363,377
Issuance of common stock	23,000	230	17,939	—	18,169
Repurchase of common stock	(43,425)	(434)	(54,608)	(75,416)	(130,458)
Dividends paid	—	—	—	(4,261,925)	(4,261,925)
Exercise of stock options	314,849	3,148	356,454	—	359,602
Stock-based compensation	—	—	330,516	—	330,516
Net income	—	—	—	3,653,816	3,653,816
Balance, September 30, 2020	4,120,514	$41,205	$3,795,023	$5,496,869	$9,333,097
The accompanying notes are an integral part of these financial statements.

Sentar, Inc.
Statements of Cash Flows
	Year Ended September 30,
	2020	2019
Cash flows from operating activities
Net income	$3,653,816	$2,871,220
Adjustments to reconcile net income to net provided by operating activities
Depreciation	105,113	146,859
Stock-based compensation	330,516	554,386
(Increase) decrease in operating assets:
Accounts receivable	(1,051,464)	(2,039,200)
Prepaid expenses and other current assets	891,346	(680,998)
Deposits	10,700	(14,977)
Increase (decrease) in operating liabilities:
Accounts payable	1,456,168	1,576,487
Accrued compensation and benefits	536,038	1,092,522
Income taxes payable	23,270	(226,850)
Other current liabilities	25,621	51,020
Contract liabilities	162,449	524,465
Other liabilities	(9,707)	(848,367)
Net cash provided by operating activities	6,133,866	3,006,567
Cash flows from investing activities
Purchases of property and equipment	(92,541)	(72,516)
Net cash used in investing activities	(92,541)	(72,516)
Cash flows from financing activities
Net payment on line of credit	—	(150,000)
Dividends paid	(4,261,925)	(157,668)
Repurchases of common stock	(130,458)	(546,234)
Proceeds from common stock issued	377,771	1,915,585
Net cash provided by (used in) financing activities	(4,014,612)	1,061,683
Net change in cash	2,026,713	3,995,734
Cash at beginning of year	4,512,404	516,670
Cash at end of year	$6,539,117	$4,512,404
Supplemental information
Cash paid for interest	$8,134	$332
The accompanying notes are an integral part of these financial statements.

Sentar, Inc.
Notes to Financial Statements
Note 1   Organization and significant accounting policies
Organization
Sentar, Inc. (the “Company”) provides cyber intelligence, operations solutions, research, and analysis services primarily for the U. S. Government as both a prime contractor and as a subcontractor to other contractors. The company maintains offices in Huntsville, Alabama, Columbia, Maryland, Charleston, South Carolina, and San Antonio, Texas.
The Company provides expertise in four technical disciplines: cybersecurity, analytics, systems engineering, and intelligence. At the convergence of these four disciplines are the Company’s solutions provided to customers: protecting data and critical infrastructure, understanding and managing cyber risks, identifying and mitigating vulnerabilities, proactively finding bad actors, developing secure integrated systems, and enhancing cyber resilience.
The Company’s outcomes focus on resilience, predictive and proactive operations, automated incident response, risk awareness for decision-making, and deriving intelligence from large datasets. The Company has also established a strong history of analytics innovation, developing technology using artificial intelligence, machine learning, and agent-based algorithms. Underpinning its solutions and capabilities, services provided by Company remain aligned with the evolving cyber domain.
Basis of presentation
The accompanying financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”).
Use of estimates
The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Accordingly, actual results could differ from those estimates.
Risks and uncertainties
The Company is primarily dependent on the federal defense budget as its continued revenue source; it is at least reasonably possible that reductions in the total defense budget and/or reductions or eliminations of the funding for specific programs that the company performs work under, could occur in the future and adversely impact the Company’s financial position.
The novel strain of COVID-19 identified in late 2019 has spread globally, including within the U.S., and has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. This outbreak may continue to have a negative impact on worldwide economic activity and financial markets. While COVID-19 did not have a significant impact on the Company’s financial position, results of operations, and cash flows for the years ended September 30, 2020 and 2019, any long-term impact to the business is unknown due to the uncertainty of the pandemic’s duration and broader impact.
Revenue and cost recognition
The Company’s revenues from contracts with customers are derived from services offerings that include, but not limited to, cybersecurity, analytics, systems engineering, and intelligence, substantially with the U.S. Government under a prime or subcontract. The Company performs under various contract vehicles, which include cost-reimbursable-plus-fee contracts, time-and-material contracts, and fixed-price contracts.

The Company accounts for a contract after it has been approved by all parties to the arrangement, the rights of the parties are identified and payment terms are identified, the contract has commercial substance and it is probable that the Company will collect substantially all of the consideration to which it is entitled.
Each contract is assessed at inception to determine whether it should be combined with other contracts. When making this determination, the Company assesses whether two or more contracts were negotiated or executed at or near the same time with the same customer or were negotiated with an overall profit objective. If combined, the Company treats the combined contracts as a single contract for revenue recognition purposes.
The Company evaluates the services promised in each contract at inception to determine whether the contract should be accounted for as having one or more performance obligations. This evaluation requires significant judgement and the impact of combining or separating performance obligations may change the time over which revenue from the contract is recognized. The services in the contracts are typically not distinct from one another within the context of the contract as the services typically include a set of integrated or highly interrelated tasks and the customer’s ability to derive its intended benefit from the contract depends on the Company transferring each service or task identified in the contract to the customer. Accordingly, services provided under a contract are typically accounted for as a single performance obligation.
Contracts ultimately with the U.S. Government are generally subject to the Federal Acquisition Regulation (“FAR”) and priced on an estimated or actual cost of providing the goods or services. The FAR provides guidance on types of costs that are allowable in establishing prices for goods and services provided to the U.S. Government and its agencies.
The Company determines the transaction price for each contract based on the consideration expected to be received for the services being provided under the contract. For contracts where a portion of the price may vary, the Company estimates variable consideration at the most likely amount, which is included in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized will not occur. The Company analyzes the risk of a significant reversal and if necessary, constrains the amount of variable consideration recognized in order to mitigate the risk.
At inception of a contract, the transaction price is estimated based on current rights and do not contemplate future modifications (including unexercised options) or follow-on contracts until they become legally enforceable. Depending on the nature of the modification, including consideration of whether the modification is for distinct additional services at their standalone selling price, the Company considers whether to account for the modification as an adjustment to the existing contract or as a separate contract.
For contracts with multiple performance obligations, the transaction price is allocated to each performance obligation based on the estimated standalone selling price of the service underlying each performance obligation. Substantially all of the Company’s contracts do not contain a significant financing component, which would require an adjustment to the transaction price of the contract.
Revenue is recognized as performance obligations are satisfied and the customer obtains control of the services. Substantially all of the revenue is recognized over time as the Company performs under the contract because control of the work in process transfers continuously to the customer. For contracts ultimately with the U.S. Government, continuous transfer of control to the customer is evidenced by standard FAR clauses included in the contract that allow the customer to unilaterally terminate the contract for convenience, in which case the Company is entitled to reimbursement of costs incurred plus a reasonable margin.
On firm-fixed-price type contracts, revenue recognized over time generally uses a cost-to-cost input method to measure the Company’s progress in transferring services to the customer. Under such method, revenue is recognized based on the proportion of total costs incurred relative to total estimated costs at contract completion. Firm-fixed-price contracts are generally billed to the customer on a monthly basis, generally equivalent to the costs incurred plus the portion of fee earned to date.
On cost-plus-fee and time-and-material type contracts, revenue recognized over time generally uses the right-to-invoice practical expedient whereby revenue is recognized based on the Company’s present right to invoice under terms of the contract, which faithfully depicts the value of services provided to the customer. Time-and-material and cost-plus-fee type contracts are generally billed to the customer on a monthly basis.
Changes in total estimated costs at contract completion related to firm-fixed-price contracts accounted for under the cost-to-cost input method may have a significant impact on reported revenue and net income. Changes in total estimated costs at contract completion related to firm fixed price contracts accounted for under the cost-to-cost input method did not have a significant impact on reported revenue and net income for the years ended September 30, 2020 and 2019.
Various economic factors affect revenues and cash flows. Services are primarily provided under subcontracts to the U.S. Government with sales typically being collected within 3 months.
Contract assets
Contract assets include the unbilled amount typically resulting from sales under contracts where the method of revenue recognized exceeds the amounts billed to the customer and right to payment is not just subject on the passage of time. The amounts may not exceed their estimated net realizable value. Contract assets are classified as current based on the Company’s contract operating cycle.
Contract assets are included in prepaid expenses and other current assets within the balance sheets.
Contract liabilities
Contract liabilities include billings in excess of revenue recognized. Contract liabilities are classified as current based on the Company’s contract operating cycle and reported on a contract-by-contract basis, net of revenue recognized, at the end of each reporting period.
Bad debts
The Company does not provide an allowance for bad debts since customers are typically U.S. Government agencies and accounts receivable write-offs have historically been immaterial. Bad debt costs are provided for by the write-off of a specific uncollectible account.
Property and equipment
Property and equipment are reported at the original cost, net of accumulated depreciation, and are depreciated on a straight-line basis over their respective estimated useful lives.
Estimated useful lives for each major class of property and equipment is as follows:
Equipment	5 – 7 years
Software	3 years
Furniture and fixtures	7 years
Leasehold improvements	7 – 15 years
Expenditures for major renewals and improvements that extend the useful lives of property and equipment are capitalized. Expenditures for maintenance and repairs are charged to expense as incurred. Depreciation expense for the years ended September 30, 2020 and 2019 was $105,113 was $146,859, respectively.
Research and development
Company-funded independent research and development (IR&D) costs are expensed as incurred.
Income taxes
As of October 1, 2018, the Company has elected for federal and state tax purposes to be treated as a Subchapter S corporation. Under Internal Revenue Service (“IRS”) and Alabama Regulations relating to S corporations, income earned by the corporation after electing S status is reported as taxable income by the shareholders of the Company in proportion to their stock ownership interest. Generally, but not always, dividends are declared and paid by the corporation in amounts sufficient to enable stockholders to meet their tax obligations caused by corporate profits.
The Company is subject to potential examination by the IRS and various state taxing authorities. However, the Company is not currently under audit nor has the Company been contacted by any of these jurisdictions. The Company is no longer subject to tax examinations for years prior to 2017. The Company recognizes the tax benefit of an uncertain tax position only if it is more likely than not that the position is substantiable upon examination by taxing authority, based on the technical merits. The Company has evaluated its tax positions for all open tax years and management believes all tax positions taken would be upheld under an examination. Therefore, no provision for the effects of uncertain tax positions has been recorded for the year ended September 30, 2020.
Deferred tax liabilities of $279,458 were included in other liabilities within the balance sheet at September 30, 2019.
Recently issued accounting standards
In May 2014, the FASB issued Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers, which supersedes the revenue recognition requirements in Topic 605, Revenue Recognition, including most industry-specific revenue recognition guidance throughout the Industry Topics of the Codification. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. For private companies, ASU 2014-09 is effective for annual reporting periods beginning after December 15, 2018. ASU 2014-09 allows for either full retrospective or modified retrospective adoption. Management adopted the update on October 1, 2018 using the modified retrospective approach and determined that the adoption of the update did not have a material impact on the financial statements. The Company adopted ASU 2014-19 for those contracts not yet completed under ASC 605 as of the ASU 2014-09 adoption date.
In February 2016, the FASB issued ASU No. 2016-02, Leases. The guidance will require lessees to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. The ASU also will require disclosures designed to give financial statement users information on the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative information. For private companies, the standard will take effect for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with earlier application permitted. The Company is evaluating the impact of ASU 2016-02 on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326). The guidance changes the accounting for credit losses on financial instruments that are not measured at fair value through net income on a recurring basis, including trade receivables and contract assets, and disclosures about them. The guidance requires utilization of a current expected credit loss model as opposed to an incurred cost model which was applicable under the superseded guidance. For private companies, the standard will take effect for fiscal years beginning after December 15, 2022. The Company is evaluating the impact of ASU 2016-13 on its financial statements.

Note 2   Costs and estimated earnings on uncompleted contracts
The Company bills customers in accordance with the terms and conditions of its respective contracts.
The beginning and ending contract balances at September 30 are as follows:
	Year ended September 30,
	2020	2019	2018
Accounts receivable
Prime contractors to the U.S. Government	$9,447,727	$8,396,263	$6,357,063
Contract assets
Prime contractors to the U.S. Government	1,182,647	2,073,993	1,186,927
Contract liabilities
Prime contractors to the U.S. Government	$686,913	$524,464	$—
Included within the above contract assets, the Company had unbilled retention on completed contracts totaling $471,058 and $417,812 as of September 30, 2020 and 2019, respectively.
Substantially all of the Company’s billed accounts receivables and unbilled contract assets, including unbilled retention are expected to be collected within one year from September 30, 2020.
Note 3   Operating leases
The Company leases office space under various operating leases. Rent expense under operating leases was $324,610 and $296,027 for the years ended September 30, 2020 and 2019, respectively. Future minimum lease payments under operating leases with terms in excess of one year consisted of the following at September 30, 2020:
Fiscal Year	Amount
2021	$227,289
Thereafter	—
Total Minimum Lease payments	$227,289
Note 4   Concentration of credit risk and major customers
The Company maintains its cash balances in accounts with high quality financial institutions. At times, the Company’s cash balances may exceed the federally insured limit. At September 30, 2020, the Company’s cash balances exceeded federally insured limits.
The Company also extends unsecured credit to its customers, including governmental agencies and commercial entities. Substantially all of the Company’s sales were to U.S. government agencies or prime contractors under contract with the U.S. government.
Approximately 95% of the Company’s revenues were derived under prime and subcontracts ultimately with the U.S. Government for the years ended September 30, 2020 and 2019. Approximately forty-six percent (46%) of the Company’s contract revenue for the year ended September 30, 2020 was derived from two contracts. Approximately fifty-eight (58%) of the Company’s contract receivables as of September 30, 2020 was derived from two contracts.
Approximately forty-six percent (46%) of the Company’s contract revenue for the year ended September 30, 2019 was derived from one contract. Approximately forty-eight (48%) of the Company’s contract receivables as of September 30, 2019 was derived from one contract.
Note 5   Credit facility
The company has secured for its benefit a line of credit up to $6,000,000. Draws against the line are secured by all accounts receivable and contract rights of the company. The line matures in July 2022. Interest accrues at a floating interest rate equal to the “Wall Street Journal Prime Rate” plus one quarter percent. The Company did not have any outstanding borrowings under its line of credit as of September 30, 2020 and September 30, 2019.
Note 6   Commitments and contingencies
U.S. Government agencies, including the DCAA, routinely audit and review a contractor’s performance on government contracts, indirect rates, pricing practices and compliance with applicable laws and regulations. Payments to the Company on time-and-material and cost-plus-fee contracts ultimately with the U.S. Government are subject to potential adjustment upon audit by the DCAA of the allowability and allocability of costs reimbursed under such contracts. The DCAA has completed audits of the Company’s annual incurred cost proposals through fiscal year 2019. For the fiscal year ended September 30, 2020, the Company has recorded revenue based on costs incurred that the Company expects will ultimately be allowable and allocable. In the opinion of management, adjustments that may result from potential disallowances are not expected to have a material effect on these financial statements. Based on this consideration, coupled with a historical lack of adjustments based on audit and review of fiscal years through 2019, management has not established any related reserve at and for the year ended September 30, 2020.
In the performance of its contracts, the Company may request contract modifications that require additional funding from the customer. Most often, these requests are due to customer-directed changes in the scope of work. Based on the circumstances, the Company may file requests for equitable adjustment (REAs) that are sometimes converted into claims. REAs may be disputed by the customer. The Company had two outstanding REAs as of September 30, 2020 associated with respective cost-plus-fee contracts for which reimbursable costs plus the fixed fee established by the contracts exceeded the currently funded amounts. The Company constrained variable consideration related to REA amounts in full and the Company did not recognize any associated revenue for the years ended September 30, 2020 and 2019. The Company expects that REAs will be resolved without material impact to its results of operations, financial condition or cash flows.
Litigation and Claims
The Company is involved in various legal matters and proceedings arising in the ordinary course of business. While these matters and proceedings cause it to incur costs, including, but not limited to, attorneys; fees, the Company currently believes it is not reasonably possible that any ultimate liability arising out of these matters and proceedings will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.
Note 7   Compensation and benefits
Accrued compensation and benefits include the following:
	September 30,
	2020	2019
Accrued salaries	$1,187,731	$1,496,527
Accrued paid time off	1,679,036	1,065,495
Due to retirement plan	231,293	—
Accrued compensation and benefits	$3,098,060	$2,562,022
Performance bonuses
The Company has established a cash bonus plan to reward employee performance based on quantitative and qualitative assessment by management. Performance bonus expense amounted to $893,500 and $970,058 for the years ended September 30, 2020 and 2019, respectively.
Profit sharing plan
Substantially all of the company’s full-time employees participate in a defined contribution 401(k) profit sharing plan. Contributions to the 401(k) plan are provided as matching contributions based upon elective salary deferrals of employees as well as by discretionary company contributions based upon determinations by the board of directors. The Company recognized associated expenses of $1,531,265 and $637,561 for the years ended September 30, 2020 and 2019, respectively.
Deferred payment retention plan
During fiscal year 2015, the Company established a deferred compensation plan designed to encourage retention of key employees. Under the terms of the plan, the Company contributes to a trust on behalf of certain employees. Such contributions become vested and payable in future years based upon those employees’ continued employment with the Company. Amounts held in the plan can become immediately vested in the event of the employee’s death, disability, a change in control of the Company, or upon the employee reaching retirement age. The Company did not make any contributions to the plan for the year ended September 30, 2020. Contributions to the plan deducted in the determination of net income was $615,000 for the year ended September 30, 2019.
Note 8   Stockholders’ equity
The Company has authorized share capital consisting of 5,000,000 shares of common stock, par value $0.01 per share.
Each share of common stock is equal in all respects, including voting rights, dividend rights and liquidation preferences, and participation rights, to every other share of common stock authorized and outstanding of the Company.
The Company’s Board of Directors has authorized management to repurchase outstanding shares of the Company’s common stock from time to time. Common stock is repurchased based on the fair value of the Company’s stock as of the most recent fiscal year end date. Shares repurchased are not retired and are available for reissuance.
Dividends paid include dividends paid directly to stockholders and state income taxes paid on behalf of stockholders as a result of income tax returns filed on a composite basis in certain states. The Company declared and paid dividends per share of common stock of $0.08 to $0.60 and $0.02 for the years ended September 30, 2020 and 2019, respectively. The Company paid dividends of $4,261,925 and $157,668 for the years ended September 30, 2020 and 2019, respectively.
Note 9   Incentive stock option plan
Under the Company’s long-term incentive plan, incentive stock options were granted to employees with exercise prices established by independent outside valuation experts. Stock options are granted ‘at the money’ with no intrinsic value as of the grant date.
Stock options granted are subject to varying vesting provisions according to the Company’s long-term incentive plan, including pro-rata vesting over periods ranging from two to four years, vesting cliffs after one year, full vesting at grant date, and an annual graded vesting of 10% to 40% over a four year period. Options granted typically expire five years after the grant date. Grants are not subject to any performance or market conditions and not subject to any mandatory redemption or callable features.
The Company recognizes stock compensation expense related to stock options on a straight-line basis over the vesting period of the grants. Forfeitures are accounted for in the period in which they occur, with compensation expense recognized to date reversed in the period in which the respective forfeitures occur.
The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option pricing model, using the following assumptions for grants during the years ended September 30 as follows:

	Year ended September 30,
	2020	2019
Inputs
Dividends yield	—	—
Expected volatility	60%	60%
Expected term	3.75 years	3.75 years
Risk-free interest rate	1.37 – 2.79%	1.37%
Expected volatility is based on the historical volatility of the Company’s common stock over a period equal to the expected term of the option.
The non-public entity practical expedient to estimate the expected term for service-only vesting condition grants is applied. Under the practical expedient, the expected term is the midpoint between the vesting date and contractual term.
Risk-free interest rate is the yield on U.S. Treasury zero-coupon issue with a remaining term equal to the expected term of the option at grant date.
A summary of activity relating to outstanding stock options is as follows:
	Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (years)
Options outstanding at October 1, 2018	1,897,700	$1.35	3.35
Granted	588,000	3.78
Expired	(1,000)	0.83
Forfeited	(14,200)	2.27
Exercised	(1,210,233)	1.11
Options outstanding at September 30, 2019	1,260,267	2.71	3.37
Granted	100,000	4.20
Expired	—	—
Forfeited	(17,734)	2.61
Exercised	(314,849)	1.14
Options outstanding at September 30, 2020	1,027,684	3.34	2.94
Options vested and exercisable at September 30, 2020	555,681	$3.39	2.57
Unissued stock has been reserved for issuance upon exercise of outstanding options.
The weighted-average grant-date fair value of equity options granted during the years ended September 30, 2020 and 2019 was $1.90 and $1.74, respectively.
For stock options exercised, intrinsic value is calculated as the excess of the fair value of the Company’s common stock over the exercise price per share as of the date of exercise. The total intrinsic value of options exercised was $1,372,068 and $3,744,977 for the years ended September 30, 2020 and 2019, respectively.
For stock options outstanding, intrinsic value is calculated as the excess of the fair value of the Company’s common stock over the exercise price per share as of the balance sheet date. The total intrinsic value of options outstanding as of September 30, 2020 was $7,874,125. The total intrinsic value of options outstanding, vested, and exercisable as of September 30, 2020 was $4,471,614.
Compensation expense associated with the stock options granted is included in general and administrative expenses. Associated compensation expense was $330,516 and $554,386 for the years ended September 30, 2020 and 2019, respectively.

As of September 30, 2020, the Company had unrecognized related compensation cost of $654,065, which is expected to be recognized over a weighted average period of 2.37 years.
The Company generated $359,602 and $1,338,002 in cash as a result of the exercise of stock options granted to employees for the years ended September 30, 2020 and 2019, respectively.
Note 10   Stock appreciation rights plan
The Stock Appreciation Rights Plan (the “Plan”) provides for the grant of Stock Appreciation Rights to employees, officers and directors of the Company to promote the best interests of the Company. Stock Appreciation Rights (“SARs”) granted are subject to vesting schedules as determined by the Company’s board of directors and typically vest 25% annually over a four-year graded vesting period. SARs granted typically provided for a term of ten years from the grant date. SARs vested during each fiscal year are typically cash-settled annually at or around fiscal year-end. In accordance with terms of the Plan, SARs are cash-settled based on the fair value of the Company’s common stock as of the previous fiscal year-end date relative to the strike price of the SARs granted. Terms of the Plan do not limit the amount of potential cash-settlement for SARs granted.
A summary of activity relating to Stock Appreciation Rights is as follows:
	SARs	Weighted Average Intrinsic value	Weighted Average Remaining Contractual Life (years)
SARs outstanding at October 1, 2018	—	$—
Granted	126,000	1.65
Exercised	—	—
Forfeited	—	—
SARs outstanding at September 30, 2019	126,000	1.65
Granted	203,500	6.72
Exercised	(17,750)	8.64
Forfeited	(6,750)	8.10
SARs outstanding at September 30, 2020	305,000	7.26	9.37
SARs vested and outstanding at September 30, 2020	12,416	$7.80	8.75
	SARs	Weighted Average Intrinsic value
Non-vested SARs October 1, 2018	—	$—
Granted	126,000	1.65
Vested	—	—
Forfeited	—	—
Non-vested SARs at September 30, 2019	126,000	1.65
Granted	203,500	6.72
Vested	(30,166)	8.39
Forfeited	(6,750)	8.10
Non-vested SARs at September 30, 2020	292,584	$7.57
The total intrinsic value of shares vested was $96,906 for the year ended September 30, 2020.
The Company accounts for its liability and compensation expense associated with SARs granted based on the intrinsic value of the SARs outstanding and cash-settled throughout the year. Forfeitures are accounted for in the period in which they occur. The Company determines intrinsic value based on the fair value of the Company’s common stock relative to the strike price of the SARs granted. Compensation expense is recognized straight-line over the respective vesting schedule of SARs granted. For SARs cash-settled throughout the fiscal year, the difference between cash-settlement and the respective liability at time of settlement is recognized as compensation expense at the settlement date. Annually, as of September 30, the Company remeasures the liability and adjusts compensation expense recognized to date associated with its SARs outstanding to reflect the pro-rata portion of the respective vesting service period passed and total intrinsic value as of the remeasurement date.
Compensation expense associated with the SARs is included in general and administrative expenses. Associated compensation expense was $303,852 and $23,733 for the years ended September 30, 2020 and 2019, respectively.
SARs liabilities were $293,484 and $23,733 at September 30, 2020 and 2019, respectively, and are included in other liabilities within the balance sheets.
If all outstanding SARs were settled as of September 30, 2020, total cash settlement would be $2,214,100.
The Company paid $34,100 in cash to settle SARs liabilities during the year ended September 30, 2020.
As of September 30, 2020, the Company had unrecognized related compensation cost of $1,921,044, which is expected to be recognized over a weighted average period of 3.38 years.
Note 11   Subsequent events
Management has evaluated subsequent events for disclosure in these consolidated financial statements through March 25, 2021, which is the date that these consolidated financial statements were available to be issued.
Merger Agreement
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware Corporation (“QOMPLX”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”). Each of Tailwind and QOMPLX has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable. In addition, QOMPLX has agreed to use its reasonable best efforts to consummate each of the acquisitions of the Company and substantially all assets of RPC Tyche (such acquisitions, collectively, the “Pipeline Acquisitions”), in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for the Company is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of the Company through the end of 2021. The preliminary estimated total purchase consideration for Tyche is $127,966,935, which consists $99,148,675 of cash paid at closing and equity consideration of 2,881,826 shares with US dollar value of $28,818,260.

Sentar, Inc.
Balance Sheets
	(Unaudited) December 31, 2020	September 30, 2020
Assets
Current assets
Cash	$4,394,940		$6,539,117
Accounts receivable	7,020,056		9,447,727
Prepaid expenses and other current assets	938,003		1,182,647
Total current assets	12,352,999		17,169,491
Property and equipment, net	224,893		237,046
Deposits	13,533		17,059
Total assets	12,591,425		17,423,596
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	1,107,584		3,765,702
Accrued compensation and benefits	3,120,725		3,098,060
Income taxes payable	40,678		121,776
Other current liabilities	274,547		124,564
Contract liabilities	722,236		686,913
Total current liabilities	5,265,770		7,797,015
Other liabilities	441,649		293,484
Total liabilities	5,707,419		8,090,499
Commitments and contingencies
Stockholders’ equity
Common stock, par value $0.01 per share, 5,000,000 shares authorized, 4,149,514 and 4,120,514 issued and outstanding as of December 31 and September 30, 2020, respectively	41,495		41,205
Additional paid-in-capital	3,957,957		3,795,023
Retained earnings	2,884,554		5,496,869
Total stockholders’ equity	6,884,006		9,333,097
Total liabilities and stockholders’ equity	$12,591,425	$$	17,423,596
The accompanying notes are an integral part of these financial statements

Sentar, Inc.
Statements of Operations (Unaudited)
	Three months ended December 31,
	2020	2019
Revenue	$13,458,404	$11,901,277
Cost of revenue	11,322,870	10,037,614
Gross profit	2,135,534	1,863,663
General and administrative	1,417,476	1,219,689
Income from operations	718,058	643,974
Other income (expense), net	7,243	(58)
Net income	$725,301	$643,916
The accompanying notes are an integral part of these financial statements

Sentar, Inc.
Statements of Changes in Stockholders’ Equity (Unaudited)
	Common Stock		Additional Paid-in Capital	Retained Earnings	Total
	Shares	Amount
Balance, October 1, 2019	3,826,090	$38,261	$3,144,722	$6,180,394	$9,363,377
Repurchase of common stock	(32)	—	(100)	(34)	(134)
Dividends paid	—	—	—	(2,370,714)	(2,370,714)
Exercise of stock options	132,800	1,328	112,131	—	113,459
Stock-based compensation	—	—	82,629	—	82,629
Net income	—	—	—	643,916	643,916
Balance, December 31, 2019	3,958,858	$39,589	$3,339,382	$4,453,562	$7,832,533
Balance, October 1, 2020	4,120,514	$41,205	$3,795,023	$5,496,869	$9,333,097
Dividends paid	—	—	—	(3,337,616)	(3,337,616)
Exercise of stock options	29,000	290	92,800	—	93,090
Stock-based compensation	—	—	70,134	—	70,134
Net income	—	—	—	725,301	725,301
Balance, December 31, 2020	4,149,514	$41,495	$3,957,957	$2,884,554	$6,884,006
The accompanying notes are an integral part of these financial statements

Sentar, Inc.
Statements of Cash Flows (Unaudited)
	Three months ended December 31,
	2020	2019
Cash flows from operating activities
Net income	$725,301	$643,916
Adjustments to reconcile net income to net provided by operating activities:
Depreciation	26,249	36,715
Stock-based compensation	70,134	82,629
(Increase) decrease in operating assets:
Accounts receivable	2,427,671	607,112
Prepaid expenses and other current assets	244,644	1,017,847
Deposits	3,526	—
Increase (decrease) in operating liabilities:
Accounts payable	(2,658,118)	(964,099)
Accrued compensation and benefits	22,665	(330,828)
Income taxes payable	(81,098)	(52,902)
Other current liabilities	149,983	92,056
Contract liabilities	35,323	204,485
Other liabilities	148,165	41,993
Net cash provided by operating activities	1,114,445	1,378,924
Cash flows from investing activities
Purchases of property and equipment	(14,096)	(43,763)
Net cash used by investing activities	(14,096)	(43,763)
Cash flows from financing activities
Net borrowings on line of credit	—	1,000,000
Dividends paid	(3,337,616)	(2,370,714)
Repurchases of common stock	—	(134)
Proceeds from common stock issued	93,090	113,459
Net cash used in financing activities	(3,244,526)	(1,257,389)
Net change in cash	(2,144,177)	77,772
Cash at beginning of period	6,539,117	4,512,404
Cash at end of period	$4,394,940	$4,590,176
The accompanying notes are an integral part of these financial statements

Sentar, Inc.
Notes to Unaudited Financial Statements
Note 1    Organization and significant accounting policies
Organization
Sentar, Inc. (the “Company”) provides cyber intelligence, operations solutions, research, and analysis services primarily for the U. S. Government as both a prime contractor and as a subcontractor to other contractors. The company maintains offices in Huntsville, Alabama, Columbia, Maryland, Charleston, South Carolina, and San Antonio, Texas.
The Company provides expertise in four technical disciplines: cybersecurity, analytics, systems engineering, and intelligence. At the convergence of these four disciplines are the Company’s solutions provided to customers: protecting data and critical infrastructure, understanding and managing cyber risks, identifying and mitigating vulnerabilities, proactively finding bad actors, developing secure integrated systems, and enhancing cyber resilience.
The Company’s outcomes focus on resilience, predictive and proactive operations, automated incident response, risk awareness for decision-making, and deriving intelligence from large datasets. The Company has also established a strong history of analytics innovation, developing technology using artificial intelligence, machine learning, and agent-based algorithms. Underpinning its solutions and capabilities, services provided by Company remain aligned with the evolving cyber domain.
Interim financial statements
The accompanying unaudited financial statements of the Company have been prepared on the same basis as the audited financial statements and, in the opinion of management, contain all adjustments that are of a normal recurring nature necessary for a fair presentation of the Company’s results for the three months ended December 31, 2020 and 2019. Operating results for the three months ended December 31, 2020 are not necessarily indicative of the results to be expected for other future interim periods or future years.
The accompanying unaudited interim financial statements should be read in conjunction with the financial statements and related notes at and for the years ended September 30, 2020 and 2019.
Use of estimates
The preparation of financial statements requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting periods. Accordingly, actual results could differ from those estimates.
Risks and uncertainties
The Company is primarily dependent on the federal defense budget as its continued revenue source; it is at least reasonably possible that reductions in the total defense budget and/or reductions or eliminations of the funding for specific programs that the company performs work under, could occur in the future and adversely impact the Company’s financial position.
The novel strain of COVID-19 identified in late 2019 has spread globally, including within the U.S., and has resulted in government authorities implementing numerous measures to try to contain the virus, such as travel bans and restrictions, quarantines, shelter in place orders, and shutdowns. This outbreak may continue to have a negative impact on worldwide economic activity and financial markets. While COVID-19 did not have a significant impact on the Company’s financial position, results of operations, and cash flows for the three months ended December 31, 2020 and 2019, any long-term impact to the business is unknown due to the uncertainty of the pandemic’s duration and broader impact.

Recently issued accounting standards
In February 2016, the FASB issued ASU No. 2016-02, Leases. The guidance will require lessees to recognize assets and liabilities on the balance sheet for the rights and obligations created by all leases with terms of more than 12 months. The ASU also will require disclosures designed to give financial statement users information on the amount, timing, and uncertainty of cash flows arising from leases. These disclosures include qualitative and quantitative information. For private companies, the standard will take effect for fiscal years beginning after December 15, 2021 and interim periods within fiscal years beginning after December 15, 2022, with earlier application permitted. The Company is evaluating the impact of ASU 2016-02 on its financial statements.
In June 2016, the FASB issued ASU No. 2016-13, Financial Instruments — Credit Losses (Topic 326). The guidance changes the accounting for credit losses on financial instruments that are not measured at fair value through net income on a recurring basis, including trade receivables and contract assets, and disclosures about them. The guidance requires utilization of a current expected credit loss model as opposed to an incurred cost model which was applicable under the superseded guidance. For private companies, the standard will take effect for fiscal years beginning after December 15, 2022. The Company is evaluating the impact of ASU 2016-13 on its financial statements.
Note 2    Commitments and contingencies
U.S. Government agencies, including the DCAA, routinely audit and review a contractor’s performance on government contracts, indirect rates, pricing practices and compliance with applicable laws and regulations. Payments to the Company on time-and-material and cost-plus-fee contracts ultimately with the U.S. Government are subject to potential adjustment upon audit by the DCAA of the allowability and allocability of costs reimbursed under such contracts. The DCAA has completed audits of the Company’s annual incurred cost proposals through fiscal year 2019. For the three months ended December 31, 2020, the Company has recorded revenue based on costs incurred that the Company expects will ultimately be allowable and allocable. In the opinion of management, adjustments that may result from potential disallowances are not expected to have a material effect on these financial statements. Based on this consideration, coupled with a historical lack of adjustments based on audit and review of fiscal years through 2019, management has not established any related reserve at and for the three months ended December 31, 2020.
In the performance of its contracts, the Company may request contract modifications that require additional funding from the customer. Most often, these requests are due to customer-directed changes in the scope of work. Based on the circumstances, the Company may file requests for equitable adjustment (REAs) that are sometimes converted into claims. REAs may be disputed by the customer. The Company had two outstanding REAs as of December 31, 2020 associated with respective cost-plus-fee contracts for which reimbursable costs plus the fixed fee established by the contracts exceeded the currently funded amounts. The Company constrained variable consideration related to REA amounts in full and the Company did not recognize any associated revenue for the three months ended December 31, 2020. The Company expects that REAs will be resolved without material impact to its results of operations, financial condition or cash flows.
Litigation and Claims
The Company is involved in various legal matters and proceedings arising in the ordinary course of business. While these matters and proceedings cause it to incur costs, including, but not limited to, attorneys’ fees, the Company currently believes it is not reasonably possible that any ultimate liability arising out of these matters will have a material adverse effect on the Company’s financial position, results of operations, or cash flows.
Note 3    Stockholders’ equity
The Company has authorized share capital consisting of 5,000,000 shares of common stock, par value $0.01 per share.

Each share of common stock is equal in all respects, including voting rights, dividend rights and liquidation preferences, and participation rights, to every other share of common stock authorized and outstanding of the Company.
The Company’s Board of Directors has authorized management to repurchase outstanding shares of the Company’s common stock from time to time. Common stock is repurchased based on the fair value of the Company’s stock as of the most recent fiscal year end date. Shares repurchased are not retired and are available for reissuance.
Dividends paid include dividends paid directly to stockholders and state income taxes paid on behalf of stockholders as a result of income tax returns filed on a composite basis in certain states. The Company declared and paid dividends per share of common stock of $0.81 and $0.60 for the quarters ended December 31, 2020 and 2019, respectively. The Company paid dividends of $3,337,616 and $2,370,714 for the quarters ended December 31, 2020 and 2019, respectively.
Note 4    Subsequent events
Management has evaluated subsequent events for disclosure in these financial statements through March 25, 2021, which is the date that these financial statements were available to be issued.
Merger Agreement
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware Corporation (“QOMPLX”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”). Each of Tailwind and QOMPLX has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable. In addition, QOMPLX has agreed to use its reasonable best efforts to consummate each of the acquisitions of the Company and substantially all assets of RPC Tyche (such acquisitions, collectively, the “Pipeline Acquisitions”), in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for the Company is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of the Company through the end of 2021. The preliminary estimated total purchase consideration for Tyche is $127,966,935, which consists of $99,148,675 of cash paid at closing and equity consideration of 2,881,826 shares with US dollar value of $28,818,260.

REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
Partners
RPC Tyche LLP (Formerly Reynolds Porter Chamberlain Consulting LLP)
We have audited the accompanying consolidated financial statements of RPC Tyche LLP (Formerly Reynolds Porter Chamberlain Consulting LLP) (a Partnership formed under the laws of England and Wales) and subsidiaries (collectively, the “Company”), which comprise the consolidated balance sheets as of April 30, 2020 and 2019, and the related consolidated statements of operations and comprehensive income, partners’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s responsibility for the financial statements
Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
Auditor’s responsibility
Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RPC Tyche LLP (Formerly Reynolds Porter Chamberlain Consulting LLP) and subsidiaries as of April 30, 2020 and 2019, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.
/s/ Grant Thornton LLP

Arlington, Virginia
March 25, 2021

RPC Tyche LLP
CONSOLIDATED BALANCE SHEETS
(Amounts in Sterling Pound — £)
	As of April 30,
	2020	2019
Cash	104,819	26,635
Accounts receivables	4,847,704	3,934,284
Contract assets	1,297,092	1,495,176
Prepaid expenses	343,798	69,228
Total current assets	6,593,413	5,525,323
Property and equipment, net	100,892	210,887
Intangible assets, net	7,799,186	5,935,647
Goodwill	8,555,089	8,555,089
Total assets	23,048,580	20,226,946
Liabilities and Partners’ Equity
Current portion of long-term debt	1,118,658	1,162,295
Related party loan	3,601,655	2,457,818
Accounts payable and accrued liabilities	2,288,844	1,813,329
Contract liabilities	816,573	459,301
Short term capital lease liability	31,710	63,969
Total current liabilities	7,857,440	5,956,712
Long term debt	1,153,846	1,166,667
Long term capital lease liability	—	29,772
Other liabilities	5,000	5,000
Total liabilities	9,016,286	7,158,151
Commitments and contingencies
Partners’ equity	16,862,508	13,949,029
Accumulated other comprehensive loss	(7,855)	(3,821)
Due from partners	(2,822,359)	(876,413)
Total partners’ equity	14,032,294	13,068,795
Total liabilities and partners’ equity	23,048,580	20,226,946
See accompanying Notes to Consolidated Financial Statements.

RPC Tyche LLP
CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
(Amounts in Sterling Pound — £)
	Year Ended April 30,
	2020	2019
Revenue	11,190,745	9,196,760
Cost of revenue	4,219,900	3,530,810
Gross profit	6,970,845	5,665,950
Operating Expenses
Research and development expenses	1,013,932	1,075,156
Sales and marketing expenses	715,605	527,835
General and administrative expenses	3,478,575	2,578,059
Total operating expenses	5,208,112	4,181,050
Operating income	1,762,733	1,484,900
Interest expense (income)	111,976	60,725
Net income	1,650,757	1,424,175
Other comprehensive income (loss):
Foreign currency translation adjustments	(4,034)	(3,927)
Comprehensive income	1,646,723	1,420,248
See accompanying Notes to Consolidated Financial Statements.

RPC Tyche LLP
CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
(Amounts in Sterling Pound — £)
	Partners’ Equity
	Partners’ Equity	Accumulated Other Comprehensive Income (Loss)	Minority Interest	Due from Partners	Total Equity
Balance at May 1, 2018	12,422,697	106	18,906	(111,907)	12,329,802
Net income	1,424,175	—	—	—	1,424,175
Foreign currency translation	—	(3,927)	—	—	(3,927)
Purchase of minority interest	(48,922)	—	(18,906)	—	(67,828)
Partners’ contribution	337,500	—	—	—	337,500
Repayment of capital	(186,421)	—	—	(18,579)	(205,000)
Partners’ withdrawal	—	—	—	(745,927)	(745,927)
Balance at April 30, 2019	13,949,029	(3,821)	—	(876,413)	13,068,795
Net income	1,650,757	—	—	—	1,650,757
Foreign currency translation	—	(4,034)	—	—	(4,034)
Partners’ contribution	1,295,000	—	—	—	1,295,000
Repayment of capital	(32,278)	—	—	(220,652)	(252,930)
Partners’ withdrawal	—	—	—	(1,725,294)	(1,725,294)
Balance at April 30, 2020	16,862,508	(7,855)	—	(2,822,359)	14,032,294
See accompanying Notes to Consolidated Financial Statements.

RPC Tyche LLP
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Sterling Pound — £)
	Year Ended April 30,
	2020	2019
Cash flows from operating activities:
Net income	1,650,757	1,424,175
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and impairment	200,312	85,467
Amortization	1,061,350	490,566
Change in operating assets and liabilities
Contract assets	198,084	(1,055,462)
Accounts receivable	(1,149,365)	1,333,634
Accounts payable, accrued expenses and contract liabilities	1,203,573	778,093
Net cash generated from operating activities	3,164,711	3,056,473
Investing activities
Purchases of property and equipment	(90,317)	(44,143)
Capitalization of internally developed intangible assets	(2,924,889)	(2,581,438)
Purchase of minority interest	—	(2,230)
Net cash used in investing activities	(3,015,206)	(2,627,811)
Financing activities
Repayment of related party loan	(250,000)	—
Proceeds from related party loan	1,000,000	500,000
Proceeds from bank borrowings	839,554	162,295
Capital contribution from partners	1,295,000	337,500
Principal payments of finance lease obligations	(62,032)	(30,335)
Repayment of term loan	(916,667)	(1,000,000)
Partners’ withdrawal and capital distribution	(1,978,224)	(950,927)
Net cash used in financing activities	(72,369)	(981,467)
Effect of exchange rates on cash	1,048	8,891
Net increase (decrease) in cash	78,184	(543,914)
Cash at beginning of year	26,635	570,549
Cash at end of year	104,819	26,635
See accompanying Notes to Consolidated Financial Statements.

Notes to Consolidated Financial Statements
(Amounts in Sterling Pound — £)
Note 1 — Organization and Description of Business
RPC Tyche LLP is a Limited Liability Partnership (‘LLP’) incorporated in England & Wales under the Companies Act. The consolidated financial statements incorporate the financial statements of RPC Tyche LLP and its subsidiary undertakings (the “Company”) for the years ended April 30, 2020 and 2019. On May 30, 2020 the partnership changed its name from Reynold Porter Chamberlain Consulting LLP to RPC Tyche LLP. The principal activity of the Company is that of providing actuarial software sales and services, as well as actuarial consultancy support. All results derived from continuing activities. The amounts are reported in Sterling Pound, which is consistent with the currency of the Company’s domicile and currency in which the Company makes distributions to its partners.
Note 2 — Summary of Significant Accounting Policies
Principles of Consolidation and Basis of Presentation
The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The consolidated financial statements incorporate RPC Tyche LLP and its subsidiary undertakings. All intercompany transactions and balances have been eliminated in consolidation.
Use of Estimates
These consolidated financial statements are prepared in conformity with GAAP which requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. The Company bases these estimates on historical experience and on various other assumptions that it believes are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying amounts of assets and liabilities that are not readily apparent from other sources. Actual results may differ materially from these estimates.
Risks and Uncertainties
Covid-19
On March 11, 2020 the World Health Organization declared the novel strain of coronavirus (“COVID-19”), a global pandemic and recommended containment and mitigation measures worldwide. Although the global outbreak of the COVID-19 continues to rapidly evolve, the extent to which the COVID-19 may impact the Company’s future business does not appear to be material given the nature of the Company’s business. However, future impacts depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the ultimate geographic spread of the disease, the duration of the outbreak, travel restrictions and social distancing in other countries, business closures or business disruptions, and the effectiveness of actions taken in the United Kingdom and other countries to contain and treat the disease.
Foreign Currency
The Company is exposed to risks associated with changes in foreign exchange rates. Changes in foreign exchange rates create volatility in the Sterling Pound equivalent of the Company’s revenues and expenses. While the Company’s international results of operations, as measured in Sterling Pound, are subject to foreign exchange fluctuations, we do not consider the related risk to be material to our results of operations. While our exposure to foreign exchange risk is not currently material to us, we expect to grow our international revenues in the future, and any future potential exposure to foreign exchange fluctuations may present a material risk to our business.

Significant Customers
The Company has sales to several significant customers. One customer accounted for more than 10% of revenues for the year ended April 30, 2020 and two customers accounted for more than 10% of revenues for the year ended April 30, 2019. The following table summarizes revenue for customers greater than 10%:
	2020	% of Total FY 2020 Revenue	2019	% of Total FY 2019 Revenue
Customer A	1,158,453	10%	453,333	5%
Customer B	751,077	7%	1,319,565	14%
Customer C	609,363	5%	1,056,895	11%
Property, Plant and Equipment
Property, plant and equipment is measured at cost less any depreciation. Repairs and maintenance are expensed as incurred. Depreciation expense is recognized on a straight-line basis over the estimated useful life of the related asset to its residual value.
The estimated useful lives are as follows:
Asset Class	Estimated useful life
Leasehold improvements	Lesser of lease term or useful life
Office fixtures and fittings	5 years
Computer equipment	3 to 5 years
Impairment of Long-lived Assets
The Company evaluates impairment of its property, plant and equipment and amortizable intangibles whenever events or changes in circumstances indicate that the carrying value may not be recoverable. For each asset group held for use with indicators of impairment, the Company compares the expected future cash flows generated by the asset group, which represents the lowest level at which cash flows are identifiable, with its associated net carrying value. If the net carrying value of the asset group exceeds expected undiscounted cash flows, the excess of the net book value over estimated fair value is charged to impairment loss.
Leases
The Company leases offices, equipment, and other facilities under long-term, operating and capital leases and accounts for its leases under ASC 840, Leases. Some leases include options to extend for one or more years. These options are included in the lease term when it is reasonably certain that the option will be exercised. At inception, the Company determines if an arrangement contains a lease and whether that lease meets the classification criteria of a capital or operating lease. The Company recognizes rent expense on a straight-line basis over the term of the operating lease. The Company records separate interest and amortization expense with higher periodic expense in the earlier periods for capital leases. Variable lease payments are recognized in general and administrative expenses. The Company’s lease agreements do not contain any material residual value guarantees, restrictions or covenants.
Intangible Assets
The Company amortizes intangible assets over the assets’ estimated useful lives on a straight-line basis and evaluates on an annual basis to ensure continued appropriateness of the amortization method. Intangible assets that are subject to amortization are assessed at each reporting date to determine whether there is any indication that the assets are impaired. Where there is any indication that an asset may be impaired, the carrying value of the asset (or related asset group) is tested for impairment. An impairment loss is recognized for the amount by which the carrying amount of the intangible asset exceeds its fair value.
Intangible assets are being amortized over the following periods:

Intangible Assets	Estimated useful life
Software Purchased	3 to 5 years
Software Acquired	15 years
Internally Generated Software	3 to 5 years
Trademark	15 years
Goodwill
The Company evaluates goodwill for impairment annually on April 30. If events occur or circumstances change which suggest that goodwill should be evaluated, the Company will perform evaluation before the annual assessment date. The evaluation includes comparing the fair value of each of the reporting units using a discounted cash flow methodology, or other fair value measures, as considered appropriate in the circumstances, to its net book value, including goodwill. If the net book value exceeds the fair value, the Company will measure impairment by comparing the derived fair value of goodwill to its carrying value, and any impairment is recorded in the current period. The Company completed its annual impairment analysis for the years ended April 30, 2020 and 2019 and determined that there was no impairment of goodwill.
Revenue
The Company is in the business of providing actuarial software sales and services, as well as actuarial consultancy support. The Company applies the five-step revenue recognition model on a contract-by-contract basis, as outlined under ASC 606, Revenue from Contracts with Customers. The five-steps are as follows:
•
Identification of the contract, or contracts, with a customer;

•
Identification of the performance obligations in the contract;

•
Determination of the transaction price;

•
Allocation of the transaction price to the performance obligations in the contract; and

•
Recognition of revenue when, or as, the Company satisfies a performance obligation.

The contract may be enshrined in a single agreement or multiple legal agreement such as a general framework agreement supported by several statements of works. The Company applies an accounting approach that goods and services negotiated as one package at the same time will typically form one contract. In most cases, the sale of software licenses requires implementation support that is either agreed to be provided by the Company as part of the contract or is provided by a third party or by the customer’s own expert team. Consequently, the majority of the Company’s contracts with customers have multiple performance obligations to the extent that the promise to transfer goods and services are separately identifiable from other promises in the contracts and are distinct.
The Company assesses the contract term as the period in which the parties to the contract have presently enforceable rights and obligations. The contract term can differ from the stated term in contracts with certain termination or renewal rights, depending on whether there are substantive penalties associated with those rights. Commercial customer contracts generally are standardized and non-cancellable for the duration of the stated contract term.
Accounting for sale of software licenses
The Company generally identifies three performance obligations in its software-related contracts
•
The software license;

•
An installation service; and

•
Post contract customer support

These performance obligations are generally treated as separable and discrete. In some, rare, cases the license and installation service may not meet the definition of separate performance obligations if the nature and extent of the installation is so fundamental that it changes the underlying function of the software. These sales, where the software has been significantly customized, are treated as a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct.
Revenue is measured at the fair value of the consideration received or receivable, taking into account contractually defined terms of payment and excluding taxes, and allocated to each performance obligation.
The Company determines the transaction price of the Contract with reference to the standalone selling price of each performance obligation. The Company estimates the standalone selling price of the software updates based on an adjusted market assessment approach. This estimate is based on a management assessment of the maximum amount of observable inputs.
Consideration for implementation is typically documented in a separate statement of work that clearly outlines amounts payable for the service. Variable consideration is not common, but when applicable, the Company constrains its estimates of variable consideration to be included in the transaction price unless it is probable that a significant reversal of revenue would not occur.
Revenue from the sale of goods is recognized upon the delivery of goods in each performance obligation. Revenue arising from the sale of software license sales are typically recognized at a point in time, as the Company has determined that the license of the intellectual property is functional on the date which the license is granted and the software key is delivered to the customer.
Revenue relating to implementation services is recognized over the implementation period on the basis that the customer benefits from the services as the Company delivers them. As noted above, there are rare cases that these two performance obligations are combined as the software is significantly customized to the customer’s needs. In these cases, the revenue is recognized on a straight-line basis over the implementation period as the Company is building an asset that has no alternative use and is controlled by the customer.
Revenue arising from the software update performance obligation is recognized as a stand-ready performance obligation on an over-time basis for the period of the update.
Accounting for sales of actuarial services and other professional fees
The Company also provides actuarial consultancy services and staff on secondment arrangements. These contracts are typically self-contained and constitute one clearly defined performance obligation. Consideration is typically on an agreed time and materials basis. The Company’s accounting approach is to recognize these services as they are satisfied over time given that the customer simultaneously receives and consumes the benefits provided by the Company. As a result, the Company applies the right to invoice practical expedient to recognize actuarial and other professional services revenues.
Contract balances
The timing of revenue recognition, billings and cash collections results in billed accounts receivable, unbilled receivables (contract assets), and customer advances and deposits (contract liabilities) on the consolidated statement of financial position. Amounts are billed as work progresses in accordance with contractual terms, either at periodic intervals (e.g., monthly) or upon achievement of contractual milestones. Generally, billing occurs subsequent to revenue recognition, resulting in contract assets. However, the Company sometimes receives advances or deposits from customers before revenue is recognized, resulting in contract liabilities. These assets and liabilities are reported on the consolidated statement of financial position on a contract-by-contract basis at the end of each reporting period.
Accounts Receivable and Allowance for Doubtful Account
Accounts receivable represents amounts billed and currently due from customers that have yet to be collected. The Company records its accounts receivable net of an allowance for doubtful accounts. This allowance for doubtful accounts is estimated based on management’s evaluation of the contracts involved and the financial condition of its clients. The factors the Company considers in its contract evaluations include, but are not limited to:

•
Historical contract performance;

•
Historical collection and delinquency trends;

•
Client credit worthiness; and

•
General economic conditions.

No allowance for doubtful accounts was recorded for the years ended April 30, 2020 and 2019 as the Company’s historical write off of receivables has been immaterial.
Cost of Revenue
Cost of revenue includes all direct contract costs such as labor, materials, and subcontractor costs and also includes amortization expenses related to software directly attributable to contracts.
Sales and Marketing
Sales and marketing expenses relating to advertising and promotion activities and expensed as incurred.
General and Administration
General and administrative expenses consist of expenses that the Company incurs in its normal course of business relating to office supplies, computer and technology, rent and utilities, insurance, legal and professional fees, city, state and property taxes and licenses, penalties and settlements and depreciation and impairment expenses and expensed as incurred.
Research and Developments
Research and development expenses include payroll, employee benefits, and other headcount-related expenses associated with product development. Research and development expenses also include third-party development and programming costs. Costs relating to research and development activities are expensed as incurred, unless the costs relate to an item that has an alternative future use. Internal and external costs incurred after technological feasibility has been established are capitalized. Technological feasibility is established when an entity has completed all planning, designing, coding and testing activities necessary to establish that the product can be produced to meet its design specifications including functions, features and technical performance requirements.
Partners’ Redeemable Interests
Partners have a limited partnership interest in RPC Tyche LLP. These interests are redeemable upon termination or retirement of a partner. These interests are also redeemable upon termination of a partner as a result of death. The redeemable interest is fixed based on the predetermined formula defined in the RPC Tyche LLP membership deed. The maximum redemption amount is based on the invested capital by the partners.
Income Taxes
The income taxes payable on the Company’s profits are the personal liability of the partners and therefore, not shown in the financial statements.
Foreign Currency Translation
The Company’s functional currency is generally the Sterling Pound, except for foreign operations where the functional currency is generally the local currency. Results of operations for foreign entities are translated to Sterling Pound using the average exchange rates during the period. Assets and liabilities for foreign entities are translated using the exchange rates in effect as of the date of the balance sheet. Resulting translation adjustments are recorded as a foreign currency translation adjustment into other accumulated comprehensive income/ (loss) in members’ equity.

Contingencies and Commitments
The Company accrues for claims and litigation when they are both probable and the amount can be reasonably estimated. Where timing and amounts cannot be reasonably determined, a range is estimated, and the lower end of the range is recorded. Legal costs incurred in the connection with loss contingencies are expensed as incurred.
Note 3 — Recently Issued Accounting Pronouncements
Recently Adopted Accounting Standards
Revenue Recognition.   In May 2014, the Financial Accounting Standards Board (the “FASB”) issued ASU 2014-09, Revenue from Contracts with Customers (“ASU 2014-09”). ASU 2014-09 amends the guidance for revenue recognition to replace numerous, industry-specific requirements. The core principle of the ASU is that an entity should recognize revenue for the transfer of goods or services equal to the amount that it expects to be entitled to receive for those goods or services. The ASU implements a five-step process for customer contract revenue recognition that focuses on transfer of control, as opposed to transfer of risk and rewards. The amendment also requires enhanced disclosures regarding the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. In March, April and May 2016, the FASB issued four additional ASUs which primarily clarified the implementation guidance on principal versus agent considerations, performance obligations and licensing, collectability, presentation of sales taxes and other similar taxes collected from customers, and non-cash consideration. Effective May 1, 2019, the Company adopted ASU 2014-09 using the modified retrospective method. The adoption of ASU 2014-09 did not have a material impact on our consolidated financial statements but required enhanced footnote disclosures. See Note 4, Revenue Recognition, for additional information.
Not Yet Adopted Accounting Standards
Leases.   In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 amends the guidance for lease accounting to require lease assets and liabilities to be recognized on the balance sheet, along with additional disclosures regarding key leasing arrangements. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, and early adoption is permitted. Entities must adopt the standard using a modified retrospective transition and apply the guidance to the earliest comparative period presented, with certain practical expedients that entities may elect to apply. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), which defers the effective date for one year for entities in the “all other” category and public not-for-profit entities that have not yet issued their financial statements reflecting the adoption of Leases. This guidance is effective for the Company for the fiscal year beginning after May 1, 2022, and interim periods within fiscal year beginning May 1, 2023, with earlier adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
Financial Instruments — Credit Losses.   In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, and requires the use of a new forward-looking expected loss model that will result in the earlier recognition of allowances for losses. The amendments in this ASU are effective for fiscal years beginning after May 1, 2023, and interim periods within those fiscal years, and early adoption is permitted. Entities must adopt the amendment using a modified retrospective approach to the first reporting period in which the guidance is effective. The Company is currently evaluating the impact of adopting this guidance.
Goodwill.   In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new amendment, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity must recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The standard is effective for the Company for fiscal year beginning after May 1, 2023, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.

Note 4 — Revenue
Disaggregation of revenue: The Company disaggregates revenue by service type as these categories best represent how the nature, timing, and uncertainty of the Company’s revenue and cash flows are affected. Disaggregated revenue by service-type is as follows for the years ended April 30:
	2020	2019
Sales of software licenses	4,998,093	3,155,616
Implementation and related services	6,192,652	6,041,144
Total revenues	11,190,745	9,196,760
Contract balances: The beginning and ending contract balances were as follows at April 30:
	2020	2019	2018
Accounts receivable	4,847,704	3,934,284	3,007,926
Contract assets	1,297,092	1,495,176	1,134,715
Contract liabilities	816,573	459,301	433,355
Note 5 — Property, Plant and Equipment
Property, plant and equipment, net, consists of the following:
	As of April 30,
	2020	2019
Leasehold improvements	41,546	41,546
Office fixtures and fittings	152,968	69,029
Computer equipment	260,205	253,827
Gross property and equipment	454,719	364,402
Less accumulated depreciation	353,827	153,515
Total property, plant and equipment, net	100,892	210,887
Depreciation expense was £127,754 and £85,467 for the years ended April 30, 2020 and 2019, respectively. During the years ended April 30, 2020, the Company recorded an impairment of £72,558, which is included in the depreciation and impairment charges in the accompanying consolidated statements of operations. No impairment was recorded for year ended April 30, 2019.
Note 6 — Intangible Assets
The table below summarizes definite-lived intangible assets, net:

	As of April 30, 2020				As of April 30, 2019
	Weighted Avg. Useful Life (Years)	Gross Carrying Value	Accumulated Amortization	Net	Weighted Avg. Useful Life (Years)	Gross Carrying Value	Accumulated Amortization	Net
Intangible Assets
Purchased Software	4.7	144,033	32,250	111,783	0.9	24,731	19,064	5,667
Acquired Software	10.2	2,747,000	877,514	1,869,486	11.2	2,747,000	694,381	2,052,619
Internally Generated Software	4.2	7,493,945	1,857,738	5,636,207	3.3	4,688,360	1,010,507	3,677,853
Trade Name	10.2	267,000	85,290	181,710	11.2	267,000	67,492	199,508
Total Intangible assets, net		10,651,978	2,852,792	7,799,186		7,727,091	1,791,444	5,935,647
The increase in gross carrying value for the software in 2020 was due to the capitalization of the internally developed software. The amortization expense for purchased software, acquired software, internally generated software, and trade name was £1,061,350 and £490,566 for the years ended April 30, 2020 and 2019, respectively. Future amortization expense is expected to be as follows:
Year Ending April 30,
2021	1,526,722
2022	1,557,229
2023	1,511,931
2024	1,343,905
2025	780,080
Note 7 — Goodwill
The Company completed its annual impairment analysis for the years ended April 30, 2020 and April 20, 2019 and determined that there was no impairment of goodwill. The carrying amount of goodwill as of April 30, 2020 and 2019 is £8,555,089.
Note 8 — Debt
Debt consisted of the following:
	As of April 30,
	2020	2019
Bank credit facility	1,022,504	162,295
Bank term loan	1,250,000	2,166,667
Related party loan	3,601,655	2,457,818
Total carrying amount of indebtedness	5,874,159	4,786,780
Less current portion of long-term debt and related party loan	4,720,313	3,620,113
Total long-term debt	1,153,846	1,166,667
Bank Credit Facility
The Company entered into a credit facility agreement with Barclays bank on October 2, 2018. The credit facility is renewed on an annual basis with borrowing capacity up to £2 million and the facility is repayable on demand with an interest rate of 2.85% plus the Bank of England base rate. The bank credit facility was amended in June 2020, which increased the borrowing capacity up to £3 million. As of April 30, 2020 and 2019, the Company has an outstanding balance under the facility of £1,022,504 and £162,295, respectively. These balances are due on demand and therefore, considered short-term in nature.
Bank Term Loan
The Company entered into a term loan with Barclays Bank PLC in 2016 for a principal amount of £5 million and the term loan bears interest of 3% plus the Bank of England base rate. The maturity date under the initial term loan is April 2021, given the COVID-19 impact, the bank has granted a repayment deferral and extended the maturity date to April 2022. As of April 30, 2020 and 2019, the Company is in compliance with the debt covenants.
Related Party Loan
The Company was historically funded through a combination of bank and related party loans from Members. Amounts owed to related parties include loans provided by Reynolds Porter Chamberlain LLP to finance operations and trade payable balances. The related party loan is interest bearing at the rate of 2.75% plus the Bank of England base rate, unsecured and due on demand and therefore, considered short-term in nature.
Debt Maturity Schedule
Future principal maturities of the Company’s long-term debt as of April 30 are as follows:
Year Ending April 30 30,
2021	96,154
2022	1,153,946
Note 9 — Commitments and Contingencies
Leases
The Company leases office space, computers and equipment which have non-cancelable lease terms. The following table summarizes operating lease expenses incurred during the periods indicated:
	Year Ended April 30,
	2020	2019
Operating lease expenses	95,540	93,201
The following table summarizes by year the remaining non-cancelable future payments under our leases as of April 30, 2020:
Year Ending April 30,	Operating Leases
2021	140,828
2022	90,888
2023	69,949
2024	7,473
2025	—
Thereafter	—
Total minimum lease payments	309,138
In addition, the Company has a computer capital lease agreement. The future minimum lease payments for the capital lease are £37,315, as of April 30, 2020, which are due within the next 12 months. The depreciation expense for the capital lease was £57,266 and £28,633 for the years ended April 30, 2020 and 2019, respectively. The accumulated depreciation expense was £85,899 as of April 30, 2020.

Contingencies
The Company is party to ordinary and routine litigation incidental to our business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is reasonably probable, and an amount can be reasonably estimated. The company believes it is not reasonably possible that the outcome of any pending litigation will have a material effect on the balance sheet, income statements, or statement of cash flows.
Note 10 — Related Party Transactions
Reynolds Porter Chamberlain LLP provided funding to the Company during FY19 and FY20. The Company used the related party loan as a source of financing. As of April 30, 2020 and 2019, the Company has an outstanding related party loan and payables of £3,601,655 and £2,457,818, respectively.
Note 11 — Due from Partners
Due from partners represents the capital withdrawals partners made from the Company. The amount is non-interest bearing, unsecured and due on demand. The amount of advance at April 30, 2020 and 2019 was £2,822,359 and £876,413, respectively. These amounts are presented on the consolidated balance sheets as reductions to Partners’ equity.
Note 12 — Subsequent Events
Management has evaluated subsequent events for disclosure in these consolidated financial statements through March 25, 2021, which is the date that these consolidated financial statements were available to be issued.
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware Corporation (“QOMPLX”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”). Each of Tailwind and QOMPLX has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable. In addition, QOMPLX has agreed to use its reasonable best efforts to consummate each of the acquisitions of Sentar, Inc., an Alabama corporation (“Sentar”), and substantially all assets of the Company (such acquisitions, collectively, the “Pipeline Acquisitions”), in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for Sentar is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of Sentar through the end of 2021. The preliminary estimated total purchase consideration for Tyche is $127,966,935, which consists of $99,148,675 of cash paid at closing and equity consideration of 2,881,826 shares with US dollar value of $28,818,260.

RPC Tyche LLP
CONSOLIDATED BALANCE SHEETS
(Amounts in Sterling Pound — £)
	October 31, 2020	April 30, 2020
	(Unaudited)
Cash	83,659	104,819
Accounts receivables	3,068,101	4,847,704
Contract assets	1,176,712	1,297,092
Prepaid expenses	248,461	343,798
Total current assets	4,576,933	6,593,413
Property and equipment, net	21,917	100,892
Intangible assets, net	8,347,375	7,799,186
Goodwill	8,555,089	8,555,089
Total assets	21,501,314	23,048,580
Liabilities and Partners’ Equity
Current portion of long-term debt	1,415,507	1,118,658
Related party loan	3,550,614	3,601,655
Accounts payable and accrued liabilities	1,133,543	2,288,844
Contract liabilities	799,234	816,573
Short term capital lease liability	—	31,710
Total current liabilities	6,898,898	7,857,440
Long term debt	1,153,846	1,153,846
Other liabilities	200,711	5,000
Total liabilities	8,253,455	9,016,286
Commitments and contingencies
Partners’ equity	15,538,261	16,862,508
Accumulated other comprehensive loss	(1,554)	(7,855)
Due from partners	(2,288,848)	(2,822,359)
Total partners’ equity	13,247,859	14,032,294
Total liabilities and partners’ equity	21,501,314	23,048,580
See accompanying Notes to Unaudited Consolidated Financial Statements.

RPC Tyche LLP
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
(Amounts in Sterling Pound — £)
	Six Months Ended October 31,
	2020	2019
Revenue	4,963,626	3,384,303
Cost of revenue	2,240,636	1,908,098
Gross profit	2,722,990	1,476,205
Operating Expenses
Research and development expenses	679,694	518,767
Sales and marketing expenses	199,238	312,217
General and administrative expenses	1,864,705	1,608,825
Total operating expenses	2,743,637	2,439,809
Operating income	(20,647)	(963,604)
Interest expense (income)	(2,208)	38,130
Net loss	(18,439)	(1,001,734)
Other comprehensive income (loss):
Foreign currency translation adjustments	6,301	(9,499)
Comprehensive loss	(12,138)	(1,011,233)
See accompanying Notes to Unaudited Consolidated Financial Statements.

RPC Tyche LLP
UNAUDITED CONSOLIDATED STATEMENTS OF PARTNERS’ EQUITY
(Amounts in Sterling Pound — £)
	Partners’ Equity
	Partners’ Equity	Other Comprehensive Income (Loss)	Due from Partners	Total Equity
Balance at April 30, 2019	13,949,029	(3,821)	(876,413)	13,068,795
Net loss	(1,001,734)	—	—	(1,001,734)
Foreign currency translation	—	(9,499)	—	(9,499)
Partners’ contribution	287,500	—	—	287,500
Repayment of capital	(1,779,814)	—	1,595,280	(184,534)
Partners’ withdrawal	—	—	(616,461)	(616,461)
Balance at October 31, 2019	11,454,981	(13,320)	102,406	11,544,067
Balance at April 30, 2020	16,862,508	(7,855)	(2,822,359)	14,032,294
Net loss	(18,439)	—	—	(18,439)
Foreign currency translation	—	6,301	—	6,301
Repayment of capital	(1,305,808)	—	1,306,238	430
Partners’ withdrawal	—	—	(772,727)	(772,727)
Balance at October 31, 2020	15,538,261	(1,554)	(2,288,848)	13,247,859
See accompanying Notes to Unaudited Consolidated Financial Statements.

RPC Tyche LLP
UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Amounts in Sterling Pound — £)
	Six Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net loss	(18,439)	(1,001,734)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and impairment	40,765	56,458
Amortization	780,823	387,080
Change in operating assets and liabilities
Contract assets	120,379	351,888
Accounts receivable	1,933,126	1,687,897
Accounts payable, accrued expenses and contract liabilities	(1,067,312)	(268,456)
Net cash generated from operating activities	1,789,342	1,213,133
Investing activities
Purchases of property and equipment	—	(80,067)
Capitalization of internally developed intangible assets	(1,329,012)	(1,538,295)
Sales of property and equipment	38,208	—
Net cash used in investing activities	(1,290,804)	(1,618,362)
Financing activities
Proceeds from related party loan	—	750,000
Proceeds from bank borrowings	284,309	835,074
Capital contribution from partners	—	287,500
Principal payments of finance lease obligations	(31,710)	(30,787)
Repayment of term loan	—	(416,667)
Partners’ withdrawal and capital distribution	(772,297)	(800,995)
Net cash (used in) generated from financing activities	(519,698)	624,125
Net (decrease) increase in cash	(21,160)	218,896
Cash at beginning of year	104,819	26,635
Cash at end of year	83,659	245,531
See accompanying Notes to Unaudited Consolidated Financial Statements.

Notes to Unaudited Consolidated Financial Statements
(Amounts in Sterling Pound — £)
Note 1 — Organization and Description of Business
RPC Tyche LLP is a Limited Liability Partnership (‘LLP’) incorporated in England & Wales under the Companies Act. The consolidated financial statements incorporate the financial statements of RPC Tyche LLP and its subsidiary undertakings (the “Company”) for the six months ended October 31, 2020 and October 31, 2019. On May 30, 2020 the partnership changed its name from Reynold Porter Chamberlain Consulting LLP to RPC Tyche LLP. The principal activity of the Company is that of providing actuarial software sales and services, as well as actuarial consultancy support. All results derived from continuing activities. The amounts are reported in Sterling Pound, which is consistent with the currency of the Company’s domicile and currency in which the Company makes distributions to its partners.
Interim Financial Statements
The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and do not include all of the information and footnotes required by accounting principles generally accepted in the United States for complete financial statements. These financial statements and the notes thereto should be read in conjunction with our Annual Report for the year ended April 30, 2020. Unless indicated otherwise or the context requires, the terms “we,” “our,” “us,” “Company” or “Tyche,” refer to RPC Tyche LLP and its subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.
Accounting measurements at interim dates inherently involve greater reliance on estimates than at year end, and the results of operations for the interim periods shown in this report are not necessarily indicative of results to be expected for the year. In management’s opinion, the accompanying unaudited consolidated financial statements include all adjustments of a normal recurring nature necessary for a fair statement of our consolidated financial position as of October 31, 2020, our consolidated results of operations for the six months ended October 31, 2020 and 2019, our consolidated cash flows for the six months ended October 31, 2020 and 2019, and our consolidated statements of changes in stockholders’ equity for the six months ended October 31, 2020 and 2019.
Recently Adopted Accounting Standards
Leases.   In February 2016, the FASB issued ASU 2016-02, Leases (“ASU 2016-02”). ASU 2016-02 amends the guidance for lease accounting to require lease assets and liabilities to be recognized on the balance sheet, along with additional disclosures regarding key leasing arrangements. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years, and early adoption is permitted. Entities must adopt the standard using a modified retrospective transition and apply the guidance to the earliest comparative period presented, with certain practical expedients that entities may elect to apply. In June 2020, the FASB issued ASU 2020-05, Revenue from Contracts with Customers (Topic 606) and Leases (Topic 842), which defers the effective date for one year for entities in the “all other” category and public not-for-profit entities that have not yet issued their financial statements reflecting the adoption of Leases. This guidance is effective for the Company for the fiscal year beginning after May 1, 2022, and interim periods within fiscal year beginning May 1, 2023, with earlier adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
Financial Instruments — Credit Losses.   In June 2016, the FASB issued ASU 2016-13, Financial Instruments — Credit Losses (“ASU 2016-13”). ASU 2016-13 changes the impairment model for most financial assets and certain other instruments, including trade and other receivables, and requires the use of a new forward-looking expected loss model that will result in the earlier recognition of allowances for losses. The amendments in this ASU are effective for fiscal years beginning after May 1, 2023, and interim periods within those fiscal years, and early adoption is permitted. Entities must adopt the amendment using a modified retrospective approach to the first reporting period in which the guidance is effective. The Company is currently evaluating the impact of adopting this guidance.

Goodwill.   In January 2017, the FASB issued ASU No. 2017-04, Intangibles — Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. This update simplifies the subsequent measurement of goodwill by eliminating Step 2 from the goodwill impairment test. Under the new amendment, an entity should perform its annual or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An entity must recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit’s fair value. The standard is effective for the Company for fiscal year beginning after May 1, 2023, with early adoption permitted. The Company is currently evaluating the impact of adopting this guidance.
Note 2 — Revenue
We record revenue in accordance with Financial Accounting Standards Board Codification (“FASB”) Topic 606, Revenue from Contracts with Customers. The core principle of FASB Topic 606 is that an entity should recognize revenue for the transfer of goods or services equal to the amount of consideration that it expects to be entitled to receive for those goods or services. Revenue from the sale of goods is recognized upon the delivery of goods in each performance obligation. Revenue arising from the sale of software license sales are typically recognized at a point in time, as the Company has determined that the license of the intellectual property is functional on the date which the license is granted. Revenue relating to implementation services is recognized over the implementation period on the basis that the customer benefits from the services as the Company delivers them.
Disaggregation of revenue:   The Company disaggregates revenue by service type as these categories best represent how the nature, timing, and uncertainty of the Company’s revenue and cash flows are affected. Disaggregated revenue by service-type is as follows for the six months ended October 31:
	2020	2019
Sales of software licenses	619,156	279,000
Implementation and related services	4,344,470	3,105,303
Total revenues	4,963,626	3,384,303
Contract balances:   The beginning and ending contract balances were as follows:
	As of October 31,		As of April 30,
	2020	2019	2020	2019
Accounts receivable	3,068,101	2,241,705	4,847,704	3,934,284
Contract assets	1,176,712	1,143,288	1,297,092	1,495,176
Contract liabilities	799,234	181,592	816,573	459,301
Note 3 — Property, Plant and Equipment
Property, plant and equipment, net, consist of the following:
	As of
	October 31, 2020	April 30, 2020
Leasehold improvements	41,546	41,546
Office fixtures and fittings	32,452	152,968
Computer equipment	50,315	260,205
Gross property and equipment	124,313	454,719
Less accumulated depreciation	102,396	353,827
Total property, plant and equipment, net	21,917	100,892

Depreciation expense was £40,765 and £56,458 for the six months ended October 31, 2020 and 2019, respectively.
Note 4 — Intangible Assets
The table below summarizes definite-lived intangible assets, net:
	As of October 31, 2020				As of April 30, 2020
	Weighted Average Useful Life (Years)	Gross Carrying Value	Accumulated Amortization	Net	Weighted Average Useful Life (Years)	Gross Carrying Value	Accumulated Amortization	Net
Intangible Assets
Purchased Software	4.2	163,035	45,764	117,271	4.7	144,033	32,250	111,783
Acquired Software	9.7	2,747,000	969,081	1,777,919	10.2	2,747,000	877,514	1,869,486
Internally Generated Software	4.4	8,803,959	2,524,582	6,279,377	4.2	7,493,945	1,857,738	5,636,207
Trade Name	9.7	267,000	94,192	172,808	10.2	267,000	85,290	181,710
Total Intangible assets, net		11,980,994	3,633,619	8,347,375		10,651,978	2,852,792	7,799,186
The increase in gross carrying value for the software in October 2020 was due to the capitalization of the internally developed software. The amortization expense for software, acquired software, internally generated software, and trade name was £780,823 and £387,080 for the six months ended October 31, 2020 and 2019, respectively. Future amortization expense is expected to be as follows:
Year Ending April 30,
2021 (excluding the six months ended October 31, 2020)	745,899
2022	1,557,229
2023	1,511,931
2024	1,343,905
2025	780,080
Note 5 — Debt
Debt consisted of the following:
	As of October 31, 2020	As of April 30, 2020
Bank credit facility	1,319,353	1,022,504
Bank term loan	1,250,000	1,250,000
Related party loan	3,550,614	3,601,655
Total carrying amount of indebtedness	6,119,967	5,874,159
Less current portion of long-term debt and related party loan	4,966,121	4,720,313
Total long-term debt	1,153,846	1,153,846
Bank Credit Facility
The Company entered into a credit facility agreement with Barclays bank on October 2, 2018. The credit facility is renewed on an annual basis with borrowing capacity up to £2 million and the facility is repayable on demand with an interest rate of 2.85% plus the Bank of England base rate. The bank credit facility was amended in June 2020, which increased the borrowing capacity up to £3 million. As of October 31, 2020, and April 30, 2020, the Company has an outstanding balance under the facility of £1,319,353 and £1,022,504, respectively. These balances are due on demand and therefore, considered short-term in nature.

Bank Term Loan
The Company entered into a term loan with Barclays Bank PLC in 2016 for a principal amount of £5 million and the term loan bears interest of 3% plus the Bank of England base rate. The maturity date under the initial term loan is April 2021, given the COVID-19 impact, the bank has granted a repayment deferral and extended the maturity date to April 2022. As of October 31, 2020, and April 30, 2020, the Company is in compliance with the debt covenants.
Related Party Loan
The Company was historically funded through a combination of bank and related party loans from Members. Amounts owed to related parties include loans provided by Reynolds Porter Chamberlain LLP to finance operations and trade payable balances. The related party loan is interest bearing at the rate of 2.75% plus the Bank of England base rate, unsecured and due on demand and therefore, considered short-term in nature.
Debt Maturity Schedule
Future principal maturities of the Company’s long-term debt as of October 31 are as follows:
Year Ending April 30, April 30,
2021 (excluding the six months ended October 31, 2020)	96,154
2022	1,153,846
Note 6 — Commitments and Contingencies
Leases
The Company leases office space, computers and equipment which have non-cancelable lease terms. The following table summarizes operating lease expenses incurred during the periods indicated:
	Six Months Ended October 31,
	2020	2019
Operating lease expenses	76,575	41,986
The following table summarizes by year the remaining non-cancelable future payments under our leases as of October 31, 2020:
Year Ending April 30,	Operating Leases
2021 (excluding the six months ended October 31, 2020)	64,253
2022	90,888
2023	69,949
2024	7,473
2025	—
Thereafter	—
Total minimum lease payments	232,563
In addition, the Company has a computer capital lease agreement, which was paid off as of October 31, 2020. The depreciation expense for the capital lease was £28,633 for the six months ended October 31, 2020 and 2019. The accumulated depreciation expense was £114,533 as of October 31, 2020 and £85,899 as of April 30, 2020.
Contingencies
The Company is party to ordinary and routine litigation incidental to our business. On a case-by-case basis, the Company engages inside and outside counsel to assess the probability of potential liability resulting from such litigation. After making such assessments, the Company makes an accrual for the estimated loss only when the loss is reasonably probable, and an amount can be reasonably estimated. The company believes it is not reasonably possible that the outcome of any pending litigation will have a material effect on the balance sheet, income statements, or statement of cash flows.
Note 7 — Related Party Transactions
Reynolds Porter Chamberlain LLP provided funding to the Company during the period. The Company used the related party loan as a source of financing. As of October 31, 2020, and April 30, 2020, the Company has an outstanding related party loan and payables of £3,550,614 and £3,601,655, respectively.
Note 8 — Due from Partners
Due from partners represents the advances partners made from the Company. The amount is non-interest bearing, unsecured and due on demand. The amount of advance at October 31, 2020 and April 30, 2020 was £2,288,848 and £2,822,359, respectively. These amounts are presented on the consolidated balance sheets as reductions to partners’ equity.
Note 9 — Subsequent Events
Management has evaluated subsequent events for disclosure in these consolidated financial statements through March 25, 2021, which is the date that these consolidated financial statements were available to be issued.
On March 1, 2021, Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), entered into a Business Combination Agreement (as it may be amended, supplemented or otherwise modified from time to time, the “Business Combination Agreement”), by and among Tailwind, Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware Corporation (“QOMPLX”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the stockholders of QOMPLX (“QOMPLX Stockholder Representative”). Each of Tailwind and QOMPLX has agreed to use its reasonable best efforts to consummate the Business Combination as promptly as reasonably practicable. In addition, QOMPLX has agreed to use its reasonable best efforts to consummate each of the acquisitions of Sentar, Inc., an Alabama corporation (“Sentar”), and substantially all assets of the Company (such acquisitions, collectively, the “Pipeline Acquisitions”), in each case, substantially concurrently with the closing of the Business Combination in accordance with the terms of the definitive transaction agreements for the Pipeline Acquisitions. The preliminary estimated total purchase consideration for Sentar is $81,805,294, which consists of $70,255,294 of cash paid at closing, equity consideration of 400,000 shares with value of $4,000,000 and $7,550,000 of estimated earnout, which remain subject to the performance of Sentar through the end of 2021. The preliminary estimated total purchase consideration for Tyche is $127,966,935, which consists of $99,148,675 of cash paid at closing and equity consideration of 2,881,826 shares with US dollar value of $28,818,260.

Annex A
Execution Version
BUSINESS COMBINATION AGREEMENT
BY AND AMONG
TAILWIND ACQUISITION CORP.,
COMPASS MERGER SUB, INC.,
QOMPLX, INC.
AND
RATIONEM, LLC,
IN ITS CAPACITY AS THE COMPANY STOCKHOLDER REPRESENTATIVE
DATED AS OF MARCH 1, 2021

A-i

A-ii

ANNEXES AND EXHIBITS
Annex A-1	Other PIPE Investors
Annex A-2	Bridge Investors
Annex B	Supporting Company Stockholders
Exhibit A-1	Form of Cannae PIPE Subscription Agreement
Exhibit A-2	Form of Other PIPE Subscription Agreement
Exhibit A-3	Form of Bridge Financing Agreement
Exhibit B	Form of Investor Rights Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Form of Letter of Transmittal
Exhibit E	RPC Tyche Purchase Agreement
Exhibit F	Sentar Purchase Agreement
Exhibit G	Form of Post-Closing Tailwind Certificate of Incorporation
Exhibit H	Form of Post-Closing Tailwind Bylaws
Exhibit I	Form of Incentive Equity Plan

A-iii

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 1, 2021, is made by and among Tailwind Acquisition Corp., a Delaware corporation (“Tailwind”), Compass Merger Sub, Inc., a Delaware corporation (“Merger Sub”), QOMPLX, Inc., a Delaware corporation (the “Company”), and Rationem, LLC, a Delaware limited liability company, in its capacity as the representative of the Company Stockholders as set forth herein (the “Company Stockholder Representative”). Tailwind, Merger Sub, the Company and the Company Stockholder Representative shall be referred to herein from time to time collectively as the “Parties”. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.
WHEREAS, (a) Tailwind is a blank check company incorporated as a Delaware corporation on May 29, 2020 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, and (b) Merger Sub is, as of the date of this Agreement, a wholly-owned Subsidiary of Tailwind that was formed for purposes of consummating the transactions contemplated by this Agreement and the applicable Ancillary Documents;
WHEREAS, pursuant to the Governing Documents of Tailwind, Tailwind is required to provide an opportunity for its stockholders to have their outstanding Tailwind Class A Shares redeemed on the terms and subject to the conditions set forth therein in connection with obtaining the Tailwind Stockholder Approval;
WHEREAS, as of the date of this Agreement, Tailwind Sponsor LLC, a Delaware limited liability company (the “Tailwind Sponsor”), owns 8,355,392 Tailwind Class B Shares;
WHEREAS, concurrently with the execution of this Agreement, the Tailwind Sponsor, Tailwind and the Company are entering into the sponsor letter agreement (the “Sponsor Letter Agreement”), pursuant to which the Tailwind Sponsor has agreed to (a) vote in favor of this Agreement and the transactions contemplated hereby (including the Merger), (b) waive, subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, any adjustment to the conversion ratio with respect to the Tailwind Class B Shares set forth in the Governing Documents of Tailwind or any other anti-dilution or similar protection with respect to the Tailwind Class B Shares (in each case, whether resulting from the transactions contemplated by the PIPE Subscription Agreements or otherwise), and (c) subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, transfer, surrender and forfeit to Tailwind 835,539 Tailwind Class B Shares for no consideration, in each case, on the terms and subject to the conditions set forth in the Sponsor Letter Agreement;
WHEREAS, on the Closing Date, Merger Sub will merge with and into the Company, with the Company as the surviving company in the merger and, after giving effect to such merger, the Company will be a wholly-owned Subsidiary of Tailwind, and each Company Share will be automatically converted as of the Effective Time into the right to receive a portion of the Adjusted Transaction Share Consideration, in each case, on the terms and subject to the conditions set forth in this Agreement and in accordance with Section 251 of the General Corporation Law of the State of Delaware (the “DGCL”);
WHEREAS, concurrently with the execution of this Agreement, Cannae Holdings, LLC, a Delaware limited liability company (the “Cannae PIPE Investor”), is entering into a subscription agreement, substantially in the form attached hereto as Exhibit A-1 (the “Cannae Subscription Agreement”), pursuant to which, among other things, the Cannae PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and Tailwind has agreed to issue and sell to the Cannae PIPE Investor on the Closing Date, the number of Tailwind Shares set forth in the Cannae Subscription Agreement in exchange for a purchase price of $50,000,000 (the “Cannae PIPE Financing Amount”), on the terms and subject to the conditions set forth in the Cannae Subscription Agreement;
WHEREAS, concurrently with the execution of this Agreement, the investors set forth on Annex A-1 hereto (the “Other PIPE Investors”) are each entering into a subscription agreement, substantially in the form attached hereto as Exhibit A-2 (collectively, the “Other PIPE Subscription Agreements”), pursuant to which, among other things, each Other PIPE Investor has agreed to subscribe for and purchase on the Closing Date, and Tailwind has agreed to issue and sell to each such PIPE Investor on the Closing Date, the number of Tailwind Shares set forth in the applicable Other PIPE Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Other PIPE Subscription Agreements, collectively, the “Other PIPE Financing Amount”), in each case, on the terms and subject to the conditions set forth in the applicable Other PIPE Subscription Agreement;
WHEREAS, concurrently with the execution of this Agreement, the investors set forth on Annex A-2 hereto (the “Bridge Investors”) are each entering into a bridge financing agreement, substantially in the form attached hereto as Exhibit A-3 (collectively, the “Bridge Financing Agreement”), pursuant to which, among other things, (a) each Bridge Investor has agreed to purchase for cash from the Company on the date hereof a convertible promissory note issued by the Company in the principal amount set forth in the applicable Bridge Financing Agreement and (b) each Bridge Investor, the Company and Tailwind has agreed that subject to, and conditioned upon the occurrence of, and effective as of immediately prior to, the Effective Time, Tailwind will assume the convertible promissory note issued by the Company under the applicable Bridge Financing Agreement and satisfy and discharge the principal amount and accrued and unpaid interest under the Bridge Financing Agreement as of such time (such principal amount, the “Bridge Financing Amount”, and such accrued and unpaid interest, “Bridge Financing Interest Amount”) by way of issuance of Tailwind Shares to each Bridge Investor, with the portion of the Tailwind Shares with a value (determined based on the Tailwind Share Value) equal to the Bridge Financing Amount being deemed to satisfy a portion of the amount that such Bridge Investor would have funded in respect of the PIPE Financing but for the funding of such amount under the Bridge Financing Agreement on the date hereof (i.e., in addition to, and not part of, the Adjusted Transaction Share Consideration) and the portion of the Tailwind Shares with a value (determined based on the Tailwind Share Value) equal to the Bridge Financing Interest Amount (i.e., such portion to be included in, and part of, the Adjusted Transaction Share Consideration in accordance with the definition thereof), in each case, on the terms and subject to the conditions set forth in the Bridge Financing Agreement and this Agreement;
WHEREAS, concurrently with the execution of this Agreement, each of Tailwind, the Tailwind Sponsor and the Company Stockholders set forth on Annex B hereto (the “Supporting Company Stockholders”) are entering into an investor rights agreement, substantially in the form attached hereto as Exhibit B (the “Investor Rights Agreement”), pursuant to which, among other things, subject to, and conditioned upon the occurrence of, and effective as of, the Effective Time, each of the Tailwind Sponsor, the Supporting Company Stockholders and any Company Stockholders that become party to the Investor Rights Agreement in accordance with the terms hereof and thereof (a) has agreed and acknowledged that certain Tailwind Shares (including the Tailwind Shares issuable upon exercise of Rollover Options) held by the Company Stockholders party thereto or the Tailwind Sponsor immediately following the Effective Time shall, in each case, be subject to the lock-up provisions described in Section 7.9 of the Post-Closing Tailwind Bylaws and (b) will be granted certain registration rights with respect to their respective Tailwind Shares that are subject to the lock-up provisions described therein, in each case, on the terms and subject to the conditions set forth therein;
WHEREAS, the board of directors of Tailwind (the “Tailwind Board”) has (a) determined that it is in the best interests of Tailwind and the stockholders of Tailwind, and declared it advisable, to enter into this Agreement, the Ancillary Documents to which Tailwind is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) approved this Agreement, the Ancillary Documents to which Tailwind is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, approval of this Agreement and the transactions contemplated by this Agreement (including the Merger) by the holders of Tailwind Shares entitled to vote thereon;
WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);
WHEREAS, Tailwind, as the sole stockholder of Merger Sub, will as promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, approve this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);

WHEREAS, the board of directors of the Company (the “Company Board”) has (a) determined that it is in the best interests of the Company and the stockholders of the Company, and declared it advisable, to enter into this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (c) recommended, among other things, the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) by the holders of Company Shares entitled to vote thereon;
WHEREAS, as promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, each Supporting Company Stockholder will duly execute and deliver to Tailwind a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which each such Supporting Company Stockholder will agree to, among other things, (a) support and vote in favor of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger), (b) take, or cause to be taken, any actions necessary or advisable to cause certain agreements to be terminated effective as of the Closing and (c) the appointment of Rationem, LLC, a Delaware limited liability company, as the Company Stockholder Representative; and
WHEREAS, each of the Parties intends for U.S. federal income tax purposes that (a) this Agreement constitutes a “plan of reorganization” within the meaning of Section 368 of the Code and Treasury Regulations promulgated thereunder and (b) the Merger constitutes a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code (clauses (a) and (b), the “Intended Tax Treatment”).
NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
ARTICLE 1
CERTAIN DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement, the following terms have the respective meanings set forth below.
“2019 Audited Financial Statements” has the meaning set forth in Section 3.4(a).
“2020 Unaudited Financial Statements” has the meaning set forth in Section 3.4(a).
“Additional Tailwind SEC Reports” has the meaning set forth in Section 4.7.
“Adjusted Equity Value” means (a) the Equity Value, plus (b) the Aggregate Vested Company Option Exercise Price, less (c) the Aggregate Bridge Financing Interest Amount.
“Adjusted Transaction Share Consideration” means an aggregate number of Tailwind Shares equal to (a) the Adjusted Equity Value, divided by (b) the Tailwind Share Value.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto. The Parties acknowledge and agree that Sentar, RPC Tyche and their respective Affiliates shall not be deemed to be Affiliates of any Group Company as of the date hereof or at any other time prior to the Effective Time for purposes of this Agreement or any Ancillary Document.
“Aggregate Bridge Financing Amount” means the aggregate Bridge Financing Amount under the Bridge Financing Agreement.

“Aggregate Bridge Financing Interest Amount” means the aggregate Bridge Financing Interest Amount under the Bridge Financing Agreement.
“Aggregate Closing PIPE Proceeds” means the aggregate cash proceeds actually received (or deemed received) by the Tailwind Parties in respect of the PIPE Financing (whether prior to or on the Closing Date). For the avoidance of doubt, any cash proceeds received (or deemed received) by Tailwind or any of its Affiliates in respect of any amounts funded under a PIPE Subscription Agreement prior to the Closing Date shall constitute, and be taken into account for purposes of determining, the Aggregate Closing PIPE Proceeds (without, for the avoidance of doubt, giving effect to, or otherwise taking into account the use of any such proceeds).
“Aggregate Pipeline Acquisitions Cash Consideration” means the sum of (a) the aggregate cash purchase price paid or payable by or on behalf of the Group Companies in connection with the transactions contemplated by the RPC Tyche Purchase Agreement (including, for the avoidance of doubt, (i) any transaction expenses, change of control, retention, transaction or similar bonuses or payments, debt or debt-like items or any other payments, liabilities or amounts of RPC Tyche, any of its Affiliates or any of their respective equityholders paid or payable by or on behalf of the Group Companies in connection with the closing of such transaction and (ii) any escrow amounts, purchase price holdbacks, equityholder representative expense amounts or other similar amounts), and (b) the aggregate cash purchase price paid or payable by or on behalf of the Group Companies in connection with the transactions contemplated by the Sentar Purchase Agreement (including, for the avoidance of doubt, (i) any transaction expenses, change of control, retention, transaction or similar bonuses or payments, debt or debt-like items or any other payments, liabilities or amounts of Sentar, any of its Affiliates or any of their respective affiliates paid or payable by or on behalf of the Group Companies in connection with the closing of such transaction and (ii) any escrow amounts, purchase price holdbacks, equityholder representative expense amounts or other similar amounts). Notwithstanding the foregoing or anything to the contrary herein, in no event shall the Aggregate Pipeline Acquisitions Cash Consideration (A) include the amount of any cash “earn-out” or other contingent purchase price or indemnification obligations potentially payable by or on behalf of the Group Companies pursuant to any Pipeline Purchase Agreement or (B) exceed the Aggregate Pipeline Acquisitions Cash Purchase Price Cap.
“Aggregate Pipeline Acquisitions Cash Purchase Price Cap” means $200,000,000.
“Aggregate Transaction Proceeds” means an amount equal to (a) the sum of (i) the aggregate cash proceeds available for release to any Tailwind Party (or any designees thereof) from the Trust Account in connection with the transactions contemplated hereby (after, for the avoidance of doubt, giving effect to the Tailwind Stockholder Redemption), (ii) the Aggregate Closing PIPE Proceeds and (iii) the Aggregate Bridge Financing Amount, minus (b) the Aggregate Pipeline Acquisitions Cash Consideration in an amount up to the Aggregate Pipeline Acquisitions Cash Purchase Price Cap.
“Aggregate Vested Company Option Exercise Price” means the aggregate exercise price that would be paid to the Company in respect of all Vested Company Options as of immediately prior to the Effective Time, if all such Vested Company Options were exercised in full immediately prior to the Effective Time (without giving effect to any “net” exercise or similar concept).
“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“AICPA” means the American Institute of Certified Public Accountants.
“Allocation Schedule” has the meaning set forth in Section 2.3(b).
“Ancillary Documents” means the Investor Rights Agreement, Sponsor Letter Agreement, the PIPE Subscription Agreements, the Bridge Financing Agreement, the Transaction Support Agreements, the Letters of Transmittal and each other agreement, document, instrument and/or certificate contemplated by this Agreement executed or to be executed in connection with the transactions contemplated hereby.
“Anti-Corruption Laws” means, collectively, (a) the U.S. Foreign Corrupt Practices Act (FCPA), (b) the UK Bribery Act 2010 and (c) any other anti-bribery or anti-corruption Laws or Orders related to combatting bribery, corruption and money laundering.

“Bridge Financing Agreement” has the meaning set forth in the recitals to this Agreement.
“Bridge Financing Amount” has the meaning set forth in the recitals to this Agreement.
“Bridge Financing Interest Amount” has the meaning set forth in the recitals to this Agreement.
“Bridge Investor” has the meaning set forth in the recitals to this Agreement.
“Business” means the business of, directly or indirectly, developing, operating or providing enterprise operating systems or other platforms for use in Data analytics or integration, business modeling or decision making, cyber-security, risk management, the insurance related decision making and risk management (including automated underwriting, insurance modeling and insurance-related Data management), the financial services industry or the public sector or any activities, services or products incidental or attendant thereto.
“Business Combination Proposal” has the meaning set forth in Section 5.8.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in New York, New York and Los Angeles, California are open for the general transaction of business.
“Cannae Designee” has the meaning set forth in Section 5.16(d).
“Cannae PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.
“Cannae PIPE Investor” has the meaning set forth in the recitals to this Agreement.
“Cannae Subscription Agreement” has the meaning set forth in the recitals to this Agreement.
“CBA” means any collective bargaining agreement or similar Contract with any labor union, labor organization, or works council.
“Certificate of Merger” has the meaning set forth in Section 2.1(b).
“Certificates” has the meaning set forth in Section 2.1(g).
“Change of Control Payment” means (a) any success, change of control, retention, transaction bonus or other similar payment or amount to any Person as a result of, or in connection with, this Agreement, any Ancillary Document, any Pipeline Purchase Agreement or the transactions contemplated hereby or thereby, including, for the avoidance of doubt, any “double trigger” bonus, payment or amount that may become payable when combined with or followed by one or more additional facts, matters or events, or (b) any payments made or required to be made pursuant to or in connection with or upon termination of, or any fees, expenses or other payments owing or that will become owing in respect of, any Company Related Party Transaction (in the case of each of clause (a) and (b), regardless of whether paid or payable prior to, on or after the Closing Date or in connection with or otherwise related to this Agreement, any Ancillary Document, any Pipeline Purchase Agreement or the transactions contemplated hereby or thereby).
“Closing” has the meaning set forth in Section 2.2.
“Closing Date” has the meaning set forth in Section 2.2.
“Closing Filing” has the meaning set forth in Section 5.4(b).
“Closing Press Release” has the meaning set forth in Section 5.4(b).
“COBRA” means Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code.
“Code” means the U.S. Internal Revenue Code of 1986.
“Company” has the meaning set forth in the introductory paragraph to this Agreement.
“Company Acquisition Proposal” means (a) any direct or indirect acquisition, in one or a series of transactions, (i) of or with the Company or any of its controlled Affiliates or (ii) of all or a material portion of assets, Equity Securities or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise), or (b) any equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents, the Pipeline Purchase Agreements or the transactions contemplated hereby or thereby shall constitute a Company Acquisition Proposal.
“Company Board” has the meaning set forth in the recitals to this Agreement.
“Company Board Recommendation” has the meaning set forth in Section 5.13.
“Company Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the Company.
“Company CEO Designee” has the meaning set forth Section 5.16(c).
“Company Closing Financial Statements” has the meaning set forth in Section 3.4(b).
“Company Common Shares” means shares of common stock, par value $0.0001 per share, of the Company designated as “Common Stock” pursuant to the Company Certificate of Incorporation.
“Company D&O Persons” has the meaning set forth in Section 5.15(a).
“Company Designee” has the meaning set forth in Section 5.16(b).
“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to Tailwind by the Company on the date of this Agreement.
“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.
“Company Equity Plan” means the Fractal Industries Inc. 2015 Equity Incentive Plan and each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.
“Company Equityholders” means, collectively, the Company Stockholders and the holders of Company Equity Awards as of any determination time prior to the Effective Time.
“Company Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to a Tailwind Party pursuant to the terms this Agreement or any Ancillary Document) by any Group Company in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Group Company, and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company pursuant to this Agreement or any Ancillary Document.
“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1a) and Section 3.1b) (Organization and Qualification), Sections 3.2a) through (d) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8(a) and Section 3.8(b)(iii) (Absence of Changes) and Section 3.17 (Brokers).
“Company IT Systems” means all Company Products, computer systems, Software and hardware, communication systems, servers, network equipment and databases (including that are used to Process Data), information, and functions contained therein or transmitted thereby, and related documentation, including any outsourced systems and processes, in each case, relied on, owned, licensed or leased by a Group Company.

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company.
“Company Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (a) the business, assets, liabilities, properties, conditions (financial or otherwise) or results of operations of the Group Companies, taken as a whole, or (b) the ability of the Company to consummate the Merger in accordance with the terms of this Agreement; provided, however, that, in the case of clause (a), none of the following shall be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse change, event, effect or occurrence arising after the date of this Agreement to the extent resulting from or related to (i) general business or economic conditions in or affecting the United States, or changes therein, or the global economy generally, (ii) any national or international political or social conditions in the United States or any other country, including the engagement by the United States or any other country in hostilities, whether or not pursuant to the declaration of a national emergency or war, or the occurrence in any place of any military or terrorist attack, sabotage or cyberterrorism, (iii) changes in conditions of the financial, banking, capital or securities markets generally in the United States or any other country or region in the world, or changes therein, including changes in interest rates in the United States or any other country and changes in exchange rates for the currencies of any countries, (iv) changes in any applicable Laws, (v) any change, event, effect or occurrence that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the transactions contemplated by this Agreement, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third parties related thereto (provided that the exception in this clause (vi) shall not apply to the representations and warranties set forth in Section 3.5(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the transactions contemplated by this Agreement or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates or predictions (although the underlying facts and circumstances resulting in such failure may be taken into account to the extent not otherwise excluded from this definition pursuant to clauses (i) through (vi) or (viii)), or (viii) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19) or quarantines, acts of God or other natural disasters or comparable events in the United States or any other country or region in the world, or any escalation of the foregoing; provided, however, that any change, event, effect or occurrence resulting from a matter described in any of the foregoing clauses (i) through (v) or (viii) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such change, event, effect or occurrence has had or would reasonably be expected to have a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.
“Company Option” means, as of any determination time, each option to purchase Company Common Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.
“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by the Group Companies.
“Company Preferred Shares” means, collectively, (a) Company Series A-1A Preferred Shares, (b) Company Series A-1B Preferred Shares, (c) Company Series A-2 Preferred Shares, (d) Company Series A-3 Preferred Shares and (e) Company Series A-4 Preferred Shares.
“Company Product” means any Software products, tools, or applications, either complete or under development, (a) that have been, are currently, or are currently intended to be, developed, marketed, sold, licensed, distributed, hosted, made available, or otherwise commercialized by any Group Company, or (b) from which any Group Company recognizes any revenue (including revenue associated with maintenance or service agreements).

“Company Registered Intellectual Property” means all Registered Intellectual Property owned or purported to be owned by, or filed by or in the name of, any Group Company.
“Company Related Party” has the meaning set forth in Section 3.19.
“Company Related Party Transactions” has the meaning set forth in Section 3.19.
“Company Series A-1A Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-1A Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Series A-1B Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-1B Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Series A-2 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-2 Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Series A-3 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-3 Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Series A-4 Preferred Shares” means shares of preferred stock, par value $0.0001 per share, of the Company designated as “Series A-4 Preferred Stock” pursuant to the Company Certificate of Incorporation.
“Company Shares” means, collectively, the Company Common Shares and the Company Preferred Shares.
“Company Signing Financial Statements” has the meaning set forth in Section 3.4(a).
“Company Stockholder Representative” has the meaning set forth in the introductory paragraph to this Agreement.
“Company Stockholder Written Consent” has the meaning set forth in Section 5.13(b).
“Company Stockholder Written Consent Deadline” has the meaning set forth in Section 5.13(b).
“Company Stockholders” means, collectively, the holders of Company Shares as of any determination time prior to the Effective Time.
“Company Stockholders Agreements” means, collectively, (a) the Amended and Restated Investors’ Rights Agreement, dated as of July 8, 2019, by and among the Company and the Company Stockholders party thereto, (b) the Amended and Restated Right of First Refusal and Co-Sale Agreement, dated as of July 8, 2019, by and among the Company and the Company Stockholders party thereto and (c) the Company Second Amended and Restated Voting Agreement, dated as of May 19, 2020, by and among the Company and the Company Stockholders party thereto.
“Confidentiality Agreement” means that certain Mutual Nondisclosure Agreement, dated as of December 15, 2020, by and between the Company and Tailwind.
“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, order, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.
“Contract” or “Contracts” means any agreement, contract, license, lease, obligation, undertaking or other commitment or arrangement that is legally binding upon a Person or any of his, her or its properties or assets.
“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“COVID-19” means SARS-CoV-2 or COVID-19 and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“Creator” has the meaning set forth in Section 3.13(d).
“Data” means data, databases, data repositories, data lakes and collections of data.
“DCSA” means, collectively, the Defense Counterintelligence and Security Agency and any other applicable cognizant security agency.
“Designated Material Contracts” has the meaning set forth in Section 5.1(b)(vii).
“DGCL” has the meaning set forth in the recitals to this Agreement.
“Dissenting Shares” has the meaning set forth in Section 2.6.
“Dissenting Stockholder” has the meaning set forth in Section 2.6.
“Effective Time” has the meaning set forth in Section 2.1(b).
“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) each pension, retirement, profit-sharing, savings, health, welfare, bonus, incentive, commission, stock option, equity or equity-based, deferred compensation, severance, retention, accident, disability, employment, individual consulting, change of control, stock purchase, restricted stock, separation, vacation, paid time off, fringe benefit plan, program, policy or Contract not described in clause (a), and (c) each other benefit or compensatory plan, program, policy or Contract that any Group Company maintains, sponsors or contributes to, or under or with respect to which any Group Company has any Liability, other than any plan sponsored or maintained by a Governmental Entity.
“Environmental Laws” means all Laws and Orders concerning pollution, protection of the environment, or human health or safety.
“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“Equity Value” means $850,000,000.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the Securities Exchange Act of 1934.
“Exchange Agent” has the meaning set forth in Section 2.5(a).
“Exchange Agent Agreement” has the meaning set forth in Section 2.5(a).
“Exchange Fund” has the meaning set forth in Section 2.5(c).
“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.
“Foreign Benefit Plan” means each Employee Benefit Plan maintained outside the United States of America by any of the Group Companies primarily for the benefit of its current or former employees, officers, directors or other individual service providers residing outside of the United States.
“Fraud” means an act or omission by a Party, and requires: (a) a false or incorrect representation or warranty expressly set forth in this Agreement, (b) with actual knowledge (as opposed to constructive, imputed or implied knowledge) by the Party making such representation or warranty that such representation or warranty expressly set forth in this Agreement is false or incorrect, (c) an intention to deceive another Party, to induce him, her or it to enter into this Agreement, (d) another Party, in justifiable or reasonable reliance upon such false or incorrect representation or warranty expressly set forth in this Agreement, causing such Party to enter into this Agreement, and (e) another Party to suffer damage by reason of such reliance.

For the avoidance of doubt, “Fraud” does not include any claim for equitable fraud, promissory fraud, unfair dealings fraud or any torts (including a claim for fraud or alleged fraud) based on negligence or recklessness.
“GAAP” means United States generally accepted accounting principles.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation.
“Governmental Entity” means any United States or non-United States (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal) or (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature, including any arbitral tribunal (public or private).
“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries. The Parties acknowledge and agree that Sentar, RPC Tyche and their respective Affiliates shall not be deemed to be Group Companies as of the date hereof or at any other time prior to the Effective Time for purposes of this Agreement or any Ancillary Document.
“Hazardous Substance” means any material, substance or waste that is regulated by, or may give rise to standards of conduct or Liability pursuant to, any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroalkyl substances or radon.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the rules and regulations promulgated thereunder.
“Illustrative Allocation Schedule” has the meaning set forth in Section 2.3(b).
“Incentive Equity Plan Proposal” has the meaning set forth in Section 5.8.
“Incentive Stock Option” means a Company Option intended to be an “incentive stock option” (as defined in Section 422 of the Code).
“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees and expenses arising under or in respect of (a) indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred purchase price of property or assets, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business), (d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under GAAP, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, and (g) any of the obligations of any other Person of the type referred to in clauses (a) through (f) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.
“Initial Required Closing Financial Statements” means, collectively, the PCAOB Audited Financial Statements, the Sentar Closing Financial Statements of the type described in clauses (a) through (c) thereof and the RPC Tyche Closing Financial Statements of the type described in clauses (a) through (c) thereof.
“Intellectual Property Rights” means all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, Internet domain names, social media accounts, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) copyrights, works of authorship, Data, design rights, mask work rights and moral rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (d) trade secrets, know-how, confidential or proprietary information, invention disclosures, inventions, idea, algorithms, formulae, processes, methods, techniques, and models, whether patentable or not; (e) Software or other technology, and all rights therein or thereto; and (f) any other intellectual or proprietary rights.
“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.
“Investment Company Act” means the Investment Company Act of 1940.
“Investor Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“IPO” has the meaning set forth in Section 8.18.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Latest Balance Sheet” mean the meaning set forth in Section 3.4(a).
“Law” means any federal, state, local, foreign, national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity.
“Leased Real Property” has the meaning set forth in Section 3.18(b).
“Letter of Transmittal” means the letter of transmittal, substantially in the form attached as Exhibit D hereto and with such modifications, amendments or supplements as may be requested by the Exchange Agent and mutually agreed to by each of Tailwind and the Company (in either case, such agreement not to be unreasonably withheld, conditioned or delayed).
“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law (including any Environmental Law), Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).
“Malicious Code” means any (a) “back door”, “drop dead device”, “time bomb”, “Trojan horse”, “virus”, “ransomware”, or “worm” (as such terms are commonly understood in the software industry), or (b) other code designed or intended to have, or capable of performing, any of the following functions: (i) disrupting, disabling, harming, interfering with or otherwise impeding in any manner the operation of, or providing unauthorized access to, a Company IT System on which such code is stored or installed; or (ii) damaging or destroying any Data or file without the user’s consent.
“Marks” has the meaning set forth in the definition of Intellectual Property Rights.
“Material Contracts” has the meaning set forth in Section 3.7(a).
“Material Permits” has the meaning set forth in Section 3.6.
“Merger” has the meaning set forth in Section 2.1(a).
“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.
“Multiemployer Plan” has the meaning set forth in Section 3(37) or Section 4001(a)(3) of ERISA.
“NYSE” means the New York Stock Exchange.
“NYSE Proposal” has the meaning set forth in Section 5.8.

“Off-the-Shelf Software” means any Software that is made generally and widely available to the public on a commercial basis (including Public Software) and is licensed to any of the Group Companies on a non-exclusive basis under standard terms and conditions with a replacement cost of less than $100,000 in the aggregate.
“Officers” has the meaning set forth in Section 5.16(a).
“Order” means any outstanding writ, order, judgment, injunction, decision, determination, award, ruling, subpoena, verdict or decree entered, issued or rendered by any Governmental Entity.
“Other Governing Document Proposals” has the meaning set forth in Section 5.8.
“Other PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.
“Other PIPE Investors” has the meaning set forth in the recitals to this Agreement.
“Other PIPE Subscription Agreements” has the meaning set forth in the recitals to this Agreement.
“Other Tailwind Stockholder Approval” means the approval of each Other Transaction Proposal by the affirmative vote of the holders of the requisite number of Tailwind Shares entitled to vote thereon, whether in person or by proxy at the Tailwind Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Tailwind and applicable Law.
“Other Transaction Proposal” means each Transaction Proposal, other than the Required Transaction Proposals.
“Parties” has the meaning set forth in the introductory paragraph to this Agreement.
“Patents” has the meaning set forth in the definition of Intellectual Property Rights.
“PCAOB” means the Public Company Accounting Oversight Board.
“PCAOB Audited Financial Statements” means the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for each fiscal year then ended.
“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.
“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet delinquent or are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable or which are being contested in good faith by appropriate proceedings and for which sufficient reserves have been established in accordance with GAAP, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon which are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, (f) grants by any Group Company of non-exclusive rights in Intellectual Property Rights in the ordinary course of business consistent with past practice and (g) other Liens that do not materially and adversely affect the value, use or operation of the asset subject thereto.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity.

“Personal Data” means any Data or information that (a) alone or when combined with other information, identifies, relates to, describes, is capable of being associated with, or could reasonably be linked, directly or indirectly, with an identified or identifiable individual or natural person, consumer or household, or (b) is otherwise subject to applicable Laws or any privacy policies of the Company governing personal information.
“PIPE Financing” means the equity financing under all PIPE Subscription Agreements.
“PIPE Investors” means, collectively, the Cannae PIPE Investor and the Other PIPE Investors.
“PIPE Subscription Agreements” means, collectively, the Cannae PIPE Subscription Agreement and the Other PIPE Subscription Agreements.
“Pipeline Acquisitions” means, collectively, the transactions contemplated by each of the RPC Tyche Purchase Agreement and the Sentar Purchase Agreement.
“Pipeline Acquisitions Funds Flow” has the meaning set forth in Section 2.3(a).
“Pipeline Purchase Agreements” means, collectively, the RPC Tyche Purchase Agreement and the Sentar Purchase Agreement.
“Post-Closing Tailwind Bylaws” has the meaning set forth in Section 5.22.
“Post-Closing Tailwind Certificate of Incorporation” has the meaning set forth in Section 5.22.
“Pre-Closing Tailwind Governing Documents” means, collectively, (a) the Amended and Restated Certificate of Incorporation of Tailwind, dated as of September 1, 2020, and (b) the Amended & Restated Bylaws of Tailwind, adopted as of September 1, 2020.
“Pre-Closing Tailwind Stockholders” means the holders of Tailwind Shares as of any determination time prior to the Effective Time.
“Privacy and Security Requirements” means any of the following to the extent relating to the Processing of Personal Data or otherwise relating to consumer protection, consumer Contracts, or Data-related notifications: (a) all applicable Laws; (b) each Group Company’s own internal and external-facing privacy policies; (c) the Payment Card Industry Data Security Standard, if applicable, and any other industry standard to which any Group Company is bound; and (d) applicable provisions of Contracts to which any Group Company is a party or is otherwise bound.
“Proceeding” means any lawsuit, litigation, action, audit, examination or investigation, claim, complaint, charge, proceeding, inquiry, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity.
“Process” (or “Processing” or “Processes”) means the collection, use, storage, processing, recording, distribution, transfer, import, export, protection (including security measures), disposal or disclosure, performance of operations or set of operations on Data or on sets of Data, or other activity regarding Data (whether electronically or in any other form or medium).
“Prospectus” has the meaning set forth in Section 8.18.
“Public Software” means any Software that contains, includes, incorporates, or has instantiated therein, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (a) be made available or distributed in source code form; (b) be licensed for purposes of making derivative works; or (c) be redistributable at no, or a nominal, charge.
“Public Stockholders” has the meaning set forth in Section 8.18.

“Real Property Leases” means all leases, sub-leases, licenses, concessions or other agreements, in each case, pursuant to which any Group Company leases or sub-leases any real property.
“Registered Intellectual Property” means all issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending applications for registration of Copyrights and Internet domain name registrations.
“Registration Statement / Proxy Statement” means a registration statement on Form S-4 relating to the transactions contemplated by this Agreement and the Ancillary Documents and containing a prospectus and proxy statement of Tailwind.
“Representatives” means (a) with respect to any Party or other Person (in each case, other than the Company prior to the Closing), such Party’s or Person’s, as applicable, Affiliates and its and such Affiliates’ respective directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives, and (b) with respect to the Company prior to the Closing, the Company’s Affiliates and the Company’s and its Affiliates’ respective equityholders, directors, officers, employees, members, owners, accountants, consultants, advisors, attorneys, agents and other representatives.
“Required Closing Financial Statements” means, collectively, the Company Closing Financial Statements, the Sentar Closing Financial Statements and the RPC Tyche Closing Financial Statements.
“Required Governing Document Proposal” has the meaning set forth in Section 5.8.
“Required Tailwind Stockholder Approval” means the approval of each Required Transaction Proposal by the affirmative vote of the holders of the requisite number of Tailwind Shares entitled to vote thereon, whether in person or by proxy at the Tailwind Stockholders Meeting (or any adjournment or postponement thereof), in accordance with the Governing Documents of Tailwind and applicable Law.
“Required Transaction Proposals” means, collectively, the Business Combination Proposal, the NYSE Proposal, the Required Governing Document Proposal, and the Incentive Equity Plan Proposal.
“Rollover Option” has the meaning set forth in Section 2.4(a).
“RPC Tyche Closing Financial Statements” means (a) the audited consolidated balance sheet of RPC Tyche as of April 30, 2019, and related audited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the fiscal year then ended, (b) the audited consolidated balance sheet of RPC Tyche as of April 30, 2020, and the related audited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the fiscal year then ended, (c) the unaudited consolidated balance sheet of RPC Tyche as of October 30, 2019 and October 30, 2020, and the unaudited consolidated statements of operations, stockholders’ equity and cash flows of RPC Tyche for the six-month periods ended October 30, 2019 and October 30, 2020 and (d) any other financial statements or similar reports relating to RPC Tyche that are required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated in this Agreement or any Ancillary Document.
“RPC Tyche Purchase Agreement” means, collectively, (a) the Asset Purchase Agreement, dated as of February 23, 2021, by and among RPC Tyche LLP, a limited liability partnership incorporated under the laws of England and Wales (“RPC Tyche”), QOMPLX Limited, a company incorporated under the laws of England and Wales, the Company and the other Persons party thereto, in the form attached hereto as Exhibit E, and (b) each agreement, document and instrument executed or to be executed in connection with the transactions contemplated by the agreement described in clause (a).
“Sanctions and Export Control Laws” means any Law or Order related to (a) import and export controls, including the U.S. Export Administration Regulations, the International Traffic in Arms Regulations and such other controls administered by the U.S. Customs and Border Protection, (b) economic sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the European Union, any European Union Member State, the United Nations, and Her Majesty’s Treasury of the United Kingdom or (c) anti-boycott measures.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.

“Schedules” means, collectively, the Company Disclosure Schedules and the Tailwind Disclosure Schedules.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the U.S. Securities Act of 1933.
“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.
“Security Incident” means an action that results in an actual or reasonably suspected, cyber or security incident that jeopardizes the confidentiality, integrity, or availability of, or that does or is reasonably likely to materially and adversely affect, a Company IT System, Personal Data or any Company trade secret. A Security Incident includes incidents of security breaches or intrusions, denial of service, or unauthorized entry, access, collection, use, processing, storage, sharing, distribution, transfer, disclosure, or destruction of, any Company IT Systems, Personal Data or Company trade secrets, or any loss, distribution, compromise or unauthorized disclosure of any of the foregoing.
“Sentar Closing Financial Statements” means (a) the audited balance sheet of Sentar as of September 30, 2019, and related audited statements of operations, stockholders’ equity and cash flows of Sentar for the fiscal year then ended, (b) the audited balance sheet of Sentar as of September 30, 2020, and the related audited statements of operations, stockholders’ equity and cash flows of Sentar for the fiscal year then ended, (c) the unaudited balance sheet of Sentar as of December 31, 2019 and December 31, 2020, and the unaudited statements of operations, stockholders’ equity and cash flows of Sentar for the three-month periods ended December 31, 2019 and December 31, 2020 and (d) any other financial statements or similar reports relating to Sentar that are required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated in this Agreement or any Ancillary Document.
“Sentar Purchase Agreement” means, collectively, (a) the Agreement and Plan of Merger, dated as of February 22, 2021, by and among the Company, Sentar Acquisition, Inc., an Alabama corporation, Sentar, Inc., an Alabama corporation (“Sentar”), and Sunrise Rep Fund, LLC, acting solely in its capacity as representative for the equityholders of Sentar, in the form attached hereto as Exhibit F, and (b) each agreement, document and instrument executed or to be executed in connection with the transactions contemplated by the agreement described in clause (a).
“Signing Filing” has the meaning set forth in Section 5.4(b).
“Signing Press Release” has the meaning set forth in Section 5.4(b).
“Software” shall mean any and all (a) computer programs and software, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) Data and compilations, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons; and (d) all documentation, including user manuals and other training documentation, related to any of the foregoing.
“Sponsor Letter Agreement” has the meaning set forth in the recitals to this Agreement.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Supporting Company Stockholders” has the meaning set forth in the recitals to this Agreement.
“Surviving Company” has the meaning set forth in Section 2.1(a).
“Surviving Company Share” has the meaning set forth in Section 2.1(f).
“Tailwind” has the meaning set forth in the introductory paragraph to this Agreement.
“Tailwind Acquisition Proposal” means any direct or indirect acquisition (or other business combination), in one or a series of related transactions, by Tailwind (a) of or with an unaffiliated entity or (b) of all or a material portion of the assets, Equity Securities or businesses of an unaffiliated entity (in the case of each of clause (a) and (b), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, purchase of assets, tender offer or otherwise). Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby shall constitute a Tailwind Acquisition Proposal.
“Tailwind Board” has the meaning set forth in the recitals to this Agreement.
“Tailwind Class A Shares” means shares of Class A common stock, par value $0.0001 per share, of Tailwind.
“Tailwind Class B Shares” means shares of Class B common stock, par value $0.0001 per share, of Tailwind.
“Tailwind D&O Persons” has the meaning set forth in Section 5.14(a).
“Tailwind Designee” has the meaning set forth in Section 5.16(e).
“Tailwind Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by Tailwind on the date of this Agreement.
“Tailwind Expenses” means, as of any determination time, the aggregate amount of fees, expenses, commissions or other amounts incurred by or on behalf of, and that are due and payable (and not otherwise expressly allocated to a Group Company, the Company Stockholder Representative or any Company Equityholder pursuant to the terms of this Agreement or any Ancillary Document) by a Tailwind Party in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of any Tailwind Party and (b) any other fees, expenses, commissions or other amounts that are expressly allocated to any Tailwind Party pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, Tailwind Expenses shall not include any Company Expenses.
“Tailwind Financial Statements” means all of the financial statements of Tailwind included in the Tailwind SEC Reports.
“Tailwind Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers) and Section 4.6 (Capitalization of the Tailwind Parties).
“Tailwind Incentive Equity Plan” has the meaning set forth in Section 5.18.
“Tailwind Material Adverse Effect” means any change, event, effect or occurrence that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on the ability of Tailwind to consummate the Merger in accordance with the terms of this Agreement.
“Tailwind Parties” means, collectively, Tailwind and Merger Sub.

“Tailwind Related Parties” has the meaning set forth in Section 4.9.
“Tailwind Related Party Transactions” has the meaning set forth in Section 4.9.
“Tailwind SEC Reports” has the meaning set forth in Section 4.7.
“Tailwind Shares” means (a) prior to the Effective Time, collectively, the Tailwind Class A Shares and the Tailwind Class B Shares and (b) from and after the filing of the Post-Closing Tailwind Certificate of Incorporation with the Secretary of State of Delaware pursuant to Section 5.22(a), shares of Class A common stock, par value $0.0001 per share, of Tailwind. Any reference to Tailwind Shares in this Agreement or any Ancillary Document shall be deemed to refer to clause (a) and/or clause (b) of this definition, as the context so requires.
“Tailwind Share Value” means $10.00.
“Tailwind Sponsor” has the meaning set forth in the recitals to this Agreement.
“Tailwind Stockholder Approval” means, collectively, the Required Tailwind Stockholder Approval and the Other Tailwind Stockholder Approval.
“Tailwind Stockholder Redemption” means the right of the holders of Tailwind Class A Shares to redeem all or a portion of their Tailwind Class A Shares (in connection with the transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of Tailwind.
“Tailwind Stockholders Meeting” has the meaning set forth in Section 5.8.
“Tailwind Warrant” means each warrant to purchase one Tailwind Class A Share at a price of $11.50 per share, subject to adjustment in accordance with the Warrant Agreement.
“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, unemployment, payroll, wage, employment, severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, unclaimed property, escheat, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto, whether disputed or not, and including any secondary Liability for any of the aforementioned.
“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.
“Tax Proceeding” means any Proceeding with or against any Taxing Authority or involving the determination or collection of any Tax.
“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any amendment of any of the foregoing.
“Termination Date” has the meaning set forth in Section 7.1(d).
“Third-Party Consents” has the meaning set forth in Section 5.2(a).
“Transaction Litigation” has the meaning set forth in Section 5.2(d).
“Transaction Proposals” has the meaning set forth in Section 5.8.
“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.
“Transaction Support Agreement Deadline” has the meaning set forth in Section 5.13(a).
“Treasury Regulations” means the regulations promulgated by the Internal Revenue Service and United States Department of Treasury under the Code.

“Trust Account” has the meaning set forth in Section 8.18.
“Trust Account Released Claims” has the meaning set forth in Section 8.18.
“Trust Agreement” has the meaning set forth in Section 4.8.
“Trustee” has the meaning set forth in Section 4.8.
“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.
“Unpaid Tailwind Expenses” means the Tailwind Expenses that are unpaid as of immediately prior to the Closing.
“Unvested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is not a Vested Company Option.
“Vested Company Option” means each Company Option outstanding as of immediately prior to the Effective Time that is vested as of such time or will vest in connection with the consummation of the transactions contemplated hereby (whether at the Effective Time or otherwise).
“Voting Company Preferred Shares” means, collectively, (a) Company Series A-1A Preferred Shares, (b) Company Series A-2 Preferred Shares, (c) Company Series A-3 Preferred Shares and (d) Company Series A-4 Preferred Shares.
“WARN” means the Worker Adjustment Retraining and Notification Act of 1988, as well as similar foreign, state or local Laws.
“Warrant Agreement” means the Warrant Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company, a New York corporation.
“Willful Breach” means a material breach of this Agreement by a Party that is a consequence of an act undertaken or a failure to act by the breaching Party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.
ARTICLE 2
MERGER
Section 2.1   The Merger(a).
(a)   On the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, on the Closing Date, Merger Sub shall merge with and into the Company (the “Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).
(b)   At the Closing, the Parties shall cause a certificate of merger, in a form reasonably satisfactory to the Company and Tailwind (the “Certificate of Merger”), to be executed and filed with the Secretary of State of the State of Delaware. The Merger shall become effective on the date and time at which the Certificate of Merger is accepted for filing by the Secretary of State of the State of Delaware or at such later date and/or time as is agreed by Tailwind and the Company and specified in the Certificate of Merger (the time the Merger becomes effective being referred to herein as the “Effective Time”).
(c)   The Merger shall have the effects set forth in Section 251 of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all of the assets, properties, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Company and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and Merger Sub shall become the debts, liabilities, obligations and duties of the Surviving Company, in each case, in accordance with the DGCL.

(d)   At the Effective Time, the Governing Documents of Merger Sub shall be the Governing Documents of the Surviving Company, in each case, until thereafter changed or amended as provided therein or by applicable Law.
(e)   At the Effective Time, the directors and officers of the Company immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal.
(f)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be automatically cancelled and extinguished and converted into one share of common stock, par value $0.0001, of the Surviving Company (each such share, a “Surviving Company Share”).
(g)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share (other than any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(h)) issued and outstanding as of immediately prior to the Effective Time shall be automatically canceled and extinguished and converted into the right to receive the applicable portion of the Adjusted Transaction Share Consideration set forth on the Allocation Schedule. From and after the Effective Time, each Company Stockholder’s certificates (the “Certificates”), if any, evidencing ownership of the Company Shares and the Company Shares held in book-entry form issued and outstanding immediately prior to the Effective Time shall each cease to have any rights with respect to such Company Shares except as otherwise expressly provided for herein or under applicable Law.
(h)   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or any other Person, each Company Share held immediately prior to the Effective Time by the Company as treasury stock shall be automatically canceled and extinguished, and no consideration shall be paid with respect thereto.
Section 2.2   Closing of the Transactions Contemplated by this Agreement.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as Tailwind and the Company may agree in writing.
Section 2.3   Pipeline Acquisition Funds Flow; Allocation Schedule.
(a)   At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Tailwind a funds flow schedule (the “Pipeline Acquisitions Funds Flow”) setting forth (i) the consideration (whether cash or otherwise) payable in connection with the closing of the transactions contemplated by each Pipeline Acquisition Agreement, including reasonably detailed calculations of the components and subcomponents thereof (including, for the avoidance of doubt, reasonably detailed calculations of each component and subcomponent of the definition of Aggregate Pipeline Acquisitions Cash Consideration), (ii) each cash payment or other amount to be paid by or on behalf of any Group Company in connection with the closing of the transactions contemplated by each Pipeline Acquisition Agreements, along with wire instructions for each such cash payment or other amount and (iii) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clause (a) and (b) are (A) true and correct in all respects and (B) in accordance with the applicable provisions of the Sentar Purchase Agreement and the RPC Tyche Purchase Agreement, as applicable, and this Agreement. The Company will review any comments to the Pipeline Acquisitions Funds Flow provided by Tailwind or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Tailwind or any of its Representatives.

(b)   At least three (3) Business Days prior to the Closing Date, the Company shall deliver to Tailwind an allocation schedule (the “Allocation Schedule”) setting forth (i) the number of Company Shares held by each Company Stockholder (including, for the avoidance of doubt, the number of Company Shares to be issued in connection with each Pipeline Acquisition (including in connection with any “rollover” or other similar transaction) and each Person that will be a Company Stockholder as a result thereof), the number of Company Common Shares subject to each Company Option held by each holder thereof, as well as whether each such Company Option will be a Vested Company Option or an Unvested Company Option as of immediately prior to the Effective Time, (ii) in the case of the Company Options, the exercise (or similar) price and, if applicable, the exercise (or similar) date, (iii) the portion of the Adjusted Transaction Share Consideration allocated to each Company Option pursuant to Section 2.4(a) and the portion of the Adjusted Transaction Share Consideration allocated to each Company Share pursuant to Section 2.1(g) (including, for the avoidance of doubt, the portion of the Adjusted Transaction Share Consideration that would be allocated to any Company Shares pursuant to Section 2.1(g) but for such Company Shares being Dissenting Shares), as well as, in each case, reasonably detailed calculations with respect to the components and subcomponents thereof (including any exchange (or similar) ratio on which such calculations are based), (iv) each Company Stockholder that is a Dissenting Stockholder and the number of Company Shares held by such Company Stockholder that are Dissenting Shares, (v) the exercise price of each Rollover Option at the Effective Time, which shall be based on the same exchange (or similar) ratio used for purposes of determining the number of Rollover Options for which such Company Option is exchanged in clause (iii) of this Section 2.3(b), (vi) the number of Tailwind Shares to be issued to each Bridge Investor in respect of the Bridge Financing Interest Amount under the applicable Bridge Financing Agreement, as well as, in each case, reasonably detailed calculations of each component or subcomponent thereof (including with respect to the amount of the Bridge Financing Interest Amount under each Bridge Financing Agreement), and (vii) a certification, duly executed by an authorized officer of the Company, that the information and calculations delivered pursuant to clauses (i), (ii), (iii), (iv), (v) and (vi) are, and will be as of immediately prior to the Effective Time, (A) true and correct in all respects, (B) in accordance with the applicable provisions of this Agreement, (C) in the case of the Company Shares and the Company Options, in accordance with the Governing Documents of the Company, the Company Stockholders Agreements and applicable Laws, (D) in the case of the Company Options, in accordance with the Company Equity Plan and any applicable grant or similar agreement with respect to each Company Option and (E) in the case of the Tailwind Shares to be issued to each Bridge Investor in respect of the Bridge Financing Interest Amount under the applicable Bridge Financing Agreement, in accordance with the applicable Bridge Financing Agreement. Section 2.3(b) of the Company Disclosure Schedules contains an illustrative Allocation Schedule (the “Illustrative Allocation Schedule”) prepared by the Company as if the Closing occurred as of the date hereof and, without limiting any other covenants, agreements, representations or warranties of the Company under this Agreement or any Ancillary Agreement or any Company Equityholder under any Ancillary Document or the rights or remedies of a Tailwind Party or the Tailwind Sponsor with respect thereto, the Allocation Schedule will be substantially in the form of the Illustrative Allocation Schedule and will take into account any changes to the Company’s capitalization between the date hereof and the date of delivery of the Allocation Schedule to Tailwind pursuant to the first sentence of this Section 2.3(b). The Company will review any comments to the Allocation Schedule provided by Tailwind or any of its Representatives and consider in good faith and incorporate any reasonable comments proposed by Tailwind or any of its Representatives. Notwithstanding the foregoing or anything to the contrary herein, (x) the aggregate number of Tailwind Shares that each Company Equityholder will have a right to receive or to which his, her or its Company Options will become subject, as applicable, under this Agreement will be rounded down to the nearest whole share, (y) in no event shall the aggregate number of Tailwind Shares set forth on the Allocation Schedule that are allocated in respect of the Equity Securities of the Company (or, for the avoidance of doubt, the Company Equityholders) exceed (I) the Adjusted Transaction Share Consideration, minus (II) the Tailwind Shares that would be allocated to Company Shares pursuant to Section 2.1(g) but for such Company Shares being Dissenting Shares (it being further understood and agreed, for the avoidance of doubt, that in no event shall any Tailwind Shares described in this clause (II) be allocated to any other Company Equityholder and shall instead not be allocated at the Closing or otherwise, except solely in the circumstances described in Section 2.6), and (z) the Tailwind Parties and the Exchange Agent will be entitled to rely upon the Allocation Schedule for purposes of allocating the transaction consideration to the Company Equityholders under this Agreement or under the Exchange Agent Agreement, as applicable
Section 2.4   Treatment of Company Options.
(a)   At the Effective Time, by virtue of the Merger and without any action of any Party or any other Person (but subject to, in the case of the Company, Section 2.4(c)), each Company Option (whether a Vested Company Option or an Unvested Company Option) shall automatically cease to represent the right to purchase Company Common Shares and shall be canceled and extinguished in exchange for an option to purchase Tailwind Shares under the Tailwind Incentive Equity Plan (each, a “Rollover Option”) in an amount and at an exercise price set forth on the Allocation Schedule. Each Rollover Option shall be subject to the same terms and conditions (including applicable vesting, expiration and forfeiture provisions) that applied to the corresponding Company Option immediately prior to the Effective Time, except for (i) terms (A) rendered inoperative by reason of the transactions contemplated by this Agreement (including any anti-dilution or other similar provisions that adjust the number of underlying shares that are subject to any such option) or (B) to the extent they conflict with the Tailwind Incentive Equity Plan and (ii) such other immaterial administrative or ministerial changes as the Tailwind Board (or the compensation committee of the Tailwind Board) may determine in good faith are appropriate to effectuate the administration of the Rollover Options. Such conversion shall occur in a manner intended to comply with (x) the requirements of Section 409A of the Code and (y) in the case of any Rollover Option that is an Incentive Stock Option, the requirements of Section 424 of the Code.
(b)   At the Effective Time, all Company Equity Plans shall terminate without any further obligations or Liabilities to the Company or any of its Affiliates (including, for the avoidance of doubt, the other Group Companies and Tailwind) and all Company Equity Awards (whether vested or unvested) shall no longer be outstanding and shall automatically be canceled, extinguished and retired and shall cease to exist, and each holder thereof shall cease to have any rights with respect thereto or under the Company Equity Plans or any underlying grant, award, or similar agreement, except as otherwise expressly provided for in Section 2.4(a).
(c)   Prior to the Closing, the Company shall take, or cause to be taken, all necessary or appropriate actions under the Company Equity Plans, under the underlying grant, award or similar agreement and otherwise to give effect to the provisions of this Section 2.4.
Section 2.5   Company Stockholder Deliverables.
(a)   At least three (3) Business Days prior to the Closing Date, Tailwind shall appoint an exchange agent reasonably acceptable to the Company (the “Exchange Agent”) (it being understood and agreed, for the avoidance of doubt, that Continental Stock Transfer & Trust Company (or any of its Affiliates) shall be deemed to be acceptable to the Company) and enter into an exchange agent agreement with the Exchange Agent (the “Exchange Agent Agreement”) for the purpose of exchanging Certificates, if any, representing the Company Shares and each Company Share held in book-entry form on the stock transfer books of the Company immediately prior to the Effective Time, in either case, for the portion of the Adjusted Transaction Share Consideration issuable in respect of such Company Shares pursuant to Section 2.1(g) and on the terms and subject to the other conditions set forth in this Agreement. The Company and the Company Stockholder Representative shall each reasonably cooperate with Tailwind and the Exchange Agent in connection with the appointment of the Exchange Agent, the entry into the Exchange Agent Agreement (including, if necessary or advisable, as determined in good faith by Tailwind, by also entering into the Exchange Agent Agreement in the form agreed to by Tailwind and the Exchange Agent) and the covenants and agreements in this Section 2.5 (including the provision of any information, or the entry into any agreements or documentation, necessary or advisable, as determined in good faith by Tailwind, or otherwise required by the Exchange Agent Agreement for the Exchange Agent to fulfill its duties as the Exchange Agent in connection with the transactions contemplated hereby).
(b)   At least three (3) Business Days prior to the Closing Date, the Company shall mail or otherwise deliver, or shall cause to be mailed or otherwise delivered, to each of the Company

Stockholders a Letter of Transmittal (which, for the avoidance of doubt, shall include an acknowledgement and agreement by each Company Stockholder to agree to be bound by the covenants, agreements and obligations set forth in Section 5.23).
(c)   At the Effective Time, Tailwind shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the Company Stockholders and for exchange in accordance with this Section 2.5 through the Exchange Agent, evidence of Tailwind Shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(g) in exchange for the Company Shares outstanding immediately prior to the Effective Time. All shares in book-entry form representing the portion of the Adjusted Transaction Share Consideration issuable pursuant to Section 2.1(g) deposited with the Exchange Agent shall be referred to in this Agreement as the “Exchange Fund”.
(d)   Each Company Stockholder whose Company Shares have been converted into the right to receive a portion of the Adjusted Transaction Share Consideration pursuant to Section 2.1(g) shall be entitled to receive the portion of the Adjusted Transaction Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(e) upon (i) surrender of a Certificate (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal), together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent or (ii) delivery of an “agent’s message” in the case of Company Shares held in book-entry form, together with the delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal), to the Exchange Agent.
(e)   If a properly completed and duly executed Letter of Transmittal, together with any Certificates (or affidavit of loss in lieu thereof in the form required by the Letter of Transmittal) or an “agent’s message”, as applicable, and any other documents or agreements required by the Letter of Transmittal, is delivered to the Exchange Agent in accordance with Section 2.5(d) (i) at least two (2) Business Days prior to the Closing Date, then Tailwind and the Company shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the applicable Company Stockholder in book-entry form on the Closing Date, or (ii) less than two (2) Business Days prior to the Closing Date, then Tailwind and the Company shall take all necessary actions to cause the applicable portion of the Adjusted Transaction Share Consideration to be issued to the Company Stockholder in book-entry form within two (2) Business Days after such delivery.
(f)   If any portion of the Adjusted Transaction Share Consideration is to be issued to a Person other than the Company Stockholder in whose name the surrendered Certificate or the transferred Company Share in book-entry form is registered, it shall be a condition to the issuance of the applicable portion of the Adjusted Transaction Share Consideration that, in addition to any other requirements set forth in the Letter of Transmittal or the Exchange Agent Agreement, (i) either such Certificate shall be properly endorsed or shall otherwise be in proper form for transfer or such Company Share in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer or similar Taxes required as a result of such consideration being issued to a Person other than the registered holder of such Certificate or Company Share in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer or similar Taxes have been paid or are not payable.
(g)   No interest will be paid or accrued on the Adjusted Transaction Share Consideration (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each Company Share (other than, for the avoidance of doubt, any Dissenting Shares and the Company Shares cancelled and extinguished pursuant to Section 2.1(h)) shall solely represent the right to receive a portion of the Adjusted Transaction Share Consideration to which such Company Share is entitled to receive pursuant to Section 2.1(g).
(h)   At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers of Company Shares that were outstanding immediately prior to the Effective Time.

(i)   Any portion of the Exchange Fund that remains unclaimed by the Company Stockholders twelve (12) months following the Closing Date shall be delivered to Tailwind or as otherwise instructed by Tailwind, and any Company Stockholder who has not exchanged his, her or its Company Shares for the applicable portion of the Adjusted Transaction Share Consideration in accordance with this Section 2.5 prior to that time shall thereafter look only to Tailwind for the issuance of the applicable portion of the Adjusted Transaction Share Consideration, without any interest thereon. None of Tailwind, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any portion of the Adjusted Transaction Share Consideration remaining unclaimed by the Company Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of Tailwind free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.6   Dissenting Stockholder.   Notwithstanding anything to the contrary herein, any Company Share for which any Company Stockholder (such Company Stockholder, a “Dissenting Stockholder”) (a) has not voted in favor of the Merger or consented to it in writing and (b) has demanded the appraisal of such Company Shares in accordance with, and has complied in all respects with, Section 262 of the DGCL (collectively, the “Dissenting Shares”) shall not be converted into the right to receive the applicable portion of Adjusted Transaction Share Consideration pursuant to Section 2.1(g). From and after the Effective Time, (i) the Dissenting Shares shall be cancelled and extinguished and shall cease to exist and (ii) the Dissenting Stockholders shall be entitled only to such rights as may be granted to them under Section 262 of the DGCL and shall not be entitled to exercise any of the voting rights or other rights of a stockholder of the Surviving Corporation or any of its Affiliates (including Tailwind); provided, however, that if any Dissenting Stockholder effectively withdraws or loses such appraisal rights (through failure to perfect such appraisal rights or otherwise), then the Company Shares held by such Dissenting Stockholder (A) shall no longer be deemed to be Dissenting Shares and (B) shall be treated as if they had been converted automatically at the Effective Time into the right to receive the applicable portion of Adjusted Transaction Share Consideration pursuant to Section 2.1(g) upon delivery of a properly completed and duly executed Letter of Transmittal (including, for the avoidance of doubt, any other documents or agreements required by the Letter of Transmittal) and the surrender of the applicable documents and other deliverables set forth in Section 2.5(d). Each Dissenting Stockholder who becomes entitled to payment for his, her or its Dissenting Shares pursuant to the DGCL shall receive payment thereof from the Company in accordance with the DGCL. The Company shall give Tailwind prompt notice of any written demands for appraisal of any Company Share, attempted withdrawals of such demands and any other documents or instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal in accordance with the provisions of Section 262 of the DGCL, and Tailwind shall have the opportunity to participate in all negotiations and proceedings with respect to all such demands. The Company shall not, except with the prior written consent, not to be unreasonably withheld, conditioned or delayed, of Tailwind (prior to the Closing) or the Tailwind Sponsor (after the Closing), make any payment or deliver any consideration (including Tailwind Shares) with respect to, settle or offer or agree to settle any such demands.
Section 2.7   Withholding.   Tailwind, the Group Companies and the Exchange Agent shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any consideration payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. The Parties shall cooperate in good faith to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).
ARTICLE 3
REPRESENTATIONS AND WARRANTIES RELATING
TO THE GROUP COMPANIES
Subject to Section 8.8, except as set forth in the Company Disclosure Schedules, the Company hereby represents and warrants to the Tailwind Parties as follows:

Section 3.1   Organization and Qualification.
(a)   Each Group Company is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company. Each Group Company has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted, except where the failure to have such power or authority would not have a Company Material Adverse Effect.
(b)   True and complete copies of the Governing Documents of the Company and the Company Stockholders Agreements have been made available to Tailwind, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of the Company and the Company Stockholders Agreements are in full force and effect, and the Company is not in breach or violation of any provision set forth in its Governing Documents or the Company Stockholders Agreements.
(c)   Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not have a Company Material Adverse Effect.
Section 3.2   Capitalization of the Group Companies.
(a)   Except for any changes to the extent permitted by Section 5.1(b) or resulting from the issuance, grant, transfer or disposition of Equity Securities of the Company in accordance with Section 5.1(b), Section 3.2a) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of the Company issued and outstanding, (ii) the identity of the Persons that are the record and beneficial owners thereof, (iii) with respect to each Company Option, (A) the date of grant, (B) any applicable exercise (or similar) price, (C) any applicable expiration (or similar) date, and (D) any applicable vesting schedule (including acceleration provisions) and (iv) with respect to each Company Option, whether such Company Option is an Incentive Stock Option. All of the Equity Securities of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and each Company Option outstanding immediately prior to the Effective Time will be an “in the money” Company Option for purposes of Section 2.5 (i.e., the value of the Adjusted Transaction Share Consideration allocated to each Company Option (determined by reference to, for the avoidance of doubt, the Tailwind Share Value) is in excess of the exercise (or similar) price applicable to such Company Option). The Equity Securities of the Company (1) were not issued in violation of the Governing Documents of the Company, the Company Stockholders Agreements or any other Contract to which the Company is party or bound, (2) were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person, (3) have been offered, sold and issued in compliance with applicable Law, including Securities Laws and (4) are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or under the Company Stockholders Agreements). Except for the Company Options set forth on Section 3.2(a) of the Company Disclosure Schedules and those either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding (x) equity appreciation, phantom equity or profit participation rights or (y) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company. Except for the Company Stockholders Agreements, there are no voting trusts, proxies or other Contracts to which any Group Company is a party with respect to the voting or transfer of the Company’s Equity Securities.

(b)   Section 3.2(b) of the Company Disclosure Schedules sets forth a true and complete statement of (i) the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and (ii) the identity of the Persons that are the record and beneficial owners thereof. There are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. There are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.
(c)   None of the Group Companies owns or holds (of record, beneficially, legally or otherwise), directly or indirectly, any Equity Securities in any other Person or the right to acquire any such Equity Security, and none of the Group Companies are a partner or member of any partnership, limited liability company or joint venture.
(d)   Section 3.2(d) of the Company Disclosure Schedules sets forth a list of all Change of Control Payments of the Group Companies.
(e)   Section 3.2(e) of the Company Disclosure Schedules sets forth a list of all Indebtedness of the Group Companies as of the date of this Agreement, including the outstanding principal balance as of the date of this Agreement, and the debtor and the creditor thereof.
Section 3.3   Authority.   The Company has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Company Stockholder Written Consent, the execution and delivery of this Agreement, the Ancillary Documents to which the Company is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate (or other similar) action on the part of the Company. This Agreement and each Ancillary Document to which the Company is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company (assuming that this Agreement and the Ancillary Documents to which the Company is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
Section 3.4   Financial Statements; Undisclosed Liabilities.
(a)   The Company has made available to Tailwind a true and complete copy of (i) the audited consolidated balance sheet of the Group Companies as of December 31, 2019 and related audited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for the fiscal year then ended (the “2019 Audited Financial Statements”) and (ii) the unaudited consolidated balance sheet of the Group Companies as of December 31, 2020 (the “Latest Balance Sheet”) and the related unaudited consolidated statements of operations, stockholders’ equity and cash flows of the Group Companies for the fiscal year then ended (the “2020 Unaudited Financial Statements”, and together with the 2019 Audited Financial Statements, collectively, the “Company Signing Financial Statements”), which are attached as Section 3.4(a) of the Company Disclosure Schedules. The Company Signing Financial Statements (including the notes thereto) (A) were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of the 2019 Audited Financial Statements, as may be specifically indicated in the notes thereto and subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) fairly presents, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject, in the case of the 2020 Unaudited Financial Statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)) and (C) with respect to the 2019 Audited Financial Statements only, (x) were audited in accordance with the standards of the AICPA and contain an unqualified report of the Company’s auditors and (y) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the date of this Agreement (including Regulation S-X or Regulation S-K, as applicable).
(b)   (i) The PCAOB Audited Financial Statements and (ii) each of the other financial statements or similar reports relating to the Group Companies required to be included in the Registration Statement / Proxy Statement or any other filings or submissions to be made by the Group Companies or Tailwind with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document (such other financial statements and other reports, together with the PCAOB Audited Financial Statements, collectively, the “Company Closing Financial Statements”), when delivered following the date of this Agreement in accordance with Section 5.17(a), (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the date thereof and for the period indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).
(c)   Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which are Liabilities for breach of Contract, breach of warranty, tort, infringement, misappropriation or violation of, or non-compliance with, Law), (iii) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance by the Company of its covenants or agreements in this Agreement or any Ancillary Document to which it is or will be a party or the consummation of the transactions contemplated hereby or thereby and (iv) for Liabilities that are not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, no Group Company has any Liabilities.
(d)   The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Company Signing Financial Statements and the Company Closing Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.
(e)   Since January 1, 2018, no Group Company has received any written complaint, allegation, assertion or claim that there is (i) “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.

Section 3.5   Consents and Requisite Governmental Approvals; No Violations.
(a)   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company with respect to the Company’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) the filing of the Certificate of Merger or (iv) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Company Material Adverse Effect.
(b)   Except as set forth in Schedule 3.5(b), none of the execution or delivery by the Company of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Company’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (A) any Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law to which any Group Company or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) or Equity Securities of any Group Company, except, in the case of any of clauses (ii) through (iv) above, as would not have a Company Material Adverse Effect.
Section 3.6   Permits.   Each of the Group Companies has all Permits (the “Material Permits”) that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted, except as would not have a Company Material Adverse Effect. Except as would not have a Company Material Adverse Effect, (i) each Material Permit is in full force and effect in accordance with its terms and (ii) no written notice of revocation, cancellation or termination of any Material Permit has been received by any Group Company.
Section 3.7   Material Contracts.
(a)   Section 3.7(a) of the Company Disclosure Schedules sets forth a list of the following Contracts to which a Group Company is, as of the date of this Agreement, a party (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with each Contract entered into after the date of this Agreement that would be required to be set forth on Section 3.7(a) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”):
(i)   any Contract relating to Indebtedness of any Group Company or to the placing of a Lien (other than a Permitted Lien) on any material assets or properties of any Group Company;
(ii)   any Contract under which any Group Company is lessee of or holds or operates, in each case, any tangible property (other than real property), owned by any other Person, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;
(iii)   any Contract under which any Group Company is lessor of or permits any third party to hold or operate, in each case, any tangible property (other than real property), owned or controlled by such Group Company, except for any lease or agreement under which the aggregate annual rental payments do not exceed $1,000,000;
(iv)   any material joint venture, profit-sharing, partnership or other similar Contract;
(v)   any Contract that (A) limits or purports to limit, in any material respect, the freedom of any Group Company to engage or compete in any line of business or with any Person or in any area or that would so limit or purport to limit, in any material respect, the operations of Tailwind or any of its Affiliates after the Closing, (B) contains any exclusivity, “most favored nation” or similar provisions, obligations or restrictions or (C) contains any other provisions restricting or purporting to restrict the ability of any Group Company to sell or develop, directly or indirectly through third parties, or to solicit any potential employee or customer in any material respect or that would so limit or purports to limit, in any material respect, Tailwind or any of its Affiliates after the Closing;
(vi)   any Contract requiring any future capital commitment or capital expenditure (or series of capital expenditures) by any Group Company in an amount in excess of (A) $1,000,000 annually or (B) $2,000,000 over the life of the agreement;
(vii)   any Contract requiring any Group Company to guarantee the Liabilities of any Person (other than the Company or a Subsidiary) or pursuant to which any Person (other than the Company or a Subsidiary) has guaranteed the Liabilities of a Group Company, in each case in excess of $1,000,000;
(viii)   any Contract under which any Group Company has, directly or indirectly, made or agreed to make any loan, advance, or assignment of payment to any Person or made any capital contribution to, or other investment in, any Person;
(ix)   any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules;
(x)   any Contract with any Person (A) pursuant to which any Group Company (or Tailwind or any of its Affiliates after the Closing) may be required to pay royalties or similar payments or (B) under which any Group Company grants to any Person any right of first refusal, right of first negotiation, option to purchase, option to license or any other similar rights with respect to any Company Product or any Intellectual Property Rights;
(xi)   any Contract (A) governing the terms of the employment, engagement or services of any current director, manager, officer, employee, or individual independent contractor or other service provider of a Group Company whose annual base salary (or, in the case of an independent contractor, annual base compensation) is in excess of $250,000, or (B) providing for any Change of Control Payment of the type described in clause (a) of the definition thereof;
(xii)   any Contract for the disposition of any portion of the assets or business of any Group Company or for the acquisition by any Group Company of the assets or business of any other Person (other than acquisitions or dispositions made in the ordinary course of business), or under which any Group Company has any continuing obligation with respect to an “earn-out”, contingent purchase price or other contingent or deferred payment obligation (including, for the avoidance of doubt, each Pipeline Purchase Agreement);
(xiii)   any settlement, conciliation or similar Contract (A) requiring payments in excess of $1,000,000 after the date of this Agreement, (B) with a Governmental Entity or (C) that imposes or is reasonably likely to impose, at any time in the future, any material, non-monetary obligations on any Group Company (or Tailwind or any of its Affiliates after the Closing);
(xiv)   any other Contract (other than Contracts governing the terms of employment) the performance of which requires either (A) annual payments to or from any Group Company in excess of $1,000,000 or (B) aggregate payments to or from any Group Company in excess of $2,000,000 over the life of the agreement and, in each case, that is not terminable by the applicable Group Company without penalty upon less than thirty (30) days’ prior written notice; and
(xv)   any (A) license, royalty, indemnification, covenant not to sue, escrow, co-existence, concurrent use, consent to use or other Contract relating to any Intellectual Property Rights (including any Contracts relating to the licensing of Intellectual Property Rights by any Group Company to a Third Party or by a Third Party to any Group Company) and (B) other Contracts affecting any Group Company’s ability to own, enforce, use, license or disclose any Intellectual

Property Rights or providing for the development or acquisition of any Intellectual Property Rights (including any Data), in the case of clauses (A) and (B) other than (I) Off-the-Shelf-Software licenses, (II) Contracts requiring annual or one-time license, maintenance, support and other payments by or to a Group Company of less than $250,000 in the aggregate, and (III) customer Contracts based on a Group Company’s standard form of Contract (a copy of which form has been provided to Tailwind) without material modification of such form.
(b)   (i) Each Material Contract is valid and binding on the applicable Group Company and, to the Company’s knowledge, the counterparties thereto, and is in full force and effect and enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, the counterparties thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity), and (ii) the applicable Group Company and, to the Company’s knowledge, the counterparties thereto are not in material breach of, or default under, any Material Contract. The Company has made available to Tailwind true and complete copies of (A) all Material Contracts in effect as of the date hereof, and (B) the substantially final form of each Pipeline Purchase Agreement to be entered into after the date hereof (other than any customary closing certificates or instruments to be delivered in connection with the closing thereof, which will, for the avoidance of doubt, be in a form provided by Section 5.21).
Section 3.8   Absence of Changes.   During the period beginning on January 1, 2021 and ending on the date of this Agreement, (a) no Company Material Adverse Effect has occurred and (b) except as expressly contemplated by this Agreement, any Ancillary Document or in connection with the transactions contemplated hereby and thereby, (i) the Group Companies have conducted their businesses in the ordinary course in all material respects, (ii) no Group Company has taken any action that would require the consent of Tailwind if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(iv)(A), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix), Section 5.1b)xii) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing) and (iii) no Group Company has taken any action that would require the consent of Tailwind if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing).
Section 3.9   Litigation.   Except as set forth on Section 3.9 of the Company Disclosure Schedules, there is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company that, if adversely decided or resolved, has been or would reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. Neither the Group Companies nor any of their respective properties or assets is subject to any material Order. Since January 1, 2018, there have been no material Proceedings by a Group Company pending against any other Person.
Section 3.10   Compliance with Applicable Law.   Each Group Company (a) conducts (and since January 1, 2018 has conducted) its business in accordance with all Laws and Orders applicable to such Group Company and is not in violation of any such Law or Order and (b) has not received any written communications or, to the Company’s knowledge, any other communications from a Governmental Entity that alleges that such Group Company is not in compliance with any Law or Order, except in each case of clauses (a) and (b), as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
Section 3.11   Employee Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans (including, for each such Employee Benefit Plan that is a Foreign Benefit Plan, its primary non-U.S. jurisdiction). With respect to each material Employee Benefit Plan, the Group Companies have provided Tailwind with true and complete copies of the material documents pursuant to which the plan is maintained, funded and administered.
(b)   Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, no Group Company has any Liability with respect to or under: (i) a Multiemployer Plan; (ii) a “defined benefit plan” (as defined in Section 3(35) of ERISA) that is or was subject to Title IV of ERISA or Section 412 of the Code; (iii) a “multiple employer plan” within the meaning of Section 413(c) of the Code or Section 210 of ERISA; or (iv) a “multiple employer welfare arrangement” as defined in Section 3(40) of ERISA. Except as set forth on Section 3.11(b) of the Company Disclosure Schedules, no Group Company has any material Liabilities to provide any retiree or post-termination or post-ownership health or life insurance or other welfare-type benefits to any Person other than health continuation coverage pursuant to COBRA or similar Law for which the covered Person pays the full premium cost of coverage. No Group Company has any material Liabilities by reason of at any time being considered a single employer under Section 414 of the Code with any other Person.
(c)   Except as set forth on Section 3.11(c) of the Company Disclosure Schedules, (i) each Employee Benefit Plan has been established, maintained, funded, operated and administered, in all material respects, in compliance with its terms and all applicable Laws; (ii) each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and has timely received a favorable determination or opinion or advisory letter from the Internal Revenue Service; and (iii) none of the Group Companies has incurred (whether or not assessed) any material penalty or Tax under Section 4980H, 4980B, 4980D, 6721 or 6722 of the Code.
(d)   Except as set forth on Section 3.11(d) of the Company Disclosure Schedules, each Employee Benefit Plan that constitutes a “nonqualified deferred compensation plan” (as defined under Section 409A(d)(1) of the Code) that is subject to Section 409A of the Code has been operated and administered in all material respects in operational compliance with, and is in all material respects in documentary compliance with, Section 409A of the Code and its purpose.
(e)   Except as set forth on Section 3.11(e) of the Company Disclosure Schedules, there are no pending or, to the Company’s knowledge, threatened, material claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). None of the Group Companies have engaged in, and to the Company’s knowledge, no trustee, administrator or other third-party fiduciary and/or party-in-interest thereof has engaged in, any non-exempt “prohibited transactions” within the meaning of Section 4975(c)(1)(A)-(D) of the Code or Sections 406 or 407 of ERISA and no breaches of fiduciary duty (as determined under ERISA) with respect to any Employee Benefit Plan have occurred that have resulted in or could reasonably be expected to result in the imposition on any Group Company of material Liability pursuant to Section 502 of ERISA, Section 409 of ERISA, or Section 4975 of the Code. With respect to each Employee Benefit Plan, all contributions, distributions, reimbursements and premium payments that any Group Company is required to have made under applicable Law or under any Employee Benefit Plan prior to the date hereof have been timely made, except as would not have a Company Material Adverse Effect.
(f)   Except as set forth on Section 3.11(f) of the Company Disclosure Schedules, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not (alone or in combination with any other event) (i) result in any material payment or benefit becoming due to or result in forgiveness of any indebtedness for borrowed money of any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies, (ii) materially increase the amount or value of any compensation or benefits payable to any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies or (iii) result in the acceleration of the time of payment or vesting, or trigger any material payment or funding of any compensation or benefits to any current or former director, officer, employee, individual independent contractor or other individual service providers of any of the Group Companies.
(g)   Except as set forth on Section 3.11(g) of the Company Disclosure Schedules, no amount that could be received (whether in cash or property or the vesting of property) by any “disqualified individual” of any of the Group Companies under any Employee Benefit Plan or otherwise as a result of the consummation of the transactions contemplated by this Agreement could, separately or in the aggregate, be nondeductible under Section 280G of the Code or subjected to an excise tax under Section 4999 of the Code.

(h)   Except as set forth on Section 3.11(h) of the Company Disclosure Schedules, the Group Companies have no obligation to make a “gross-up” or similar payment under any Employee Benefit Plan in respect of any taxes that become payable under Section 4999 or 409A of the Code.
(i)   Each Foreign Benefit Plan that is required to be registered or intended to be tax exempt has been registered (and, where applicable, accepted for registration) and is tax exempt and has been maintained in good standing, to the extent applicable, with each Governmental Entity. Except as set forth on Section 3.11(i) of the Company Disclosure Schedules, no Foreign Benefit Plan is a “defined benefit plan” (as defined in ERISA, whether or not subject to ERISA) or has any material unfunded or underfunded Liabilities. Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, all contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored by a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or properly accrued.
Section 3.12   Environmental Matters.   Except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole:
(a)   None of the Group Companies have received any written communication or, to the Company’s knowledge, other communication from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or Liability under, any Environmental Laws.
(b)   There is (and since January 1, 2018 there has been) no Proceeding pending or, to the Company’s knowledge, threatened against or involving any Group Company in respect to any Environmental Laws.
(c)   There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, contamination by, or exposure of any Person to, any Hazardous Substances.
The Group Companies have made available to Tailwind copies of all environmental assessments, audits and reports and all other material environmental, health and safety documents that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.
Section 3.13   Intellectual Property.
(a)   Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all currently issued or pending Company Registered Intellectual Property and (ii) material unregistered Intellectual Property Rights owned by any Group Company. Section 3.13(a) of the Company Disclosure Schedules lists, for each item of Company Registered Intellectual Property, (A) the owner(s) of such item, (B) the jurisdictions in which such item has been issued or registered or filed, (C) the issuance, registration or application date, as applicable, for such item and (D) the issuance, registration or application number, as applicable, for such item.
(b)   All necessary fees and filings with respect to any material Company Registered Intellectual Property have been timely submitted to the relevant intellectual property office or Governmental Entity and Internet domain name registrars to maintain such Company Registered Intellectual Property in full force and effect. No issuance or registration obtained and no application filed by the Group Companies for any material Intellectual Property Rights has been cancelled, abandoned, allowed to lapse or not renewed. There are no material Proceedings pending, including litigations, interference, re-examination, inter parties review, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the material Company Registered Intellectual Property and, to the Company’s knowledge, no such material Proceedings are threatened by any Governmental Entity or any other Person.
(c)   A Group Company exclusively owns all right, title and interest in and to all Company Owned Intellectual Property, free and clear of all Liens or obligations to others (other than Permitted Liens). For all material Patents owned by the Group Companies, each inventor on the Patent has assigned their rights to a Group Company. No Group Company has (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned Intellectual Property to any other Person or (ii) granted any customer the right to use any material Company Product or service on anything other than a non-exclusive basis. The applicable Group Company has valid rights under all Contracts for Company Licensed Intellectual Property to use, sell, license and otherwise exploit, as the case may be, all Company Licensed Intellectual Property licensed pursuant to such Contracts as the same is currently used, sold, licensed and otherwise exploited by such Group Company, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole. The Company Owned Intellectual Property and the Company Licensed Intellectual Property, to the Company’s knowledge, constitute all of the Intellectual Property Rights used or held for use by the Group Companies in the operation of their respective businesses, and all Intellectual Property Rights necessary and sufficient to enable the Group Companies to conduct their respective businesses as currently conducted in all material respects. The Company Owned Intellectual Property and the Company Licensed Intellectual Property is subsisting and, to the Company’s knowledge, is valid and enforceable, and, to the Company’s knowledge, all of the Group Companies’ rights in and to the Company Registered Intellectual Property, the Company Owned Intellectual Property and the Company Licensed Intellectual Property, are valid and enforceable (in each case, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
(d)   Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any material Intellectual Property Rights for on behalf of any Group Company (each such person, a “Creator”) have agreed to maintain and protect the trade secrets and confidential information of such Group Company. Each Group Company’s employees, consultants, advisors and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any such Intellectual Property have assigned or have agreed to a present assignment to such Group Company all Intellectual Property Rights authored, invented, created, improved, modified or developed by such person in the course of such Creator’s employment or other engagement with such Group Company.
(e)   Each Group Company has taken reasonable steps to safeguard and maintain the secrecy of any trade secrets, know-how and other confidential information owned or Processed by any Group Company. Without limiting the foregoing, each Group Company has not disclosed any material trade secrets, know-how or confidential information to any other Person unless such disclosure was under an appropriate written non-disclosure agreement containing appropriate limitations on use, reproduction and disclosure. To the Company’s knowledge, there has been no violation or unauthorized access to or unauthorized disclosure of any material trade secrets, know-how or confidential information of or in the possession of or Processed by any Group Company, or of any written obligations with respect to such.
(f)   To the Company’s knowledge, neither the conduct of the business of the Group Companies nor any of the Company Products nor the design, development, use, offer for sale, sale or other exploitation of any Company Product infringes, constitutes or results from an unauthorized use or misappropriation of or otherwise violates any Intellectual Property Rights of any other Person, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
(g)   Since January 1, 2018, there is no Proceeding pending nor has any Group Company received any written communications or, to the Company’s knowledge, any other communications (i) alleging that a Group Company has infringed, misappropriated or otherwise violated any Intellectual Property Rights of any other Person, (ii) challenging the validity, enforceability, use or exclusive ownership of any Company Owned Intellectual Property or (iii) inviting any Group Company to take a license under any Patent or consider the applicability of any Patents to any products or services of the Group Companies or to the conduct of the business of the Group Companies, in each case in clauses (i) to (iii), except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.

(h)   To the Company’s knowledge, no Person is infringing, misappropriating, misusing, diluting or violating any Company Owned Intellectual Property in any material respect. Since January 1, 2018, no Group Company has made any written claim against any Person alleging any infringement, misappropriation or other violation of any Company Owned Intellectual Property in any material respect.
(i)   To the Company’s knowledge, each Group Company has obtained, possesses and is in compliance with valid licenses to use all of third-party Software present on the computers and other Software-enabled electronic devices that it owns or leases or that is otherwise used by such Group Company and/or its employees in connection with the Group Company business, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as whole. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or Software development contractors who are subject to confidentiality obligations, any of the source code that is Company Owned Intellectual Property, and no other Person has any right to, contingent or otherwise, including obtaining access to or using, any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) will, or would reasonably be expected to, result in the delivery, license or disclosure of any source code that is owned by a Group Company or otherwise constitutes Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or Software development contractor of a Group Company subject to confidentiality obligations with respect thereto.
(j)   No Software that is licensed under a Public Software license has been used, licensed or distributed by or on behalf of any of the Group Companies in a manner that (i) requires any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (ii) grants, or requires any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property, (iii) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned Intellectual Property or (iv) otherwise imposes any material limitation, restriction or condition on the right or ability of any Group Company to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned Intellectual Property, other than compliance with notice and attribution requirements. The Group Companies are and have been in material compliance with all applicable licenses for all Public Software that is used in, incorporated into, combined with, linked with, distributed with, provided to any Person as a service in connection with, provided via a network as a service or application in connection with, or made available with, any Company Product.
Section 3.14   Labor Matters.
(a)   Since January 1, 2018, none of the Group Companies (A) has or has had any material Liability for any arrears of wages or other compensation for services (including salaries, wage premiums, commissions, fees or bonuses), and (B) has or has had any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice).
(b)   No Group Company is a party to or bound by any CBA and no employees of any Company Group are represented by any labor union, labor organization, works council, or similar collective-bargaining representative with respect to their employment. There is no duty on the part of any Group Company to bargain with any labor union, labor organization, works council, or similar collective-bargaining representative in connection with the execution and delivery of this Agreement , the Ancillary Documents or the consummation of the transactions contemplated hereby or thereby. Since January 1, 2018, there has been no actual or, to the Company’s knowledge, threatened unfair labor practice charges, material labor grievances, material labor arbitrations, strikes, lockouts, work stoppages, slowdowns or other material labor disputes against or involving any Group Company. To the Company’s knowledge, since January 1, 2018, there have been no labor organizing activities with respect to any employees of any Group Company.
(c)   Except for as set forth on Section 3.14(c) of the Company Disclosure Schedules, no facility closure or shutdown (whether voluntary or by Order), material reduction- in-force, furlough, or temporary layoff, material reduction in salary or wages, or other material workforce changes affecting employees of the Group Companies has occurred since January 1, 2020 or is currently contemplated, planned or announced, including as a result of COVID-19 or any Law, Order, directive, guideline or recommendation by any Governmental Entity in connection with or in response to COVID-19.
(d)   To the Company’s knowledge, each Group Company has investigated all sexual harassment, or other discrimination, retaliation or policy violation allegations against any employee with the title of “director” or above that it has received since January 1, 2018, and the Group Companies do not reasonably expect any material Liability with respect to any such allegations.
Section 3.15   Insurance.   Section 3.15 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty and other forms of insurance owned or held by any Group Company as of the date of this Agreement. All such policies are in full force and effect, all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement, and true and complete copies of all such policies have been made available to Tailwind. As of the date of this Agreement, no claim by any Group Company is pending under any such policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
Section 3.16   Tax Matters.
(a)   Each Group Company has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and each Group Company has paid all material Taxes required to have been paid by it regardless of whether shown on a Tax Return.
(b)   Each Group Company has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.
(c)   No Group Company is currently the subject of a Tax audit or examination or has been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed in each case with respect to material Taxes.
(d)   No Group Company has consented in writing to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to a Group Company which agreement or ruling would be effective after the Closing Date.
(f)   No Group Company is or has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   There are no Liens for material Taxes on any assets of the Group Companies other than Permitted Liens.

(h)   During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed in whole or in part by Section 355 of the Code (or so much of Section 356 as relates to Section 355).
(i)   No Group Company (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under applicable Law (other than a group the common parent of which was a Group Company or any of its current Affiliates) or (ii) has any material Liability for the Taxes of any Person (other than a Group Company or any of its current Affiliates) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).
(j)   No written claims have ever been made by any Tax Authority in a jurisdiction where a Group Company does not file Tax Returns that such Group Company is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(k)   No Group Company is a party to any Tax allocation, Tax sharing or Tax indemnity or similar agreements (other than one that is included in a Contract entered into in the ordinary course of business that is not primarily related to Taxes) and no Group Company is a party to any joint venture, partnership or other arrangement that is treated as a partnership for U.S. federal income Tax purposes, in each case except for Contracts and partnerships entirely among Group Companies.
(l)   Each Group Company is Tax resident only in its jurisdiction of formation.
(m)   No Group Company has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(n)   Section 3.16(b) of the Company Disclosure Schedules sets forth a list of the entity classification of each Group Company for U.S. federal and applicable state and local income Tax purposes, and, unless otherwise noted on Schedule 3.16(n), each entity has had such classifications at all times since its incorporation or formation, as applicable.
Section 3.17   Brokers.   Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 3.17 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.
Section 3.18   Real and Personal Property.
(a)   No Group Company owns any real property.
(b)   Section 3.18(b) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases (including all material amendments, extensions, renewals and guaranties with respect thereto) have been made available to Tailwind. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default under any Real

Property Lease or would permit termination of, or a material modification or acceleration thereof, by any counterparty to any Real Property Lease. The Group Companies’ possession and quiet enjoyment of the Leased Real Property under any Real Property Lease has not been materially disturbed, and to the Company’s knowledge, there are no material disputes with respect to any Real Property Lease.
(c)   Each Group Company has good, marketable and indefeasible title to, or a valid leasehold interest in or license or right to use, all of the material assets and properties of the Group Companies reflected in the Company Signing Financial Statements or thereafter acquired by the Group Companies, except for assets disposed of in the ordinary course of business.
Section 3.19   Transactions with Affiliates.   Section 3.19 of the Company Disclosure Schedules sets forth all Contracts between (a) any Group Company, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company (other than, for the avoidance of doubt, any other Group Company) or any family member of the foregoing Persons, on the other hand (each Person identified in this clause (b), a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). No Company Related Party (A) owns any interest in any material asset or property used in any Group Company’s business, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a supplier, vendor, partner, customer, lessor or other material business relation of any Group Company, (C) is a supplier, vendor, partner, customer, lessor, or other material business relation of any Group Company or (D) owes any material amount to, or is owed any material amount by, any Group Company (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to any transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b)). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.19 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 3.19) are referred to herein as “Company Related Party Transactions”.
Section 3.20   Data Privacy and Security.
(a)   Each Group Company has implemented adequate written policies relating to the Processing of Personal Data as and to the extent required by applicable Privacy and Security Requirements.
(b)   There is (and since January 1, 2018 there has been) no material Proceeding pending or, to the Company’s knowledge, threatened against any Group Company initiated by any Person (including (i) the United States Federal Trade Commission, any state attorney general or similar state official, (ii) any other Governmental Entity, foreign or domestic or (iii) any regulatory or self-regulatory entity) alleging that any Processing of Personal Data by or on behalf of a Group Company is or was in violation of any Privacy and Security Requirements, nor, to the Company’s knowledge, is there (nor since January 1, 2018 has there been) a reasonable basis for the foregoing.
(c)   To Company’s knowledge, since January 1, 2018, (i) there has been no material Security Incidents with respect to any Company IT Systems, Personal Data, or Company Products, (ii) there has been no unauthorized access to, or use, disclosure, or Processing of Personal Data or any trade secrets, know-how or material confidential information of or in the possession or control of any Group Company or any of its contractors with regard to any Personal Data obtained from or on behalf of a Group Company, and (iii) none of the Group Companies has notified or been required to notify any Person of any (A) loss, theft or damage of, or (B) other unauthorized or unlawful access to, or use, disclosure or other Processing of, Personal Data, except, in each case, as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole.
(d)   Each Group Company owns or has license to use the Company IT Systems as necessary to operate the business of each Group Company as currently conducted. The Group Companies have taken reasonable precautions to protect the confidentiality, integrity and security of the Company IT

Systems and all information stored or contained therein or transmitted thereby from any loss, theft, or unauthorized disclosure, use, access, interruption or modification by any Person. To Company’s knowledge, all Company IT Systems are (i) free from any Malicious Code, material defect, bug or programming, design or documentation error and (ii) in sufficiently good working condition to effectively perform all material information technology operations necessary for the operation of the Business (except for ordinary wear and tear). Since January 1, 2018, there have not been any material failures, breakdowns or continued substandard performance of any Company IT Systems that have caused a material failure or disruption of the Company IT Systems. The Group Companies have implemented, maintained and tested adequate and commercially reasonable disaster recovery procedures and facilities for the Business and all Data material to the respective businesses of the Group Companies has been regularly backed-up in an encrypted manner and tested for restoration.
(e)   The Group Companies (i) engage and have engaged in, directly or indirectly, Data Processing only with respect to such Data as they are authorized to so engage (or to cause such Processing, as applicable) by Law and, as applicable, Contract, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Companies, taken as a whole, and (ii) have implemented reasonable safeguards designed to prevent unauthorized use or disclosure of such Data. The Group Companies have, with respect to all such Data that is subjected to any Processing directly or indirectly by the Group Companies in the course of operating the Business, all rights necessary to conduct the operation of the Business as then-currently conducted, in all material respects.
Section 3.21   Compliance with International Trade & Anti-Corruption Laws.
(a)   None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, since January 1, 2018, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i) through (iii) or any country or territory which is or has, since January 1, 2018, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).
(b)   None of the Group Companies, any of their respective officers, directors or employees or, to the Company’s knowledge, any of their other Representatives, or any other Persons acting for or on behalf of any of the foregoing has, since January 1, 2018, directly or indirectly, (i) made, offered, authorized, facilitated, solicited, promised, paid or received any unlawful contribution, gift, entertainment, bribes, kickbacks, financial or other advantage, or anything else of value, regardless of form or amount, to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate, (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws or (iv) been the subject of any Proceeding or disclosure regarding any violation or alleged violation under Sanctions and Export Control Laws or Anti-Corruption Laws, and no such Proceeding is pending or, to the Company’s knowledge, has been threatened.
Section 3.22   Information Supplied.   None of the information supplied or to be supplied by or on behalf of the Group Companies expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Tailwind Stockholders or at the time of the Tailwind Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 3.23   Investigation; No Other Representations.
(a)   The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of,

and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Tailwind Parties and (ii) it has been furnished with or given access to such documents and information about the Tailwind Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of any Tailwind Party or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 4 and in the Ancillary Documents to which it is or will be a party, none of the Tailwind Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 3.24   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.    NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO ANY TAILWIND PARTY OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 3, SECTION 8.19(E) OR THE ANCILLARY DOCUMENTS, NEITHER THE COMPANY NOR ANY OTHER PERSON MAKES, AND THE COMPANY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES THAT HAVE BEEN MADE AVAILABLE TO ANY TAILWIND PARTY OR ANY OF THEIR REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES BY THE MANAGEMENT OR ON BEHALF OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY ANY TAILWIND PARTY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. Except for the representations and warranties expressly set forth in THIS article 3, SECTION 8.19(E) OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY ANY TAILWIND PARTY IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES RELATING TO THE TAILWIND
PARTIES
(a)   Subject to Section 8.8, except as set forth on the Tailwind Disclosure Schedules, or (b) except as set forth in any Tailwind SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), each Tailwind Party, jointly and severally, hereby represents and warrants to the Company as follows:
Section 4.1   Organization and Qualification.   Each Tailwind Party is a corporation, limited liability company or other applicable business entity duly organized, incorporated or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the Laws of its jurisdiction of organization, incorporation or formation (as applicable).
Section 4.2   Authority.   Each Tailwind Party has the requisite corporate, limited liability company or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. Subject to the receipt of the Tailwind Stockholder Approval and the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, the execution and delivery of this Agreement, the Ancillary Documents to which a Tailwind Party is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company or other similar action on the part of such Tailwind Party. This Agreement has been and each Ancillary Document to which a Tailwind Party is or will be a party will be, upon execution thereof, duly and validly executed and delivered by such Tailwind Party and constitutes or will constitute, upon execution thereof, as applicable, a valid, legal and binding agreement of such Tailwind Party (assuming this Agreement has been and the Ancillary Documents to which such Tailwind Party is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto), enforceable against such Tailwind Party in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
Section 4.3   Consents and Requisite Governmental Approvals; No Violations.
(a)   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of a Tailwind Party with respect to such Tailwind Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated hereby or thereby, except for (i) compliance with and filings under the HSR Act, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, (iii) such filings with and approvals of NYSE to permit the Tailwind Shares to be issued in connection with the transactions contemplated by this Agreement and the Ancillary Documents to be listed on NYSE, (iv) the filing of the Certificate of Merger, (v) the filing of the Post-Closing Tailwind Certificate of Incorporation pursuant to Section 5.22(a), (vi) the approvals and consents to be obtained by Merger Sub pursuant to Section 5.9, (vii) the Tailwind Stockholder Approval or (viii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not have a Tailwind Material Adverse Effect.
(b)   None of the execution or delivery by a Tailwind Party of this Agreement or any Ancillary Document to which it is or will be a party, the performance by a Tailwind Party of its obligations hereunder or thereunder or the consummation by a Tailwind Party of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (i) result in a violation or breach of any provision of the Governing Documents of a Tailwind Party, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of any Contract to which a Tailwind Party is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which any such Tailwind Party or any of its properties or assets are subject or bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of a Tailwind Party, except in the case of any of clauses (ii) through (iv) above, as would not have a Tailwind Material Adverse Effect.

Section 4.4   Brokers.   Except for fees (including a good faith estimate of the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the Tailwind Disclosure Schedules (which fees shall be the sole responsibility of the Tailwind, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of any Tailwind Party for which a Tailwind Party has any obligation.
Section 4.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of either Tailwind Party expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the Pre-Closing Tailwind Stockholders or at the time of the Tailwind Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.6   Capitalization of the Tailwind Parties.
(a)   Section 4.6(a) of the Tailwind Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of the issued and outstanding Tailwind Shares. All outstanding Equity Securities of Tailwind (except to the extent such concepts are not applicable under the applicable Law of Tailwind’s jurisdiction of organization, incorporation or formation, as applicable, or other applicable Law) have been duly authorized and validly issued and all of the issued and outstanding Tailwind Shares are fully paid and non-assessable. Such Equity Securities (i) were not issued in violation of the Governing Documents of Tailwind and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of Tailwind) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the Tailwind Shares set forth on Section 4.6(a) of the Tailwind Disclosure Schedules (assuming that no Tailwind Stockholder Redemptions are effected) and the Tailwind Warrants, immediately prior to Closing and before giving effect to the PIPE Financing, there shall be no other Equity Securities of Tailwind issued and outstanding.
(b)   Immediately after the Effective Time, (i) the authorized capital stock of Tailwind will consist of 500,000,000 Tailwind Shares and 1,000,000 shares of preferred stock, par value $0.0001 per share, and (ii) all of the issued and outstanding Tailwind Shares (A) will be duly authorized, validly issued, fully paid and nonassessable, (B) will have been issued in compliance in all material respects with applicable Law and (C) will not have been issued in breach or violation of any preemptive rights or Contract to which Tailwind is a party or bound.
(c)   Except (i) for the Tailwind Warrants or (ii) as expressly contemplated by this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby or as otherwise either permitted pursuant to Section 5.10 or issued, granted or entered into, as applicable, in accordance with Section 5.10, there are no outstanding (A) equity appreciation, phantom equity or profit participation rights or (B) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts that could require Tailwind to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of Tailwind.
(d)   The Equity Securities of Merger Sub outstanding as of the date of this Agreement (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance in all material respects with applicable Law, and (iii) were not issued in breach or violation of any preemptive rights or Contract to which Merger Sub is a party or bound. All of the outstanding Equity Securities of Merger Sub are owned directly by Tailwind free and clear of all Liens (other than transfer restrictions under applicable Securities Law). As of the date of this Agreement, Tailwind has no

Subsidiaries other than Merger Sub and does not own, directly or indirectly, any Equity Securities in any Person other than Merger Sub.
Section 4.7   SEC Filings.   Tailwind has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its initial public offering (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “Tailwind SEC Reports”), and, as of the Closing, will have filed or furnished all other statements, forms, reports and other documents required to be filed or furnished by it subsequent to the date of this Agreement with the SEC pursuant to Federal Securities Laws through the Closing (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, but excluding the Registration Statement / Proxy Statement, the “Additional Tailwind SEC Reports”). Each of the Tailwind SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied and each of the Additional Tailwind SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, will comply, in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the Tailwind SEC Reports or the Additional Tailwind SEC Reports (for purposes of the Additional Tailwind SEC Reports, assuming that the representation and warranty set forth in Section 3.22 is true and correct in all respects with respect to all information supplied by or on behalf of Group Companies expressly for inclusion or incorporation by reference therein). As of their respective dates of filing, the Tailwind SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the Tailwind SEC Reports.
Section 4.8   Trust Account.   As of the date of this Agreement, Tailwind has an amount in cash in the Trust Account equal to at least $334,000,000. The funds held in the Trust Account are (a) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (b) held in trust pursuant to that certain Investment Management Trust Agreement, dated September 9, 2020 (the “Trust Agreement”), between Tailwind and Continental Stock Transfer & Trust Company, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the Tailwind SEC Reports to be inaccurate in any material respect or, to Tailwind’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (i) in respect of deferred underwriting commissions or Taxes, (ii) the Pre-Closing Tailwind Stockholders who shall have elected to redeem their Tailwind Class A Shares pursuant to the Governing Documents of Tailwind or (iii) if Tailwind fails to complete a business combination within the allotted time period set forth in the Governing Documents of Tailwind and liquidates the Trust Account, subject to the terms of the Trust Agreement, Tailwind (in limited amounts to permit Tailwind to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of Tailwind) and then the Pre-Closing Tailwind Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of Tailwind and the Trust Agreement. As of the date of this Agreement, Tailwind has performed all material obligations required to be performed by it, and is not in material default, under the Trust Agreement, and, to Tailwind’s knowledge, no event has occurred which (with due notice or lapse of time or both) would constitute a material default under the Trust Agreement. As of the date of this Agreement, there are no Proceedings pending with respect to the Trust Account. Since September 9, 2020, Tailwind has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the transactions contemplated hereby (including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the Pre-Closing Tailwind Stockholders who have elected to redeem their Tailwind Class A Shares pursuant to the Governing Documents of Tailwind, each in accordance with the terms of and as set forth in the Trust Agreement), Tailwind shall have no further obligation under either the Trust Agreement or the Governing Documents of

Tailwind to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
Section 4.9   Transactions with Affiliates.   Section 4.9 of the Tailwind Disclosure Schedules sets forth all Contracts between (a) Tailwind, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of Tailwind or the Tailwind Sponsor, on the other hand (each Person identified in this clause (b), an “Tailwind Related Party”), other than (i) Contracts with respect to a Tailwind Related Party’s employment with, or the provision of services to, Tailwind entered into in the ordinary course of business (including benefit plans, indemnification arrangements and other ordinary course compensation) and (ii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10. No Tailwind Related Party (A) owns any interest in any material asset or property used in the business of Tailwind, (B) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, vendor, partner, customer, lessor or other material business relation of Tailwind or (C) owes any material amount to, or is owed any material amount by, Tailwind (other than accrued compensation, employee benefits, employee or director expense reimbursement, in each case, in the ordinary course of business or pursuant to a transaction entered into after the date of this Agreement that is either permitted pursuant to Section 5.10 or entered into in accordance with Section 5.10). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.9 (including, for the avoidance of doubt, pursuant to the second sentence of this Section 4.9) are referred to herein as “Tailwind Related Party Transactions”.
Section 4.10   Litigation.   As of the date of this Agreement, there is (and since its organization, incorporation or formation, as applicable, there has been) no Proceeding pending or, to Tailwind’s knowledge, threatened against or involving any Tailwind Party that, if adversely decided or resolved, would be material to the Tailwind Parties, taken as a whole. As of the date of this Agreement, none of the Tailwind Parties nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by any Tailwind Party pending against any other Person.
Section 4.11   Compliance with Applicable Law.   Each Tailwind Party is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, except as would not have a Tailwind Material Adverse Effect.
Section 4.12   Merger Sub Activities.   Merger Sub was organized solely for the purpose of entering into this Agreement, the Ancillary Documents, the performance of its covenants and agreements in this Agreement and the Ancillary Documents and consummating the transactions contemplated hereby and thereby and has not engaged in any activities or business, other than those incident or related to, or incurred in connection with, its organization, incorporation or formation, as applicable, its continuing corporate (or similar) existence or the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby.
Section 4.13   Internal Controls; Listing; Financial Statements.
(a)   Except as is not required in reliance on exemptions from various reporting requirements by virtue of Tailwind’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its initial public offering, (i) Tailwind has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Tailwind’s financial reporting and the preparation of Tailwind’s financial statements for external purposes in accordance with GAAP and (ii) Tailwind has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Tailwind is made known to Tailwind’s principal executive officer and principal financial officer by others within Tailwind.
(b)   Tailwind has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(c)   Since its initial public offering, Tailwind has complied in all material respects with all applicable listing and corporate governance rules and regulations of NYSE. The classes of securities representing issued and outstanding Tailwind Class A Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on NYSE. As of the date of this Agreement, there is no material Proceeding pending or, to Tailwind’s knowledge, threatened against Tailwind by NYSE or the SEC with respect to any intention by such entity to deregister Tailwind Class A Shares or prohibit or terminate the listing of Tailwind Class A Shares on NYSE. Tailwind has not taken any action that is designed to terminate the registration of Tailwind Class A Shares under the Exchange Act.
(d)   The Tailwind SEC Reports contain true and complete copies of the applicable Tailwind Financial Statements. The Tailwind Financial Statements (i) fairly present in all material respects the financial position of Tailwind as at the respective dates thereof, and the results of its operations, stockholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (ii) were prepared in conformity with GAAP applied on a consistent basis during the periods indicated (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of notes thereto), (iii) in the case of the audited Tailwind Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).
(e)   Tailwind has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for Tailwind’s and its Subsidiaries’ assets. Tailwind maintains and, for all periods covered by the Tailwind Financial Statements, has maintained books and records of Tailwind in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of Tailwind in all material respects.
(f)   Since its incorporation, Tailwind has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of Tailwind, (ii) a “material weakness” in the internal controls over financial reporting of Tailwind or (iii) fraud, whether or not material, that involves management or other employees of Tailwind who have a significant role in the internal controls over financial reporting of Tailwind.
Section 4.14   No Undisclosed Liabilities.   Except for the Liabilities (a) set forth in Section 4.14 of the Tailwind Disclosure Schedules, (b) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Document, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the transactions contemplated hereby or thereby (including, for the avoidance of doubt, the Tailwind Expenses and any Liabilities arising out of, or related to, any Proceeding related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby, including any stockholder demand or other stockholder Proceedings (including derivative claims) arising out of, or related to, any of the foregoing), (c) in the case of Merger Sub, incurred in connection with or incident or related to its organization, incorporation or formation, as applicable, or continuing corporate (or similar) existence, (d) set forth or disclosed in the Tailwind Financial Statements, (e) that have arisen since the date of the most recent balance sheet included in the Tailwind SEC Reports in the ordinary course of business, (f) that are either permitted pursuant to Section 5.10 or incurred in accordance with Section 5.10, or (g) that are not, and would not reasonably be expected to be, individually or in the aggregate, material to the Tailwind Parties, taken as a whole, the Tailwind Parties do not have any Liabilities.

Section 4.15   Tax Matters.
(a)   Tailwind has prepared and filed all material Tax Returns required to have been filed by it, all such Tax Returns are true and complete in all material respects and prepared in compliance in all material respects with all applicable Laws and Orders, and Tailwind has paid all material Taxes required to have been paid or deposited by it regardless of whether shown on a Tax Return.
(b)   Tailwind has timely withheld and paid to the appropriate Tax Authority all material amounts required to have been withheld and paid in connection with amounts paid or owing to any employee, individual independent contractor, other service providers, equity interest holder or other third-party.
(c)   Tailwind is not currently the subject of a Tax audit or examination and has not been informed in writing of the commencement or anticipated commencement of any Tax audit or examination that has not been resolved or completed, in each case with respect to material Taxes.
(d)   Tailwind has not consented in writing to extend or waive the time in which any material Tax may be assessed or collected by any Tax Authority, other than any such extensions or waivers that are no longer in effect or that were extensions of time to file Tax Returns obtained in the ordinary course of business, in each case with respect to material Taxes.
(e)   No “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or non-U.S. income Tax Law), private letter rulings, technical advice memoranda or similar agreements or rulings have been entered into or issued by any Tax Authority with respect to any Tailwind Party which agreement or ruling would be effective after the Closing Date.
(f)   None of the Tailwind Parties is and none of the Tailwind Parties has been a party to any “listed transaction” as defined in Section 6707A of the Code and Treasury Regulations Section 1.6011-4 (or any corresponding or similar provision of state, local or non-U.S. income Tax Law).
(g)   Each Tailwind Party is Tax resident only in its jurisdiction of organization, incorporation or formation, as applicable.
(h)   No Tailwind Party (i) has been a member of an affiliated group filing a consolidated federal income Tax Return or any affiliated, combined, consolidated, aggregate, unitary or other group under state, local or non-United States Law (other than a group the common parent of which was a Tailwind Party) or (ii) has any material Liability for the Taxes of any Person (other than a Tailwind Party) under Section 1.1502-6 of the Treasury Regulations (or any similar provision of state, local or non-United States Law), as a transferee or successor or by Contract (other than any Contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).
(i)   No Tailwind Party has a permanent establishment (within the meaning of an applicable Tax treaty) or otherwise has an office or fixed place of business in a country other than the country in which it is organized.
(j)   No written claims have ever been made by any Tax Authority in a jurisdiction where a Tailwind Party does not file Tax Returns that such Tailwind Party is or may be subject to taxation by that jurisdiction, which claims have not been resolved or withdrawn.
(k)   No Tailwind Party is or has been a “foreign person” as defined at 31 C.F.R. § 800.224.
Section 4.16   Compliance with International Trade & Anti-Corruption Laws
(a)   Since Tailwind’s incorporation, neither Tailwind nor, to Tailwind’s knowledge, any of its Representatives or any other Persons acting for or on behalf of Tailwind, is or has been, (i) a Person named on any Sanctions and Export Control Laws-related list of designated Persons maintained by a Governmental Entity; (ii) located, organized or resident in a country or territory which is itself the subject of or target of any Sanctions and Export Control Laws; (iii) an entity owned, directly or indirectly, by one or more Persons described in clause (i) or (ii); or (iv) otherwise engaging in dealings with or for the benefit of any Person described in clauses (i)  – (iii) or any country or territory which is or has, since Tailwind’s incorporation, been the subject of or target of any Sanctions and Export Control Laws (at the time of this Agreement, the Crimea region of Ukraine, Cuba, Iran, North Korea, Venezuela, Sudan and Syria).
(b)   Since Tailwind’s incorporation, neither Tailwind nor, to Tailwind’s knowledge, any of its Representatives or any other Persons acting for or on behalf of Tailwind has (i) made, offered, promised, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made or paid any contributions, directly or indirectly, to a domestic or foreign political party or candidate or (iii) otherwise made, offered, received, authorized, promised or paid any improper payment under any Anti-Corruption Laws.
Section 4.17   Investigation; No Other Representations.
(a)   Each Tailwind Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, each Tailwind Party has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article 3, Section 8.19(e) and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company or any other Person, either express or implied, and each Tailwind Party, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article 3, Section 8.19(e) and in the Ancillary Documents to which it is or will be a party, neither the Company nor any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
Section 4.18   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES. NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE 4 OR THE ANCILLARY DOCUMENTS, NONE OF THE TAILWIND PARTIES OR ANY OTHER PERSON MAKES, AND EACH TAILWIND PARTY EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE TAILWIND PARTIES THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE TAILWIND PARTIES BY OR ON BEHALF OF THE MANAGEMENT OF ANY TAILWIND PARTY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR BY THE ANCILLARY DOCUMENTS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN ARTICLE 4 OR THE ANCILLARY DOCUMENTS, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE

BY OR ON BEHALF OF ANY TAILWIND PARTY ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF ANY TAILWIND PARTY, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY OF ITS REPRESENTATIVES IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
ARTICLE 5
COVENANTS
Section 5.1   Conduct of Business of the Company.
(a)   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by Tailwind (such consent not to be unreasonably withheld, conditioned or delayed), (i) operate the business of the Group Companies in the ordinary course in all material respects and (ii) use reasonable best efforts to maintain and preserve intact the business organization, assets, properties and business relations of the Group Companies.
(b)   Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(b) of the Company Disclosure Schedules or as consented to in writing by Tailwind (such consent, other than in the case of Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iv)(A), Section 5.1(b)(v), Section 5.1(b)(vii) (but only to the extent relating to any Material Contract of the type described in Section 3.7(a)(v), Section 3.7(a)(ix), or Section 3.7(a)(xi)(B)), Section 5.1(b)(viii), Section 5.1(b)(xii), Section 5.1(b)(xiv), Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing), not to be unreasonably withheld, conditioned or delayed), not do any of the following:
(i)   declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, any Equity Securities of any Group Company or repurchase or redeem any outstanding Equity Securities of any Group Company, other than dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company;
(ii)   (A) merge, consolidate, combine or amalgamate any Group Company with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than the Pipeline Acquisitions in accordance with Section 5.21;
(iii)   adopt any amendments, supplements, restatements or modifications to any Group Company’s Governing Documents or the Company Stockholders Agreements;
(iv)   (A) sell, assign, abandon, lease, license or otherwise dispose of any material assets or properties of the Group Companies, other than inventory or obsolete equipment in the ordinary course of business, or (B) create, subject or incur any Lien any material assets or properties of the Group Companies (other than any Permitted Liens);
(v)   transfer, issue, sell, grant or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or (B) any options, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company to issue, deliver or sell any Equity Securities of any Group Company, other than, prior to the delivery of the Allocation Schedule pursuant to Section 2.3(b), the issuance of the Company

Common Shares upon the exercise of any Company Options outstanding as of the date of this Agreement in accordance with the terms of the Company Equity Plan and the underlying grant, award or similar agreement;
(vi)   incur, create or assume any Indebtedness, other than (A) ordinary course trade payables and (B) indebtedness to the Bridge Investors under the Bridge Financing Agreement, which will be satisfied and discharged in full if the Effective Time occurs on the terms, and subject to the conditions, under each applicable Bridge Financing Agreement;
(vii)   (A) amend, modify or terminate any Material Contract of the type described in Section 3.7(a)(iv), Section 3.7(a)(v), Section 3.7(a)(ix), Section 3.7(a)(x) or Section 3.7(a)(xi)(B) (such types of Material Contracts, collectively, the “Designated Material Contracts”) (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any Designated Material Contract pursuant to its terms or entering into additional work or purchase orders pursuant to, and in accordance with the terms of, any Designated Material Contract), (B) waive any material benefit or right under any Designated Material Contract or (C) enter into any Contract that would constitute a Designated Material Contract;
(viii)   make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries and (B) the reimbursement of expenses of employees in the ordinary course of business consistent with past practice;
(ix)   except as required under the terms of any Employee Benefit Plan of any Group Company that is set forth on the Section 3.11(a) of the Company Disclosure Schedules, (A) amend, modify, adopt, enter into or terminate any material Employee Benefit Plan of any Group Company or any material benefit or compensation plan, policy, program or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase or decrease the compensation or benefits payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company whose annual base salary or base compensation is in excess of $250,000 or (C) take any action to accelerate any payment, right to payment, or benefit, or the funding of any payment, right to payment or benefit, payable or to become payable to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company;
(x)   make, change or revoke any material election concerning Taxes, enter into any material Tax closing agreement, settle any material Tax claim or assessment, or consent to any extension or waiver of the limitation period applicable to or relating to any material Tax claim or assessment, other than any such extension or waiver that is obtained in the ordinary course of business;
(xi)   enter into any settlement, conciliation or similar Contract the performance of which would involve the payment by the Group Companies in excess of $500,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or Tailwind or any of its Affiliates after the Closing);
(xii)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;
(xiii)   change any Group Company’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards;
(xiv)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement or any Ancillary Document;
(xv)   make any Change of Control Payment that is not set forth on Section 5.1(b)(xv) of the Company Disclosure Schedules;

(xvi)   (A) enter into any CBA or recognize any labor union, labor organization, works council, or group of employees as the bargaining representative for any employees of the Group Company or (B) implement or announce any employee layoffs, plant closings, reductions in force, furloughs or other similar actions that would require notice under WARN; or
(xvii)   enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.1.
Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (a) nothing set forth in this Agreement shall give Tailwind, directly or indirectly, the right to control or direct the operations of the Group Companies prior to the Closing, (b) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company, based on the advice of outside legal counsel, to be necessary to comply with any Law, Order, directive, pronouncement or guideline issued by a Governmental Entity providing for business closures, “sheltering-in-place” or other restrictions that relates to, or arises out of, COVID-19 shall in no event be deemed to constitute a breach of this Section 5.1 and (c) any action taken, or omitted to be taken, by any Group Company to the extent that the Company Board reasonably determines that such act or omission is necessary in response to COVID-19 to maintain and preserve in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, shall not be deemed to constitute a breach of this Section 5.1; provided, however, (i) in the case of each of clause (b) and (c), the Company shall give Tailwind prior written notice of any such act or omission to the extent reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason(s) that such act or omission is being taken, or omitted to be taken, pursuant to clause (b) or (c) and, in the event that it is not reasonably practicable for the Company to give the prior written notice described in this clause (i), the Company shall instead give such written notice to Tailwind promptly after such act or omission and (ii) in no event shall clause (b) or (c) be applicable to any act or omission of the type described in Section 5.1(b)(i) through Section 5.1(b)(v), Section 5.1(b)(vii), Section 5.1(b)(viii), Section 5.1(b)(ix)(C), Section 5.1(b)(xii) through Section 5.1(b)(xv) or Section 5.1(b)(xvii) (to the extent related to any of the foregoing).
Section 5.2   Efforts to Consummate.
(a)   Subject to the terms and conditions herein provided, each of the Parties shall use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article 6 and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, and (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the PIPE Subscription Agreements). Without limiting the generality of the foregoing, each of the Parties shall use reasonable best efforts to obtain, file with or deliver to, as applicable, any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the transactions contemplated by this Agreement or the Ancillary Documents (such Consents, the “Third-Party Consents”). (A) The Company and Tailwind shall each bear fifty percent (50%) of the HSR Act filing fee, any filing fees or other costs payable to a Governmental Entity in connection the preparation, filing or mailing of the Registration Statement / Proxy Statement and any printing, mailing or similar fees or costs in connection with the preparation, filing or mailing of the Registration Statement / Proxy Statement and (B) subject to Section 8.6 and the immediately preceding clause (A), each Party shall bear its out-of-pocket costs and expenses in connection with the preparation of any Third-Party Consents. Each Party shall (x) make any appropriate filings pursuant to the HSR Act with respect to the transactions contemplated by this Agreement promptly (and in any event within five (5) Business Days) following the date of this Agreement and (y) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act. Tailwind shall promptly inform the Company of any communication between any Tailwind Party, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform Tailwind of any communication between the Company or the Company Stockholder Representative, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the transactions contemplated by this Agreement or any Ancillary Document. Without limiting the foregoing, each Party and their respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or enter into any agreement with any Governmental Entity not to consummate the transactions contemplated hereby or by the Ancillary Documents, except with the prior written consent of Tailwind and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (1) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (2) terminate, amend or assign existing relationships and contractual rights or obligations, (3) amend, assign or terminate existing licenses or other agreements or (4) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with Tailwind’s and the Company’s prior written consent.
(b)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, the Tailwind Parties, on the one hand, and the Company and the Company Stockholder Representative, on the other hand, shall give counsel for the Company (in the case of any Tailwind Party) or Tailwind (in the case of the Company or the Company Stockholder Representative), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the transactions contemplated by this Agreement or the Ancillary Documents. Each of the Parties agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind, the opportunity to attend and participate in such meeting or discussion.
(c)   Notwithstanding anything to the contrary in the Agreement, in the event that this Section 5.2 conflicts with any other covenant or agreement in this Article 5 that is intended to specifically address any subject matter, then such other covenant or agreement shall govern and control solely to the extent of such conflict.
(d)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, Tailwind, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of Tailwind, Tailwind or any of its Representatives (in their capacity as a Representative of Tailwind) or, in the case of the Company, any Group Company or any of their respective Representatives (in their capacity as a Representative of Tailwind). Tailwind and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other; provided, however, that (x) in no event shall the Group Company or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of Tailwind (not to be unreasonably withheld, conditioned or delayed), and in no event shall Tailwind or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent (not to be unreasonably withheld, conditioned or delayed); provided, that it shall be deemed to be reasonable for Tailwind or the Company, as applicable, to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of the Tailwind Party and/or any of its Representatives (in the case of any consent by Tailwind) or the Company and/or any of its Representatives (in the case of any consent by the Company) that is or are, as applicable, the subject of such Transaction Litigation (if any), (B) provides for (x) any cash payment that is payable by any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or would otherwise constitute a Liability of any Tailwind Party of any of its Representatives (in the case of Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or (y) any non-monetary, injunctive, equitable or similar relief against any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company) or (C) contains an admission of wrongdoing or Liability by any Tailwind Party or any of its Representatives (in the case of any consent by Tailwind) or the Company or any of its Representatives (in the case of any consent by the Company).
Section 5.3   Confidentiality and Access to Information.
(a)   The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained in this Agreement or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained in this Agreement or such Ancillary Document, as applicable, shall govern and control to the extent of such conflict.
(b)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to Tailwind and its Representatives during normal business hours reasonable access to the directors, officers, books and records and properties of the Group Companies (in a manner so as to not interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to Tailwind or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company, on the one hand, and any Tailwind Party or any of its Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.
(c)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, Tailwind shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of the Tailwind Parties (in a manner so as to not interfere with the normal business operations of the Tailwind Parties). Notwithstanding the foregoing, Tailwind shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Tailwind Party is subject, (B) result in the disclosure of any trade secrets of third parties in breach of any Contract with such third party, (C) violate any legally-binding obligation of any Tailwind Party with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Tailwind Party under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), Tailwind shall use, and shall cause the other Tailwind Parties to use, reasonable best efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if a Tailwind Party, the Tailwind Sponsor or any of their respective Representatives, on the one hand, and any Group Company, the Company Stockholder Representative or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that Tailwind shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis unless such written notice is prohibited by applicable Law.
(d)   The Parties hereby acknowledge and agree that the Confidentiality Agreement shall be automatically terminated effective as of the Closing without any further action by any Party or any other Person.
Section 5.4   Public Announcements.
(a)   Subject to Section 5.4(b), Section 5.7 and Section 5.8, none of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of, prior to the Closing, the Company and Tailwind or, after the Closing, Tailwind and the Tailwind Sponsor; provided, however, that each Party, the Tailwind Sponsor and their respective Representatives may issue or make, as applicable, any such press release, public announcement or other communication (i) if such press release, public announcement or other communication is required by applicable Law, in which case (A) prior to the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is a Tailwind Party or a Representative of a Tailwind Party, reasonably consult with the Company in connection therewith and provide the Company with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (y) if the disclosing Party is the Company, the Company Stockholder Representative or a Representative of the Company or the Company Stockholder Representative, reasonably consult with Tailwind in connection therewith and provide Tailwind with an opportunity to review and comment on such press release, public announcement or communication and shall consider any such comments in good faith, or (B) after the Closing, the disclosing Party or its applicable Representatives shall, unless and to the extent prohibited by such applicable Law, (x) if the disclosing Person is the Tailwind Sponsor or a Representative of the Tailwind Sponsor, reasonably consult with Tailwind in connection therewith and provide Tailwind with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (y) if the disclosing Person is the Company Stockholder Representative or a Representative of the Company Stockholder Representative, reasonably consult with Tailwind and the Tailwind Sponsor in connection therewith and provide Tailwind and the Tailwind Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, and (z) if the disclosing Person is Tailwind or a Representative of Tailwind, reasonably consult with the Tailwind Sponsor in connection therewith and provide the Tailwind Sponsor with an opportunity to review and comment on such press release, public announcement or communication and consider any such comments in good faith, (ii) to the extent such press release, public announcements or other communications contain only information previously disclosed in a press release, public announcement or other communication previously made in accordance with this Section 5.4 and (iii) to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the transactions contemplated hereby or thereby. Notwithstanding anything to the contrary in this Section 5.4 or otherwise in this Agreement, the Parties agree that the Tailwind Parties and their respective Representatives may provide general information about the subject matter of this Agreement and the transactions contemplated hereby to any direct or indirect former, current or prospective investor or in connection with normal fund raising or related marketing or informational or reporting activities.
(b)   The initial press release concerning this Agreement and the transactions contemplated hereby shall be a joint press release in the form agreed by the Company and Tailwind prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, Tailwind shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and Tailwind shall consider such comments in good faith. The Company, on the one hand, and Tailwind, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable) a press release announcing the consummation of the transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date (or such other date as may be mutually agreed to in writing by Tailwind and the Company prior to the Closing), the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), Tailwind shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Securities Laws, which Closing Filing shall be mutually agreed upon by the Company and Tailwind prior to the Closing (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable). In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equityholders, and such other matters as may be reasonably necessary for such press release or filing.
Section 5.5   Tax Matters.
(a)   Tax Treatment.
(i)   The Parties intend that the Merger shall constitute a transaction treated as a “reorganization” within the meaning of Section 368(a) of the Code, and each Party shall, and shall cause its respective Affiliates to, use reasonable best efforts to cause the Merger to so qualify and shall file all Tax Returns consistent with, and take no position inconsistent with (whether in audits, Tax Returns or otherwise), such treatment unless required to do so pursuant to a “determination” that is final within the meaning of Section 1313(a) of the Code.
(ii)   Tailwind and the Company hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulations Sections 1.368-2(g) and 1.368-3(a). The Parties shall not take any action, or knowingly fail to take any action, which action or failure to act prevents or impedes, or would reasonably be expected to prevent or impede, the Intended Tax Treatment.
(b)   Tax Matters Cooperation.   Each of the Parties shall (and shall cause their respective Affiliates to) cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns, and any audit or Tax Proceeding. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any tax proceeding or audit, making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(c)   Transfer Taxes.   If the Effective Time occurs, Transfer Taxes, if any, shall be borne by Tailwind.
Section 5.6   Exclusive Dealing.
(a)   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall not, and shall cause the other Group Companies and its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) prepare or make any filings with the SEC in connection with a public offering of any Equity Securities or other securities of any Group Company (or any Affiliate or successor of any Group

Company); or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than the Tailwind Parties) to do or seek to do any of the foregoing. The Company agrees to (A) notify Tailwind promptly upon receipt of any Company Acquisition Proposal by any Group Company, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep Tailwind reasonably informed on a current basis of any modifications to such offer or information.
(b)   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Tailwind Parties shall not, and each of them shall cause their Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a Tailwind Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Tailwind Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Tailwind Acquisition Proposal; or (iv) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person (other than any Group Company) to do or seek to do any of the foregoing. Tailwind agrees to (A) notify the Company promptly upon receipt of any Tailwind Acquisition Proposal by any Tailwind Party, and to describe the material terms and conditions of any such Tailwind Acquisition Proposal in reasonable detail (including the identity of any person or entity making such Tailwind Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.
For the avoidance of doubt, it is understood and agreed that the covenants and agreements contained in this Section 5.6 shall not prohibit the Company, any Tailwind Party or any of their respective Representatives from taking any actions in the ordinary course that are not otherwise in violation of this Section 5.6 (such as answering phone calls) or informing any Person inquiring about a possible Company Acquisition Proposal or Tailwind Acquisition Proposal, as applicable, of the existence of the covenants and agreements contained in this Section 5.6.
Section 5.7   Preparation of Registration Statement / Proxy Statement.   As promptly as reasonably practicable following the date of this Agreement, Tailwind and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either of Tailwind or the Company, as applicable), and Tailwind shall file with the SEC (which, for the avoidance of doubt, shall be no earlier than the delivery of the Initial Required Closing Financial Statements by the Company to Tailwind pursuant to Section 5.17(a)), the Registration Statement / Proxy Statement (it being understood that the Registration Statement / Proxy Statement shall include a proxy statement / prospectus of Tailwind which will be included therein and which will be used for the Tailwind Stockholders Meeting to adopt and approve the Transaction Proposals and other matters reasonably related to the Transaction Proposals, all in accordance with and as required by Tailwind’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and NYSE). Each of Tailwind and the Company shall use its reasonable best efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the others of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. Tailwind, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party and its Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for inclusion in any other statement, filing, notice or application made by or on behalf of Tailwind to the SEC or NYSE in connection with the transactions contemplated by this Agreement or the Ancillary Documents, including delivering customary tax representation letters to counsel to enable counsel to deliver any tax opinions requested or required by the SEC to be submitted in connection therewith. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement (including any such information with respect to either Pipeline Acquisition, the Sentar Closing Financial Statements or the RPC Tyche Closing Financial Statements), then (i) such Party shall promptly inform, in the case of any Tailwind Party, the Company, or, in the case of the Company or the Company Stockholder Representative, Tailwind, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of Tailwind, the Company, or, in the case of the Company, Tailwind (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) Tailwind shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the Pre-Closing Tailwind Stockholders. Tailwind shall as promptly as reasonably practicable advise the Company of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Tailwind Shares for offering or sale in any jurisdiction, and Tailwind and the Company shall each use its reasonable best efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use reasonable best efforts to ensure that none of the information related to him, her or it or any of his, her or its Representatives, supplied by or on his, her or its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 5.8   Tailwind Stockholder Approval.   As promptly as reasonably practicable following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, Tailwind shall (a) duly give notice of and (b) use reasonable best efforts to duly convene and hold a meeting of its stockholders (the “Tailwind Stockholders Meeting”) in accordance with the Governing Documents of Tailwind, for the purposes of obtaining the Tailwind Stockholder Approval and, if applicable, any approvals related thereto and providing its applicable stockholders with the opportunity to elect to effect a Tailwind Stockholder Redemption. Except as otherwise required by applicable Law, (i) Tailwind shall, through the unanimous approval of the Tailwind Board, recommend to its Stockholders (the “Tailwind Board Recommendation”), (A) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger) (the “Business Combination Proposal”); (B) the adoption and approval of the issuance of the Tailwind Shares in connection with the transactions contemplated by this Agreement as required by NYSE listing requirements (the “NYSE Proposal”); (C) the adoption and approval of the Post-Closing Tailwind Certificate of Incorporation (the “Required Governing Document Proposal”); (D) the adoption and approval of certain differences between the Pre-Closing Tailwind Governing Documents and the proposed Post-Closing Tailwind Certificate of Incorporation and the proposed Post-Closing Tailwind Bylaws (collectively, the “Other Governing Document Proposals”); (E) the adoption and approval of the Tailwind Incentive Equity Plan (the “Incentive Equity Plan Proposal”); (F) the adoption and approval of each other proposal that either the SEC or NYSE (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (G) the adoption and approval of each other proposal reasonably agreed to by Tailwind and the Company as necessary or appropriate in connection with the consummation of the transactions contemplated by this Agreement or the Ancillary Documents; and (H) the adoption and approval of a proposal for the postponement or adjournment of the Tailwind Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (A) through (H), collectively, the “Transaction Proposals”), and (ii) Tailwind shall include such recommendation contemplated by clause (i) in the Registration Statement / Proxy Statement. Notwithstanding the foregoing or anything to the contrary herein, Tailwind may postpone or adjourn the Tailwind Stockholders Meeting (1) to solicit additional proxies for the purpose of obtaining the Tailwind Stockholder Approval, (2) for the absence of a quorum, (3) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that Tailwind has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Pre-Closing Tailwind Stockholders prior to the Tailwind Stockholders Meeting or (4) if the holders of Tailwind Class A Shares have elected to redeem a number of Tailwind Class A Shares as of such time that would reasonably be expected to result in the condition set forth in Section 6.1(h) not being satisfied; provided that, without the consent of the Company, in no event shall Tailwind adjourn the Tailwind Stockholders Meeting for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond the Termination Date. Except as otherwise required by applicable Law, Tailwind covenants that none of the Tailwind Board or Tailwind nor any committee of the Tailwind Board shall withdraw or modify, or propose publicly or by formal action of the Tailwind Board, any committee of the Tailwind Board or Tailwind to withdraw or modify, in a manner adverse to the Company, the Tailwind Board Recommendation or any other recommendation by the Tailwind Board or Tailwind of the proposals set forth in the Registration Statement / Proxy Statement.
Section 5.9   Merger Sub Stockholder Approval.   As promptly as reasonably practicable (and in any event within one Business Day) following the date of this Agreement, Tailwind, as the sole stockholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
Section 5.10   Conduct of Business of Tailwind.   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Tailwind shall not, and shall cause its Subsidiaries not to, as applicable, except as expressly contemplated by this Agreement or any Ancillary Document (including, for the avoidance of doubt, in connection with the PIPE Financing), as required by applicable Law, as set forth on Section 5.10 of the Tailwind Disclosure Schedules or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:
(a)   adopt any amendments, supplements, restatements or modifications to the Trust Agreement or the Governing Documents of any Tailwind Party;
(b)   declare, set aside, make or pay a dividend on, or make any other distribution or payment in respect of, its Equity Securities, or repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding of its Equity Securities;
(c)   split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;
(d)   incur, create or assume any Indebtedness, except for Indebtedness for borrowed money in an amount not to exceed $1,500,000 in the aggregate;
(e)   make any loans or advances to, or capital contributions in, any other Person, other than to, or in, Tailwind or any of its Subsidiaries;
(f)   issue any Equity Securities or grant any additional options or stock appreciation rights with respect to its Equity Securities;
(g)   (i) amend, modify or renew any Tailwind Related Party Transaction, or (ii) enter into any Contract that would constitute a Tailwind Related Party Transaction;
(h)   engage in any activities or business, or incur any material Liabilities, other than any activities, businesses or Liabilities that are either permitted under this Section 5.10 (including, for the avoidance of doubt, any activities, businesses or Liabilities contemplated by, incurred in connection with or that are otherwise incidental or attendant to this Agreement or any Ancillary Document, the performance of any covenants or agreements hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby) or in accordance with this Section 5.10;
(i)   authorize, recommend, propose or announce an intention to adopt a plan of complete or partial liquidation or dissolution;
(j)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement; or

(k)   enter into any Contract to take, or cause to be taken, any of the actions set forth in this Section 5.10.
Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of any Tailwind Party and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, any Tailwind Party from using the funds held by a Tailwind Party outside the Trust Account to pay any Tailwind Expenses or other Liabilities of any Tailwind Party or from otherwise distributing or paying over any funds held by Tailwind outside the Trust Account to the Tailwind Sponsor or any of its Affiliates, in each case, prior to the Closing.
Section 5.11   NYSE Listing.   Tailwind shall use its reasonable best efforts to (a) cause the Tailwind Shares issuable in accordance with this Agreement and the transactions contemplated hereunder to be approved for listing on NYSE, subject to official notice of issuance thereof, and (b) to satisfy any applicable initial and continuing listing requirements of NYSE, in each case as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall, and shall cause its Representatives to, reasonably cooperate with Tailwind and its Representatives in connection with the foregoing.
Section 5.12   Trust Account.   Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article 6 and provision of notice thereof to the Trustee, (a) at the Closing, Tailwind shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of Tailwind pursuant to the Tailwind Stockholder Redemption, (B) pay the amounts due to the underwriters of Tailwind’s initial public offering for their deferred underwriting commissions as set forth in the Trust Agreement and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to Tailwind in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 5.13   Transaction Support Agreements; Company Stockholder Approval.
(a)   As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement (the “Transaction Support Agreement Deadline”), the Company shall deliver, or cause to be delivered, to Tailwind the Transaction Support Agreements duly executed by each Supporting Company Stockholder.
(b)   As promptly as reasonably practicable (and in any event within one (1) Business Day) following the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act (the “Company Stockholder Written Consent Deadline”), the Company shall obtain and deliver to Tailwind a true and correct copy of a written consent (in form and substance reasonably satisfactory to Tailwind) approving this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) that is duly executed by the Company Stockholders that hold at least the requisite number of issued and outstanding Company Common Shares and Voting Company Preferred Shares required to approve and adopt such matters in accordance with the DGCL, the Company’s Governing Documents and the Company Stockholders Agreements (the “Company Stockholder Written Consent”). The Company, through the unanimous approval of the Company Board, shall recommend to the holders of Company Shares the approval and adoption of this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) (the “Company Board Recommendation”).
(c)   Promptly following the receipt of the Company Stockholder Written Consent, the Company shall prepare and deliver to each Company Stockholder who has not executed and delivered the Company Stockholder Written Consent an information statement, in form and substance required under the DGCL in connection with the Merger and otherwise reasonably satisfactory to Tailwind, which information statement shall include (i) copies of this Agreement and the Registration Statement / Proxy Statement, (ii) the Company Board Recommendation, (iii) a description of any dissenters’ rights of the Company Stockholders available under Section 262 of the DGCL and any other disclosure with respect to dissenters’ rights required by applicable Law and (iv) in accordance with the requirements of Section 228(e) of the DGCL, notice to any Company Stockholder who has not executed and delivered the Company Stockholder Written Consent of the corporate action by those Company Stockholders who did execute the Company Stockholder Written Consent.
Section 5.14   Tailwind Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of each Tailwind Party, as provided in the applicable Tailwind Party’s Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Tailwind will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Tailwind shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the applicable Tailwind Party’s Governing Documents or other applicable agreements as in effect immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Tailwind Parties’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of any Tailwind Party (the “Tailwind D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such Tailwind D&O Person was a director or officer of any Tailwind Party on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   Tailwind shall not have any obligation under this Section 5.14 to any Tailwind D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Tailwind D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   Tailwind shall purchase, at or prior to the Effective Time, and maintain in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Tailwind Parties in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Tailwind Parties’ directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that Tailwind shall not be obligated to pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent policy term premium paid by the Tailwind prior to the date of this Agreement and, in such event, Tailwind shall purchase the maximum coverage available for three-hundred (300%) of the most recent policy term premium paid by Tailwind prior to the date of this Agreement.
(d)   If Tailwind or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Tailwind shall assume all of the obligations set forth in this Section 5.14.
(e)   The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.14 are intended to be third-party beneficiaries of this Section 5.14. This Section 5.14 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Tailwind.

Section 5.15   Company Indemnification; Directors’ and Officers’ Insurance.
(a)   Each Party agrees that (i) all rights to indemnification or exculpation now existing in favor of the directors and officers of the Group Companies, as provided in the Group Companies’ Governing Documents or otherwise in effect as of immediately prior to the Effective Time, in either case, solely with respect to any matters occurring on or prior to the Effective Time, shall survive the transactions contemplated by this Agreement and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and (ii) Tailwind will cause the applicable Group Companies to perform and discharge all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, Tailwind shall cause the applicable Group Companies to advance expenses in connection with such indemnification as provided in the Group Companies’ Governing Documents or other applicable agreements in effect as of immediately prior to the Effective Time. The indemnification and liability limitation or exculpation provisions of the Group Companies’ Governing Documents shall not, during such six (6)-year period, be amended, repealed or otherwise modified following the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of the Effective Time or at any time prior to the Effective Time, were directors or officers of the Group Companies (the “Company D&O Persons”) entitled to be so indemnified, have their liability limited or be exculpated with respect to any matters occurring prior to Closing and relating to the fact that such Company D&O Person was a director or officer of any Group Company on or prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   None of Tailwind or the Group Companies shall have any obligation under this Section 5.15 to any Company D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such Company D&O Person in the manner contemplated hereby is prohibited by applicable Law.
(c)   The Company shall purchase, at or prior to the Effective Time, and Tailwind shall maintain, or cause to be maintained, in effect for a period of six (6) years following the Effective Time, without lapses in coverage, a “tail” policy providing directors’ and officers’ liability insurance coverage for the benefit of those Persons who are currently covered by any comparable insurance policies of the Group Companies in effect as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time. Such “tail” policy shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the Persons covered thereby) the coverage provided under the Group Companies’ directors’ and officers’ liability insurance policies in effect as of the date of this Agreement; provided that none of the Company, Tailwind or any their respective Affiliates shall pay a premium for such “tail” policy in excess of three-hundred percent (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement and, in such event, the Company or one of its Affiliates shall purchase the maximum coverage available for three-hundred (300%) of the most recent annual premium paid by the Group Companies prior to the date of this Agreement.
(d)   If Tailwind or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of Tailwind shall assume all of the obligations set forth in this Section 5.15.
(e)   The Persons entitled to the indemnification, liability limitation, exculpation or insurance coverage set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the transactions contemplated by this Agreement and shall be binding on all successors and assigns of Tailwind.
Section 5.16   Post-Closing Directors and Officers.
(a)   Each of Tailwind and the Company shall take all such action within its power as may be necessary or appropriate such that effective immediately after the Effective Time: (i) the Tailwind

Board shall consist of seven (7) directors, which shall be divided into three (3) classes, designated Class I, II and III, with Class I consisting of two (2) directors, Class II consisting of two (2) directors and Class III consisting of three (3) directors; (ii) the members of the Tailwind Board are the individuals determined in accordance with Section 5.16(b), Section 5.16(c), Section 5.16(d) and Section 5.16(e) (provided, however, that in the event that any Person or group of Persons entitled to designate a member of the Tailwind Board pursuant to this Section 5.16 fails to provide written notice of such designation prior to the time at which the Registration Statement / Proxy Statement is declared effective, such member of the Tailwind Board shall be designated by agreement of a majority of the other Persons then designated to serve on the Tailwind Board following the Effective Time); (iii) the members of the compensation committee, audit committee and nominating committee of the Tailwind Board are the individuals determined in accordance with Section 5.16(f); and (iv) the officers of Tailwind (the “Officers”) are the individuals determined in accordance with Section 5.16(g).
(b)   Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate one (1) individual to serve as Class II director on the Tailwind Board and one (1) individual to serve as a Class III director on the Tailwind Board, in each case, immediately after the Effective Time (each, a “Company Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may, by giving Tailwind and the Tailwind Sponsor written notice, replace any Company Designee with any other individual. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by Tailwind and the Tailwind Sponsor, in no event shall there be any Company Designee that would not qualify as “independent directors” under the listing rules of NYSE immediately after the Effective Time (whether as a result of the replacement of any Company Designee as contemplated by this Section 5.16(b) or otherwise).
(c)   The individual identified on Section 5.16(c) of the Company Disclosure Schedule shall be a director on the Tailwind Board immediately after the Effective Time, with such individual being in the class of directors set forth opposite his or her name (the “Company CEO Designee”). The Company CEO Designee may not be replaced with any individual without the prior written consent of the Company and Tailwind; provided, however, that neither the Company nor Tailwind shall unreasonably withhold, condition or delay its consent to the replacement of the Company CEO Designee with any individual that is hired by the Company as a replacement Chief Executive Officer prior to the Closing as a result of the death, disability or termination of employment for cause by the Company of the initial Company CEO Designee.
(d)   Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Cannae PIPE Investor shall designate one (1) individual to serve as a Class III director on the Tailwind Board immediately after the Effective Time (the “Cannae Designee”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Cannae PIPE Investor may, by giving the Company, Tailwind and the Tailwind Sponsor written notice, replace the Cannae Designee with any other individual.
(e)   Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Tailwind Sponsor shall, after reasonably consulting with the Company, designate two (2) individuals to serve as Class I directors on the Tailwind Board and one (1) individual to serve as a Class II director on the Tailwind Board, in each case, immediately after the Effective Time (the “Tailwind Designees”). Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Tailwind Sponsor may, by giving the Company written notice, replace any Tailwind Designee with any other individual and after reasonably consulting with the Company. Notwithstanding the foregoing or anything to the contrary herein, unless otherwise agreed in writing by the Company, in no event shall there be less than two (2) Tailwind Designees that would qualify as “independent directors” under the listing rules of NYSE immediately after the Effective Time.
(f)   Prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company shall designate each director that will serve on the compensation committee, the audit committee and the nominating committee of the Tailwind Board immediately after the Effective Time, subject to applicable listing rules of NYSE and applicable Federal Securities Laws.
(g)   The individuals identified on Section 5.16(g) of the Company Disclosure Schedules shall be Officers immediately after the Effective Time, with each such individual holding the title set forth opposite his or her name. In the event that any such individual identified on Section 5.16(g) of the Company Disclosure Schedules is unwilling or unable (whether due to death, disability or otherwise) to serve as an Officer, then, prior to the time at which the Registration Statement / Proxy Statement is declared effective under the Securities Act, the Company may, with the prior written consent of Tailwind Sponsor (such consent not to be unreasonably withheld, conditioned or delayed), replace such individual with another individual to serve as such Officer and, if the Tailwind Sponsor provides its consent to the replacement of such Officer, then Section 5.16(g) of the Company Disclosure Schedules shall automatically be deemed amended to include such replacement individual as an Officer in lieu of, and to serve with the same title as, the individual so replaced.
Section 5.17   Required Financials.
(a)   The Company (i) shall deliver to Tailwind (A) as promptly as reasonably practicable following the date of this Agreement, the Initial Required Financial Statements, and (B) as promptly as practicable following the relevant financial statement or other applicable period, any other Required Closing Financial Statements and (ii) has delivered, as of the date hereof, the 2019 Audited Financial Statements (which are, for the avoidance of doubt, attached as to Section 3.4(a) of the Company Disclosure Schedules).
(b)   The Company Closing Financial Statements will comply with the standards set forth in Section 3.4(b). With respect to the Company Closing Financial Statements (in the case of clause (i)), the Sentar Closing Financial Statements (in the case of clause (ii)) and the RPC Tyche Closing Financial Statements (in the case of clause (iii)):
(i)   The Company Closing Financial Statements (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present, in all material respects, the financial position, results of operations, stockholders’ equity and cash flows of the Group Companies as at the dates thereof and for the periods indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)), (C) in the case of any audited financial statements, will be audited in accordance with the standards of the PCAOB and will contain an unqualified report of the Company’s auditors and (D) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable);
(ii)   The Sentar Closing Financial Statements (A) will be prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present in all material respects the financial position, results of operation, stockholders’ equity and cash flows of Sentar as at the dates thereof and for the periods indicated therein subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and (C) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable); and

(iii)   The RPC Tyche Closing Financial Statements (A) will be prepared in accordance with United Kingdom generally accepted accounting principles (with a reconciliation to GAAP) applied on a consistent basis throughout the periods indicated (except, in the case of any audited financial statements, as may be specifically indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material) and the absence of notes thereto), (B) will fairly present in all material respects the financial position, results of operation, stockholders’ equity and cash flows of RPC Tyche as at the dates thereof and for the periods indicated therein (subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be individually or in the aggregate material)) and (C) will comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates of delivery (including Regulation S-X or Regulation S-K, as applicable).
(c)   The Company shall use its reasonable best efforts (i) to assist, upon advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of the Group Companies, Tailwind in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by Tailwind with the SEC in connection with the transactions contemplated by this Agreement or any Ancillary Document and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.
Section 5.18   Tailwind Incentive Equity Plan.   At least one day prior to the Closing Date, the Tailwind Board shall approve and adopt an equity incentive plan, with such terms and conditions set forth on Exhibit I and with any changes or modifications thereto as the Company and Tailwind may mutually agree (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind, as applicable) (the “Tailwind Incentive Equity Plan”), in the manner prescribed under applicable Laws, effective as of one day prior to the Closing Date, reserving a number of Tailwind Shares for grant thereunder equal to (x) ten percent (10%) of the Tailwind Shares outstanding as of immediately following the Effective Time (including, for the avoidance of doubt, the Tailwind Shares reserved for issuance pursuant to this sentence) plus (y) the number of Rollover Options issued in respect of the Vested Company Options. Subject to, and conditioned upon the occurrence of, the Effective Time, (a) Tailwind shall, effective as of immediately following the Effective Time (in the case of any options to purchase Tailwind Shares) or promptly following the effectiveness of the registration statement on Form S-8 to be filed by Tailwind following the Effective Time with respect to the Tailwind Shares issuable under the Tailwind Incentive Equity Plan (in the case of any other incentive equity awards), grant to the officer of the Group Companies set forth on Section 5.18(a) of the Company Disclosure Schedules the amount of incentive equity awards set forth opposite his or her name, with such incentive equity awards having such terms and conditions agreed to by the Company and Tailwind prior to the Effective Time (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind), and (b) Tailwind shall, effective as of immediately following the Effective Time (in the case of any options to purchase Tailwind Shares) or promptly following the effectiveness of the registration statement on Form S-8 to be filed by Tailwind following the Effective Time with respect to the Tailwind Shares issuable under the Tailwind Incentive Equity Plan (in the case of any other incentive equity awards), grant to each officer or employee of the Group Companies determined by the Company, after reasonably consulting with Tailwind at least five (5) Business Days prior to the Closing, the amount and type of incentive equity awards so designated in writing by the Company, with such incentive equity awards having such terms and conditions agreed to by the Company and Tailwind at least five (5) Business Days prior to the Effective Time (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or Tailwind); provided, however, that (i) each Party acknowledges and agrees that it is not a condition to the Closing or to any Party’s performance of any of its other covenants, agreements or obligations under this Agreement or any Ancillary Document that the Company and Tailwind agree on the terms and conditions of the incentive equity awards pursuant to clause (b), (ii) the grant of incentive equity awards to any officer or employee pursuant to this sentence shall be conditioned upon such officer’s or employee’s continued employment with the Group Companies through the grant date, and (iii) in no event shall the aggregate number of Tailwind Shares subject to any grants pursuant to clause (a) and clause (b) of this sentence exceed 10,000,000 Tailwind Shares.

Section 5.19   FIRPTA Certificates.   At or prior to the Closing, the Company shall deliver, or cause to be delivered, to Tailwind a certificate, duly executed by the Company, complying with Treasury Regulations Section 1.1445-2(c)(3), together with evidence that the Company has provided notice to the Internal Revenue Service in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case, in a form and substance reasonably acceptable to Tailwind.
Section 5.20   Company Related Party Transactions.   The Company shall take, or cause to be taken, all actions necessary or advisable to terminate at or prior to the Closing all Company Related Party Transactions (other than those set forth on Section 5.20 of the Company Disclosure Schedules) without any further obligations or Liabilities to the Company or any of its Affiliates (including the other Group Companies and, from and after the Effective Time, Tailwind and its Affiliates).
Section 5.21   Pipeline Acquisitions.
(a)   The Company shall, and shall cause the other Group Companies to, (i) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective each Pipeline Acquisition substantially concurrently with the Closing in accordance with the terms of the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), as applicable, and the terms of this Section 5.21 (in the case of each Pipeline Purchase Agreement), including (A) satisfying on a timely basis all conditions or contingencies set forth in each Pipeline Purchase Agreement and (B) in connection with the Sentar Acquisition, negotiating, agreeing to and accepting all reasonable foreign ownership control or influence agreements, arrangements, commitments and plans (including all required implementation plans and commitment letters), with the DCSA and executing and delivering, or causing to be executed and delivered, all reasonably required documents, agreements and instruments in connection therewith (including any Company Board resolutions) and providing, or cause to be provided, all information and executing and delivering, or causing to be executed and delivered, all other reasonably required documents, agreements or instruments, in each case, reasonably required or requested by the DCSA in connection with this Agreement, the Sentar Purchase Agreement and the transactions contemplated hereby and thereby (provided, that, in addition to the covenants, agreements and obligations of the Company and its Representatives set forth in Section 5.21(b), neither the Company nor its Representatives shall agree to, accept, implement or execute any such arrangement, commitment, agreement, plan, document or instrument contemplated by this clause (B) without the prior written consent of Tailwind (such consent not to be unreasonably withheld, conditioned or delayed)), (ii) maintain in effect each of the Pipeline Purchase Agreements, (iii) comply with and enforce, as applicable, in all material respects the respective covenants, agreements, obligations and rights of the Group Companies and each other party thereto set forth in Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), as applicable (including, for the avoidance of doubt, and each of its rights to enforce any covenants, agreements or obligations of any other party(ies) to the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable) and (iv) take, or cause to be taken, the actions set forth on Section 5.21(a) of the Company Disclosure Schedules. The Company shall not, and shall cause the other Group Companies not to, (A) assign or delegate any of its rights under, amend or modify any of the terms or conditions of or waive any of the covenants, agreements, obligations, representations or warranties of any other party under the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable (including, for the avoidance of doubt, any conditions or contingencies set forth in either Pipeline Purchase Agreement), in each case, without the prior written consent of Tailwind (such consent not to be unreasonably withheld, conditioned or delayed), or (B) terminate either Pipeline Purchase Agreement without the prior written consent of Tailwind.
(b)   The Company shall keep Tailwind reasonably informed with respect to the status of each of the Pipeline Acquisitions and shall promptly (and in any event within two (2) Business Days thereof) provide written notice to Tailwind of (i) any material development, event or circumstance relating to either Pipeline Acquisition, including any development, event or circumstance that could (individually or together with any other development(s), event(s) or circumstance(s)) reasonably be expected to prevent or materially delay (or has so prevented or materially delayed) the consummation of such Pipeline Acquisition or the transactions contemplated by this Agreement, (ii) upon having knowledge of any material violation, breach or default (or any development, event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material violation, breach or default) by any party to the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition), and (iii) the receipt of any notice or other communication from any Person with respect to any material dispute or disagreement between or among any parties to the Sentar Purchase Agreement (in the case of the Sentar Acquisition) or the RPC Tyche Purchase Agreement (in the case of the RPC Tyche Acquisition) or any Consent required (or purported to be required) in connection with either Pipeline Purchase Agreement or the transactions contemplated thereby. The Company will, prior to the execution and delivery thereof, provide Tailwind with final forms of each Pipeline Purchase Agreement to be entered into after the date hereof, which will (A) in the case of each such Pipeline Purchase Agreement (other any customary closing certificates or instruments to be delivered in connection with closing thereof), be in substantially the final form made available to Tailwind prior to the date hereof and with such other changes as are agreed to in writing by Tailwind and (B) in the case of any customary closing certificates or instruments to be delivered in connection with the closing thereof, in a form and substance reasonably acceptable to Tailwind. Without limiting the generality of the foregoing, the Company shall promptly inform Tailwind of any communication between any Group Company, any other Person party to any Pipeline Acquisition Agreement or any of their respective Representatives, on the one hand, and any Governmental Entity, on the other hand, relating to the transactions contemplated by either Pipeline Purchase Agreement. The Company shall provide, or cause to be provided, Tailwind and its Representatives a reasonable opportunity to review in advance, and shall consider in good faith the views of Tailwind and its Representatives in connection with, any proposed written communication to any Governmental Entity (including, for the avoidance of doubt, any Consent) relating to the transactions contemplated by either Pipeline Purchase Agreement and each such proposed communication shall be in a form reasonably satisfactory to Tailwind prior to the making, delivery, filing or submission, as applicable, thereof. The Company agrees not to, and shall cause the other Group Companies and its and their respective Representatives not to and shall use reasonable best efforts to cause any other Persons party to any Pipeline Acquisition Agreement and their Representatives not to, participate any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by either Pipeline Purchase Agreement unless any such Person consults with Tailwind and its Representatives in advance and, to the extent not prohibited by such Governmental Entity, gives Tailwind and its Representatives the opportunity to attend and participate in such meeting or discussion.
(c)   Upon the written request by the Company, Tailwind shall reasonably cooperate with the Company in connection with the consummation of each Pipeline Acquisition on the terms and subject to the conditions set forth in the applicable Pipeline Purchase Agreement, including providing information within its possession or otherwise reasonably available regarding Tailwind, its Affiliates, and the stockholders of Tailwind, in each case as may be reasonably necessary for the Company to complete (i) any filings under the HSR Act expressly contemplated and required by either Pipeline Purchase Agreement or (ii) any submissions expressly contemplated and required by the Sentar Purchase Agreement to the DCSA in connection with this Agreement, the Sentar Purchase Agreement and the transactions contemplated hereby and thereby. Notwithstanding the foregoing or anything to the contrary herein, (A) in no event shall Tailwind be required to take any action or to do anything if such action that would require Tailwind, its Affiliates or any of their respective Representatives to incur any costs, expenses or other Liabilities that are not either paid or satisfied and discharged, as applicable, by the Company in full or reimbursed substantially concurrently by the Company in full in connection with the incurrence thereof and (B) none of the Tailwind Parties shall be required to provide, or cause to be provided, any information that it would not otherwise be required to provide under Section 5.3(c) as a result of the last sentence thereof, which sentence shall apply to this Section 5.21(c), mutatis mutandis.
Section 5.22   Tailwind Governing Documents.   Subject the Required Tailwind Stockholder Approval being obtained, prior to the Effective Time, Tailwind shall (a) cause the amended and restated certificate of incorporation of Tailwind, substantially in the form attached hereto as Exhibit G (the “Post-Closing Tailwind

Certificate of Incorporation”), to be filed with the Secretary of State of Delaware, and (b) adopt the amended and restated bylaws, substantially in the form attached hereto as Exhibit H (the “Post-Closing Tailwind Bylaws”).
Section 5.23   Lock-Up.   Each Company Stockholder, upon delivery of a duly executed Letter of Transmittal as provided in Section 2.5, shall be deemed to acknowledge and agree that the Tailwind Shares issued to such Company Stockholder in connection with the Merger shall be subject to the lock-up agreements, covenants and obligations set forth in Section 7.9 of the Post-Closing Tailwind Bylaws.
Section 5.24   Joinder to Investor Rights Agreement.   As promptly as practicable following the execution and delivery of this Agreement, the Company shall provide each Company Stockholder that is not a Supporting Company Stockholder with a reasonable opportunity to become party to, and bound by, the Investor Rights Agreement by executing and delivering a joinder agreement thereto (in form and substance reasonably satisfactory to Tailwind); provided, however, that each Party acknowledges and agrees that it is not a condition to the Closing or to any Party’s performance of any of its other covenants, agreements or obligations under this Agreement or any Ancillary Document that any such Company Stockholder enter into any such joinder agreement, and this Section 5.24 shall not affect, modify or otherwise limit any of the other covenants, agreements or obligations of any Party under this Agreement or any Ancillary Document.
Section 5.25   Company Name Change.   At least two (2) Business Days prior to the Closing Date, the Company will change its name to “QOMPLX Operations, Inc.”
Section 5.26   PIPE Subscription Agreements.   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, (a) Tailwind shall use reasonable best efforts to comply with its obligations, and enforce its rights, under the PIPE Subscription Agreements on the terms and subject to the conditions set forth in this Agreement and the PIPE Subscription Agreements and (b) the Company may cause Tailwind to enforce its right under each PIPE Subscription Agreement on the terms and subject to the conditions set forth in this Agreement and each PIPE Subscription Agreement; provided, however, that (i) Tailwind shall be deemed to have satisfied its obligations under this sentence if the PIPE Financing contemplated by any underlying PIPE Subscription Agreement has been funded or will be funded substantially concurrently with the occurrence of the Closing and (ii) for the avoidance of doubt, any breach, or failure to perform or comply with, any provision of a PIPE Subscription Agreement by a PIPE Investor shall not, in and of itself, be deemed to be a breach of, or failure to perform or comply with, this sentence. Tailwind shall, after having knowledge thereof, give the Company prompt notice of any material breach by any party to any of the PIPE Subscription Agreements and of any termination (or the receipt of any written notice of any alleged or purported termination) of any of the PIPE Subscription Agreements. Tailwind shall not agree to any amendment or modification to, or any waiver of any material provision that requires its agreement under, any of the PIPE Subscription Agreements if such amendment, modification or waiver (A) would reasonably be expected, as the time of such amendment, modification or waiver, to materially delay the occurrence of the Closing, (B) reduces the aggregate amount of the PIPE Financing in any material respect, (C) adds or imposes new material conditions to, or amends in any material respect the existing conditions in a manner that would be reasonably expected to, at the time of such amendment, materially delay the consummation of the PIPE Financing or (D) is materially adverse to the interests of the Company.
ARTICLE 6
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT
Section 6.1   Conditions to the Obligations of the Parties.   The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Party for whose benefit such condition exists of the following conditions:
(a)   each applicable waiting period or Consent under the HSR Act shall have expired, been terminated or obtained (or deemed, by applicable Law, to have been obtained), as applicable;
(b)   no Order or Law issued by any court of competent jurisdiction or other Governmental Entity or other legal restraint or prohibition preventing the consummation of the transactions contemplated by this Agreement shall be in effect;

(c)   the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
(d)   the Company Stockholder Written Consent shall have been obtained;
(e)   the Required Tailwind Stockholder Approval shall have been obtained;
(f)   Tailwind’s initial listing application with NYSE in connection with the transactions contemplated by this Agreement shall have been conditionally approved and, immediately following the Effective Time, Tailwind shall satisfy any applicable initial and continuing listing requirements of NYSE, and Tailwind shall not have received any notice of non-compliance therewith that has not been cured prior to, or would not be cured at or immediately following, the Effective Time, and the Tailwind Shares (including the Tailwind Shares to be issued hereunder) shall have been approved for listing on NYSE;
(g)   after giving effect to the transactions contemplated hereby (including the PIPE Financing), Tailwind shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) immediately after the Effective Time; and
(h)   the Aggregate Transaction Proceeds shall be equal to or greater than $200,000,000.
Section 6.2   Other Conditions to the Obligations of the Tailwind Parties.   The obligations of the Tailwind Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by Tailwind (on behalf of itself and the other Tailwind Parties) of the following further conditions:
(a)   (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a) and Section 3.8(a)) and the representations and warranties of the Company Stockholder Representative in set forth Section 8.19(e) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), (iii) the representations and warranties set forth in Section 3.8(a) shall be true and correct in all respects as of the date of this Agreement and the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date) and (iv) the representations and warranties of the of the Company set forth in Article 3 (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;
(b)   the Company and the Company Stockholder Representative shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company and the Company Stockholder Representative under this Agreement at or prior to the Closing;

(c)   since the date of this Agreement, no Company Material Adverse Effect has occurred;
(d)   (i) the Pipeline Acquisitions shall have been consummated immediately prior to, or will be consummated substantially concurrently with, the Closing and (ii) the Aggregate Pipeline Acquisitions Cash Consideration does not exceed the Pipeline Acquisitions Cash Purchase Price Cap; provided, that, upon the mutual written agreement of Tailwind and the Company, clause (i) of this paragraph shall be deemed satisfied if all of the conditions to closing set forth in the Sentar Purchase Agreement (other than (A) those conditions that by their nature are to be satisfied at closing, but are capable of being satisfied at such time if such closing were to occur, and (B) any conditions that are not satisfied at such time as a result of any requirements or requests of the DCSA in connection with this Agreement, the Sentar Purchase Agreement or the transactions contemplated hereby or thereby (to the extent waivable and subject to Section 5.21));
(e)   at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to Tailwind a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to Tailwind; and
(f)   all amounts outstanding under the Bridge Financing Agreement (including the Aggregate Bridge Financing Amount and the Aggregate Bridge Financing Interest Amount) shall have been discharged and satisfied in full substantially concurrently with the Closing, in each case, on the terms and subject to the conditions of the applicable Bridge Financing Agreement.
Section 6.3   Other Conditions to the Obligations of the Company.   The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction or, if permitted by applicable Law, waiver by the Company of the following further conditions:
(a)   (i) the Tailwind Fundamental Representations shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), and (ii) the representations and warranties of the Tailwind Parties (other than the Tailwind Fundamental Representations) contained in Article 4 of this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the date of this Agreement and as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Tailwind Material Adverse Effect;
(b)   the Tailwind Parties shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by them under this Agreement at or prior to the Closing;
(c)   as of immediately following the Effective Time, the Tailwind Board shall consist of the number of directors, and be comprised of the individuals and classes, determined pursuant to Section 5.16(a)(i) and Section 5.16(a)(ii); and
(d)   at or prior to the Closing, Tailwind shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of Tailwind, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a) and Section 6.3(b) are satisfied, in a form and substance reasonably satisfactory to the Company.
Section 6.4   Frustration of Closing Conditions.   Neither the Company nor the Company Stockholder Representative may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by the Company’s or the Company Stockholder Representative’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement. None of the Tailwind Parties may rely on the failure of any condition set forth in this Article 6 to be satisfied if such failure was proximately caused by a Tailwind Party’s failure to use reasonable best efforts to cause the Closing to occur, as required by Section 5.2, or a breach of this Agreement.
ARTICLE 7
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:
(a)   by mutual written consent of Tailwind and the Company;
(b)   by Tailwind, if any of the representations or warranties set forth in Article 3 or Section 8.19(e) shall not be true and correct or if the Company or the Company Stockholder Representative has failed to perform any covenant or agreement on the part of the Company or the Company Stockholder Representative set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by Tailwind, and (ii) the Termination Date; provided, however, that none of the Tailwind Parties is then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;
(c)   by the Company, if any of the representations or warranties set forth in Article 4 shall not be true and correct or if any Tailwind Party has failed to perform any covenant or agreement on the part of such applicable Tailwind Party set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to Tailwind by the Company and (ii) the Termination Date; provided, however, that (A) neither the Company Stockholder Representative nor the Company is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied and (B) the Cannae PIPE Investor is not then in breach of the Cannae PIPE Subscription Agreement in a manner that has, as of such time, resulted in or would reasonably be expected to result in the condition to Closing set forth in Section 6.1(h) from being satisfied;
(d)   by either Tailwind or the Company, if the transactions contemplated by this Agreement shall not have been consummated on or prior to August 31, 2021 (the “Termination Date”); provided, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to Tailwind if any Tailwind Party’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (A) the Company’s or the Company Stockholder Representative’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date or (B) the Cannae Investor is then in breach of the Cannae PIPE Subscription Agreement in a manner that has, as of such time, resulted in or would reasonably be excepted to result in the condition set forth in Section 6.1(h) from being satisfied;
(e)   by either Tailwind or the Company, if any Governmental Entity shall have issued an Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable;
(f)   by either Tailwind or the Company if the Tailwind Stockholders Meeting has been held (including any adjournment or postponement thereof), has concluded, Tailwind’s stockholders have duly voted and the Required Tailwind Stockholder Approval was not obtained; or

(g)   by Tailwind, if the Company does not deliver, or cause to be delivered to Tailwind, (i) a Transaction Support Agreement duly executed by each Supporting Company Stockholder in accordance with Section 5.13(a) on or prior to the Transaction Support Agreements Deadline or (ii) the Company Stockholder Written Consent in accordance with Section 5.13(b) on or prior to the Company Stockholder Written Consent Deadline.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 7.1, (a) this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Representatives) with the exception of Section 5.3(a), this Section 7.2, Article 8 (other than Section 8.1) and Article 1 (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreements, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or Fraud.
ARTICLE 8
MISCELLANEOUS
Section 8.1   Non-Survival.   The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except for those covenants and agreements that, by their terms, contemplate performance after the Effective Time.
Section 8.2   Entire Agreement; Assignment.   This Agreement (together with the Ancillary Documents) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof. This Agreement may not be assigned by any Party (whether by operation of law or otherwise) without the prior written consent of (a) Tailwind and the Company prior to Closing and (b) Tailwind, the Tailwind Sponsor and the Company Stockholder Representative after the Closing. Any attempted assignment of this Agreement not in accordance with the terms of this Section 8.2 shall be void.
Section 8.3   Amendment.   This Agreement may be amended or modified only by a written agreement executed and delivered by (a) Tailwind and the Company prior to the Closing and (b) Tailwind, the Tailwind Sponsor and the Company Stockholder Representative after the Closing. This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be void, ab initio.
Section 8.4   Notices.   All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given) by delivery in person, by e-mail (having obtained electronic delivery confirmation thereof (i.e., an electronic record of the sender that the e-mail was sent to the intended recipient thereof without an “error” or similar message that such e-mail was not received by such intended recipient)), or by registered or certified mail (postage prepaid, return receipt requested) (upon receipt thereof) to the other Parties as follows:
(a)
If to any Tailwind Party, to:

c/o Tailwind Acquisition Corp.
1545 Courtney Ave.
Los Angeles, CA 90046
Attention: Matthew Eby
E-mail: [Redacted]

with a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP
601 Lexington Avenue
New York, NY 10022
Attention: Jonathan L. Davis, P.C.
Ryan Brissette
E-mail:jonathan.davis@kirkland.com
ryan.brissette@kirkland.com
If to the Company Stockholder Representative or the Company, to:

c/o QOMPLX, Inc.

1775 Tysons Boulevard, Suite 800
McLean, VA 22102
Attention:Jason Crabtree
E-mail:[Redacted]

with a copy (which shall not constitute notice) to:
King & Spalding LLP
1650 Tysons Boulevard, Suite 400
McLean, VA 22102
Attention:Thomas J. Knox
Daniel R. Kahan
E-mail:tknox@kslaw.com
dkahan@kslaw.com
or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Section 8.5   Governing Law.   This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware.
Section 8.6   Fees and Expenses.   Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided, that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and Tailwind shall pay, or cause to be paid, all Unpaid Tailwind Expenses and (b) if the Closing occurs, then Tailwind shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid Tailwind Expenses.
Section 8.7   Construction; Interpretation.   The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor its respective counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not) shall mean, when used with reference to documents or other materials required to be provided or made available to Tailwind, any documents or other materials posted to the electronic data room located at app.box.com under the project name “Tailwind” as of 5:00 p.m., Eastern Time, at least one (1) Business Day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement); (n) any reference to the “Company” in this Agreement shall mean and refer to the “Surviving Company” from and after the Effective Time; and (o) all references to the “date hereof” mean the date of this Agreement. If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
Section 8.8   Exhibits and Schedules.   All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the Tailwind Disclosure Schedules corresponding to any Section or subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Tailwind Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article 3 (in the case of the Company Disclosure Schedules) or Article 4 (in the case of the Tailwind Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. The information and disclosures set forth in the Schedules that correspond to the section or subsections of Article 3 or Article 4 may not be limited to matters required to be disclosed in the Schedules, and any such additional information or disclosure is for informational purposes only and does not necessarily include other matters of a similar nature.
Section 8.9   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party and its successors and permitted assigns and, except as provided in Section 5.14, Section 5.15, the last sentence of this Section 8.9 and Section 8.13, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. The Tailwind Sponsor shall be an express third-party beneficiary of the last sentence of Section 2.6, Section 5.4, Section 5.16(e), Section 5.17, Section 8.2, Section 8.3, this Section 8.9 and Section 8.14. The Cannae PIPE Investor shall be an express third-party beneficiary of Section 5.16(d).
Section 8.10   Severability.   Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 8.11   Counterparts; Electronic Signatures.   This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by e-mail, or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.

Section 8.12   Knowledge of Company; Knowledge of Tailwind.   For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For all purposes of this Agreement, the phrase “to Tailwind’s knowledge” and “to the knowledge of Tailwind” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the Tailwind Disclosure Schedules, assuming reasonable due inquiry and investigation of his or her direct reports. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the Tailwind Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.
Section 8.13   No Recourse.   This Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and without limiting the generality of the foregoing, none of the Representatives of Tailwind or the Company shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter or the transactions contemplated hereby or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, except as expressly provided herein or, for the avoidance of doubt, for claims pursuant to any Ancillary Document by any party(ies) thereto against any other party(ies) thereto on the terms and subject to the conditions therein.
Section 8.14   Extension; Waiver.   The Company prior to the Closing and the Tailwind Sponsor after the Closing may (a) extend the time for the performance of any of the obligations or other acts of the Tailwind Parties set forth herein, (b) waive any inaccuracies in the representations and warranties of the Tailwind Parties set forth herein or (c) waive compliance by the Tailwind Parties with any of the agreements or conditions set forth herein. Tailwind (prior to the Closing Date) and the Tailwind Sponsor (after the Closing Date), may (i) extend the time for the performance of any of the obligations or other acts of the Company or the Company Stockholder Representative set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company or the Company Stockholder Representative set forth herein or (iii) waive compliance by the Company or the Company Stockholder Representative with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section 8.15   Waiver of Jury Trial.   THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS RELATED HERETO OR THERETO OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER

VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.15.
Section 8.16   Submission to Jurisdiction.   Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Chancery Court of the State of Delaware (or, if the Chancery Court of the State of Delaware declines to accept jurisdiction, any state or federal court within State of New York, New York County), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the transactions contemplated hereby or any of the transactions contemplated thereby, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.
Section 8.17   Remedies.   Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their respective obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate the transactions contemplated by this Agreement) in accordance with their specific terms or otherwise breach such provisions. It is accordingly agreed that the Parties shall be entitled to seek an injunction or injunctions, specific performance and other equitable relief to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, in each case, without posting a bond or undertaking and without proof of damages and this being in addition to any other remedy to which they are entitled at law or in equity. Each of the Parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief when expressly available pursuant to the terms of this Agreement on the basis that the other parties have an adequate remedy at law or an award of specific performance is not an appropriate remedy for any reason at law or equity.
Section 8.18   Trust Account Waiver.   Reference is made to the final prospectus of Tailwind, filed with the SEC (File No. 333-248113) on September 3, 2020 (the “Prospectus”). The Company acknowledges and agrees and understands that Tailwind has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Tailwind’s public stockholders (including overallotment shares acquired by Tailwind’s underwriters, the “Public Stockholders”), and Tailwind may disburse monies from the Trust Account only in the express circumstances described in the Prospectus. For and in consideration of Tailwind entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Company Stockholder Representative each hereby agrees on behalf of itself and its Representatives that, notwithstanding the foregoing or anything to the contrary in this Agreement, none of the Company, the Company Stockholder Representative or any of their respective Representatives does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Tailwind or any of its Representatives, on the one hand, and, the Company, the Company Stockholder Representative or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Trust Account Released Claims”). The Company and the Company Stockholder Representative each, on its own behalf and on behalf of its Representatives (including, for the avoidance of doubt, in the case of the Company, its future equityholders, including any equityholders of Sentar or RPC Tyche that would, if the transactions contemplated by the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable, become Company Stockholders), hereby irrevocably waives any Trust Account Released Claims that it or any of its Representatives (including, for the avoidance of doubt, in the case of the Company, its future equityholders, including any equityholders of Sentar or RPC Tyche that would, if the transactions contemplated by the Sentar Purchase Agreement or the RPC Tyche Purchase Agreement, as applicable, become Company Stockholders) may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, or Contracts with Tailwind or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with Tailwind or its Affiliates).
Section 8.19   Company Stockholder Representative.
(a)   Rationem, LLC is hereby appointed, authorized and empowered to act as a representative for the benefit of the Company Stockholders, as the exclusive agent and attorney-in-fact to act on behalf of each Company Stockholder, in connection with and to facilitate the consummation of the transactions contemplated by this Agreement, including pursuant to any Ancillary Documents, which shall include the power and authority:
(i)   to execute and deliver this Agreement and any Ancillary Documents (with such modifications or changes herein or therein as to which the Company Stockholder Representative, in its sole and absolute, discretion, shall have consented) and to agree to such amendments or modifications thereto or to this Agreement as the Company Stockholder Representative, in its sole discretion, may deem necessary or desirable;
(ii)   to execute and deliver such amendments, modifications, waivers and consents in connection with this Agreement, any Ancillary Document or the consummation of the transactions contemplated hereby or thereby as the Company Stockholder Representative, in its sole discretion, may deem necessary or desirable;
(iii)   to enforce and protect the rights and interests of the Company Stockholders and to enforce and protect the rights and interests of the Company Stockholder Representative arising out of or under or in any manner relating to this Agreement, any Ancillary Document or the transactions contemplated hereby or thereby, and to take any and all actions which the Company Stockholder Representative believes are necessary or appropriate under this Agreement and/or any Ancillary Document for and on behalf of Company Stockholders (but, in each case, subject to the terms and conditions hereunder and thereunder);
(iv)   to refrain from enforcing any right of any Company Stockholder or the Company Stockholder Representative arising out of or under or in any manner relating to this Agreement or any Ancillary Document or any of the transactions contemplated hereby or thereby; provided, however, that no such failure to act on the part of the Company Stockholder Representative, except as otherwise provided in this Agreement or in any Ancillary Document, shall be deemed a waiver of any such right or interest by any such Company Stockholder or Company Stockholder Representative unless such waiver is in writing signed by the waiving party or by the Company Stockholder Representative, as applicable; and

(v)   to make, execute, acknowledge and deliver all such other agreements, guarantees, orders, receipts, endorsements, notices, requests, instructions, certificates, stock powers, letters and other writings, and, in general, to do any and all things and to take any and all action that the Company Stockholder Representative, in its sole and absolute discretion, may consider necessary or proper or convenient in connection with or to carry out the transactions contemplated by this Agreement and all Ancillary Documents on behalf of the Company Stockholders (but, in each, case subject to the terms and conditions hereunder and thereunder).
(b)   Each of the other Parties shall be entitled to rely conclusively, without inquiry, on any document executed or purported to be executed on behalf of any Company Stockholder by the Company Stockholder Representative, and on any other decision, action, omission, consent or instruction taken or purported to be taken on behalf of any Company Stockholder by the Company Stockholder Representative, as fully binding on such Company Stockholder, and each of the other Parties are hereby relieved from any liability to any Person in accordance with the foregoing, all of which shall be legally binding upon the Company Stockholders, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same. Notice given to the Company Stockholder Representative in accordance with the provisions of this Agreement shall constitute notice to the Company Stockholders for all purposes under this Agreement or, except as otherwise expressly provided therein, any Ancillary Document.
(c)   The grant of authority provided for herein (A) is coupled with an interest and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of any Company Stockholder, and (B) shall survive the consummation of transactions contemplated by this Agreement. All decisions and actions by the Company Stockholder Representative made in accordance with the authority granted to it hereunder, shall be binding upon all of the Company Stockholder, and no Company Stockholder shall have the right to object, dissent, protest or otherwise contest the same. Notwithstanding the foregoing, the Company Stockholder Representative may resign as the Company Stockholder Representative at any time by providing written notice to Tailwind, which resignation shall become effective upon appointment of a successor Company Stockholder Representative by the Company Stockholders constituting a majority of the voting power of the Company Shares immediately prior to Effective Time. All power, authority, rights, privileges and obligations conferred in this Agreement to the Company Stockholder Representative shall apply to any successor Company Stockholder Representative.
(d)   By virtue of the adoption of this Agreement and the approval of this Agreement, the Ancillary Documents to which the Company is or will be a party, and the transactions contemplated hereby and thereby, by the Company Stockholders, each Company Stockholder (regardless of whether or not such Company Stockholder votes in favor of the adoption of this Agreement and the approval of this Agreement, Ancillary Documents and the transactions contemplated hereby and thereby, whether at a meeting or by written consent in lieu thereof) shall be deemed to have (i) released the Company Stockholder Representative from, and agreed to indemnify the Stockholder Representative against, liability for any action taken or not taken by the Company Stockholder Representative in its capacity as such Company Stockholder Representative, except for the liability of the Company Stockholder Representative to a Company Stockholder for loss which such Company Stockholder may suffer from fraud committed by the Company Stockholder Representative in carrying out its duties hereunder, and (ii) appointed, as of such approval, the Company Stockholder Representative as such Company Stockholder’s exclusive agent and attorney-in-fact to enter into any agreement in connection with the Agreement, Ancillary Documents and transactions contemplated hereby and thereby, to exercise all or any of the powers, authority and discretion conferred on such Company Stockholder under any such agreement, to give and receive notices on such Company Stockholder’s behalf and to be such Company Stockholder’s exclusive representative with respect to any matter, suit, claim, action or other Proceeding arising with respect to any transaction contemplated by such agreement, including, without limitation, the defense, settlement or compromise of any claim, action or other Proceeding thereunder.

(e)   The Company Stockholder Representative hereby represents and warrants to the Tailwind Parties, in each case, as of the date of this Agreement and as of the Closing, as follows:
(i)   The Company Stockholder Representative is a Delaware limited liability company duly formed, validly existing and in good standing under the Laws of the State of Delaware;
(ii)   The Company Stockholder Representative has the requisite limited liability company power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Ancillary Documents to which the Company Stockholder Representative is or will be a party and the consummation of the transactions contemplated hereby and thereby have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary limited liability company action on the part of the Company Stockholder Representative. This Agreement and each Ancillary Document to which the Company Stockholder Representative is or will be a party has been or will be, upon execution thereof, as applicable, duly and validly executed and delivered by the Company Stockholder Representative and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding agreement of the Company Stockholder Representative (assuming that this Agreement and the Ancillary Documents to which the Company Stockholder Representative is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party thereto), enforceable against the Company Stockholder Representative in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity);
(iii)   No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Entity is required on the part of the Company Stockholder Representative with respect to the Company Stockholder Representative’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the Company Stockholder Representative is or will be party or the consummation of the transactions contemplated hereby or thereby; and
(iv)   None of the execution or delivery by the Company Stockholder Representative of this Agreement or any Ancillary Documents to which it is or will be a party, the performance by the Company Stockholder Representative of its obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby will, directly or indirectly (with or without due notice or lapse of time or both) (A) result in a violation or breach of any provision of the Company Stockholder Representative’s Governing Documents, (B) result in a violation or breach of, or constitute a default or give rise to any right of termination, Consent, cancellation, amendment, modification, suspension, revocation or acceleration under, any of the terms, conditions or provisions of (x) any Contract to which the Company Stockholder Representative is a party or (y) any material Permits of the Company Stockholder Representative, or (C) violate, or constitute a breach under, any Order or applicable Law to which the Company Stockholder Representative or any of its properties or assets are subject or bound, except, in the case of any of clauses (ii) and (iii) above, as would not reasonably be expected to adversely affect the ability of the Company Stockholder Representative to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or the Ancillary Documents in any material respect.
(v)   There is no Proceeding pending or, to the Company Stockholder Representative’s knowledge, threatened against or involving the Company Stockholder Representative or any of its Affiliates that, if adversely decided or resolved, would reasonably be expected to adversely affect the ability of the Company Stockholder Representative to perform, or otherwise comply with, any of its covenants, agreements or obligations under this Agreement or the Ancillary Documents in any material respect.
(vi)   The Company Stockholder Representative, solely in its capacity as the Company Stockholder Representative, acknowledges, represents, warrants and agrees that (A) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, the Tailwind Parties and (B) it has been furnished with or given access to such documents and information about the Tailwind Parties and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement, the Ancillary Documents and the transactions contemplated hereby and thereby.
(vii)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company Stockholder Representative, solely in its capacity as the Company Stockholder Representative, has relied solely on its own investigation and analysis and no other representations or warranties of any Tailwind Party or any other Person, either express or implied, and the Company Stockholder Representative, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, none of the Tailwind Parties or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the transactions contemplated hereby or thereby.
* * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
TAILWIND ACQUISITION CORP.
By:
/s/ Chris Hollod

Name: Chris Hollod
Title:   Chief Executive Officer
[Signature Page to Business Combination Agreement]

COMPASS MERGER SUB, INC.
By:
/s/ Philip Krim

Name: Philip Krim
Title:   President
[Signature Page to Business Combination Agreement]

QOMPLX, INC.
By:
/s/ Jason Crabtree

Name: Jason Crabtree
Title:   Chief Executive Officer
[Signature Page to Business Combination Agreement]

RATIONEM, LLC
By:
/s/ Jason Crabtree

Name: Jason Crabtree
Title:   Chief Executive Officer
[Signature Page to Business Combination Agreement]

Annex A-1
Other PIPE Investors

Annex A-2
Bridge Investors

Annex B
Supporting Company Stockholders

Annex B
Execution Version
FORM OF
SECOND AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
QOMPLX, INC.
ARTICLE I
The name of the corporation is QOMPLX, Inc. (the “Corporation”).
ARTICLE II
The address of the Corporation’s registered office in the State of Delaware is [           ] and the name of its registered agent at such address is [           ].
ARTICLE III
The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”) as it now exists or may hereafter be amended and supplemented.
ARTICLE IV
The total number of shares of all classes of capital stock, each with a par value of $0.0001 per share, which the Corporation is authorized to issue is 501,000,000 shares, consisting of (a) 500,000,000 shares of Class A common stock (the “Class A Common Stock” or “Common Stock”) and (b) 1,000,000 shares of preferred stock (the “Preferred Stock”).
ARTICLE V
The designations and the powers, privileges and rights, and the qualifications, limitations or restrictions thereof in respect of each class of capital stock of the Corporation are as follows:
A.
CLASS A COMMON STOCK

1.
General.   The voting, dividend, liquidation and other rights and powers of the Class A Common Stock are subject to and qualified by the rights, powers and preferences of any series of Preferred Stock as may be designated by the Board of Directors of the Corporation (the “Board of Directors”) and outstanding from time to time.

2.
Voting.   Except as otherwise provided herein (including in any Certificate of Designation (as defined below)) or expressly required by law, each holder of Class A Common Stock, as such, shall have the exclusive right to vote on each matter properly submitted to a vote of stockholders on which such holder is entitled to vote and shall be entitled to one vote for each share of Class A Common Stock held of record by such holder as of the record date for determining stockholders entitled to vote on such matter. Except as otherwise required by law, holders of Class A Common Stock, as such, shall not be entitled to vote on any amendment to this Certificate of Incorporation (including any Certificate of Designation (as defined below)) that relates solely to the rights, powers, preferences (or the qualifications, limitations or restrictions thereof) or other terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Certificate of Designation) or pursuant to the DGCL.

3.
Dividends.   Subject to applicable law and the rights and preferences of any holders of any outstanding series of Preferred Stock, the holders of Class A Common Stock, as such, shall be entitled to the payment of dividends on the Class A Common Stock when, as and if declared by the Board of Directors in accordance with applicable law and share equally on a per share basis in such dividends.
4.
Liquidation.   Subject to applicable law and the rights and preferences of any holders of any shares of any outstanding series of Preferred Stock, in the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the funds and assets of the Corporation that may be legally distributed to the Corporation’s stockholders shall be distributed among the holders of the then outstanding Class A Common Stock pro rata in accordance with the number of shares of Class A Common Stock held by each such holder.

5.
Transfer Rights.   Subject to applicable law and the transfer restrictions applicable to certain shares of Class A Common Stock set forth in Article VII of the bylaws of the Corporation (as such Bylaws may be amended from time to time, the “Bylaws”), shares of Class A Common Stock and the rights and obligations associated therewith shall be fully transferable to any transferee.

B.
PREFERRED STOCK

Shares of Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the creation and issuance of such series adopted by the Board of Directors as hereinafter provided.
Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designation relating thereto in accordance with the DGCL (a “Certificate of Designation”), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, and to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the DGCL. Without limiting the generality of the foregoing, the resolution or resolutions providing for the creation and issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law and this Certificate of Incorporation (including any Certificate of Designation). Except as otherwise required by law, holders of any series of Preferred Stock shall be entitled only to such voting rights, if any, as shall expressly be granted thereto by this Certificate of Incorporation (including any Certificate of Designation).
C.
Subject to the rights of any holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), voting together as a single class, without a separate vote of the holders of the class or classes the number of authorized shares of which are being increased or decreased.

ARTICLE VI
For the management of the business and for the conduct of the affairs of the Corporation it is further provided that:
A.
The directors of the Corporation shall be classified with respect to the time for which they severally hold office into three classes, designated as Class I, Class II and Class III. two (2) directors of the Corporation shall be Class I directors; two (2) directors of the Corporation shall be Class II directors; and three (3) directors of the Corporation shall be Class III directors. The initial Class I directors shall serve for a term expiring at the first annual meeting of the stockholders following the filing and effectiveness of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Effective Time”); the initial Class II directors shall serve for a term expiring at the second annual meeting of the stockholders following the Effective Time; and the initial Class III directors shall serve for a term expiring at the third annual meeting following the Effective Time. At each annual meeting of stockholders of the Corporation beginning with the first annual meeting of stockholders following the Effective Time, the successors of the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election. Each director shall hold office until his or her successor is duly elected and qualified or until his or her earlier death, resignation, disqualification or removal in accordance with this Certificate of Incorporation. No decrease in the number of directors shall shorten the term of any incumbent director. There shall be no limit on the number of terms a director may serve on the Board of Directors.
B.
Except as otherwise expressly provided by the DGCL or this Certificate of Incorporation, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The number of directors that shall constitute the whole Board of Directors shall be fixed exclusively by one or more resolutions adopted from time to time by the Board of Directors in accordance with the Bylaws.

C.
Subject to the rights of any holders of any outstanding series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board of Directors or any individual director may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote at an election of directors.

D.
Except as otherwise provided by law, any vacancies on the Board of Directors resulting from death, resignation, disqualification, retirement, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall be filled exclusively by the affirmative vote of a majority of the directors then in office, even though less than a quorum, or by a sole remaining director, and shall not be filled by the stockholders. Any director appointed in accordance with the preceding sentence shall hold office until the expiration of the term of the class to which such director shall have been appointed or until his or her earlier death, resignation, retirement, disqualification, or removal.

E.
In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws, subject to the power of the stockholders of the Corporation entitled to vote with respect thereto to adopt, amend or repeal the Bylaws. The stockholders of the Corporation shall also have the power to adopt, amend or repeal the Bylaws; provided, that in addition to any vote of the holders of any class or series of stock of the Corporation required by applicable law or by this Certificate of Incorporation (including any Certificate of Designation in respect of one or more series of Preferred Stock) or the Bylaws, the adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall require the affirmative vote of the holders of at least two-thirds of the voting power of all of the then outstanding shares of voting stock of the Corporation entitled to vote generally in an election of directors; provided, further, that no adoption, amendment or repeal of the Bylaws by the stockholders of the Corporation shall invalidate any prior act of the Board of Directors that would have been valid if such Bylaws had not been adopted, amended or repealed.

F.
The directors of the Corporation need not be elected by written ballot unless the Bylaws so provide. Subject to the rights of any holders of any outstanding series of Preferred Stock, the holders of shares of voting stock of the Corporation shall not have cumulative voting rights with respect to the election of directors or otherwise.

ARTICLE VII
A.
Except as otherwise expressly provided for or fixed pursuant to any Certificate of Designation permitting the holders of one or more series of Preferred Stock to act by written consent solely with respect to matters affecting holders of such series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders.

B.
Subject to the requirements of applicable law, special meetings of the stockholders of the Corporation may be called for any purpose or purposes, at any time only by or at the direction of the Board of Directors, the Chairperson of the Board of Directors, the Chief Executive Officer or President, in each case, in accordance with the Bylaws, and shall not be called by any other person or persons. Any such special meeting so called may be postponed, rescheduled or cancelled by the Board of Directors or other person calling the meeting.

C.
Advance notice of stockholder nominations for the election of directors and of other business proposed to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws. Any business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes identified in the notice of such meeting.

ARTICLE VIII
No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or hereafter may be amended. Any amendment, repeal or modification of this Article VIII, or the adoption of any provision of the Certificate of Incorporation of the Corporation inconsistent with this Article VIII, shall not adversely affect any right or protection of a director of the Corporation with respect to any act or omission occurring prior to such amendment, repeal, modification or adoption. If the DGCL is amended after approval by the stockholders of this Article VIII to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL as so amended.
ARTICLE IX
The Corporation shall indemnify each of its directors and officers to the fullest extent authorized or permitted by applicable law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The right to indemnification conferred by this Article IX shall include the right to be paid by the Corporation the expenses incurred in defending or otherwise participating in any proceeding in advance of its final disposition upon receipt by the Corporation of an undertaking by or on behalf of the director or officer receiving advancement to repay the amount advanced if it shall ultimately be determined that such person is not entitled to be indemnified by the Corporation under this Article IX. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article IX to directors and officers of the Corporation. The rights to indemnification and to the advancement of expenses conferred in this Article IX shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws, any statute, agreement, vote of stockholders or disinterested directors or otherwise. Any repeal or modification of this Article IX by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Certificate of Incorporation inconsistent with this Article IX, shall not, unless otherwise required by law, adversely affect any rights to indemnification and to the advancement of expenses of a director, officer, employee or agent of the Corporation (collectively, the “Covered Persons”) existing at the time of such repeal, modification or adoption of such inconsistent provision with respect to any acts or omissions occurring prior to such repeal, modification or adoption of such inconsistent provision.
The Corporation hereby acknowledges that certain Covered Persons may have rights to indemnification and advancement of expenses (directly or through insurance obtained by any such entity) provided by one or more third parties (collectively, the “Other Indemnitors”), and which may include third parties for whom such Covered Person serves as a manager, member, officer, employee or agent. The Corporation hereby agrees and acknowledges that notwithstanding any such rights that a Covered Person may have with respect to any Other Indemnitor(s), (i) the Corporation is the indemnitor of first resort with respect to all Covered Persons and all obligations to indemnify and provide advancement of expenses to Covered Persons, (ii) the Corporation shall be required to indemnify and advance the full amount of expenses incurred by the Covered Persons, to the fullest extent required by law, the terms of this Certificate of Incorporation, the Bylaws, any agreement to which the Corporation is a party, any vote of the stockholders or the Board of Directors, or otherwise, without regard to any rights the Covered Persons may have against the Other Indemnitors and (iii) to the fullest extent permitted by law, the Corporation irrevocably waives, relinquishes and releases the Other Indemnitors from any and all claims for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Other Indemnitors with respect to any claim for which the Covered Persons have sought indemnification from the Corporation shall affect the foregoing and the Other Indemnitors shall have a right of contribution and/or be subrogated to the extent of any such advancement or payment to all of the rights of recovery of the Covered Persons against the Corporation. These rights shall be a contract right, and the Other Indemnitors are express third party beneficiaries of the terms of this paragraph. Notwithstanding anything to the contrary herein, the obligations of the Corporation under this paragraph shall only apply to Covered Persons in their capacity as Covered Persons.
ARTICLE X
A.
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery (the “Chancery Court”) of the State of Delaware (or, in the event that the Chancery Court does not have jurisdiction, the federal district court for the District of Delaware or other state courts of the State of Delaware) and any appellate court thereof shall, to the fullest extent permitted by law, be the sole and exclusive forum for (i) any derivative action, suit or proceeding brought on behalf of the Corporation, (ii) any action, suit or proceeding asserting a claim of breach of a fiduciary duty owed by any director, officer or stockholder of the Corporation to the Corporation or to the Corporation’s stockholders, (iii) any action, suit or proceeding arising pursuant to any provision of the DGCL or the Bylaws or this Certificate of Incorporation (as either may be amended from time to time), (iv) any action, suit or proceeding as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware, or (v) any action, suit or proceeding asserting a claim against the Corporation or any current or former director, officer or stockholder governed by the internal affairs doctrine. If any action the subject matter of which is within the scope of the immediately preceding sentence is filed in a court other than the courts in the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (a) the personal jurisdiction of the state and federal courts in the State of Delaware in connection with any action brought in any such court to enforce the provisions of the immediately preceding sentence and (b) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Notwithstanding the foregoing, the provisions of this Article X(A) shall not apply to suits brought to enforce any liability or duty created by the Securities Act, the Exchange Act or any other claim for which the federal courts of the United States have exclusive jurisdiction.

B.
Unless the Corporation consents in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

C.
Any person or entity purchasing or otherwise acquiring any interest in any security of the Corporation shall be deemed to have notice of and consented to this Article X.

ARTICLE XI
A.
The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Certificate of Incorporation (including any Certificate of Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Certificate of Incorporation and the DGCL, and, except as set forth in Article X, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article XI. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, in addition to any vote required by applicable law, the following provisions in this Certificate of Incorporation may be amended, altered, repealed or rescinded, in whole or in part, or any provision inconsistent therewith or herewith may be adopted, only by the affirmative vote of the holders of at least two-thirds of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class: Article V(B), Article VI, Article VII, Article VIII, Article IX, Article X and this Article XI.

B.
If any provision or provisions of this Certificate of Incorporation shall be held to be invalid, illegal or unenforceable as applied to any circumstance for any reason whatsoever: (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Certificate of Incorporation (including, without limitation, each portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) shall not, to the fullest extent permitted by applicable law, in any way be affected or impaired thereby and (ii) to the fullest extent permitted by applicable law, the provisions of this Certificate of Incorporation (including, without limitation, each such portion of any paragraph of this Certificate of Incorporation containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service to or for the benefit of the Corporation to the fullest extent permitted by law.

[Remainder of Page Intentionally Left Blank]

Annex C
Execution Version
FORM OF BYLAWS
OF
QOMPLX, INC.
(THE “CORPORATION”)
EFFECTIVE AS OF [           ], 2021
ARTICLE I
OFFICES
Section 1.1   Registered Office.   The registered office of the Corporation within the State of Delaware shall be located at either (a) the principal place of business of the Corporation in the State of Delaware or (b) the office of the corporation or individual acting as the Corporation’s registered agent in Delaware.
Section 1.2   Additional Offices.   The Corporation may, in addition to its registered office in the State of Delaware, have such other offices and places of business, both within and outside the State of Delaware, as the Board of Directors of the Corporation (the “Board”) may from time to time determine or as the business and affairs of the Corporation may require.
ARTICLE II
STOCKHOLDERS MEETINGS
Section 2.1   Annual Meetings.   The annual meeting of stockholders shall be held at such place, either within or without the State of Delaware, and time and on such date as shall be determined by the Board and stated in the notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a). At each annual meeting, the stockholders entitled to vote on such matters shall elect those directors of the Corporation to fill any term of a directorship that expires on the date of such annual meeting and may transact any other business as may properly be brought before the meeting.
Section 2.2   Special Meetings.   Subject to the rights of the holders of any outstanding series of the preferred stock of the Corporation (“Preferred Stock”), and to the requirements of applicable law, special meetings of stockholders, for any purpose or purposes, may be called only by the Chairman of the Board, the Chief Executive Officer or the President of the Corporation or the Board pursuant to a resolution adopted by a majority of the Board, and may not be called by any other person. Special meetings of stockholders shall be held at such place, either within or without the State of Delaware, and at such time and on such date as shall be determined by the Board and stated in the Corporation’s notice of the meeting, provided that the Board may in its sole discretion determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication pursuant to Section 9.5(a).
Section 2.3   Notices.   Written notice of each stockholders meeting, stating the place, if any, date, and time of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the record date for determining the stockholders entitled to vote at the meeting, if such date is different from the record date for determining stockholders entitled to notice of the meeting, shall be given in the manner permitted by Section 9.3 to each stockholder entitled to vote thereat as of the record date for determining the stockholders entitled to notice of the meeting, by the Corporation not less than 10 nor more than 60 days before the date of the meeting unless otherwise required by the General Corporation Law of the State of Delaware (the “DGCL”). If said notice is for a stockholders meeting other than an annual meeting, it shall in addition state the purpose or purposes for which the meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in the Corporation’s notice of meeting (or any supplement thereto). Any meeting of stockholders as to which notice has been given may be postponed, and any meeting of stockholders as to which notice has been given may be cancelled, by the Board upon public announcement (as defined in Section 2.7(c)) given before the date previously scheduled for such meeting.

Section 2.4   Quorum.   Except as otherwise provided by applicable law, the Corporation’s Certificate of Incorporation, as the same may be amended or restated from time to time (the “Certificate of Incorporation”) or these Bylaws, the presence, in person or by proxy, at a stockholders meeting of the holders of shares of outstanding capital stock of the Corporation representing a majority of the voting power of all outstanding shares of capital stock of the Corporation entitled to vote at such meeting shall constitute a quorum for the transaction of business at such meeting, except that when specified business is to be voted on by a class or series of stock voting as a class, the holders of shares representing a majority of the voting power of the outstanding shares of such class or series shall constitute a quorum of such class or series for the transaction of such business. If a quorum shall not be present or represented by proxy at any meeting of the stockholders of the Corporation, the chairman of the meeting may adjourn the meeting from time to time in the manner provided in Section 2.6 until a quorum shall attend. The stockholders present at a duly convened meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Shares of its own stock belonging to the Corporation or to another corporation, if a majority of the voting power of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the Corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any such other corporation to vote shares held by it in a fiduciary capacity.
Section 2.5   Voting of Shares.
(a)
Voting Lists.   The Secretary of the Corporation (the “Secretary”) shall prepare, or shall cause the officer or agent who has charge of the stock ledger of the Corporation to prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at such meeting; provided, however, that if the record date for determining the stockholders entitled to vote is less than 10 days before the meeting date, the list shall reflect the stockholders entitled to vote as of the 10th day before the meeting date, arranged in alphabetical order and showing the address and the number and class of shares registered in the name of each stockholder. Nothing contained in this Section 2.5(a) shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present. If a meeting of stockholders is to be held solely by means of remote communication as permitted by Section 9.5(a), the list shall be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of meeting. The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list required by this Section 2.5(a) or to vote in person or by proxy at any meeting of stockholders.

(b)
Manner of Voting.   At any stockholders meeting, every stockholder entitled to vote may vote in person or by proxy. If authorized by the Board, the voting by stockholders or proxy holders at any meeting conducted by remote communication may be effected by a ballot submitted by electronic transmission (as defined in Section 9.3), provided that any such electronic transmission must either set forth or be submitted with information from which the Corporation can determine that the electronic transmission was authorized by the stockholder or proxy holder. The Board, in its discretion, or the chairman of the meeting of stockholders, in such person’s discretion, may require that any votes cast at such meeting shall be cast by written ballot.

(c)
Proxies.   Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies need not be filed with the Secretary until the meeting is called to order, but shall be filed with the Secretary before being voted. Without limiting the manner in which a stockholder may authorize another person or persons to act for such stockholder as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority. No stockholder shall have cumulative voting rights.
(i)
A stockholder may execute a writing authorizing another person or persons to act for such stockholder as proxy. Execution may be accomplished by the stockholder or such stockholder’s authorized officer, director, employee or agent signing such writing or causing such person’s signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

(ii)
A stockholder may authorize another person or persons to act for such stockholder as proxy by transmitting or authorizing the transmission of an electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

(d)
Required Vote.   All matters presented to the stockholders at a meeting at which a quorum is present shall be determined by the vote of a majority of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon, unless the matter is one upon which, by applicable law, the Certificate of Incorporation, these Bylaws or applicable stock exchange rules, a different vote is required, in which case such provision shall govern and control the decision of such matter.

(e)
Inspectors of Election.   The Board may, and shall if required by law, in advance of any meeting of stockholders, appoint one or more persons as inspectors of election, who may be employees of the Corporation or otherwise serve the Corporation in other capacities, to act at such meeting of stockholders or any adjournment thereof and to make a written report thereof. The Board may appoint one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspectors of election or alternates are appointed by the Board, the chairman of the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before discharging his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall ascertain and report the number of outstanding shares and the voting power of each; determine the number of shares present in person or represented by proxy at the meeting and the validity of proxies and ballots; count all votes and ballots and report the results; determine and retain for a reasonable period a record of the disposition of any challenges made to any determination by the inspectors; and certify their determination of the number of shares represented at the meeting and their count of all votes and ballots. No person who is a candidate for an office at an election may serve as an inspector at such election. Each report of an inspector shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors.

Section 2.6   Adjournments.   Any meeting of stockholders, annual or special, may be adjourned by the chairman of the meeting, from time to time, whether or not there is a quorum, to reconvene at the same or some other place. Notice need not be given of any such adjourned meeting if the date, time, and place, if any, thereof, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting the stockholders, or the holders of any class or series of stock entitled to vote separately as a class, as the case may be, may transact any business that might have been transacted at the original meeting. If the adjournment is for more than 30 days, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If, after the adjournment, a new record date for stockholders entitled to vote is fixed for the adjourned meeting, the Board shall fix a new record date for notice of such adjourned meeting in accordance with Section 9.2, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date fixed for notice of such adjourned meeting.
Section 2.7   Advance Notice for Business.
(a)
Annual Meetings of Stockholders.   No business may be transacted at an annual meeting of stockholders, other than business that is either (i) specified in the Corporation’s notice of meeting (or any supplement thereto) given by or at the direction of the Board, (ii) otherwise properly brought before the annual meeting by or at the direction of the Board or (iii) otherwise properly brought before the annual meeting by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote at such annual meeting on the date of the giving of the notice provided for in this Section 2.7(a) and on the record date for the determination of stockholders entitled to vote at such annual meeting and (y) who complies with the notice procedures set forth in this Section 2.7(a). Notwithstanding anything in this Section 2.7(a) to the contrary, only persons nominated for election as a director to fill any term of a directorship that expires on the date of the annual meeting pursuant to Section 3.2 will be considered for election at such meeting.

(i)
In addition to any other applicable requirements, for business (other than nominations) to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary and such business must otherwise be a proper matter for stockholder action. Subject to Section 2.7(a)(iii), a stockholder’s notice to the Secretary with respect to such business, to be timely, must be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting is first made by the Corporation. The public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 2.7(a).

(ii)
To be in proper written form, a stockholder’s notice to the Secretary with respect to any business (other than nominations) must set forth as to each such matter such stockholder proposes to bring before the annual meeting (A) a brief description of the business desired to be brought before the annual meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event such business includes a proposal to amend these Bylaws, the language of the proposed amendment) and the reasons for conducting such business at the annual meeting, (B) the name and record address of such stockholder and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and by the beneficial owner, if any, on whose behalf the proposal is made, (D) a description of all arrangements or understandings between such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and any other person or persons (including their names) in connection with the proposal of such business by such stockholder, (E) any material interest of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made in such business and (F) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

(iii)
The foregoing notice requirements of this Section 2.7(a) shall be deemed satisfied by a stockholder as to any proposal (other than nominations) if the stockholder has notified the Corporation of such stockholder’s intention to present such proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and such stockholder has complied with the requirements of such Rule for inclusion of such proposal in a proxy statement prepared by the Corporation to solicit proxies for such annual meeting. No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2.7(a), provided, however, that once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2.7(a) shall be deemed to preclude discussion by any stockholder of any such business. If the Board or the chairman of the annual meeting determines that any stockholder proposal was not made in accordance with the provisions of this Section 2.7(a) or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 2.7(a), such proposal shall not be presented for action at the annual meeting. Notwithstanding the foregoing provisions of this Section 2.7(a), if the stockholder (or a qualified representative of the stockholder) does not appear at the annual meeting of stockholders of the Corporation to present the proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such matter may have been received by the Corporation.

(iv)
In addition to the provisions of this Section 2.7(a), a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 2.7(a) shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(b)
Special Meetings of Stockholders.   Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting only pursuant to Section 3.2.

(c)
Public Announcement.   For purposes of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed or furnished by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act (or any successor thereto).

Section 2.8   Conduct of Meetings.   The chairman of each annual and special meeting of stockholders shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the President or if the President is not a director, such other person as shall be appointed by the Board. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board may adopt such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with these Bylaws or such rules and regulations as adopted by the Board, the chairman of any meeting of stockholders shall have the right and authority to convene and to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) rules and procedures for maintaining order at the meeting and the safety of those present; (c) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (d) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (e) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure. The secretary of each annual and special meeting of stockholders shall be the Secretary or, in the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary so appointed to act by the chairman of the meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE III
DIRECTORS
Section 3.1   Powers; Number.   The business and affairs of the Corporation shall be managed by or under the direction of the Board, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws required to be exercised or done by the stockholders. Directors need not be stockholders or residents of the State of Delaware. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board.
Section 3.2   Advance Notice for Nomination of Directors.
(a)
Subject to the terms of the Certificate of Incorporation and any contractual rights granted to any stockholder, only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the Corporation. Nominations of persons for election to the Board at any annual meeting of stockholders, or at any special meeting of stockholders called for the purpose of electing directors as set forth in the Corporation’s notice of such special meeting, may be made (i) by or at the direction of the Board or (ii) by any stockholder of the Corporation (x) who is a stockholder of record entitled to vote in the election of directors on the date of the giving of the notice provided for in this Section 3.2 and on the record date for the determination of stockholders entitled to vote at such meeting and (y) who complies with the notice procedures set forth in this Section 3.2.

(b)
Subject to the terms of the Certificate of Incorporation and any contractual rights granted to any stockholder, in addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary. To be timely, a stockholder’s notice to the Secretary must be received by the Secretary at the principal executive offices of the Corporation (i) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is more than 30 days before or more than 60 days after such anniversary date (or if there has been no prior annual meeting), notice by the stockholder to be timely must be so received no earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Corporation; and (ii) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Corporation. In no event shall the public announcement of an adjournment or postponement of an annual meeting or special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described in this Section 3.2.

(c)
Notwithstanding anything in paragraph (b) to the contrary, in the event that the number of directors to be elected to the Board at an annual meeting is greater than the number of directors whose terms expire on the date of the annual meeting and there is no public announcement by the Corporation naming all of the nominees for the additional directors to be elected or specifying the size of the increased Board before the close of business on the 90th day prior to the anniversary date of the immediately preceding annual meeting of stockholders, a stockholder’s notice required by this Section 3.2 shall also be considered timely, but only with respect to nominees for the additional directorships created by such increase that are to be filled by election at such annual meeting, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date on which such public announcement was first made by the Corporation.
(d)
To be in proper written form, a stockholder’s notice to the Secretary must set forth (i) as to each person whom the stockholder proposes to nominate for election as a director (A) the name, age, business address and residence address of the person, (B) the principal occupation or employment of the person, (C) the class or series and number of shares of capital stock of the Corporation that are owned beneficially or of record by the person and (D) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; and (ii) as to the stockholder giving the notice (A) the name and record address of such stockholder as they appear on the Corporation’s books and the name and address of the beneficial owner, if any, on whose behalf the nomination is made, (B) the class or series and number of shares of capital stock of the Corporation that are owned beneficially and of record by such stockholder and the beneficial owner, if any, on whose behalf the nomination is made, (C) a description of all arrangements or understandings relating to the nomination to be made by such stockholder among such stockholder, the beneficial owner, if any, on whose behalf the nomination is made, each proposed nominee and any other person or persons (including their names), (D) a representation that such stockholder (or a qualified representative of such stockholder) intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (E) any other information relating to such stockholder and the beneficial owner, if any, on whose behalf the nomination is made that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

(e)
If the Board or the chairman of the meeting of stockholders determines that any nomination was not made in accordance with the provisions of this Section 3.2, or that the information provided in a stockholder’s notice does not satisfy the information requirements of this Section 3.2, then such nomination shall not be considered at the meeting in question. Notwithstanding the foregoing provisions of this Section 3.2, if the stockholder (or a qualified representative of the stockholder) does not appear at the meeting of stockholders of the Corporation to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such nomination may have been received by the Corporation.

(f)
In addition to the provisions of this Section 3.2, a stockholder shall also comply with all of the applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this Section 3.2 shall be deemed to affect any rights of the holders of Preferred Stock to elect directors pursuant to the Certificate of Incorporation.

Section 3.3   Compensation.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board shall have the authority to fix the compensation of directors, including for service on a committee of the Board, and may be paid either a fixed sum for attendance at each meeting of the Board or other compensation as director. The directors may be reimbursed their expenses, if any, of attendance at each meeting of the Board. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of committees of the Board may be allowed like compensation and reimbursement of expenses for service on the committee.
ARTICLE IV
BOARD MEETINGS
Section 4.1   Annual Meetings.   The Board shall meet as soon as practicable after the adjournment of each annual stockholders meeting at the place of the annual stockholders meeting unless the Board shall fix another time and place and give notice thereof in the manner required herein for special meetings of the Board. No notice to the directors shall be necessary to legally convene this meeting, except as provided in this Section 4.1.
Section 4.2   Regular Meetings.   Regularly scheduled, periodic meetings of the Board may be held at such times, dates and places (within or without the State of Delaware) as shall from time to time be determined by and filed with the minutes of proceedings of the Board.
Section 4.3   Special Meetings.   Special meetings of the Board (a) may be called by the Chairman of the Board or President and (b) shall be called by the Chairman of the Board, President or Secretary on the written request of at least a majority of directors then in office, or the sole director, as the case may be, and shall be held at such time, date and place (within or without the State of Delaware) as may be determined by the person calling the meeting or, if called upon the request of directors or the sole director, as specified in such written request. Notice of each special meeting of the Board shall be given, as provided in Section 9.3, to each director (i) at least 24 hours before the meeting if such notice is oral notice given personally or by telephone or written notice given by hand delivery or by means of a form of electronic transmission and delivery; (ii) at least two days before the meeting if such notice is sent by a nationally recognized overnight delivery service; and (iii) at least five days before the meeting if such notice is sent through the United States mail. If the Secretary shall fail or refuse to give such notice, then the notice may be given by the officer who called the meeting or the directors who requested the meeting. Any and all business that may be transacted at a regular meeting of the Board may be transacted at a special meeting. Except as may be otherwise expressly provided by applicable law, the Certificate of Incorporation, or these Bylaws, neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice or waiver of notice of such meeting. A special meeting may be held at any time without notice if all the directors are present or if those not present waive notice of the meeting in accordance with Section 9.4.
Section 4.4   Quorum; Required Vote.   A majority of the Board shall constitute a quorum for the transaction of business at any meeting of the Board, and the act of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board, except as may be otherwise specifically provided by applicable law, the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting, a majority of the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum is present.
Section 4.5   Consent In Lieu of Meeting.   Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions (or paper reproductions thereof) are filed with the minutes of proceedings of the Board or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.
Section 4.6   Organization.   The chairman of each meeting of the Board shall be the Chairman of the Board or, in the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) or, in the absence (or inability or refusal to act) of the Chief Executive Officer or if the Chief Executive Officer is not a director, the President (if he or she shall be a director) or in the absence (or inability or refusal to act) of the President or if the President is not a director, a chairman elected from the directors present. The Secretary shall act as secretary of all meetings of the Board. In the absence (or inability or refusal to act) of the Secretary, an Assistant Secretary shall perform the duties of the Secretary at such meeting. In the absence (or inability or refusal to act) of the Secretary and all Assistant Secretaries, the chairman of the meeting may appoint any person to act as secretary of the meeting.
ARTICLE V
COMMITTEES OF DIRECTORS
Section 5.1   Establishment.   The Board may by resolution of the Board designate one or more committees, each committee to consist of one or more of the directors of the Corporation. Each committee shall keep regular minutes of its meetings and report the same to the Board when required by the resolution designating such committee. The Board shall have the power at any time to fill vacancies in, to change the membership of, or to dissolve any such committee.
Section 5.2   Available Powers.   Any committee established pursuant to Section 5.1 hereof, to the extent permitted by applicable law and by resolution of the Board, shall have and may exercise all of the powers and authority of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers that may require it.
Section 5.3   Alternate Members.   The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. In the absence or disqualification of a member of the committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in place of any such absent or disqualified member.
Section 5.4   Procedures.   Unless the Board otherwise provides, the time, date, place, if any, and notice of meetings of a committee shall be determined by such committee. At meetings of a committee, a majority of the number of members of the committee (but not including any alternate member, unless such alternate member has replaced any absent or disqualified member at the time of, or in connection with, such meeting) shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which a quorum is present shall be the act of the committee, except as otherwise specifically provided by applicable law, the Certificate of Incorporation, these Bylaws or the Board. If a quorum is not present at a meeting of a committee, the members present may adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present. Unless the Board otherwise provides and except as provided in these Bylaws, each committee designated by the Board may make, alter, amend and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board is authorized to conduct its business pursuant to Article III and Article IV of these Bylaws.
ARTICLE VI
OFFICERS
Section 6.1   Officers.   The officers of the Corporation elected by the Board shall be a Chief Executive Officer, a Chief Financial Officer, a Chief Operating Officer, Chairman of the Board, Secretary and such other officers (including without limitation, a President, Vice Presidents, Partners, Managing Directors, Senior Managing Directors, Assistant Secretaries and a Treasurer) as the Board from time to time may determine. Officers elected by the Board shall each have such powers and duties as generally pertain to their respective offices, subject to the specific provisions of this Article VI. Such officers shall also have such powers and duties as from time to time may be conferred by the Board. The Chief Executive Officer or President may also appoint such other officers (including without limitation one or more Vice Presidents and Controllers) as may be necessary or desirable for the conduct of the business of the Corporation. Such other officers shall have such powers and duties and shall hold their offices for such terms as may be provided in these Bylaws or as may be prescribed by the Board or, if such officer has been appointed by the Chief Executive Officer or President, as may be prescribed by the appointing officer.
(a)
Chairman of the Board.   The Chairman of the Board shall preside when present at all meetings of the stockholders and the Board. The Chairman of the Board shall have general supervision and control of the acquisition activities of the Corporation subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The powers and duties of the Chairman of the Board shall not include supervision or control of the preparation of the financial statements of the Corporation (other than through participation as a member of the Board). The position of Chairman of the Board and Chief Executive Officer may be held by the same person and may be held by more than one person.

(b)
Chief Executive Officer.   The Chief Executive Officer shall be the chief executive officer of the Corporation, shall have general supervision of the affairs of the Corporation and general control of all of its business subject to the ultimate authority of the Board, and shall be responsible for the execution of the policies of the Board with respect to such matters, except to the extent any such powers and duties have been prescribed to the Chairman of the Board pursuant to Section 6.1(a) above. In the absence (or inability or refusal to act) of the Chairman of the Board, the Chief Executive Officer (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The position of Chief Executive Officer and President may be held by the same person and may be held by more than one person.

(c)
President.   The President shall make recommendations to the Chief Executive Officer on all operational matters that would normally be reserved for the final executive responsibility of the Chief Executive Officer. In the absence (or inability or refusal to act) of the Chairman of the Board and the Chief Executive Officer, the President (if he or she shall be a director) shall preside when present at all meetings of the stockholders and the Board. The President shall also perform such duties and have such powers as shall be designated by the Board. The position of President and Chief Executive Officer may be held by the same person.

(d)
Vice Presidents.   In the absence (or inability or refusal to act) of the President, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated by the Board) shall perform the duties and have the powers of the President. Any one or more of the Vice Presidents may be given an additional designation of rank or function.

(e)
Secretary.

(i)
The Secretary shall attend all meetings of the stockholders, the Board and (as required) committees of the Board and shall record the proceedings of such meetings in books to be kept for that purpose. The Secretary shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board and shall perform such other duties as may be prescribed by the Board, the Chairman of the Board, the Chief Executive Officer or the President. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or any Assistant Secretary, shall have authority to affix the same to any instrument requiring it, and when so affixed, it may be attested by his or her signature or by the signature of such Assistant Secretary. The Board may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his or her signature.

(ii)
The Secretary shall keep, or cause to be kept, at the principal executive office of the Corporation or at the office of the Corporation’s transfer agent or registrar, if one has been appointed, a stock ledger, or duplicate stock ledger, showing the names of the stockholders and their addresses, the number and classes of shares held by each and, with respect to certificated shares, the number and date of certificates issued for the same and the number and date of certificates cancelled.

(f)
Assistant Secretaries.   The Assistant Secretary or, if there be more than one, the Assistant Secretaries in the order determined by the Board shall, in the absence (or inability or refusal to act) of the Secretary, perform the duties and have the powers of the Secretary.

(g)
Chief Financial Officer.   The Chief Financial Officer shall perform all duties commonly incident to that office (including, without limitation, the care and custody of the funds and securities of the Corporation, which from time to time may come into the Chief Financial Officer’s hands and the deposit of the funds of the Corporation in such banks or trust companies as the Board, the Chief Executive Officer or the President may authorize).

(h)
Treasurer.   The Treasurer shall, in the absence (or inability or refusal to act) of the Chief Financial Officer, perform the duties and exercise the powers of the Chief Financial Officer.

(i)
Chief Operating Officer.   The Chief Operating Officer shall have the responsibilities and duties as determined by the Board or the Chief Executive Officer from time to time.

Section 6.2   Term of Office; Removal; Vacancies.   The elected officers of the Corporation shall be appointed by the Board and shall hold office until their successors are duly elected and qualified by the Board or until their earlier death, resignation, retirement, disqualification, or removal from office. Any officer may be removed, with or without cause, at any time by the Board. Any officer appointed by the Chief Executive Officer or President may also be removed, with or without cause, by the Chief Executive Officer or President, as the case may be, unless the Board otherwise provides. Any vacancy occurring in any elected office of the Corporation may be filled by the Board.
Any vacancy occurring in any office appointed by the Chief Executive Officer or President may be filled by the Chief Executive Officer, or President, as the case may be, unless the Board then determines that such office shall thereupon be elected by the Board, in which case the Board shall elect such officer.
Section 6.3   Other Officers.   The Board may delegate the power to appoint such other officers and agents, and may also remove such officers and agents or delegate the power to remove same, as it shall from time to time deem necessary or desirable.
Section 6.4   Multiple Officeholders; Stockholder and Director Officers.   Any number of offices may be held by the same person unless the Certificate of Incorporation or these Bylaws otherwise provide. Officers need not be stockholders or residents of the State of Delaware.
ARTICLE VII
SHARES
Section 7.1   Certificated and Uncertificated Shares.   The shares of the Corporation may be certificated or uncertificated, subject to the sole discretion of the Board and the requirements of the DGCL.
Section 7.2   Multiple Classes of Stock.   If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the Corporation shall (a) cause the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights to be set forth in full or summarized on the face or back of any certificate that the Corporation issues to represent shares of such class or series of stock or (b) in the case of uncertificated shares, within a reasonable time after the issuance or transfer of such shares, send to the registered owner thereof a written notice containing the information required to be set forth on certificates as specified in clause (a) above; provided, however, that, except as otherwise provided by applicable law, in lieu of the foregoing requirements, there may be set forth on the face or back of such certificate or, in the case of uncertificated shares, on such written notice a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences or rights.
Section 7.3   Signatures.   Each certificate representing capital stock of the Corporation shall be signed by or in the name of the Corporation by any two of the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, the President or a Vice President, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Corporation. Any or all the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, such certificate may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar on the date of issue.
Section 7.4   Consideration and Payment for Shares.
(a)
Subject to applicable law and the Certificate of Incorporation, shares of stock may be issued for such consideration, having in the case of shares with par value a value not less than the par value thereof, and to such persons, as determined from time to time by the Board. The consideration may consist of any tangible or intangible property or any benefit to the Corporation including cash, promissory notes, services performed, contracts for services to be performed or other securities, or any combination thereof.

(b)
Subject to applicable law and the Certificate of Incorporation, shares may not be issued until the full amount of the consideration has been paid, unless upon the face or back of each certificate issued to represent any partly paid shares of capital stock or upon the books and records of the Corporation in the case of partly paid uncertificated shares, there shall have been set forth the total amount of the consideration to be paid therefor and the amount paid thereon up to and including the time said certificate representing certificated shares or said uncertificated shares are issued.

Section 7.5   Lost, Destroyed or Wrongfully Taken Certificates.
(a)
If an owner of a certificate representing shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate representing such shares or such shares in uncertificated form if the owner: (i) requests such a new certificate before the Corporation has notice that the certificate representing such shares has been acquired by a protected purchaser; (ii) if requested by the Corporation, delivers to the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against the Corporation on account of the alleged loss, wrongful taking or destruction of such certificate or the issuance of such new certificate or uncertificated shares; and (iii) satisfies other reasonable requirements imposed by the Corporation.

(b)
If a certificate representing shares has been lost, apparently destroyed or wrongfully taken, and the owner fails to notify the Corporation of that fact within a reasonable time after the owner has notice of such loss, apparent destruction or wrongful taking and the Corporation registers a transfer of such shares before receiving notification, the owner shall be precluded from asserting against the Corporation any claim for registering such transfer or a claim to a new certificate representing such shares or such shares in uncertificated form.

Section 7.6   Transfer of Stock.
(a)
If a certificate representing shares of the Corporation is presented to the Corporation with an endorsement requesting the registration of transfer of such shares or an instruction is presented to the Corporation requesting the registration of transfer of uncertificated shares, the Corporation shall register the transfer as requested if:

(i)
in the case of certificated shares, the certificate representing such shares has been surrendered;

(ii)
(A) with respect to certificated shares, the endorsement is made by the person specified by the certificate as entitled to such shares; (B) with respect to uncertificated shares, an instruction is made by the registered owner of such uncertificated shares; or (C) with respect to certificated shares or uncertificated shares, the endorsement or instruction is made by any other appropriate person or by an agent who has actual authority to act on behalf of the appropriate person;

(iii)
the Corporation has received a guarantee of signature of the person signing such endorsement or instruction or such other reasonable assurance that the endorsement or instruction is genuine and authorized as the Corporation may request;

(iv)
the transfer does not violate any restriction on transfer imposed by Section 7.9 or the Corporation that is enforceable in accordance with Section 7.8(a); and

(v)
such other conditions for such transfer as shall be provided for under applicable law have been satisfied.

(b)
Whenever any transfer of shares shall be made for collateral security and not absolutely, the Corporation shall so record such fact in the entry of transfer if, when the certificate for such shares is presented to the Corporation for transfer or, if such shares are uncertificated, when the instruction for registration of transfer thereof is presented to the Corporation, both the transferor and transferee request the Corporation to do so.

Section 7.7   Registered Stockholders.   Before due presentment for registration of transfer of a certificate representing shares of the Corporation or of an instruction requesting registration of transfer of uncertificated shares, the Corporation may treat the registered owner as the person exclusively entitled to inspect for any proper purpose the stock ledger and the other books and records of the Corporation, vote such shares, receive dividends or notifications with respect to such shares and otherwise exercise all the rights and powers of the owner of such shares, except that a person who is the beneficial owner of such shares (if held in a voting trust or by a nominee on behalf of such person) may, upon providing documentary evidence of beneficial ownership of such shares and satisfying such other conditions as are provided under applicable law, may also so inspect the books and records of the Corporation.
Section 7.8   Effect of the Corporation’s Restriction on Transfer.
(a)
A written restriction on the transfer or registration of transfer of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, if permitted by the DGCL and noted conspicuously on the certificate representing such shares or, in the case of uncertificated shares, contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares, may be enforced against the holder of such shares or any successor or transferee of the holder including an executor, administrator, trustee, guardian or other fiduciary entrusted with like responsibility for the person or estate of the holder.

(b)
A restriction imposed by the Corporation on the transfer or the registration of shares of the Corporation or on the amount of shares of the Corporation that may be owned by any person or group of persons, even if otherwise lawful, is ineffective against a person without actual knowledge of such restriction unless: (i) the shares are certificated and such restriction is noted conspicuously on the certificate; or (ii) the shares are uncertificated and such restriction was contained in a notice, offering circular or prospectus sent by the Corporation to the registered owner of such shares within a reasonable time prior to or after the issuance or transfer of such shares.

Section 7.9   Lock-up Holders.
(a)
Lock-up Holders.   Subject to Section 7.9(b), the holders (the “Lock-up Holders”) of common stock of the Corporation issued (i) as a result of the conversion of shares that were previously designated as Class B Common Stock of the Corporation, (ii) as consideration pursuant to the merger (the “Transaction”) of Compass Merger Sub Inc., a Delaware corporation (“Merger Sub”), with and into QOMPLX, Inc., a Delaware corporation (the “Target”), pursuant to the Business Combination Agreement, dated as of March [      ], 2021 (the “BCA”), by and among Tailwind Acquisition Corp., a Delaware corporation, Merger Sub, Target and Rationem, LLC, a Delaware limited liability company, (iii) to Cannae Holdings, LLC (“Cannae”), a Delaware limited liability company, as the Additional Shares (as defined therein) and only such Additional Shares thereunder, pursuant to that certain Subscription Agreement, dated as of March [      ], 2021, by and between the Corporation and Cannae or (iv) to directors, officers, employees and former employees of the Corporation or any of its subsidiaries upon the settlement or exercise of restricted stock units, stock options or other equity awards issued under the Corporation’s equity incentive plan adopted in connection with the consummation of the Transaction, which shall include, without limitation, awards issued and outstanding as of immediately following the closing of the Transaction in respect of awards of Target outstanding immediately prior to the closing of the Transaction (such shares referred to in Section 7.9(a)(iii), the “Equity Award Shares”), may not Transfer any Lock-up Shares until the end of the Lock-up Period (the “Lock-up”).

(b)
Permitted Transferees.    Notwithstanding the provisions set forth in Section 7.9(a), the Lock-up Holders or their respective Permitted Transferees may Transfer the Lock-up Shares during the Lock-up Period (i) to (A) the Corporation’s officers or directors, (B) any affiliates or family members of the Corporation’s officers or directors, (C) in the case of any non-individual Lock-up Holder, any affiliates, direct or indirect partners, members or equity holders of such Lock-up Holder or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates, or (D) the other Lock-up Holders or any direct or indirect partners, members or equity holders of the other Lock-up Holders, any affiliates of the other Lock-up Holders or any related investment funds or vehicles controlled or managed by such persons or entities or their respective affiliates; (ii) in the case of an individual, by gift to a member of the individual’s immediate family or to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person or entity, or to a charitable organization; (iii) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (iv) in the case of an individual, pursuant to a qualified domestic relations order; (v) in the case of any non-individual Lock-up Holder, to the partners, members or equity holders of such Lock-up Holder by virtue of the Lock-up Holder’s organizational documents, as amended, upon dissolution of the Lock-up Holder; (vi) in connection with (A) any pledge made in connection with a margin loan (provided that at the time of such pledge, the holder is not in possession of material non-public information regarding the Corporation) or (B) any bona fide mortgage, encumbrance or pledge to a financial institution or other third party in connection with any bona fide loan or debt transaction or enforcement thereunder, including foreclosure thereof; (vii) to the Corporation pursuant to the terms of the Corporation’s incentive equity plan(s); or (viii) in connection with a liquidation, merger, stock exchange, reorganization, tender offer approved by the Board or a duly authorized committee thereof or other similar transaction which results in a change in control of the Corporation (for the avoidance of doubt, (viii) only applies subsequent to the closing date of the Transaction).
(c)
Authority.   Notwithstanding the other provisions set forth in this Section 7.9, the Board may, in its sole discretion, determine to waive, amend in a manner that is no less favorable in any way to any Lock-up Holder than the terms provided herein, or repeal the Lock-up obligations set forth herein for all, but no less than all, Lock-up Holders; provided, that, any such waiver, amendment or repeal of any Lock-up obligations set forth herein shall require, in addition to any other vote of the members of the Board required to take such action pursuant to these Bylaws or applicable law, the affirmative vote of the majority of the directors.

(d)
Definitions.   For purposes of this Section 7.9:

(i)
the term “Lock-up Period” means the period beginning on the closing date of the Transaction and ending on the earliest of: (i) the date that is six (6) months after the closing date of the Transaction; (ii) such date on which the Volume Weighted Average Share Price of common stock of the Corporation equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred fifty (150) days after the closing date of the Transaction; and (iii) the date on which the Corporation completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Corporation’s stockholders having the right to exchange their shares of common stock for cash, securities or other property; provided, that, for the avoidance of doubt, the Lock-up Period for any Lock-up Shares for which the Lock-up Period has not ended on the date that is six (6) months after the closing date of the Transaction shall end on the day that is six (6) months after the closing date of the Transaction.

(ii)
the term “Lock-up Shares” means the shares of common stock of the Corporation described in Sections 7.9(a)(i) to 7.9(a)(iv) held by the Lock-up Holders immediately following the closing of the Transaction and the Equity Award Shares (including the shares of common stock of the Corporation issued or issuable upon exercise of such Equity Award Shares; provided, that, for avoidance of doubt, shares of common stock of the Corporation issued in connection with the Bridge Financing (as defined in the BCA) or the PIPE Financing (as defined in the BCA) shall not constitute Lock-up Shares;

(iii)
the term “Permitted Transferees” means, prior to the expiration of the Lock-up Period, any person or entity to whom such Lock-up Holder is permitted to transfer such shares of common stock prior to the expiration of the Lock-up Period pursuant to Section 7.9(b); and

(iv)
the term “Transfer” means the (i) sale or assignment of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (ii) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (iii) public announcement of any intention to effect any transaction specified in clause (i) or (ii).
(v)
the term “Volume Weighted Average Share Price” means the volume-weighted average share price of the shares of common stock of the Corporation as displayed on the Company’s page on Bloomberg (or any successor service) in respect of the period from 9:30 a.m. to 4:00 p.m., New York City time, on such trading day.

Section 7.10   Regulations.   The Board shall have power and authority to make such additional rules and regulations, subject to any applicable requirement of law, as the Board may deem necessary and appropriate with respect to the issue, transfer or registration of transfer of shares of stock or certificates representing shares. The Board may appoint one or more transfer agents or registrars and may require for the validity thereof that certificates representing shares bear the signature of any transfer agent or registrar so appointed.
ARTICLE VIII
INDEMNIFICATION
Section 8.1   Right to Indemnification.   To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify and hold harmless each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation, attorneys’ fees, judgments, fines, Employment Retirement Income Security Act of 1974 excise taxes and damages, claims and penalties and amounts paid in settlement) reasonably incurred by such Indemnitee in connection with such proceeding; provided, however, that, except as provided in Section 8.3 with respect to proceedings to enforce rights to indemnification or advancement of expenses, the Corporation shall indemnify an Indemnitee in connection with a proceeding (or part thereof) initiated by such Indemnitee only if such proceeding (or part thereof) was authorized by the Board.
Section 8.2   Right to Advancement of Expenses.   In addition to the right to indemnification conferred in Section 8.1, an Indemnitee shall also have the right to be paid by the Corporation to the fullest extent not prohibited by applicable law the expenses (including, without limitation, attorneys’ fees) incurred in defending or otherwise participating in any such proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses incurred by an Indemnitee in his or her capacity as a director or officer of the Corporation (and not in any other capacity in which service was or is rendered by such Indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon the Corporation’s receipt of an undertaking (hereinafter an “undertaking”), by or on behalf of such Indemnitee, to repay all amounts so advanced if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified under this Article VIII or otherwise.
Section 8.3   Right of Indemnitee to Bring Suit.   If a claim under Section 8.1 or Section 8.2 is not paid in full by the Corporation within 60 days after a written claim therefor has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be 20 days, the Indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Indemnitee shall also be entitled to be paid the expense of prosecuting or defending such suit. In (a) any suit brought by the Indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by an Indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final judicial decision from which there is no further right to appeal that, the Indemnitee has not met any applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the Indemnitee is proper in the circumstances because the Indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including a determination by its directors who are not parties to such action, a committee of such directors, independent legal counsel, or its stockholders) that the Indemnitee has not met such applicable standard of conduct, shall create a presumption that the Indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the Indemnitee, shall be a defense to such suit. In any suit brought by the Indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article VIII or otherwise shall be on the Corporation.
Section 8.4      Non-Exclusivity of Rights.   The rights provided to any Indemnitee pursuant to this Article VIII shall not be exclusive of any other right, which such Indemnitee may have or hereafter acquire under applicable law, the Certificate of Incorporation, these Bylaws, an agreement, a vote of stockholders or disinterested directors, or otherwise.
Section 8.5   Insurance.   The Corporation may maintain insurance, at its expense, to protect itself and/or any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Section 8.6   Indemnification of Other Persons.   This Article VIII shall not limit the right of the Corporation to the extent and in the manner authorized or permitted by law to indemnify and to advance expenses to persons other than Indemnitees. Without limiting the foregoing, the Corporation may, to the extent authorized from time to time by the Board, grant rights to indemnification and to the advancement of expenses to any employee or agent of the Corporation and to any other person who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article VIII with respect to the indemnification and advancement of expenses of Indemnitees under this Article VIII.
Section 8.7   Amendments.   Any repeal or amendment of this Article VIII by the Board or the stockholders of the Corporation or by changes in applicable law, or the adoption of any other provision of these Bylaws inconsistent with this Article VIII, will, to the extent permitted by applicable law, be prospective only (except to the extent such amendment or change in applicable law permits the Corporation to provide broader indemnification rights to Indemnitees on a retroactive basis than permitted prior thereto), and will not in any way diminish or adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision; provided however, that amendments or repeals of this Article VIII shall require the affirmative vote of the stockholders holding at least two-thirds of the total voting power of all the then outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class.
Section 8.8   Certain Definitions.   For purposes of this Article VIII, (a) references to “other enterprise” shall include any employee benefit plan; (b) references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; (c) references to “serving at the request of the Corporation” shall include any service that imposes duties on, or involves services by, a person with respect to any employee benefit plan, its participants, or beneficiaries; and (d) a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interest of the Corporation” for purposes of Section 145 of the DGCL.

Section 8.9   Contract Rights.   The rights provided to Indemnitees pursuant to this Article VIII shall be contract rights and such rights shall continue as to an Indemnitee who has ceased to be a director, officer, agent or employee and shall inure to the benefit of the Indemnitee’s heirs, executors and administrators.
Section 8.10   Severability.   If any provision or provisions of this Article VIII shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Article VIII shall not in any way be affected or impaired thereby; and (b) to the fullest extent possible, the provisions of this Article VIII (including, without limitation, each such portion of this Article VIII containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
ARTICLE IX
MISCELLANEOUS
Section 9.1   Place of Meetings.   If the place of any meeting of stockholders, the Board or committee of the Board for which notice is required under these Bylaws is not designated in the notice of such meeting, such meeting shall be held at the principal business office of the Corporation; provided, however, if the Board has, in its sole discretion, determined that a meeting shall not be held at any place, but instead shall be held by means of remote communication pursuant to Section 9.5 hereof, then such meeting shall not be held at any place.
Section 9.2   Fixing Record Dates.
(a)
In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If the Board so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the business day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance with the foregoing provisions of this Section 9.2(a) at the adjourned meeting.

(b)
In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

Section 9.3   Means of Giving Notice.
(a)
Notice to Directors.   Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any director, such notice shall be given either (i) in writing and sent by mail, or by a nationally recognized delivery service, (ii) by means of facsimile telecommunication or other form of electronic transmission, or (iii) by oral notice given personally or by telephone. A notice to a director will be deemed given as follows: (i) if given by hand delivery, orally, or by telephone, when actually received by the director, (ii) if sent through the

United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the director at the director’s address appearing on the records of the Corporation, (iv) if sent by facsimile telecommunication, when sent to the facsimile transmission number for such director appearing on the records of the Corporation, (v) if sent by electronic mail, when sent to the electronic mail address for such director appearing on the records of the Corporation, or (vi) if sent by any other form of electronic transmission, when sent to the address, location or number (as applicable) for such director appearing on the records of the Corporation.
(b)
Notice to Stockholders.   Whenever under applicable law, the Certificate of Incorporation or these Bylaws notice is required to be given to any stockholder, such notice may be given (i) in writing and sent either by hand delivery, through the United States mail, or by a nationally recognized overnight delivery service for next day delivery, or (ii) by means of a form of electronic transmission consented to by the stockholder, to the extent permitted by, and subject to the conditions set forth in Section 232 of the DGCL. A notice to a stockholder shall be deemed given as follows: (i) if given by hand delivery, when actually received by the stockholder, (ii) if sent through the United States mail, when deposited in the United States mail, with postage and fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, (iii) if sent for next day delivery by a nationally recognized overnight delivery service, when deposited with such service, with fees thereon prepaid, addressed to the stockholder at the stockholder’s address appearing on the stock ledger of the Corporation, and (iv) if given by a form of electronic transmission consented to by the stockholder to whom the notice is given and otherwise meeting the requirements set forth above, (A) if by facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (B) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (C) if by a posting on an electronic network together with separate notice to the stockholder of such specified posting, upon the later of (1) such posting and (2) the giving of such separate notice, and (D) if by any other form of electronic transmission, when directed to the stockholder. A stockholder may revoke such stockholder’s consent to receiving notice by means of electronic communication by giving written notice of such revocation to the Corporation. Any such consent shall be deemed revoked if (1) the Corporation is unable to deliver by electronic transmission two consecutive notices given by the Corporation in accordance with such consent and (2) such inability becomes known to the Secretary or an Assistant Secretary or to the Corporation’s transfer agent, or other person responsible for the giving of notice; provided, however, the inadvertent failure to treat such inability as a revocation shall not invalidate any meeting or other action.

(c)
Electronic Transmission.   “Electronic transmission” means any form of communication, not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process, including but not limited to transmission by telex, facsimile telecommunication, electronic mail, telegram and cablegram.

(d)
Notice to Stockholders Sharing Same Address.   Without limiting the manner by which notice otherwise may be given effectively by the Corporation to stockholders, any notice to stockholders given by the Corporation under any provision of the DGCL, the Certificate of Incorporation or these Bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. A stockholder may revoke such stockholder’s consent by delivering written notice of such revocation to the Corporation. Any stockholder who fails to object in writing to the Corporation within 60 days of having been given written notice by the Corporation of its intention to send such a single written notice shall be deemed to have consented to receiving such single written notice.

(e)
Exceptions to Notice Requirements.   Whenever notice is required to be given, under the DGCL, the Certificate of Incorporation or these Bylaws, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting that shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.
Whenever notice is required to be given by the Corporation, under any provision of the DGCL, the Certificate of Incorporation or these Bylaws, to any stockholder to whom (1) notice of two consecutive annual meetings of stockholders and all notices of stockholder meetings to such stockholder during the period between such two consecutive annual meetings, or (2) all, and at least two payments (if sent by first-class mail) of dividends or interest on securities during a 12-month period, have been mailed addressed to such stockholder at such stockholder’s address as shown on the records of the Corporation and have been returned undeliverable, the giving of such notice to such stockholder shall not be required. Any action or meeting that shall be taken or held without notice to such stockholder shall have the same force and effect as if such notice had been duly given. If any such stockholder shall deliver to the Corporation a written notice setting forth such stockholder’s then current address, the requirement that notice be given to such stockholder shall be reinstated. In the event that the action taken by the Corporation is such as to require the filing of a certificate with the Secretary of State of Delaware, the certificate need not state that notice was not given to persons to whom notice was not required to be given pursuant to Section 230(b) of the DGCL. The exception in subsection (1) of the first sentence of this paragraph to the requirement that notice be given shall not be applicable to any notice returned as undeliverable if the notice was given by electronic transmission.
Section 9.4   Waiver of Notice.   Whenever any notice is required to be given under applicable law, the Certificate of Incorporation, or these Bylaws, a written waiver of such notice, signed by the person or persons entitled to said notice, or a waiver by electronic transmission by the person entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to such required notice. All such waivers shall be kept with the books of the Corporation. Attendance at a meeting shall constitute a waiver of notice of such meeting, except where a person attends for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.5   Meeting Attendance via Remote Communication Equipment.
(a)
Stockholder Meetings.   If authorized by the Board in its sole discretion, and subject to such guidelines and procedures as the Board may adopt, stockholders entitled to vote at such meeting and proxy holders not physically present at a meeting of stockholders may, by means of remote communication:

(i)
participate in a meeting of stockholders; and

(ii)
be deemed present in person and vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (A) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxy holder, (B) the Corporation shall implement reasonable measures to provide such stockholders and proxy holders a reasonable opportunity to participate in the meeting and, if entitled to vote, to vote on matters submitted to the applicable stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (C) if any stockholder or proxy holder votes or takes other action at the meeting by means of remote communication, a record of such votes or other action shall be maintained by the Corporation.

(b)
Board Meetings.   Unless otherwise restricted by applicable law, the Certificate of Incorporation or these Bylaws, members of the Board or any committee thereof may participate in a meeting of the Board or any committee thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other. Such participation in a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting was not lawfully called or convened.
Section 9.6   Dividends.   The Board may from time to time declare, and the Corporation may pay, dividends (payable in cash, property or shares of the Corporation’s capital stock) on the Corporation’s outstanding shares of capital stock, subject to applicable law and the Certificate of Incorporation.
Section 9.7   Reserves.   The Board may set apart out of the funds of the Corporation available for dividends a reserve or reserves for any proper purpose and may abolish any such reserve.
Section 9.8   Contracts and Negotiable Instruments.   Except as otherwise provided by applicable law, the Certificate of Incorporation or these Bylaws, any contract, bond, deed, lease, mortgage or other instrument may be executed and delivered in the name and on behalf of the Corporation by such officer or officers or other employee or employees of the Corporation as the Board may from time to time authorize. Such authority may be general or confined to specific instances as the Board may determine. The Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Vice President may execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation. Subject to any restrictions imposed by the Board, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Chief Operating Officer, the Treasurer or any Vice President may delegate powers to execute and deliver any contract, bond, deed, lease, mortgage or other instrument in the name and on behalf of the Corporation to other officers or employees of the Corporation under such person’s supervision and authority, it being understood, however, that any such delegation of power shall not relieve such officer of responsibility with respect to the exercise of such delegated power.
Section 9.9   Fiscal Year.   The fiscal year of the Corporation shall be fixed by the Board.
Section 9.10   Seal.   The Board may adopt a corporate seal, which shall be in such form as the Board determines. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or otherwise reproduced.
Section 9.11   Books and Records.   The books and records of the Corporation may be kept within or outside the State of Delaware at such place or places as may from time to time be designated by the Board.
Section 9.12   Resignation.   Any director, committee member or officer may resign by giving notice thereof in writing or by electronic transmission to the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the Chief Operating Officer, the President or the Secretary. The resignation shall take effect at the time it is delivered unless the resignation specifies a later effective date or an effective date determined upon the happening of an event or events. Unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 9.13   Surety Bonds.   Such officers, employees and agents of the Corporation (if any) as the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President or the Board may direct, from time to time, shall be bonded for the faithful performance of their duties and for the restoration to the Corporation, in case of their death, resignation, retirement, disqualification or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the Corporation, in such amounts and by such surety companies as the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President or the Board may determine. The premiums on such bonds shall be paid by the Corporation and the bonds so furnished shall be in the custody of the Secretary.
Section 9.14   Securities of Other Corporations.   Powers of attorney, proxies, waivers of notice of meeting, consents in writing and other instruments relating to securities owned by the Corporation may be executed in the name of and on behalf of the Corporation by the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, President, any Vice President or any officers authorized by the Board. Any such officer, may, in the name of and on behalf of the Corporation, take all such action as any such officer may deem advisable to vote in person or by proxy at any meeting of security holders of any corporation in which the Corporation may own securities, or to consent in writing, in the name of the Corporation as such holder, to any action by such corporation, and at any such meeting or with respect to any such consent shall possess and may exercise any and all rights and power incident to the ownership of such securities and which, as the owner thereof, the Corporation might have exercised and possessed. The Board may from time to time confer like powers upon any other person or persons.
Section 9.15   Amendments.   The Board shall have the power to adopt, amend, alter or repeal the Bylaws. The affirmative vote of a majority of the Board shall be required to adopt, amend, alter or repeal the Bylaws other than in the case of any amendment to or alteration of Section 7.9 that is not expressly contemplated by Section 7.9(c), which amendment or alteration shall require the unanimous consent of the Board. The Bylaws also may be adopted, amended, altered or repealed by the stockholders; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by applicable law or the Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power (except as otherwise provided in Section 8.7) of all outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to adopt, amend, alter or repeal the Bylaws.
*      *      *      *      *

Annex D
QOMPLX, INC.
2021 INCENTIVE EQUITY PLAN
1.
Purposes of the Plan.   The purposes of this Plan are:

•
to attract and retain the best available personnel for positions of substantial responsibility;

•
to provide additional incentive to Employees, Directors and Consultants; and

•
to promote the success of the Company’s business.

2.
Definitions.   As used herein, the following definitions will apply:

(a)
“Administrator” means the Committee.

(b)
“Applicable Laws” means the legal and regulatory requirements relating to the administration of equity-based awards and the related issuance of Shares thereunder, including but not limited to U.S. federal and state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any non-U.S. country or jurisdiction where Awards are, or will be, granted under the Plan.

(c)
“Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Units, Performance Shares or Other Share-Based Awards.

(d)
“Award Agreement” means the written or electronic agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(e)
“Board” means the Board of Directors of the Company.

(f)
“Cause” means, in the absence of an Award Agreement or employment or service agreement with the Participant otherwise defining Cause, (i) a Participant’s conviction of or indictment for any crime (whether or not involving the Company or any Parent or Subsidiary of the Company) (A) constituting a felony or (B) that has, or could reasonably be expected to result in, an adverse impact on the performance of the Participant’s duties to the Company or any Parent or Subsidiary of the Company, or otherwise has, or could reasonably be expected to result in, an adverse impact on the business or reputation of the Company or any Parent or Subsidiary of the Company; (ii) conduct of a Participant, in connection with his employment or service, that has, or could reasonably be expected to result in, material injury to the business or reputation of the Company or any Parent or Subsidiary of the Company; (iii) any material violation of the policies of the Company or any Parent or Subsidiary of the Company including, but not limited to, those relating to sexual harassment or the disclosure or misuse of confidential information, or those set forth in the manuals or statements of policy of the Company or any Parent or Subsidiary of the Company; (iv) willful neglect in the performance of a Participant’s duties for the Company or any Parent or Subsidiary of the Company or willful or repeated failure or refusal to perform such duties; (v) acts of willful misconduct on the part of a Participant in the course of his employment or service that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; (vi) embezzlement, misappropriation or fraud committed by a Participant or at his direction, or with his personal knowledge, in the course of his employment or service, that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company; or (vii) a Participant’s breach of any material provision of any employment or service agreement that has, or could be reasonably expected to result in, material injury to the reputation or business of the Company or any Parent or Subsidiary of the Company,

which breach is not susceptible to cure, or that is not cured within thirty (30) days after the Participant is given written notice of such breach by the Company; provided, however, that if, subsequent to a Participant’s voluntary termination for any reason or involuntary termination by the Company or any Parent or Subsidiary of the Company without Cause, it is discovered that the Participant’s employment or service could have been terminated for Cause, upon determination by the Administrator, such Participant’s employment or service shall be deemed to have been terminated for Cause for all purposes under this Plan. In the event there is an Award Agreement or an employment or service agreement with the Participant defining Cause, “Cause” shall have the meaning provided in such agreement, and a termination by the Company or any Parent or Subsidiary of the Company for Cause hereunder shall not be deemed to have occurred unless all applicable notice and cure periods in such Award Agreement or employment or service agreement are complied with.
(g)
“Change in Control” means the occurrence of any of the following events:

(i)
A change in the ownership of the Company which occurs on the date that any one person (within the meaning of Section 13(d) of the Exchange Act), or more than one person acting as a group (“Person”), acquires ownership of the stock of the Company that, together with the stock held by such Person, constitutes more than fifty percent (50%) of the total voting power of the stock of the Company; provided, however, that for purposes of this subsection, (A) the acquisition of additional stock by any one Person, who is considered to own more than fifty percent (50%) of the total voting power of the stock of the Company will not be considered a Change in Control and (B) if the stockholders of the Company immediately before such change in ownership continue to retain immediately after the change in ownership, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately prior to the change in ownership, the direct or indirect beneficial ownership of fifty percent (50%) or more of the total voting power of the stock of the Company or of the ultimate parent entity of the Company, such event will not be considered a Change in Control under this subsection (i). For this purpose, indirect beneficial ownership will include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, as the case may be, either directly or through one or more subsidiary corporations or other business entities;

(ii)
The consummation of a merger or consolidation of the Company with any other corporation or other entity, or the issuance of voting securities in connection with a merger or consolidation of the Company pursuant to applicable stock exchange requirements; provided that immediately following such merger or consolidation the voting securities of the Company outstanding immediately prior thereto do not continue to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity of such merger or consolidation or parent entity thereof) fifty percent (50%) or more of the total voting power of the Company’s stock (or, if the Company is not the surviving entity of such merger or consolidation, fifty percent (50%) or more of the total voting power of the stock of such surviving entity or parent entity thereof); and provided, further, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the beneficial owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing fifty percent (50%) or more of either the then-outstanding Shares or the combined voting power of the Company’s then-outstanding voting securities shall not be considered a Change in Control;

(iii)
A change in the effective control of the Company which occurs on the date that a majority of members of the Board is replaced during any twelve (12)-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of the appointment or election; or

(iv)
A change in the ownership of a substantial portion of the Company’s assets which occurs on the date that any Person acquires (or has acquired during the twelve (12)-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than fifty percent (50%) of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions; provided, however, that for purposes of this subsection (iv), the following will not constitute a change in the ownership of a substantial portion of the Company’s assets: (A) a transfer to an entity that is controlled by the Company’s stockholders immediately after the transfer, or (B) a transfer of assets by the Company to: (1) a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to the Company’s stock, (2) an entity, fifty percent (50%) or more of the total value or voting power of which is owned, directly or indirectly, by the Company, (3) a Person, that owns, directly or indirectly, fifty percent (50%) or more of the total value or voting power of all the outstanding stock of the Company, or (4) an entity, at least fifty percent (50%) of the total value or voting power of which is owned, directly or indirectly, by a Person described in this subsection (iv)(B)(3). For purposes of this subsection (iv), gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

For purposes of this definition, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company.
Notwithstanding the foregoing, with respect to any Award that constitutes “nonqualified deferred compensation” within the meaning of Section 409A, an event described in subsection (i), (ii), (iii) or (iv) above shall not be deemed a Change in Control under the Plan to the extent the impact of a Change in Control on such Award would subject a Participant to additional taxes under 409A unless such event qualifies as a “change in ownership,” a “change in effective control” or a “change in ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A.
Further and for the avoidance of doubt, an event will not constitute a Change in Control if: (i) its sole purpose is to change the state of the Company’s incorporation; or (ii) its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company’s securities immediately before such transaction.
(h)
“Code” means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code or regulation thereunder will include such section or regulation, any valid regulation promulgated under such section, and any comparable provision of any future legislation or regulation amending, supplementing or superseding such section or regulation.

(i)
“Committee” means the compensation committee of the Board, unless another duly authorized committee is designated by the Board, in accordance with Section 4 hereof. If there is no compensation committee of the Board and the Board does not designate another committee, references herein to the “Committee” shall refer to the Board.

(j)
“Common Stock” means the Class A common stock, par value $0.0001 per share of the Company.

(k)
“Company” means QOMPLX, Inc., a Delaware corporation, or any successor thereto.

(l)
“Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render bona fide services to such entity, provided the services (i) are not in connection with the offer or sale of securities in a capital-raising transaction, and (ii) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided, further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act. For the avoidance of doubt, a Consultant will include advisory members of the Board.

(m)
“Data” means certain personal information about a Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Shares or directorships held in the Company and details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in Participant’s favor.

(n)
“Director” means a member of the Board.

(o)
“Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code, provided that in the case of Awards other than Incentive Stock Options, the Administrator in its discretion may determine whether a permanent and total disability exists in accordance with uniform and non-discriminatory standards adopted by the Administrator from time to time.

(p)
“Employee” means any person, including Officers and Inside Directors, employed by the Company or any Parent or Subsidiary of the Company. Neither service as a Director nor payment of a director’s fee by the Company will be sufficient to constitute “employment” by the Company.

(q)
“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r)
“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)
For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement in Form S-4 filed with the Securities and Exchange Commission.

(ii)
For purposes of any Awards granted on any other date, the Fair Market Value will be the closing sales price for Common Stock as quoted on any established stock exchange or national market system (including without limitation the New York Stock Exchange, NASDAQ Global Select Market, the NASDAQ Global Market or the NASDAQ Capital Market of the NASDAQ Stock Market) on which the Common Stock is listed on the date of determination (or the closing bid, if no sales were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-trading day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding trading day, unless otherwise determined by the Administrator. In the absence of an established market for the Common Stock, the Fair Market Value thereof will be determined in good faith by the Administrator.

The determination of fair market value for purposes of tax withholding may be made in the Administrator’s discretion subject to Applicable Laws and is not required to be consistent with the determination of Fair Market Value for other purposes.
(s)
“Fiscal Year” means the fiscal year of the Company.

(t)
“Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

(u)
“Inside Director” means a Director who is an Employee.

(v)
“Nonstatutory Stock Option” means an Option that by its terms does not qualify or is not intended to qualify as an Incentive Stock Option.

(w)
“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)
“Option” means a stock option granted pursuant to the Plan.

(y)
“Other Share-Based Award” means an Award granted pursuant to Section 11 that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Shares or factors that may influence the value of Shares, including convertible or exchangeable debt securities, other rights convertible or exchangeable into Shares, purchase rights for Shares, dividend rights or dividend equivalent rights or Awards with value and payment contingent upon service with performance of the Company, its Subsidiaries or business units thereof or any other factors designated by the Committee.

(z)
“Outside Director” means a Director who is not an Employee.

(aa)
“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(bb)
“Participant” means the holder of an outstanding Award.

(cc)
“Performance Share” means an Award denominated in Shares which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine pursuant to Section 10.

(dd)
“Performance Unit” means an Award which may be earned in whole or in part upon attainment of performance goals or other vesting criteria as the Administrator may determine and which may be settled for cash, Shares or other securities or a combination of the foregoing pursuant to Section 10.

(ee)
“Period of Restriction” means the period during which the transfer of Shares of Restricted Stock are subject to restrictions and therefore, the Shares are subject to a substantial risk of forfeiture. Such restrictions may be based on the passage of time, the achievement of target levels of performance, or the occurrence of other events as determined by the Administrator.

(ff)
“Plan” means this 2021 Incentive Equity Plan.

(gg)
“Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(hh)
“Restricted Stock” means Shares issued pursuant to a Restricted Stock award under Section 7 of the Plan, or issued pursuant to the early exercise of an Option.

(ii)
“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one Share, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

(jj)
“Rollover Option” means stock options that were rolled over to the Company from the Fractal Industries Inc. 2015 Equity Incentive Plan pursuant to separate agreement.

(kk)
“Section 409A” means Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.
(ll)
“Securities Act” means the Securities Act of 1933, as amended.

(mm)
“Service Provider” means an Employee, Director or Consultant.

(nn)
“Share” means a share of Common Stock, as adjusted in accordance with Section 15 of the Plan.

(oo)
“Stock Appreciation Right” means an Award, granted alone or in connection with an Option, that pursuant to Section 9 is designated as a Stock Appreciation Right.

(pp)
“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

3.
Stock Subject to the Plan.

(a)
Stock Subject to the Plan.   Subject to the provisions of Section 15 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is (i) [ ] Shares. The Shares may be authorized, but unissued, or reacquired Common Stock.

(b)
Lapsed Awards.   For purposes of determining the number of Shares available for issuance under the Plan:

(i)
If any Award (A) expires or is terminated, surrendered or cancelled or otherwise becomes unexercisable without having been exercised in full, is forfeited in whole or in part (including as the result of Shares subject to such Award being repurchased by the Company at or below the original issuance price pursuant to a contractual repurchase right) or (B) with respect to Restricted Stock, Restricted Stock Units, Performance Units or Performance Shares, is forfeited to or repurchased by the Company due to failure to vest, then the unpurchased Shares (or, for Awards other than Options or Stock Appreciation Rights, the forfeited, unused or repurchased Shares), which were subject thereto will become available for future grant or sale under the Plan (unless the Plan has terminated); provided, however, that in the case of the exercise of a Stock Appreciation Right, the number of Shares counted against the Shares available for issuance under the Plan shall be the full number of Shares subject to the Stock Appreciation Right multiplied by the percentage of the Stock Appreciation Right actually exercised, regardless of the number of Shares actually used to settle such Stock Appreciation Right upon exercise.

(ii)
Shares that have actually been issued under the Plan under any Award will not be returned to the Plan and will not become available for future distribution under the Plan; provided, however, that if Shares issued pursuant to Awards of Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units are repurchased by the Company or are forfeited to the Company, such Shares will become available for future grant under the Plan.

(iii)
Shares used to pay the exercise price of an Award or to satisfy the tax withholding obligations (including, without limitation, by actual delivery, attestation or net settlement) by a Participant related to an Award will become available for future grant or sale under the Plan.

(iv)
To the extent an Award under the Plan is settled or paid out in cash rather than Shares, such cash payment will not result in reducing the number of Shares available for issuance under the Plan.

(v)
Shares repurchased by the Company on the open market using the proceeds from the exercise of an Award shall not increase the number of Shares available for issuance under the Plan.

(vi)
Notwithstanding the foregoing and, subject to adjustment as provided in Section 15, the maximum number of Shares that may be issued upon the exercise of Incentive Stock Options will equal the aggregate Share number stated in Section 3(a), plus, to the extent allowable under Section 422 of the Code and the Treasury Regulations promulgated thereunder, any Shares that become available for issuance under the Plan pursuant to Sections 3(b) and 3(c).

(c)
Share Reserve.   The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan.

(d)
Indemnification.   In addition to such other rights of indemnification as they may have as Directors or members of the Committee, and to the extent allowed by Applicable Laws, the Committee shall be indemnified by the Company against the reasonable expenses, including attorney’s fees, actually incurred in connection with any action, suit or proceeding or in connection with any appeal therein, to which the Committee may be party by reason of any action taken or failure to act under or in connection with the Plan or any Award granted under the Plan, and against all amounts paid by the Committee in settlement thereof (provided, however, that the settlement has been approved by the Company, which approval shall not be unreasonably withheld) or paid by the Committee in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee did not act in good faith and in a manner which such person reasonably believed to be in the best interests of the Company, or in the case of a criminal proceeding, had no reason to believe that the conduct complained of was unlawful; provided, however, that within 60 days after the institution of any such action, suit or proceeding, such Committee shall, in writing, offer the Company the opportunity at its own expense to handle and defend such action, suit or proceeding.

4.
Administration of the Plan.

(a)
Administration; Delegation.   The Plan shall be administered by the Committee. To the extent permitted by Applicable Law, the Committee may delegate to one or more officers of the Company some or all of its authority under the Plan, including the authority to grant Awards (except that such delegation shall not be applicable to any Award for a Person then covered by Section 16 of the Exchange Act), and the Committee may delegate to one or more committees of the Board (which may consist of one or more Directors) some or all of its authority under the Plan, including the authority to grant all types of Awards, in accordance with Applicable Law.

(b)
Powers of the Administrator.   Subject to the provisions of the Plan and Applicable Law, the Administrator (or its delegate) will have the authority, in its discretion:

(i)
to determine the Fair Market Value;

(ii)
to select the Service Providers to whom Awards may be granted hereunder;

(iii)
to determine the number of Shares to be covered by each Award granted hereunder;

(iv)
to approve forms of Award Agreements for use under the Plan;

(v)
to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Awards may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the Shares relating thereto, based in each case on such factors as the Administrator will determine;

(vi)
to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan;

(vii)
to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of satisfying applicable non-U.S. laws or for qualifying for favorable tax treatment under applicable non-U.S. laws;

(viii)
to modify or amend each Award (subject to Section 21 of the Plan), including but not limited to the discretionary authority to extend the post-termination exercisability period of Awards and to extend the maximum term of an Option (subject to Section 6(b) of the Plan regarding Incentive Stock Options);

(ix)
to allow Participants to satisfy tax withholding obligations in such manner as prescribed in Section 16 of the Plan;

(x)
to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(xi)
to allow a Participant to defer the receipt of the payment of cash or the delivery of Shares that would otherwise be due to such Participant under an Award;

(xii)
to determine the timing and characterization or reason for a Participant’s termination of employment or service with the Company; and

(xiii)
to make all other determinations deemed necessary or advisable for administering the Plan.

(c)
Effect of Administrator’s Decision.   The Administrator’s decisions, determinations and interpretations will be final and binding on all Participants and any other holders of Awards.

5.
Eligibility.   Nonstatutory Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares, Performance Units and Other Share-Based Awards may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

6.
Stock Options.

(a)
Limitations.   Each Option will be designated in the Award Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate fair market value of the shares with respect to which Incentive Stock Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds one hundred thousand dollars ($100,000), such options will be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options will be taken into account in the order in which they were granted. The fair market value of the shares will be determined as of the time the option with respect to such shares is granted.

(b)
Term of Option.   The term of each Option will be stated in the Award Agreement. In the case of an Incentive Stock Option, the term will be ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement. Moreover, in the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option will be five (5) years from the date of grant or such shorter term as may be provided in the Award Agreement.

(c)
Option Exercise Price and Consideration.

(i)
Exercise Price.   The per share exercise price for the Shares to be issued pursuant to exercise of an Option will be determined by the Administrator, subject to the following:

(1)
In the case of an Incentive Stock Option

(A)
granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price will be no less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant;

(B)
granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(2)
In the case of a Nonstatutory Stock Option, the per Share exercise price will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

(3)
Notwithstanding the foregoing, Options may be granted with a per Share exercise price of less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant pursuant to a transaction described in, and in a manner consistent with, Section 424(a) of the Code.

(ii)
Waiting Period and Exercise Dates.   At the time an Option is granted, the Administrator will fix the period within which the Option may be exercised and will determine any conditions that must be satisfied before the Option may be exercised.

(iii)
Form of Consideration.   The Administrator will determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator will determine the acceptable form of consideration at the time of grant. Such consideration may consist entirely of: (1) cash; (2) check; (3) other Shares, provided that such Shares have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option will be exercised and provided that accepting such Shares will not result in any adverse accounting consequences to the Company, as the Administrator determines in its sole discretion; (4) consideration received by the Company under a broker-assisted (or other) cashless exercise program (whether through a broker or otherwise) implemented by the Company in connection with the Plan; (5) by net exercise; (6) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or (7) any combination of the foregoing methods of payment.

(d)
Exercise of Option.

(i)
Procedure for Exercise; Rights as a Stockholder.   Any Option granted hereunder will be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Award Agreement.

An Option will be deemed exercised when the Company receives: (i) a notice of exercise (in such form as the Administrator may specify from time to time) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised (together with applicable withholding taxes). Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Award Agreement and the Plan. Shares issued upon exercise of an Option will be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder will exist with respect to the Shares subject to an Option, notwithstanding the exercise of the Option. The Company will issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 15 of the Plan.
(ii)
Termination of Relationship as a Service Provider.   If a Participant ceases to be a Service Provider, other than upon the Participant’s termination as the result of the Participant’s death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for three (3) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified by the Administrator, the Option will terminate.

(iii)
Disability of Participant.   If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Award Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Award Agreement). In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following the Participant’s termination. Unless otherwise provided by the Administrator, if on the date of termination the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If after termination the Participant does not exercise his or her Option within the time specified herein, the Option will terminate.

(iv)
Death of Participant.   If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Award Agreement to the extent that the Option is vested on the date of death (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Award Agreement), by the Participant’s designated beneficiary, provided such beneficiary has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such beneficiary has been designated by the Participant, then such Option may be exercised by the personal representative of the Participant’s estate or by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Award Agreement, the Option will remain exercisable for twelve (12) months following Participant’s death. Unless otherwise provided by the Administrator, if at the time of death Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option will be forfeited and cancelled. If the Option is not so exercised within the time specified herein, the Option will terminate.

(v)
Prohibition on Repricing.   Except as otherwise provided in Section 15, without prior approval of stockholders of the Company: (A) the exercise price of an Option may not be reduced, directly or indirectly, (B) an Option may not be cancelled in exchange for cash, other Awards, or Options with an exercise or base price that is less than the exercise price of the original Option, and (C) the Fair Market Value of the Shares underlying the Option is lower than the exercise price per share of the Option.

7.
Restricted Stock.

(a)
Grant of Restricted Stock.   Subject to the terms and provisions of the Plan, the Administrator, at any time and from time to time, may grant Shares of Restricted Stock to Service Providers in such amounts as the Administrator, in its sole discretion, will determine.

(b)
Restricted Stock Agreement.   Each Award of Restricted Stock will be evidenced by an Award Agreement that will specify the Period of Restriction, the number of Shares granted, and such other terms and conditions as the Administrator, in its sole discretion, will determine. Unless the Administrator determines otherwise, the Company as escrow agent will hold Shares of Restricted Stock until the restrictions on such Shares have lapsed.

(c)
Transferability.   Except as provided in this Section 7 or the Award Agreement, Shares of Restricted Stock may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated until the end of the applicable Period of Restriction.

(d)
Other Restrictions.   The Administrator, in its sole discretion, may impose such other restrictions on Shares of Restricted Stock as it may deem advisable or appropriate.

(e)
Removal of Restrictions.   Except as otherwise provided in this Section 7, Shares of Restricted Stock covered by each Restricted Stock grant made under the Plan will be released from escrow as soon as practicable after the last day of the Period of Restriction or at such other time as the Administrator may determine. The Administrator, in its discretion, may accelerate the time at which any restrictions will lapse or be removed.

(f)
Voting Rights.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those Shares, unless the Administrator determines otherwise.

(g)
Dividends and Other Distributions.   During the Period of Restriction, Service Providers holding Shares of Restricted Stock will be entitled to receive all dividends and other distributions paid with respect to such Shares, unless the Administrator provides otherwise. If any such dividends or distributions are paid in Shares, the Shares will be subject to the same restrictions on transferability and forfeitability as the Shares of Restricted Stock with respect to which they were paid.

(h)
Return of Restricted Stock to Company.   On the date set forth in the Award Agreement, the Restricted Stock for which restrictions have not lapsed will revert to the Company and again will become available for grant under the Plan.

8.
Restricted Stock Units.

(a)
Grant.   Restricted Stock Units may be granted at any time and from time to time as determined by the Administrator. After the Administrator determines that it will grant Restricted Stock Units under the Plan, it will advise the Participant in an Award Agreement of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

(b)
Vesting Criteria and Other Terms.   The Administrator will set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of Restricted Stock Units that will be paid out to the Participant. The Administrator may set vesting criteria based upon continued employment or service and/or the achievement of Company-wide, divisional, business unit, or individual goals or any other basis determined by the Administrator in its discretion.

(c)
Earning Restricted Stock Units.   Upon meeting the applicable vesting criteria, the Participant will be entitled to receive a payment in respect of the underlying Shares as determined by the Administrator. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Administrator, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

(d)
Form and Timing of Payment.   Payment of earned Restricted Stock Units will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may only settle earned Restricted Stock Units in cash, Shares, or a combination of both.

(e)
Cancellation.   On the date set forth in the Award Agreement, all unearned Restricted Stock Units will be forfeited and cancelled.

9.
Stock Appreciation Rights.

(a)
Grant of Stock Appreciation Rights.   Subject to the terms and conditions of the Plan, a Stock Appreciation Right may be granted to Service Providers at any time and from time to time as will be determined by the Administrator, in its sole discretion.

(b)
Number of Shares.   The Administrator will have complete discretion to determine the number of Stock Appreciation Rights granted to any Service Provider.

(c)
Exercise Price and Other Terms.   The per share exercise price for the Shares to be issued pursuant to exercise of a Stock Appreciation Right will be determined by the Administrator and will be no less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant. Otherwise, the Administrator, subject to the provisions of the Plan, will have complete discretion to determine the terms and conditions of Stock Appreciation Rights granted under the Plan. No Stock Appreciation Right may be: (i) amended to reduce the Stock Appreciation Right’s exercise price; (ii) cancelled in exchange for the grant of any new Stock Appreciation Right with a lower exercise price; (iii) cancelled in exchange for cash, other property or the grant of any new award at a time when the exercise price of the Stock Appreciation Right is greater than the current Fair Market Value of a Share; or (iv) involved in any other transaction that would be considered a form of repricing under applicable accounting rules and/or the applicable exchange listing requirements.

(d)
Stock Appreciation Right Agreement.   Each Stock Appreciation Right grant will be evidenced by an Award Agreement that will specify the exercise price, the term of the Stock Appreciation Right, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, will determine.

(e)
Expiration of Stock Appreciation Rights.   A Stock Appreciation Right granted under the Plan will expire ten (10) years from the date of grant or such shorter term as may be provided in the Award Agreement, as determined by the Administrator, in its sole discretion. Notwithstanding the foregoing, the rules of Section 6(d) relating to exercise also will apply to Stock Appreciation Rights.

(f)
Payment of Stock Appreciation Right Amount.   Upon exercise of a Stock Appreciation Right, a Participant will be entitled to receive payment from the Company in an amount determined by multiplying:

(i)
The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(ii)
The number of Shares with respect to which the Stock Appreciation Right is exercised.

At the discretion of the Administrator, the payment upon Stock Appreciation Right exercise may be in cash, in Shares of equivalent value, or in some combination thereof.
10.
Performance Units and Performance Shares.

(a)
Grant of Performance Units/Shares.   Performance Units and Performance Shares may be granted to Service Providers at any time and from time to time, as will be determined by the Administrator, in its sole discretion. The Administrator will have complete discretion in determining the number of Performance Units and Performance Shares granted to each Participant.

(b)
Value of Performance Units/Shares.   Each Performance Unit will have an initial value that is established by the Administrator on or before the date of grant. Each Performance Share will have an initial value equal to the Fair Market Value of a Share on the date of grant.

(c)
Performance Objectives and Other Terms.   The Administrator will set performance objectives or other vesting provisions (including, without limitation, continued employment or service as a Service Provider) in its discretion which, depending on the extent to which they are met, will determine the number or value of Performance Units/Shares that will be paid out to the Service Providers. The time period during which the performance objectives or other vesting provisions must be met will be called the “Performance Period.” Each Award of Performance Units/Shares will be evidenced by an Award Agreement that will specify the Performance Period, and such other terms and conditions as the Administrator, in its sole discretion, will determine. The Administrator may set performance objectives based upon the achievement of Company-wide, divisional, business unit or individual goals or any other basis determined by the Administrator in its discretion, including, but not limited to the following: (i) attainment of research and development milestones; (ii) bookings; (iii) business divestitures and acquisitions; (iv) cash flow; (v) cash position; (vi) contract awards or backlog; (vii) customer renewals; (viii) customer retention rates from an acquired company, subsidiary, business unit or division; (ix) earnings (which may include earnings before interest and taxes, earnings before taxes, and net taxes); (x) earnings per share; (xi) expenses; (xii) gross margin; (xiii) growth in stockholder value relative to the moving average of the S&P 500 Index or another index; (xiv) internal rate of return; (xv) market share; (xvi) net income; (xvii) net profit; (xviii) net sales; (xix) new product development; (xx) new product invention or innovation; (xxi) number of customers; (xxii) operating cash flow; (xxiii) operating expenses; (xxiv) operating income; (xxv) operating margin; (xxvi) overhead or other expense reduction or efficiency measures; (xxvii) product defect measures; (xxviii) product release timelines; (xxix) productivity; (xxx) profit; (xxxi) retained earnings; (xxxii) return on assets; (xxxiii) return on capital; (xxxiv) return on equity; (xxxv) return on investment; (xxxvi) return on sales; (xxxvii) revenue; (xxxviii) revenue growth; (xxxix) sales results; (xxxx) sales growth; (xxxxi) stock price; (xxxxii) time to market; (xxxxiii) total stockholder return; (xxxxiv) working capital; (xxxxv) individual objectives such as peer reviews or other subjective or objective criteria; (xxxxvi) balance sheet/risk management measures (which may include year-end cash, satisfactory internal or external audits, financial ratings, shareholders’ equity, assets, tangible equity, charge-offs, non-performing assets and liquidity); (xxxxvii) strategic measures; and (xxxxviii) other measures. Performance criteria may be measured on an absolute (e.g., plan or budget) or relative basis, may be based on a ratio or separate calculation of any performance criteria and may be made relative to an index, one or more of the performance goals themselves, a previous period’s results or to a designated comparison group. Relative performance may be measured against a group of peer companies, a financial market index or other acceptable objective and quantifiable indices. If the Administrator determines that a change in the business, operations, corporate structure or capital structure of the Company, or the manner in which the Company conducts its business, or other events or circumstances render the performance objectives unsuitable, the Administrator may modify the performance objectives or the related level of achievement, in whole or in part, as the Administrator deems appropriate and equitable.

(d)
Earning of Performance Units/Shares.   After the applicable Performance Period has ended, the holder of Performance Units/Shares will be entitled to receive a payment in respect of units/Shares underlying the Performance Units/Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives or other vesting provisions have been achieved. After the grant of a Performance Unit/Share, the Administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such Performance Unit/Share.

(e)
Form and Timing of Payment of Performance Units/Shares.   Payment of earned Performance Units/Shares will be made at such times as determined by the Administrator and set forth in the Award Agreement. The Administrator, in its sole discretion, may pay earned Performance Units/Shares in the form of cash, in Shares (which have an aggregate Fair Market Value equal to the value of the earned Performance Units/Shares at the close of the applicable Performance Period) or in a combination thereof.

(f)
Cancellation of Performance Units/Shares.   On the date set forth in the Award Agreement, all unearned or unvested Performance Units/Shares will be forfeited and cancelled.

11.
Other Share-Based Awards.   The Administrator is authorized, subject to limitations under Applicable Law, to grant Other Share-Based Awards. The Administrator shall determine the terms and conditions of such Awards. Shares delivered pursuant to an Award in the nature of a purchase right granted under this Section 11 shall be purchased for such consideration, and paid for at such times, by such methods and in such forms, including cash, Shares, other Awards, other property, net settlement, broker-assisted cashless exercise or any combination thereof, as the Administrator shall determine; provided that the purchase price therefor shall not be less than the Fair Market Value of such Shares on the date of grant of such right.

12.
Outside Director Limitations.   No Outside Director may be paid, issued or granted, in any Fiscal Year, cash compensation and equity awards (including any Awards issued under this Plan) with an aggregate value greater than $[ ] (with the value of each equity award based on its grant date fair value (determined in accordance with U.S. generally accepted accounting principles)); provided, however, that for a new Outside Director, such aggregate value may exceed $[ ] but shall be no greater than $[ ] in the first Fiscal Year that such Outside Director joins the Board. Any cash compensation paid or Awards granted to an individual for his or her services as an Employee, or for his or her services as a Consultant (other than as an Outside Director), will not count for purposes of the limitation under this Section 12.

13.
Leaves of Absence/Transfer Between Locations.   Unless the Administrator provides otherwise, vesting of Awards granted hereunder will be suspended during any unpaid leave of absence. A Participant will not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, or any Subsidiary. For purposes of Incentive Stock Options, no such leave may exceed three (3) months, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, then six (6) months following the first (1st) day of such leave any Incentive Stock Option held by the Participant will cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option.

14.
Transferability of Awards.   Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will, by the laws of descent or distribution or to a trust or estate planning vehicle (provided that such trust or estate planning vehicle is approved by the Administrator), and may be exercised, during the lifetime of the Participant, only by the Participant. If the Administrator makes an Award transferable, such Award will contain such additional terms and conditions as the Administrator deems appropriate.

15.
Adjustments; Dissolution or Liquidation; Merger or Change in Control.

(a)
Adjustments.   In the event that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, separation, rights offering, repurchase, or exchange of Shares or other securities of the Company, issuance of warrants or other rights to purchase Shares or other securities of the Company, issuance of Shares pursuant to the anti-dilution provisions of securities of the Company, or other change in the corporate structure of the Company affecting the Shares occurs, or in the event that there are changes in Applicable Laws, regulations or accounting principles, the Administrator, in order to prevent diminution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, subject to compliance with Section 409A of the Code and other Applicable Law, adjust the number and class of Shares that may be delivered under the Plan and/or the number, class, and price of Shares covered by each outstanding Award, the terms and conditions of any outstanding Award and the numerical Share limits in Section 3 of the Plan.
(b)
Dissolution or Liquidation.   In the event of the proposed dissolution or liquidation of the Company, the Administrator will notify each Participant as soon as practicable prior to the effective date of such proposed transaction. To the extent it has not been previously exercised, an Award will terminate immediately prior to the consummation of such proposed action.

(c)
Change in Control.   In the event of a merger of the Company with or into another corporation or other entity or a Change in Control, each outstanding Award will be treated as the Administrator determines subject to the restriction in the following paragraph, including, without limitation, that each Award be assumed or an equivalent option or right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. The Administrator will not be required to treat all Awards or Participants similarly in the transaction.

In the event that the successor corporation does not assume or substitute for the Award, the Participant will fully vest in and have the right to exercise all of his or her outstanding Options and Stock Appreciation Rights, including Shares as to which such Awards would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Participant, or other written agreement between the Participant and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met. In addition, if an Option or Stock Appreciation Right is not assumed or substituted in the event of a Change in Control, the Administrator will notify the Participant in writing or electronically that the Option or Stock Appreciation Right will be exercisable for a period of time determined by the Administrator in its sole discretion, and the Option or Stock Appreciation Right will terminate upon the expiration of such period for no consideration.
For the purposes of this subsection (c), an Award will be considered assumed if, following the Change in Control, the Award confers the right to purchase or receive, for each Share subject to the Award immediately prior to the Change in Control, the consideration (whether stock, cash, or other securities or property) received in the Change in Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change in Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of an Option or Stock Appreciation Right or upon the payout of a Restricted Stock Unit, Performance Unit or Performance Share, for each Share subject to such Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change in Control.
Notwithstanding anything in this Section 15(c) to the contrary, an Award that vests, is earned or paid-out upon the satisfaction of one or more performance goals will not be considered assumed if the Company or its successor modifies any of such performance goals without the Participant’s consent; provided, however, a modification to such performance goals only to reflect the successor corporation’s post-Change in Control corporate structure will not be deemed to invalidate an otherwise valid Award assumption.

(d)
Outside Director Awards.   With respect to Awards granted to an Outside Director, in the event of a Change in Control, then the Outside Director will fully vest in and have the right to exercise Options and/or Stock Appreciation Rights as to all of the Shares underlying such Award, including those Shares which would not otherwise be vested or exercisable, all restrictions on Restricted Stock and Restricted Stock Units will lapse, and, with respect to Awards with performance-based vesting, unless specifically provided otherwise under the applicable Award Agreement, a Company policy applicable to the Outside Director, or other written agreement between the Outside Director and the Company, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met.

16.
Tax.

(a)
Withholding Requirements.   Prior to the delivery of any Shares or cash pursuant to an Award (or exercise thereof) or such earlier time as any tax withholding obligations are due, the Company will have the power and the right to deduct or withhold from any Award granted or any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to the Participant, or require a Participant to remit to the Company, an amount sufficient to satisfy U.S. federal, state, or local taxes, non-U.S. taxes, or other taxes (including the Participant’s FICA obligation) required to be withheld with respect to such Award (or exercise thereof).

(b)
Withholding Arrangements.   The Administrator, in its sole discretion and pursuant to such procedures as it may specify from time to time, may permit a Participant to satisfy such tax withholding obligation, in whole or in part by (without limitation) (i) paying cash, (ii) electing to have the Company withhold otherwise deliverable cash or Shares having a fair market value not in excess of the maximum statutory amount required to be withheld (i.e., net settlement), or (iii) delivering to the Company already-owned Shares having a fair market value not in excess of the maximum statutory amount required to be withheld or (iv) any combination thereof. The fair market value of the Shares to be withheld or delivered will be determined as of the date that the taxes are required to be withheld.

(c)
Compliance With Section 409A.   Awards will be designed and operated in such a manner that they are either exempt from the application of, or comply with, the requirements of Section 409A such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A, except as otherwise determined in the sole discretion of the Administrator. The Plan and each Award Agreement under the Plan is intended to meet the requirements of Section 409A and will be construed and interpreted in accordance with such intent, except as otherwise determined in the sole discretion of the Administrator. If any provision of the Plan or any term or condition of any Award would otherwise frustrate or conflict with this intent, the provision, term or condition shall be interpreted and deemed amended so as to avoid this conflict. To the extent that an Award or payment, or the settlement or deferral thereof, is subject to Section 409A, the Award will be granted, paid, settled or deferred in a manner that will meet the requirements of Section 409A, such that the grant, payment, settlement or deferral will not be subject to the additional tax or interest applicable under Section 409A. Notwithstanding anything in the Plan to the contrary, if the Board considers a Participant to be a “specified employee” under Section 409A of the Code at the time of such Participant’s “separation from service” (as defined in Section 409A of the Code), and any amount hereunder is “deferred compensation” subject to Section 409A of the Code, any distribution of such amount that otherwise would be made to such Participant with respect to an Award as a result of such “separation from service” shall not be made until the date that is six months after such “separation from service,” except to the extent that earlier distribution would not result in such Participant’s incurring interest or additional tax under Section 409A of the Code. If an Award includes a “series of installment payments” (within the meaning of Section 1.409A-2(b)(2)(iii) of the Treasury Regulations), the Participant’s right to such series of installment payments shall be treated as a right to a series of separate payments and not as a right to a single payment, and if an Award includes “dividend equivalents” (within the meaning of Section 1.409A-3(e) of the Treasury Regulations), the Participant’s right to such dividend equivalents shall be treated separately from the right to other amounts under the Award. Notwithstanding the foregoing, the tax treatment of the benefits provided under the Plan or any Award Agreement is not warranted or guaranteed, and in no event shall the Company (or any Parent or Subsidiary of the Company, as applicable) be liable for or reimburse a Participant for all or any portion of any taxes, penalties, interest or other expenses that may be incurred by any Participant on account of non- compliance with Section 409A of the Code.
17.
No Effect on Employment or Service.   Neither the Plan nor any Award (nor any vesting schedule contained therein) will confer upon a Participant any right with respect to continuing the Participant’s relationship as a Service Provider, nor will they interfere in any way with the Participant’s right or the right of the Company (or any Parent or Subsidiary of the Company) to terminate such relationship at any time, with or without Cause, to the extent permitted by Applicable Laws.

18.
No Uniformity of Treatment.   No Service Provider, Participant, or other Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Service Providers, Participants, holders or beneficiaries of Awards under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of or any contractual right to receive future grants, or benefits in lieu of grants, even if Awards have been granted in the past. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.

19.
Date of Grant.   The date of grant of an Award will be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination will be provided to each Participant within a reasonable time after the date of such grant.

20.
Term of Plan.   Subject to Section 25 of the Plan, the Plan will become effective upon the later to occur of (i) its adoption by the Board or (ii) the business day immediately prior to the Registration Date. It will continue in effect for a term of ten (10) years from the date adopted by the Board, unless terminated earlier under Section 21 of the Plan.

21.
Amendment and Termination of the Plan.

(a)
Amendment and Termination.   The Board may at any time amend, alter, suspend or terminate the Plan and the Administrator may at any time waive any conditions or rights under, amend any terms of, or amend, alter, suspend or terminate any Award granted thereunder, prospectively or retroactively, without the consent of any relevant Participant or beneficiary of an Award, subject to Section 21(c).

(b)
Stockholder Approval.   The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

(c)
Effect of Amendment or Termination.   No amendment, alteration, suspension or termination of the Plan or any Award will materially adversely impair the rights of any Participant or beneficiary under any Award theretofore granted under the Plan, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company except (x) to the extent any such action is made to cause the Plan to comply with Applicable Law, stock market or exchange rules and regulations or accounting or tax rules and regulations, or (y) to impose any “clawback” or recoupment provisions on any Awards (including any amounts or benefits arising from such Awards) in accordance with Section 24. The Administrator shall be authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of events (including the events described in Section 15) affecting the Company, or the financial statements of the Company, or of changes in Applicable Laws, regulations or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Termination of the Plan will not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.
22.
Conditions Upon Issuance of Shares.

(a)
Legal Compliance.   Shares will not be issued pursuant to an Award unless the exercise of such Award and the issuance and delivery of such Shares will comply with Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance.

(b)
Investment Representations.   As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.
Inability to Obtain Authority.   The inability of the Company to obtain authority from any regulatory body having jurisdiction or to complete or comply with the requirements of any registration or other qualification of the Shares under any U.S. federal or state law, any non-U.S. law, or the rules and regulations of the Securities and Exchange Commission, the stock exchange on which Shares of the same class are then listed, or any other governmental or regulatory body, which authority, registration, qualification or rule compliance is deemed by the Company’s counsel to be necessary or advisable for the issuance and sale of any Shares hereunder, will relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority, registration, qualification or rule compliance will not have been obtained.

24.
Forfeiture Events.

(a)
All Awards granted under the Plan will be subject to recoupment under any clawback policy that the Company has in place from time to time, including any policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws. The Administrator may, to the extent permitted by Applicable Laws and stock exchange rules or by any applicable policy or arrangement, and shall, to the extent required, cancel or require reimbursement of any Awards granted to a Participant or any Shares issued or cash received upon vesting, exercise or settlement of any such Awards or sale of Shares underlying such Awards. In addition, the Administrator may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Administrator determines necessary or appropriate, including but not limited to a reacquisition right regarding previously acquired Shares or other cash or property.

(b)
The Administrator may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, but will not be limited to, termination of such Participant’s status as a Service Provider for cause or any specified action or inaction by a Participant, whether before or after the date Participant is no longer a Service Provider, that would constitute cause for termination of such Participant’s status as a Service Provider.

(c)
If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under securities laws, any Participant who (1) knowingly or through gross negligence engaged in the misconduct or who knowingly or through gross negligence failed to prevent the misconduct or (2) is one of the individuals subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002, must reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the 12-month period following the first public issuance or filing with the United States Securities and Exchange Commission (whichever first occurred) of the financial document embodying such financial reporting requirement.
25.
Stockholder Approval.   The Plan will be subject to approval by the stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under Applicable Laws.

26.
Miscellaneous.

(a)
Nothing contained in the Plan shall prevent the Company from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(b)
If any provision of the Plan or any Award Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Administrator, such provision shall be construed or deemed amended to conform to Applicable Laws, or if it cannot be so construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan or the Award Agreement, such provision shall be stricken as to such jurisdiction, Person or Award, and the remainder of the Plan and any such Award Agreement shall remain in full force and effect.

(c)
Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(d)
No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, and the Administrator shall determine whether cash or other securities shall be paid or transferred in lieu of any fractional Shares, or whether such fractional Shares or any rights thereto shall be canceled, terminated or otherwise eliminated.

(e)
Awards may be granted to Participants who are non-United States nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Participants who are employed or providing services in the United States as may, in the judgment of the Administrator, be necessary or desirable to recognize differences in local law, tax policy or custom. The Administrator also may impose conditions on the exercise or vesting of Awards in order to minimize the Administrator’s obligation with respect to tax equalization for Participants on assignments outside their home country.

(f)
Language.   If the Participant receives an Award Agreement or any other document related to the Plan translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version of such Award Agreement or such other document will control.

27.
Successors and Assigns.   The terms of the Plan shall be binding upon and inure to the benefit of the Company and any assignee or successor entity, including any successor entity contemplated by Section 15(c).

28.
Data Protection.

(a)
Personal Data Processing.   By participating in the Plan, the Participant understands and acknowledges that it is necessary for the Company, Parent and any of its Subsidiaries and affiliates to collect, use, disclose, hold, transfer and otherwise process certain personal information about the Participant, including, but not limited to, the Participant’s Data, or other personal information as described in an Award Agreement or any other grant materials or as otherwise provided to the Company or any Parent, Subsidiary or affiliate for the purpose of implementing, administering and managing the Plan. Any such processing will be carried out in accordance with the Company’s legitimate interest in administering the Plan and only to the extent permitted by and in full compliance with any applicable data protection laws and regulations. A Participant’s failure or refusal to provide or update such Participant’s Data (or to agree to the terms and conditions of the Plan) may result in the Company being unable to administer the Plan in respect of such Participant. A Participant’s Data will be retained by the Company for as long as such Participant holds Awards and/or Shares in the Company, and thereafter, to the extent necessary to fulfill lawful purposes or as long as required by applicable law, which is generally seven (7) years. These purposes include:

(i)
administering and maintaining Participant records;

(ii)
providing information to the Company or any Parent, Subsidiary or affiliate, trustees of any employee benefit trust, registrars, brokers or third-party administrators of the Plan;

(iii)
providing information to future purchasers or merger partners of the Company or any affiliate, or the business in which the Participant works; and

(iv)
transferring information about the Participant to any country or territory that may not provide the same protection for the information as the Participant’s home country.

(b)
Disclosure.   The Company may transfer a Participant’s Data amongst its Parent, Subsidiaries or affiliates and service providers, acting as processors or joint data controllers, including any stock plan administrator (the “Stock Plan Administrator”) that is an independent service provider based in the United States assisting the Company with the implementation, administration and management of the Plan. The Stock Plan Administrator may open an account for a Participant to receive and trade Shares. A Participant may be asked to acknowledge, or agree to, separate terms and data processing practices with the Stock Plan Administrator. In the future, the Company may select a different service provider or additional service providers and share Data with such other provider(s) serving the Company in a similar manner.

(c)
International Transfer.   A Participant’s Data may be transferred from such Participant’s country to other jurisdictions, including the United States. The Participant understands and acknowledges that such jurisdictions might have enacted data privacy laws that are less protective or otherwise different from those applicable in the Participant’s country of residence. The Company shall take reasonable steps to ensure that the Participant’s Data is legally transferred and continues to be adequately protected and securely held. If the Participant’s Data is subject to the data protection laws of the European Economic Area, including the United Kingdom (the “EEA”), the Company shall rely upon an adequate mechanism for the international transfer and subsequent onward transfers of personal data. The Company is certified to the EU-U.S. Privacy Shield Program.

(d)
Data Subject Rights.   Subject to the nature of the data, the purpose and nature of the processing, and any lawful bases of the Company, the Participant understands that he or she may have a number of rights under data privacy laws in the Participant’s jurisdiction. Subject to the conditions set out in the applicable law and depending on where the Participant is based, such rights may include the right to (i) request access to or copies of Data processed by the Company, (ii) rectification of incorrect Data, (iii) deletion of Data,

(iv) restrictions on the processing of Data, (v) object to the processing of Data for legitimate interests, (vi) portability of Data, (vii) lodge complaints with competent authorities in the Participant’s jurisdiction, and/or (viii) receive a list with the names and addresses of any potential recipients of the Participant’s Data. To receive clarification regarding these rights or to exercise these rights, the Participant may contact the Company.
(e)
Data Controller and Data Protection Officer.   The data controller is [ ].

29.
Electronic Delivery and Acceptance.   The Company may, in its sole discretion, decide to deliver any documents related to the Awards granted under the Plan or future Awards that may be granted under the Plan by electronic means or request the Participant’s consent to participate in the Plan by electronic means. By participating in the Plan, the Participant consents to receive such documents by electronic delivery and agrees to participate in the Plan through any on-line or electronic system established and maintained by the Company or a third party designated by the Company.

30.
Governing Law.   The Plan and each Award Agreement shall be governed by the laws of the State of Delaware, without application of the conflicts of law principles thereof.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers.
Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the DGCL. Section 145 of the DGCL concerning indemnification of officers, directors, employees and agents is set forth below.
Section 145. Indemnification of officers, directors, employees and agents; insurance.
(a)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b)
A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c)
(1) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith. For indemnification with respect to any act or omission occurring after December 31, 2020, references to “officer” for purposes of this paragraphs (c)(1) and (2) of this section shall mean only a person who at the time of such act or omission is deemed to have consented to service by the delivery of process to the registered agent of the corporation pursuant to § 3114(b) of Title 10 (for purposes of this sentence only, treating residents of this State as if they were nonresidents to apply § 3114(b) of Title 10 to this sentence). (2) The corporation may indemnify any other person who is not a present or former director or officer of the corporation against expenses (including attorneys’ fees) actually and reasonably incurred by such person to the extent he or she has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein.
(d)
Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer of the corporation at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e)
Expenses (including attorneys’ fees) incurred by an officer or director of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors or other employees and agents of the corporation or by persons serving at the request of the corporation as directors, officers, employees or agents of another corporation, partnership, joint venture, trust or other enterprise may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f)
The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office. A right to indemnification or to advancement of expenses arising under a provision of the certificate of incorporation or a bylaw shall not be eliminated or impaired by an amendment to or repeal or elimination of the certificate of incorporation or the bylaws after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought, unless the provision in effect at the time of such act or omission explicitly authorizes such elimination or impairment after such action or omission has occurred.

(g)
A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h)
For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i)
For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j)
The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k)
The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, provides that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director’s duty of care.
If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.
Our amended and restated certificate of incorporation provides that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former officers and directors, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney’s fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding.
Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.
The right to indemnification which is conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.
The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.
Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation also permits us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.
Our bylaws include the provisions relating to advancement of expenses and indemnification rights consistent with those which will be set forth in our amended and restated certificate of incorporation. In addition, our bylaws provide for a right of indemnity to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.
Any repeal or amendment of provisions of our bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.
We have entered into indemnification agreements with each of our officers and directors. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

Item 21.   Exhibits and Financial Statement Schedules.
Exhibit	Description
2.1†	Business Combination Agreement, dated as of March 1, 2021, by and among Tailwind Acquisition Corp, Compass Merger Sub, Inc., QOMPLX, Inc. and Rationem, LLC (included as Annex A to the proxy statement/prospectus).
2.2**	Agreement and Plan of Merger, dated February 22, 2021, by and among QOMPLX, Sunrise Acquisition, Inc., Sentar and Sunrise REP Fund, LLC.
2.3**	Sale and Purchase Agreement, dated February 23, 2021, by and among QOMPLX Limited, QOMPLX, Tyche, Marriot Sinclair LLP, Reynolds Porter Chamberlain LLP and certain other parties thereto.
3.1	Amended and Restated Certificate of Incorporation of Tailwind (incorporated by reference to Exhibit 3.1 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.2	Amended and Restated Bylaws of Tailwind (incorporated by reference to Exhibit 3.2 of Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
3.4	Form of Amended and Restated Certificate of Incorporation of New QOMPLX (included as Annex B to the proxy statement/prospectus).
3.5	Form of Amended and Restated Bylaws of New QOMPLX (included as Annex C to the proxy statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.2	Specimen Class A Common Stock Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1 filed with the SEC on August 26, 2020).
4.4	Warrant Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
5.1**	Opinion of Kirkland & Ellis LLP.
10.1	Private Placement Warrants Purchase Agreement, dated as of September 3, 2020, by and between Tailwind and Tailwind Sponsor (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.2	Investment Management Trust Agreement, dated as of September 9, 2020, by and between Tailwind and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.3	Registration and Stockholder Rights Agreement, dated as of September 9, 2020, by and between Tailwind and Tailwind Sponsor (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.4	Letter Agreement, dated as of September 3, 2020, among Tailwind, the Sponsor and Tailwind’s officers and directors (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on September 9, 2020).
10.5	Administrative Services Agreement, dated as of September 9, 2020, by and between Tailwind and the Sponsor (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K, filed with the SEC on September 9, 2020).
10.6	Sponsor Letter Agreement, dated as of March 1, 2021, by and among Tailwind, Sponsor, QOMPLX and certain other persons party thereto (incorporated by reference to Exhibit 10.1 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.7	Investor Rights Agreement, dated as of March 1, 2021, by and among Tailwind, Sponsor and certain other persons party thereto (incorporated by reference to Exhibit 10.2 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).

Exhibit	Description
10.8	Form of Subscription Agreement (incorporated by reference to Exhibit 10.3 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.9	Form of Subscription Agreement (Cannae) (incorporated by reference to Exhibit 10.4 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.10	Bridge Financing Agreement, dated as of March 1, 2021, by and among QOMPLX, Tailwind and certain other persons party thereto (incorporated by reference to Exhibit 10.5 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
10.11	Form of Transaction Support Agreement (incorporated by reference to Exhibit 10.6 to Tailwind’s Current Report on Form 8-K filed with the SEC on March 2, 2021).
21.1	List of Subsidiaries of Tailwind*
23.1*	Consent of WithumSmith+Brown, PC, Independent Registered Public Accounting Firm for Tailwind.
23.2*	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm for QOMPLX.
23.3*	Consent of Grant Thornton LLP, Independent Certified Public Accounts for Tyche.
23.4*	Consent of Grant Thornton LLP, Independent Certified Public Accounts for Sentar.
23.5**	Consent of Kirkland & Ellis LLP (included in Exhibit 5.1 hereto).
24.1*	Powers of Attorney (included as part of signature page hereto).
99.1**	Form of Proxy Card for Tailwind’s Special Meeting in Lieu of the 2021 Annual Meeting.
99.2*	Consent of Jason Crabtree as Director Nominee.

*
Filed herewith.

**
To be filed by amendment.

***
Previously filed.

†
Certain of the exhibits and schedules to these exhibits have been omitted in accordance with Regulation S-K Item 601(a)(5). The registrant agrees to furnish a copy of all omitted exhibits and schedules to the SEC upon its request.

Item 22.   Undertakings.
A.
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

B.
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

D.
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

E.
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

F.
That prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.

G.
That every prospectus (i) that is filed pursuant to paragraph (F) immediately preceding, or (ii) that purports to meet the requirements of section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

H.
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
I.
To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 25, 2021.
TAILWIND ACQUISITION CORP.
By:
/s/ Chris Hollod

Name:  Chris Hollod
Title:    Chief Executive Officer
POWERS OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip Krim, Chris Hollod, and Matt Eby his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Title	Date
/s/ Philip Krim Philip Krim	Chairman of the Board of Directors	March 25, 2021
/s/ Chris Hollod Chris Hollod	Chief Executive Officer and Director (Principal Executive Officer)	March 25, 2021
/s/ Matt Eby Matt Eby	Chief Financial Officer and Director (Principal Financial and Accounting Officer)	March 25, 2021
/s/ Alan Sheriff Alan Sheriff	Director	March 25, 2021
/s/ Wisdom Lu Wisdom Lu	Director	March 25, 2021
/s/ Neha Parikh Neha Parikh	Director	March 25, 2021
/s/ Will Quist Will Quist	Director	March 25, 2021